UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
REDWIRE CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☐	No fee required

☒	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

May 9, 2025
PROPOSED MERGERS—YOUR VOTE IS VERY IMPORTANT
To the stockholders of Redwire Corporation:
On January 20, 2025, Redwire Corporation (“Redwire”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Edge Autonomy Ultimate Holdings, LP, a Delaware limited partnership (f/k/a UAVF Ultimate Holdings, LP) (“Seller”), Edge Autonomy Intermediate Holdings, LLC, a Delaware limited liability company (f/k/a UAVF Intermediate Holdings, LLC) (“Edge Autonomy”, and together with its subsidiaries, the “Edge Autonomy Group”), Echelon Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Redwire, and Echelon Purchaser, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Redwire, as amended on February 3, 2025, pursuant to which Redwire will, via the mergers set forth in the Merger Agreement (the “Mergers”), acquire the Edge Autonomy Group.
The board of directors of Redwire (the “Redwire Board”), upon the recommendation of the special committee of the Redwire Board (the “Redwire Special Committee”), has approved the Merger Agreement and the transactions contemplated thereby, including the Mergers and the issuance of shares of common stock of Redwire, par value $0.0001 per share (“Redwire Common Stock”), as partial consideration in the Mergers (the “Stock Issuance”), and Redwire intends to hold a special stockholder meeting to approve the Mergers, including the Stock Issuance pursuant to the Mergers (the “Transactions”).
As provided in the Merger Agreement, in connection with and at the time of the closing of the Mergers (the “Effective Time” or the “Closing”), all equity securities of Edge Autonomy issued and outstanding immediately prior to the Effective Time will be converted into the right to receive merger consideration consisting of $925 million (the “Merger Consideration”), subject to customary adjustments for indebtedness, cash, working capital and transaction expenses, payable in a combination of cash (the “Cash Consideration”) and shares of Redwire Common Stock (the “Equity Consideration”). The number of shares comprising the Equity Consideration will be determined by dividing (i) the Merger Consideration less the Cash Consideration by (ii) $15.07, which represents the volume-weighted average trading price of Redwire Common Stock on the New York Stock Exchange (“NYSE”) for the thirty (30) trading days ending on January 17, 2025 (provided that no Equity Financing is consummated). The Cash Consideration will be $150 million (subject to increase if an Equity Financing is consummated), provided a portion of such amount will be used by Redwire to discharge certain obligations of the Edge Autonomy Group with respect to indebtedness, transaction expenses and bonus payments that remain outstanding immediately prior to the Closing and after giving effect to Edge Autonomy’s pre-Closing payments with respect to such obligations. Redwire intends to fund the Cash Consideration with cash on Redwire’s balance sheet and proceeds from new debt facilities that Redwire expects to enter into prior to the Closing. The issuance of the Equity Consideration will be made in reliance on an exemption from the registration provisions of the Securities Act of 1933, as amended, set forth in Section 4(a)(2) thereof, relating to sales by an issuer not involving a public offering.
Redwire Common Stock trades, and, if the Mergers, including the Stock Issuance pursuant to the Mergers, are consummated, will continue to trade, on the NYSE under the symbol “RDW.”
The proxy statement accompanying this letter provides information regarding (i) the Redwire Special Meeting (as defined below), (ii) the Merger Agreement and (iii) the Mergers (including the Stock Issuance). You are strongly encouraged to review carefully and in its entirety both (a) the Proxy Statement and (b) the complete copy of the Merger Agreement attached as Annex A, as well as the other materials attached to the Proxy Statement or incorporated herein by reference, before making any voting decisions.
Redwire will hold the special meeting of Redwire stockholders (including any postponements or adjournments thereof, the “Redwire Special Meeting”) virtually, via live audio webcast on June 9, 2025 at 10:00 a.m. Eastern Time. You will be able to attend the meeting online by visiting www.virtualshareholdermeeting.com/RDW2025SM. You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials. You will not be able to attend the Redwire Special Meeting in person. At the Redwire Special Meeting, Redwire stockholders will be asked to:
1.approve the Mergers, including the Stock Issuance pursuant to the Mergers; and
2.approve one or more adjournments of the Redwire Special Meeting, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Transactions at the time of the Redwire Special Meeting.

The Redwire Board recommends that Redwire stockholders vote “FOR” each of the proposals presented at the Redwire Special Meeting.
Concurrently with the execution of the Merger Agreement, certain affiliates of AE Industrial Partners, LP, a Delaware limited partnership, BCC Redwire Aggregator, L.P., a Delaware limited partnership (“Bain”) and Genesis Park II LP, a Delaware limited partnership (“Genesis Park”), entered into separate voting and support agreements (the “Voting Agreements”) with Redwire in which each has agreed to vote “FOR” the Transactions at the Redwire Special Meeting, on the terms and subject to the conditions in the Voting Agreements. At the close of business on April 22, 2025, the record date for the Redwire Special Meeting (the “Record Date”), the parties to the Voting Agreements represented an aggregate of approximately 69.2% of Redwire’s total outstanding voting power, and approximately 46.5% of Redwire’s outstanding voting power held, as of the Record Date, other than by (i) AE Industrial Partners, LP and any of its affiliates (“AE Industrial”) and (ii) (1) persons that Redwire has determined to be “officers of Redwire” within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, and (2) members of the Redwire Board who are (A) not members of the Redwire Special Committee and (B) affiliated with AE Industrial).
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Redwire Special Meeting virtually, please take the time to vote by proxy over the Internet or by telephone as described in the proxy statement or by completing the enclosed proxy card and mailing it in the enclosed envelope. Information about the meeting, the Merger Agreement, the Transactions and the other business to be considered at the meeting is contained in the proxy statement. You are urged to read the proxy statement carefully and in its entirety, including the annexes and the documents incorporated by reference.
If you are a Redwire stockholder and have any questions about the Mergers or the Redwire Special Meeting or need assistance voting your shares of Redwire capital stock, you should contact:
Redwire Investor Relations:
650-701-7722
investorrelations@redwirespace.com
Thank you for your cooperation and continued support.
Sincerely,
Peter Cannito
Chairman, Chief Executive Officer and President
Redwire Corporation
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved the Merger Agreement, the Mergers or the Stock Issuance described in the proxy statement or passed upon the adequacy or accuracy of the proxy statement. Any representation to the contrary is a criminal offense.
The proxy statement is dated May 9, 2025 and is first being mailed to Redwire stockholders of record on or about May 9, 2025.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 9, 2025
To the Redwire stockholders:
A special meeting of stockholders of Redwire Corporation, a Delaware corporation (“Redwire”), will be held virtually, via live audio webcast on June 9, 2025 at 10:00 a.m. Eastern Time (including any postponements or adjournments thereof, the “Redwire Special Meeting”). You will be able to attend the meeting online by visiting www.virtualshareholdermeeting.com/RDW2025SM. You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials. You will not be able to attend the Redwire Special Meeting in person.
The Redwire Special Meeting is being held for the following purposes:
1.to approve the Mergers (as defined below), including the issuance of shares of Redwire Common Stock pursuant to the Mergers (the “Stock Issuance”) set forth in the Agreement and Plan of Merger (the “Merger Agreement”) dated January 20, 2025 (as amended on February 3, 2025) by and among Redwire, Edge Autonomy Ultimate Holdings, LP, a Delaware limited partnership (f/k/a UAVF Ultimate Holdings, LP), Edge Autonomy Intermediate Holdings, LLC, a Delaware limited liability company (f/k/a UAVF Intermediate Holdings, LLC) (“Edge Autonomy”, and together with its subsidiaries, the “Edge Autonomy Group”), Echelon Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Redwire, and Echelon Purchaser, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Redwire, pursuant to which Redwire will, via the mergers set forth in the Merger Agreement (the “Mergers”), acquire the Edge Autonomy Group (the “Merger Transactions Proposal”); and
2.to approve one or more adjournments of the Redwire Special Meeting, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Mergers and the Stock Issuance pursuant to the Mergers (together, the “Transactions”) at the time of the Redwire Special Meeting (“Adjournment Proposal”).
Redwire will transact no other business at the Redwire Special Meeting or any adjournment or postponement thereof. The above matters are more fully described in the accompanying proxy statement of Redwire, which provides you with information about Redwire, Edge Autonomy, the Redwire Special Meeting, the Transactions, the Merger Agreement, and other documents related to the Transactions and other related matters. The accompanying proxy statement also includes, as Annex A, a copy of the Merger Agreement. Redwire encourages you to carefully read the accompanying proxy statement in its entirety, including the annexes and the documents incorporated by reference.
Only holders of common stock of Redwire, par value $0.0001 per share (“Redwire Common Stock”) and holders of Series A convertible preferred stock of Redwire, par value $0.0001 per share (“Redwire Preferred Stock”), as of the close of business on April 22, 2025, which is the record date for the Redwire Special Meeting (the “Record Date”), are entitled to receive notice of, attend and vote at the Redwire Special Meeting.
The approval by the Redwire stockholders of the Merger Transactions Proposal is a condition to the completion of the Transactions. Assuming a quorum is present at the Redwire Special Meeting, the approval of the Merger Transactions Proposal requires the affirmative vote of (i) the holders of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis) representing at least a majority of the votes cast on such proposal (the “Majority Vote”) and (ii) the holders of a majority in voting power of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis) issued and outstanding and held, as of the Record Date, other than by AE Industrial Partners, LP and its affiliates (“AE Industrial”) and (ii)

(1) persons that Redwire has determined to be “officers of Redwire” within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, and (2) members of the Redwire Board who are (A) not members of the Redwire Special Committee and (B) affiliated with AE Industrial (the “Minority Vote”). Under the terms of the Voting Agreements executed in connection with the signing of the Merger Agreement, certain Redwire stockholders have agreed, subject to limited exceptions, to vote “FOR” the Merger Transactions Proposal; provided, however, the approval of the Merger Transactions Proposal will require both the Majority Vote and Minority Vote as described above.
The Redwire board of directors recommends that Redwire stockholders vote “FOR” the Merger Transactions Proposal and “FOR” the Adjournment Proposal, if applicable. IMPORTANT VOTING INFORMATION: For purposes of the Merger Transactions Proposal, if you fail to return your proxy card or otherwise fail to have your shares present virtually or represented by proxy at the Redwire Special Meeting:
(1) Your shares will not be counted as present for purposes of determining the presence of a quorum;
(2) Your shares will have no effect on the Majority Vote requirement; and
(3) Your shares will have the same effect as a vote “AGAINST” the Minority Vote requirement.
We strongly encourage all stockholders to vote their shares. An abstention will not be treated as a vote cast, will have no effect on the Majority Vote required for the Merger Transactions Proposal and will have the same effect as a vote “AGAINST” the Minority Vote required for the Merger Transactions Proposal. Because all of the proposals in this proxy statement are “non-routine” matters, brokers do not have discretionary voting authority with respect to any of the proposals described in this proxy statement and, as a result, we do not anticipate there being any broker non-votes at the Redwire Special Meeting.
Whether or not you plan to attend the Redwire Special Meeting, please complete the enclosed proxy card and sign, date and return it promptly so that your shares of Redwire Common Stock or Redwire Preferred Stock will be represented. You also may vote your shares over the Internet or by telephone by following the instructions included on the proxy card. Submitting your proxy in writing, over the Internet or by telephone will not prevent you from voting online at the Redwire Special Meeting.
The Redwire board of directors recommends that Redwire stockholders vote “FOR” each of the proposals presented at the Redwire Special Meeting.
By Order of the Redwire Board of Directors,
Peter Cannito
Chairman, Chief Executive Officer and President
Redwire Corporation

i

ii

ANNEX C - FORM OF AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT	C-1
ANNEX D - FAIRNESS OPINION	D-1
iii

CERTAIN DEFINED TERMS USED IN THIS PROXY STATEMENT
Unless otherwise indicated or as the context otherwise requires, when used in this proxy statement:
“220 Demand” means that certain demand letter Redwire received from Steamfitters Local 449 Pension Fund on February 6, 2025, as described in the section of this proxy statement entitled “The Transactions—Litigation Relating to the Transactions”.
“220 Demanding Stockholder” means Steamfitters Local 449 Pension Fund.
“A&R Investor Rights Agreement” means that certain Amended and Restated Investor Rights Agreement to be entered into as of the Closing by and among (a) Redwire, (b) AE Industrial Stockholders, (c) Genesis Park Holdings and (d) Seller.
“Adjournment Proposal” means a proposal for one or more adjournments of the Redwire Special Meeting, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Transactions at the time of the Redwire Special Meeting.
“AE Consultant” means, collectively, AE Industrial Operating Partners, LLC, a Delaware limited liability company, and AE Industrial.
“AE Consulting Agreement” means that certain Consulting Agreement, dated as of January 27, 2021, by and between AE Consultant and Edge Autonomy Bend, LLC (f/k/a UAV Factory USA, LLC), a New York limited liability company, as may be amended from time to time.
“AE Industrial” means AE Industrial Partners, LP, a Delaware limited partnership, and its affiliates.
“AE Industrial Stockholders” means (a) AE Red Holdings, LLC, a Delaware limited liability company (f/k/a Redwire, LLC), (b) AE Industrial Partners Fund II, LP, a Delaware limited partnership, (c) AE Industrial Partners Fund II GP, LP, a Delaware limited partnership, (d) AeroEquity GP, LLC, a Delaware limited liability company, (e) AE Industrial Partners Fund II-A, LP, a Delaware limited partnership, (f) AE Industrial Partners Fund II-B, LP, a Delaware limited partnership, (g) AE Industrial Partners Structured Solutions I, L.P., a Delaware limited partnership, and (h) AE Industrial Partners Structured Solutions I GP, L.P., a Delaware limited partnership.
“Adaptive Energy” means Adaptive Energy Systems, LLC.
“Alternative Transaction” means any transaction relating to any direct or indirect acquisition of a material portion of the equity interests in Seller or Edge Autonomy or all or substantially all of the assets of Seller or Edge Autonomy, whether by merger, consolidation, asset sale, stock or unit purchase, joint venture, tender offer or other business combination (other than, in each case, the Transactions).
“Ancillary Agreement” means the Escrow Agreement, Consulting Termination Agreement, A&R Investor Rights Agreement, Restrictive Covenant Agreement and the Closing Certificates.
“Bain” means BCC Redwire Aggregator, L.P., a Delaware limited partnership.
“Cash Consideration” means the cash to be delivered by Redwire as consideration with respect to the Mergers.
“Citigroup” means Citigroup Global Markets Inc., financial advisor to Edge Autonomy.
“Closing” means the closing of the Transactions, including the Mergers.
“Closing Certificates” means those certain closing certificates in the forms of Exhibit E, Exhibit F and Exhibit G to the Merger Agreement and to be delivered in connection with the Closing.
“Closing Date” means the date on which the Closing occurs.

“Closing Date Cash Shortfall Amount” means the difference between (a) the aggregate amount of cash required to be paid or delivered by or on behalf of Redwire at the Closing with respect to (i) the repayment of outstanding indebtedness of Edge Autonomy, (ii) the funding of the purchase price adjustment escrow account, (iii) the payment of unpaid transaction expenses, and (iv) the payment of bonuses to certain service providers of Edge Autonomy less (b) the total cash of the Edge Autonomy Group at the Closing; provided that if such difference is a negative number, then the Closing Date Cash Shortfall Amount shall be zero (0).
“Closing Per Share Price” means $15.07; provided, however, that if an Equity Financing is consummated prior to the Effective Time, then Closing Per Share Price means an amount equal to the per share price paid in such Equity Financing.
“Code” means the Internal Revenue Code of 1986, as amended.
“Consulting Termination Agreement” means the Consulting Termination Agreement in the form of Exhibit C to the Merger Agreement, pursuant to which the AE Consulting Agreement shall be terminated.
“Debt Financing” means any arrangement pursuant to which financial institutions have committed to provide or extend debt financing to Redwire or any of its subsidiaries.
“DGCL” means Delaware General Corporation Law, as amended from time to time.
“DOJ” means the United States Department of Justice.
“EBITDA” means earnings before interest, tax, depreciation and amortization.
“Edge Autonomy” means Edge Autonomy Intermediate Holdings, LLC, a Delaware limited liability company  (f/k/a UAVF Intermediate Holdings, LLC).
“Edge Autonomy Group” means Edge Autonomy and its subsidiaries.
“Effective Time” means the time of the closing of the Mergers.
“Equity Consideration” means the Redwire Common Stock to be delivered by Redwire as consideration with respect to the Mergers.
“Equity Financing” means, after the date of the Merger Agreement and prior to the Effective Time, an offering and sale of Redwire Common Stock registered, or exempt from registration, under the Securities Act.
“Escrow Agreement” means that certain escrow agreement to be entered into by and among Redwire, Seller and the Citibank, N.A., with respect to the purchase price adjustment escrow account and in the form of Exhibit A to the Merger Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“First Merger” means the merger of Merger Sub with and into the Edge Autonomy in accordance with the terms of the Merger Agreement, whereupon Merger Sub will cease to exist and Edge Autonomy will become a wholly-owned subsidiary of Redwire.
“FTC” means the Federal Trade Commission of the United States.
“GAAP” means United States generally accepted accounting principles, as in effect from time to time.
“Genesis Park” means Genesis Park II LP, a Delaware limited partnership.
“Genesis Park Holdings” means Genesis Park Holdings, a Cayman Islands limited liability company.
“GH Partners” means GH Partners, LLC (including GH Partners, LLC’s registered broker-dealer and placement agent, Vigilant Distributors, LLC), financial advisor to Redwire.

“Holland & Knight” means Holland & Knight LLP, legal counsel to Redwire.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.
“Jennings Aeronautics” means Jennings Aeronautics, LLC.
“J.P. Morgan” means J.P. Morgan Securities LLC, financial advisor to Redwire.
“KPMG” means KPMG LLP.
“Majority Vote” means the affirmative vote of the holders of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis) representing at least a majority of the votes cast.
“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of January 20, 2025, by and among Redwire, Merger Sub, Purchaser, Seller and Edge Autonomy, as amended on February 3, 2025.
“Merger Consideration” means, collectively, the Cash Consideration and the Equity Consideration.
“Merger Sub” means Echelon Merger Sub, Inc., a Delaware corporation.
“Merger Transactions Proposal” means the proposal to approve the Mergers, including the Stock Issuance pursuant to the Mergers.
“Mergers” means, collectively, the First Merger and the Second Merger.
“Minority Vote” means the affirmative vote of the holders of a majority in voting power of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis) issued and outstanding and held, as of the Record Date, other than by (i) AE Industrial and (ii) (1) persons that Redwire has determined to be an “officer of Redwire” within the meaning of Rule 16a-1(f) of the Exchange Act, and (2) and members of the Redwire Board who are (A) not members of the Redwire Special Committee and (B) affiliated with AE Industrial).
“NYSE” means the New York Stock Exchange.
“Other Antitrust Regulations and FDI Regulations” means (a) the Sherman Act, the Clayton Act, the Federal Trade Commission Act (in each case, as amended), or any other federal, state, local or non-U.S. law that is designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade and (b) any applicable national, non-U.S. or multi-jurisdictional laws that are designed to prohibit, restrict or regulate actions by foreigners, such as acquiring interests in, or control over, domestic equities, securities, entities, assets, land or interests, in each case, for compliance with public order or security or national security or similar considerations.
“Outside Date” means July 19, 2025, subject to an optional extension by Edge Autonomy or Seller to October 17, 2025 if, as of July 19, 2025, all conditions to Closing shall have been satisfied or waived (or, in the case of conditions that by their nature are to be satisfied at the Closing shall be capable of being satisfied on such date) except for the closing condition requiring that the requisite approvals and waiting periods under the HSR Act, any Other Antitrust Regulations and FDI Regulations, and any other applicable law shall have been received and remain in effect (in the case of approvals) or have expired, been waived or been terminated (in the case of waiting periods).
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Body.
“Purchaser” means Echelon Purchaser, LLC, a Delaware limited liability company.
“R&W Insurance Policies” means those certain buyer representations and warranties insurance policies attached as Exhibit B to the Merger Agreement.
“Record Date” means April 22, 2025.

“Redwire” means Redwire Corporation, a Delaware corporation.
“Redwire Board” means the Board of Directors of Redwire.
“Redwire Common Stock” means common stock of Redwire, par value $0.0001 per share.
“Redwire Preferred Stock” means Series A convertible preferred stock of Redwire, par value $0.0001 per share.
“Redwire Special Committee” means the special committee of the Redwire Board.
“Redwire Special Meeting” means the special meeting of Redwire stockholders to be held virtually, via live audio webcast on June 9, 2025 at 10:00 a.m. Eastern Time, including any postponements or adjournments thereof.
“Requisite Vote” means the approval of the Transactions by (a) the Majority Vote, as cast at the Redwire Special Meeting, in accordance with Sections 312.03 and 312.07 of the NYSE Listed Company Manual and (b) the Minority Vote.
“Restrictive Covenant Agreement” means a restrictive covenant agreement, by and between Redwire and AE Consultant, in the form of Exhibit J to the Merger Agreement.
“Roth Capital” means Roth Capital Partners, financial advisor to the Redwire Special Committee.
“SEC” means the United States Securities and Exchange Commission.
“Second Merger” means, immediately following the First Merger, the merger of the company that survives the First Merger with and into Purchaser in accordance with the terms of the Merger Agreement, whereupon the company that survives the First Merger will cease to exist and Purchaser will continue as a wholly-owned subsidiary of Redwire.
“Securities Act” means the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder).
“Seller” means Edge Autonomy Ultimate Holdings, LP, a Delaware limited partnership (f/k/a UAVF Ultimate Holdings, LP).
“Stock Issuance” means the issuance of Redwire Common Stock comprising the Equity Consideration.
“Transactions” means the transactions contemplated by the Merger Agreement, including the Mergers and the Stock Issuance pursuant to the Mergers.
“UAS” means autonomous systems and advanced unmanned aircraft solutions.
“Voting Agreement Parties” means each of (i) the AE Industrial Stockholders, (ii) Bain and (iii) Genesis Park.
“Voting Agreement” means each of (i) that certain Voting and Support Agreement, dated as of January 20, 2025, by and between Redwire and the AE Industrial Stockholders, (ii) that certain Voting and Support Agreement, dated as of January 20, 2025, by and between Redwire and Bain and (iii) that certain Voting and Support Agreement, dated as of January 20, 2025, by and between Redwire and Genesis Park; (i)-(iii) are collectively referred to herein as the “Voting Agreements.”
“Warrant” means a whole warrant of Redwire exercisable to purchase one (1) share of Redwire Common Stock at an exercise price of $11.50.

ADDITIONAL INFORMATION
This proxy statement incorporates by reference important business and financial information about Redwire from other documents that are not included in or delivered with this proxy statement. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference into this proxy statement by requesting them from Redwire, in writing, by telephone or by email, as follows:
Redwire Corporation
In Writing:
8226 Philips Highway, Suite 102
Jacksonville, Florida 32256
Attention: Redwire Investor Relations
By Telephone: (650) 701-7722
By Email: investorrelations@redwirespace.com
If you are a Redwire stockholder and have any questions about the Mergers or the Redwire Special Meeting or need assistance voting your shares of Redwire capital stock, you should contact Redwire Investor Relations at the number above.
Investors may also consult Redwire’s website for more information concerning the Mergers and the other transactions described in this proxy statement. The website of Redwire is redwirespace.com. Redwire’s public filings are also available at www.sec.gov. The information contained on Redwire’s website is not incorporated by reference into this proxy statement.
If you would like to request any documents that are incorporated by reference into this proxy statement, please do so by June 2, 2025 in order to receive them before the Redwire Special Meeting.
For more information, see “Where You Can Find More Information” beginning on page 119.

EXPLANATORY NOTE
This proxy statement relates to the Agreement and Plan of Merger, dated as of January 20, 2025, by and among Redwire, Merger Sub, Purchaser, Seller and Edge Autonomy, as amended on February 3, 2025.
Upon the terms and subject to the conditions of the Merger Agreement (a copy of which is attached to this proxy statement as Annex A), Redwire will, via the Mergers, acquire the Edge Autonomy Group.
At the Effective Time, all equity securities of Edge Autonomy issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Merger Consideration consisting of $925 million, subject to customary adjustments for indebtedness, cash, working capital and transaction expenses, payable with a combination of cash and shares of Redwire Common Stock. The issuance of the Equity Consideration will be made in reliance on an exemption from the registration provisions of the Securities Act, set forth in Section 4(a)(2) thereof, relating to sales by an issuer not involving a public offering.
Unless the context otherwise requires, all references in this proxy statement to “we”, “us” or “our” refer to Redwire.
If you have any questions about the Mergers or the Redwire Special Meeting or need assistance voting your shares of Redwire capital stock, please feel free to contact:
Redwire Investor Relations:
8226 Philips Highway, Suite 102
Jacksonville, Florida 32256
Telephone: (650) 701-7722
Email: investorrelations@redwirespace.com
Stockholders, banks and brokers who wish to receive a separate copy of this proxy statement, may submit their request to Broadridge Financial Solutions, Inc. by internet, telephone or email, as follows:
Broadridge Financial Solutions, Inc.:
By Internet: www.proxyvote.com
By Telephone: 1-800-579-1639
By Email: sendmaterial@proxyvote.com
You will not be charged for any of the documents you request.
Information on the Internet websites of Redwire and Edge Autonomy are not part of this enclosed proxy statement and are not incorporated by reference herein. You should not rely on that information in deciding whether to approve the Merger Transactions Proposal unless that information is explicitly included in this document or has been specifically incorporated by reference into this document.
You should rely only on the information contained in or incorporated by reference into this document. We have not authorized anyone to provide you with different information. This document is dated May 9, 2025, and you should not assume that information contained in this document is accurate as of any date other than such date. Neither the mailing of this document to any Person nor the issuance by Redwire of Redwire Common Stock in connection with the Transactions will create any implications to the contrary.

QUESTIONS AND ANSWERS ABOUT THE REDWIRE SPECIAL MEETING
The Redwire Board is soliciting proxies from Redwire stockholders to vote at a special meeting of Redwire stockholders, to be held virtually, via live audio webcast on June 9, 2025 at 10:00 a.m. Eastern Time, and any adjournment of the Redwire Special Meeting, if appropriate.
The questions and answers below highlight selected information from this proxy statement and are intended to briefly address some commonly asked questions about, among other things, (a) the Merger Agreement, the Mergers, the Merger Consideration and the Stock Issuance and (b)  the Redwire Special Meeting, at which the stockholders of Redwire will be asked to consider and vote on (i) a proposal for stockholder approval of the Mergers, including the Stock Issuance and (ii) a proposal to permit Redwire to adjourn the Redwire Special Meeting, if appropriate, for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the Redwire Special Meeting to approve the Mergers, including the Stock Issuance pursuant to the Mergers.
The following questions and answers may not contain all of the information that may be important to you. You should carefully read this proxy statement in its entirety, including the annexes and the documents incorporated by reference, to fully understand the matters to be acted upon and the voting procedures for the Redwire Special Meeting. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information.”
Q.Why have I received this proxy statement?
A. You are receiving this proxy statement because you were a stockholder of Redwire as of the close of business on the Record Date for the Redwire Special Meeting. The Redwire Board, upon the recommendation of the Redwire Special Committee, previously approved the Merger Agreement and the Transactions, including the Stock Issuance. A copy of the Merger Agreement is attached to this proxy statement as Annex A, which Redwire encourages you to read in its entirety.
Q.What are the specific proposals on which I am asked to vote at the Redwire Special Meeting?
A. Redwire stockholders are being asked to take action with respect to two (2) proposals at the Redwire Special Meeting:
1.approve the Mergers, including the Stock Issuance pursuant to the Mergers (Redwire Proposal No. 1 or the Merger Transactions Proposal); and
2.approve one or more adjournments of the Redwire Special Meeting, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Transactions Proposal at the time of the Redwire Special Meeting (Redwire Proposal No. 2 or the Adjournment Proposal).
Q.What is the consideration that Redwire will pay for Edge Autonomy in the Mergers?
A. The aggregate consideration that Redwire will pay for Edge Autonomy in the Mergers will be $925 million, subject to customary adjustments for indebtedness, cash, working capital and transaction expenses. The consideration will be payable through a combination of (i) cash and (ii) shares of Redwire Common Stock valued at $15.07 per share, which represents the volume-weighted average trading price on the NYSE for the thirty (30) trading days ending on January 17, 2025 (provided that no Equity Financing is consummated prior to the Effective Time). The Cash Consideration will be $150 million (subject to increase if an Equity Financing is consummated), provided a portion of such amount will be used by Redwire to discharge certain obligations of the Edge Autonomy Group with respect to indebtedness, transaction expenses and bonus payments that remain outstanding immediately prior to the Closing and after giving effect to Edge Autonomy’s pre-Closing payments with respect to such obligations.

Q.How does the Redwire Board recommend that Redwire stockholders vote?
A. The Redwire Board recommends that the Redwire stockholders vote:
1.“FOR” the Merger Transactions Proposal (Redwire Proposal No. 1); and
2.“FOR” the Adjournment Proposal (Redwire Proposal No. 2).
For a discussion of the reasons for the recommendation on Redwire Proposal No. 1, see “The Transactions—The Redwire Special Committee’s and Redwire Board’s Reasons for the Transactions.”
Q.How many votes are required to approve each proposal?
A. Assuming that a quorum is present at the Redwire Special Meeting, approval of the Merger Transactions Proposal requires the affirmative vote of (i) the holders of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis) sufficient to constitute the Majority Vote and (ii) the holders of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis) sufficient to constitute the Minority Vote. Under the terms of the Voting Agreements executed in connection with the signing of the Merger Agreement, certain Redwire stockholders have agreed, subject to limited exceptions, to vote “FOR” the Merger Transactions Proposal. However, the approval of the Merger Transactions Proposal still requires both the Majority Vote and the Minority Vote as described above.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis) present virtually or represented by proxy at the Redwire Special Meeting and entitled to vote thereon. In addition, even if a quorum does not exist, a majority in voting power of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis) present virtually or by proxy at the Redwire Special Meeting and entitled to vote thereon, or the chairman of the Redwire Special Meeting, may adjourn the meeting to another place, date or time. Further, pursuant to Redwire’s Bylaws, the Redwire Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Redwire Board or chairman of the Redwire Board.
Q.When are the Mergers expected to be consummated?
A. Redwire and Edge Autonomy are working toward consummating the Mergers as expeditiously as possible. If the Redwire stockholders approve the Merger Transactions Proposal, and if the other conditions to closing the Transactions are satisfied or waived, Redwire and Edge Autonomy expect that the Transactions will be completed in the second quarter of 2025 promptly after the Redwire Special Meeting. However, Redwire and Edge Autonomy cannot be certain when, or if, the conditions to Closing will be satisfied or waived, or that the Mergers will be consummated. See “The Merger Agreement—Conditions to Completion of the Mergers.
Q.When and where is the Redwire Special Meeting?
A. The Redwire Special Meeting will be held virtually, via live audio webcast on June 9, 2025 at 10:00 a.m. Eastern Time. For additional information about the Redwire Special Meeting, see “The Redwire Special Meeting.”
Q.What is a quorum?
A. The presence, in person (virtually) or represented by proxy, of the holders of a majority of the voting power of the shares of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis) outstanding on the Record Date and entitled to vote at the Redwire Special Meeting will constitute a quorum for purposes of voting at the Redwire Special Meeting. Your shares will be counted as present if you are a record holder and you attend the Redwire Special Meeting virtually, if you are a record holder and you have returned valid proxy instructions over the Internet, by telephone or by mail, or if you hold your shares beneficially through a bank, broker, or other nominee and follow the instructions provided by such bank, broker or other nominee to vote your shares.

As of the Record Date, Redwire had 77,082,332 shares of Redwire Common Stock outstanding and 106,982.7 shares of Redwire Preferred Stock outstanding, each share of which converts into approximately 351.5 shares of Redwire Common Stock at an initial conversion price of $3.05 per share. Holders of shares of Redwire Common Stock are entitled to one (1) vote per share. Holders of shares of Redwire Preferred Stock are entitled to a number of votes equal to the number of shares of Redwire Common Stock into which the Redwire Preferred Stock is convertible. As a result, the holders of shares of Redwire Preferred Stock are entitled to an aggregate of 37,604,707 votes on an as converted to Redwire Common Stock basis, and therefore, a total of 114,687,039 shares of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis) will constitute the basis for determining whether a quorum is present at the Redwire Special Meeting and for determining the voting on the proposals submitted for approval at the Redwire Special Meeting.
Properly executed proxies marked “ABSTAIN” will be counted as “present” for purposes of determining the existence of a quorum. If a quorum should not be present, the Redwire Special Meeting may be adjourned from time to time until a quorum is obtained.
Q.Who can vote at the Redwire Special Meeting?
A. Holders of record of shares of Redwire Common Stock or Redwire Preferred Stock at the close of business on the Record Date will be entitled to vote shares held on that date at the Redwire Special Meeting or any adjournments thereof.
Q.How many votes do I have if I am a Redwire stockholder?
A. As of the Record Date, Redwire had 77,082,332 shares of Redwire Common Stock outstanding and 106,982.7 shares of Redwire Preferred Stock outstanding, each share of which converts into approximately 351.5 shares of Redwire Common Stock at an initial conversion price of $3.05 per share. Holders of shares of Redwire Common Stock are entitled to one (1) vote per share. Holders of shares of Redwire Preferred Stock are entitled to a number of votes equal to the number of shares of Redwire Common Stock into which the Redwire Preferred Stock is convertible.
At the close of business on the Record Date, the parties to the Voting Agreements represented an aggregate of approximately 69.2% of Redwire’s outstanding voting power, and approximately 46.5% of Redwire’s outstanding voting power held, as of the Record Date, other than by (i) AE Industrial and (ii) (1) persons that Redwire has determined to be “officers of Redwire” within the meaning of Rule 16a-1(f) of the Exchange Act, and (2) members of the Redwire Board who are (A) not members of the Redwire Special Committee and (B) affiliated with AE Industrial.
Q.If I am a Redwire stockholder, what happens if I fail to return my proxy card or abstain from voting?
A. The failure to return your proxy card or otherwise cause your shares not to be present virtually or represented by proxy at the Redwire Special Meeting will: (i) result in your shares not being considered present for determining a quorum, (ii) have no effect on the Majority Vote required for the Merger Transactions Proposal, (iii) have the same effect as a vote “AGAINST” the Minority Vote required for the Merger Transactions Proposal, and (iv) have no effect on the Adjournment Proposal. An abstention will not be treated as a vote cast, will have no effect on the Majority Vote required for the Merger Transactions Proposal and will have the same effect as a vote “AGAINST” the Minority Vote required for the Merger Transactions Proposal, and will have the same effect as a vote “AGAINST” the Adjournment Proposal. Because all of the proposals in this proxy statement are “non-routine” matters, brokers do not have discretionary voting authority with respect to any of the proposals described in this proxy statement and, as a result, we do not anticipate there being any broker non-votes at the Redwire Special Meeting.

Q.If I am a Redwire stockholder and my shares of Redwire Common Stock or Redwire Preferred Stock are held in “street name” by a broker, bank or other nominee, will my broker or bank vote my share for me?
A. No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement has been forwarded to you by your broker, bank or other nominee, or its agent. As the beneficial holder, you have the right to direct your broker, bank, nominee or other holder of record as to how to vote your shares. Because these proposals are considered “non-routine” matters, brokers, banks and other nominees do not have discretionary voting authority. If you are a beneficial owner of shares held in “street name” and do not provide voting instructions to your broker, bank, nominee or other holder of record, your shares will not be voted on any of the proposals described in this proxy statement and will have no effect on the outcome of the Majority Vote required for the Merger Transactions Proposal or the Adjournment Proposal and will have the same effect as a vote “AGAINST” the Minority Vote required for the Merger Transactions Proposal. If you hold shares of Redwire Common Stock through a broker, bank, nominee or other holder of record with custody of your shares, follow the voting instructions you receive from that organization.
Q.How do I vote my shares of Redwire Common Stock or Redwire Preferred Stock that are held in “street name” by a brokerage firm, bank or other nominee?
A. If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and this proxy statement is being sent to you by that organization. The organization holding your account is considered to be the stockholder eligible to vote at the Redwire Special Meeting for purposes of voting at the Redwire Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee how to vote the shares of Redwire Common Stock and Redwire Preferred Stock in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. All of the proposals at the Redwire Special Meeting are considered non-routine matters. As a result, your broker may not vote your shares without your specific instructions and we do not expect broker non-votes to occur.
Q.Do any of the officers or directors of Redwire have interests in the Transactions that may differ from or be in addition to my interests as a Redwire stockholder?
A. In considering the recommendation of the Redwire Board, upon the recommendation of the Redwire Special Committee, that Redwire stockholders vote to approve the Merger Transactions Proposal and the Adjournment Proposal, Redwire stockholders should be aware that some of Redwire’s directors and executive officers have interests in the Transactions that may be different from, or in addition to, the interests of Redwire stockholders generally. The Redwire Special Committee and the Redwire Board were aware of and considered these potential interests, among other matters, in evaluating and negotiating the Merger Agreement and the transactions contemplated therein, in approving the Mergers and in recommending the approval of the Merger Transactions Proposal and the Adjournment Proposal.
For more information, please see “The Transactions—Interests of Certain Redwire Directors and Executive Officers in the Transactions.”
Q.Will any other matters be presented for a vote at the Redwire Special Meeting?
A. No, Redwire does not expect any other matters to be presented for a vote at the Redwire Special Meeting.
Q.How do I cast my vote?
A. Beneficial Stockholders. If you hold your shares through a bank, broker, trustee or other nominee, you are a beneficial stockholder. Please refer to the materials forwarded to you by your bank, broker, trustee or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.
Registered Stockholders. If you hold shares in your own name, you are a registered stockholder and may vote during the virtual Redwire Special Meeting at www.virtualshareholdermeeting.com/RDW2025SM. You will need to log in by entering your unique 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials. Only one (1) person will be able to log in with that unique control number at any time. You can also vote by proxy before the Redwire Special Meeting in the following ways:
•via the Internet at www.proxyvote.com;
•via telephone by calling 1-800-454-8683; or
•by signing and returning a proxy card, which must be received prior to the commencement of the Redwire Special Meeting.
Proxies submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 8, 2025.
Redwire encourages you to sign and return the proxy card even if you plan to attend the Redwire Special Meeting virtually so that your shares will be voted if you are ultimately unable to attend the Redwire Special Meeting.
Q.How may I change or revoke my proxy?
A. Beneficial Stockholders. Beneficial stockholders should contact their bank, broker, trustee or other nominee for instructions on how to change their proxy vote.
Registered Stockholders. Registered stockholders may change a properly executed proxy at any time before its exercise:
1.via the Internet at www.proxyvote.com;
2.via telephone by calling 1-800-690-6903;
3.by signing and returning a proxy card, which must be received prior to the commencement of the Redwire Special Meeting; or
4.by voting at the virtual Redwire Special Meeting.
If you are a Redwire stockholder and have any questions about the Mergers or the Redwire Special Meeting or need assistance voting your shares of Redwire capital stock, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:
Redwire Investor Relations
650-701-7722
investorrelations@redwirespace.com
Q.What if I receive more than one (1) proxy card?
A. If you receive more than one (1) proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.
Q.How can I attend and participate in the virtual Redwire Special Meeting?
A. The Redwire Special Meeting is being held as a virtual-only meeting.
If you are a stockholder of record as of the Record Date, you may attend, vote and ask questions virtually at the Redwire Special Meeting by logging in at www.virtualshareholdermeeting.com/RDW2025SM and entering your 16-digit control number. This number is included in your proxy card. If you are a stockholder as of the Record Date and have logged in using your 16-digit control number, you may submit a question at any point during the meeting (until the floor is closed to questions) by typing your question into the “Ask a Question” field, and clicking “Submit.” Stockholder questions or comments are welcome, but we will answer questions pertinent to Redwire

Special Meeting matters only, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Redwire Special Meeting matters and therefore will not be addressed. Questions or comments that are substantially similar may be grouped and answered together to avoid repetition.
If you are not a stockholder of record as of the Record Date or are and do not log in using your 16-digit control number, you may still log in as a guest and listen to the Redwire Special Meeting, but you will not be able to ask questions or vote at the Redwire Special Meeting.
Q.What if I run into technical issues while trying to access the Redwire Special Meeting?
A. The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure they have a strong internet connection and can hear streaming audio prior to the start of the Redwire Special Meeting.
If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website. Technical support will be available starting at 9:45 a.m. Eastern Time, and will remain available through the end of the Redwire Special Meeting.
Q.As a Redwire stockholder, am I entitled to appraisal rights in connection with the Mergers?
A. No. Redwire’s stockholders will not be entitled to exercise appraisal or dissenter’s rights under the DGCL in connection with the Mergers or the Stock Issuance.
Q.Who can help answer my questions?
A. If you are a Redwire stockholder and have any questions about the Mergers or the Redwire Special Meeting or need assistance voting your shares of Redwire capital stock, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:
Redwire Investor Relations:
650-701-7722
investorrelations@redwirespace.com

SUMMARY
This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To fully understand the Mergers and for a more complete description of their legal terms, you should carefully read this entire proxy statement and the other documents to which you are referred.
Parties to the Merger Agreement
Redwire Corporation (Redwire)
Redwire, a Delaware corporation headquartered in Jacksonville, Florida, provides mission-critical space solutions and high-reliability space infrastructure for the next-generation space economy. Redwire develops and provides core space infrastructure offerings for government and commercial customers through long-duration projects. These core offerings include technologies and production capability for avionics and sensors; power generation; structures and mechanisms; radio frequency systems; platforms, payloads and missions; and microgravity payloads. Redwire serves both U.S. and international customers with these core offerings that have civil space, national security and commercial applications, with principal customers being agencies of the U.S. and European governments.
The address and telephone number of the principal executive offices of Redwire are 8226 Philips Highway, Suite 101, Jacksonville, Florida 32256 and (650) 701-7722.
Redwire Common Stock is listed on the NYSE under the symbol “RDW.”
Edge Autonomy Intermediate Holdings, LLC (Edge Autonomy)
Edge Autonomy, a Delaware limited liability company, is a leading provider of UASs. The company specializes in developing and manufacturing UASs and related technologies for defense, commercial, and research applications.
The address and telephone number of its principal executive offices are 831 Buckley Road, San Luis Obispo, California 93401 and (805) 544-0932.
Risk Factors
You should carefully consider the following important risks, together with all of the other information included in this proxy statement and the risks related to the Mergers and the related Transactions described under the section “Risk Factors” beginning on page 25, before deciding how to vote. These risks could materially affect the value of your investment and the success of the combined company following the Mergers.
1.Failure to complete the Mergers in a timely manner or at all could adversely affect Redwire’s business and operations and negatively affect Redwire’s stock price.
2.Under the Merger Agreement, Redwire is subject to certain restrictions on the conduct of its business prior to completing the Mergers which may prevent Redwire from pursuing actions that would benefit Redwire.
3.The Closing Per Share Price is subject to adjustment if an Equity Financing is completed, and is not otherwise subject to adjustment.
4.Redwire stockholders will have a smaller ownership and voting interest in Redwire upon completion of the Mergers, compared to their respective ownership and voting interests in Redwire prior to the Mergers.
5.Upon completion of the Mergers, AE Industrial (including Seller) will hold a majority of the voting power of Redwire and will appoint a majority of the directors to the Redwire Board.
6.If the Mergers are not consummated by the Outside Date, either Redwire or Edge Autonomy may terminate the Merger Agreement.

7.An adverse judgment in any litigation challenging the Mergers may prevent the Mergers from becoming effective within the expected timeframe or at all.
8.Redwire expects to incur substantial expenses related to the Transactions, including with respect to integration.
9.Following the Mergers, Redwire may be unable to integrate the current operations of Redwire and Edge Autonomy successfully, including their business operations, internal controls over financial reporting and / or systems, which may be found to have material weaknesses or significant deficiencies, and to realize the anticipated synergies and other benefits of the Mergers or do so within the anticipated timeframe.
10.The market price of Redwire Common Stock may decline as a result of the Transactions.
11.The unaudited pro forma financial statements included in this proxy statement are presented for illustrative purposes only and should not be viewed as an indication of Redwire’s financial condition or results of operations after the Transactions.
12.Following the Transactions, Redwire stockholders will own interests in a company with different risks and liabilities.
13.Redwire may need to incur additional indebtedness in the future.
14.Recent tariff actions by the United States and other countries may adversely affect demand for Redwire’s and Edge Autonomy’s products and services, as well as increase manufacturing costs, which could have a material adverse effect on our business, financial condition and results of operations.
The foregoing risks are not exhaustive, and you should be aware that, following the Transactions, Redwire will face various other risks, including those discussed in reports filed by Redwire with the SEC.
The Mergers and the Merger Agreement
General
Subject to the terms and conditions of the Merger Agreement, on the Closing Date, (1) Merger Sub will merge with and into Edge Autonomy, with Edge Autonomy surviving such merger as a wholly-owned subsidiary of Redwire, and immediately following such First Merger, Edge Autonomy will merge with and into Purchaser, with Purchaser surviving such Second Merger as a wholly-owned subsidiary of Redwire and (2) Redwire will deliver the aggregate purchase price with respect to the Mergers, payable in a combination of cash and Redwire Common Stock, subject to customary adjustments for indebtedness, cash, working capital and transaction expenses, as described in the section entitled “The Merger Agreement—Merger Consideration.”
Effects of the Mergers
As a result of the Mergers, the separate existence of Edge Autonomy will cease, and Purchaser will continue its existence under the laws of the State of Delaware as the surviving limited liability company and a wholly-owned subsidiary of Redwire. At the Effective Time, all issued and outstanding units of Edge Autonomy will cease to exist and be converted automatically into the right to receive the portion of Cash Consideration and Equity Consideration allocated to such units under the Merger Agreement. Thereafter, Redwire will own Edge Autonomy and all of its operating companies. For additional information, see “The Transactions—Effects of the Merger.”
Merger Consideration
The aggregate purchase price payable by Redwire with respect to the Mergers is $925 million, payable in a combination of cash and Redwire Common Stock, subject to customary adjustments for indebtedness, cash, working capital and transaction expenses. Redwire may finance the cash portion of the transaction consideration at its sole discretion, using any available means, including cash on hand, its existing credit facility, new debt financing, or proceeds from an Equity Financing. The Merger Agreement provides for such aggregate purchase price to be paid using a combination of cash and shares of Redwire Common Stock.
Specifically, the amount of cash consideration to be paid by Redwire to the Seller with respect to the Mergers will be (i) $150 million minus the Closing Date Cash Shortfall Amount, plus (ii) fifty percent (50%) of any Equity Financing net proceeds exceeding $175 million. With respect to the portion of the purchase price payable in Redwire Common Stock, the number of shares of Redwire Common Stock to be issued will be based on a price of such stock equal to (i) the volume-weighted average trading price of Redwire Common Stock on the NYSE for the thirty (30) trading days ending on January 17, 2025 of $15.07, if no Equity Financing is consummated prior to the Effective Time or (ii) the gross proceeds per share of Redwire Common Stock issued in an Equity Financing, if an Equity Financing is consummated prior to the Effective Time. If an Equity Financing occurs prior to the Effective Time, it could materially affect the Closing Per Share Price and the amount of Cash Consideration to be paid. For additional information, see “The Merger—Merger Consideration.”
Purchase Price Adjustment
The Merger Agreement provides for Closing Date adjustments to the aggregate purchase price to be paid by Redwire for indebtedness, cash, working capital and transaction expenses. Of the aggregate cash consideration payable by Redwire, $5,000,000 will be placed into an escrow account pending the resolution of the post-Closing calculation of the closing purchase price, which will serve as the sole source of recovery for Redwire in the event of a negative purchase price adjustment. For additional information, see “The Merger Agreement—Post-Closing Purchase Price Adjustment.”
Regulatory Filings and Approvals Required to Consummate the Mergers
Redwire has received all necessary approvals from the relevant governmental authorities or the applicable waiting periods under applicable law and regulation have expired.
Closing and Effectiveness of the Mergers
The Closing will occur on the third (3rd) business day after the satisfaction or waiver (to the extent permitted by law) of the conditions to Closing, unless otherwise agreed by Redwire and Edge Autonomy. Subject to the provisions of the Merger Agreement, the Mergers will become effective at the time and on the date on which the relevant certificate of merger is filed with the Secretary of State of the State of Delaware or such later time as the parties may specify in such certificate of merger. For additional information, see “The Merger—Closing and Effectiveness of the Merger.”
Indemnification
Redwire has purchased representation and warranty insurance policies to provide coverage for certain breaches of representations and warranties of Edge Autonomy and Seller contained in the Merger Agreement, which, collectively, are subject to an aggregate limit of $92,500,000 as well as certain exclusions, deductibles, and other terms and conditions set forth therein. Therefore, other than as set forth below, Redwire’s recourse for breaches of the representations and warranties of Edge Autonomy and Seller is limited to recovery under the representations and warranties insurance policies, except in the case of fraud.
Until the first (1st) anniversary of the Closing Date and subject to certain exceptions, Redwire and its affiliates (including, following the Closing, the Edge Autonomy Group) will be indemnified and held harmless by Seller from and against any and all Losses (as defined in the Merger Agreement) up to an aggregate amount of $20,000,000 accrued, incurred or suffered by Redwire and its affiliates as a result of, arising out of or in connection with: (i) certain specified liabilities; or (ii) any noncompliance with sanctions with respect to the Edge Autonomy Group’s operations in Ukraine. Seller has agreed that any amount owing by Seller pursuant to such indemnity after final determination of such amount by a court or arbitral body of competent jurisdiction will be paid by Seller in immediately available funds or by cancellation or delivery to Redwire of a number of shares of Redwire Common Stock having a value sufficient to satisfy the applicable indemnification obligation. Redwire is not required to first seek recovery under the representations and warranties insurance policies before seeking recovery from Seller with respect to an indemnity payment owed by Seller pursuant to this indemnity.
Exclusive Dealing
Seller and Edge Autonomy have agreed, from the date of the Merger Agreement through the Closing or, if earlier, the termination of the Merger Agreement, not to, directly or indirectly, (i) solicit, initiate or encourage or facilitate any inquiries or the making of any proposals or offers that would constitute an Alternative Transaction, (ii) engage in or continue discussions or negotiations with any Person (other than Redwire and its representatives) with respect to an Alternative Transaction, (iii) disclose to any Person (other than Redwire and its representatives) any material nonpublic information relating to Edge Autonomy or any of its subsidiaries, or enter into, participate in, maintain or continue any communications or negotiations that would, in each case, reasonably be expected to lead to an Alternative Transaction, (iv) agree to accept, recommend or endorse (or publicly propose or announce any intention or desire to agree to, accept, recommend or endorse) any Alternative Transaction or (v) enter into any letter of intent or other contract with respect to any Alternative Transaction.
Conditions to Completion of the Mergers
The completion of the Transactions is subject to the satisfaction or waiver of certain conditions, including, among others: (i) the approvals and waiting periods under the HSR Act and any Other Antitrust Regulations and FDI Regulations and any other applicable law that are required for the consummation of the Mergers and the Transactions shall have been received and remain in effect (in the case of approvals) or have expired, been waived or been terminated (in the case of waiting periods); (ii) no final, binding and non-appealable injunction, order, judgment, decision, decree or ruling shall have been issued, promulgated, enacted or enforced by any governmental body enjoining or otherwise prohibiting the performance of the Merger Agreement or the consummation of any of the Transactions; (iii) Redwire shall have received the approval of the Merger Transactions Proposal at the Redwire Special Meeting; and (iv) as of immediately prior to the Closing and prior to the payments to be made by Edge Autonomy on the Closing Date as required by the Merger Agreement, Redwire must have an amount of freely usable cash, including the gross proceeds from an Equity Financing (if any) and the proceeds from any Debt Financing, of greater than or equal to $150,000,000. AE Industrial, Bain and Genesis Park have each entered into separate Voting Agreements pursuant to which they have agreed to vote in favor of, among other things, the Transactions. For additional information, see “The Merger Agreement—Conditions to Completion of the Mergers.”
The Voting Agreements
In connection with the signing of the Merger Agreement, Redwire entered into a Voting Agreement with each of (i) the AE Industrial Stockholders, (ii) Bain, and (iii) Genesis Park (each, a “Voting Agreement Party”), pursuant to which, among other matters, each Voting Agreement Party has agreed (from January 20, 2025 until the earlier of consummation of the Mergers, termination of such Voting Agreement or the Merger Agreement in accordance with its terms, written consent of the Voting Agreement Party and Redwire or, with respect to Bain, July 19, 2025) to attend any meeting of Redwire stockholders (in person or by proxy) and to vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) any Redwire Common Stock or Redwire Preferred Stock which such Voting Agreement Party held at the time of execution of the Voting Agreement or acquired the ability to vote thereafter, unless the Redwire Board made a change in recommendation, in favor of the Stock Issuance, in favor of any proposal with respect to an Equity Financing, if applicable, and in favor of any proposal to adjourn or postpone such meeting as may be requested by Redwire. The AE Industrial Stockholders and Genesis Park also agreed to vote against any action, proposal, transaction or agreement that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Transactions, the Stock Issuance or the Equity Financing, if any, including against any action, agreement or transaction that would reasonably be expected to result in (a) a breach or, in the case of AE Industrial Stockholders, a material breach of or failure to perform any representation, warranty, covenant or agreement of Redwire under the Merger Agreement or (b) any of the conditions set forth in Article III of the Merger Agreement not being satisfied.

Each of the Voting Agreement Parties also agreed not to enter into any other voting agreement or grant any proxy with respect to their respective shares of Redwire Common Stock or Redwire Preferred Stock. For further information, see “Other Transaction Agreements.”
At the close of business on the Record Date, the Voting Agreement Parties represented an aggregate of approximately 69.2% of Redwire’s outstanding voting power, and approximately 46.5% of Redwire’s outstanding voting power held, as of the Record Date, other than by (i) AE Industrial and (ii) (1) persons that Redwire has determined to be “officers of Redwire” within the meaning of Rule 16a-1(f) of the Exchange Act and (2) members of the Redwire Board who are (A) not members of the Redwire Special Committee and (B) affiliated with AE Industrial.
The A&R Investor Rights Agreement
The Merger Agreement provides that, in connection with the Closing of the Mergers, Redwire, Seller, the AE Industrial Stockholders and Genesis Park Holdings will enter into the A&R Investor Rights Agreement to amend and restate that certain Investor Rights Agreement, dated March 25, 2021 and filed as Exhibit 10.1 to Redwire’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 with the SEC on March 11, 2025. Among other things, the A&R Investor Rights Agreement will provide that (i) the AE Industrial Stockholders will be permitted to designate four (4) directors for election to the Redwire Board, which number would be reduced once the AE Industrial Stockholders no longer hold fifty percent (50%) or more of the Redwire Common Stock beneficially owned by the AE Industrial Stockholders (excluding Redwire Common Stock beneficially owned by Seller) at the Closing and (ii) Seller will be permitted to designate one (1) director for election to the Redwire Board so long as Seller continues to hold twenty-five percent (25%) or more of the Redwire Common Stock beneficially owned by Seller (excluding Redwire Common Stock beneficially owned by the AE Industrial Stockholders) at the Closing, provided that so long as the AE Industrial Stockholders and Seller collectively may nominate an aggregate of five (5) directors to the Redwire Board, all but one (1) director must be independent under NYSE listing standards and, if less than five (5), a majority must be independent. For further information, see “Other Transaction Agreements.”
The Redwire Special Meeting
Date, Time, and Place
The Redwire Special Meeting will be held virtually, via live audio webcast on June 9, 2025 at 10:00 a.m. Eastern Time, unless the special meeting is adjourned. For additional information about the Redwire Special Meeting, see “The Redwire Special Meeting.”
Purpose of the Redwire Special Meeting
At the Redwire Special Meeting, Redwire stockholders will be asked to vote upon the following matters:
1.a proposal to approve the Mergers, including the Stock Issuance pursuant to the Mergers (Redwire Proposal No. 1 or the Merger Transactions Proposal); and
2.a proposal to approve one or more adjournments of the Redwire Special Meeting, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Transactions Proposal at the time of the Redwire Special Meeting (Redwire Proposal No. 2 or the Adjournment Proposal).
Who Can Vote at the Redwire Special Meeting
Holders of record of shares of Redwire Common Stock or Redwire Preferred Stock at the close of business on the Record Date of April 22, 2025 will be entitled to vote shares held at that date at the Redwire Special Meeting.
As of the Record Date, Redwire had 77,082,332 shares of Redwire Common Stock outstanding and 106,982.7 shares of Redwire Preferred Stock outstanding, each share of which converts into approximately 351.5 shares of Redwire Common Stock at an initial conversion price of $3.05 per share. Holders of shares of Redwire Common Stock are entitled to one (1) vote per share. Holders of shares of Redwire Preferred Stock are entitled to a number of votes equal to the number of shares of Redwire Common Stock into which the Redwire Preferred Stock is convertible. As a result, the holders of shares of Redwire Preferred Stock are entitled to an aggregate of 37,604,707 of votes on an as converted to Redwire Common Stock basis.
Vote Required for the Proposals
Merger Transactions Proposal. Assuming a quorum is present at the Redwire Special Meeting, approval of the Merger Transactions Proposal requires the affirmative vote of (i) the holders of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis) representing at least a majority of the votes cast on such proposal and (ii) the holders of a majority in voting power of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis) issued and outstanding and held, as of the Record Date, other than by (i) AE Industrial and (ii) (1) persons that Redwire has determined to be “officers of Redwire” within the meaning of Rule 16a-1(f) of the Exchange Act, and (2) members of the Redwire Board who are (A) not members of the Redwire Special Committee and (B) affiliated with AE Industrial. Under the terms of the Voting Agreements executed in connection with the signing of the Merger Agreement, certain Redwire stockholders have agreed, subject to limited exceptions, to vote “FOR” the Merger Transactions Proposal. However, the approval of the Merger Transactions Proposal still requires both the Majority Vote and the Minority Vote as described above.
Adjournment Proposal. Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis) present in person (virtually) or represented by proxy at the Redwire Special Meeting and entitled to vote thereon. In addition, even if a quorum does not exist, a majority in voting power of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis) present virtually or by proxy at the Redwire Special Meeting and entitled to vote thereon, or the chairman of the Redwire Special Meeting, may adjourn the meeting to another place, date or time.
Shares Owned by Redwire's Directors and Executive Officers
At the close of business on the Record Date, the directors and executive officers of Redwire and certain of their affiliates were entitled to vote approximately 1,904,952 shares of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis), which represented an aggregate of approximately 1.7% of Redwire’s outstanding voting power.
Recommendation of the Redwire Board
The Redwire Board recommends that the Redwire stockholders vote (i) “FOR” the Merger Transactions Proposal and (ii) “FOR” the Adjournment Proposal.
Interests of Certain Redwire Directors and Executive Officers in the Mergers
In considering the recommendation of the Redwire Board, upon the recommendation of the Redwire Special Committee, that Redwire stockholders vote “FOR” the Merger Transactions Proposal, Redwire stockholders should be aware that certain executive officers and directors of Redwire have interests in the Transactions that may be different from, or in addition to, the interests of Redwire stockholders generally. These interests constitute potential conflicts of interest that Redwire stockholders should carefully consider when evaluating the recommendation of the Redwire Board. The Redwire Board was aware of and considered these interests, among other matters, when it approved the Merger Agreement and recommended that Redwire stockholders approve the Mergers, including the Stock Issuance. For additional information about the interests of such individuals, please see “The Transactions—Interests of Certain Redwire Directors and Executive Officers in the Transactions.”
No Appraisal Rights
Redwire’s stockholders will not be entitled to exercise appraisal or dissenter’s rights under the DGCL, in connection with the Mergers or the Stock Issuance. See “No Appraisal Rights of Redwire Stockholders.”

Termination of the Merger Agreement
1.The Merger Agreement may be terminated by the mutual written consent of Redwire, on the one hand, and Edge Autonomy and Seller, on the other hand.
2.The Merger Agreement may be terminated by either Redwire, on the one hand, or by Edge Autonomy or Seller, on the other hand, if:
•a governmental body were to issue a final and non-appealable order, decree ruling or other action prohibiting the performance of the Merger Agreement or the transactions contemplated thereby, such that it would not be possible to satisfy (i) the closing condition requiring that the approvals and waiting periods under the HSR Act, any Other Antitrust Regulations and FDI Regulations, or any other applicable law to have been received and remain in effect (in the case of approvals) or have expired, been waived or been terminated (in the case of waiting periods) or (ii) the closing condition requiring that no final, binding and non-appealable injunction, order, judgment, decision, decree or ruling shall have been issued, promulgated, enacted or enforced by any governmental body enjoining or otherwise prohibiting the performance of the Merger Agreement or the consummation of any of the Transactions, in each case, unless such circumstance has been primarily caused by the action or inaction of the terminating party; or
•the Closing shall not have occurred on or before the Outside Date, unless the applicable failure to close shall have been caused by the action or inaction of the terminating party.
3.The Merger Agreement may be terminated by Redwire, Purchaser and Merger Sub, if neither Redwire, Purchaser nor Merger Sub is then in material breach of the Merger Agreement, and Seller or Edge Autonomy is in breach of a covenant or agreement, or a representation or warranty of Seller or Edge Autonomy is or has become untrue, in either case, such that a condition to the obligations of Redwire, Purchaser and Merger Sub to consummate the Closing would not be satisfied; provided, however, if such breach is curable, such right to terminate will not be available if Seller and Edge Autonomy use reasonable best efforts to cure such breach or breaches or such failure to perform after notice thereof is delivered by Redwire, Purchaser or Merger Sub to Edge Autonomy or Seller, as applicable, and such breach or breaches or failure to perform, as applicable, is cured by the earlier of (i) thirty (30) days following receipt by Edge Autonomy or Seller, as applicable, of written notice of such breach or failure to perform from Redwire, Purchaser or Merger Sub and (ii) the day which is the last business day prior to the Outside Date.
4.The Merger Agreement may be terminated by Edge Autonomy or Seller, if neither Edge Autonomy nor Seller is then in material breach of the Merger Agreement, and Redwire, Purchaser or Merger Sub is in breach of a covenant or agreement, or a representation or warranty of Redwire, Purchaser or Merger Sub is or has become untrue, in either case, such that a condition to the obligations of Edge Autonomy or Seller to consummate the Closing would not be satisfied; provided, however, if such breach is curable, such right to terminate will not be available if Redwire, Purchaser and Merger Sub use reasonable best efforts to cure such breach or breaches or such failure to perform after notice thereof is delivered by Edge Autonomy or Seller to Redwire, Purchaser or Merger Sub, as applicable, and such breach or breaches or failure to perform, as applicable, is cured by the earlier of (i) thirty (30) days following receipt by Redwire, Purchaser or Merger Sub, as applicable, of written notice of such breach or failure to perform from Edge Autonomy or Seller and (ii) the day which is the last business day prior to the Outside Date.
5.The Merger Agreement may be terminated by Seller if (i) the conditions to the obligations of Redwire, Purchaser and Merger Sub to consummate the Closing have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which shall be capable of being satisfied if the Closing Date were the date that notice of termination is delivered by Seller to Redwire), (ii) Redwire, Purchaser and Merger Sub do not consummate the Transactions by the day and time the Closing is required to occur and (iii) Seller has, at least two (2) business days prior to terminating the Merger Agreement pursuant to such right to terminate, irrevocably confirmed to Redwire in writing that Seller and Edge Autonomy are ready, willing and able to consummate the Closing (subject to conditions that by their terms or nature are to be satisfied at the Closing), and Redwire, Purchaser and Merger Sub have not consummated the Closing by the end of such two (2)-business day period.
6.The Merger Agreement may be terminated by either Redwire or Seller if Redwire fails to obtain the Requisite Vote at the Redwire Special Meeting.
Termination Fees; Expenses and Damages
Effect of Termination
In the event of termination of the Merger Agreement as described in the section entitled “The Merger Agreement—Termination of the Merger Agreement”, the Merger Agreement shall become void and of no further force and effect without any liability or obligation on the part of any party to the Merger Agreement, except:
•with respect to liabilities and obligations under the confidentiality agreement between Redwire and Edge Autonomy;
•no such termination will relieve any party to the Merger Agreement of any liability for damages resulting from fraud or any willful breach of the Merger Agreement by such party; and
•certain provisions of the Merger Agreement will survive the termination, including such provisions regarding termination fees.
Expenses and Damages
In determining losses or damages that are recoverable upon termination by a party to the Merger Agreement for another party’s breach, such losses or damages will not be limited to reimbursement of expenses or out-of-pocket costs, and will include the benefit of the bargain lost by such party, taking into account all relevant matters (including other opportunities and the time value of money), which will be deemed damages of such party.
Redwire has agreed to pay Seller or its designee (as directed by Seller in writing) a fee of $1,000,000 in the event that the Merger Agreement is:
•terminated by Edge Autonomy or Seller pursuant to paragraph 4 in the section above entitled “The Merger Agreement—Termination of the Merger Agreement;” or
•terminated by Seller pursuant to paragraph 5 in the section above entitled “The Merger Agreement—Termination of the Merger Agreement.”
While Seller and Edge Autonomy may pursue each of (i) a grant of specific performance or other equitable relief under the Merger Agreement and (ii) the payment of the termination fee, Seller or Edge Autonomy will be permitted or entitled to receive only (a) a grant of specific performance to cause Redwire to consummate the Closing or (b) the termination fee; provided, however, in the event that Redwire pays such termination fee to the Seller (or its designee(s)):
•in no event will Redwire’s, Purchaser’s and Merger Sub’s aggregate liability under the Merger Agreement or any other agreement contemplated by the Merger Agreement, with respect to remedies other than specific performance to cause the consummation of the Closing, exceed an amount equal to such termination fee;
•Seller’s receipt of such termination fee will be the sole and exclusive remedy of Seller, the Edge Autonomy Group, each of their affiliates and each such Person’s and their respective affiliates’ agents, successors and permitted assigns for any and all liabilities as a result of any breach of, or non-compliance with, any covenant, agreement, representation or warranty in the Merger Agreement (including any willful breach) or any agreement contemplated by the Merger Agreement or the failure of the Transactions to be consummated or otherwise related or connected to the Merger Agreement or any Ancillary Agreement;

•none of Seller, Edge Autonomy or any of their respective affiliates or any such Person’s or their respective affiliates’ agents, successors and permitted assigns may seek to recover any other damages or seek any other remedy with respect to any losses or damages suffered in connection with the Merger Agreement or any debt commitment letter;
•Seller’s receipt of such termination fee would prohibit Seller from seeking specific performance or other equitable relief under the Merger Agreement or being indemnified and reimbursed for losses or expenses in connection with their cooperation with respect to a Debt Financing or an Equity Financing; and
•Seller’s (or its designee’s) actual receipt of such termination fee will be deemed to be liquidated damages, which amounts constitute a reasonable estimate of the damages that will be suffered by reason of any such termination of the Merger Agreement.
In no event would Redwire be required to pay the termination fee on more than one (1) occasion.
Opinion of Redwire Special Committee’s Financial Advisor
The Redwire Special Committee retained Roth Capital to act as its financial advisor in connection with the Merger Agreement. On January 16, 2025, Roth Capital delivered its oral opinion, subsequently confirmed in writing, to the Redwire Special Committee that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in the opinion, the consideration to be paid by Redwire in connection with the Mergers was fair from a financial point of view.
You are urged to read Roth Capital’s opinion carefully and in its entirety. The opinion addresses only the fairness of the Merger Consideration payable by Redwire pursuant to the Merger Agreement, from a financial point of view, as of the date of the opinion. Roth Capital expressed no opinion or recommendation to the Redwire Special Committee regarding whether Redwire should proceed with the Transactions, and Roth Capital’s opinion does not constitute a recommendation to any other Persons in respect of the Transactions, including as to how any stockholder of Redwire should vote with respect to the Transactions.
For further information, see “Opinion of Redwire Special Committee’s Financial Advisor” and Annex D.
Regulatory Approvals Required for the Mergers
Redwire has received all necessary approvals from the relevant governmental authorities or the applicable waiting periods under applicable law and regulation have expired.
Debt Financing
Redwire anticipates that total cash of approximately $180 million to fund the parties’ transaction expenses, the Cash Consideration and/or Edge Autonomy’s indebtedness in excess of Edge Autonomy’s balance sheet cash at Closing will be provided through a combination of (i) cash from Redwire’s balance sheet (which cash would include approximately $82.8 million raised from the redemption of its Warrants during the first quarter of 2025) and (ii) proceeds from new Debt Facilities (as defined below).
Redwire is in the process of marketing to a syndicate of banks and other financial institutions new senior secured debt facilities (the “Debt Facilities”), under which Redwire Holdings, LLC, a wholly-owned subsidiary of Redwire, would be the lead borrower (the “Borrower”). Redwire is targeting Debt Facilities with the following terms, subject to ongoing discussions with potential lenders:
The Debt Facilities would be effective upon the Closing Date and may consist of (i) a senior secured first lien revolving loan facility with expected maximum availability of $75 million (limited to $50 million as of the Closing Date), maturing four and a half years after the Closing Date and (ii) a senior secured first lien term loan facility in an aggregate principal amount of $250 million maturing five years after the Closing Date. The Borrower’s obligations under the Debt Facilities would be guaranteed by certain subsidiaries of Redwire. Proceeds from the Debt Facilities would be used in part to finance the Closing-related payments described in the preceding paragraph, to refinance Redwire’s existing debt facilities and for working capital purposes. The administrative and collateral agent for the

Debt Facilities would be JPMorgan Chase Bank, N.A. (“JPMorgan”) and the lead arrangers would include TCBI Securities, Inc., doing business as Texas Capital Securities, and JPMorgan, among others to be determined, if any. The principal amount under the term loan facility is expected to be subject to amortization at an initial rate of 5% per year, which rate would decrease to 1% after the outstanding principal amount of the term loans as of the Closing Date has been reduced by $50 million (the “Prepayment Event”). The revolving loans and term loans are expected to accrue interest at variable rates based on Term SOFR or other standard indices, plus a to be determined margin (with such margin to decrease by fifty (50) basis points following the Prepayment Event). A commitment fee of 37.5 basis points would also accrue in respect of the unused portion of the revolving loan. Obligations under the Debt Facilities would be secured by liens on substantially all of the assets of the Redwire entities party thereto. The Debt Facilities and their terms are subject to the negotiation and execution of definitive agreements, and the actual terms of such definitive agreements, if any, may differ from the anticipated terms described herein.
Litigation Relating to the Transactions
On February 6, 2025, Redwire received a demand letter (the “220 Demand”) from a purported Redwire stockholder, Steamfitters Local 449 Pension Fund (the “220 Demanding Stockholder”), pursuant to Section 220 of the DGCL, seeking books and records of Redwire to allegedly investigate the conduct of Redwire’s controlling stockholder, AE Industrial, and other fiduciaries in connection with the Transactions. Redwire is cooperating with such request and is providing requested information. It is not possible to predict whether the 220 Demand Stockholder will file a lawsuit with respect to the Transaction or any effect that such lawsuit would have thereon.
On April 22, 2025, counsel for Redwire received a letter from a law firm on behalf of an individual who is a purported Redwire stockholder, accompanied by a draft complaint naming Redwire and its directors as defendants and alleging that Redwire’s preliminary proxy statement with respect to the Transactions, filed with the SEC on April 7, 2025, omitted or misrepresented certain material information. Such draft complaint includes a request for injunctive relief with respect to the Redwire stockholder vote to approve, and the closing of, the Transactions, as well as other remedies, including counsel fees. Such letter asserts that counsel intends to file such draft complaint in the event that Redwire does not file “corrective disclosure” prior to the Redwire Special Meeting. Redwire believes that the allegations set forth in the draft complaint are without merit and, if such complaint is actually filed, will defend such action vigorously.
On April 28, 2025, counsel for Redwire received a letter from a law firm on behalf of an individual who is a purported Redwire stockholder alleging that Redwire’s preliminary proxy statement with respect to the Transactions, filed with the SEC on April 7, 2025, omitted or misrepresented certain material information and demanding that Redwire amend the proxy statement or issue supplemental disclosures to correct such alleged deficiencies. Redwire believes that the allegations set forth in the demand letter are without merit and, if any further demand is made or any complaint is actually filed, will defend such action vigorously.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Readers are cautioned that the statements contained in this proxy statement regarding expectations of our performance or other matters that may affect our or the combined company’s business, results of operations, or financial condition are “forward-looking statements” as defined by the “safe harbor” provisions in the Private Securities Litigation Reform Act of 1995. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included or incorporated in this proxy statement, including statements regarding our or the combined company’s strategy, financial projections, including the prospective financial information provided in this proxy statement, financial position, funding for continued operations, cash reserves, liquidity, projected costs, plans, projects, awards and contracts, and objectives of management, the entry into the potential business combination, the expected benefits from the proposed business combination, the expected performance of the combined company, the expectations regarding financing the proposed business combination, among others, are forward-looking statements. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “continued,” “project,” “plan,” “opportunity,” “estimate,” “potential,” “predict,” “demonstrates,” “may,” “will,” “could,” “intend,” “shall,” “possible,” “forecast,” “trends,” “contemplate,” “would,” “approximately,” “likely,” “outlook,” “schedule,” “pipeline,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not guarantees of future performance, conditions or results. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.
These factors and circumstances include, but are not limited to (1) risks associated with the continued economic uncertainty, including high inflation, effects of trade tariffs and other trade actions, supply chain challenges, labor shortages, increased labor costs, high interest rates, foreign currency exchange volatility, concerns of economic slowdown or recession and reduced spending or suspension of investment in new or enhanced projects; (2) the failure of financial institutions or transactional counterparties; (3) Redwire’s limited operating history and history of losses to date as well as the limited operating history of Edge Autonomy and the relatively novel nature of the drone industry; (4) the inability to successfully integrate recently completed and future acquisitions, including the proposed business combination with Edge Autonomy, as well as the failure to realize the anticipated benefits of the transaction or to realize estimated projected combined company results; (5) the development and continued refinement of many of Redwire’s and the combined company’s proprietary technologies, products and service offerings; (6) competition with new or existing companies; (7) the possibility that Redwire’s expectations and assumptions relating to future results and projections with respect to Redwire or Edge Autonomy may prove incorrect; (8) adverse publicity stemming from any incident or perceived risk involving Redwire, Edge Autonomy, the combined company, or their competitors; (9) unsatisfactory performance of our and the combined company’s products resulting from challenges in the space environment, extreme space weather events, the environments in which drones operate, including in combat or other areas where hostilities may occur, or otherwise; (10) the emerging nature of the market for in-space infrastructure services and the market for drones and related services; (11) inability to realize benefits from new offerings or the application of our or the combined company’s technologies; (12) the inability to convert orders in backlog into revenue; (13) our and the combined company’s dependence on U.S. and foreign government contracts, which are only partially funded and subject to immediate termination, which may be affected by changes in government program requirements, spending priorities or budgetary constraints, including government shutdowns, or which may be influenced by the level of military activities and related spending, such as in or with respect to ongoing or future conflicts, including the war in Ukraine, or as a result of changes in international support for military assistance to Ukraine; (14) the fact that Redwire is and the combined company will be subject to stringent economic sanctions and trade control laws and regulations; (15) the need for substantial additional funding to finance our and the combined company’s operations, which may not be available when needed, on acceptable terms or at all; (16) the dilution of existing holders of Redwire Common Stock that will result from the issuance of additional shares of Redwire Common Stock as consideration for the acquisition of Edge Autonomy, as well as the issuance of Redwire Common Stock in any offering that may be undertaken in connection with such acquisition; (17) the fact that the issuance and sale of shares of Redwire Preferred Stock has reduced the relative voting power of holders of Redwire Common Stock and diluted the ownership of holders of our capital stock; (18) the ability to achieve the conditions to cause, or timing of, any mandatory conversion of the Redwire Preferred Stock into Redwire Common Stock; (19) the fact that AE Industrial and Bain and their affiliates have significant influence over us, which could limit your ability to influence the outcome of key transactions, as well as AE Industrial’s increased voting power resulting from its receipt of the Equity Consideration; (20) the fact that provisions in our Certificate of Designation with respect to our Redwire Preferred Stock may delay or prevent our acquisition by a third party, which could also reduce the market price of our capital stock; (21) the fact that our Redwire Preferred Stock has rights, preferences and privileges that are not held by, and are preferential to, the rights of holders of our other outstanding capital stock; (22) the possibility of sales of a substantial amount of Redwire Common Stock by our current stockholders, as well as the equity owners of Edge Autonomy following consummation of the transaction, which sales could cause the price of Redwire Common Stock to fall; (23) the impact of the issuance of additional shares of Redwire Preferred Stock as paid-in-kind dividends on the price and market for Redwire Common Stock; (24) the volatility of the trading price of Redwire Common Stock; (25) risks related to short sellers of Redwire Common Stock; (26) Redwire’s or the combined company’s inability to report its financial condition or results of operations accurately or timely as a result of identified material weaknesses in internal control over financial reporting, as well as the possible need to expand or improve Edge Autonomy’s financial reporting systems and controls; (27) the possibility that the closing conditions under the Merger Agreement necessary to consummate the Mergers will not be satisfied; (28) the effect of any announcement or pendency of the proposed business combination on Redwire’s or Edge Autonomy’s business relationships, operating results and business generally; (29) risks that the proposed business combination disrupts current plans and operations of Redwire or Edge Autonomy; (30) the ability of Redwire or the combined company to raise financing in connection with the proposed business combination or to finance its operations in the future; (31) the impact of any increase in the combined company’s indebtedness incurred to fund working capital or other corporate needs, including the repayment of Edge Autonomy’s outstanding indebtedness and transaction expenses incurred to acquire Edge Autonomy, as well as debt covenants that may limit the combined company’s activities, flexibility or ability to take advantage of business opportunities, and the effect of debt service on the availability of cash to fund investment in the business; (32) the ability to implement business plans, forecasts and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities; (33) costs related to the Transactions; (34) a significant portion of Edge Autonomy’s revenues result from sales to customers in Ukraine, which sales have been declining and may continue to decline in the event that the war and hostilities in Ukraine end, decline or change, or as a result of changes in international support for military assistance to Ukraine; and (35) other risks and uncertainties described in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and those indicated from time to time in other documents filed or to be filed with the SEC by Redwire. The forward-looking statements contained in this communication are based on our current expectations and beliefs concerning future developments and their potential effects on us. If underlying assumptions to forward-looking statements prove inaccurate, or if known or unknown risks or uncertainties materialize, actual results could vary materially from those anticipated, estimated, or projected. The forward-looking statements contained in this communication are made as of the date of this communication, and Redwire disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons reading this communication are cautioned not to place undue reliance on forward-looking statements.

RISK FACTORS
In addition to the other information included in this proxy statement, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements”, you should carefully consider the following risks before deciding how to vote your shares of Redwire Common Stock at the Redwire Special Meeting. In addition, you should read and consider the risks associated with the business of Redwire because these risks will also affect Redwire following the Mergers. These risks can be found in Item 1A: “Risk Factors” in the Redwire Annual Report on Form 10-K for the year ended December 31, 2024, each of which is filed with the SEC and incorporated by reference into this proxy statement. You should also read and consider the other information in this proxy statement and the other documents incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 119.
Failure to complete the Mergers in a timely manner or at all could adversely affect Redwire’s business, operations and stock price.
Delays in completing the Mergers or the failure to complete the Mergers at all could adversely affect Redwire’s business and operations, and, in that event, the market price of shares of Redwire Common Stock may decline significantly, particularly to the extent that the current market price reflects a market assumption that the Mergers will be completed. If the Mergers are not completed for any reason, Redwire will not achieve the expected benefits thereof. In addition, Redwire will be required to pay certain costs relating to the Mergers, whether or not the Mergers are completed.
Under the Merger Agreement, Redwire is subject to certain restrictions on the conduct of its business prior to completing the Mergers which may prevent Redwire from pursuing actions that would benefit Redwire.
Under the Merger Agreement, Redwire is subject to certain restrictions on the conduct of its business prior to completing the Mergers. These restrictions may prevent Redwire from pursuing certain strategic transactions and otherwise pursuing other actions that are not in the ordinary course of business, even if such actions could prove beneficial. Additionally, the pendency of the Mergers may cause distractions from Redwire’s strategies and day-to-day operations for employees and management.
The Closing Per Share Price (i) is fixed only if no Equity Financing is completed, (ii) is subject to adjustment if an Equity Financing is completed and (iii) will not otherwise be subject to adjustment.
At the Closing, the Equity Consideration paid to the Seller will be based on a Closing Per Share Price of (i) $15.07 if no Equity Financing is completed prior to the Closing or (ii) the per share price paid in the Equity Financing if an Equity Financing is completed prior to the Closing. As a result, the market value of the Equity Consideration that the Seller will be entitled to receive at the Closing is uncertain. The Equity Consideration that the Seller will be entitled to receive at the Closing is not otherwise subject to adjustment.
Redwire stockholders will have a smaller ownership and voting interest in Redwire upon completion of the Mergers, compared to their respective ownership and voting interest in Redwire prior to the Mergers.
Upon completion of the Mergers, based on the number of shares of Redwire Common Stock and Redwire Preferred Stock outstanding on April 22, 2025, Redwire estimates that, after giving effect to the Stock Issuance, immediately following the Effective Time, it is expected that continuing Redwire stockholders will own approximately 69.0% and the Seller will own approximately 31.0% of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis), and that AE Industrial (including Seller) will beneficially own approximately 60.9% of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis). Accordingly, the current Redwire stockholders will exercise significantly less influence over Redwire after the Mergers relative to their respective influence over Redwire prior to the Mergers, and thus will have a less significant impact on the approval or rejection of future Redwire proposals submitted to a stockholder vote.

Upon completion of the Mergers, AE Industrial (including Seller) will hold a majority of the voting power of Redwire and will appoint a majority of the directors to the Redwire Board.
Following the Effective Time, AE Industrial (including Seller) will beneficially own approximately 60.9% of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis). Additionally, among other things, the A&R Investor Rights Agreement will provide that, of the nine (9) or more directors that will sit on the Redwire Board, (i) the AE Industrial Stockholders will be permitted to designate four (4) directors for election to the Redwire Board, which number would be reduced once the AE Industrial Stockholders no longer hold fifty percent (50%) or more of the Redwire Common Stock beneficially owned by the AE Industrial Stockholders (excluding Redwire Common Stock beneficially owned by Seller) at the Closing and (ii) Seller will be permitted to designate one (1) director for election to the Redwire Board so long as Seller continues to hold twenty-five percent (25%) or more of the Redwire Common Stock beneficially owned by Seller (excluding Redwire Common Stock beneficially owned by the AE Industrial Stockholders) at the Closing, provided that so long as the AE Industrial Stockholders and Seller collectively may nominate an aggregate of five (5) directors to the Redwire Board, all but one (1) director must be independent under NYSE listing standards and, if less than five (5), a majority must be independent.
If the Mergers are not consummated by the Outside Date, either Redwire or Edge Autonomy may terminate the Merger Agreement.
The Mergers are currently expected to close in the second quarter of 2025 promptly after the Redwire Special Meeting, assuming that all of the conditions in the Merger Agreement are either satisfied or waived. The Merger Agreement provides that either Redwire, on the one hand, or Seller or Edge Autonomy, on the other hand, may terminate the Merger Agreement, subject to certain conditions set forth in the Merger Agreement, if the Mergers have not occurred on or before the Outside Date. However, this termination right will not be available to a party if that party’s failure to comply with any provision of the Merger Agreement has been the principal cause of, or resulted in, the failure of the Mergers to occur by the Outside Date. For more information, see “The Merger Agreement—Termination of the Merger Agreement” beginning on page 80. In the event the Merger Agreement is terminated by either party due to the failure of the Mergers to close by the Outside Date, Redwire will have incurred significant costs and diverted significant management focus and resources from other strategic opportunities without realizing the anticipated benefits of the Mergers.
An adverse judgment in any litigation challenging the Mergers may prevent the Mergers from becoming effective or from becoming effective within the expected timeframe.
Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into merger agreements or other agreements similar to the Merger Agreement. As of the date of this proxy statement, Redwire has received (a) the 220 Demand from the 220 Demanding Stockholder, pursuant to Section 220 of the DGCL, seeking books and records of Redwire to allegedly investigate the conduct of Redwire’s controlling stockholder, AE Industrial, and other fiduciaries in connection with the Transactions, (b) a letter from a law firm on behalf of a purported Redwire stockholder accompanied by a draft complaint that, if filed, would seek injunctive relief and other remedies with respect to Redwire’s preliminary proxy statement with respect to the Transactions and (c) a letter from a law firm on behalf of a purported Redwire stockholder alleging that Redwire’s preliminary proxy statement with respect to the Transactions, filed with the SEC on April 7, 2025, omitted or misrepresented certain material information and demanding that Redwire amend the proxy statement or issue supplemental disclosures to correct such alleged deficiencies. For a more detailed description of such matters, see “Litigation Relating to the Transactions” beginning on page 88 of this proxy statement. With respect to the 220 Demand, Redwire is cooperating with the request and is providing the applicable requested information. Redwire believes that each of the two demand letters and the allegations set forth in the draft complaint are without merit and, if such complaint is actually filed, will defend such action vigorously. It is not possible to predict whether such matters will result in the actual filing of lawsuits with respect to the Transactions or the effect that such lawsuits would have on the Transactions.
Redwire cannot assure you as to the outcome of such matters or any other lawsuit that may be filed, including the amount of costs associated with defending these claims or any other liabilities that may be incurred in connection with the litigation of these claims. If plaintiffs are successful in obtaining an injunction prohibiting the parties from completing the Transactions on the agreed-upon terms, such an injunction may delay the consummation of the Transactions in the expected timeframe, or could indefinitely enjoin the Transactions from being consummated altogether. Whether or not any plaintiff’s claim is successful, this type of litigation may result in significant costs and divert management’s attention and resources, which could adversely affect the operation of Redwire’s business.
Redwire expects to incur substantial expenses related to the Transactions, including with respect to integration.
Redwire expects to incur substantial expenses in completing the Transactions and integrating the business, operations, systems, technologies, policies and procedures of Edge Autonomy with those of Redwire. While Redwire has assumed that a certain level of expenses would be incurred, there are a number of factors beyond its control that could affect the total amount or the timing of the expenses relating to the completion of the Transactions and the integration of Redwire’s and Edge Autonomy’s operations. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the expenses associated with the Transactions could, particularly in the near term, reduce the savings that Redwire expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings following the completion of the Transactions, and impact Redwire’s business and operations and the market price of the Redwire Common Stock.
Following the Mergers, Redwire may be unable to integrate the current operations of Redwire and Edge Autonomy successfully and realize the anticipated synergies and other benefits of the Mergers, or unable to do so within the anticipated timeframe.
The Mergers involve the combination of two (2) companies which currently operate independently. Following the Closing, Redwire is expected to benefit from the elimination of duplicative costs associated with general and administrative expenses, among others. Redwire will, however, be required to devote significant management attention and resources to integrating the business practices and operations of Edge Autonomy with Redwire’s. Potential difficulties Redwire may encounter in the integration process include, among others, the following:
1.the inability to successfully combine the operations of Redwire and Edge Autonomy in a manner that permits Redwire to achieve the cost savings from the Mergers, or results in the anticipated benefits and synergies of the Mergers not being realized in the timeframe currently anticipated or at all;
2.the inability to integrate product lines and capitalize on cross-selling opportunities;
3.potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Mergers;
4.failure to retain key employees of Edge Autonomy;
5.the potential need to upgrade Edge Autonomy’s reporting systems, including internal controls over financial reporting and/or systems, which may be found to have material weaknesses or significant deficiencies; and
6.additional complexities of combining two (2) companies with different histories, products, markets and customers.
For all these reasons, it is possible that the integration process could result in the distraction of Redwire’s management, the disruption of Redwire’s ongoing business or inconsistencies in Redwire’s operations, services, standards, controls, procedures and policies, any of which could adversely affect the ability of Redwire to maintain relationships with customers, vendors and employees or to achieve the anticipated benefits of the Mergers, or could otherwise adversely affect Redwire’s business and financial results.
The market price of Redwire Common Stock may decline as a result of the Transactions.
The market price of Redwire Common Stock may decline as a result of the Transactions if (a) Redwire does not achieve the perceived benefits of the Transactions as rapidly or to the extent anticipated by financial or industry analysts, or (b) the effect of the Transactions on Redwire’s financial results is not consistent with the expectations of financial or industry analysts. Current Redwire stockholders may not wish to continue to invest in Redwire, or for other reasons may wish to dispose of some or all of their shares of Redwire Common Stock. In addition, the expiration of the lock-up set forth in the A&R Investor Rights Agreement (as described in the section entitled “Other Transaction Agreements—A&R Investor Rights Agreement”) may result in additional shares of Redwire Common Stock being sold. If, following the Closing, significant amounts of Redwire Common Stock are sold, the price of Redwire Common Stock could decline.
The unaudited pro forma financial statements included in this proxy statement are presented for illustrative purposes only and should not be viewed as an indication of Redwire’s financial condition or results of operations after the Transactions.
The unaudited pro forma financial statements contained in this proxy statement are presented for illustrative purposes only, are based on various adjustments, assumptions and preliminary estimates, and should not be viewed as an indication of Redwire’s future financial condition or results of operations resulting from the Transactions. The actual financial condition and results of operations of Redwire following the Transactions may not be consistent with, or evident from, these unaudited pro forma financial statements. In addition, the assumptions used in preparing the unaudited pro forma financial statements may not prove to be accurate, and other factors may affect Redwire’s financial condition or results of operations following the Transactions. Any potential decline in Redwire’s financial condition or results of operations may cause significant variations in the market price of Redwire Common Stock following the Transactions.
Following the Transactions, Redwire stockholders will own interests in a company with different risks and liabilities.
Upon consummation of the Transactions, Redwire stockholders will own interests in a company operating an expanded business with a different mix of risks and liabilities. Edge Autonomy is a provider of UAS technology, and the market for UAS technology services is still an emerging market. Unsatisfactory performance of Edge Autonomy’s products resulting from the environments in which drones operate, including in combat or other areas where wars and hostilities may occur (for example, the war in Ukraine), or numerous other market and technological factors may cause the demand for the products and technologies offered by Edge Autonomy to decline or be subject to variation and may cause variations in the market price of Redwire Common Stock following the Transactions. In particular, a significant portion of Edge Autonomy’s sales are to customers in Ukraine, which sales have been declining and may continue to decline in the event that the war and hostilities in Ukraine end, decline or change, or as a result of changes in international support for military assistance to Ukraine.
Redwire may need to incur additional indebtedness in the future.
In connection with executing Redwire’s business strategies following the Transactions, Redwire may need to incur additional indebtedness to fund working capital or other corporate needs, including the repayment of Edge Autonomy’s outstanding indebtedness and transaction expenses incurred to acquire Edge Autonomy. The amount of such indebtedness could have material adverse consequences for Redwire, including subjecting Redwire to debt covenants that may limit Redwire’s activities, flexibility or ability to take advantage of business opportunities, limiting the amount of free cash flow available for future operations, acquisitions, dividends, stock repurchases or other uses, and making Redwire more vulnerable to economic or industry downturns, including interest rate increases, the impact of which could have a material adverse effect on Redwire’s results of operations, financial condition and liquidity.
Recent tariff actions by the United States and other countries may adversely affect demand for Redwire’s and Edge Autonomy’s products and services, as well as increase manufacturing costs, which could have a material adverse effect on our business, financial condition and results of operations.
The current U.S. administration recently announced significant tariff actions on imports from a broad set of countries, including Canada, Mexico, European Union member states, Japan and China. The effects of these tariffs cannot be predicted with certainty but there is a likelihood that they will create increased supply chain costs for certain inputs to the manufacture of both Redwire and Edge Autonomy products and potentially cause shortages of certain raw materials or supplied components. In response to these tariffs, U.S. trading partners have imposed, or are likely to impose, their own tariffs, which could have the effect of increasing the cost of both Redwire and Edge Autonomy products and services that are sold to or in foreign countries. In addition, many economists and other market experts have indicated an increased likelihood of global recession as a result of the potential disruption to international trade.
Although a majority of Redwire’s sales are to domestic customers and a significant portion of Edge Autonomy’s sales to non-U.S. customers is supplied from its factory in Europe, which should mitigate the effects of tariff actions on such sales, foreign sales are expected to represent a significant portion of Redwire’s and Edge Autonomy’s combined total revenues. Accordingly, these trade actions and the widespread uncertainty and international tensions resulting therefrom, including, without limitation, the effect on the value of the U.S. dollar relative to other currencies, may adversely affect revenues, costs of sales and production volumes, any of which could materially and adversely harm our business, financial condition and results of operations.
Redwire faces other risks.
The foregoing risks are not exhaustive, and you should be aware that, following the Transactions, Redwire will face various other risks, including those discussed in reports filed by Redwire with the SEC. See “Where You Can Find More Information” beginning on page 119.

THE REDWIRE SPECIAL MEETING
This proxy statement is being provided to Redwire stockholders as part of a solicitation of proxies by the Redwire Board for use at the Redwire Special Meeting. This proxy statement contains important information regarding the Redwire Special Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.
Date, Time, and Place
The Redwire Special Meeting will be held virtually, via live audio webcast on June 9, 2025 at 10:00 a.m. Eastern Time, unless the special meeting is adjourned.
Purpose of the Redwire Special Meeting
At the Redwire Special Meeting, Redwire stockholders will be asked to vote upon the following matters:
1.a proposal to approve the Mergers, including the Stock Issuance pursuant to the Mergers (Redwire Proposal No. 1 or the Merger Transactions Proposal); and
2.a proposal to approve one or more adjournments of the Redwire Special Meeting, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Transactions Proposal at the time of the Redwire Special Meeting (Redwire Proposal No. 2 or the Adjournment Proposal).
Who Can Vote at the Redwire Special Meeting
Holders of record of shares of Redwire Common Stock or Redwire Preferred Stock at the close of business on the Record Date of April 22, 2025 will be entitled to vote shares held at that date at the Redwire Special Meeting or any adjournments thereof.
As of the Record Date, Redwire had 77,082,332 shares of Redwire Common Stock outstanding and 106,982.7 shares of Redwire Preferred Stock outstanding, each share of which converts into approximately 351.5 shares of Redwire Common Stock at an initial conversion price of $3.05 per share. Holders of shares of Redwire Common Stock are entitled to one (1) vote per share. Holders of shares of Redwire Preferred Stock are entitled to a number of votes equal to the number of shares of Redwire Common Stock into which the Redwire Preferred Stock is convertible. As a result, the holders of shares of Redwire Preferred Stock are entitled to an aggregate of 37,604,707 votes on an as converted to Redwire Common Stock basis.
Vote Required for the Proposals
Merger Transactions Proposal. Assuming a quorum is present at the Redwire Special Meeting, approval of the Merger Transactions Proposal requires the affirmative vote of (i) the holders of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis) representing at least a majority of the votes cast on such proposal and (ii) the holders of a majority in voting power of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis) issued and outstanding and held, as of the Record Date, other than by (i) AE Industrial and (ii) (1) persons that Redwire has determined to be “officers of Redwire” within the meaning of Rule 16a-1(f) of the Exchange Act, and (2) members of the Redwire Board who are (A) not members of the Redwire Special Committee and (B) affiliated with AE Industrial. Under the terms of the Voting Agreements, executed in connection with the signing of the Merger Agreement, certain Redwire stockholders have agreed, subject to limited exceptions, to vote “FOR” the Merger Transactions Proposal. However, the approval of the Merger Transactions Proposals still requires both the Majority Vote and the Minority Vote as described above.
Adjournment Proposal. Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis) present in person (virtually) or represented by proxy at the Redwire Special Meeting and entitled to vote thereon. In addition, even if a quorum does not exist, a majority in voting power of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis) present in person (virtually) or by proxy at the Redwire Special Meeting and entitled to vote thereon, or the chairman of the Redwire Special Meeting, may adjourn the meeting to another place, date or time.
Shares Owned by Redwire's Directors and Executive Officers
At the close of business on the Record Date, the directors and executive officers of Redwire and certain of their affiliates were entitled to vote approximately 1,904,952 shares of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis), which represented an aggregate of approximately 1.7% of Redwire’s outstanding voting power.
Recommendation of the Redwire Board
The Redwire Board recommends that the Redwire stockholders vote (i) “FOR” the Merger Transactions Proposal and (ii) “FOR” the Adjournment Proposal.
Interests of Certain Redwire Directors and Executive Officers in the Transactions
In considering the recommendation of the Redwire Board, upon the recommendation of the Redwire Special Committee, that Redwire stockholders vote “FOR” the Merger Transactions Proposal, Redwire stockholders should be aware that certain executive officers and directors of Redwire have interests in the Transactions that may be different from, or in addition to, the interests of Redwire stockholders generally. The Redwire Board was aware of and considered these interests, among other matters, when it approved the Merger Agreement and recommended that Redwire stockholders approve the Mergers, including the Stock Issuance. For additional information about the interests of such individuals, please see “The Transactions—Interests of Certain Redwire Directors and Executive Officers in the Transactions.”
Quorum Requirement
The presence, in person (virtually) or represented by proxy, of the holders of a majority of the voting power of the shares of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis) outstanding on the Record Date and entitled to vote at the Redwire Special Meeting will constitute a quorum for purposes of voting at the Redwire Special Meeting. Your shares will be counted as present if you are a record holder and you attend the Redwire Special Meeting virtually, if you are a record holder and you have submitted valid proxy instructions over the Internet, by telephone or by mail, or if you hold your shares beneficially through a bank, broker, or other nominee and follow the instructions provided by such bank, broker or other nominee to vote your shares.
For additional information about the Redwire Special Meeting, see “The Merger Agreement—Conditions to Completion of the Mergers.”
Attending the Redwire Special Meeting
Stockholders eligible to vote at the Redwire Special Meeting, or their duly authorized proxies, may attend the Redwire Special Meeting virtually, via live audio webcast on June 9, 2025 at 10:00 a.m. Eastern Time online by visiting www.virtualshareholdermeeting.com/RDW2025SM. Stockholders will not be able to attend the Redwire Special Meeting in person.
Methods of Voting—Beneficial Owners
If a Redwire stockholder holds shares through a bank, broker, trustee or other nominee, such stockholder is a beneficial stockholder. Such stockholder is advised to refer to the materials forwarded to such stockholder by such stockholder’s bank, broker, trustee or other nominee for instructions on how to vote the applicable shares.
Methods of Voting—Registered Stockholders
If a Redwire stockholder holds shares in their own name, such stockholder is a registered stockholder and may vote during the virtual Redwire Special Meeting at www.virtualshareholdermeeting.com/RDW2025SM. Such stockholder will need to log in by entering their unique 16-digit control number included on their proxy card or on the voting instruction form accompanying these proxy materials. Only one (1) person will be able to log in with such unique control number at any time. Such stockholder can also vote by proxy before the Redwire Special Meeting in the following ways:
1.via the Internet at www.proxyvote.com;
2.via telephone by calling 1-800-454-8683; or
3.by signing and returning a proxy card, which must be received prior to the commencement of the Redwire Special Meeting.
Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 8, 2025.
Redwire encourages each registered stockholder to sign and return the proxy card even if such stockholder plans to attend the Redwire Special Meeting virtually, so that such stockholder’s shares will be voted if such stockholder is ultimately unable to attend the Redwire Special Meeting.
Failure to Submit a Proxy or Vote; Broker Non-Votes
A stockholder’s failure to return a proxy card or otherwise cause their shares not to be present virtually or represented by proxy at the Redwire Special Meeting will result in their shares not being considered present for the purpose of determining the presence of a quorum, will have no effect on the Majority Vote required for the Merger Transactions Proposal, will have the same effect as a vote “AGAINST” the Minority Vote required for the Merger Transactions Proposal, and will have no effect on the Adjournment Proposal. An abstention will not be treated as a vote cast, will have no effect on the Majority Vote required for the Merger Transactions Proposal, will have the same effect as a vote “AGAINST” the Minority Vote required for the Merger Transactions Proposal, and will have the same effect as a vote “AGAINST” the Adjournment Proposal. Because all of the proposals in this proxy statement are “non-routine” matters, brokers do not have discretionary voting authority with respect to any of the proposals described in this proxy statement and, as a result, we do not anticipate there being any broker non-votes at the Redwire Special Meeting.
Failure to Provide Voting Instructions
Stockholders of record should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies that are signed and returned will be voted in accordance with the Redwire Board’s recommendations, which are (a) “FOR” the Merger Transactions Proposal and (b) “FOR” the Adjournment Proposal.
Revoking a Proxy
Beneficial Stockholders. Beneficial stockholders that would like to revoke their proxies should contact their bank, broker, trustee or other nominee for instructions on how to change their proxy vote.
Registered Stockholders. Registered stockholders may change a properly executed proxy at any time before its exercise:
1.via the Internet at www.proxyvote.com;
2.via telephone by calling 1-800-454-8683;
3.by signing and returning a proxy card, which must be received prior to the commencement of the Redwire Special Meeting; or
4.by voting at the virtual Redwire Special Meeting.

If you are a Redwire stockholder and have any questions about the Mergers or the Redwire Special Meeting or need assistance voting your shares of Redwire capital stock, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:
Redwire Investor Relations:
650-701-7722
investorrelations@redwirespace.com
Solicitation of Proxies
Redwire will bear all costs associated with soliciting proxies from Redwire stockholders. Redwire’s directors, executive officers and other employees may solicit proxies through various means, including mail, telephone, Internet, and personal or electronic communication on Redwire’s behalf, without receiving additional compensation beyond reimbursement for their reasonable out-of-pocket expenses. Additionally, Redwire will request that brokerage houses, custodians, nominees and fiduciaries forward proxy materials to beneficial owners and request instructions for voting the proxies, and Redwire will reimburse them for reasonable expenses incurred in doing so.

REDWIRE PROPOSAL NO. 1: MERGER TRANSACTIONS PROPOSAL
The Mergers, including the Stock Issuance pursuant to the Mergers, are subject to approval by Redwire stockholders pursuant to the Merger Agreement and as required by applicable rules of the NYSE. Pursuant to the Merger Agreement, approval of the Merger Transactions Proposal is a condition to the consummation of the Transactions. If the Merger Transactions Proposal is not approved, the Mergers will not be completed.
Assuming a quorum is present at the Redwire Special Meeting, the approval of the Merger Transactions Proposal requires the affirmative vote of (i) the holders of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis) sufficient to constitute the Majority Vote and (ii) the holders of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis) sufficient to constitute the Minority Vote. Under the terms of the Voting Agreements, executed in connection with the signing of the Merger Agreement, certain Redwire stockholders have agreed, subject to limited exceptions, to vote “FOR” the Merger Transactions Proposal. However, the approval of the Merger Transactions Proposals still requires both the Majority Vote and the Minority Vote as described above.
Please note that for purposes of the Merger Transactions Proposal, the failure to return your proxy card or otherwise cause your shares not to be present in person (virtually) or represented by proxy at the Redwire Special Meeting will result in your shares not being considered present for the purpose of determining the presence of a quorum, will have no effect on the Majority Vote required for the Merger Transactions Proposal and will have the same effect as a vote “AGAINST” the Minority Vote required for the Merger Transactions Proposal. An abstention will not be treated as a vote cast, will have no effect on the Majority Vote required for the Merger Transactions Proposal and will have the same effect as a vote “AGAINST” the Minority Vote required for the Merger Transactions Proposal. Because all of the proposals in this proxy statement are “non-routine” matters, brokers do not have discretionary voting authority with respect to any of the proposals described in this proxy statement and, as a result, we do not anticipate there being any broker non-votes at the Redwire Special Meeting.
The Redwire board of directors recommends that Redwire stockholders vote “FOR” the Merger Transactions Proposal (Redwire Proposal No. 1 on the accompanying proxy card).

REDWIRE PROPOSAL NO. 2: ADJOURNMENT PROPOSAL
Redwire is asking you to approve a proposal to approve one or more adjournments of the Redwire Special Meeting to a later date or dates, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Transactions Proposal at the time of the Redwire Special Meeting. If Redwire stockholders approve the Adjournment Proposal, Redwire could adjourn the Redwire Special Meeting and any adjourned session of the Redwire Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the approval of the Merger Transactions Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if Redwire had received proxies representing a sufficient number of votes against the proposal to approve the Merger Transactions Proposal, such that proposal would be defeated, Redwire could adjourn the Redwire Special Meeting without a vote on the proposal to approve the Merger Transactions Proposal and seek to convince the holders of those shares to change their votes to votes in favor of that proposal. Additionally, Redwire may seek to adjourn the Redwire Special Meeting if a quorum is not present at the meeting.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis) present in person (virtually) or represented by proxy at the Redwire Special Meeting and entitled to vote thereon. In addition, even if a quorum does not exist, a majority in voting power of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis) present in person (virtually) or by proxy at the Redwire Special Meeting and entitled to vote thereon, or the chairman of the Redwire Special Meeting, may adjourn the meeting to another place, date or time. Abstentions will have the same effect as a vote “AGAINST” the foregoing proposal. Because all of the proposals in this proxy statement are “non-routine” matters, brokers do not have discretionary voting authority with respect to any of the proposals described in this proxy statement and, as a result, we do not anticipate there being any broker non-votes at the Redwire Special Meeting.
The Redwire Board recommends a vote “FOR” the Adjournment Proposal (Redwire Proposal No. 2 on the accompanying proxy card).

THE TRANSACTIONS
General
On January 16, 2025, the Redwire Board approved the Merger Agreement, a copy of which is attached as Annex A to this proxy statement, and the transactions contemplated thereby.
Subject to the terms and conditions of the Merger Agreement, on the Closing Date, (i) Merger Sub will merge with and into Edge Autonomy, with Edge Autonomy surviving such merger as a wholly-owned subsidiary of Redwire, and immediately following such First Merger, Edge Autonomy will merge with and into Purchaser, with Purchaser surviving such Second Merger as a wholly-owned subsidiary of Redwire and (ii) Redwire shall deliver the aggregate purchase price with respect to the Mergers, payable in a combination of cash and Redwire Common Stock, subject to customary adjustments for indebtedness, cash, working capital and transaction expenses, as described in the section entitled “The Merger Agreement—Merger Consideration.” Immediately following the Effective Time, it is expected that continuing Redwire stockholders will own approximately 69.0% and Seller will own approximately 31.0% of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis), and that AE Industrial (including Seller) will beneficially own approximately 60.9% of Redwire Common Stock and Redwire Preferred Stock (on an as converted to Redwire Common Stock basis).
Background of the Transactions
As part of Redwire’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Redwire Board and management team periodically review, consider and assess Redwire’s operations and financial performance, as well as overall industry, competitive and macroeconomic conditions, as they may affect those strategic goals and plans, with the aim of enhancing stockholder value. During 2024, this review included, among other things, the consideration of certain potential opportunities for business combinations, acquisitions and other financial and strategic alternatives.
During August and September of 2024, as part of such regular and ongoing reviews, Redwire considered and engaged in discussions regarding a potential business combination transaction with a third party, but ultimately declined to pursue the potential business combination due to the parties’ inability to agree on valuation. In connection with such matter, Richards, Layton & Finger, P.A. (“RLF”) represented a committee of the Redwire Board composed solely of independent directors. Such discussions ultimately did not result in a transaction.
In late September 2024, as a result of phone conversations between Redwire executive officers, including Peter Cannito (Chief Executive Officer of Redwire), and representatives of AE Industrial, including Kirk Konert (a member of the Redwire Board and a Managing Partner at AE Industrial), Redwire became aware of a competitive sale process being conducted by Edge Autonomy, an entity wholly-owned by an affiliate of AE Industrial, which is a stockholder of Redwire, holding (as of September 30, 2024), approximately 47.8% of the voting power of Redwire’s capital stock. On September 30, 2024, Redwire executed a non-disclosure agreement with Edge Autonomy and, the following day, received a confidential information memorandum discussing Edge Autonomy and its business.
On October 1, 2024, members of Redwire management, including Jonathan Baliff (Chief Financial Officer), Aaron Futch (General Counsel) and Nicole Taylor (Vice President of Support and Operations), attended an introductory videoconference meeting held by representatives of Citigroup, Edge Autonomy’s financial advisor, to discuss the prospective transaction with Edge Autonomy.
During early October 2024, preliminary discussions took place between representatives of Redwire and Edge Autonomy with respect to Redwire potentially participating in the sale process being conducted by Edge Autonomy and process matters in light of AE Industrial’s ownership position in both entities. In addition, Redwire management, together with J.P. Morgan and GH Partners, financial advisors to Redwire, reviewed the materials received from Edge Autonomy in connection with preparing a potential letter of intent to be submitted as part of the sales process to acquire Edge Autonomy.
Also in early October 2024, in anticipation that a special committee would be formed in connection with participating in the sales process being conducted by Edge Autonomy, RLF performed a customary conflicts check and confirmed that RLF did not have any conflicts of interest to represent a special committee with respect to a potential transaction to acquire Edge Autonomy and in light of the interest of AE Industrial. Thereafter, following further discussions with RLF, the Redwire Special Committee (defined below) determined to engage RLF in connection with the Edge Autonomy transaction.
On October 8, 2024, the Redwire Board held a meeting by videoconference attended by members of Redwire management and RLF. Redwire management presented to the Redwire Board information regarding the potential opportunity to acquire Edge Autonomy, discussed Edge Autonomy’s business and alignment with Redwire’s business, as well as preliminary perspectives on pricing, consideration mix, financing and due diligence and process matters. The meeting’s participants discussed, among other things, the opportunity to acquire Edge Autonomy and the preliminary analysis being conducted by Redwire management. The Redwire Board also discussed the actual or potential conflict of interest caused by AE Industrial’s substantial equity position in both Edge Autonomy and Redwire. Accordingly, the Redwire Board adopted resolutions forming a special committee of the Redwire Board (the “Redwire Special Committee”) composed of Mr. Bolton, Mr. Bevacqua, and Ms. Isham, each of whom was determined to be independent under NYSE independence standards and independent from AE Industrial, and each of whom also was determined to have no material interest in the potential transaction with Edge Autonomy that was different from, or in addition to, the interests of Redwire’s stockholders generally. The Redwire Special Committee was empowered to, among other things, consider, evaluate, review, monitor and negotiate the potential Edge Autonomy transaction, as well as make a recommendation to the Redwire Board concerning the potential Edge Autonomy transaction and was empowered to terminate negotiations or consideration of the potential Edge Autonomy transaction. In addition, the Redwire Board resolved that it would not authorize or approve a potential transaction with Edge Autonomy absent a prior favorable recommendation from the Redwire Special Committee. The members of the Redwire Special Committee thereafter agreed that Mr. Bolton would act as chair of the Redwire Special Committee. The members of the Redwire Special Committee were not paid any additional fees in connection with their service on the Redwire Special Committee.
Later on October 8, 2024, the Redwire Special Committee held an initial meeting by videoconference, attended by members of Redwire management, including Mr. Baliff, Mr. Futch, Chris Edmunds (Chief Accounting Officer), Ms. Taylor, Alex Curatolo (Director of Investor Relations) and Jeffrey Zeunik (Senior Vice President of Financial Planning and Analysis and Head of Investor Relations), and representatives of RLF, J.P. Morgan, and GH Partners. The Redwire Special Committee received information from Redwire management regarding the competitive bid process to acquire Edge Autonomy. The Redwire Special Committee discussed with Redwire management and the advisors the materials that Edge Autonomy had provided to prospective bidders, Redwire management’s preliminary assessments of a range of values yielded by its analysis of such materials, as well as preliminary considerations regarding the potential consideration mix to be offered to acquire Edge Autonomy and funding in connection with any potential transaction.
Also on October 8, 2024, Redwire engaged Holland & Knight as transaction counsel for Redwire in connection with the potential transaction.
On October 9, 2024, Citigroup sent a letter to Redwire outlining the process through which Redwire could submit an initial written, non-binding indication of interest to acquire Edge Autonomy.
On October 9, 2024, the Redwire Special Committee held a meeting by videoconference attended by members of Redwire management, including Mr. Cannito, Mr. Baliff, Mr. Futch, Mr. Edmunds, Ms. Taylor, Ms. Curatolo and Mr. Zeunik, as well as representatives of RLF, GH Partners, J.P. Morgan and Holland & Knight. Members of the Redwire Special Committee received and discussed a presentation by Redwire management on Edge Autonomy’s strategic fit with Redwire’s business, Edge Autonomy’s sale process, Redwire management’s preliminary valuation of Edge Autonomy, the effects of the potential transaction on the pro forma stock ownership of Redwire’s stockholders, financing matters, the timing of the potential transaction and Redwire management’s recommendation that Redwire submit to Edge Autonomy a non-binding indication of interest proposing a purchase price in the range of $800 million to $1 billion payable with a combination of cash and Redwire stock. After Redwire’s advisors and Redwire management left the meeting, the Redwire Special Committee discussed the merits of the potential transaction and process matters, including obtaining an agreement at the outset of the process from AE Industrial that any potential transaction with Edge Autonomy would be conditioned upon approval of the Redwire Special

Committee and a majority of the voting power of Redwire’s capital stock held by stockholders that are disinterested with respect to AE Industrial (the “Dual Conditions”). The Redwire Special Committee also discussed the retention by the Redwire Special Committee of a financial advisor.
On October 10, 2024, the Redwire Special Committee held a meeting by videoconference attended by representatives of RLF. The Redwire Special Committee discussed, among other things, potential financial advisors to be retained by the Redwire Special Committee. The Redwire Special Committee also discussed retaining Cypress International, Inc. (together with its affiliates, “Cypress”) as a separate advisor to provide independent market advisory services to the Redwire Special Committee relating to Edge Autonomy, including an assessment of the market for Edge Autonomy’s products.
Also on October 10, 2024, the Redwire Special Committee held a meeting by videoconference attended by members of Redwire management, including Mr. Cannito, Mr. Baliff, Mr. Futch, Mr. Edmunds, and Ms. Taylor, as well as representatives of RLF and J.P. Morgan. The Redwire Special Committee discussed terms to be included in a non-binding indication of interest (“IOI”) to be sent to Edge Autonomy. Following discussion of the draft IOI with Redwire management, J.P. Morgan and RLF, the Redwire Special Committee determined to authorize and direct Redwire management to, in consultation with RLF, finalize and send an IOI to Edge Autonomy proposing, among other terms, a purchase price between $800 million and $1 billion payable with $50 million in cash and the remainder in shares of Redwire Common Stock priced at Redwire’s ten (10)-day volume weighted average per-share price (“VWAP”) as of the date of signing the definitive agreements. On October 10, 2024, Redwire Common Stock closed at a price of $7.53 per share. The Redwire Special Committee determined, however, that the IOI should not be sent until after Edge Autonomy confirmed its agreement to the Dual Conditions. The Redwire Special Committee thereafter met in executive session in which it discussed retaining a financial advisor and directed RLF to send to Kirkland & Ellis LLP, counsel to Edge Autonomy (“Kirkland & Ellis”), a communication providing a proposed form of letter as to the Dual Conditions.
On October 11, 2024, Mr. Futch sent a letter to Citigroup confirming the requirement for the Dual Conditions and seeking confirmation from Edge Autonomy regarding its agreement to the Dual Conditions. On October 14, 2024, Citigroup, on behalf of Edge Autonomy confirmed in writing Edge Autonomy’s agreement to the Dual Conditions. Following such confirmation, Redwire submitted its initial IOI to acquire Edge Autonomy for a purchase price of $800 million to $1 billion, with the transaction consideration consisting of a combination of shares of Redwire Common Stock based upon Redwire’s ten (10)-day VWAP as of the date of signing the definitive agreements and $50 million in cash.
On October 15, 2024, the Redwire Special Committee held a meeting by videoconference attended by representatives of RLF. The Redwire Special Committee discussed the status of the IOI as well as the status of conversations with potential parties to serve as the financial advisor to the Redwire Special Committee. The Redwire Special Committee also discussed the status of its contemplated engagement of Cypress.
On October 17, 2024, the Redwire Special Committee held a meeting by videoconference attended by representatives of RLF. Representatives of RLF reviewed with the members of the Redwire Special Committee their fiduciary duties under Delaware law in connection with their review and consideration of the potential transaction with Edge Autonomy. The Redwire Special Committee discussed responses to independence questionnaires previously provided by RLF, including, in the case of Ms. Isham, Ms. Isham’s small, non-managing interest in an affiliate of AE Industrial through which AE Industrial owns equity in Redwire. The Redwire Special Committee, in consultation with RLF, confirmed the independence of each member of the Redwire Special Committee. In addition, the Redwire Special Committee discussed, among other things, consideration of certain financial advisors to represent the Redwire Special Committee, the status of the Redwire Special Committee’s engagement of Cypress and anticipated timing for Cypress’s work and that Redwire had not yet received a response to its IOI.
On October 18, 2024, Messrs. Baliff, Bolton and Futch and Ms. Taylor had a telephonic conference with representatives of Citigroup during which Citigroup provided feedback from Edge Autonomy regarding Redwire’s IOI, including a desire for more definitive pricing within the range submitted in the IOI as well as greater cash consideration. In addition, the parties discussed scheduling a management presentation by Edge Autonomy and a site visit during the following week.

Later on October 18, 2024, Messrs. Baliff and Futch and Ms. Taylor briefed the Redwire Special Committee, as well as representatives of RLF, GH Partners and J.P. Morgan regarding the feedback received from Citigroup earlier in the day. The Redwire Special Committee discussed, among other things, potential responses to the feedback received from Citigroup.
On October 22, 2024, the Redwire Special Committee held a meeting by videoconference attended by representatives of RLF during which the Redwire Special Committee discussed, among other things, the potential engagement of Roth Capital as its financial advisor following Roth Capital’s meeting with Mr. Bolton and RLF, as well as the terms of Roth Capital’s potential engagement. It was discussed that Roth Capital had provided conflicts disclosure, subsequently confirmed in writing, that Roth Capital had not previously been engaged by AE Industrial Partners, LP, Edge Autonomy, any of AE Industrial Partners, LP’s known affiliates, or any other person or entity that would potentially create a conflict of interest with respect to Roth Capital’s engagement. The Redwire Special Committee also discussed the terms of Roth Capital’s and Cypress’s engagement letters and an upcoming meeting for presentations to members of the Redwire Special Committee and Redwire management by Edge Autonomy management. The Redwire Special Committee determined to pursue engagement of Roth Capital as its financial advisor and, on October 24, 2024, Roth Capital was formally engaged by the Redwire Special Committee as its financial advisor.
Also on October 24, 2024, members of Edge Autonomy management provided a management presentation, site visit and flight demonstration at their corporate headquarters in San Luis Obispo, California, to representatives of Redwire, including Messrs. Baliff, Edmunds, and Futch, as well as Tom Campbell (then Chief Operating Officer), Al Tadros (Chief Technology Officer), Dean Bellamy (Executive Vice President, National Security Space), and Faith Horowitz (Chief People Officer), accompanied by Noel Rimalovski of GH Partners, Aaron Myers of NextFed, Inc., market advisor to Redwire (“NextFed”), and a representative of J.P. Morgan. Mr. Bolton and representatives of Roth Capital participated by video conference in such meeting. The site visit was extensive and included commercial, operational and financial due diligence. Flight demonstrations of Edge Autonomy’s product lines were conducted, as were tours of its production and development facilities. Following the conclusion of the meetings and site visit, representatives of Redwire, including members of Redwire management, Holland & Knight, RLF, J.P. Morgan, GH Partners and members of the Redwire Special Committee met by videoconference to discuss the Edge Autonomy management presentations, transaction status and anticipated next steps.
On October 30, 2024, the Redwire Special Committee held a meeting by videoconference attended by representatives of Redwire management, including Mr. Cannito, Mr. Baliff, Mr. Futch, Mr. Edmunds, Ms. Taylor, Ms. Curatolo, and Mr. Zeunik, as well as RLF, Roth Capital, J.P. Morgan, GH Partners and NextFed. During such meeting, Redwire management reported on the prior meeting between Edge Autonomy and Redwire and its continued view that Edge Autonomy was a good strategic fit for Redwire. Redwire management provided a presentation on a draft revised non-binding IOI and reviewed proposed terms to be included in the revised IOI with the Redwire Special Committee, which had been prepared based on feedback received from Citigroup. The revised IOI proposed, among other terms, a purchase price of $900 million payable in the form of $150 million in cash and $750 million in Redwire Common Stock based upon a ten (10)-day VWAP calculated on the date of execution of definitive agreements. In addition, the revised IOI included a proposed high-level term sheet as to contractual and governance matters. Representatives of NextFed provided an update on their market analysis of Edge Autonomy and discussed their preliminary views. Following the departure of Redwire management, J.P. Morgan and NextFed, the Redwire Special Committee and its advisors discussed the revised IOI. Roth Capital advised that Redwire management’s valuation approach had been conservative and that $900 million was an appropriate offer price for purposes of the revised IOI based upon current information. The Redwire Special Committee discussed NextFed’s advice concerning Edge Autonomy’s strategic outlook, including the potential impact of developments in Ukraine on Edge Autonomy’s business. Following further discussion, the Redwire Special Committee determined to authorize Redwire to send the revised IOI to Edge Autonomy, subject to further review and confirmation by RLF and Roth Capital. On the evening of October 30, 2024, Redwire sent the revised IOI to Citigroup.
On November 3, 2024, Cypress was formally engaged by the Redwire Special Committee as its market advisor. Cypress was not then engaged by, and during the three prior years had not been engaged by, Redwire, Edge Autonomy, AE Industrial Partners, LP or any of its known affiliates, or any other person or entity that would potentially create any conflict of interest with respect to Cypress’s engagement.

On November 5, 2024, the Redwire Board held its regularly scheduled quarterly meeting by videoconference, during which members of Redwire management briefed the Redwire Board on the current status of the potential transaction.
On November 6, 2024, the Redwire Special Committee held a meeting by videoconference attended by members of Redwire management, including Mr. Cannito, Mr. Baliff, Mr. Futch, Mr. Edmunds, Ms. Taylor, Mr. Zeunik and Ms. Curatolo, as well as representatives of RLF, Roth Capital, J.P. Morgan, GH Partners, and NextFed. It was discussed that Citigroup had indicated that Redwire’s offer was competitive, but that Redwire would have to increase its proposed purchase price from $900 million to $925 million, with the excess $25 million payable in cash, in order to obtain exclusivity. Messrs. Baliff and Cannito provided a presentation addressing, among other things, Redwire management’s views as to the transaction and terms to be offered in a further revised IOI, including a $925 million purchase price payable with $175 million in cash and the remainder in shares of Redwire Common Stock. Redwire management advised that a $925 million valuation was attractive based upon its preliminary analysis and that obtaining exclusivity would enable Redwire to perform necessary due diligence to confirm a view as to pricing and without obligating Redwire to proceed. Redwire management provided a presentation on how the cash component could be financed. The Redwire Special Committee discussed additional matters with Redwire management and its advisors concerning Edge Autonomy’s business and valuation. The meeting then adjourned and reconvened later in the day with solely the Redwire Special Committee in attendance. The Redwire Special Committee discussed, among other things, the further revised IOI’s terms, potential financing sources, Edge Autonomy’s business and forthcoming analyses from NextFed and Cypress. Following further discussion, the Redwire Special Committee requested that Mr. Bolton advise Redwire management that the Redwire Special Committee supported the draft further revised IOI, subject to RLF and Roth Capital’s review and confirmation.
On the evening of November 6, 2024, Redwire sent the further revised IOI to Citigroup.
On November 8, 2024, Redwire provided a draft exclusivity agreement to Edge Autonomy through Citigroup. Citigroup, on behalf of Edge Autonomy, returned a revised draft to Redwire on November 15, 2024.
Also on November 8, 2024, the Redwire Special Committee held a meeting by videoconference attended by representatives of RLF, Roth Capital, and Cypress, as well as Mr. Edmunds, Mr. Futch, and Mr. Bellamy. Representatives of Cypress discussed Cypress’s background in the military technology industry and provided Cypress’s preliminary analysis on key risks and opportunities associated with Edge Autonomy’s business. Cypress discussed with the Redwire Special Committee its initial analysis of revenue projections that had been provided to Redwire by Edge Autonomy, which assessment Cypress advised was preliminary and subject to further due diligence and analysis. Cypress advised as to additional due diligence questions to submit to Edge Autonomy. The Cypress representatives left the meeting and the Redwire Special Committee discussed Cypress’s presentation and determined to direct Redwire to submit further diligence questions to Edge Autonomy.
On November 9, 2024, a meeting by videoconference was held among Mr. Baliff, Mr. Futch and representatives of J.P. Morgan to discuss additional feedback from Citigroup regarding the further revised IOI, including a proposal by Citigroup that business principals from both sides attend a meeting to discuss commercial terms of the further revised IOI.
On November 13, a meeting held by videoconference was attended by members of Redwire management, including Mr. Baliff, Mr. Futch, and Mr. Edmunds, representatives of Holland & Knight, GH Partners, Citigroup and Kirkland & Ellis, as well as Mr. Bolton and Jeffrey Hart, a Partner at AE Industrial and member of the board of managers of Edge Autonomy. Mr. Hart advised as to Edge Autonomy’s preference that a portion of the transaction consideration include cash, and how the equity consideration valuation could be determined. Following such discussion, the transaction documents were to be revised by Kirkland & Ellis and sent to Redwire, Holland & Knight, RLF, Roth Capital and GH Partners.
On November 15, 2024, Citigroup sent a revised draft of the exclusivity agreement and an edited draft of the further revised IOI (including the term sheet) to Redwire. On November 19, 2024, Redwire sent a further revised draft of the exclusivity agreement to Citigroup and informed Citigroup that no further negotiations would take place with respect to the further revised IOI (including the term sheet). Citigroup and Edge Autonomy agreed, however, that the parties would enter into an exclusivity agreement and then negotiate the final details on economics and legal terms during the course of diligence.
Also on November 19, 2024, Redwire entered into an exclusivity agreement with Edge Autonomy which provided for exclusivity between the parties until December 19, 2024, subject to an automatic fifteen (15)-day extension if the parties had agreed in principle to key economic and legal terms and Redwire continued to pursue the transaction in good faith.
On November 21, 2024, the Redwire Special Committee held a meeting by videoconference attended by members of Redwire management, including Mr. Cannito, Mr. Baliff, Mr. Futch, Mr. Edmunds, Ms. Horowitz, Ms. Taylor and Mr. Zeunik, as well as representatives of RLF, Roth Capital, J.P. Morgan, GH Partners and Holland & Knight. During such meeting, it was discussed that regular due diligence calls would be scheduled to discuss the status of various transaction workstreams. Participants discussed the timing, due diligence, financing, accounting and logistics of the potential transaction with Edge Autonomy.
On November 22, 2024, a meeting by videoconference was attended by members of Redwire management, including Mr. Cannito, Mr. Baliff, Ms. Horowitz, Mr. Edmunds, Mr. Zeunik and Ms. Curatolo, as well as representatives of Holland & Knight, KPMG (financial accounting advisor to Redwire), Ernst & Young (tax accounting advisor to Redwire), J.P. Morgan, GH Partners, Edge Autonomy, Citigroup and Kirkland & Ellis, during which the parties discussed the anticipated key steps with respect to legal diligence and definitive agreements.
Also on November 22, 2024, the Redwire Special Committee held a meeting by videoconference attended by representatives of RLF, Roth Capital and Cypress. Representatives of Cypress gave a presentation to the Redwire Special Committee regarding Edge Autonomy’s strategic positioning and business outlook, including risks and opportunities of Edge Autonomy’s business. Cypress further provided an updated analysis of Edge Autonomy’s revenue projections, which Cypress noted were subject to further due diligence and analysis. In addition, Cypress provided further diligence questions to be provided to Edge Autonomy.
On November 24, 2024, Kirkland & Ellis sent Holland & Knight a first draft of the Merger Agreement on behalf of Edge Autonomy. Edge Autonomy’s draft proposed, among other things: a purchase price of $925 million payable in a combination of a minimum of $175 million in cash and the remainder in shares of Redwire Common Stock priced at the ten (10)-day VWAP of Redwire Common Stock; a termination fee of eight percent (8%) of Edge Autonomy’s enterprise value; and closing conditions providing, among other things, that neither party would be obligated to close the transaction unless the transaction were previously approved by (i) the holders of a majority of the shares of Redwire Common Stock represented in person or by proxy at the Redwire Special Meeting and (ii) the holders of a majority of the outstanding shares of Redwire Common Stock held by persons other than AE Industrial or its affiliates (the “Minority Vote Condition”).
On November 27, 2024, the Redwire Special Committee held a meeting by videoconference attended by representatives of RLF and Roth Capital. The Redwire Special Committee discussed the timing and status of the potential transaction with Edge Autonomy. The Redwire Special Committee received an update on the progress of Roth Capital’s financial analysis and discussed updates concerning Cypress’s analysis. The Redwire Special Committee discussed further diligence questions to be presented to Edge Autonomy’s management team and received an update from RLF on the drafting of definitive agreements, including the Merger Agreement.
On December 3, 2024, the Redwire Special Committee held a meeting by videoconference attended by representatives of Redwire management, including Mr. Cannito, Mr. Baliff, Mr. Futch, and Mr. Edmunds, as well as RLF and Holland & Knight. Representatives of RLF and Holland & Knight advised the Redwire Special Committee on the status of the draft transaction documents. The Redwire Special Committee discussed with RLF and Holland & Knight key terms proposed by Edge Autonomy and counterproposals prepared by Holland & Knight and RLF. It was noted that Edge Autonomy’s initial draft of the Merger Agreement contained the Dual Conditions. The Redwire Special Committee discussed updates concerning due diligence, the timing of the potential transaction and the desire to extend exclusivity to give the parties enough time to complete due diligence and negotiate definitive agreements.
On December 5, 2024, the Redwire Special Committee held a meeting by videoconference attended by members of Redwire management, including Mr. Baliff, Mr. Edmunds, Ms. Horowitz, Ms. Taylor and Mr. Zeunik,

as well as representatives of RLF, Roth Capital, J.P. Morgan, GH Partners and Holland & Knight. The Redwire Special Committee received updates regarding the potential transaction, including the status of due diligence, financing matters, accounting matters, timing matters and the drafting of definitive agreements. Also on December 5, 2024, Mr. Bolton, Ms. Horowitz, Nicholas Andrews (Chief Technology Officer) and representatives of Redwire management, including Messrs. Futch, and Tadros, conducted a site visit and diligence meetings with Edge Autonomy’s management team at Edge Autonomy’s manufacturing facility in Ann Arbor, Michigan.
On December 6, 2024, the Redwire Special Committee held a meeting by videoconference attended by representatives of RLF, Roth Capital, Cypress, Citigroup and Edge Autonomy’s management team. The Redwire Special Committee and its advisors engaged in a detailed discussion with Edge Autonomy’s management team concerning Edge Autonomy’s product offerings and strategic positioning, including a discussion of Edge Autonomy products’ capabilities, regulatory requirements, the demand outlook for Edge Autonomy products, competitive landscape, business risks and opportunities and other matters.
Also on December 6, 2024, Kirkland & Ellis sent Holland & Knight a draft A&R Investor Rights Agreement to be executed by Redwire, AE Industrial and certain other signatories party thereto. The draft proposed, among other things: increasing AE Industrial’s board representation from five (5) directors to six (6); providing that AE Industrial’s shares of Redwire Common Stock held as of the execution of the Merger Agreement would not be subject to “lock-up” restrictions; and providing that shares of Redwire Common Stock to be issued to AE Industrial in connection with the transaction (the “Rollover Shares”), but not shares then currently held by AE Industrial, would be subject to “lock-up” restrictions for 180 days, with twenty-five percent (25%) of such shares being released from such restrictions ninety (90) days after the closing date of the Mergers.
On December 9, 2024, the Redwire Special Committee held a meeting by videoconference attended by representatives of RLF, Roth Capital, and Cypress. The Redwire Special Committee discussed, among other things, Mr. Bolton’s site visit to Edge Autonomy’s manufacturing facility in Ann Arbor, Michigan and the Redwire Special Committee’s meeting with Edge Autonomy’s management team. The Redwire Special Committee further discussed anticipated timing for the potential transaction and received an update from RLF concerning the draft Merger Agreement.
Later on December 9, 2024, Holland & Knight, following prior consultation with RLF on behalf of the Redwire Special Committee and members of Redwire management, sent Kirkland & Ellis a revised draft of the Merger Agreement consistent with terms that had been discussed by the Redwire Special Committee. Redwire’s draft contemplated, among other things: a purchase price of $925 million payable in a combination of a maximum of $175 million in cash and the remainder in shares of Redwire Common Stock priced at the shares’ ten (10)-day VWAP; a termination fee of approximately 2.6% of enterprise value; and the Dual Conditions. Redwire’s draft also provided for substantially enhanced representations and warranties regarding Edge Autonomy. Holland & Knight also sent Kirkland & Ellis a draft voting and support agreement to be entered into by AE Industrial in its capacity as a stockholder of Redwire, which contemplated, among other things, AE Industrial’s commitment, subject to certain conditions, to vote all of its shares of Redwire capital stock at the Redwire Special Meeting (a) in favor of the issuance by Redwire of Redwire Common Stock as Equity Consideration, (b) in favor of any proposal to adjourn or postpone the Redwire Special Meeting to a later date as may be requested by Redwire and (c) against any action that would be expected to impede the Transactions.
On December 12, 2024, representatives of Redwire management, J.P. Morgan, GH Partners, Roth Capital, RLF and representatives of the Redwire Special Committee held a call to discuss due diligence matters as well as timing and process matters related to the transaction.
On December 15, 2024, Holland & Knight, following consultation with RLF on behalf of the Redwire Special Committee and members of Redwire management, sent Kirkland & Ellis a draft of the A&R Investor Rights Agreement. The draft proposed, among other things, maintaining AE Industrial’s board representation at five (5) directors and providing that all of AE Industrial’s shares of Redwire Common Stock, including AE Industrial’s Rollover Shares, would be subject to “lock-up” restrictions for 180 days following the closing date of the Mergers.

On December 19, 2024, the Redwire Special Committee held a meeting by videoconference attended by members of Redwire management, Mr. Cannito, Mr. Baliff, Mr. Futch, Mr. Edmunds, Ms. Curatolo, and Mr. Zeunik, as well as representatives of RLF, Roth Capital, J.P. Morgan, GH Partners and Holland & Knight. The Redwire Special Committee received updates regarding the potential transaction, including financing matters, accounting matters, the draft transaction documents, communications matters and outstanding due diligence items.
Later on December 19, 2024, the Redwire Special Committee held a meeting by videoconference attended by representatives of RLF. The Redwire Special Committee discussed, among other things, the Minority Vote Condition and obtaining views as to the transaction from Bain and Genesis Park, which were Redwire’s two (2) then-largest stockholders other than AE Industrial, including the possibility of, and legal considerations as to, obtaining voting and support agreements from such stockholders.
Also on December 19, 2024, following input from members of the Redwire Special Committee, Redwire and Edge Autonomy entered into an amendment to the exclusivity agreement, which extended exclusivity between the parties until January 10, 2025, subject to an automatic fifteen (15)-day extension if, as of such date, the parties continue to pursue a transaction in good faith.
On December 20, 2024, the Redwire Board held a meeting by videoconference attended by members of Redwire management, J.P. Morgan, GH Partners, Holland & Knight, KPMG, Texas Capital Bank (a prospective lender of Redwire), NextFed, Roth Capital and RLF at which the Redwire Board discussed, among other things, the status of and key considerations regarding the potential transaction, an overview of Edge Autonomy’s market position, Redwire’s ongoing due diligence of Edge Autonomy, a high-level summary of the key transaction agreements, potential financing sources, pre-integration and proposed communication plans and overall timing. Kirk Konert left the meeting for the portion in which Redwire management and representatives of NextFed briefed the remaining members of the Redwire Board on market analysis and Redwire management’s assessment of valuation of Edge Autonomy.
Also on December 20, 2024, Kirkland & Ellis sent Holland & Knight a revised draft of the Merger Agreement. The revised draft proposed, among other things: a purchase price of $925 million payable in a combination of a maximum of $175 million in cash and the remainder in shares of Redwire Common Stock priced at the shares’ ten (10)-day VWAP; a termination fee of four percent (4%) of enterprise value; and elimination of the Minority Vote Condition and the language contemplating execution of a voting and support agreement by AE Industrial as a stockholder of Redwire.
During a series of calls between Mr. Baliff and Mr. Hart that occurred from December 20, 2024, through December 31, 2024, the parties discussed potential resolutions to the differences in the parties’ positions on the mix of cash and equity consideration to be paid for Edge Autonomy. Mr. Baliff and Mr. Bolton spoke frequently during this period as to Mr. Baliff’s discussions with Mr. Hart and Mr. Bolton provided feedback to Mr. Baliff with respect to such discussions, including with respect to the Minority Vote Condition, a potential “minimum cash” condition (described below), and the applicable VWAP formula that would be used to price shares of Redwire Common Stock that would be issued as equity consideration. During such period, Redwire’s stock price rose from $12.21 (the opening price on December 20, 2024) to $16.46 (the closing price on December 31, 2024).
On December 29, 2024, Kirkland & Ellis sent Holland & Knight a revised draft of the A&R Investor Rights Agreement. Such draft reflected AE Industrial’s acceptance of maintaining AE Industrial’s board representation at five (5) directors. The draft further provided, among other things, for a reversion to Kirkland & Ellis’s prior “lock-up” construct that had been proposed in Kirkland & Ellis’s draft of December 6, 2024.
On January 1, 2025, the Redwire Special Committee held a meeting by videoconference attended by Mr. Baliff, as well as by representatives of RLF and Roth Capital. It was noted that Edge Autonomy had requested a “minimum cash” condition that would require Redwire to pay, as part of the purchase price, cash consideration equal to or exceeding $300 million. The Redwire Special Committee discussed rejecting the request and keeping the aggregate cash consideration in the $150 million to $175 million range and various potential ways to finance the cash component of the purchase price, including a pre- or post-announcement sale of Redwire Common Stock directly to private investors. Representatives of Roth Capital and Mr. Baliff provided feedback on that issue and on related matters. Mr. Baliff left the meeting and the remaining participants discussed, among other things, the foregoing matters and the timing of the potential transaction.
On January 3, 2025, the Redwire Board held a meeting by videoconference in which members of Redwire management provided an informational update on the status of the potential transaction, including a briefing of the draft results of a quality of earnings analysis performed by KPMG.
On January 5, 2025, the Redwire Special Committee held a meeting by videoconference attended by representatives of RLF and Roth Capital. The Redwire Special Committee discussed the latest revised draft Merger Agreement and ancillary documents received from Edge Autonomy and revisions to such drafts that had been prepared by Holland & Knight, including the proposed revised pricing formula sent contemporaneously with the Merger Agreement on January 6, 2025, as described below. Following discussion and receipt of advice from the Redwire Special Committee’s advisors, the Redwire Special Committee determined to authorize and direct Redwire management, in consultation with RLF and Roth Capital as appropriate, to finalize and send to Edge Autonomy revised drafts of the Merger Agreement and ancillary documents consistent with its discussion.
On January 6, 2025, Holland & Knight, following prior consultation with RLF on behalf of the Redwire Special Committee and members of Redwire management, sent Kirkland & Ellis a revised draft of the Merger Agreement consistent with prior discussions with the Redwire Special Committee. The revised draft proposed, among other things: a purchase price of $925 million payable in a combination of a maximum of $175 million in cash and the remainder in shares of Redwire Common Stock priced at the shares’ thirty (30)-day VWAP; a termination fee of $3 million; and including the Minority Vote Condition. An ancillary document shared contemporaneously with Kirkland & Ellis provided for an adjustment to the pricing of the equity component of the purchase price as follows: if Redwire conducted an Equity Financing resulting in gross proceeds of $150 million or more, the per-share price used to price the equity component of the purchase price would be the price of Redwire Common Stock used in the Equity Financing, but if gross proceeds for any Equity Financing totaled less than $150 million, such price would be the lesser of the price used in such Equity Financing and the thirty (30)-day VWAP of Redwire Common Stock. The ancillary document further provided that if Redwire conducted an Equity Financing from which the gross proceeds exceeded $150 million, then fifty percent (50%) of all excess funds would be retained by Redwire and the remainder would be paid to Edge Autonomy in cash and be credited against the equity consideration portion of the total purchase price.
On January 7, 2025, the Redwire Special Committee held a meeting by videoconference attended by representatives of RLF and Roth Capital. The Redwire Special Committee discussed Edge Autonomy’s 2024 results, which were lower than projected with respect to earnings before interest, tax, depreciation and amortization (“EBITDA”) and revenue, as well as Edge Autonomy’s resulting changes to projected 2025 EBITDA and revenue which reflected increases in these metrics. Representatives of Roth Capital advised that these changes largely reflected an expectation that the revenue and EBITDA that had been forecasted to be received in 2024 would shift into 2025. Mr. Bolton noted that, following these changes and discussions with Mr. Bolton, Redwire management had proposed to Edge Autonomy that the cash component of the purchase price be eliminated, which would be favorable to Redwire. The Redwire Special Committee discussed, among other things, these developments, the status of Cypress’s analysis and the latest drafts of the transaction documents.
Later that day, on January 7, 2025, following consultation with RLF on behalf of the Redwire Special Committee and members of Redwire management, Holland & Knight sent Kirkland & Ellis a revised draft of the A&R Investor Rights Agreement. Such draft provided, among other things, that all of AE Industrial’s shares of Redwire Common Stock, including the Rollover Shares to be received by AE Industrial and all other shares AE Industrial owned before the acquisition transaction, would be subject to 180-day “lock-up” restrictions.
Later on January 7, 2025, Mr. Futch sent a draft voting and support agreement, in substantially the same form as the form that was circulated to AE Industrial, to representatives of Genesis Park. On January 10, 2025, representatives of Genesis Park requested edits to the draft agreement, including to the requirement that Genesis Park be prohibited from selling shares during the period between the announcement of the potential transaction and the anticipated stockholder vote to approve the transaction. Members of Redwire management consulted with Mr. Bolton by telephone regarding such developments.

On January 8, 2025, a meeting by videoconference was held, which was attended by members of Redwire management, including Mr. Baliff, Mr. Futch and Mr. Edmunds, representatives of Holland & Knight, Roth Capital and GH Partners, as well as by Mr. Hart, Citigroup and Kirkland & Ellis. Mr. Hart advised as to Edge Autonomy’s 2024 financial results and the revisions that Edge Autonomy had made to its financial projections, as well as the discussions concerning the transaction documents. Following discussion, the transaction documents were to be revised by Kirkland & Ellis and sent to Redwire, Holland & Knight, RLF, Roth Capital and GH Partners.
On January 9, 2025, the Redwire Special Committee held a meeting by videoconference attended by members of Redwire management, including Mr. Baliff and Mr. Edmunds, as well as by representatives of RLF, Roth Capital and GH Partners. Mr. Baliff advised as to Edge Autonomy’s 2024 financial results and the revisions that Edge Autonomy had made to its financial projections, as well as the revisions that Redwire management had made to its projections for Edge Autonomy’s business as a result. Following discussion, the Redwire Special Committee requested that Redwire management prepare a summary of such changes, which Mr. Baliff agreed to provide. The Redwire Special Committee discussed a proposal by Redwire management to pay the purchase price solely in shares of Redwire Common Stock without any cash component and related financing matters.
On January 10, 2025, Redwire management provided to the Redwire Special Committee the summary of changes to Redwire management’s financial model that the Redwire Special Committee had requested.
Also on January 10, 2025, Kirkland & Ellis sent Holland & Knight a revised draft of the Merger Agreement. The revised draft proposed, among other things: a purchase price of $925 million payable in a combination of a maximum of $175 million in cash and Redwire Common Stock priced at the shares’ forty-five (45)-day VWAP; a termination fee of $3 million; a purchase price adjustment escrow amount of $5 million; and omitting the Minority Vote Condition.
Also on January 10, 2025, the Redwire Special Committee held a meeting by videoconference attended by representatives of RLF, Roth Capital and Cypress. The Redwire Special Committee received Cypress’s final presentation concerning its analysis of Edge Autonomy, including Cypress’s analysis of Edge Autonomy’s revenue projections, which generally aligned with the assessments by NextFed and Redwire management. Mr. Futch and representatives of Holland & Knight subsequently joined the meeting and provided a summary of open drafting issues and revisions that Edge Autonomy had made in Kirkland & Ellis’s latest turn of the transaction documents. It was noted that Edge Autonomy’s latest draft of the Merger Agreement omitted the Minority Vote Condition, as well as that AE Industrial indicated its unwillingness to execute a voting and support agreement. The Redwire Special Committee discussed that the Minority Vote Condition should be reinstated and that AE Industrial should execute a voting and support agreement. The Redwire Special Committee further discussed, among other things, that Edge Autonomy had proposed pricing the equity component of the purchase price using the forty-five (45)-day VWAP of shares of Redwire Common Stock rather than the thirty (30)-day VWAP previously proposed, as well as that AE Industrial had proposed imposing “lock-up” restrictions on only AE Industrial’s Rollover Shares. Following discussion concerning these and other matters, the Redwire Special Committee directed Mr. Bolton to convey to Redwire’s management the Redwire Special Committee’s position that it would require both the Minority Vote Condition and the AE Industrial voting and support agreement, that pricing should be set at a thirty (30)-day VWAP and that all of AE Industrial’s shares should be subject to the “lock-up.”
On January 11, 2025 and January 12, 2025, a series of calls were held between RLF, Holland & Knight and members of Redwire management during which participants discussed the latest draft of the Merger Agreement and ancillary documents shared by Kirkland & Ellis and counterproposals to terms proposed by Kirkland & Ellis.
On January 14, 2025, following consultation with RLF on behalf of the Redwire Special Committee and members of Redwire management, Holland & Knight sent a revised draft of the Merger Agreement and ancillary documents to Kirkland & Ellis. The revised draft of the Merger Agreement proposed, among other things: a purchase price of $925 million payable in a combination of cash and shares of Redwire Common Stock (such mix between cash and stock to be determined based on whether an Equity Financing were consummated prior to the Closing and the amount of gross proceeds raised from such Equity Financing, as summarized below); the transaction consideration payable in shares of Redwire Common Stock to be based on the thirty (30)-day VWAP of Redwire Common Stock if no Equity Financing were consummated prior to the Closing or based on the per share price of

Redwire Common Stock issued in the Equity Financing if an Equity Financing were consummated prior to the Closing; a termination fee of $3 million; and including the Minority Vote Condition. The revised draft Merger Agreement further provided for an adjustment to the price per share attributable to the Redwire Common Stock to be issued as consideration as follows: if an Equity Financing were consummated prior to the Closing resulting in gross proceeds of $150 million or more, such price per share would be the per share price of Redwire Common Stock issued in such Equity Financing multiplied by 1.10, but if such gross proceeds were less than $150 million, such price would be the lesser of the per share price of Redwire Common Stock issued in such Equity Financing and the thirty (30)-day VWAP of Redwire Common Stock as of the trading day immediately preceding the date of the Merger Agreement. The revised draft Merger Agreement further provided that if Redwire were to conduct an Equity Financing prior to the Closing, then the amount of cash consideration payable to Seller would be determined as follows: (i) the first $75 million of gross proceeds from the Equity Financing minus any gross proceeds needed to satisfy the minimum cash condition (described below) would be paid to Seller as cash consideration; (ii) the next $25 million of gross proceeds from the Equity Financing would be retained by Redwire; (iii) the next $100 million of gross proceeds from the Equity Financing would be paid to Seller as cash consideration; and (iv) with respect to any additional gross proceeds from the Equity Financing, fifty percent (50%) would be paid to Seller as cash consideration and fifty percent (50%) would be retained by Redwire. Such draft Merger Agreement further provided that Redwire would not be required to close the Mergers if the amount of cash of the Edge Autonomy Group plus the gross proceeds resulting from an Equity Financing, collectively, were equal to or less than the aggregate amount of cash required to be delivered by Redwire at Closing for all payments with respect to the indebtedness of Edge Autonomy, transaction expenses, bonuses to certain employees and service providers of Edge Autonomy and the purchase price adjustment escrow account.
On January 15, 2025, Kirkland & Ellis sent a revised draft of the Merger Agreement and A&R Investor Rights Agreement to Holland & Knight. Such revised draft of the Merger Agreement contained the revised terms described in the paragraph below. Such revised draft of the A&R Investor Rights Agreement proposed that only the Seller and its permitted transferees (as opposed to the Seller, AE Red Holdings, LLC and their permitted transferees) would be subject to the “lock-up”, and that the shares of stock subject to the lock-up would include only the shares of Redwire Common Stock to be tendered as Equity Consideration to the Seller; provided that, if Redwire were to effect an Equity Financing and the aggregate amount of gross proceeds therefrom were less than $200 million, then beginning ninety (90) days following the Closing Date, twenty percent (20%) of such shares would no longer be subject to the lock-up.
Later on January 15, 2025, the Redwire Special Committee held a meeting by videoconference attended by representatives of RLF and Roth Capital. The Redwire Special Committee discussed the status of draft transaction documents, including that, in the latest draft of the Merger Agreement circulated by Kirkland & Ellis, Edge Autonomy had agreed to use the thirty (30)-day VWAP to price the equity component of the purchase price, that Edge Autonomy had proposed an alternative mechanism to reprice such per-share value in the event that Redwire conducted an Equity Financing, and that AE Industrial had agreed to provisions imposing “lock-up” restrictions on shares of Redwire Common Stock it owned before share issuances to be conducted in connection with the Edge Autonomy transaction. It was further noted that the latest draft Merger Agreement omitted the Minority Vote Condition and that AE Industrial had not yet agreed to execute a voting and support agreement. Following further discussion, the Redwire Special Committee directed Mr. Bolton to convey to Redwire management that the Minority Vote Condition be reinstated as a critical protection for minority stockholders and that a voting and support agreement with AE Industrial be executed to ensure alignment of interests between AE Industrial and other stockholders. Roth Capital then provided the Redwire Special Committee with a preliminary presentation with respect to its valuation of Edge Autonomy and assessment of the transaction.
After a series of discussions between representatives of Redwire management and representatives of Genesis Park, with respect to which periodic updates were provided to Mr. Bolton, on January 15, 2025, Redwire and Genesis Park agreed that Genesis Park would not be prohibited from selling shares during the period between the announcement of the potential transaction and the stockholder vote and finalized the form of voting and support agreement to be executed by Genesis Park.
During a series of calls between Redwire management and representatives of AE Industrial, Edge Autonomy agreed in principle to the reinstatement in the draft of the Merger Agreement of the Minority Vote Condition as well as the requirement that the transaction consideration include at least $150 million of cash. Mr. Baliff and other members of Redwire management consulted with Mr. Bolton telephonically several times through the course of such discussions.
Later that day, on January 15, 2025, the Redwire Special Committee held a meeting by videoconference attended by Mr. Baliff, as well as representatives of RLF and Roth Capital. The Redwire Special Committee discussed that Edge Autonomy had agreed to the Minority Vote Condition and AE Industrial had agreed to execute a voting and support agreement. In addition, Edge Autonomy further proposed that the $925 million purchase price be paid with a minimum of $150 million in cash, with the remaining amount payable in shares of Redwire Common Stock. The Redwire Special Committee discussed, among other things, provisions that would adjust the pricing of the equity component of the purchase price if Redwire were to conduct an Equity Financing and indicated its support for proposing a price collar requiring that, if an Equity Financing were effected prior to the Closing, the per share price attributable to shares of Redwire Common Stock issued as Equity Consideration would equal the per share price of Redwire Common Stock issued in the Equity Financing; provided that such per share price would be subject to a lower price collar of ninety percent (90%) of the thirty (30)-day VWAP of Redwire Common Stock and an upper price collar of 110% of the thirty (30)-day VWAP of Redwire Common Stock. Participants discussed financing matters and how Redwire might fund the cash component of the purchase price. Mr. Baliff provided updates concerning voting and support agreements from Bain and Genesis Park. Mr. Baliff left the meeting and remaining participants discussed Roth Capital’s financial analysis and the latest terms proposed by AE Industrial in the A&R Investor Rights Agreement. The Redwire Special Committee determined that all of AE Industrial’s shares of Redwire Common Stock, not merely the Rollover Shares, should be subject to “lock-up” restrictions. Mr. Konert left the meeting for the portion in which Redwire management briefed the remaining members of the Redwire Board on management’s assessment of the valuation of Edge Autonomy.
Also on January 15, 2025, the Redwire Board held a meeting by videoconference attended by members of Redwire management. During such meeting, Redwire management presented to the Redwire Board information regarding the proposed transaction with Edge Autonomy and noted that Edge Autonomy’s 2024 results were somewhat less than projected but that Redwire management’s valuation of Edge Autonomy remained in line with prior presentations to the Redwire Board and remained accretive to Redwire while maintaining prudent leverage metrics, given Redwire’s size and other characteristics. Redwire management also summarized certain key terms of the proposed transaction, including a $925 million purchase price, based on a cash-free, debt-free basis, payable with only Redwire Common Stock (valued based on the weighted average price of such Redwire Common Stock during the thirty (30)-trading-day period preceding the signing date) in light of the financing issues referenced above; provided, however, that a portion of the transaction consideration could be payable entirely with Redwire Common Stock or with a combination of cash and Redwire Common Stock if an Equity Financing were effected. Additionally, Redwire management noted that Redwire would have the option (but not the obligation) to conduct an equity offering prior to Closing. Redwire management also reviewed a summary of potential sources and uses of funds to finance the Transactions and noted Edge Autonomy’s position that the Transactions should be approved by only a majority of votes cast by Redwire’s stockholders per NYSE rules. Redwire management confirmed that, while it expected that Genesis Park was agreeable to providing a voting and support agreement, and discussions with Bain regarding a voting and support agreement were underway, AE Industrial had expressed an unwillingness to provide such an agreement at the execution of the Merger Agreement.
On January 16, 2025, following consultation with RLF on behalf of the Redwire Special Committee and members of Redwire management, Holland & Knight sent Kirkland & Ellis a revised draft of the Merger Agreement and a revised draft of the voting and support agreement to be executed by AE Industrial. The revised draft of the Merger Agreement contemplated, among other things: a purchase price of $925 million payable with a combination of a minimum of $150 million in cash and the remainder in shares of Redwire Common Stock priced at the thirty (30)-day VWAP; a termination fee of $3 million; and including the Minority Vote Condition. The revised draft Merger Agreement further provided for an adjustment to the price per share of the Redwire Common Stock to be issued as Equity Consideration if an Equity Financing were effected prior to the Closing as follows: such price would equal the price at which Redwire conducted a pre-closing Equity Financing (if any), provided that such price per share would be subject to a price collar of ninety percent (90%) of the thirty (30)-day VWAP (the lower limit) and a price collar of 110% of the thirty (30)-day VWAP (the higher limit). The revised draft of the voting and support agreement to be executed by AE Industrial, contemplated, in addition to the terms included in Holland & Knight’s December 9, 2024 draft of such agreement, that AE Industrial would vote all of its shares of Redwire capital stock in favor of the Equity Financing, if any.
On January 16, 2025, Kirkland & Ellis sent Holland & Knight a revised draft of the voting and support agreement to be executed by AE Industrial, which contemplated that AE Industrial would vote its shares of Redwire capital stock at the Redwire Special Meeting in the manner contemplated by Holland & Knight’s January 16, 2025 revised draft of the voting and support agreement. Later on January 16, 2025, Holland & Knight sent Kirkland & Ellis a further revised draft of the voting and support agreement to be executed by AE Industrial, which was in substantially agreed form and reflected certain minor comments.
Also on January 16, 2025, Mr. Futch advised Mr. Bolton and RLF that Edge Autonomy had proposed eliminating the ten percent (10%) collar on the equity component’s price adjustment provision such that, if Redwire were to effect an Equity Financing, the equity component of the purchase price would equal the per-share price used in such financing transaction. Mr. Futch further advised that Edge Autonomy had also agreed to reduce the termination fee to $1 million.
Also on January 16, 2025, Holland & Knight sent Davis Polk & Wardwell LLP (“Davis Polk”), legal counsel to Bain, a draft of the voting and support agreement to be executed by Bain, which contemplated, among other things, Bain’s commitment, subject to certain conditions, to vote all of its shares of Redwire capital stock at the Redwire Special Meeting (a) in favor of the issuance by Redwire of Redwire Common Stock as Equity Consideration, (b) in favor of the Equity Financing, if any, (c) in favor of any proposal to adjourn or postpone the Redwire Special Meeting to a later date as may be requested by Redwire and (d) against any action that would be expected to impede the Transactions.
Later on January 16, 2025, the Redwire Special Committee held a meeting by videoconference initially attended by members of Redwire management, including Mr. Baliff and Mr. Futch, as well as representatives of RLF, Roth Capital and Holland & Knight. Representatives of Holland & Knight provided an overview of the terms of the definitive agreements, including the Merger Agreement, the voting and support agreements with AE Industrial, Bain, and Genesis Park, and the A&R Investor Rights Agreement and discussed the changes agreed to by Edge Autonomy during the course of the day in a series of phone calls between representatives of Redwire and AE Industrial. Redwire management provided an analysis of the proposed funding sources for the $150 million cash portion of the purchase price. After representatives of Holland & Knight and Redwire management left the meeting, representatives of Roth Capital provided further advice regarding the financing of the transaction. Representatives of Roth Capital provided a presentation to the Redwire Special Committee concerning the fairness of the transaction from a financial point of view and rendered their oral opinion that, subject to assumptions and qualifications set forth in a written fairness opinion letter to be delivered to the Redwire Special Committee after the meeting, Roth Capital was of the opinion, as of the date thereof, that the transaction consideration payable by Redwire pursuant to the Merger Agreement was fair from a financial point of view. Representatives of RLF advised members of the Redwire Special Committee as to their fiduciary duties under Delaware law and related matters. Following further discussion, and following receipt and consideration of advice from RLF and Roth Capital, the Redwire Special Committee voted unanimously to adopt resolutions approving and recommending the transaction documents and the transactions contemplated thereby.
Also on January 16, 2025, the Redwire Board held a meeting by videoconference attended by members of Redwire management, J.P. Morgan and GH Partners. Redwire management presented to the Redwire Board information regarding the proposed key terms of the Transactions, specifically noting the changes that had been negotiated following the Redwire Board’s meeting on January 15, 2025, including the following: (a) the total consideration remained $925 million, on a cash-free, debt-free basis, and that at least $150 million would be payable in cash with the balance to be paid in shares of Redwire Common Stock; (b) the Equity Consideration would be valued based on (i) the weighted average price of Redwire Common Stock during the thirty (30)-trading-day period preceding the signing date of the Transactions if no Equity Financing was consummated prior to the Closing or (ii) the gross proceeds per share of Redwire Common Stock issued in connection with such Equity Financing if an Equity Financing was consummated prior to the Closing; (c) the requisite Redwire stockholder approval of the Transactions would include (i) the vote of the holders of a majority in voting power of Redwire Common Stock and

Redwire Preferred Stock (on an as-converted basis) voted with respect to the Transactions, and (ii) the vote of the holders of a majority in such voting power of Redwire Common Stock and Redwire Preferred Stock (on an as-converted basis) issued and outstanding and held by persons other than AE Industrial; (d) in connection with the signing of the Transactions, voting and support agreements (pursuant to which each stockholder agrees to approve the Transactions) would be obtained from Redwire’s three (3) largest stockholders, including AE Industrial, Bain and Genesis Park; and (e) the termination fee payable by Redwire in the event that Redwire were to not close the Transactions would equal $1 million, subject to certain exceptions. During such meeting, Mr. Bolton also led a discussion regarding the report of the Redwire Special Committee concerning its evaluation of the Transactions, and confirmed that the Redwire Special Committee (a) unanimously concluded that the Transactions are advisable and are, without giving any consideration to the interests of the AE Industrial Stockholders, in the best interest of the Redwire stockholders and (b) unanimously recommended that the Redwire Board approve the Transactions. Members of Redwire management then expressed their support of the Transactions after considering the underlying accretion/dilution metrics, as well as the base, upside and downside cases with respect to the Transactions, and responded to questions from the members of the Redwire Board throughout the meeting. Following completion of the presentations and the directors’ discussions regarding the Transactions, upon a motion duly made and seconded, the Redwire Board unanimously (with the exception of Mr. Konert, who left the meeting prior to the discussion of the valuation and financial analysis and did not participate in the vote due to his position as a Managing Partner of AE Industrial) approved resolutions providing for approval of the Merger Agreement and the Transactions in all respects.
On January 17, 2025, Kirkland & Ellis sent Holland & Knight the proposed execution version of the Merger Agreement containing the terms approved by the Redwire Special Committee and Redwire Board. Such version of the Merger Agreement provided, among other things: a purchase price of $925 million payable in a combination of a minimum of $150 million in cash and the remainder in shares of Redwire Common Stock priced at such shares’ thirty (30)-day VWAP; a termination fee of $1 million; and including the Minority Vote Condition. The Merger Agreement further provided that if Redwire conducted a pre-Closing Equity Financing, the equity component of the purchase price would be attributed the same per-share price as the shares of Redwire Common Stock issued in such Equity Financing without being subject to any price collar. The parties made non-substantive edits to the Merger Agreement between January 17 and January 20, 2025.
Later on January 17, 2025, following consultation with RLF on behalf of the Redwire Special Committee and members of Redwire management, Holland & Knight sent Kirkland & Ellis a revised draft of the A&R Investor Rights Agreement. Such draft reflected the terms provided to the Redwire Special Committee and Redwire Board, including, among other things, that all of AE Industrial’s shares of Redwire Common Stock (including those shares to be received as Equity Consideration) would be subject to 180-day “lock-up” restrictions prohibiting the sale or transfer of such shares, in each case, except for to permitted transferees who agree to be bound by the A&R Investor Rights Agreement. The parties made non-substantive edits to the A&R Investor Rights Agreement between January 17, 2025, and January 20, 2025.
In a series of telephone calls and videoconferences between January 17, 2025, and January 19, 2025, members of Redwire management briefed representatives of Bain on the potential transaction to address questions raised by Bain in connection with the proposed voting and support agreement to be executed by Bain. Mr. Baliff and other members of management consulted with Mr. Bolton telephonically several times through the course of such discussions.
On January 18, 2025, Davis Polk sent Holland & Knight a revised draft of the voting and support agreement to be executed by Bain, which contemplated, among other things, Bain’s commitment, subject to certain conditions, to vote all of its shares (a) in favor of the issuance by Redwire of Redwire Common Stock as Equity Consideration, (b) in favor of any Equity Financing that has been approved by the Redwire Special Committee or (c) in favor of any proposal to adjourn or postpone the Redwire Special Meeting to a later date as may be requested by Redwire. Such draft deleted Bain’s requirement to vote against any action that would be expected to impede the Transactions. Additionally, the draft provided that the Equity Financing, the termination of such voting and support agreement and certain material amendments to such voting and support agreement would be required to be approved by Bain and the Redwire Special Committee and that certain material amendments made to the Merger Agreement or ancillary agreements would permit Bain to terminate such voting and support agreement.

Later on January 18, 2025, Holland & Knight and Davis Polk discussed, among other things, the key changes reflected in Davis Polk’s draft of such voting and support agreement and certain minor edits to the Merger Agreement requested by Davis Polk. Thereafter, following consultation with members of Redwire management, Holland & Knight sent Davis Polk a revised draft of the voting and support agreement to be executed by Bain, which contemplated, among other things, Bain’s commitment, subject to certain conditions, to vote all of its shares (a) in favor of the Mergers, including the Stock Issuance pursuant to the Mergers, (b) in favor of any Equity Financing that has been approved by a “financing committee” of the Redwire Board composed of John S. Bolton, Joanne Isham and David Kornblatt or (c) in favor of any proposal to adjourn or postpone the Redwire Special Meeting to a later date as may be requested by Redwire. Additionally, the draft provided that only certain material amendments to the Merger Agreement or ancillary agreements which are entered into after the Requisite Vote is obtained at the Redwire Special Meeting would require Bain’s and the Redwire Special Committee’s approval.
Between January 19, 2025, and January 20, 2025, Holland & Knight and Davis Polk, in consultation with Redwire, Mr. Bolton and Bain, discussed and finalized the voting and support agreement between Redwire and Bain, which included Bain’s commitment, subject to certain conditions, to vote all of its shares in favor of any Equity Financing that has been approved by a “financing committee” of the Redwire Board composed of John S. Bolton, Joanne Isham and Michael Bevacqua. Redwire and Bain also agreed that Redwire would not enter into certain material amendments to the Merger Agreement and ancillary documents without the approval of such financing committee, and, after the Requisite Vote is obtained at the Redwire Special Meeting, would not enter into certain material amendments to the Merger Agreement and ancillary documents without the consent of Bain.
On January 20, 2025, the parties signed definitive agreements memorializing Redwire’s acquisition of Edge Autonomy, including the Merger Agreement and Voting Agreements, and obtained representations and warranties insurance coverage with respect to certain representations and warranties of Edge Autonomy and Seller contained in the Merger Agreement.
On April 23, 2025, after Redwire had filed a preliminary proxy statement with respect to the Transactions but prior to Redwire filing a definitive proxy statement and announcing the date of the Redwire Special Meeting, Edge Autonomy provided a preliminary update of Edge Autonomy’s unaudited first quarter results and expected budget for 2025 to certain members of Redwire management, which, among other things, showed first quarter and full year 2025 revenue and EBITDA (the “Updated Edge Financials”). The Updated Edge Financials were lower than Redwire’s base case forecast for 2025, but the Updated Edge Financials and Updated Edge Projections (as defined below) both remained within the range of revenue and EBITDA used to generate Redwire’s combined company forecast for 2025 and used to calculate Redwire’s valuation of Edge Autonomy.
During the period from April 29, 2025, through May 2, 2025, Redwire management worked with its financial advisors, J.P. Morgan and GH Partners, as well as Roth Capital, the Redwire Special Committee’s financial advisor, to perform additional financial due diligence to validate the Updated Edge Financials and the Updated Edge Projections.
On April 30, 2025, the Redwire Special Committee held a meeting by videoconference attended by members of Redwire management, including Mr. Edmunds, Mr. Baliff, Mr. Futch, Mr. Cannito, Mr. Zeunik, and Ms. Curatolo, as well as representatives of RLF and Roth Capital. Redwire management discussed with the Redwire Special Committee the Updated Edge Financials and due diligence with respect thereof, updates on financing for the Transactions, as well as the possibility of seeking to amend the Merger Agreement to reduce the existing cash component of the Merger Consideration and to substitute additional Redwire equity.
On May 1, 2025, the Redwire Board conducted its regularly scheduled quarterly board meeting at which Mr. Baliff updated the Redwire Board regarding the Updated Edge Financials and its due diligence with respect thereof.
On May 2, 2025, the Redwire Special Committee held a meeting by videoconference attended by members of Redwire management, including Mr. Edmunds, Mr. Baliff, Mr. Zeunik, and Ms. Curatolo, as well as representatives of RLF and Roth Capital. The Redwire Special Committee received an update from Mr. Baliff on management’s due diligence of the Updated Edge Financials as well as financing matters and further discussed the possibility of seeking to amend the Merger Agreement to reduce the existing cash component of the Merger Consideration and to substitute Redwire equity.
Later that day, on May 2, 2025, Citigroup, on behalf of Edge Autonomy, provided an updated forecast for fiscal years 2025 through 2028 for Edge Autonomy to J.P. Morgan and GH Partners (the “Updated Edge Projections”).
On May 5, 2025, the Redwire Special Committee held a meeting by videoconference attended by representatives of RLF. Mr. Bolton discussed his recent dialogue with Redwire’s management team, Roth Capital and Redwire’s financial advisors as to a possible modification to the Transactions to substitute Redwire Common Stock at existing pricing ($15.07) in the Transactions in lieu of $100 million of Cash Consideration (the “Potential Revision”). Following discussion, the Redwire Special Committee directed management to propose to Edge Autonomy the Potential Revision.
On May 5, 2025, the Redwire Board held a meeting by videoconference at which Mr. Baliff provided an update on due diligence and financing efforts.
On May 7, 2025, the Redwire Special Committee held a meeting by videoconference attended by members of Redwire management, including Messrs. Edmunds and Futch, as well as representatives of RLF, Roth Capital, and GH Partners. Mr. Edmunds advised that the Potential Revision had been conveyed to Edge Autonomy, but no response had yet been received. Mr. Edmunds advised that management had completed its diligence of the Updated Edge Financials and Updated Edge Projections and summarized their diligence findings. In addition, management presented to the Redwire Special Committee its projections for Edge Autonomy based on its review and diligence with respect to the Updated Edge Projections (“Management Projections”). Redwire management also presented to the Redwire Special Committee management’s valuation analysis of Edge Autonomy based upon the Management Projections (the “Valuation Analysis”). After the departure of members of Redwire management, representatives from Roth Capital provided a preliminary valuation presentation of the Potential Revision.
On May 7, 2025, the Redwire Board held a meeting by videoconference at which members of Redwire management provided a further update with respect to the Updated Edge Financials and Updated Edge Projections and management’s diligence findings with respect thereto and their effect on the Transactions, the Management Projections and the Valuation Analysis and discussed the Potential Revision. Although the Redwire Board was supportive of the Potential Revision, it remained the consensus of the Redwire Board, as well as after considering the views of the Redwire Special Committee and Redwire management, that if the Potential Revision was not accepted, the Transactions remained in the best interests of Redwire and its stockholders, and Redwire should continue to effect the Transactions upon the terms set forth in Merger Agreement.
On May 8, 2025, representatives of Edge Autonomy communicated to Redwire management their rejection of the Potential Revision.
Later on May 8, 2025, the Redwire Special Committee held a meeting by videoconference attended by representatives of RLF, Roth Capital and Mr. Edmunds. The Redwire Special Committee discussed Edge Autonomy’s rejection of the Potential Revision and the subsequent dialogue between the parties. Representatives from Roth Capital provided a presentation to the Redwire Special Committee with respect to the updated valuation for the Transactions, expressing a favorable view as to valuation and highlighting the accretive nature of the Transactions. After further discussion, the Redwire Special Committee determined that it remained supportive of the Transactions and that Redwire should continue to proceed with the Transactions on the terms set forth in the Merger Agreement. Following the meeting, Mr. Bolton communicated such determination to Mr. Baliff.
The Redwire Special Committee’s and Redwire Board’s Reasons for the Transactions
At a meeting held on January 16, 2025, the Redwire Special Committee unanimously approved the Merger Agreement and the Transactions and recommended that the Redwire Board approve the Merger Agreement and the Transactions.
Also at a meeting held on January 16, 2025, the Redwire Board, upon the recommendation of the Redwire Special Committee, (i) determined that the Transactions were advisable and in the best interests of Redwire and its stockholders, (ii) approved the Transactions, including the Mergers and the Stock Issuance pursuant to the Mergers, (iii) approved and adopted the Merger Agreement and the Transactions and (iv) recommended the approval of the Mergers, including the Stock Issuance pursuant to the Mergers, to the Redwire stockholders, and directed that the Mergers, including the Stock Issuance pursuant to the Mergers, be submitted to the Redwire stockholders for their approval.
In the course of reaching its recommendation, the Redwire Special Committee consulted with (i) Redwire’s senior management, (ii) its independent financial advisor, Roth Capital, (iii) its independent market advisor, Cypress, and (iv) its independent counsel, RLF. Additionally, the Redwire Special Committee considered the advice of the Redwire Board’s advisors, which included (i) its financial advisors, J.P. Morgan and GH Partners, (ii) its market advisor, NextFed and (iii) its counsel, Holland & Knight. The Redwire Board similarly consulted with these advisors in its deliberations. The Redwire Special Committee and the Redwire Board considered a number of factors, both positive and negative, and potential benefits and detriments of the Transactions to Redwire and its stockholders. For the reasons described below, the Redwire Board, upon the recommendation of the Redwire Special Committee, determined that the proposed Transactions with Edge Autonomy are advisable and in the best interests of Redwire and its stockholders. The following are some of the significant factors that were considered by the Redwire Special Committee and the Redwire Board and which supported the Redwire Special Committee’s and the Redwire Board’s decision to approve the Transactions (which factors are not necessarily presented in order of relative importance):
•the Redwire Special Committee’s and the Redwire Board’s belief, based on prior experience at Redwire and in the space infrastructure industry generally, that the Mergers will create a multi-domain, scaled and profitable global space and defense technology company because:
•Redwire and Edge Autonomy have complementary product lines with aligned capabilities and missions;
•the Mergers would result in synergies through an increase in scale and through sales to a combined customer base;
•the Mergers would result in the ability to leverage the reputation of each of Redwire and Edge Autonomy with their respective customer bases to bring new products to customers;
•the Mergers would result in the ability to position the combined company as a leading public Defense Tech provider; and
•the Mergers would result in potential complementary and integrated technical and product development.
•the Redwire Special Committee’s and the Redwire Board’s belief that the Mergers will be accretive on key financial metrics, including revenue, adjusted EBITDA and free cash flow;
•the opinion of Roth Capital rendered to the Redwire Special Committee on January 16, 2025, which was subsequently confirmed by delivery of a written opinion dated such date, that as of such date and on the basis of and subject to assumptions and qualifications set forth in such opinion, the transaction consideration payable by Redwire pursuant to the Merger Agreement was fair from a financial point of view;
•the Redwire Special Committee’s and the Redwire Board’s receipt of information concerning Edge Autonomy’s business operations, financial condition, results of operations and prospects, including by virtue of discussions with Edge Autonomy management and its advisors regarding the same and Redwire’s due diligence investigation of Edge Autonomy;
•the post-Closing governance terms set forth in the A&R Investor Rights Agreement (see the section entitled “Other Transaction Agreements—A&R Investor Rights Agreement”), including that:
•the Redwire Board will initially consist of nine (9) directors;

•the total number of directors that AE Industrial Stockholders would initially designate to the Redwire Board would be reduced to four (4) directors from five (5), which number would be reduced once the AE Industrial Stockholders no longer hold fifty percent (50%) or more of the Redwire Common Stock beneficially owned by the AE Industrial Stockholders (excluding Redwire Common Stock beneficially owned by Seller) at the Closing;
•the Seller would initially designate one (1) director to the Redwire Board so long as the Seller continues to hold twenty-five percent (25%) or more of the Redwire Common Stock beneficially owned by the Seller (excluding Redwire Common Stock beneficially owned by the AE Industrial Stockholders) at the Closing; and
•so long as the AE Industrial Stockholders and Seller collectively may designate an aggregate of five (5) directors, all but one (1) must be independent under NYSE listing standards and, if less than five (5), a majority must be independent;
•the flexibility under the Merger Agreement for the Redwire Board to finance the Mergers with cash from Redwire’s balance sheet, availability under its existing credit facility, proceeds from new debt facilities and/or the proceeds of a new equity offering, at Redwire’s option;
•that, absent an Equity Financing, the price at which shares of Redwire Common Stock will be issued at the Closing in respect of the Closing Equity Consideration is fixed and will not fluctuate in the event that the market price of Redwire Common Stock decreases between the date of the Merger Agreement and the closing of the Mergers;
•Redwire’s ability to take advantage of provisions in the Merger Agreement that allow Redwire to undertake a new equity offering of Redwire Common Stock, which, if undertaken at a price per share that is higher than $15.07 per share of Redwire Common Stock, would increase the Issuance Price of the Redwire Common Stock issued as Closing Equity Consideration (and therefore decrease the number of shares of Redwire Common Stock issued in the Mergers at the Closing), as well as Redwire’s flexibility not to enter into an equity offering if it chooses not to do so;
•that the Merger Agreement and the Transactions were evaluated, approved and recommended to the Redwire Board by a Redwire Special Committee of the Redwire Board comprising individuals determined to be independent from Edge Autonomy and AE Industrial and that the Redwire Special Committee was advised by independent legal and financial advisors;
•that, pursuant to the Merger Agreement, the Transactions are subject to the approval of the holders of a majority in voting power of Redwire Common Stock issued and outstanding and held by persons other than AE Industrial;
•that, under the terms of the Voting Agreements (see the section entitled “Other Transaction Agreements—The Voting Agreements”), certain Redwire stockholders have already agreed to vote in favor of the Transactions (which stockholders represented, at the time of execution of the Merger Agreement, an aggregate of approximately seventy-three percent (73%) of Redwire’s outstanding voting power and over fifty percent (50%) of Redwire's outstanding voting power held by persons other than AE Industrial (which excluded shares will, for purposes of calculating the Minority Vote, be deemed to include shares held by (1) any person that Redwire has determined to be an “officer of Redwire” within the meaning of Rule 16a-1(f) of the Exchange Act, and (2) those members of the Redwire Board who are (A) not members of the Redwire Special Committee and (B) affiliated with AE Industrial);
•that, under the terms of the A&R Investor Rights Agreement (see the section entitled “Other Transaction Agreements—A&R Investor Rights Agreement”), AE Industrial and the Seller have agreed not to sell any of their Redwire securities during the six (6)-month period following the Closing, subject to certain limited exceptions;

•the Redwire Special Committee’s and the Redwire Board’s view that while the Merger Agreement contains a covenant prohibiting Redwire from soliciting third-party acquisition proposals, it permits the Redwire Board to change or withdraw its recommendation in favor of the Merger Agreement in connection with an intervening event (as described in the section entitled “The Merger Agreement—Covenants—Stockholder Meeting; Fiduciary Exception to Recommendation”), in each case if the Redwire Special Committee and the Redwire Board determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with the Redwire Board’s fiduciary duties under applicable law;
•the Redwire Special Committee’s and the Redwire Board’s view that the termination fee of $1,000,000 to be paid by Redwire if the Merger Agreement is terminated under certain circumstances (including if acceptable financing is not available to Redwire) is a low amount, and Seller’s receipt of such termination fee would prohibit Seller from seeking specific performance under the Merger Agreement;
•the Redwire Special Committee’s and Redwire Board’s view that the Merger Agreement was the product of arm’s length negotiation and contained customary terms and conditions; and
•the Redwire Special Committee’s and Redwire Board’s view regarding the anticipated timing of the consummation of the Transactions, including their view that the Transactions could be completed in a reasonable timeframe and in an orderly manner, which would reduce the period during which Redwire’s business would be subject to the potential uncertainty of Closing and related disruption.
In the course of deliberations, the Redwire Special Committee and the Redwire Board carefully considered and weighed against the potentially positive factors, a number of uncertainties, risks and other potentially negative factors related to the Transactions. The Redwire Special Committee and the Redwire Board identified and considered a variety of risks and countervailing factors weighing negatively against the Transactions, including the following material factors (which factors are not necessarily presented in order of relative importance):
•that the revenue synergies and other benefits expected to result from the Mergers may not be fully realized;
•that financial projections for Edge Autonomy prepared by Redwire’s senior management and relied upon by Roth Capital in preparing its fairness opinion are projections only and may not be achieved;
•the challenges inherent in combining the businesses, operations and workforce of Redwire and Edge Autonomy, including the potential for unforeseen difficulties in integrating operations and systems and the possible distraction of management attention for an extended period of time;
•Edge Autonomy’s 2024 financial results, which were lower than projected with respect to EBITDA and revenue;
•the risks relating to the potential impact of changing administrations, U.S. regulations, and budgets of relevant government authorities on demand for Edge Autonomy products and services, including, but not limited to: (i) Department of Defense procurement regulations under DFARS, (ii) potential changes to the National Defense Authorization Act funding levels, (iii) export control regulations under ITAR and EAR and (iv) changes to foreign military sales policies;
•the risks associated with the size and number of competitors in Edge Autonomy’s industry;
•a possible decline in Edge Autonomy’s sales to Ukraine’s Ministry of Defense;
•that, notwithstanding the provisions of the A&R Investor Rights Agreement, the AE Industrial Stockholders and Seller will be able to exert significant influence on Redwire by virtue of their ownership of a significant percentage of the outstanding shares of Redwire Common Stock, including with respect to major transactions that require stockholder action, and that as a result of the Mergers, AE Industrial will ultimately own a larger percentage of Redwire Common Stock than it held before the Mergers;

•the possible disruption to Redwire’s business that may result from the announcement of the Transactions and the risk that, despite the efforts of Redwire prior to the consummation of the Mergers, Redwire and Edge Autonomy may not be able to retain key personnel during the transition and/or following the Mergers;
•the substantial costs to be incurred in connection with the Transactions, including the costs of integrating the businesses of Redwire and Edge Autonomy and the transaction expenses arising from the Mergers;
•that the market price of Redwire Common Stock may decline as a result of the Transactions;
•that no appraisal or dissenters’ rights exist for holders of Redwire Common Stock in connection with the Mergers;
•the risk that an equity offering to finance the Mergers conducted before the Closing could be dilutive to existing Redwire stockholders and may be at a price that represents a discount to the prevailing market price of Redwire Common Stock, and that if such price fell below $15.07 per share, the Issuance Price of the Redwire Common Stock under the Merger Agreement would decrease and therefore increase the number of shares of Redwire Common Stock issued in the Mergers at the Closing; and
•other risks specific to Edge Autonomy and the Mergers described in this proxy statement (as described in the section entitled “Risk Factors”) and risks described in and incorporated by reference in this proxy statement (see “Risk Factors” in Redwire’s annual report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference herein).
The Redwire Special Committee and the Redwire Board also considered the interests that the executive officers and directors of Redwire have with respect to the Mergers in addition to their interests as stockholders of Redwire generally (see the section entitled “The Transactions—Interests of Certain Redwire Directors and Executive Officers in the Transactions”).
After careful consideration of all factors, both positive and negative, the Redwire Special Committee and the Redwire Board concluded that the negative factors and potential detriments associated with the proposed transaction with Edge Autonomy are significantly outweighed by the positive factors and potential benefits that they expect Redwire and the Redwire stockholders to achieve as a result of the Transactions, and that the proposed Transactions with Edge Autonomy are advisable, and in the best interests of, Redwire and its stockholders.
Although the foregoing discussion sets forth the material factors considered by the Redwire Special Committee and the Redwire Board in reaching its recommendation, it is not intended to be exhaustive and may not include all of the factors considered by the Redwire Special Committee and the Redwire Board, and each director applied his or her own personal business judgment and individual expertise and experience to the process and may have considered different factors or given different weight to each factor. The above factors are not presented in any order of priority. In view of the variety of factors, the amount of information and the complexity of the matters considered, the Redwire Special Committee and the Redwire Board did not find it practicable to, and did not, make specific assessments of, or assign relative weights to, the specific factors considered in reaching its recommendation. The explanation of the reasoning of the Redwire Special Committee and the Redwire Board and certain information presented in this section are forward-looking in nature and should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” of this proxy statement.
The Redwire Board unanimously recommends that the Redwire stockholders vote (i) “FOR” the Merger Transactions Proposal, (ii) “FOR” the Equity Financing Proposal and (ii) “FOR” the Adjournment Proposal.
Opinion of the Redwire Special Committee’s Financial Advisor
Pursuant to an engagement letter, dated October 24, 2024, the Redwire Special Committee retained Roth Capital to act as its financial advisor in connection with the Merger Agreement and, at the Redwire Special Committee’s request, to render an opinion to the Redwire Special Committee as to the fairness, from a financial point of view, of the consideration to be paid by Redwire pursuant to the Merger Agreement.

On January 16, 2025, Roth Capital delivered its oral opinion, subsequently confirmed in writing, to the Redwire Special Committee that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in the opinion, the Merger Consideration payable by Redwire pursuant to the Merger Agreement was fair from a financial point of view.
The full text of Roth Capital’s written opinion, dated January 16, 2025, is attached to this proxy statement as Annex D and is incorporated by reference herein. We encourage you to read the opinion carefully and in its entirety to learn about the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Roth Capital in rendering its opinion. The analysis performed by Roth Capital should be viewed in its entirety, and none of the methods of analysis should be viewed in isolation when reaching a conclusion on whether the Merger Consideration was fair.
In arriving at its opinion, Roth Capital (among other things and materials reviewed):
•reviewed the draft Merger Agreement provided to Roth Capital on January 16, 2025;
•reviewed certain information, including historic financial results and forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Edge Autonomy and Redwire that were furnished to Roth Capital by management of Redwire;
•conducted discussions with members of senior management of Redwire concerning the matters described in clause (ii) above;
•reviewed publicly available information relating to Redwire and Edge Autonomy;
•reviewed the financial terms, to the extent publicly available, of certain acquisitions that Roth Capital deemed relevant;
•reviewed the financial terms, to the extent publicly available, of certain public companies that Roth Capital deemed relevant;
•performed a discounted cash flow analysis to obtain the net present value of Edge Autonomy using a range of discount rates and terminal values based on projections of Edge Autonomy provided by management of Redwire; and
•performed such other analyses, including detailed financial analyses, and considered such other factors as Roth Capital deemed appropriate for the purpose of reviewing the proposed Mergers and arriving at Roth Capital’s opinion.
For purposes of rendering its opinion, Roth Capital has not independently investigated or verified the foregoing information, and assumed and relied upon such information as being accurate and complete in all material respects. In addition, Roth Capital relied upon the verbal assurances of senior management of Redwire that such information was accurate and complete in all material respects when provided to Roth Capital, and that senior management of Redwire is not aware of any facts or circumstances that would make any such information inaccurate, incomplete or misleading in any material respect.
With respect to forecasts of Edge Autonomy, Roth Capital assumed that they have been reasonably prepared on bases reflecting the best available estimates at the time and good faith judgments of the management of Redwire as to Edge Autonomy’s future financial performance. Roth Capital was not engaged to assess the achievability of any projections or the assumptions on which they were based, and Roth Capital expressed no view as to such projections or assumptions. In addition, Roth Capital has not assumed any responsibility for any independent valuation or appraisal of the assets, liabilities or business operations of Edge Autonomy, and has not been provided with any such valuation or appraisal.
In rendering its opinion, Roth Capital assumed that (i) the Mergers will be consummated substantially in accordance with its terms and in compliance with the applicable provisions of the Securities Act, the Exchange Act, and all applicable federal, state and local statutes, rules, and regulations promulgated thereunder and the rules and regulations of the NYSE, and any other applicable exchanges, (ii) the representations and warranties of each party in the Merger Agreement are true and correct, (iii) each party to the Merger Agreement will perform on a timely basis all covenants and agreements required to be performed by it under the Merger Agreement and (iv) all conditions to the consummation of the Merger Agreement will be satisfied without waiver thereof.
Roth Capital further assumed that (a) the final Merger Agreement, when signed by all relevant parties, would conform in all material respects to the draft of the Merger Agreement dated January 16, 2025 provided to Roth Capital, (b) all governmental, regulatory and other consents and approvals contemplated by the Merger Agreement would be timely obtained and that, in the course of obtaining any of those consents and approvals, no modification, delay, limitation, restriction or condition would be imposed or waivers made that would have a material adverse effect on Redwire, Edge Autonomy, or on the contemplated benefits of the Merger Agreement to the respective parties, and (c) the Closing Per Share Price as defined in the Merger Agreement would equal the volume weighted average price of Redwire common stock over the thirty (30) trading days ending on the trading day preceding the date of the Merger Agreement.
Roth Capital’s opinion addresses only the fairness of the Merger Consideration payable by Redwire pursuant to the Merger Agreement, from a financial point of view, as of the date of the opinion. It does not address any other aspect of the Merger Agreement or any agreement or understanding entered into in connection with the Merger Agreement or otherwise, including, without limitation, the fairness of any compensation to any officers, directors or employees of any party to the Merger Agreement, or any class of such persons, relative to the consideration in the Merger Agreement. The opinion also does not address the relative merits of the Merger Agreement as compared to any alternative business strategies that might exist for Redwire, the underlying business decision of Redwire to proceed with the Merger Agreement, or the effects of any other transaction in which Redwire might engage.
Roth Capital expressed no opinion as to the actual value of the shares of Redwire or the prices at which shares of Redwire will trade at any time. Roth Capital’s opinion is necessarily based on the economic, monetary, market, financial and other conditions as they exist and can be evaluated, and the information made available to Roth Capital, as of the date of the opinion. Although subsequent developments or events may affect various assumptions used by Roth Capital in preparing its opinion, Roth Capital does not have any obligation to update, revise or reaffirm its opinion based on such developments, events or otherwise and Roth Capital expressly disclaims any responsibility to do so. In addition, Roth Capital’s opinion does not address any legal, tax or accounting matters.
Further, while Roth Capital provided its opinion as to the fairness of the Merger Consideration from a financial point of view, Roth Capital expressed no opinion or recommendation to the Redwire Special Committee regarding whether Redwire should proceed with the Transactions. Roth Capital’s opinion was directed to the Redwire Special Committee in connection with its consideration of the Merger Agreement and was not intended to be, and does not constitute, a recommendation to any other Persons in respect of the Transactions, including as to how any stockholder of Redwire should vote with respect to the Transactions. The issuance of the opinion was approved by an authorized internal fairness committee of Roth Capital in accordance with its customary practice.
Summary of Material Financial Analysis
The following is a summary of the material financial analyses performed by Roth Capital which Roth Capital presented to the Redwire Special Committee in connection with Roth Capital’s opinion relating to the Merger Agreement and does not purport to be a complete description of the financial analyses performed by Roth Capital. The rendering of an opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances of the Transactions. Therefore, this summary does not purport to be a complete description of the analyses performed by Roth Capital or of its presentation to the Redwire Special Committee on January 16, 2025. The order of analyses described below does not represent the relative importance or weight given to those analyses by Roth Capital. Some of the summaries of the financial analyses include information presented in tabular format. In order to fully understand Roth Capital’s financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Roth Capital’s financial analyses.
In performing its analyses, Roth Capital made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Redwire, Edge Autonomy, or any other parties to the Merger Agreement. Roth Capital does not assume any responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below.
Selected Publicly Traded Comparable Companies Analysis
In order to assess how the public market values shares of publicly traded companies similar to Edge Autonomy, Roth Capital reviewed and compared certain financial information relating to Edge Autonomy with selected companies, which, in the exercise of its professional judgment and based on its knowledge of the industry, Roth Capital deemed similar to Edge Autonomy. Although none of the selected companies is identical to Edge Autonomy, Roth Capital selected these companies because they have publicly traded equity securities and were deemed to be similar to Edge Autonomy in one or more respects, including (i) the nature of their business operations in aerospace, defense and autonomous systems, (ii) relative size and market capitalization, (iii) financial performance metrics and growth profiles, (iv) geographic focus and (v) public listing status. Investors should note that various factors unique to each company may affect individual comparability. The selected comparable companies are:

Company	Ticker
Unusual Machines, Inc	UMAC
Ondas Holding Inc.	ONDS
Red Cat Holdings, Inc.	RCAT
Redwire Corporation	RDW
Intuitive Machines, Inc.	LUNR
Mercury Systems, Inc.	MRCY
AeroVironment, Inc.	AVAV
Kratos Defense & Security Solutions Inc.	KTOS
Rocket Lab USA, Inc.	RKLB
Leonardo S.p.a.	LDO
Thales S.A.	HO
L3Harris Technologies, Inc.	LHX
Northrop Grumman Corporation	NOC
For Edge Autonomy and each of the selected companies, Roth Capital calculated and compared various financial multiples and ratios based on each respective company’s public filings for historical information and third-party research estimates for forecasted information.
In its review of the selected companies, Roth Capital considered the following key financial metrics and valuation measures: (i) market capitalizations (computed using closing share prices as of January 15, 2025), (ii) enterprise values (“EV”), (iii) EV as a multiple of historical and projected revenue, (iv) EV as a multiple of historical and projected EBITDA for calendar years 2024 through 2027, (v) the latest twelve (12)-month period (“LTM”) operating metrics including gross margin and EBITDA margin and (vi) historical growth rates as measured by LTM revenue two (2)-year compound annual growth rate (“CAGR”). These metrics were selected as they are commonly used in valuation analyses for companies in this industry. This information and the results of these analyses are summarized in the following table:

		Diluted	Share Price	Mkt. Cap	TEV	EV/Revenue				EV/EBITDA				Gross	EBITDA	LTM Rev
Company Name	Ticker	Shares	01/15/25	01/15/25	01/15/25	CY 2024	CY 2025	CY 2026	CY 2027	CY 2024	CY 2025	CY 2026	CY 2027	Margin	Margin	2yr CAGR
Unusual Machines, Inc.	UMAC	10.4	$12.99	$135.3	$136.9	24.4x	13.8x	6.8x	NA	NM	NM	NM	NA	27.9%	(127.2%)	NM
Ondas Holdings Inc.	ONDS	98.4	$2.21	$217.5	$251.2	NM	7.4x	3.2x	NA	NM	NM	NM	NA	14.8%	NM	90.2%
Red Cat Holdings, Inc.	RCAT	88.5	$10.91	$965.9	$975.1	NM	10.6x	5.4x	NA	NM	NM	39.0x	NA	10.9%	(135.9%)	80.7%
Redwire Corporation (2)	RDW	68.7	$14.47	$994.4	$1,306.9	4.2x	3.6x	3.1x	2.6x	NM	NM	32.4x	NA	17.0%	(4.5%)	41.9%
Intuitive Machines, Inc.(3)	LUNR	92.1	$19.18	$2,751.8	$2,706.8	11.8x	7.5x	5.4x	7.0x	NM	NM	NM	NA	2.9%	(19.1%)	71.4%
Mercury Systems, Inc.	MRCY	59.6	$43.28	$2,580.9	$3,099.2	3.8x	3.6x	3.3x	NA	NM	27.2x	19.2x	NA	23.0%	(1.7%)	(6.9%)
AeroVironment, Inc.	AVAV	28.1	$167.53	$4,700.5	$4,681.9	6.2x	4.9x	4.6x	4.5x	38.8x	25.8x	NA	NA	39.1%	11.9%	31.1%
Kratos Defense & Security	KTOS	151.1	$34.05	$5,144.1	$5,141.4	4.5x	4.1x	3.6x	3.2x	49.0x	41.4x	34.2x	NA	25.7%	6.9%	14.4%
Rocket Lab USA, Inc.	RKLB	563.0	$24.87	$14,000.6	$14,028.7	NM	23.3x	15.5x	11.0x	NM	NM	NM	NM	26.1%	(42.3%)	39.6%
Leonardo S.p.a.	LDO	575.3	$28.62	$16,467.8	$20,341.3	1.2x	1.1x	1.0x	1.0x	9.5x	8.7x	7.9x	7.5x	35.9%	10.3%	8.6%
Thales S.A.	HO	205.4	$149.55	$30,715.0	$35,637.1	1.7x	1.6x	1.5x	1.4x	11.2x	10.1x	9.3x	9.0x	26.0%	12.3%	7.0%
L3Harris Technologies, Inc.	LHX	190.4	$214.14	$40,762.5	$53,133.5	2.5x	2.4x	2.3x	2.2x	13.4x	12.6x	11.8x	10.9x	26.4%	17.5%	12.1%
Northrop Grumman Corporation	NOC	145.7	$472.30	$68,811.9	$83,584.9	2.0x	2.0x	1.9x	1.8x	14.5x	13.6x	13.1x	12.7x	16.9%	10.9%	7.9%

					Min	1.2x	1.1x	1.0x	1.0x	9.5x	8.7x	7.9x	7.5x	2.9%	(135.9%)	(6.9%)
					25th PCTL	2.1x	2.4x	2.3x	1.8x	11.8x	11.3x	11.2x	8.6x	16.9%	(24.9%)	8.4%
					Median	4.0x	4.1x	3.3x	2.6x	14.0x	13.6x	16.1x	10.0x	25.7%	2.6%	22.8%
					75th PCTL	5.7x	7.5x	5.4x	4.5x	32.8x	26.5x	32.8x	11.3x	26.4%	11.1%	49.3%
					Max	24.4x	23.3x	15.5x	11.0x	49.0x	41.4x	39.0x	12.7x	39.1%	17.5%	90.2%
Echelon[4]					$925.0	5.0x	3.8x	3.5x	2.7x	17.8x	11.1x	12.1x	8.4x	61.6%	28.1%	93.7%
__________________
Notes to the table:
1)Source: Capital IQ. Projected financials based on median analyst estimates
EV = Market Cap + Debt + Preferred – Cash
All EV to Revenue multiples less than zero (0) or greater than twenty-five (25) are considered “NM”
All EBITDA multiples less than zero (0) or greater than fifty (50) are considered “NM”
2)Redwire debt includes its convertible preferred balance as of 09/30/24
3)Intuitive Machines implied market capitalization
4)Edge Autonomy multiples derived from the implied purchase price and financial ‘base’ case provided by Redwire’s management. LTM numbers and CAGR use CY24E (as defined below) as the basis.
Roth Capital noted that, although the selected companies were used for comparison purposes, no business of any selected company was either identical or directly comparable to Edge Autonomy’s business. Accordingly, Roth Capital’s comparison of selected companies to Edge Autonomy and analyses of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and Edge Autonomy.
Roth Capital noted that the resulting EV to estimated Calendar Year 2024 and 2025 (“CY24E” and “CY25E,” respectively) revenue multiples of the Merger Consideration ranged between the twenty-fifth (25th) percentile and the seventy-fifth (75th) percentile of the selected publicly traded comparable companies. The EV to EBITDA multiples of the Merger Consideration were between the minimum and the seventy-fifth (75th) percentile of these comparable companies. Roth Capital considered this positioning to support the fairness of the Merger Consideration, as it fell within typical market ranges while accounting for Edge Autonomy’s specific growth profile and operating characteristics.

Selected Precedent Transaction Analysis
Roth Capital reviewed and compared the purchase prices and financial multiples paid in selected other transactions, primarily in the aerospace and defense and adjacent sectors from January 1, 2020 to January 15, 2025, that had publicly available data and that Roth Capital, in the exercise of its professional judgment, determined to be relevant. For each of the selected transactions, Roth Capital calculated and compared the resulting EV in the transaction as a multiple of LTM Revenue and LTM EBITDA. Such multiples for the selected transactions were based on publicly available information at the time of the relevant transaction. The selected transactions analyzed are set out in the following table:

Closed Date	Target	Buyer	Transaction Value ($USDmm)	Implied EV/Rev	Implied EV/EBITDA	Business Description
09/12/24	kSARIA Corporation	ITT Inc.	$475.0	2.7x	-	Produces and supplies fiber optic interconnect products for military and aerospace markets
08/19/24	Civitanavi Systems	Honeywell	$223.7	4.0x	24.3x	Engages in the design, development, manufacture, and sale of inertial navigation, geo reference, and stabilization systems worldwide
04/19/24	Kaman Corporation	Arcline Investment	$1,919.5	2.4x	17.1x	Operates in the aerospace, defense, medical, and industrial markets. The company operates through three (3) segments: Engineered Products, Precision Products, and Structures
05/03/23	Maxar Technologies	Advent International	$6,570.0	3.7x	14.2x	Provides space solutions; and secure, precise, and geospatial intelligence solutions internationally. It operates through two (2) segments, Earth Intelligence and Space Infrastructure
10/18/23	CIRCOR International	KKR & Co. Inc.	$1,721.8	2.0x	12.1x	Designs, manufactures, and distributes flow and motion control products globally. Operating within the Aerospace & Defense and Industrial segments
11/28/22	Fat Shark / Rotor Riot	Unusual Machines	$13.5	2.3x	-	Fat Shark Holdings, LTD. provides first person view (FPV) video goggles. Rotor Riot LLC engages in the online retail of FPV racing drones
08/01/22	Ultra Electronics	Cobham Limited	$3,757.1	3.1x	17.3x	Delivers application-engineered solutions for defense, security, detection, and control markets, operating through Maritime, Intelligence & Communications, and Critical Detection & Control segments
07/28/23	Aerojet Rocketdyne	L3Harris Technologies	$5,127.5	2.2x	15.9x	Designs and manufactures aerospace and defense systems for the U.S. government, including the U.S. Department of Defense, National Aeronautics and Space Administration, and prime contractors
09/16/22	Aircraft Wheel & Brake Division	Kaman Corporation	$441.3	6.3x	15.8x	Comprises aircraft wheel and brake systems, and related hydraulic products manufacturing business for general aviation, business aviation, and rotorcraft and military aircraft markets
07/05/22	Vertex Aerospace Services	V2X, Inc.	$2,013.4	2.4x	28.7x	Vertex Aerospace Services Holding Corp. is a holding company operating through its subsidiaries undertakes contracts related to aerospace support functions
06/27/22	Telephonics Corporation	TTM Technologies	$299.5	1.1x	15.0x	Develops and manufactures surveillance, communications, analysis, and integration solutions for land, sea, and air applications for aerospace, defense, and commercial customers worldwide
04/25/22	RE2	Palladyne Ai	$80.1	5.3x	-	RE2, Inc. develops intelligent modular manipulation systems
11/30/21	Raven Industries	CNH Industrial	$2,137.0	5.7x	44.9x	Supplies products to industrial, agricultural, geo-membrane, construction, aerospace, defense, and lighter-than-air markets, operating through three (3) segments
08/19/21	Alion Science and Technology	Huntington Ingalls	$2,131.3	1.9x	25.0x	Provides engineering, information technology, naval architecture, and operational solutions for defense, civilian government, foreign governments, and commercial industries worldwide
08/02/21	Enterprise Control Systems	SPX Technologies	$56.2	4.7x	-	Designs, develops, manufactures, and supplies coded orthogonal frequency division multiplexing and mission critical radio frequency inhibition systems for the support of security services
06/01/21	Cobham Mission Systems Wimborne	Eaton Corporation	$2,830.0	4.0x	-	Designs and manufactures air-to-air refueling technology, weapons systems, and unmanned explosive ordnance robots for military and homeland security markets
06/01/21	Signature Aviation Limited	Cascade Investment	$6,199.1	4.9x	20.1x	Provides air transport support services. The company operates a fixed base operation network
05/14/21	Teledyne FLIR	Teledyne Technologies	$8,285.1	4.2x	17.1x	Designs, develops, markets, and distributes thermal imaging systems, visible-light imaging systems, locater systems, measurement and diagnostic systems, and threat-detection solutions

04/30/21	Nearfield Systems	AMETEK	$230.0	2.6x	-	Designs, manufactures, and delivers antenna measurement and test systems for satellite, communications, military, aerospace, commercial , wireless, automotive, and other markets worldwide
02/23/21	Intelligent Systems Group	AeroVironment	$35.7	3.6x	-	Develops artificial intelligence-enabled computer vision, machine learning, and perceptive autonomy software solutions for defense and intelligence community customers
02/19/21	Arcturus Uav, Inc.	AeroVironment	$422.6	5.0x	12.1x	Designs and manufactures unmanned aircraft systems that offer capabilities, including high resolution full motion video, communications relay, and advanced ISR payloads.
01/31/20	AMETEK IntelliPower	AMETEK	$116.5	2.9x	-	Designs, develops, manufactures, and sells uninterruptible power systems and power conversion solutions for defense and industrial applications in the United States and internationally

		Min	$13.5	1.1x	12.1x
		25th PCTL	$225.2	2.4x	15.2x
		Median	$1,098.4	3.3x	17.1x
		75th PCTL	$2,656.8	4.6x	23.2x
		Max	$8,285.1	6.3x	44.9x
		Echelon[1]	$925.0	5.0x	17.8x
__________________
Notes to the table:
1)Projected financials based on median analyst estimates and management forecasts. All precedent transactions included are completed control transactions involving transfer of majority ownership.
2)Acquisitions of majority stake in the U.S., Canada, and Europe from January 1, 2020 to present, relating to the aerospace and defense industry.
3)Source: Capital IQ. Excluded transactions without publicly announced multiples and transaction values less than $20 million.
4)Edge Autonomy multiples derived from the implied purchase price and CY24E financial ‘base’ case provided by Redwire’s management.
Roth Capital noted that, although the selected transactions were used for comparison purposes, no business of any selected company was either identical or directly comparable to Edge Autonomy’s business due to differences in size, business mix, growth prospects and operating characteristics. In particular, Roth Capital noted that several of the selected transactions involved significantly larger enterprises with more diversified revenue streams than Edge Autonomy. In addition, Roth Capital noted that the historical timing of precedent transactions can impact the comparability of such transactions. Accordingly, Roth Capital’s comparison of selected companies to Edge Autonomy and analyses of the results of such comparisons were not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and Edge Autonomy.
Roth Capital noted that the EV to LTM revenue and EV to LTM EBITDA multiples at the value of the Merger Consideration were between the seventy-fifth (75th) percentile and maximum and the median and seventy-fifth (75th) percentile, respectively, for such comparable transactions.

Discounted Cash Flow Analysis
Roth Capital performed a discounted cash flow analysis on Edge Autonomy by calculating ranges of the estimated net present value of the unlevered, after-tax free cash flows that Edge Autonomy was forecasted to generate from January 1, 2025 through calendar year 2028, and by calculating a terminal value for the period beyond 2028. All of the information used in Roth Capital’s analysis was based on publicly available sources and the financial projections provided by Redwire’s management, which Roth Capital did not independently verify but assumed, with Edge Autonomy’s consent, to be reasonably prepared on the bases reflecting the best currently available estimates and judgments of Edge Autonomy’s management concerning Edge Autonomy’s future financial performance. The following table sets forth the free cash flows and implied equity value calculations on a per share basis used in Roth Capital’s analysis:

Cash Flow Projections	CY	CY	CY	CY
($ in millions)	2025E	2026E	2027E	2028E

Revenue	$246.6	$266.3	$349.1	$401.3
Revenue growth %		8.0%	31.1%	15.0%
EBITDA	$83.4	$76.4	$110.0	$122.3
EBITDA %	33.8%	28.7%	31.5%	30.5%
EBIT	$72.1	$64.5	$97.4	$108.8
NOPAT (Net Operating Profit After Tax) (2)	$53.0	$47.4	$71.6	$79.9
D&A (Depreciation and Amortization)	11.3	11.9	12.6	13.6
Capex	(8.2)	(10.5)	(13.1)	(15.9)
(Increase) / Decrease in NWC	11.9	2.6	12.5	8.9
Unlevered free cash flow	$68.0	$51.4	$83.6	$86.5
PV of free cash flow (3)	$62.2	$44.6	$65.8	$61.8
End of year discount period:	1.0	2.0	3.0	4.0
Mid-year discount period:	0.5	1.5	2.5	3.5

Perpetuity Method DCF		EBITDA Exit Method DCF

WACC:	10.2%	WACC:	10.2%
Perpetual Growth	3.5%	Exit EBITDA Multiple[4]	17.1x
Terminal Value	$1,334.5	Terminal EBITDA	$122.3
PV of Terminal Value	$908.2	Terminal Value	$2,094.6
Sum of PV of Cash Flows	$234.4	PV of Terminal Value	$1,425.5
Implied EV	$1,142.6	Sum of PV of Cash Flows	$234.4
(-) Debt	$0.0	Implied EV	$1,659.9
(+) Cash	$0.0	(-) Debt	$0.0
Implied Equity Value	$1,142.6	(+) Cash	$0.0
		Implied Equity Value	$1,659.9
__________________
Notes to the table:
1)Assumes a valuation date of January 15, 2025
2)NOPAT = EBIT x (1-Tax Rate), where Tax Rate = 26.5%
3)Present value of FCF has been prorated to consider the portion of the year remaining
4)Taken from median on precedent transactions
In performing its discounted cash flow analysis, Roth Capital calculated ranges of the estimated present values of Edge Autonomy’s unlevered, after-tax free cash flows that Edge Autonomy was forecasted to generate from

January 1, 2025 through December 31, 2028 by applying discount rates ranging from 8.2% to 12.2% (with a base case WACC of 10.2%), reflecting Roth Capital's estimates of Edge Autonomy’s weighted-average cost of capital (“WACC”), which was determined based on Edge Autonomy’s estimated capital structure, market conditions and business risks. The WACC was calculated by adding (a) the estimated market value of equity as a percentage of the total market value of Edge Autonomy’s capital multiplied by Edge Autonomy’s estimated cost of equity, and (b) the estimated market value of debt as a percentage of the total market value of Edge Autonomy’s capital multiplied by Edge Autonomy’s estimated after-tax market cost of debt. The estimated market value of Edge Autonomy’s debt and equity were calculated using the average debt to equity ratios of the comparable companies. The estimated cost of equity was calculated using the Capital Asset Pricing Model which took into account the betas of comparable companies, the risk-free rate, a historical equity market risk premium and a historical small capitalization risk premium, which risk premiums were sourced from the 2024 Kroll Cost of Capital Module. The following table sets forth Edge Autonomy’s WACC calculation:

WACC Calculation
a)Beta was found using Capital IQ. Only comparable companies that had a minimum of 60 months of trading history were used. Capital IQ calculates beta on a monthly basis. Roth uses mid-year conventions to discount cash flows as Roth assumes that cash flows come in continuously throughout the year. Assumes a valuation date of 01/15/25
b)B(u) = B(l) / (1+(1-Tax Rate) x Debt-to-Equity)
c)Assumes debt equal to $0M. Further assumes this amount of leverage persists as the Company's target leverage ratio
d)Effective tax of 26.5%
e)Source: Spot 5-year Treasury yield at 01/14/25
f)Source: 2024 Kroll Cost of Capital Module; Historical long term (1926-2023)
g)CAPM Cost Equity Capital Calculation: Risk Free Rate + (Equity Beta x Equity Risk Premium)
h)Source: 2024 Kroll Cost of Capital Module; Low Cap (Deciles 6-8)
i)BofA US High Yield Index as of 01/14/25
j)Weighted Average Cost of Capital = (Debt-to-Capital x Cost of Debt x (1-Tax Rate)) + (Equity-to-Capital x Cost of Equity Capital)

Step 1 - Calculate Average Portfolio Beta (a)
Calculated Average Portfolio Equity Beta	1.04
Step 2 - Unlever Portfolio Beta (b)
Average Debt-to-Equity Ratio	24.8%
Average Tax Rate	11.3%
Unlevered Average Portfolio Equity Beta	0.63
Step 3 - Arrive at Echelon Equity Beta
Unlevered Average Portfolio Equity Beta	0.63
Echelon Debt-to-Equity Ratio (c)	0.0%
Echelon Tax Rate (d)	26.5%
Echelon Implied Equity Beta	0.63
Step 4
Risk Free Rate (e)	4.45%
Equity Risk Premium (f)	7.2%
Levered Equity Beta	0.63
Cost of Equity Capital (g)	9.0%
Size Premium (h)	1.2%
Echelon Adjusted Cost of Equity Capital	10.2%
Step 5
Debt-to-Capital Ratio	0.0%
Equity-to-Capital Ratio	100.0%
Pre-tax Cost of Debt (i)	7.3%
After-tax Cost of Debt	5.4%
Cost of Equity Capital	10.2%
Weighted Average Cost of Capital (j)	10.2%

Roth Capital used the following companies to calculate the portfolio beta:

Ondas Holding Inc.	ONDS
Red Cat Holdings, Inc.	RCAT
Redwire Corporation	RDW
Intuitive Machines, Inc.	LUNR
Mercury Systems, Inc.	MRCY
AeroVironment, Inc.	AVAV
Kratos Defense & Security Solutions Inc.	KTOS
Rocket Lab USA, Inc.	RKLB
Leonardo S.p.a.	LDO
Thales S.A.	HO
L3Harris Technologies, Inc.	LHX
Northrop Grumman Corporation	NOC
__________________
Note: Roth Capital excluded Unusual Machines from the comparable companies analysis as its IPO closed within the twelve (12) months prior to the date of the analysis, resulting in insufficient trading history for a reliable beta calculation.
Perpetuity Method. Roth Capital calculated an equity value for Edge Autonomy by calculating the ranges of estimated terminal value amounts by applying a range of terminal growth rates of 2.5% to 4.5% to the estimated terminal year free cash flow. The terminal value calculations were supported by an analysis of revenue multiples from comparable precedent transactions. The range of estimated present values of these estimated terminal value amounts was then calculated by applying discount rates ranging from 8.2% to 12.2%. Combining the total present value of the estimated unlevered free cash flows, the present value of the terminal values and net cash to achieve the financial projections resulted in the following range of implied equity values for Edge Autonomy in the Mergers:

	WACC						Implied Equity Value
Perpetual Growth Percentage		8.2%	9.2%	10.2%	11.2%	12.2%	$925.0
	2.5%	$1,370.8	$1,166.9	$1,017.2	$903.0	$813.3
	3.0%	$1,485.8	$1,246.8	$1,075.6	$947.2	$847.7
	3.5%	$1,625.4	$1,340.8	$1,142.6	$997.1	$886.0
	4.0%	$1,798.0	$1,452.8	$1,220.4	$1,053.9	$929.0
	4.5%	$2,017.2	$1,588.6	$1,311.9	$1,119.2	$977.6
Roth Capital noted that while the Merger Consideration was at the low end of the range of the implied equity value of Edge Autonomy based on the perpetuity discounted cash flow analysis, this was considered in conjunction with other valuation methodologies, market conditions, and company-specific factors in determining the fairness of the Merger Consideration.
EBITDA Exit Method. Roth Capital calculated an equity value for Edge Autonomy by calculating the ranges of estimated terminal value amounts for Edge Autonomy by applying a range of EBITDA exit multiples of 15.1x to 19.1x to the estimated terminal EBITDA for calendar year 2028 of Edge Autonomy. The range of terminal EBITDA multiples utilized in Roth Capital’s discounted cash flow analysis was based on the median EBITDA multiple of precedent transactions completed in the aerospace and defense sector within the past three (3) years, focusing on transactions involving companies with similar business models and risk profiles to Edge Autonomy. The range of estimated present values of these estimated terminal value amounts was then calculated by applying discount rates ranging from 8.2% to 12.2%. Combining the total present value of the estimated unlevered free cash flows, the present value of the terminal values and net cash to achieve the financial projections resulted in the following range of implied equity values for Edge Autonomy in the Mergers:

	WACC						Implied Equity Value
EBITDA Exit Multiple		8.2%	9.2%	10.2%	11.2%	12.2%	$925.0
	15.1x	$1,596.9	$1,544.0	$1,493.4	$1,445.0	$1,398.6
	16.1x	$1,686.4	$1,630.3	$1,576.7	$1,525.3	$1,476.2
	17.1x	$1,775.9	$1,716.6	$1,659.9	$1,605.6	$1,553.7
	18.1x	$1,865.4	$1,802.9	$1,743.1	$1,685.9	$1,631.2
	19.1x	$1,954.9	$1,889.2	$1,826.4	$1,766.3	$1,708.7
Roth Capital noted that the Merger Consideration was below the range of the implied equity value of Edge Autonomy based on the EBITDA exit method discounted cash flow analysis.
Accretion Dilution Analysis
Roth analyzed the pro forma impact of the Transactions on the projected Earnings per Share (“EPS”) of Redwire and Edge Autonomy combined for the calendar year 2025 using Roth Research Analyst and Banking’s and Redwire management’s estimates for Redwire and Edge Autonomy, respectively. For illustrative purposes, Roth prepared this analysis using the closing price of Redwire Common Stock on January 15, 2025, inclusive of a twenty-five percent (25%) Private Investment in Public Equity (“PIPE”) discount, and assumed that the Closing would occur on or around the second calendar year quarter of 2025.
Roth Capital’s analysis indicates that the Transactions are expected to be accretive to Redwire’s EPS by $0.28 per share on a pro forma basis for calendar year 2025.
Additionally, Roth Capital noted that, AE Industrial owns a substantial stake of Redwire and Edge Autonomy, and following the Closing, AE Industrial will own approximately sixty-five percent (65%) of Redwire (calculated by applying certain assumptions).

Pro Forma CY 2025 Income Statement & Accretion / Dilution Analysis
	Redwire (1),(2)	Edge Autonomy(3)	Unadjusted Combined	Pro Forma Adjustments (4)	Adjusted Combined
($ in millions)	CY 2025	CY 2025	PF CY 2025	PF CY 2025	PF CY 2025
Net sales	$375.6	$246.6	$622.2	$2.6	$624.8
Cost of sales	291.7	86.9	378.6	(1.1)	377.4
Gross profit	83.9	159.7	243.6	3.7	247.3
Total operating expense	79.8	87.6	167.4	(1.6)	165.8
Operating income	4.1	72.1	76.2	5.4	81.6
Interest & other exp (income) (5)	2.3	—	2.3	5.1	7.4
Pre-tax Income	1.8	72.1	73.9	0.2	74.1
Provision for income tax	—	19.1	19.1	0.1	19.2
Net income	$1.8	$53.0	$54.8	$0.2	$55.0
Tax rate	0.0%	26.5%	25.9%	26.5%	25.9%
Diluted EPS	$0.02		$0.31		$0.30
Unadjusted Accretion / (Dilution)			$0.29
Adjusted Accretion / (Dilution)					$0.28
Diluted shares outstanding (6)	104.3	71.4	175.8	9.2	185.0
__________________
Notes to the table:
1)Redwire 2025E per Roth Analyst & Banking Estimates
2)Redwire diluted shares outstanding assumes the 100,912.65 outstanding shares of Redwire Preferred Stock as of December 17, 2024, are converted into ~35.623m shares of Redwire Common Stock
3)Edge Autonomy 2025E ‘base’ case, per information provided by Redwire’s management
4)Adjustments / Synergies provided by Redwire’s management
5)Assumes interest on cash deposits equal two percent (2%) and debt equal SOFR plus five percent (5%) as of January 15, 2025
6)PF adjusted combined assumes a $775 million equity issuance at PIPE pricing
General
The description set forth above does not contain a complete description of the analyses performed by Roth Capital, but does summarize the material analyses performed by Roth Capital in rendering its opinion. The preparation of a fairness opinion is a complex process involving numerous factors and considerations, and therefore not necessarily susceptible to partial analysis or summary description. Roth Capital believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Roth Capital opinion. In arriving at its opinion, Roth Capital considered the results of all of its analyses, while no particular weight was assigned to any specific factor or analysis. Instead, Roth Capital made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above first is not meant to indicate that this analysis was given greater weight than any other analysis. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Roth Capital’s view of the actual value of Edge Autonomy.
As described above, Roth Capital’s opinion was only one of many factors considered by the Redwire Special Committee and the Redwire Board in making its determination to approve the Mergers. Roth Capital was not requested to and did not solicit any expressions of interest from any other parties with respect to any acquisition of Edge Autonomy or any of its assets or any other business combination with Edge Autonomy.
Roth Capital is a full-service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. Roth Capital may also seek to provide financial advisory and financing services to Redwire and its affiliates in the future, and would expect to receive fees for the rendering of such services.
Roth Capital acted as a financial advisor to the Redwire Special Committee in connection with the Merger Agreement and received a cash fee totaling $1 million for its services, which fee was not contingent upon its conclusion as to fairness or the consummation of the Merger Agreement. Redwire has agreed to indemnify Roth Capital against certain liabilities and reimburse Roth Capital for certain expenses in connection with its services. In the ordinary course of business, Roth Capital and its affiliates may acquire, hold or sell, for Roth Capital’s and its affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Redwire and other parties to the Mergers, and, accordingly, may at any time hold a long or a short position in such securities.
In the three (3) years prior to the Redwire Special Committee’s engagement of Roth Capital, Roth Capital had not provided financing services or financial advisory services to Redwire, Edge Autonomy or AE Industrial Partners, LP or any of its known affiliates, and Roth Capital had not received fees from such parties.
Effects of the Mergers
The First Merger and the Second Merger will occur on the Closing Date, with the Second Merger to occur immediately following the First Merger. Each of the Mergers will become effective at the time of the filing of an applicable certificate of merger with the Secretary of State of the State of Delaware in accordance with Delaware law, or at such later time as the parties may specify in such applicable certificate of merger.
As a result of the First Merger, the separate existence of Merger Sub will cease and Edge Autonomy will continue its existence under the laws of the State of Delaware as the surviving limited liability company and a wholly-owned subsidiary of Redwire. As a result of the Second Merger, which will occur immediately following the First Merger, the separate existence of Edge Autonomy will cease and Purchaser will continue its existence under the laws of the State of Delaware as the surviving limited liability company and a wholly-owned subsidiary of Redwire. At the Effective Time, all issued and outstanding units of Edge Autonomy immediately prior to the Effective Time and all rights in respect thereof will cease to exist and be converted automatically into the right to receive the portion of Cash Consideration and Equity Consideration allocated to such units under the Merger Agreement. Thereafter, Redwire will own Edge Autonomy and all of its operating companies.
Merger Consideration
The aggregate purchase price payable by Redwire with respect to the Mergers is $925 million, payable in a combination of cash and Redwire Common Stock, subject to customary adjustments for indebtedness, cash, working capital and transaction expenses, in each case (as applicable), after giving effect to Edge Autonomy’s pre-Closing payments with respect to certain indebtedness, transaction expenses and bonuses to employees or other service providers.
The Merger Agreement provides for such aggregate purchase price to be paid using a combination of cash and shares of Redwire Common Stock. Redwire may finance the cash portion of the transaction consideration at its sole discretion, using any available means, including, without limitation, cash on hand, its existing credit facility, new debt financing, or proceeds from an Equity Financing.
The amount of cash consideration to be paid by Redwire to the Seller with respect to the Mergers will be (i) $150 million minus the Closing Date Cash Shortfall Amount plus (ii) fifty percent (50%) of any Equity Financing net proceeds exceeding $175 million. With respect to the portion of the purchase price payable in Redwire Common Stock, the number of shares of Redwire Common Stock to be issued will be based on a price of such stock equal to (i) the volume-weighted average trading price of Redwire Common Stock on the NYSE for the thirty (30) trading days ending on January 17, 2025 of $15.07, if no Equity Financing is consummated prior to the Effective Time or (ii) the gross proceeds per share of Redwire Common Stock issued in an Equity Financing, if an Equity Financing is consummated prior to the Effective Time.

Interests of Certain Redwire Directors and Executive Officers in the Transactions
In considering the recommendation of the Redwire Board, upon the recommendation of the Redwire Special Committee, that Redwire stockholders vote “FOR” the Merger Transactions Proposal, Redwire stockholders should be aware that certain executive officers and directors of Redwire have interests in the Transactions that may be different from, or in addition to, the interests of Redwire stockholders generally. These interests include, among others: (1) the continued employment of Redwire executive officers with Redwire following the consummation of the Transactions and increases in compensation of certain Redwire executive officers conditioned on consummation of the Mergers; (2) the continued service of certain non-employee members of the Redwire Board; (3) continuing indemnification rights of non-employee members of the Redwire Board and Redwire executive officers following the Transactions; and (4) the affiliation of certain executive officers and directors with AE Industrial. For additional information with respect to item (4) of the preceding sentence: Peter Cannito, Chief Executive Officer of Redwire and Chair of the Redwire Board, has been an Operating Partner of AE Industrial Partners, LP since June 2019; Kirk Konert, a director on the Redwire Board, has served with AE Industrial Partners, LP as a Managing Partner since December 2023, Partner since October 2019 and Principal starting in August 2014; Reggie Brothers, a director on the Redwire Board, has been an Operating Partner of AE Industrial Partners, LP since October 2022; and Les Daniels, a director on the Redwire Board, has been an Operating Partner at AE Industrial Partners, LP since October 2017. The Redwire Board was aware of and considered these interests, among other matters, when it approved the Merger Agreement and recommended that Redwire stockholders approve the Mergers, including the Stock Issuance.
As of the date of this proxy statement, it is expected that Redwire’s current executive officers and directors will continue to serve as executive officers and directors of Redwire following the consummation of the Transactions. The Transactions will not result in a “change in control” for purposes of Redwire equity-based awards or employment-related agreements, and therefore, no payments, accelerated vesting or benefit enhancements will be triggered under such awards or agreements by the Transactions.
As of the date of this proxy statement, it is expected that certain members of the Redwire Board will continue to serve as members of the Redwire Board following the consummation of the Transactions. See “The Transactions—Directors of Redwire following the Mergers.”
Regulatory Filings and Approvals Required to Consummate the Mergers
Redwire has received all necessary approvals from the relevant governmental authorities or the applicable waiting periods under applicable law and regulation have expired.
Closing and Effectiveness of the Mergers
The Closing will occur on the third (3rd) business day after the satisfaction or waiver (to the extent permitted by law) of the conditions to Closing described in the section entitled “The Merger Agreement—Conditions to Completion of the Mergers”, unless otherwise agreed by Redwire and Edge Autonomy.
Subject to the provisions of the Merger Agreement, the First Merger and the Second Merger will each become effective at the time and on the date on which the relevant certificate of merger is filed with the Secretary of State of the State of Delaware or such later time as the parties may specify in such certificate of merger.
Directors of Redwire following the Mergers
Upon the Closing, the A&R Investor Rights Agreement will take effect. Among other things, such A&R Investor Rights Agreement will provide that the Redwire Board will be composed of at least nine (9) directors, with respect to which (i) AE Industrial Stockholders will be permitted to designate four (4) directors for election to the Redwire Board, which number would be reduced once AE Industrial Stockholders no longer hold fifty percent (50%) or more of the shares of Redwire Common Stock beneficially owned by AE Industrial (excluding shares of Redwire Common Stock beneficially owned by Seller) at the Closing and (ii) Seller will be permitted to designate one (1) director for election to the Redwire Board so long as Seller continues to hold twenty-five percent (25%) or more of the shares of Redwire Common Stock beneficially owned by Seller at the Closing; provided that, so long as AE Industrial Stockholders and Seller collectively may designate an aggregate of five (5) directors, all but one (1)

director must be independent under NYSE listing standards and, if less than five (5) directors, a majority must be independent.
Additionally, Redwire’s investment agreement with Bain, dated as of October 28, 2022, provides Bain with the right to designate one (1) director for election to the Redwire Board so long as Bain beneficially owns Redwire Common Stock in the aggregate and on an as-converted basis, at least equal to fifty percent (50%) of the number of shares of Redwire Common Stock that Bain held on an as-converted basis immediately following the closing of the purchase and sale of Redwire Preferred Stock to Bain on November 3, 2022. Subject to the director nomination rights described above, the Nomination and Corporate Governance Committee of the Redwire Board will consider stockholder nominations for membership on the Redwire Board.
As of the date of this proxy statement, it is expected that Redwire’s current directors will continue to serve as directors of Redwire following the consummation of the Transactions, subject to the director designation rights described above.

THE MERGER AGREEMENT
Explanatory Note Regarding the Merger Agreement
The Merger Agreement is included in this proxy statement only to provide public disclosure regarding its terms and conditions as required by U.S. federal securities laws, and is not intended to provide any factual information about Redwire or Edge Autonomy. Furthermore, any factual disclosures about Redwire or Edge Autonomy contained in this proxy statement or in Redwire’s public reports filed with the SEC may supplement, update or modify the factual disclosures made by such person contained in the Merger Agreement.
The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. Such representations and warranties:
1.were made solely to the parties to, and only for purposes of, the Merger Agreement and as of specific dates set forth therein and may be subject to more recent developments;
2.may not be intended as statements of fact, but rather as a means of allocating risk between the parties in the event that the statements therein prove to be inaccurate;
3.have been qualified by certain disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; and
4.may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.
Accordingly, the representations and warranties and other provisions in the Merger Agreement should not be read alone and should not be relied upon as characterizations of the actual state of facts of Redwire, Edge Autonomy or any of their respective subsidiaries or affiliates.
This summary is qualified in its entirety by reference to the Merger Agreement.
The Mergers
Subject to the terms and conditions of the Merger Agreement, on the Closing Date, (1) Merger Sub will merge with and into Edge Autonomy, with Edge Autonomy surviving such merger as a wholly-owned subsidiary of Redwire, and immediately following such First Merger, Edge Autonomy will merge with and into Purchaser, with Purchaser surviving such Second Merger as a wholly-owned subsidiary of Redwire and (2) Redwire shall deliver the aggregate purchase price with respect to the Mergers, payable in a combination of cash and Redwire Common Stock, subject to customary adjustments for indebtedness, cash, working capital and transaction expenses, as described in the section entitled “The Merger Agreement—Merger Consideration.”
As a result of the First Merger, the separate existence of Merger Sub will cease and Edge Autonomy will continue its existence under the laws of the State of Delaware as the surviving limited liability company and a wholly-owned subsidiary of Redwire. As a result of the Second Merger, which will occur immediately following the First Merger, the separate existence of Edge Autonomy will cease and Purchaser will continue its existence under the laws of the State of Delaware as the surviving limited liability company and a wholly-owned subsidiary of Redwire.
Effective Time and Closing
The Closing will occur on the third (3rd) business day after the satisfaction or waiver (to the extent permitted by law) of the conditions to Closing described in the section entitled “The Merger Agreement—Conditions to Completion of the Mergers”, unless otherwise agreed by Redwire and Edge Autonomy.”
Subject to the provisions of the Merger Agreement, the First Merger and the Second Merger will each become effective at the time and on the date on which the relevant certificate of merger is filed with the Secretary of State of the State of Delaware or such later time as the parties may specify in such certificate of merger. At the Effective Time, all issued and outstanding units of Edge Autonomy immediately prior to the Effective Time and all rights in respect thereof will cease to exist and be converted automatically into the right to receive the portion of Cash Consideration and Equity Consideration allocated to such units under the Merger Agreement. Thereafter, Redwire will own Edge Autonomy and all of its operating companies. For additional information, see “The Transactions—Effects of the Mergers.”
Merger Consideration
The aggregate purchase price payable by Redwire with respect to the Mergers is $925 million, payable in a combination of cash and Redwire Common Stock, subject to customary adjustments for indebtedness, cash, working capital and transaction expenses, in each case (as applicable), after giving effect to the Edge Autonomy’s pre-Closing payments with respect to certain indebtedness, transaction expenses and bonuses to employees or other service providers.
The Merger Agreement provides for such aggregate purchase price to be paid using a combination of cash and shares of Redwire Common Stock. Redwire may finance the cash portion of the transaction consideration at its sole discretion, using any available means, including, without limitation, cash on hand, its existing credit facility, new debt financing, or proceeds from an Equity Financing.
The amount of cash consideration to be paid by Redwire to the Seller with respect to the Mergers will be (i) $150 million minus the Closing Date Cash Shortfall Amount plus (ii) fifty percent (50%) of any Equity Financing net proceeds exceeding $175 million. With respect to the portion of the purchase price payable in Redwire Common Stock, the number of shares of Redwire Common Stock to be issued will be based on a price of such stock equal to (i) the volume-weighted average trading price of Redwire Common Stock on the NYSE for the thirty (30) trading days ending on January 17, 2025 of $15.07, if no Equity Financing is consummated prior to the Effective Time or (ii) the gross proceeds per share of Redwire Common Stock issued in an Equity Financing, if an Equity Financing is consummated prior to the Effective Time.
Post-Closing Purchase Price Adjustment
The Merger Agreement provides for Closing Date adjustments to the aggregate purchase price to be paid by Redwire for indebtedness, cash, closing working capital and transaction expenses. Of the aggregate Cash Consideration payable by Redwire, $5,000,000 will be placed into an escrow account to be used in connection with the purchase price adjustment, pending the completion of the post-Closing calculation of the closing purchase price.
Within five (5) business days after the parties finalize the closing purchase price, which is expected to occur within 150 days following the Closing, Edge Autonomy and the Seller will each be entitled to receive an amount in cash that is equal to the amount by which the closing purchase price exceeds, or is less than, the estimated purchase price that Edge Autonomy provided to Redwire prior to the Closing, subject to certain exceptions. Specifically:
1.if the closing purchase price is less than the estimated purchase price that Edge Autonomy provided to Redwire prior to the Closing (the “shortfall amount”): Redwire will receive from the purchase price adjustment escrow account an amount in cash equal to the shortfall amount up to a maximum of $5,000,000, and Edge Autonomy will receive the cash remaining in the purchase price adjustment escrow account (if any); and
2.if the closing purchase price is greater than the estimated purchase price that Edge Autonomy provided to Redwire prior to the Closing (the “excess amount”): (i) Redwire must pay the Seller the lesser of the excess amount or $5,000,000 and (ii) the Seller will receive the cash in the purchase price adjustment escrow account.
Indemnification
Redwire has purchased representation and warranty insurance policies to provide for coverage for certain breaches of representations and warranties of Edge Autonomy and Seller contained in the Merger Agreement, which, collectively, are subject to an aggregate limit of $92,500,000 as well as certain exclusions, deductibles, and other terms and conditions set forth therein. None of the representations or warranties set forth in the Merger Agreement or in any other document, agreement, instrument or certificate delivered in connection with the Merger Agreement will survive the Closing. Therefore, other than as set forth below, Redwire’s recourse for breaches of the representations and warranties of Edge Autonomy and Seller is limited to recovery under the representations and warranties insurance policies, except in the case of fraud.
Until the first (1st) anniversary of the Closing Date and subject to certain exceptions, Redwire and its affiliates (including, following the Closing, Edge Autonomy and its subsidiaries) will be indemnified and held harmless by Seller from and against any and all Losses (as defined in the Merger Agreement) up to an aggregate amount of $20,000,000 accrued, incurred or suffered by Redwire and its affiliates as a result of, arising out of or in connection with: (i) certain specified liabilities; or (ii) the noncompliance with sanctions with respect to the Edge Autonomy Group’s operations in Ukraine. Seller has agreed that any amount owing by Seller pursuant to such indemnity after final determination of such amount by a court or arbitral body of competent jurisdiction will be paid by Seller in immediately available funds or by cancellation or delivery to Redwire of a number of shares of Redwire Common Stock having a value sufficient to satisfy the applicable indemnification obligation. Redwire is not required to first seek recovery under the representations and warranties insurance policies before seeking recovery from Seller with respect to an indemnity payment owed by Seller pursuant to this indemnity.
Representations and Warranties
Under the Merger Agreement, Edge Autonomy made certain representations and warranties about itself and its subsidiaries relating to: organization and power; subsidiaries; due authorization and no breach; governmental consents; capitalization; financial statements; accounts receivable; absence of undisclosed liabilities; no material adverse change and absence of certain developments; title to properties; tax matters; material contracts; intellectual property; actions; employee benefit plans; employees; insurance; environmental matters; affiliated transactions; brokerage; permits and compliance with laws; international trade compliance; customers and suppliers; government contracts; surety bonds; banking facilities; warranties; and inventory.
Under the Merger Agreement, Seller made certain representations and warranties relating to: organization and power; due authorization; capitalization; no violation; governmental bodies and consents; actions; brokerage; and investment representations.
Under the Merger Agreement, Redwire, Purchaser and Merger Sub made certain representations and warranties relating to: organization and power; due authorization; capitalization of Redwire; no violation; governmental bodies and consents; litigation; brokerage; investment representation; solvency; interest in competitors; foreign person; absence of undisclosed liabilities; tax matters; the proxy statement; issuance of securities; and SEC documents.
Certain of the representations and warranties made by the parties are qualified as to “materiality” or “Material Adverse Change.” For purposes of the Merger Agreement, a “Material Adverse Change” is any event that individually or in the aggregate with any other events (i) does or would reasonably be expected to materially prevent, materially delay or materially impair the ability of Seller or Edge Autonomy to consummate the Transactions, or (ii) is or would reasonably be expected to be materially adverse to the condition (financial or otherwise), business, assets, properties, liabilities, or results of operations of the Edge Autonomy Group, taken as a whole; provided, however, that solely for purposes of this clause (ii), no event will be considered when determining whether a Material Adverse Change has occurred to the extent such event resulted or arose from: (a) any change in any law; (b) any change in interest rates, credit markets, currency exchange rates or general economic conditions (including changes in the price of gas, oil or other natural resources, commodities or chemicals); (c) any change that is generally applicable to the industries in which Edge Autonomy or any of its subsidiaries operate; (d) the entry into the Merger Agreement or the announcement or consummation of the transactions contemplated by the Merger Agreement and the other agreements referenced in the Merger Agreement; (e) any action taken by or at the written request of Redwire or any of its affiliates; (f) any omission to act or action taken with the prior written consent of Redwire (including those omissions to act or actions taken which are required by the Merger Agreement) or omissions to act for which Redwire withheld its consent required by the Merger Agreement; (g) any national or international political event or occurrence, including acts of war or terrorism; (h) any natural or manmade disasters, hurricanes, floods, tornados, tsunamis, earthquakes or other acts of God; (i) any epidemic, pandemic or disease outbreak (including COVID-19 and monkeypox), or any law issued by a governmental body, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, “sheltering-in-place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19 and monkeypox) or any worsening of such conditions; (j) any political, geopolitical or social conditions, civil unrest, protests, public demonstrations or the response of any governmental body thereto or any escalation or worsening thereof; (k) any actual or potential sequester, stoppage, shutdown, default (including any default or delays in payments or delays or failures to act) or similar event or occurrence by the U.S. federal government or any other governmental body, including any shutdown or furlough of the U.S. federal government or any impact associated with the U.S. federal government’s “debt ceiling;” or (l) any failure by Edge Autonomy or any subsidiary thereof, in and of itself, to meet any projections, forecasts or estimates of revenue or earnings (it being understood that this clause (l) shall not prevent a determination that any event underlying such failure to meet projections, forecasts or estimates has resulted in a Material Adverse Change (to the extent the effect(s) of such event is not otherwise excluded from this definition of Material Adverse Change)); provided that, in the case of the foregoing clauses (a), (b), (c), (g), (h), (i), (j), and (k), to the extent such event materially and disproportionately affects the Edge Autonomy Group, taken as a whole, as compared to other Persons or businesses that operate in the same industry or similar industries in which the Edge Autonomy Group operates, such event may be taken into account in determining whether a Material Adverse Change has occurred or will occur.
Covenants
Conduct of the Business
Redwire has agreed that, until the Closing or the earlier termination of the Merger Agreement, except for matters previously disclosed to the other parties or expressly permitted by the Merger Agreement or with the written consent of Seller, Redwire will use its reasonable best efforts to conduct its business in all material respects in the ordinary course.
Each of Seller and Edge Autonomy, as applicable, has agreed that, until the Closing or the earlier termination of the Merger Agreement, except as otherwise disclosed to the other parties or expressly permitted by the Merger Agreement, (i) Edge Autonomy will, and Seller and Edge Autonomy will cause the Edge Autonomy Group to, use their respective reasonable best efforts to conduct the business of Edge Autonomy in all material respects in the ordinary course and (ii) Edge Autonomy will not, and will cause each of its subsidiaries not to:
1.(A) amend or propose to amend the respective governing documents of Edge Autonomy or any of its subsidiaries or (B) split, adjust, subdivide, combine, exchange or reclassify the equity securities of Edge Autonomy or any of its subsidiaries;
2.issue, sell, pledge, transfer, or dispose of, or agree to issue, sell pledge, transfer or dispose of, any equity securities of Edge Autonomy or any of its subsidiaries or issue any equity securities of any class or issue or become a party to any subscriptions, warrants, rights, options, convertible securities or other contractual obligations of any character relating to the issued or unissued shares, capital stock or other equity securities of Edge Autonomy or any of its subsidiaries (other than the Merger Agreement and the agreements contemplated thereby), or grant any stock appreciation or similar rights;
3.acquire any equity securities or a material portion of the assets of any business or Person;
4.(A) redeem, purchase or otherwise acquire any outstanding shares, shares of capital stock or other equity securities of Edge Autonomy or any of its subsidiaries, in each case, other than redemptions, repurchases or other acquisitions from employees or service providers (including former employees or service providers) of the Edge Autonomy Group payable solely in cash and in the ordinary course of business and consistent with past practice; (B) declare or pay any dividend or make any other distribution to any Person other than Edge Autonomy or one or more of its subsidiaries; (C) enter into or perform any transaction or contractual obligation with, or for the benefit of, Seller, AE Consultant or any of their respective affiliates, other than (x) with respect to performance in the ordinary course of business of the AE Consulting Agreement pursuant to the terms thereof in effect as of the date of the Merger Agreement or (y) commercial transactions entered into (including any agreements in connection therewith), or waivers of rights, amendments or modifications with respect to such commercial transactions, in each case, which are entered into (or which rights are waived or amendments or modifications are made) on arm’s length terms in the ordinary course of business; or (D) pay any compensation, commissions, benefits or discretionary expenses to the Seller or any of its affiliates (other than to any employees of the Edge Autonomy Group or pursuant to the AE Consulting Agreement);
5.(A) except for borrowings in the ordinary course of business under Edge Autonomy Group’s credit facilities existing as of the date of the Merger Agreement, create, incur or assume any indebtedness for borrowed money or the type of indebtedness described in clause (l) of the definition of “Indebtedness” in the Merger Agreement; (B) except in the ordinary course of business, grant, create, incur or suffer to exist any liens, other than permitted liens, which did not exist on the date of the Merger Agreement; (C) except in the ordinary course of business, write off or release any material amounts of guarantees, checks, notes or accounts receivable; (D) write down the value of any asset on its books or records in any material manner, except for depreciation and amortization in the ordinary course of business; or (E) cancel any material indebtedness owed to Edge Autonomy Group or waive any material claims or rights;
6.other than to the extent required by the terms of any existing benefit plan as in effect on the date of the Merger Agreement or by applicable laws: (A) increase or decrease the compensation or benefits payable or provided or to become payable or provided to any officer, employee, director or other individual service provider of any of the entities within the Edge Autonomy Group (or any dependent or beneficiary thereof); (B) grant any bonus or other discretionary or performance-based payment or benefit to any officer, employee, director or other Person; (C) materially increase the coverage or benefits available under any benefit plan; (D) materially amend, modify, or establish, enter into, adopt or terminate any material benefit plan (or any other compensation plan, policy, program, agreement or arrangement that would be a material benefit plan if in effect on the date of the Merger Agreement); or (E) accelerate the time of payment, vesting or funding of any compensation or benefits;
7.sell, lease, transfer, or otherwise dispose of, any material property or material assets owned by Edge Autonomy or any of its subsidiaries, except for (A) the sale, lease, transfer or other disposition of inventory or obsolete machinery, equipment, or other assets in the ordinary course of business; provided that any replacements needed to continue to operate in the ordinary course of business have been purchased; (B) as to the leased real property of Edge Autonomy, the exercise of Edge Autonomy’s or any of its subsidiaries’ rights and remedies under any lease, in the ordinary course of business, including any expiration, termination, renewal, expansions, reductions or similar rights as to such leased real property; and (C) the expiration of intellectual property in accordance with its statutory terms;
8.enter into, amend or terminate (except for a termination resulting from the expiration of a contract in accordance with its terms), (A) any material contract other than in the ordinary course of business or (B) any material contract that contemplates payments by any party thereto in excess of $500,000;
9.merge, consolidate, restructure, recapitalize or reorganize with any Person, or acquire any business or Person, by merger or consolidation, purchase of assets or equity securities, or by any other manner, in a single transaction or a series of related transactions;
10.except in accordance with the capital budget of the Edge Autonomy Group, purchase any material assets or commit or authorize any commitment to make any capital expenditures in excess of $1,000,000 in the aggregate, or fail to make material capital expenditures in accordance with such budget;
11.make any material change in any method of financial accounting or auditing practice, including any working capital procedures or practices and including any changes in accounting practices or procedures related to working capital, other than changes required as a result of changes in GAAP or applicable law;
12.make any material loans, advances or capital contributions to, or investments in, any other Person other than loans, advances or capital contributions by Edge Autonomy or any of its subsidiaries (A) to any subsidiary of Edge Autonomy, or (B) to any employee in connection with travel, entertainment or related business expenses or other customary out-of-pocket expenses in the ordinary course of business;
13.(A) make (other than consistent with past practice), revoke or change any income tax or other material tax election; (B) adopt or change any material method of tax accounting; (C) enter into any “closing agreement” (as defined in Section 7121 of the Code) with any governmental body with respect to taxes; (D) settle or compromise any action in respect of income tax or other material tax; (E) consent to any extension or waiver of any tax statute of limitations period (other than automatically granted extensions or waivers); (F) file any amended tax return; (G) fail to pay any material tax when due and payable (including any estimated tax payments); (H) enter into any tax allocation, sharing, or indemnity agreement or other similar contractual obligation (other than (i) any agreement solely among the Edge Autonomy Group or (ii) any commercial agreement entered into in the ordinary course of business the primary purpose of which is not related to taxes); (I) surrender any right to claim an income tax refund or other material tax refund; or (J) prepare any income tax return or other material tax returns in a manner materially inconsistent with past practice;
14.settle or compromise any material litigation or other disputes (other than in respect of taxes) unless such settlement or compromise involves no admission of wrongdoing or culpability on the part of any entity within the Edge Autonomy Group and does not provide for any remedy against the Edge Autonomy Group other than the payment of money (and agreements containing customary confidentiality) and the amount thereof is reflected in the estimated closing purchase price or paid prior to Closing;
15.take any action or knowingly fail to take any action, which action or failure to act could reasonably be expected to prevent the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;
16.waive or release any noncompetition, non-solicitation, nondisclosure or other material restrictive covenant obligation of any current or former employee or individual independent contractor of the Edge Autonomy Group;
17.dissolve, wind-up or liquidate;
18.(A) enter into any contractual obligation with any labor union or (B) recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of any of the entities within the Edge Autonomy Group;
19.hire, engage or terminate (other than for cause) the employment or engagement of, or promote, any employee, officer, consultant, director or other individual service provider with annualized base compensation at or above $150,000;
20.terminate or close any facility or line of business (other than related to completed projects);
21.engage in hedging, shorting or other transactions involving Redwire’s Common Stock or derivative securities related thereto;
22.enter into any transactions with affiliates that would be required to be disclosed against the representations and warranties in the Merger Agreement pertaining to affiliated transactions;
23.enter into any agreement that restricts the ability of the Edge Autonomy Group to engage in or compete in any line of business, solicit or hire any Person or enter into any agreement that restricts the ability of the Edge Autonomy or any of its subsidiaries to enter into a new line of business;
24.disclose any material trade secrets included in intellectual property of Edge Autonomy to any Person (other than to Redwire and its affiliates or in the ordinary course of business in circumstances in which it has imposed written confidentiality obligations or where a member of Edge Autonomy Group elects to cease to protect such intellectual property as trade secrets in its reasonable business judgment);

25.terminate, suspend, amend or modify in any material respect, any permit, except as required by applicable law or a governmental body;
26.fail to maintain or properly repair, in any material respect, any material assets of the Edge Autonomy Group consistent with past practice or commercially prudent practice; or
27.authorize, or commit or agree to take, any action described above.
Notwithstanding the restrictions described above, the Edge Autonomy Group is permitted to use its available cash to pay transaction expenses, indebtedness, bonus payments, or spot bonuses in amounts consistent with past practices, provided that such payments (i) are made in accordance with applicable law, (ii) do not materially impact working capital requirements and (iii) are subject to any limitations set forth elsewhere in the Merger Agreement.
Director, Manager, and Officer Indemnification
Edge Autonomy must purchase “tail coverage” directors’ and officers’ liability insurance prior to or at the Closing, covering at least six (6) years for claims arising from events before the Closing, with terms no less favorable than the terms of Edge Autonomy’s existing policies. The indemnification rights are intended to protect the officers, directors and managers of the Edge Autonomy Group at or prior to the Closing with respect to claims arising from acts, events or omissions that occurred at or prior to the Closing, including with respect to the Transactions.
The cost of such tail insurance policies will be shared equally between Redwire and Seller. Redwire, Purchaser and their affiliates are not required to indemnify for fraud-related liabilities. Additionally, Redwire must maintain the governing documents of the company that survives the Mergers and its subsidiaries in a manner that preserves for six (6) years following the Closing the relevant indemnification and exculpation provisions in such governing documents for officers, directors and managers that mirror the Edge Autonomy Group’s current provisions.
Payoff Letters
Edge Autonomy is required to deliver drafts of payoff letters from its debt holders to Redwire at least four (4) business days before the Closing Date. The payoff letters must be in a nearly final form and, as soon as practicable after the Closing, Edge Autonomy is required to make arrangements for the debt holders to provide all related lien releases to Redwire.
Financing Covenants
Redwire’s completion of a Debt Financing and/or an Equity Financing is not a condition to the Closing, and the choice of whether to pursue either of such forms of financing is within Redwire’s sole discretion.
If Redwire pursues a Debt Financing prior to the Closing, Edge Autonomy must cooperate with Redwire in arranging such Debt Financing, including facilitating meetings, providing necessary documentation, assisting with financing documentation, and helping with collateral pledging. Edge Autonomy is not required to take actions that would interfere with its operations or violate any laws or agreements. Confidential information shared with Redwire must remain confidential, except for disclosure to financing sources under confidentiality terms.
If Redwire pursues an Equity Financing prior to the Closing, Edge Autonomy must provide financial information, cooperate in marketing, and consent to use of logos, subject to certain conditions.
Redwire has agreed to indemnify and hold harmless Seller, Edge Autonomy, and their affiliates from losses related to cooperation with Debt Financing or Equity Financing, except for losses arising from breaches, bad faith, fraud, or misconduct. Additionally, Redwire has agreed to reimburse Seller and its affiliates for any reasonable out-of-pocket costs or expenses incurred during their cooperation with the financing efforts.

Employees and Employee Benefits
Redwire is required to ensure that the Edge Autonomy employees retained by Redwire receive at least the same salary, wages, and bonus potential for one (1) year after the Closing Date. Redwire has agreed to provide such employees with benefits similar to those offered to Redwire’s employees for at least one (1) year after the Closing Date. Additionally, the Edge Autonomy employees retained by Redwire will receive credit for their previous service with the Edge Autonomy Group for benefits such as vacation, sick leave, and severance, and will be able to join welfare benefit plans without restrictions. The retained employees will also retain any unused vacation, sick leave, and personal holidays, with Redwire handling any payments related to these amounts. Such requirements are for the benefit of the parties to the Merger Agreement only, and no employees or other individuals have third-party beneficiary rights. In addition, nothing in the Merger Agreement requires Redwire to continue the employment of any such retained employee for any specific period.
Stockholder Meeting; Fiduciary Exception to Recommendation
Redwire is required to take all necessary actions to set a record date, give notice of, and convene a stockholders meeting to approve the Mergers, including the Stock Issuance and any Equity Financing, if applicable, within twenty (20) business days of mailing the proxy statement. Redwire is responsible for seeking and obtaining the Requisite Vote from stockholders.
The Redwire Board may change its recommendation with respect to the Merger Transactions Proposal in response to certain “intervening events” (as defined below), provided Redwire gives notice to Edge Autonomy and Seller, negotiates with them in good faith, and adheres to specific timelines. If such change in recommendation occurs and the Mergers do not receive stockholder approval, Redwire is obligated to reimburse Seller for its reasonable out-of-pocket expenses.
An “intervening event” refers to a material change in the business, assets, operations, or financial position of Redwire and its subsidiaries that occurs after the date of the Merger Agreement and was not known or reasonably foreseeable to the Redwire Board; provided that, the following are excluded from being considered an intervening event: (a) changes in the price or trading volume of Redwire’s equity securities; (b) industry-wide developments, unless they disproportionately affect Redwire and its subsidiaries; and (c) the fact that Redwire or its subsidiaries meet or exceed projections, though the underlying causes of these factors may still be considered.
Lock-Up
The Seller is prohibited from selling, transferring, distributing, or otherwise disposing of any Redwire Common Stock received as consideration in connection with the Merger Agreement for a period of six (6) months following the Closing, without obtaining prior written approval from Redwire. For a description of the additional restrictions on the Seller’s ability to sell Redwire Common Stock, see “Other Transaction Agreements—A&R Investor Rights Agreement.”
Contact with Business Relations
Redwire, Purchaser, Merger Sub and their respective employees, agents, representatives and affiliates, may not contact any director, officer, employee or material business relation of the Edge Autonomy Group before the Closing without the prior written consent and coordination of an authorized representative of the Edge Autonomy Group.
Exclusive Dealing
Seller and Edge Autonomy have agreed, from the date of the Merger Agreement through the Closing or, if earlier, the termination of the Merger Agreement, not to, directly or indirectly, (i) solicit, initiate or encourage or facilitate any inquiries or the making of any proposals or offers that would constitute an Alternative Transaction, (ii) engage in or continue discussions or negotiations with any Person (other than Redwire and its representatives) with respect to an Alternative Transaction, (iii) disclose to any Person (other than Redwire and its representatives) any material nonpublic information relating to Edge Autonomy or any of its subsidiaries, or enter into, participate in, maintain or continue any communications or negotiations that would, in each case, reasonably be expected to lead to an Alternative Transaction, (iv) agree to accept, recommend or endorse (or publicly propose or announce any intention or desire to agree to, accept, recommend or endorse) any Alternative Transaction or (v) enter into any letter of intent or other contract with respect to any Alternative Transaction.
Other Covenants and Agreements
The Merger Agreement contains certain other covenants and agreements, including covenants relating to:
1.confidentiality and access by the parties to offices, properties, and books and records;
2.the parties taking actions to complete the Mergers and related transactions, including satisfying conditions, making necessary filings, providing relevant information, and cooperating on regulatory approvals and filings, including the preparation and filing of this proxy statement;
3.the Edge Autonomy Group’s obligation to seek waivers for any “parachute payments” under Section 280G of the Code and taking related actions to ensure compliance with relevant regulatory requirements;
4.Edge Autonomy’s preparation and delivery of financial statements;
5.The parties’ independent investigation of the financial and operational aspects of the relevant counterparty and non-reliance on certain information provided by the relevant counterparty;
6.Edge Autonomy seeking to obtain any consents, waivers, approvals and notices required under its contractual obligations;
7.Edge Autonomy cooperating with Redwire in Redwire’s efforts to obtain employment arrangements or restrictive covenant agreements with certain employees of the Edge Autonomy Group;
8.Edge Autonomy making certain pre-Closing payments;
9.Seller’s entitlement to receive insurance proceeds from a certain prior insurance claim made by the Edge Autonomy Group;
10.Seller’s entitlement to receive reimbursements for amounts spent by the Edge Autonomy Group on a certain tenant improvement project prior to the Closing;
11.Redwire’s obligation to ensure that the R&W Insurance Policies do not permit any subrogation claims against Seller, its affiliates and their respective representatives; and
12.Redwire’s obligation to not prevent the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
Conditions to Completion of the Mergers
Conditions to Redwire’s, Purchaser’s and Merger Sub’s Obligations
The obligations of Redwire, Purchaser and Merger Sub to consummate the Transactions are subject to the satisfaction or waiver of certain conditions, including the following:
1.the representations and warranties of Seller and Edge Autonomy (except for those certain representations and warranties which are fundamental, as described below) must be true and correct as of the Closing Date (without giving effect to any materiality qualifier), except for certain inaccuracies not constituting a material adverse change or representations and warranties relating to a date prior to the Closing Date, which must have been true and correct as of such earlier date;
2.(i) certain fundamental representations and warranties of Seller and Edge Autonomy (including those regarding, with respect to Seller, organization and power, authorization, capitalization and brokerage, and with respect to Edge Autonomy, organization and power, predecessors, authorization and no breach, capitalization and brokerage) must be true and correct in all respects (other than de minimis inaccuracies) as of the Closing Date as if made on and as of the Closing Date, except for such fundamental representations and warranties which expressly relate to an earlier date, which must have been true and correct in all respects (other than de minimis inaccuracies) as of such earlier date, and (ii) the fundamental representations and warranties of Edge Autonomy regarding governmental consents (without giving effect to any materiality qualifier) must be true and correct in all material respects as of the Closing Date;
3.Edge Autonomy and Seller must: (i) not be in breach in any respect (other than de minimis breaches) of the covenant restricting Edge Autonomy’s ability to distribute cash prior to the Closing, and (ii) not be in breach in any material respect of any of the other covenants and agreements required to be performed by them under the Merger Agreement prior to the Closing;
4.Edge Autonomy must have delivered to Redwire a certificate signed by an officer of Edge Autonomy certifying that the three (3) closing conditions summarized above, with respect to the representations, warranties, covenants and agreements of Edge Autonomy, have been satisfied;
5.Seller must have delivered to Redwire a certificate signed by an officer of Seller certifying that the first three (3) closing conditions summarized above, with respect to the representations, warranties, covenants and agreements of Seller, have been satisfied;
6.the Escrow Agreement must have been executed and delivered to Redwire;
7.Edge Autonomy must have delivered to Redwire a certificate confirming that none of Edge Autonomy’s equity units is a “United States real property interest” (as defined under the Code) because it has not been a “United States real property holding corporation” in the past five (5) years;
8.Edge Autonomy must have delivered payoff letters from its debt holders to Redwire no less than three (3) business days prior to the Closing;
9.Edge Autonomy must have delivered resignation letters of all directors, managers and officers of the Edge Autonomy Group, other than with respect to resignations that would require a member of the Edge Autonomy Group to obtain a consent, waiver or approval of, or provide a notice to, a governmental body;
10.the Consulting Termination Agreement must have been executed and delivered to Redwire;
11.the Restrictive Covenant Agreement must have been executed and delivered to Redwire;
12.certain gross receipts taxes in Ohio and Washington for pre-Closing tax periods must have been fully paid; and
13.no “material adverse change” shall have occurred.
Conditions to Edge Autonomy’s and Seller’s Obligations
The obligations of Edge Autonomy and Seller to consummate the Transactions are subject to the satisfaction or waiver of certain conditions, including the following:
1.the representations and warranties of Redwire, Purchaser and Merger Sub (except for those certain representations and warranties which are fundamental, as described below) must be true and correct as of the Closing Date (without giving effect to any materiality qualifier), except for certain inaccuracies not constituting a material adverse change or representations and warranties relating to a date prior to the Closing Date, which must have been true and correct as of such earlier date;
2.the fundamental representations and warranties of Redwire, Purchaser and Merger Sub (including those with respect to organization and power, authorization, capitalization, equity consideration and brokerage) must be true and correct in all respects (other than any de minimis inaccuracies) as of the Closing Date as if made on and as of the Closing Date, except for such fundamental representations and warranties which expressly relate to an earlier date, which must have been true and correct in all respects (other than de minimis inaccuracies) as of such earlier date;
3.Redwire must have delivered to Edge Autonomy and Seller a certificate signed by an officer of Redwire certifying that the two (2) closing conditions summarized above have been satisfied;
4.Redwire, Purchaser and Merger Sub must not be in breach in any material respect of the covenants and agreements required to be performed by them under the Merger Agreement prior to the Closing;
5.the fair market value of the closing equity consideration to be paid by Redwire to Seller in connection with the Closing, based on the VWAP for Redwire Common Stock on the Closing Date, must be an amount greater than forty percent (40%) of the sum of (i) the fair market value of the closing equity consideration to be paid by Redwire to Seller in connection with the Closing and (ii) the cash proceeds to be paid by Redwire in connection with the Closing;
6.the Escrow Agreement must have been executed and delivered to Edge Autonomy and Seller; and
7.as of immediately prior to the Closing and prior to the payments to be made by Edge Autonomy on the Closing Date as required by the Merger Agreement, Redwire must have an amount of freely usable cash, including the gross proceeds from an Equity Financing and the proceeds from any Debt Financing, of greater than or equal to $150,000,000.
Conditions to All Parties’ Obligations
The obligations of all parties to the Merger Agreement to consummate the Transactions are subject to the satisfaction or waiver of certain conditions, including the following:
1.the approvals and waiting periods under the HSR Act, any Other Antitrust Regulations and FDI Regulations, and any other applicable law that are required for the consummation of the Transactions shall have been received and remain in effect (in the case of approvals) or have expired, been waived or been terminated (in the case of waiting periods);
2.no final, binding and non-appealable injunction, order, judgment, decision, decree or ruling shall have been issued, promulgated, enacted or enforced by any governmental body enjoining or otherwise prohibiting the performance of the Merger Agreement or the consummation of any of the Transactions;
3.Redwire shall have received the Requisite Vote at the Redwire Special Meeting; and
4.the Merger Agreement shall not have been terminated.
Termination of the Merger Agreement
1.The Merger Agreement may be terminated by the mutual written consent of Redwire, on the one hand, and Edge Autonomy and Seller, on the other hand.
2.The Merger Agreement may be terminated by either Redwire, on the one hand, or by Edge Autonomy or Seller, on the other hand, if:
•a governmental body were to issue a final and non-appealable order, decree ruling or other action prohibiting the performance of the Merger Agreement or the transactions contemplated thereby, such that it would not be possible to satisfy (i) the closing condition requiring that the approvals and waiting periods under the HSR Act, any Other Antitrust Regulations and FDI Regulations, and any other applicable law shall have been received and remain in effect (in the case of approvals) or have expired, been waived or been terminated (in the case of waiting periods) or (ii) the closing condition requiring that no final, binding and non-appealable injunction, order, judgment, decision, decree or ruling shall have been issued, promulgated, enacted or enforced by any governmental body enjoining or otherwise prohibiting the performance of the Merger Agreement or the consummation of any of the Transactions, in each case, unless such circumstance has been primarily caused by the action or inaction of the terminating party; or
•the Closing shall not have occurred on or before the Outside Date, unless the applicable failure to close shall have been caused by the action or inaction of the terminating party.
3.The Merger Agreement may be terminated by Redwire, Purchaser and Merger Sub, if none of Redwire, Purchaser or Merger Sub is then in material breach of the Merger Agreement, and either Seller or Edge Autonomy is in breach of a covenant or agreement, or a representation or warranty of Seller or Edge Autonomy is or has become untrue, in either case, such that a condition to the obligations of Redwire, Purchaser and Merger Sub to consummate the Closing would not be satisfied; provided, however, if such breach is curable, such right to terminate will not be available if such breach is cured by the earlier of (i) thirty (30) days following receipt of notice of such breach and (ii) the day which is the last business day prior to the Outside Date.
4.The Merger Agreement may be terminated by Edge Autonomy or Seller, if neither Edge Autonomy nor Seller is then in material breach of the Merger Agreement, and Redwire, Purchaser or Merger Sub is in breach of a covenant or agreement, or a representation or warranty of Redwire, Purchaser or Merger Sub is or has become untrue, in either case, such that a condition to the obligations of Edge Autonomy or Seller to consummate the Closing would not be satisfied; provided, however, if such breach is curable, such right to terminate will not be available if such breach is cured by the earlier of (i) thirty (30) days following receipt of notice of such breach and (ii) the day which is the last business day prior to the Outside Date.
5.The Merger Agreement may be terminated by Seller if (i) the conditions to the obligations of Redwire, Purchaser and Merger Sub to consummate the Closing have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which shall be capable of being satisfied if the Closing Date were the date that notice of termination is delivered by Seller to Redwire), (ii) Redwire, Purchaser and Merger Sub do not consummate the Transactions by the day and time the Closing is required to occur and (iii) Seller has, at least two (2) business days prior to terminating the Merger Agreement pursuant to such right to terminate, irrevocably confirmed to Redwire in writing that Seller and Edge Autonomy are ready, willing and able to consummate the Closing (subject to conditions that by their terms or nature are to be satisfied at the Closing), and Redwire, Purchaser and Merger Sub have not consummated the Closing by the end of such two (2)-business day period.
6.The Merger Agreement may be terminated by either Redwire or Seller if Redwire fails to obtain the Requisite Vote at the Redwire Special Meeting.
Effect of Termination
In the event of termination of the Merger Agreement as described in the section entitled “The Merger Agreement—Termination of the Merger Agreement”, the Merger Agreement shall become void and of no further force and effect without any liability or obligation on the part of any party to the Merger Agreement, except:
1.with respect to liabilities and obligations under the confidentiality agreement between Redwire and Edge Autonomy;
2.no such termination will relieve any party to the Merger Agreement of any liability for damages resulting from fraud or any willful breach of the Merger Agreement by such party; and
3.certain provisions of the Merger Agreement will survive the termination, including such provisions regarding termination fees.
Termination Fees; Expenses and Damages
In determining losses or damages that are recoverable upon termination by a party to the Merger Agreement for another party’s breach, such losses or damages will not be limited to reimbursement of expenses or out-of-pocket costs. Recoverable damages will include the benefit of the bargain lost by such party, taking into account all relevant matters (including, but not limited to, other opportunities foregone, and the time value of money, which will be deemed damages of such party).
Redwire has agreed to pay Seller or its designee (as directed by Seller in writing) a fee of $1,000,000 in the event that the Merger Agreement is:
1.terminated by Edge Autonomy or Seller pursuant to paragraph 4 in the section above entitled “The Merger Agreement—Termination of the Merger Agreement;” or
2.terminated by Seller pursuant to paragraph 5 in the section above entitled “The Merger Agreement—Termination of the Merger Agreement.”
While Seller and Edge Autonomy may pursue each of (i) a grant of specific performance or other equitable relief under the Merger Agreement and (ii) the payment of the termination fee, Seller or Edge Autonomy will be permitted or entitled to receive only (a) a grant of specific performance to cause Redwire to consummate the Closing or (b) the termination fee; provided, however, in the event that Redwire pays such termination fee to the Seller (or its designee(s)):
1.in no event will Redwire’s, Purchaser’s and Merger Sub’s aggregate liability under the Merger Agreement or any other agreement contemplated by the Merger Agreement, with respect to remedies other than specific performance to cause the consummation of the Closing, exceed an amount equal to such termination fee;
2.Seller’s receipt of such termination fee will be the sole and exclusive remedy of Seller, the Edge Autonomy Group, each of their affiliates and each such Person’s and their respective affiliates’ agents, successors and permitted assigns for any and all liabilities as a result of any breach of, or non-compliance with, any covenant, agreement, representation or warranty in the Merger Agreement (including any willful breach) or any agreement contemplated by the Merger Agreement or the failure of the Transactions to be consummated or otherwise related or connected to the Merger Agreement or any Ancillary Agreement;
3.none of Seller, Edge Autonomy or any of their respective affiliates or any such Person’s or their respective affiliates’ agents, successors and permitted assigns may seek to recover any other damages or seek any other remedy with respect to any losses or damages suffered in connection with the Merger Agreement or any debt commitment letter;
4.Seller’s receipt of such termination fee would prohibit Seller from seeking specific performance or other equitable relief under the Merger Agreement or being indemnified and reimbursed for losses or expenses in connection with their cooperation with respect to a Debt Financing or an Equity Financing; and
5.Seller’s (or its designee’s) actual receipt of such termination fee will be deemed to be liquidated damages, which amounts constitute a reasonable estimate of the damages that will be suffered by reason of any such termination of the Merger Agreement.
In no event would Redwire be required to pay the termination fee on more than one (1) occasion.
Amendments, Extensions and Waivers
The Merger Agreement may be amended or waived only in a writing signed by a duly authorized officer of Seller, Edge Autonomy (or, following the Closing, the company that survives the Mergers) and Redwire, respectively. No waiver of any provision of the Merger Agreement or any breach or default thereof, or any inaccuracy in any representation, warranty or covenant under the Merger Agreement, shall extend to or affect in any way any rights arising by virtue of any prior or subsequent occurrence or by virtue of any other provisions.
On February 3, 2025, an amendment to the Merger Agreement was executed by and among the parties to the Merger Agreement, which extended from ten (10) business days following the execution and delivery of the Merger Agreement to thirteen (13) business days following the execution and delivery of the Merger Agreement the latest day by which Edge Autonomy and Redwire are required under the Merger Agreement to (a) file, or cause to be filed, with the FTC and the DOJ, the notification and report form required for the Transactions and any supplemental information requested in connection therewith pursuant to the HSR Act and (b) file with any other governmental body any other filings (including any pre-notification draft), reports, information and documentation as may be required for the Transactions pursuant to any Other Antitrust Regulations and FDI Regulations.
No Third-Party Beneficiaries
The Merger Agreement is not intended to and does not confer any rights or remedies upon any Person other than the parties to the Merger Agreement and their respective successors and permitted assigns, except for (i) certain provisions related to directors’ and officers’ indemnification insurance (which are enforceable by current and former officers, directors or managers of each of the company that survives the Mergers and its subsidiaries and his or her heirs and representatives, successors and assigns that may be entitled to indemnification), (ii) certain matters relating to Seller incurring debt to finance a return of capital on its investment or to refinance existing debt and the granting of liens to secure that debt (which would provide the applicable lender or counterparty a right as a third-party beneficiary of Redwire’s obligation to issue the Equity Consideration in accordance with the terms of the Merger Agreement) and (iii) certain matters relating to the providers of Debt Financing (which pertain to the liability of the providers of Debt Financing under the Merger Agreement and the invalidity of amendments or waivers adversely affecting the rights of the providers of Debt Financing without the prior written consent of the providers of Debt Financing).
Specific Performance
The parties have agreed that irreparable damage for which monetary damages or legal remedies would not be an adequate remedy, would occur in the event that the parties do not perform the provisions of the Merger Agreement. Accordingly, the parties have agreed that, subject to the satisfaction of the conditions summarized below, each party will be entitled to enforce specifically the terms and provisions of the Merger Agreement, or to enforce compliance with the covenants and obligations of any other party to the Merger Agreement, and appropriate injunctive relief will be granted in connection therewith, and no party may assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, nor that a remedy of monetary damages would provide an adequate remedy or that the parties to the Merger Agreement otherwise have an adequate remedy at law.
Notwithstanding the foregoing, the following conditions apply to Seller’s and Redwire’s respective right to specific performance:
1.Seller is entitled to specific performance of Redwire’s, Purchaser’s and Merger Sub’s obligations to complete the Closing if: (1) all conditions to Redwire’s, Purchaser’s and Merger Sub’s obligations and the conditions to all parties’ obligations to close the transactions under the Merger Agreement are satisfied or waived (except for conditions to be satisfied at Closing), and Redwire, Purchaser or Merger Sub fails to complete the Closing by the applicable required date under the Merger Agreement; (2) funds sufficient for Redwire to pay all required cash amounts are available from a Debt Financing or an Equity Financing; and (3) Seller confirms in writing that it is ready, willing, and able to complete the Closing. Seller’s remedies under this provision are in addition to its right to seek payment of the $1,000,000 termination fee. However, if such termination fee is paid, Seller and Edge Autonomy cannot seek other remedies, including specific performance; and
2.Redwire is entitled to specific performance of Seller’s and Edge Autonomy’s obligations to complete the Closing if: (1) all conditions to Edge Autonomy’s and Seller’s obligations and the conditions to all parties’ obligations to close the transactions under the Merger Agreement are satisfied or waived (except for conditions to be satisfied at Closing), and Seller or Edge Autonomy fails to complete the Closing by the applicable required date under the Merger Agreement; and (2) Redwire confirms in writing that it will consummate the Closing if the required funds are provided. Redwire’s remedies under this provision are in addition to any other legal or equitable remedies it may have.

Furthermore, if any party brings an action to specifically enforce the terms of the Merger Agreement before the Outside Date, the Outside Date will be automatically extended for: (a) the duration of the pending action and until it is finally resolved by a non-appealable ruling of a court or arbitrator, plus an additional ten (10) business days; or (b) for a longer period as determined by the court or arbitrator handling the action.
Governing Law; Waiver of Jury Trial
The Merger Agreement is governed by Delaware law, without giving effect to any choice of law or conflict of law rules that would result in the application of the laws of another jurisdiction.
Under the Merger Agreement, the parties have waived their right to a jury trial for any litigation related to the Merger Agreement, including any claims or disputes, whether in contract, tort, or equity. Disputes under the Merger Agreement are subject to arbitration, subject to certain exceptions.

OTHER TRANSACTION AGREEMENTS
The Voting Agreements
The following is a summary of the Voting Agreements. This summary does not purport to describe all of the terms of the Voting Agreements and is qualified in its entirety by the complete text of each of the Voting Agreements, which are included as Annex B of this proxy statement and incorporated by reference herein. All stockholders of Redwire are urged to read the Voting Agreements carefully and in their entirety, as well as this proxy statement, before making any decisions regarding the Merger Agreement and the Transactions.
In connection with the signing of the Merger Agreement, Redwire entered into a Voting Agreement with each of (i) the AE Industrial Stockholders, (ii) Bain and (iii) Genesis Park (each, a “Voting Agreement Party”), pursuant to which, among other matters:
1.AE Industrial Stockholders: From January 20, 2025, until the earlier of the Mergers’ consummation, the Merger Agreement’s termination in accordance with its terms or the written consent of AE Industrial Stockholders and Redwire, the AE Industrial Stockholders must attend any meeting of Redwire stockholders (in person or by proxy) and vote or cause to be voted any Redwire Common Stock or Redwire Preferred Stock which the AE Industrial Stockholders held at the time of execution of the Voting Agreement or acquired the ability to vote thereafter, in favor of the Stock Issuance, in favor of an Equity Financing, if applicable, and in favor of any proposal to adjourn or postpone such meeting as may be requested by Redwire, unless the Redwire Board publicly announces and does not rescind a change in recommendation to vote in favor of such proposals. The AE Industrial Stockholders must also vote against any action, proposal, transaction or agreement that would reasonably be expected to prevent, materially impede, or materially delay the consummation of the Transactions or any Equity Financing. Additionally, from January 20, 2025 until the termination of the AE Industrial Stockholders’ Voting Agreement, the AE Industrial Stockholders may not transfer the shares of Redwire capital stock which are subject to such Voting Agreement.
2.Bain: From January 20, 2025, until the earliest of the Mergers’ consummation, the termination of the Bain Voting Agreement or the Merger Agreement, or July 19, 2025 (such date, the “Bain Expiration Date”), Bain must attend any meeting of Redwire stockholders (virtually or by proxy) and vote or cause to be voted any Redwire Common Stock or Redwire Preferred Stock which Bain held at the time of execution of the Voting Agreement or acquired the ability to vote thereafter, in favor of the Mergers, in favor of the Stock Issuance, in favor of an Equity Financing which is approved by a committee of the Redwire Board composed solely of John S. Bolton, Joanne Isham and Michael Bevacqua, if applicable, and in favor of any proposal to adjourn or postpone such meeting as may be requested by Redwire unless the Redwire Board or Redwire Special Committee changes its recommendation to vote in favor of such proposals. Additionally, from January 20, 2025 until the earlier of the day following the Record Date and the Bain Expiration Date, Bain may not transfer the shares of Redwire which are subject to such Voting Agreement.
3.Genesis Park: From January 20, 2025, until the earlier of the Mergers’ consummation or the Merger Agreement’s termination, Genesis Park must attend any meeting of Redwire stockholders (virtually or by proxy) and vote or cause to be voted any Redwire Common Stock or Redwire Preferred Stock which Genesis Park held at the time of execution of the Voting Agreement or acquired the ability to vote thereafter in favor of the Stock Issuance, in favor of an Equity Financing, if applicable, and in favor of any proposal to adjourn or postpone such meeting as may be requested by Redwire unless the Redwire Board publicly announces and does not rescind a change in recommendation to vote in favor of such proposals. Genesis Park must also vote against any action, proposal, transaction or agreement that would reasonably be expected to prevent, impede, or materially delay the consummation of the Transactions or Equity Financing.
At the close of business on April 22, 2025, the Record Date for the Redwire Special Meeting, the Voting Agreement Parties represented an aggregate of approximately 69.2% of Redwire’s outstanding voting power, and approximately 46.5% of Redwire’s outstanding voting power held by persons other than AE Industrial (which excluded shares will, for purposes of calculating the Minority Vote, be deemed to include shares held by (1) any person that Redwire has determined to be an “officer of Redwire” within the meaning of Rule 16a-1(f) of the Exchange Act, and (2) those members of the Redwire Board who are (A) not members of the Redwire Special Committee and (B) affiliated with AE Industrial).
Each of the Voting Agreements will terminate upon the valid termination of the Merger Agreement or the Effective Time of the Mergers. Additionally, the Voting Agreement with Bain will terminate upon (i) the receipt of the Requisite Vote, (ii) any material amendment or waiver with respect to the Merger Agreement, including any amendment that increases or changes the amount or form of consideration payable by Redwire, the Lock-Up (as defined below) in the A&R Investor Rights Agreement or the transfer restrictions in the Voting Agreements with the AE Industrial Stockholders and Genesis Park (each such change, a “Covered Change”). The Voting Agreement with Bain also provides that Redwire will not enter into any Covered Change without the approval of a committee of the Redwire Board composed solely of John S. Bolton, Joanne Isham and Michael Bevacqua.
A&R Investor Rights Agreement
The following is a summary of the form of A&R Investor Rights Agreement. This summary does not purport to describe all of the terms of the A&R Investor Rights Agreement and is qualified in its entirety by the complete text of the form of A&R Investor Rights Agreement, which is included as Exhibit I to the Merger Agreement and as Annex C of this proxy statement and incorporated by reference herein. All stockholders of Redwire are urged to read the form of A&R Investor Rights Agreement carefully and in its entirety, as well as this proxy statement, before making any decisions regarding the Merger Agreement and the Transactions.
The Merger Agreement provides that, in connection with the Closing of the Mergers, Redwire, Seller, the AE Industrial Stockholders and Genesis Park Holdings will enter into the A&R Investor Rights Agreement to amend and restate that certain Investor Rights Agreement, dated March 25, 2021 and filed as Exhibit 10.1 to Redwire’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 with the SEC on March 11, 2025. Among other things, the A&R Investor Rights Agreement will provide that, of the nine (9) or more directors that will sit on the Redwire Board, (i) the AE Industrial Stockholders will be permitted to designate four (4) directors for election to the Redwire Board, which number would be reduced once the AE Industrial Stockholders no longer hold fifty percent (50%) or more of the Redwire Common Stock beneficially owned by the AE Industrial Stockholders (excluding Redwire Common Stock beneficially owned by Seller) at the Closing and (ii) Seller will be permitted to designate one (1) director for election to the Redwire Board so long as Seller continues to hold twenty-five percent (25%) or more of the Redwire Common Stock beneficially owned by Seller (excluding Redwire Common Stock beneficially owned by the AE Industrial Stockholders) at the Closing, provided that so long as the AE Industrial Stockholders and Seller collectively may nominate an aggregate of five (5) directors to the Redwire Board, all but one (1) director must be independent under NYSE listing standards and, if less than five (5) directors, a majority must be independent.
Additionally, the A&R Investor Rights Agreement provides for certain registration rights, including (i) that, as soon as reasonably practicable, and, in any event, within ninety (90) days following the effective date of the Mergers, Redwire would file a shelf registration statement on Form S-3 with the SEC covering the resale of all shares of Redwire Common Stock and warrants or any shares of Redwire Common Stock issuable upon exercise thereof, or other equity securities issued in respect thereof held by the AE Industrial Stockholders, Genesis Park Holdings, the Seller or any of their permitted transferees (the “Registrable Securities”), (ii) demand registration rights for each of the AE Industrial Stockholders and the Seller following the Lock-Up (as defined below), which allow for such parties to require Redwire to register the Registrable Securities where there is not an effective shelf registration statement in place and (iii) unlimited piggyback registration rights for each holder of Registrable Securities to require that their Registrable Securities be included in certain registration statements filed by Redwire.
The A&R Investor Rights Agreement also provides that none of the AE Industrial Stockholders will sell or otherwise transfer their Registrable Securities for 180 days following the Closing of the Mergers, and the Seller will not sell or otherwise transfer the shares of Redwire Common Stock it receives as the Equity Consideration in the Mergers at the Closing for 180 days following the Closing of the Mergers (such provisions, the “Lock-Up”), in each case, except for to permitted transferees who agree to be bound by the A&R Investor Rights Agreement.

DEBT FINANCING
Redwire anticipates that total cash of approximately $180 million to fund the parties’ transaction expenses, the Cash Consideration and/or Edge Autonomy’s indebtedness in excess of Edge Autonomy’s balance sheet cash at Closing will be provided through a combination of (i) cash from Redwire’s balance sheet (which cash would include approximately $82.8 million raised from the redemption of its Warrants during the first quarter of 2025) and (ii) proceeds from new Debt Facilities (as defined below).
Redwire is in the process of marketing to a syndicate of banks and other financial institutions new senior secured debt facilities (the “Debt Facilities”), under which Redwire Holdings, LLC, a wholly-owned subsidiary of Redwire, would be the lead borrower (the “Borrower”). Redwire is targeting Debt Facilities with the following terms, subject to ongoing discussions with potential lenders:
The Debt Facilities would be effective upon the Closing Date and may consist of (i) a senior secured first lien revolving loan facility with expected maximum availability of $75 million (limited to $50 million as of the Closing Date), maturing four and a half years after the Closing Date and (ii) a senior secured first lien term loan facility in an aggregate principal amount of $250 million maturing five years after the Closing Date. The Borrower’s obligations under the Debt Facilities would be guaranteed by certain subsidiaries of Redwire. Proceeds from the Debt Facilities would be used in part to finance the Closing-related payments described in the preceding paragraph, to refinance Redwire’s existing debt facilities and for working capital purposes. The administrative and collateral agent for the Debt Facilities would be JPMorgan Chase Bank, N.A. (“JPMorgan”) and the lead arrangers would include TCBI Securities, Inc., doing business as Texas Capital Securities, and JPMorgan, among others to be determined, if any. The principal amount under the term loan facility is expected to be subject to amortization at an initial rate of 5% per year, which rate would decrease to 1% after the outstanding principal amount of the term loans as of the Closing Date has been reduced by $50 million (the “Prepayment Event”). The revolving loans and term loans are expected to accrue interest at variable rates based on Term SOFR or other standard indices, plus a to be determined margin (with such margin to decrease by fifty (50) basis points following the Prepayment Event). A commitment fee of 37.5 basis points would also accrue in respect of the unused portion of the revolving loan. Obligations under the Debt Facilities would be secured by liens on substantially all of the assets of the Redwire entities party thereto. The Debt Facilities and their terms are subject to the negotiation and execution of definitive agreements, and the actual terms of such definitive agreements, if any, may differ from the anticipated terms described herein.

LITIGATION RELATING TO THE TRANSACTIONS
On February 6, 2025, Redwire received the 220 Demand from the 220 Demanding Stockholder. Pursuant to Section 220 of the DGCL, the 220 Demand seeks books and records to allegedly investigate the conduct of Redwire’s controlling stockholder, AE Industrial, and other fiduciaries in connection with the Transactions. Specifically, the 220 Demanding Stockholder seeks to: (a) investigate potential wrongdoing, breaches of fiduciary duty and/or mismanagement in connection with the Transactions; and (b) investigate the independence and disinterestedness of the members of the Board both generally and with respect to the Transactions. Redwire is cooperating with such request and is providing requested information. It is not possible to predict whether the 220 Demand Stockholder will file a lawsuit with respect to the Transaction or any effect that such lawsuit would have thereon.
On April 22, 2025, counsel for Redwire received a letter from a law firm on behalf of an individual who is a purported Redwire stockholder, accompanied by a draft complaint naming Redwire and its directors as defendants and alleging that Redwire’s preliminary proxy statement with respect to the Transactions, filed with the SEC on April 7, 2025, omitted or misrepresented certain material information. Such draft complaint includes a request for injunctive relief with respect to the Redwire stockholder vote to approve, and the closing of, the Transactions, as well as other remedies, including counsel fees. Such letter asserts that counsel intends to file such draft complaint in the event that Redwire does not file “corrective disclosure” prior to the Redwire Special Meeting. Redwire believes that the allegations set forth in the draft complaint are without merit and, if such complaint is actually filed, will defend such action vigorously.
On April 28, 2025, counsel for Redwire received a letter from a law firm on behalf of an individual who is a purported Redwire stockholder alleging that Redwire’s preliminary proxy statement with respect to the Transactions, filed with the SEC on April 7, 2025, omitted or misrepresented certain material information and demanding that Redwire amend the proxy statement or issue supplemental disclosures to correct such alleged deficiencies. Redwire believes that the allegations set forth in the demand letter are without merit and, if any further demand is made or any complaint is actually filed, will defend such action vigorously.

BUSINESS OF REDWIRE
Redwire is a global leader in mission critical space solutions and high-reliability space infrastructure for the next generation space economy. Our “Heritage plus Innovation” strategy enables us to combine decades of flight heritage with an agile and innovative culture creating new, innovative technologies that are the building blocks of space infrastructure for government and commercial customers.
Redwire’s primary business model is to provide mission critical solutions based on core space infrastructure offerings for government and commercial customers through long-duration projects. These core offerings include leading technologies and production capability for mission solutions including: avionics, sensors and payloads; power generation; structures and mechanisms; radio frequency systems; spacecraft platforms and missions; and microgravity payloads. A majority of our projects result in funded technology development and as a result, we benefit from continuous innovation aligned to our three (3) primary focus areas as described below.
Our mission is to accelerate humanity’s expansion into space by delivering reliable, economical and sustainable infrastructure for future generations. With decades of proven flight heritage combined with innovative products and culture, Redwire is uniquely positioned to assist our customers in solving the complex challenges of future space missions and industries. Redwire has three (3) primary areas of focus that form our business:
1.Enabling space mission providers, such as government agencies and large prime contractors, with a broad portfolio of space defense and civil infrastructure, systems, subsystems, and components;
2.Providing the infrastructure and technology needed for people to explore, live and work in space; and
3.Assisting international spacefaring allies in the development of organic space capabilities.
With our core space infrastructure offerings, Redwire is a leading innovator in space infrastructure, enabling space mission providers with the foundational building blocks and integrated solutions needed for complex space missions. Redwire is developing critical space infrastructure that is impacting our terrestrial economy in areas such as national security, global defense, telecommunications, navigation and timing, and Earth observation. Our core space infrastructure offerings include a broad array of modern products and services, which have been enabling space missions since the 1960s and have been flight-proven on over 200 spaceflight missions, including missions such as the National Aeronautics and Space Administration’s Artemis, New Horizons and Perseverance programs, the Space Force’s GPS, and the European Space Agency’s Project for On-Board Autonomy programs. We are also a provider of innovative technologies with the potential to help transform the economics of space and create new markets for its exploration and commercialization.
Redwire’s broad portfolio of core offerings, plus our domestic and international reach, allows us to participate in national security, civil, and commercial space markets globally. With the increasing importance of space for national security and economic development, international spacefaring allies’ demand for the products and services of a provider like Redwire may increase as they seek to develop their organic space capabilities. We have a unique portfolio of highly synergistic and complementary core space infrastructure offerings that significantly enhance our access to addressable markets in Europe and the rest of the world. For a discussion of risks associated with our operations, refer to the section of this proxy statement entitled “Risk Factors,” as well as Item 1A of the “Risk Factors” section of Redwire’s Form 10-K for the year ended December 31, 2024.
Redwire is a Delaware corporation, with principal executive offices located at 8226 Philips Highway, Suite 102, Jacksonville, Florida 32256. Its telephone number at that address is (650) 701-7722. Redwire Common Stock is listed on the NYSE under the symbol “RDW.” Additional information about Redwire and its subsidiaries is included in documents incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 119.

BUSINESS OF EDGE AUTONOMY
Overview
Edge Autonomy develops and manufactures UAS for commercial, government, and military applications in areas such as surveillance, logistics, reconnaissance, border security, and emergency response. Edge Autonomy designs and deploys UAS technology through solutions including autonomous flight systems, artificial intelligence (“AI”) powered data processing, and specialized sensors. Edge Autonomy’s intelligence, surveillance, and reconnaissance (“ISR”) gimbal technology provides stabilization and targeting capabilities, while its fuel cell, power solutions, and remote backup power systems support flight operations and mission-critical operations in diverse environments.
Through its solutions, Edge Autonomy aims to help customers streamline operations, enhance security, and address complex challenges related to aerial surveillance and data collection. With a deep understanding of industry demands, Edge Autonomy has become a trusted partner to government agencies, defense contractors, and commercial enterprises worldwide.
Edge Autonomy is a private company and units of Edge Autonomy are not publicly traded, and thus there is not an established public trading market for units of Edge Autonomy.
Industry
Edge Autonomy is a provider of UAS and autonomous technology solutions in a sector that has experienced significant growth driven by advancements in autonomous systems, AI, machine learning, and sensor technologies. Through continuous innovation and proprietary technological developments, Edge Autonomy delivers state-of-the-art autonomous flight solutions that help to maximize efficiency, safety, and operational capabilities for commercial, government, and defense customers worldwide.
The UAS industry is shaped by various factors, including economic conditions, technological advancements, complex regulatory frameworks (including National Defense Authorization Act (NDAA) compliance requirements, Federal Aviation Regulations (FARs), and Defense Federal Acquisition Regulations (DFARs)), export control regimes (including International Traffic in Arms Regulations (ITAR) and Export Administration Regulations (EAR)), evolving security needs, and political landscapes. Edge Autonomy’s solutions serve key sectors such as defense, intelligence, border security, logistics, and infrastructure. Edge Autonomy strives to maintain compliance with all applicable U.S. and international export control laws, regulations, and security requirements. Reliable and advanced uncrewed aerial systems are increasingly taking the place of the large, expensive aerial operations that have traditionally required dedicated runways, flight crews, and a large logistic footprint. The integration of AI, machine learning, and advanced sensor technologies into UAS platforms continues to drive both operational efficiencies and the ability to perform increasingly complex tasks autonomously, while adhering in all material respects to stringent regulatory requirements for autonomous systems, cybersecurity protocols, and technology transfer restrictions.
Edge Autonomy believes that evolving global security requirements and increasing demand for efficient supply chain and logistics solutions may present opportunities for growth in the market for autonomous aerial systems and advanced UAS technology. Edge Autonomy’s ability to capitalize on these opportunities, however, depends on various factors, including its ability to develop and commercialize new technologies, maintain regulatory compliance, and effectively compete in a rapidly evolving market.
Growth Strategy
Edge Autonomy’s growth strategy revolves around continuing the innovation and development of its core technologies, while also expanding its market footprint in commercial, government, and military sectors. Edge

Autonomy’s strategy focuses on the following key elements, subject to various risks and uncertainties that could affect its ability to execute these plans:
1.Investment in Technology Development:
•Edge Autonomy intends to advance its UAS platform technologies, focusing on enhancing autonomous flight capabilities, AI-powered data processing, advanced ISR gimbal systems, innovative fuel cell technology, sustainable power solutions, remote backup power systems, and sensor integration. Investments in these areas may allow Edge Autonomy to offer solutions for a variety of industries, helping to enable its customers to improve operational performance, security, and data-driven decision-making.
2.Expansion into Key Markets:
•Edge Autonomy aims to grow its presence in high-demand sectors such as defense, border security, infrastructure, logistics, and emergency services. With the increasing reliance on autonomous systems, demand for secure ISR solutions, and the need for sustainable and remote backup power systems in both military and commercial applications, Edge Autonomy plans to broaden its product offerings and customer base in these sectors.
3.Global Government and Defense Focus:
•A cornerstone of Edge Autonomy’s strategy is the continued expansion of its established presence within government and defense markets. Edge Autonomy currently maintains relationships with U.S. and allied nation military and government agencies and seeks to leverage its security clearances and track record of mission success to provide UAS solutions for surveillance, intelligence, reconnaissance, and border security applications, although such relationships are subject to various governmental regulations, budget appropriations, and other factors beyond Edge Autonomy’s control. This strategic focus is supported by long-term contracts and a deep understanding of complex government procurement processes.
4.End-to-End UAS Solutions:
•Edge Autonomy plans to continue to develop and deliver integrated, end-to-end UAS systems that combine advanced hardware, software, and AI technologies, providing customers with seamless and scalable solutions. With a modular open systems approach to aircraft and payload design, these systems can be integrated with third-party technology–with or without Edge Autonomy support–to enable agile adaptation to a wider variety of mission challenges. With innovative technology ranging from custom UAS designs to full-system deployment and ongoing support, customers can rely on Edge Autonomy for all aspects of their UAS operations.
5.Sustainability and Energy Solutions:
•Through strategic acquisitions, including of Adaptive Energy Systems, LLC (“Adaptive Energy”) in 2022, Edge Autonomy plans to continue developing sustainable energy solutions for UAS operations, developing and implementing proprietary power systems such as advanced solid oxide fuel cell (“SOFC”) technologies. These innovations help extend the operational endurance of uncrewed systems, providing a competitive advantage in long-range and long-endurance missions. Edge Autonomy also develops and deploys sustainable remote and backup power solutions, including renewable energy systems and advanced energy storage technologies, helping ensure reliable operations in diverse environmental conditions and mission-critical scenarios.
Competition
Edge Autonomy operates in the highly competitive UAS industry, which is characterized by rapid technological advancement and evolving customer requirements. Edge Autonomy faces competition from various entities, including established defense contractors, autonomous flight system specialists, security technology providers, and companies focused on sensor technology and AI software development, many of which are larger than Edge Autonomy and have greater technical, manufacturing and financial resources. This competition could materially affect Edge Autonomy’s market position, as rapid technological advancements in AI and automation may require significant ongoing investment in research and development (“R&D”) to maintain its competitive advantage. Edge Autonomy’s future growth prospects depend on its ability to successfully innovate, differentiate its offerings, and maintain or expand its market share in an increasingly competitive landscape. Failure to effectively compete in these areas could result in reduced sales, margin pressure, and loss of strategic opportunities.
1.UAS Manufacturers:
•Edge Autonomy competes with other UAS manufacturers that develop and market autonomous flight platforms for defense, security, and commercial applications. Edge Autonomy believes it differentiates itself through its technological innovations, product versatility, and specialized capabilities, including its proprietary ISR gimbal technology for stabilized and targeted imagery, long-range and long-endurance operations enabled by innovative fuel cell solutions, enhanced payload capabilities, and advanced navigation systems.
2.System Integrators:
•Edge Autonomy competes with system integrators that offer end-to-end solutions, combining UAS platforms with mission-critical sensors, software, and data analytics to support government and military operations. These integrators have an advantage in delivering holistic, customized solutions for large-scale government contracts, making them key players in the defense and security sectors. Edge Autonomy offers systems designed to be agile and modular, enabling integration with third-party software and hardware.
3.AI and Sensor Companies:
•Edge Autonomy also competes with organizations specializing in the development of AI-driven software, sensors, and data analytics platforms. These companies focus on enhancing the intelligence of UAS systems and enabling automated decision-making for real-time mission success.
4.Original Equipment Manufacturers (“OEMs”):
•Large OEMs that provide integrated UAS solutions, including both hardware and software, also represent significant competition for Edge Autonomy. These OEMs leverage economies of scale to offer UAS solutions across a wide range of industries, often at competitive prices.
•Edge Autonomy believes it has developed several competitive advantages in this dynamic market environment. These advantages include:
1.A demonstrated track record of successful deployments with key government and defense customers across multiple countries;
2.Proprietary machine learning algorithms that Edge Autonomy believes enable superior autonomous navigation and mission execution capabilities;
3.Advanced energy management systems, including proprietary SOFC technology, that Edge Autonomy believes significantly extend flight duration and operational range while providing reliable mission support in challenging environments;
4.Vertically integrated manufacturing capabilities that enable rapid customization and deployment of mission-specific solutions; and
5.Semi-open architecture software that allows for integration of third-party applications while maintaining robust security protocols, which Edge Autonomy believes provides customers with flexibility to develop and deploy custom payload solutions while protecting Edge Autonomy’s core proprietary technology.
Products and Services
Edge Autonomy designs, manufactures, and deploys UAS for commercial, government, and military customers, featuring advanced ISR gimbal systems and innovative fuel cell technology. Edge Autonomy’s portfolio includes both complete UAS platforms and modular components that integrate with existing infrastructure. Edge Autonomy’s product offerings are designed to address the specific needs of industries requiring surveillance, reconnaissance, logistics, and environmental monitoring capabilities.
1.Autonomous Flight Systems:
•Edge Autonomy’s flagship UAS platforms include autonomous flight systems that integrate advanced navigation, AI, and long-range and endurance capabilities powered by proprietary SOFC technology for extended mission duration. These systems are designed to be durable and transportable by a pickup truck or sport utility vehicle with an average setup time of approximately ten (10) minutes.
2.ISR Gimbal Camera Solutions:
•Edge Autonomy’s Octopus ISR Systems division provides real-time data collection and enhanced situational awareness in a stabilized, small form factor camera payload. Edge Autonomy’s optronic surveillance systems are developed for both crewed and uncrewed systems and offer robust capabilities for almost all conceivable mission types or vehicle types.
3.AI-Powered Data Solutions:
•Edge Autonomy’s UAS platforms are enhanced with proprietary and patent-protected AI-powered software that help enable advanced data analytics, object detection, and mission planning. These technologies provide actionable insights for customers in defense, security, and logistics sectors. All intellectual property, including but not limited to patents, trade secrets, algorithms, and related know-how, used in these AI systems is owned by Edge Autonomy and is protected under applicable intellectual property laws and agreements.
4.Specialized Sensors:
•Edge Autonomy integrates a variety of mission-critical sensors into its UAS platforms, including its proprietary ISR gimbal technology with superior stabilization capabilities, electro-optical/infrared cameras, radar systems, and light detection and ranging (LIDAR) for detailed environmental scanning and situational awareness.
5.Energy Solutions:
•Through the acquisition of Adaptive Energy and subsequent R&D investments, Edge Autonomy has acquired and further enhanced innovative fuel cell and power solutions, including advanced SOFC that help extend operational duration of uncrewed systems by up to 300% compared to traditional power sources (e.g., lithium-ion batteries). These solutions enhance system resilience by providing continuous power output for up to 2,000 hours on average in extreme conditions (-40°C to +60°C) for Edge Autonomy’s Defender systems, particularly benefiting defense and surveillance missions, while its commercial Performer systems achieve exceptional longevity with continuous operation capabilities exceeding 10,000 hours. Additional energy solutions include backup and off-grid systems for continuous and reliable uptime to prevent critical service delays. These energy systems are proven in freight rail, aviation, monitoring, UAS, and other critical applications.

6.UAS Consulting and Integration Services:
•Edge Autonomy provides professional services, including UAS design, integration, deployment, and ongoing operational support to help ensure its clients can maximize the effectiveness of their uncrewed systems. These services are tailored to meet the unique needs of each customer and mission requirement.
Customers
Edge Autonomy serves a broad and diverse customer base, ranging from government agencies and military organizations to commercial enterprises in industries such as infrastructure, logistics, energy, remote power solutions, and surveillance. Edge Autonomy’s customers rely on its UAS platforms to meet critical operational needs, including intelligence gathering, border security, environmental monitoring, and infrastructure inspection.
Key customer segments include:
1.Defense and Military:
•Edge Autonomy provides UAS platforms equipped with long-endurance fuel cell systems for ISR missions, border security, and tactical operations for defense agencies around the world. When paired with Edge Autonomy’s infrared sensor-gimbal camera systems, these UAS solutions provide real-time, targeted situational awareness even in harsh and contested environments.
2.Government Agencies:
•Edge Autonomy partners with government agencies involved in border security, disaster response, law enforcement, and environmental monitoring, delivering highly specialized UAS solutions.
3.Commercial Enterprises:
•Edge Autonomy supplies UAS solutions for industries such as infrastructure inspection and monitoring, remote facility operations, and critical power backup applications.
Revenue Mix
For the fiscal year ended December 31, 2024, Edge Autonomy derived its revenue primarily from three (3) principal sources: (i) product sales, (ii) government contracts, and (iii) professional services. The following discussion provides a detailed analysis of the revenue mix:
1.Product Sales:
•Revenue from product sales consists primarily of sales of UAS, including hardware, advanced ISR gimbal systems, sensors, proprietary software platforms, innovative SOFC technology, sustainable power solutions, remote backup power systems, and related power infrastructure for both commercial and defense applications. These sales are subject to various risk factors, including but not limited to technological obsolescence, competitive pressures, regulatory requirements, and market demand fluctuations.
2.Government Contracts:
•Edge Autonomy’s revenue is derived from multi-year government contracts, including but not limited to defense and border security projects. While these contracts have historically provided relatively stable and recurring revenue streams with visibility into potential future cash flows and have presented opportunities for contract expansion and growth, past performance does not guarantee future results. The timing, size, and continuation of such government contracts are subject to various factors, including but not limited to government appropriations, changing governmental priorities, and applicable procurement regulations.

3.Professional Services:
•Edge Autonomy generates revenue through various service offerings, which include but are not limited to, consulting services, system integration solutions, comprehensive training programs, ongoing technical support services, and operational optimization services, including power systems deployment and maintenance, all of which are intended to assist customers in deploying, managing, and seeking to optimize their UAS operations.
Human Capital
As of January 20, 2025, Edge Autonomy employed 625 full-time employees globally, and of these employees, 393 employees (62.88%) were located in U.S. facilities and 232 employees (37.12%) were based in international locations. As of January 20, 2025, approximately 535 employees (86%) are engineers and technical personnel who are integral to R&D initiatives. Edge Autonomy’s workforce is critical to its success, with employees specializing in engineering, R&D, AI, flight systems, data analytics, and UAS operations. Edge Autonomy also engages consultants and contractors to supplement its permanent workforce when necessary, enabling Edge Autonomy to efficiently scale operations, optimize cost structures, and maintain operational flexibility in response to varying business demands and market conditions. Edge Autonomy maintains a strong, collaborative relationship with its employees and has fostered a culture of innovation and excellence through its comprehensive training programs, competitive compensation and benefits packages, and emphasis on career development opportunities. Edge Autonomy is committed to maintaining a workplace that provides support and opportunity to its employees and regularly conducts employee engagement surveys to gather feedback and improve workplace satisfaction. None of Edge Autonomy’s U.S. or international employees are subject to a collective bargaining agreement or represented by a labor union. Based on employee feedback, engagement surveys, and other internal metrics, Edge Autonomy believes it maintains positive employee relations.
Business Background and Recent Acquisitions
Both Seller, the parent entity of Edge Autonomy, and Edge Autonomy were formed on January 4, 2021, under the laws of Delaware. Since its formation, Edge Autonomy has implemented a growth strategy focused on strategic acquisitions to expand its technological capabilities and market presence:
•SIA UAV Factory: On January 27, 2021, Edge Autonomy acquired 100% of the issued and outstanding units of SIA UAV Factory, a global leader in the tactical UAS and ISR technology markets.
•Jennings Aeronautics, LLC: On September 14, 2021, Edge Autonomy acquired 100% of the issued and outstanding units of Jennings Aeronautics, LLC (“Jennings Aeronautics”), a designer, developer, and manufacturer of small uncrewed aircraft systems.
•Adaptive Energy Systems, LLC: On August 8, 2022, Edge Autonomy acquired 100% of the issued and outstanding units of Adaptive Energy, a manufacturer of SOFCs that provide energy solutions for uncrewed systems.
Edge Autonomy believes the referenced acquisitions enhance Edge Autonomy’s capabilities in the UAS market, expand its product offerings, and enhance its ability to serve the needs of its commercial, government, and military customers. There can be no assurance, however, that Edge Autonomy will realize the anticipated benefits of these acquisitions. The success of these acquisitions depends on various factors, including Edge Autonomy’s ability to integrate the acquired businesses, retain key personnel, maintain customer relationships, achieve synergies (e.g., cost, revenue, and operational), and navigate regulatory requirements and market conditions.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF EDGE AUTONOMY
References to “we,” “us,” “our,” or “Edge Autonomy” in this section refer to Edge Autonomy Intermediate Holdings, LLC (either individually or together with its subsidiaries, as the context requires). The following discussion contains “forward-looking statements” that reflect our plans, estimates, beliefs and expected performance. Our actual results may differ materially from those anticipated as discussed in these forward-looking statements as a result of a variety of risks and uncertainties, including those described above in “Cautionary Statement Regarding Forward-Looking Statements” included elsewhere in this proxy statement, all of which are difficult to predict. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. We assume no obligation to update any of these forward-looking statements except as otherwise required by law.
Management's Discussion and Analysis of Financial Condition and Results of Operations
The following discussion and analysis of the financial condition and results of operations of Edge Autonomy is provided to supplement and should be read in conjunction with the consolidated financial statements and the accompanying notes included in this proxy statement beginning at page F-4. We intend for this discussion to provide you with information that will assist you in understanding Edge Autonomy's financial statements and the accompanying notes, the changes in those financial statements and the accompanying notes from period to period, and the primary factors that accounted for those changes. The discussion and analysis of the financial condition and results of operations of Edge Autonomy is organized as follows:
•Business Overview: This section provides a general description of Edge Autonomy's business and priorities to provide context for Edge Autonomy management's discussion and analysis of our financial condition and results of operations.
•Recent Developments: This section provides recent developments and the trends affecting our industry that we believe are necessary to understand our financial condition and results of operations.
•Results of Operations: This section provides a discussion of the results of operations on a historical basis for the following periods: the years ended December 31, 2024, December 31, 2023, and December 31, 2022.
•Liquidity and Capital Resources: This section provides an analysis of our ability to generate cash and meet existing or reasonably likely future cash requirements.
•Critical Accounting Policies and Estimates: This section discusses the accounting policies and estimates that we consider important to our financial condition and results of operations and that require significant judgment and estimates on the part of Edge Autonomy management in their application. In addition, our significant accounting policies, including critical accounting policies, are summarized in Note B to the accompanying Edge Autonomy consolidated financial statements.
Information for each of the years ended December 31, 2024, December 31, 2023, and December 31, 2022 has been derived from our audited consolidated financial statements.
Business Overview
Headquartered in San Luis Obispo, California, Edge Autonomy specializes in designing and manufacturing highly engineered, uncrewed autonomous aircraft and airframe systems and related technologies, including optics and gimbal solutions and power energy systems for diverse military, civil, and academic applications. Our product portfolio includes proven, best-in-class tactical small- and medium-scale UAS, specialized payloads, ground control stations, fuel-injected engines, launch catapults, and solid oxide fuel cells. Leveraging our advanced engineering expertise, we develop innovative solutions encompassing flight control systems, sophisticated sensors, and ground support technologies. Our products and services support a diverse customer base, including U.S. government agencies, allied foreign governments, academic institutions, and commercial organizations.

Recent Developments
During the year ended December 31, 2024, Edge Autonomy delivered significant year-over-year improvements in financial performance and operational efficiency:
•Revenues increased by $43.3 million, or 29%, to $195.0 million for the year ended December 31, 2024, compared to $151.6 million for the year ended December 31, 2023. Additionally, revenues increased by $102.5 million, or 208%, for the year ended December 31, 2023, compared to $49.2 million for the year ended December 31, 2022.
•Selling, general and administrative (“SG&A”) expenses as a percentage of revenues increased to 24% for the year ended December 31, 2024, from 21% in 2023, and decreased significantly from 35% in 2022 reflecting enhanced operational efficiencies and disciplined expense management in relation to Edge Autonomy’s overall business growth.
•Operating income decreased by 1% to $29.2 million for the year ended December 31, 2024, compared to $29.5 million in 2023, and $2.4 million in 2022. The decline in operating income resulted from increased investments in research and development (up $8.3 million in 2024 compared to 2023), higher SG&A expenses to support growth initiatives, and an increase in transaction expenses (up $3.0 million in 2024 compared to 2023).
•Net income decreased by $6.0 million, or 28%, to $15.8 million for the year ended December 31, 2024, compared to $21.8 million for the year ended December 31, 2023. Additionally, net income increased by $19.8 million, or 997%, to $21.8 million for the year ended December 31, 2023, compared to $2.0 million for the year ended December 31, 2022.
•Research and development expenditures increased significantly by $8.3 million, or 123%, to $15.0 million for the year ended December 31, 2024, compared to $6.7 million for the year ended December 31, 2023, and increased by $3.0 million, or 83%, to $6.7 million for the year ended December 31, 2023, compared to $3.7 million for the year ended December 31, 2022.
•Net cash provided by operating activities was $11.7 million for the year ended December 31, 2024, compared to $38.0 million in 2023 and $16.7 million in 2022. The decrease in deferred revenue balance from December 31, 2023 to December 31, 2024 contributed to $16.5 million of the decline in cash provided by operating activities in 2024. Deferred taxes and other working capital items also contributed to the decline in cash provided by operating activities.
•Contracted backlog decreased by $28.3 million, or 22%, to $99.4 million as of December 31, 2024, compared to $127.8 million as of December 31, 2023. Contracted backlog increased by $76.1 million, or 147%, to $127.8 million as of December 31, 2023, compared to $51.7 million as of December 31, 2022. The decrease in contracted backlog at December 31, 2024 compared to December 31, 2023 is primarily due to accelerated contract execution during 2024 and timing of new contract awards.
For a discussion of possible effects of recent trade actions on Edge Autonomy’s business, see, in the section entitled “Risk Factors” on page 25 , the subsection entitled “Recent tariff actions by the United States and other countries may adversely affect demand for Redwire’s and Edge Autonomy’s products and services, as well as increase manufacturing costs, which could have a material adverse effect on our business, financial condition and results of operations.”

Results of Operations
Results of operations for the year ended December 31, 2024, compared to the years ended December 31, 2023 and 2022:

	Year Ended						$ Change from prior year period FY23 to FY24	% Change from prior year period	$ Change from prior year period FY22 to FY23	% Change from prior year period
(in thousands, except percentages)	December 31, 2024	% of revenues	December 31, 2023	% of revenues	December 31, 2022	% of revenues
Revenues	$194,983	100%	$151,645	100%	$49,186	100%	$43,338	29%	$102,459	208%
Cost of sales	100,113	51	84,131	55	23,715	48	15,982	19	60,416	255
Gross margin	94,870	49	67,514	45	25,471	52	27,356	41	42,043	165
Operating expenses:
Selling, general and administrative expenses	47,550	24	31,245	21	17,454	35%	16,305	52	13,791	79
Transaction expenses	3,132	2	83	—	1,994	4	3,049	3673	(1,911)	(96)
Research and development	14.952	8	6,699	4	3,669	7	8,253	123	3,030	83
Operating income	29,236	15	29,487	19	2,354	5	(251)	(1)	27,133	1153
Interest expense, net	6,296	3	6,088	4	2,743	6	208	3	3,345	122
Other (income) expense, net	2,577	1	1,519	1	(2,582)	(5)	1,058	70	4,101	(159)
Income before income taxes	20,363	10	21,880	14	2,193	4	(1,517)	(7)	19,687	898
Income tax expense	4,590	2	109	—	208	—	4,481	4,111	(99)	(48)
Net income	$15,773	8%	$21,771	14%	$1,985	4%	$(5,998)	(28)%	$19,786	997%
Revenues
Revenues increased by $43.3 million, or 29%, for the year ended December 31, 2024, compared to the year ended December 31, 2023, and by $102.5 million, or 208%, for the year ended December 31, 2023, compared to the year ended December 31, 2022. The year-over-year increases in revenues were primarily driven by Edge Autonomy’s success in securing new contracts with prime government contractors, increased demand for the type of drones and optronic payloads manufactured by the company, increased production capacity and production output, and expanded global market presence.
Cost of Sales
Cost of sales increased by $16.0 million, or 19%, to $100.1 million for the year ended December 31, 2024, compared to $84.1 million for the year ended December 31, 2023. The increase was primarily driven by higher production volumes and associated inventory costs to support significant revenue growth. However, as a percentage of revenues, the cost of sales improved notably to 51% in 2024 from 55% in 2023, primarily due to efficiencies realized from increased production scale and favorable volume discounts negotiated with suppliers.
Cost of sales increased significantly by $60.4 million, or 255%, to $84.1 million for the year ended December 31, 2023, from $23.7 million in 2022. This increase was primarily attributable to substantial revenue growth, and increased inventory procurement to support higher production volumes. As a percentage of revenues, the cost of sales increased to 55% in 2023 from 48% in 2022, reflecting the shift in product mix toward higher-value payloads, which typically carry lower margins.
Gross Profit
Gross margin is equal to revenue minus the cost of sales. Gross margin increased by $27.4 million, or 41%, to $94.9 million for the year ended December 31, 2024, compared to $67.5 million for the prior year. Gross margin increased significantly by $42.0 million, or 165%, for the year ended December 31, 2023, compared to $25.5 million in 2022. Gross margin as a percentage of revenues improved to 49% in 2024 from 45% in 2023, primarily driven by increased revenues from significant contracts with prime government contractors, favorable shifts in product mix and product pricing, and production efficiencies.

SG&A Expenses
SG&A expenses increased by $16.3 million, or 52%, to $47.6 million for the year ended December 31, 2024, compared to $31.2 million in 2023, and increased by $13.8 million, or 79%, to $31.2 million in 2023, compared to $17.5 million in 2022. The year-over-year increases were primarily due to higher labor costs associated with expanded staffing required to support significant business growth, increased payouts for paid time off and vacation, higher bonus expenses, and elevated professional service fees, including accounting and tax advisory costs, reflecting the growth in complexity and scale of operations. Additionally, in the year ended December 31, 2024, Edge Autonomy incurred equity-based compensation expenses of $9.7 million due to an incentive unit modification that accelerated the vesting of certain equity units. As a percentage of revenues, SG&A expenses increased to 24% in 2024 from 21% in 2023, primarily driven by incremental equity-based compensation expenses; however, this still represents an improvement from 35% in 2022, demonstrating overall enhanced operational efficiency relative to the significant revenue growth over the two-year period.
Transaction Expenses
Transaction expenses increased by $3.0 million to $3.1 million for the year ended December 31, 2024, compared to less than $0.1 million in 2023, primarily consisting of professional fees and other costs related to the proposed merger with Redwire. This increase primarily reflects diligence activities associated with the merger with Redwire. Transaction expenses decreased by $1.9 million, or 96%, to less than $0.1 million in 2023 from $2.0 million in 2022. The higher expenses in 2022 were mainly attributable to the Adaptive Energy acquisition, with nominal transaction activities in 2023.
Research and Development
Research and development expenses increased by $8.3 million, or 123%, for the year ended December 31, 2024, compared to 2023, driven by intensified internal R&D efforts and increased labor expenditures focused on technology innovation and product development, particularly at the San Luis Obispo, California site.
Interest Expense, net
Interest expense, net increased by $0.2 million, or 3%, for the year ended December 31, 2024, compared to 2023, and increased by $3.3 million, or 122%, for the year ended December 31, 2023, compared to 2022. The increases were primarily related to higher interest costs resulting from: (1) the replacement of the Goldman Sachs debt (pursuant to the Promissory Note dated October 3, 2022) with new term loans in 2024, and (2) increases in variable interest rates on Edge Autonomy's debt obligations during the period. Please refer to Note 11 - Revolving Line of Credit and Long-Term Debt of the accompanying notes to the consolidated financial statements for additional information related to Edge Autonomy's debt obligations.
Other (Income) Expenses, net
Other (income) expense, net increased by approximately $1.1 million, or 70%, to $2.6 million for the year ended December 31, 2024, compared to $1.5 million in 2023, primarily driven by higher management fees paid to the parent entity ($2.5 million in 2024 compared to $1.8 million in 2023). Other (income) expense, net also increased by approximately $4.1 million, or 159%, shifting from net other income of $2.6 million in 2022 to net other expense of $1.5 million in 2023. This change was primarily due to the absence of a $2.9 million gain recorded in 2022 related to favorable adjustments in contingent consideration from the Adaptive Energy acquisition, for which there was no comparable activity in 2023, as well as increased management fees to the predecessor parent entity ($1.8 million in 2023 compared to $0.7 million in 2022).
Income Tax Expense

(in thousands, except percentages)	December 31, 2024	December 31, 2023	December 31, 2022
Income tax expense	$4,590	$109	$208
Effective tax rate	22.5%	0.5%	9.5%

The increase in our effective tax rate for the year ended December 31, 2024 as compared to the year ended December 31, 2023, is primarily due to changes in income mix by jurisdiction and tax credits offset by foreign income inclusion and disallowed expenses. The decrease in our effective tax rate for the year ended December 31, 2023 as compared to the year ended December 31, 2022 is primarily due to changes in income mix by jurisdiction and tax credits offset by foreign income inclusion and disallowed expenses. Please refer to Note 9 - Income Taxes of the accompanying notes to the consolidated financial statements for additional information.
Supplemental Non-GAAP Information
We use Adjusted EBITDA, a non-GAAP financial measure, to evaluate our operating performance, generate future operating plans, and make strategic decisions. While EBITDA has limitations as an analytical tool and should not be considered in isolation, we believe it provides useful supplemental information by excluding certain non-cash and non-recurring items that may not be indicative of our core operating performance. This non-GAAP financial performance measure is used to supplement the financial information presented on a GAAP basis. It should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of adjusted EBITDA may not be comparable to other similarly titled measures of other companies.
Adjusted EBITDA is defined as net income (loss) adjusted for interest expense, net, income tax expense (benefit), depreciation and amortization, acquisition deal costs, acquisition integration costs, acquisition earnout costs, purchase accounting fair value adjustment related to deferred revenue, severance costs, capital market and advisory fees, litigation-related expenses, transaction costs, and debt financing costs.
The table below presents a reconciliation of Adjusted EBITDA to net income (loss), computed in accordance with GAAP for the following periods:

	Year Ended
(in thousands)	December 31, 2024	December 31, 2023	December 31, 2023
Net income	$15,773	$21,771	$1,986
Interest expense, net	6,296	6,088	2,743
Income tax expense	4,590	109	208
Depreciation and amortization	6,119	5,275	4,359
Equity-based compensation (i)	9,705	—	—
Transaction expenses (ii)	3,089	83	2,281
Riga fire costs (iii)	—	8,169	—
Management fees (iv)	2,494	1,828	744
Debt financing costs (v)	375	32	—
Non-recurring integration costs (vi)	—	417	1,667
Reversal of contingent consideration (vii)	—	—	(2,900)
Board compensation (viii)	265	223	184
Adjusted EBITDA	$48,706	$43,995	$11,272
__________________
(i)For the year ended December 31, 2024, equity-based compensation expenses were approximately $9.7 million and were related to the modification of certain of Edge Autonomy’s incentive units, resulting in the acceleration of Edge Autonomy’s compensation cost.
(ii)For the year ended December 31, 2024, transaction expenses of $3.1 million primarily represent due diligence, legal, and other related costs incurred in connection with the merger with Redwire. For the year ended December 31, 2023, transaction expenses of $0.1 million primarily represent preliminary due diligence and related costs associated with the proposed merger. For the year ended December 31, 2022, transaction expenses of $2.3 million primarily represent diligence, legal, and other expenses related to the acquisition of Adaptive Energy (now Edge Autonomy Energy Systems, LLC).
(iii)For the year ended December 31, 2023, Riga fire costs of $8.2 million related to inventory, equipment and other losses resulting from a fire at Edge Autonomy’s Latvia operations. No similar expenses were incurred during 2024 and 2022.
(iv)For the years ended December 31, 2024, 2023, and 2022, management fees of approximately $2.5 million, $1.8 million, and $0.7 million, respectively, were paid to AE Partners for management and related consulting services. These management fees will cease upon the consummation of the merger with Redwire.

(v)For the years ended December 31, 2024, and 2023, debt financing costs of $0.4 million and less than $0.1 million, respectively, represent costs expensed in accordance with GAAP related to debt financing arrangements. No similar costs were incurred in 2022.
(vi)Non-recurring integration costs were $0.4 million for the year ended December 31, 2023, primarily related to the integration of the Adaptive Energy acquisition completed in 2022. For the year ended December 31, 2022, non-recurring integration costs were $1.7 million, primarily associated with the integration of the Jennings Aeronautics acquisition. No similar costs were incurred for the year ended December 31, 2024.
(vii)For the year ended December 31, 2022, a $2.9 million gain was recognized from the reversal of contingent consideration previously accrued in connection with the Jennings Aeronautics business combination, as certain revenue targets were not achieved. No similar adjustments occurred in 2023 or 2024.
(viii)For the years ended December 31, 2024, 2023, and 2022, board compensation expenses were approximately $0.3 million, $0.2 million, and $0.2 million, respectively. These expenses will cease upon consummation of the merger with Redwire.
Key Performance Indicators
Edge Autonomy management uses the following Key Performance Indicators (“KPI”) to assess the financial performance of Edge Autonomy, monitor relevant trends, and support financial, operational, and strategic decision-making. Edge Autonomy management frequently monitors and evaluates KPIs against internal targets, core business objectives as well as industry peers and may, on occasion, change the mix or calculation of KPIs to better align with the business, its operating environment, standard industry metrics, or other considerations. If Edge Autonomy changes the method by which it calculates or presents a KPI, prior period disclosures are recast to conform to the current presentation.
Book-to-Bill
Our book-to-bill ratio was as follows for the periods presented:

	Year Ended
(in thousands, except ratio)	December 31, 2024	December 31, 2023	December 31, 2022
Contracts awarded	$168,139	$226,616	$88,239
Revenues	194,983	151,645	49,186
Book-to-bill ratio	0.86	1.49	1.79
Book-to-bill is the ratio of total contracts awarded to revenues recorded in the same period. The contracts awarded balance includes firm contract orders, including fixed price service contracts, awarded during the period and does not include unexercised contract options or potential orders under indefinite-delivery/indefinite-quantity contracts. Although the contracts awarded balance reflects firm contract orders, terminations, amendments, or contract cancellations may occur, which could result in a reduction of the contract awarded balance. We view book-to-bill as an indicator of future revenue growth potential, however historical book-to-bill ratios may not be indicative of future revenue growth and may not be comparable to similarly titled metrics used by other companies. To drive future revenue growth, our goal is for the level of contracts awarded in a given period to exceed the revenue recorded, thus yielding a book-to-bill ratio greater than 1.0.
Our book-to-bill ratio was 0.86 for the year ended December 31, 2024, as compared to 1.49 for the year ended December 31, 2023 and 1.79 for the year ended December 31, 2022. For the years ended December 31, 2024, and December 31, 2023, none of the contracts awarded balance relates to the acquired contract value. For the year that ended December 31, 2022, contracts awarded include $9 million of acquired contract value from the Adaptive Energy acquisition, which was completed in 2023.

Backlog
The following table presents our contracted backlog as of December 31, 2024, 2023, and 2022 and related comparative activity for the years ended December 31, 2024, 2023, and 2022.

(in thousands)	December 31, 2024	December 31, 2023	December 31, 2022
Organic backlog, beginning balance	$127,755	$51,689	$12,062
Organic additions during the period	168,139	226,616	77,596
Organic revenue recognized during the period	(194,983)	(151,645)	(43,739)
Foreign currency translation	(1,500)	1,095	574
Organic backlog, ending balance	$99,411	$127,755	$46,493
Acquisition-related contract value, beginning balance	—	—	—
Acquisition-related additions during the period	—	—	10,643
Acquisition-related revenue recognized during the period	—	—	(5,447)
Foreign currency translation	—	—	—
Acquisition-related backlog, ending balance	—	—	5,196
Contracted backlog, ending balance	$99,411	$127,755	$51,689
We view backlog growth as a key measure of our business growth. Contracted backlog represents the estimated dollar value of firm-funded executed contracts for which work has not been performed (also known as the remaining performance obligations on a contract). Our contracted backlog includes approximately $3.0 million and $15.4 million in remaining contract value from service contracts as of December 31, 2024, and December 31, 2023, respectively.
The acquisition-related contract backlog activity presented in the table above includes only the contracted backlog of Adaptive Energy (now Edge Autonomy Energy Systems, LLC) acquired on August 5, 2022. Similarly, organic revenue includes revenue earned during the period presented for the entity treated as organic, while acquisition-related revenue includes the same for Adaptive Energy, excluding any pre-acquisition revenue earned during the period. The Adaptive Energy backlog activity is presented under organic backlog activity for the year ended December 31, 2024 and December 31, 2023.
Organic contract value includes the remaining contract value as of January 1, which is not yet recognized as revenue, and additional orders awarded during the period for those entities treated as organic. Acquisition-related contract value includes the remaining contract value as of the acquisition date, which is not yet recognized as revenue, and additional orders awarded during the period for entities not treated as organic. Organic revenue includes revenue earned during the period presented for those entities treated as organic, while acquisition-related revenue includes the same for all other entities, excluding any pre-acquisition revenue earned during the period.
Although contracted backlog reflects business associated with contracts that are considered to be firm, terminations, amendments, or contract cancellations may occur, which could result in a reduction in our total backlog. In addition, some of our multi-year contracts are subject to annual funding. The contracted backlog from foreign operations in Latvia was approximately $20 million, $28 million, and $47 million as of December 31, 2024, December 31, 2023, and December 31, 2022, respectively. These amounts are subject to foreign exchange rate translations from euros to U.S. dollars, which could cause the remaining backlog balance to fluctuate with the foreign exchange rate at the time of measurement.
Liquidity and Capital Resources
Cash flows provided by operating activities primarily fund our day-to-day operations, including normal recurring accounts payable, accrued expenses, ongoing research and development costs, and obligations under long-term borrowings. As of December 31, 2024, and 2023, we had $50.4 million and $58.4 million, respectively, in cash and $4.0 million in full borrowing capacity under our line of credit. The majority of our purchase obligations are pursuant to funded contractual arrangements with our customers. Our management believes that existing cash, cash provided by operating activities, and other financing sources will be sufficient to meet our anticipated working capital, capital expenditure requirements, and obligations under our existing credit facilities over the next twelve (12) months.
Our primary liquidity and capital requirements include material cash requirements for working capital needs, repayment of indebtedness and contractual commitments, investment in acquisitions to expand our product breadth and market footprint, and investments in facilities, equipment, technologies, and research and development to support growth initiatives and general corporate purposes.
Our ability to fund our cash needs depends upon the successful execution of our business strategy and future operating results, which are subject to various factors such as general economic conditions, including heightened inflation, rising interest rates, supply chain pressures, competitive dynamics in our target markets, and legislative and regulatory factors that may be outside our control. As part of our business and debt management strategy, we continually evaluate opportunities to enhance our financial and liquidity position, including issuing additional equity or debt securities, refinancing or restructuring existing credit facilities, or entering into new financing arrangements. There can be no assurance that these actions will enable us to service our debt obligations and meet debt covenants or that they will not adversely affect our business. Should additional financing be required, there is no guarantee that we could raise such financing on terms acceptable to us or at all.
We believe our existing sources of liquidity will be sufficient to meet our working capital needs and comply with our debt covenants for at least the next twelve months from the date our consolidated financial statements are issued.
Indebtedness
Please refer to Note 11 - Revolving Line of Credit and Long-Term Debt of the accompanying notes to the consolidated financial statements for additional information related to Edge Autonomy’s debt obligations.
Contractual Obligations
The following table presents our contractual obligations as of December 31, 2024:

	2025	2026	2027	2028	2029	Thereafter	Total
Goldman Sachs Guaranteed Note	$—	$—	$—	$—	$—	$7,641	$7,641
Seller Note	—	11,250	—	—	—	—	11,250
Term Loan A	—	—	—	17,500	—	—	17,500
Term Loan B	—	—	—	17,500	—	—	17,500
Term Loan C	—	—	—	17,500	—	—	17,500
Total long-term debt maturities	—	11,250	—	52,500	—	7,641	71,391
Future minimum operating lease payments	1,360	2,364	1,300	1,211	1,037	6,453	13,724
Future minimum finance lease payments	—	—	—	—	—	—	—
Purchase obligations*	24,327	—	—	—	—	—	24,327
Other long-term liabilities	276	289	284	185	—	—	1,034
Total contractual obligations	$25,963	$13,903	$1,584	$53,896	$1,037	$14,094	$110,477
Purchase obligations are defined as agreements to purchase goods and services that are enforceable and legally binding, specifying all significant terms, including quantities to be purchased, price provisions, and the approximate timing of the transactions.

Cash Flows
The table below summarizes certain information from the condensed consolidated statements of cash flows for the following periods:

	Year Ended
(in thousands)	December 31, 2024	December 31, 2023	December 31, 2022
Cash and restricted cash at beginning of year	$58,427	$26,147	$6,786
Operating activities:
Net income	15,773	21,771	1,986
Reconciling adjustments to net income	17,740	15,215	3,252
Changes in working capital	(21,836)	1,009	11,441
Net cash provided by operating activities	11,677	37,995	16,679
Net cash used in investing activities	(11,129)	(6,017)	(16,318)
Net cash provided by financing activities	41	471	19,400
Effect of foreign currency rate changes on cash and cash equivalents	(3,075)	(169)	(400)
Net increase (decrease) in cash and restricted cash	(2,486)	32,280	19,361
Cash and restricted cash at end of period	$55,941	$58,427	$26,147
Operating activities
Net cash provided by operating activities decreased by $26.3 million to $11.7 million for the year ended December 31, 2024, compared to $38.0 million in 2023. This decline was primarily driven by an unfavorable change in working capital of $21.8 million and lower net income of $6.0 million (from $21.8 million in 2023 to $15.8 million in 2024), partially offset by positive adjustments for non-cash items. The most significant factor in the working capital outflow was a $16.5 million decrease in customer advances, resulting from the fulfillment of several larger projects that had been prepaid in prior periods. Accounts payable decreased by $2.5 million, reflecting a strategic decision to accelerate vendor payments in exchange for more favorable terms. This strategic shift is illustrated by the reduction in Days Payables Outstanding (“DPO”) from 28 days in 2023 to 14 days in 2024. Additionally, accrued liabilities decreased by $1.3 million, primarily due to lower compensation-related accruals at year-end. These cash outflows were partially offset by a $1.6 million reduction in inventories resulting from more efficient production planning and improved turnover, as reflected by a reduction in Days in Inventory from approximately 139 days in 2023 to 135 days in 2024.
Net cash provided by operating activities increased by $21.3 million to $38.0 million for the year ended December 31, 2023, compared to $16.7 million in 2022. This increase was primarily driven by higher net income, adjusted for non‐cash expenses, partially offset by less favorable changes in working capital compared to the prior year. Net income for 2023 significantly increased to $21.8 million from $2.0 million in 2022, driven by expanded sales. Changes in operating assets and liabilities generated a net working capital inflow of $1.0 million in 2023, compared to an inflow of $11.4 million in 2022. This improvement was primarily due to reduced growth in customer advances and timing differences in settling accounts payable. DPO decreased from fifty (50) days in 2022 to 28 days in 2023, primarily due to shorter payment cycles with key suppliers. Inventory levels remained relatively stable, benefiting from improved production scheduling. Overall, strong operating performance in 2023 supported greater cash generation from operations, despite certain working capital items being less favorable compared to the prior year.
Investing activities
Net cash used in investing activities increased by $5.1 million compared to 2023 during the year ended December 31, 2024. This increase was primarily due to increased capital expenditures related to property, plant, and equipment.

Net cash used in investing activities decreased by $10.3 million during the year ended December 31, 2023, compared to 2022. This decrease was primarily due to $13.0 million of cash used for the acquisition of Adaptive Energy in 2022, for which there was no comparable activity in 2023, partially offset by an increase in capital expenditures related to property, plant, and equipment.
Financing activities
Net cash provided by financing activities decreased by $0.4 million for the year ended December 31, 2024, compared to 2023. This decrease was primarily driven by the repayment of the $28.7 million Goldman Sachs Note, partially offset by the net proceeds of $29.1 million from term loans received in 2024.
Net cash provided by financing activities decreased by $18.9 million for the year ended December 31, 2023, compared to 2022. This decrease was primarily due to proceeds of $17.0 million from the issuance of the Goldman Sachs Note used to finance the Adaptive Energy acquisition, combined with proceeds totaling $1.9 million from the sale of common units and AE Industrial Partners, LP's contribution, all received in 2022, for which there were no comparable transactions in 2023.
Foreign Currency Exposures
Our operations in Latvia conduct transactions that are primarily denominated in euros. In 2024, foreign currency translation effects resulted in a $3.1 million impact to our cash flows. We do not currently employ hedging strategies, and significant euro/dollar exchange rate fluctuations could materially impact our consolidated financial results.
Critical Accounting Estimates
Our consolidated financial statements are prepared in conformity with GAAP, which requires us to make estimates, assumptions, and judgments that affect the amounts reported in our consolidated financial statements and accompanying notes to the consolidated financial statements. For the critical accounting estimates used in preparing our consolidated financial statements, we make assumptions and judgments that can have a significant impact on the reported amounts of assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. We base our assumptions, judgments, and estimates on historical experience and various other factors that we believe are reasonable under the circumstances. Actual results could differ materially from these estimates under different assumptions or conditions.
We believe the following accounting policies are the most critical to the understanding of our consolidated financial statements and require the use of significant management judgment. For a summary of our significant accounting policies, please refer to Note 2 - Basis of Presentation and Summary of Significant Accounting Policies of the accompanying notes to the consolidated financial statements.
Revenue Recognition
Significant management judgments and estimates must be made and used in connection with the recognition of revenue in any accounting period. Material differences in the amount of revenue in any given period may result if these judgments or estimates prove to be incorrect or if Edge Autonomy management's estimates change based on the development of the business or market conditions. Management judgments and estimates have been applied consistently and have been reliable historically. The first of those key factors is that the terms of our contracts are typically less than six months. The short-term nature of such contracts reduces the risk that material changes in accounting estimates will occur on the basis of market conditions or other factors. The second key factor is that we have hundreds of contracts in any given accounting period, which reduces the risk that any change in an accounting estimate on one or several contracts would have a material impact on our consolidated financial statements.
All of our revenue is generated pursuant to written contractual arrangements to design, develop, and manufacture products and to perform certain services, including research and development, engineering and technical services, training services, and other services according to customer specifications. These contracts may be fixed price, cost-reimbursable, or time and materials. We account for all revenue contracts in accordance with ASC

606. A performance obligation is a promise in a contract to transfer distinct goods or services to a customer, and it is the unit of account in ASC 606. A contract's transaction price is allocated to each distinct performance obligation, and revenue is recognized when each performance obligation is satisfied under the terms of a contract. For contracts with multiple performance obligations, we allocate the contract's transaction price to each performance obligation using observable standalone selling prices for similar products and services. When the standalone selling price is not directly observable, we use our best estimate of the standalone selling price of each distinct good or service in the contract using the cost plus reasonable margin approach.
Our performance obligations are satisfied over time or at a point in time. For standalone product sales, each product sold to a customer typically represents a distinct performance obligation. The revenues resulting from the sale of aircraft or aircraft parts are recognized at a point in time when control is transferred to the customer, which usually occurs when the products are shipped. Edge Autonomy's products are neither customized nor designed for a specific customer. We enter into service contracts, which are comprised of a single or multiple performance obligations. Revenues from service contracts are recognized when control of the promised service is transferred to the customers in an amount that reflects the consideration Edge Autonomy expects to be entitled to in exchange for those services. The service contracts are typically fixed-price contracts, and revenue is recognized over time using an input method (i.e., costs incurred to date relative to total estimated costs at completion) to measure progress. Edge Autonomy uses the cost-to-cost measure of progress as it best depicts the transfer of control to the customer, which occurs when we incur costs in performing the service. For performance obligations satisfied over time, revenue is generally recognized using costs incurred to date relative to total estimated costs at completion to measure progress. Incurred costs represent work performed, which correspond with, and thereby best depict, the transfer of control to the customer. Contract costs include labor, materials, subcontractors' costs, other direct costs, and indirect costs applicable to government contracts.
We review cost performance, estimates to complete, and variable consideration at least annually or more frequently as needed. Adjustments to original estimates for a contract's revenue, estimated costs at completion, and estimated profit or loss are often required as work progresses under a contract, as experience is gained, and as more information is obtained, even though the scope of work required under the contract may not change, or if contract modifications, including the finalization of contract actions, occur. The impact of revisions in the estimate of completion and variable consideration for all types of contracts are recognized on a cumulative catch-up basis in the period in which the revisions are made. Changes in variable consideration associated with the finalization of contract actions could result in cumulative catch-up adjustments to revenue, which could be material. During the years ended December 31, 2024, 2023, and 2022, changes in accounting estimates on contracts recognized using the overtime method were immaterial to the consolidated financial statements.
Goodwill, Intangible and Long-lived Assets
Edge Autonomy allocates the purchase price of an acquired business to the underlying tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date, with the excess recorded as goodwill. Identifiable finite-lived intangible assets from acquired businesses primarily consist of technology, trademarks, and customer relationships. Accounting for business combinations requires us to make significant estimates and assumptions, especially with respect to goodwill, intangible assets, and contingent consideration, which can be affected by contract performance and other factors over time. This may cause final amounts to differ materially from original estimates. Adjustments to the fair value of purchased assets and liabilities after the initial measurement period are recognized in net earnings.
Edge Autonomy assesses goodwill and indefinite-lived intangible assets for impairment annually for impairment as of December 31 or more frequently if events or circumstances indicate the carrying value may be impaired. Such events or circumstances may include, but are not limited to:
•deterioration in overall economic conditions;
•failure to reach our internal revenue forecasts could impact our ability to achieve our forecasted levels of cash flows;
•adverse technological events that could impact our performance;

•volatility in equity and debt markets resulting in higher discount rates; and
•significant adverse changes in the regulatory environment or markets in which we operate.
Our goodwill and indefinite-lived intangible assets are allocated to and tested for impairment at the reporting unit level, which is defined as an operating segment or one level below an operating segment. Edge Autonomy has four reporting units, “SLO,” “Bend,” “Riga,” and “Energy Systems,” which were determined based on product and servicing offerings. We may use both qualitative and quantitative approaches when testing goodwill and indefinite-lived intangible assets for impairment. In circumstances where a qualitative analysis indicates that the fair value of a reporting unit does not exceed its carrying value, a quantitative analysis is performed using an income approach.
When performing a quantitative analysis, the fair value of Edge Autonomy's reporting units is generally determined using a combination of an income approach based on a discounted cash flow (“DCF”) model as well as a market approach based on guideline public company revenues and earnings before interest, tax, depreciation, and amortization multiples. Determining fair value requires the exercise of significant judgments and assumptions, including the amount and timing of expected future cash flows, long-term growth rates, discount rates, and relevant comparable public company earnings multiples and transaction multiples. Changes in these judgements and assumptions could material affect the determination of fair value and any resulting impairment charge. The cash flows employed in the DCF analysis are based on Edge Autonomy's best estimate of future revenues, gross margins, operating expenses, and cash flows with consideration for other factors, such as general market conditions, U.S. and foreign government budgets, existing contracted and uncontracted backlog, subcontractor agreements, changes in working capital, long-term business plans and historical operating performance. These estimates and judgments are based on information available at the time and have been deemed reasonable by Edge Autonomy management as of the measurement date. The discount rates utilized in the DCF model are based on the respective reporting unit's WACC, which takes into account the relative weights of debt and equity components within Edge Autonomy's existing capital structure and represents the expected cost of new capital, adjusted as appropriate to consider the risk inherent in future cash flows of the respective reporting unit. Actual results could differ from these assumptions.
During 2024, 2023, and 2022, Edge Autonomy performed its annual impairment tests for each of our reporting units. It concluded there were no indicators that the fair value was more likely than not below the carrying value. Therefore, no quantitative assessment was performed, and no goodwill impairment was recognized in 2024, 2023, and 2022.
Finite-lived intangible assets and long-lived assets are amortized to expense over their estimated useful life on a straight-line basis or over the period the economic benefits of the intangible asset are consumed. Edge Autonomy evaluates its intangible and long-lived assets for impairment when events or changes in circumstances indicate that the carrying value of an asset or asset group may be impaired. Suppose events or changes in circumstances indicate that the carrying value of an asset or asset group may be impaired. In that case, the sum of the undiscounted expected future cash flows of the asset or asset group is compared to the asset or asset group's carrying value. Suppose the asset or asset group's carrying value exceeds the sum of undiscounted cash flows. In that case, Edge Autonomy records an impairment loss equal to the excess of the carrying amount over the estimated fair value of the asset or asset group.
In 2024, 2023, and 2022, Edge Autonomy identified no triggering events, so no impairment assessment was performed on its intangible and long-lived assets.
Inventories Reserves for Excess and Obsolescence
Our policy for the valuation of inventory, including the determination of obsolete or excess inventory, requires us to perform a detailed assessment of inventory at each balance sheet date, which includes a review of, among other factors, an estimate of future demand for products within specific time horizons, valuation of existing inventory, as well as product lifecycle and product development plans. Inventory reserves are also provided to cover risks arising from slow-moving items. We write down our inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated net realizable value based on assumptions about future demand and market conditions and record the cost of sales. We may be required to record additional inventory write-downs if actual market conditions are less favorable than those projected by our management.

Income Taxes
Significant judgments are required in order to determine the realizability of tax assets. In assessing the need for a valuation allowance, we evaluate all significant available positive and negative evidence, including historical operating results, estimates of future sources of taxable income, carry-forward periods available, the existence of prudent and feasible tax planning strategies, and other relevant factors. Edge Autonomy recognizes a tax benefit only if it is more likely than not (a likelihood of more than fifty percent (50%)) that the tax position will be sustained upon examination by the taxing authorities based on the technical merits of the position, including resolution of any related appeals or litigation processes. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon settlement.

DESCRIPTION OF REDWIRE’S CAPITAL STOCK AND WARRANTS
In connection with the Closing, Seller will receive shares of Redwire Common Stock and will become a stockholder of Redwire. The following is a summary of the material terms of Redwire’s capital stock and warrants and is not complete. You should also refer to (i) Redwire’s Certificate of Incorporation, (ii) Redwire’s Bylaws and (iii) the applicable provisions of the DGCL.
General
Redwire’s authorized capital stock consists of 500,000,000 shares of Redwire Common Stock, and 100,000,000 shares of Redwire Preferred Stock, in each case, par value $0.0001 per share.
Common Stock
Dividend Rights
Subject to applicable law and the rights, if any, of the holders of any outstanding series of Redwire Preferred Stock or any class or series of stock having a preference over, or the right to participate with, Redwire Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on Redwire Common Stock out of the assets of Redwire that are legally available for this purpose at such times and in such amounts as the Redwire Board in its discretion shall determine.
Voting Rights
Each outstanding share of Redwire Common Stock is entitled to one (1) vote on all matters submitted to a vote of the Redwire stockholders. Holders of shares of Redwire Common Stock do not have cumulative voting rights.
Preemptive Rights
Redwire Common Stock is not entitled to preemptive or other similar subscription rights to purchase any of the securities of Redwire.
Conversion or Redemption Rights
The Redwire Common Stock is neither convertible nor redeemable.
Liquidation Rights
Upon a liquidation of Redwire, the holders of Redwire Common Stock are entitled to receive pro rata Redwire’s assets that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of Redwire Preferred Stock then outstanding.
Preferred Stock
The Redwire Board may, without further action by Redwire’s stockholders, from time to time, direct the issuance of shares of Redwire Preferred Stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of Redwire Common Stock. Satisfaction of any dividend preferences of outstanding shares of the Redwire Preferred Stock would reduce the amount of funds available for the payment of dividends on shares of the Redwire Common Stock. Holders of shares of Redwire Preferred Stock may be entitled to receive a preference payment in the event of Redwire’s liquidation before any payment is made to the holders of shares of Redwire Common Stock. Under certain circumstances, the issuance of shares of Redwire Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of Redwire’s securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the Redwire Board may issue shares of Redwire Preferred Stock with voting and conversion rights which could adversely affect the holders of shares of Redwire Common Stock.

For additional information regarding the rights, preferences and privileges associated with Redwire’s capital stock to take effect in connection with the Closing, see “Other Transaction Agreements—A&R Investor Rights Agreement.”
Warrants
Private Placement Warrants
Each private placement Warrant entitles the registered holder to purchase one (1) whole share of Redwire Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time. A Warrant holder may exercise its Warrants only for a whole number of shares of Common Stock. This means that only a whole Warrant may be exercised at any given time by a Warrant holder. The Warrants will expire on September 2, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The private placement Warrants are not redeemable by Redwire, so long as they are held by Genesis Park Holdings, Jefferies LLC, AE Red Holdings, LLC or their respective permitted transferees. Additionally, for so long as the private placement Warrants are held by Jefferies LLC or its designees or affiliates, they may not be exercised after November 27, 2025. Genesis Park Holdings, Jefferies LLC, AE Red Holdings, LLC and their respective permitted transferees have the option to exercise the private placement Warrants on a cashless basis. If the private placement Warrants are held by holders other than the Genesis Park Holdings, Jefferies LLC, AE Red Holdings, LLC or their respective permitted transferees, the private placement Warrants will be redeemable by Redwire and exercisable by the holders on the same basis as the warrants included in the units sold in Genesis Park Acquisition Corp.’s initial public offering.
If holders of the private placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their Warrants for that number of shares of Redwire Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Redwire Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) of the shares of Redwire Common Stock over the exercise price of the Warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the shares of Redwire Common Stock for the ten (10) trading days ending on the third (3rd) trading day prior to the date on which the notice of Warrant exercise is sent to the warrant agent. The reason that Redwire has agreed that these Warrants will be exercisable on a cashless basis so long as they are held by the Genesis Park Holdings, Jefferies LLC, AE Red Holdings, LLC or their respective permitted transferees is because, in the case of Genesis Park Holdings and its permitted transferees, it is not known at this time whether they will remain affiliated with Redwire and, in the case of Genesis Park Holdings, AE Red Holdings, LLC and their respective permitted transferees, Genesis Park Holdings, Jefferies LLC and AE Red Holdings, LLC agreed that the private placement Warrants purchased by Jefferies LLC and issued to AE Red Holdings, LLC would have the same terms as the private placement Warrants purchased by Genesis Park Holdings. If Genesis Park Holdings or AE Red Holdings, LLC, or any of their respective permitted transferees, is affiliated with Redwire, their ability to sell Redwire’s securities in the open market will be significantly limited. Redwire has an Insider Trading Policy, which prohibits insiders from selling Redwire’s securities, subject to certain exceptions and procedures. Even during such periods of time when insiders would be permitted to sell Redwire’s securities, an insider cannot trade in Redwire’s securities if such insider is in possession of material nonpublic information. As a result, Redwire believes that allowing the holders to exercise such Warrants on a cashless basis is appropriate.
Public Warrants
On March 24, 2025, Redwire redeemed all of its outstanding publicly traded Warrants that remained unexercised at 5:00 p.m., New York City time, on such date, for a redemption price of $0.01 per Warrant. All of such publicly traded Warrants ceased trading at the close of the market on the NYSE on March 21, 2025.
Quorum
The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote at the meeting, present in person (virtually) or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law, the rules of any stock exchange upon which Redwire’s securities are listed or provided by Redwire’s Certificate of Incorporation, Bylaws or the Certificate of Amendment of Certificate of Designation of Series A Convertible Preferred Stock; provided, however, that where a separate vote by a class or series or classes or series is required, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of Redwire issued and outstanding and entitled to vote, present in person (virtually) or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. If, however, such quorum will not be present or represented at any meeting of the stockholders, the chairperson of the meeting or stockholders holding a majority in voting power of the shares of Redwire’s capital stock, present in person (virtually) or by proxy and entitled to vote thereon, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Anti-Takeover Effects of Redwire’s Certificate of Incorporation and Redwire’s Bylaws
Redwire’s Certificate of Incorporation, Redwire’s Bylaws, Redwire’s Certificate of Designation, the investment agreements governing Redwire’s Series A Convertible Preferred Stock (each, an “Investment Agreement”) and the DGCL contain provisions, which are summarized in the following paragraphs that are intended to enhance the likelihood of continuity and stability in the composition of the Redwire Board. Such provisions are intended to avoid costly takeover battles, reduce Redwire’s vulnerability to a hostile change of control and enhance the ability of the Redwire Board to maximize stockholder value in connection with any unsolicited offer to acquire Redwire. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of Redwire by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that may result in a premium over the prevailing market price for the shares of Redwire Common Stock held by stockholders.
These provisions include:
•Classified Board: Redwire’s Certificate of Incorporation provides that the Redwire Board be divided into three (3) classes of directors, with the classes as nearly equal in number as possible, and with the directors serving three (3)-year terms. As a result, approximately one-third of the Redwire Board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Redwire Board. Redwire’s Certificate of Incorporation also provides that, subject to any rights of holders of Redwire Preferred Stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by the Redwire Board.
•Stockholder Action by Written Consent: Redwire’s Certificate of Incorporation will preclude stockholder action by written consent at any time when AE Red Holdings, LLC and its permitted transferees beneficially own, in the aggregate, less than fifty percent (50%) in voting power of Redwire’s stock entitled to vote generally in the election of directors.
•Special Meetings of Stockholders: Redwire’s Certificate of Incorporation and Bylaws provide that, except as required by law, special meetings of Redwire’s stockholders may be called at any time only by or at the direction of the Redwire Board or the chairman of the Redwire Board. Redwire’s Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of Redwire.
•Advance Notice Procedures: Redwire’s Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of Redwire’s stockholders, including proposed nominations of persons for election to the Redwire Board. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Redwire Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given Redwire’s Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the Bylaws do not give the Redwire Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of Redwire.
•Removal of Directors; Vacancies: Redwire’s Certificate of Incorporation provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, at any time when AE Red Holdings, LLC and its permitted transferees beneficially own, in the aggregate, less than fifty percent (50%) in voting power of Redwire’s stock entitled to vote generally in the election of directors, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2⁄3% in voting power of all the then-outstanding shares of Redwire’s stock entitled to vote thereon, voting together as a single class. In addition, Redwire’s Certificate of Incorporation provides that, subject to the rights of any holders of Redwire Common Stock under Redwire’s Investor Rights Agreement and the rights granted to one or more series of Redwire Preferred Stock then outstanding, at any time when AE Red Holdings, LLC and its permitted transferees beneficially own, in the aggregate, less than fifty percent (50%) in voting power of Redwire’s stock, any newly created directorship on the Redwire Board that results from an increase in the number of directors and any vacancies on the Redwire Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. If a member of the Redwire Board is appointed by Bain pursuant to the Investment Agreement, dated as of October 28, 2022, by and between Redwire and Bain, and there is a vacancy on the Redwire Board resulting from the death, disability, resignation or removal of such director, Bain shall be entitled to designate the director to fill such vacancy. Further, Redwire’s Certificate of Designation (as amended) provides that if dividends on any shares of Series A Convertible Preferred Stock of Redwire have not been declared and paid for three (3) or more dividend periods (whether or not consecutive) ending after the seven (7) year and six (6) month anniversary of the initial issue date, the holders of Series A Convertible Preferred Stock of Redwire are entitled to vote for the election of two (2) additional members to the Redwire Board.
•Supermajority Approval Requirements: Redwire’s Certificate of Incorporation and Bylaws provide that the Redwire Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, Redwire’s Bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware and Redwire’s Certificate of Incorporation. The Bylaws may be amended or repealed, and new bylaws may be adopted, by the affirmative vote of the holders of at least 66 2⁄3% of the voting power of all the then-outstanding shares of stock entitled to vote on such amendment, repeal or adoption, voting together as a single class; provided, however, that if the Redwire Board recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of stock entitled to vote on such amendment or repeal, voting together as a single class. At any time when AE Red Holdings, LLC and its permitted transferees beneficially own, in the aggregate, less than fifty percent (50%) in voting power of all outstanding shares of the stock of Redwire entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of Redwire’s Bylaws by Redwire’s stockholders will require the affirmative vote of the holders of at least 66 2⁄3% in voting power of all the then-outstanding shares of Redwire’s stock entitled to vote thereon, voting together as a single class. Notwithstanding the foregoing, so long as AE Industrial Partners Fund II, LP and AE Industrial Partners Structured Solutions I, LP (together with their respective affiliates, “AEI”) and Bain each continue to beneficially own, on an as-converted basis, at least 25% of the number of shares of Redwire Common Stock issued to such investor at the closing of the transactions contemplated by such investor’s Investment Agreement (such requirement, the “25% Beneficial Ownership Requirement”), without the affirmative vote or written consent of the Required Holders (as defined below), Redwire may not amend, waive, alter or repeal any provision of Redwire’s Certificate of Incorporation, Bylaws or comparable organizational documents in a manner that would adversely affect the Series A Convertible Preferred Stock of Redwire or the rights, preferences or privileges of the Series A Convertible Preferred Stock of Redwire. “Required Holders” means all of (a) Bain (so long as Bain satisfies the 25% Beneficial Ownership Requirement), AEI (as long as AEI satisfies the 25% Beneficial Ownership Requirement) and (c) in the event that Bain does not constitute a Required Holder pursuant to clause (a) and AEI does not constitute a Required Holder pursuant to clause (b), the holders of a majority of the issued and outstanding shares of Series A Convertible Preferred Stock of Redwire.
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.
Redwire’s Certificate of Incorporation provides that at any time when AE Red Holdings, LLC and its permitted transferees beneficially own, in the aggregate, less than fifty percent (50%) in voting power of the stock of Redwire entitled to vote generally in the election of directors, the following provisions in Redwire’s Certificate of Incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2⁄3% (as opposed to a majority threshold that would apply if AE Red Holdings, LLC and its permitted transferees beneficially own, in the aggregate, fifty percent (50%) or more) in voting power of all the then- outstanding shares of Redwire’s stock entitled to vote thereon, voting together as a single class:
1.the provision requiring a 66 2⁄3% supermajority vote for stockholders to amend Redwire’s Bylaws;
2.the provisions providing for a classified board of directors (the election and term of Redwire’s directors);
3.the provisions regarding resignation and removal of directors;
4.the provisions regarding entering into business combinations with interested stockholders;
5.the provisions regarding stockholder action by written consent;
6.the provisions regarding calling special meetings of stockholders;
7.the provisions regarding filling vacancies on the Redwire Board and newly created directorships;
8.the provisions eliminating monetary damages for breaches of fiduciary duty by a director;
9.the provision requiring exclusive forum in Delaware; and
10.the amendment provision requiring that the above provisions be amended only with a 66 2⁄3% supermajority vote.
The combination of the classification of the Redwire Board, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for Redwire’s existing stockholders to replace the Redwire Board as well as for another party to obtain control of us by replacing the Redwire Board. Because the Redwire Board has the power to retain and discharge Redwire’s officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.
Authorized but Unissued Shares
Redwire’s authorized but unissued shares of Redwire Common Stock and Redwire Preferred Stock will be available for future issuance without stockholder approval, subject to stock exchange rules, at the discretion of the Redwire Board. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. One of the effects of the existence of authorized but unissued Redwire Common Stock or Redwire Preferred Stock may be to enable the Redwire Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Redwire by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Redwire’s management and possibly deprive Redwire’s stockholders of opportunities to sell their shares of Redwire Common Stock at prices higher than prevailing market prices.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, Redwire’s stockholders have appraisal rights in connection with a merger or consolidation of Redwire. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery. For the avoidance of doubt, Redwire’s stockholders will not be entitled to exercise appraisal or dissenter’s rights under the DGCL, in connection with the Mergers or the Stock Issuance.
Stockholders’ Derivative Actions
Under the DGCL, any of Redwire’s stockholders may bring an action in Redwire’s name to procure a judgment in Redwire’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of Redwire’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law, and such stockholder continues to hold such shares for the duration of such action.
Exclusive Forum
Redwire’s Certificate of Incorporation provides that, unless Redwire consents in writing to the selection of an alternative forum, a state court within the State of Delaware (or, if no state court within the State of Delaware has jurisdiction, the United States District Court for the District of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on Redwire’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of Redwire’s directors, officers or other employees to Redwire or Redwire’s stockholders, (iii) any action asserting a claim against Redwire or any director or officer of Redwire arising pursuant to any provision of the DGCL, Redwire’s Certificate of Incorporation or Redwire’s Bylaws, (iv) any other action asserting a claim against Redwire or any director or officer of Redwire that is governed by the internal affairs doctrine or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL; provided that for the avoidance of doubt, the forum selection provision that identifies a state court within the State of Delaware as the exclusive forum for certain litigation, including any “derivative action”, will not apply to suits to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Redwire’s Certificate of Incorporation further provides that any Person or entity purchasing or otherwise acquiring any interest in shares of Redwire’s capital stock will be deemed to have notice of and to have consented to the provisions of Redwire’s Certificate of Incorporation described above. Although Redwire believes these provisions benefit Redwire by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against Redwire or Redwire’s directors and officers.
Transfer Agent and Registrar
The transfer agent and registrar for Redwire Common Stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, New York 10004.
Listing
The Redwire Common Stock is listed on the NYSE under the symbol “RDW.”

BENEFICIAL OWNERSHIP OF REDWIRE COMMON STOCK AND REDWIRE PREFERRED STOCK
The following table sets forth information about the beneficial ownership of Redwire’s voting securities as of April 22, 2025 for:
1.each person known to be the beneficial owner of more than five percent (5%) of any class of Redwire’s voting securities;
2.each of Redwire’s directors;
3.each of Redwire’s “Named Executive Officers”, which are the individuals who served as principal executive officers and the next two (2) most-highly compensated officers for the year ended December 31, 2024; and
4.all of Redwire’s current executive officers and directors as a group.
The numbers of shares of Redwire Common Stock and Redwire Preferred Stock beneficially owned and percentages of beneficial ownership are based on 77,082,332 and 106,982.7 shares of Redwire Common Stock and Redwire Preferred Stock outstanding as of April 22, 2025, respectively. Holders of shares of Redwire Common Stock are entitled to one (1) vote per share. Holders of shares of Redwire Preferred Stock are entitled to a number of votes equal to the number of shares of Redwire Common Stock into which the Redwire Preferred Stock is convertible. Therefore, the holders of shares of Redwire Preferred Stock are entitled to an aggregate of 37,604,707 votes on as converted to Redwire Common Stock basis as of April 22, 2025.
Beneficial ownership of Redwire Common Stock is determined in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants, restricted stock units (“RSUs”) and shares of Redwire Preferred Stock that are currently exercisable or convertible, or exercisable, convertible or vest within sixty (60) days. Such shares of Redwire Common Stock issuable pursuant to options, warrants, RSUs or shares of Redwire Preferred Stock are deemed to be outstanding for purposes of computing the beneficial ownership percentage of Redwire Common Stock of the person or group holding such securities but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.
Unless otherwise indicated, Redwire believes that all persons named in the table below have sole voting and investment power with respect to all shares of Redwire Common Stock and Redwire Preferred Stock owned by them and the address of each beneficial owner listed on the table is c/o 8226 Philips Highway, Suite 101, Jacksonville, Florida 32256.

	Common Stock			Preferred Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Outstanding	Number of Shares Beneficially Owned	Percentage of Shares Outstanding	Voting Power
5% Stockholders
AE Partners and affiliates(1)	51,826,475		44.4%	40,164.54	37.5%	43.4%
Genesis Park II LP(2)	6,067,775		5.3%	—	—	5.3%
BCC Redwire Aggregator, L.P.(3)	23,486,760		20.5%	66,818.14	62.5%	20.5%
Named Executive Officers and Directors
Jonathan E. Baliff	1,277,113	(4)	1.1%	—	*	*
Michael Bevacqua	—		*	—	*	*
John S. Bolton	494,911	(5)(6)	*	—	*	*
Reggie Brothers	107,469	(5)	*	—	*	*
Peter Cannito	597,430	(7)	*	—	*	*

Les Daniels	182,904	(5)	*	—	*	*
Chris Edmunds	132,709	(9)	*	—	*	*
Joanne O. Isham	83,595	(5)	*	—	*	*
Kirk Konert	—	(8)	*	—	*	*
David Kornblatt	109,510	(5)	*	—	*	*
All other executive officers	22,300		*	—	*	*
All Directors and Executive Officers as a Group (11 individuals)	3,007,941		2.6%	—	*	1.7%
* Indicates less than 1%.
__________________
(1)According to the information reported on Amendment No. 5 to Schedule 13D/A (“AE 13D/A”) filed on January 22, 2025, represents (i) 35,708,528 shares of Redwire Common Stock, including 20,921 RSUs that vest within 60 days of April 22, 2025, held of record by Kirk Konert for the benefit of AE Industrial Partners, LP; (ii) 2,000,000 shares of Redwire Common Stock issuable upon the exercise of warrants within sixty (60) days of April 22, 2025 held of record by AE Red Holdings, LLC; and (iii) 40,164.54 shares of Redwire Preferred Stock held of record as follows: 10,436.09 shares held of record by AE Industrial Partners Fund II-A, LP (“AE Fund II-A”), 40.16 shares held of record by AE Industrial Partners Fund II-B, LP (“AE Fund II-B”), 16,300.11 shares held of record by AE Industrial Partners Fund II, LP (“AE Fund II LP” and together with AE Fund II-A and AE Fund II-B, the “AE Funds”), and 13,388.18 shares held of record by AE Industrial Partners Structured Solutions I, L.P. (“AE Structured LP”). According to the AE 13D/A, voting and dispositive power with respect to the securities reported herein is exercised by Michael Greene and David H. Rowe, the managing members of AeroEquity GP, LLC, which is the general partner of AE Industrial Partners Fund II GP, LP (“AE Fund II GP”) and AE Industrial Partners Structured Solutions I GP, LP (“AE Structured GP”). The AE Funds are the controlling equityholders of AE Red Holdings LLC. AE Fund II GP and AE Structured GP are the general partners of the AE Funds and AE Structured LP, respectively. Each of the entities and individuals named herein disclaims beneficial ownership of the securities held of record by the entities and individuals listed herein, except to the extent of its or their pecuniary interest therein. The business address of each of the foregoing entities and individuals is 2500 N. Military Trail, Suite 470, Boca Raton, Florida 33431.
The shares of Redwire Preferred Stock described above are convertible into an aggregate of 14,117,947 shares of Redwire Common Stock within sixty (60) days of April 22, 2025.
(2)According to the information reported on Form 4 filed on February 28, 2025, and as modified by information known to the Company, represents 6,067,775 shares of Redwire Common Stock, held of record by Genesis Park II LP. Genesis Park II GP LLC is the general partner of Genesis Park II LP, and as such, has voting and investment discretion with respect to the securities held by Genesis Park II LP and may be deemed to have shared beneficial ownership of the securities held directly by Genesis Park II LP. The business address of each of the foregoing entities and persons is 2000 Edwards Street, Suite B, Houston, Texas 77007.
(3)According to the information reported on Amendment No. 2 to Schedule 13D filed by Bain Capital Credit Member, LLC, a Delaware limited liability company (“BCCM”) and BCC Redwire Aggregator, L.P. (“BCCR”) on January 22, 2025, represents an aggregate of 66,818.14 shares of Redwire Preferred Stock that are convertible into shares of Redwire Common Stock, which are subject to a conversion blocker that limits conversion if and to the extent the Reporting Persons would beneficially own in excess of 20.4% after giving effect to such conversion. BCCR is the owner of record, and BCCM is the general partner of BCCR. As a result of the relationships between BCCR and BCCM, BCCM may be deemed to possess indirect beneficial ownership of the securities held by BCCR. BCCM disclaims indirect beneficial ownership of the securities reported herein except to the extent of its pecuniary interest in such shares. The business address of each of the foregoing entities is 200 Clarendon Street, Boston, Massachusetts 02116.
The Redwire Preferred Stock owned of record by BCC Redwire Aggregator, L.P. is convertible into an aggregate 23,486,760 shares of Redwire Common Stock within 60 days of April 22, 2025.
(4)Includes 370,690 warrants exercisable and stock options exercisable for 76,000 shares of Redwire Common Stock as of April 22, 2025.
(5)Includes 20,921 RSUs vesting within 60 days of April 22, 2025.
(6)Includes 59,310 warrants exercisable as of April 22, 2025.
(7)Includes stock options exercisable for 413,333 shares of Redwire Common Stock as of April 22, 2025.
(8)Does not include 20,921 RSUs that vest within 60 days of April 22, 2025, held of record by Kirk Konert for the benefit of AE Industrial Partners, LP, as disclosed above in footnote (1) to this table.
(9)Includes stock options exercisable for 79,051 shares of Redwire Common Stock as of April 22, 2025.

NO APPRAISAL RIGHTS OF REDWIRE STOCKHOLDERS
Redwire’s stockholders will not be entitled to exercise appraisal or dissenter’s rights under the DGCL, in connection with the Mergers or the Stock Issuance.
OTHER MATTERS
Householding of Proxy Statement
We have adopted a procedure called “householding,” under which we are delivering only one (1) copy of the proxy statement to multiple stockholders who share the same address, unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards.
We will promptly deliver, upon written or oral request, a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of proxy statement, please submit your request:
to Broadridge Financial Solutions by internet, telephone or email, as follows; or
Broadridge Financial Solutions, Inc.:
By Internet: www.proxyvote.com
By Telephone: 1-800-579-1639
By Email: sendmaterial@proxyvote.com
to Redwire in writing, by telephone or by email, as follows:
Redwire Corporation:
In Writing:
8226 Philips Highway, Suite 102
Jacksonville, Florida 32256
Attention: Redwire Investor Relations
By Telephone: (650) 701-7722
By Email: investorrelations@redwirespace.com
If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the annual report or proxy statement in the future, please contact Broadridge Housing Department by mailing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling 1-866-540-7095. You will be removed from the householding program within thirty (30) days of receipt of the revocation of your consent.
Any stockholders of record who share the same address and currently receive multiple copies of our annual report and proxy statement who wish to receive only one (1) copy of these materials per household in the future should contact Broadridge Householding Department at the contact information listed above to participate in the householding program.
A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.
Redwire Stockholders Proposals for 2025 Annual Meeting of Stockholders
Redwire held its 2024 annual meeting of stockholders on May 22, 2024 and Redwire intends to hold its 2025 annual meeting of stockholders on or about May 21, 2025 (the “2025 Annual Meeting”).
Stockholder proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in Redwire’s proxy statement and form of proxy for the 2025 Annual Meeting must have been received by Redwire’s Secretary at our principal executive offices at 8226 Philips Highway, Suite 101, Jacksonville, Florida 32256, no later than

December 23, 2024, and must have otherwise complied with the requirements of Rule 14a-8. Stockholders wishing to make a director nomination or bring a proposal before the 2025 Annual Meeting other than pursuant to Rule 14a-8 must have complied with the advance notice provisions of Redwire’s Bylaws, which require, among other things, a stockholder to have provided timely written notice of such proposal to the Secretary at Redwire’s principal executive offices no later than the close of business on February 21, 2025 and not earlier than the close of business on January 22, 2025. However, if the 2025 Annual Meeting were to be held within a period that commences more than thirty (30) calendar days before or seventy (70) days after May 22, 2025, then our Secretary must receive (or have received, as applicable) the notice no earlier than the close of business on the 120th calendar day prior to the date of the 2025 Annual Meeting and no later than the close of business on the later of the 90th calendar day prior to the date of the 2025 Annual Meeting and the tenth (10th) calendar day following the day on which public announcement of the date of the 2025 Annual Meeting was first made by us. In addition to the foregoing requirements under our Bylaws including the notice deadlines set forth above and therein, to comply with the requirements set forth in Rule 14a-19 (the universal proxy rules) of the Exchange Act, stockholders who intend to solicit proxies in support of director nominees, other than the Redwire Board’s nominees, must also have provided written notice to our Secretary that sets forth all the information required by Rule 14a-19(b) of the Exchange Act. Such notice must have been postmarked or transmitted electronically to Redwire at the mailing address provided above no later than March 24, 2025.

WHERE YOU CAN FIND MORE INFORMATION
Redwire files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including Redwire, who file electronically with the SEC. The address of that site is www.sec.gov. Investors may also consult Redwire’s website for more information concerning the Mergers and the other transactions described in this proxy statement. The website of Redwire is www.redwirespace.com. Redwire’s public filings are also available at www.sec.gov. The information contained on Redwire’s website is not incorporated by reference into this proxy statement.
In addition, the SEC allows Redwire to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement, except for any information that is superseded by information included directly in this proxy statement or by documents incorporated by reference that were filed after the date of this proxy statement. This proxy statement also contains summaries of certain provisions contained in some of the Redwire documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Some documents or information, such as that called for by Items 2.02 and 7.01 of the Current Report on Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement.
This proxy statement incorporates by reference the documents listed below that Redwire has previously filed with the SEC. These documents contain important information about the companies, their respective financial condition and other matters, as follows:
1.its Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 11, 2025;
2.the following Current Reports on Form 8-K, including any amendments thereto, in each case to the extent filed and not furnished with the SEC:
•Current Report on Form 8-K filed January 21, 2025
•Current Report on Form 8-K filed April 3, 2025
3.Definitive Proxy Statement for its Annual Meeting of Stockholders filed with the SEC on April 21, 2025
In addition, Redwire incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act from the date of this proxy statement to the date that the Redwire Special Meeting is held, except, in any such case, for any information therein that has been furnished rather than filed, which shall not be incorporated herein (unless expressly stated otherwise therein). Subsequent filings with the SEC will automatically modify and supersede information in this proxy statement. These documents may contain important information about Redwire and its financial condition.
You can obtain any of these documents from the SEC, through the SEC’s website at the address described above, or Redwire will provide you with copies of these documents, without charge, upon written or oral request to:
Redwire Corporation
8226 Philips Highway, Suite 102
Jacksonville, Florida 32256
(650) 701-7722
Attention: Redwire Investor Relations
investorrelations@redwirespace.com
In the event of conflicting information in this proxy statement in comparison to any document incorporated by reference into this proxy statement, or among documents incorporated by reference, the information in the latest filed document controls.

You should rely only on the information contained in or incorporated by reference into this proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated May 9, 2025. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement is accurate as of any date other than the date of such incorporated document.

Report of Independent Auditors
To the Management and Board of Directors of Edge Autonomy Intermediate Holdings, LLC
Opinion
We have audited the accompanying consolidated financial statements of Edge Autonomy Intermediate Holdings, LLC and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2024 and 2023, and the related consolidated statements of comprehensive income (loss), of members’ equity and of cash flows for the years ended December 31, 2024, 2023 and 2022, including the related notes (collectively referred to as the “consolidated financial statements”).
In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years ended December 31, 2024, 2023 and 2022 in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the consolidated financial statements are available to be issued.
Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.
In performing an audit in accordance with US GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
PricewaterhouseCoopers LLP, 601 South Figueroa, Los Angeles, CA 90017
T: (213) 356 6000, www.pwc.com/us

•Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
Los Angeles, California
April 2, 2025

Edge Autonomy Intermediate Holdings, LLC and Subsidiaries
Consolidated Balance Sheets
December 31, 2024 and 2023

	2024	2023
Assets
Current assets
Cash	$50,410,848	$58,426,639
Restricted cash	5,529,866	—
Accounts receivable, net of allowance for credit	13,237,725	12,678,982
losses of $33,000 and $32,000, respectively
Inventories	35,725,707	38,276,084
Prepaid expenses and other current assets	5,395,630	5,387,709
Total current assets	110,299,776	114,769,414
Property and equipment, net	17,552,409	10,089,840
Operating lease right-of-use assets	9,593,919	4,927,838
Deferred tax asset	9,065,856	3,725,336
Customer relationships, net	18,627,518	20,637,867
Technology, net	9,613,979	11,651,047
Other intangible assets, net	1,218,873	1,335,467
Goodwill	32,087,993	32,892,655
Other noncurrent assets	660,100	186,792
Total assets	$208,720,423	$200,216,256
Liabilities and Members' Equity
Current liabilities
Accounts payable	$3,971,918	$6,492,031
Accrued expenses	10,823,451	10,449,945
Deferred revenue	34,267,158	50,789,069
Short-term operating lease liabilities	1,142,963	2,032,440
Other current liabilities	2,420,111	4,096,984
Total current liabilities	52,625,601	73,860,469
Long-term debt, net	69,062,748	65,463,793
Long-term operating lease liabilities	8,824,680	3,168,279
Other noncurrent liabilities	1,049,195	1,368,226
Total liabilities	131,562,224	143,860,767
Members' equity
Units, no par; 100 units authorized, issued and outstanding as of December 31, 2024 and 2023; respectively	53,416,146	43,711,146
Retained earnings	30,955,462	15,182,315
Accumulated other comprehensive loss	(7,213,409)	(2,537,972)
Members' equity	77,158,199	56,355,489
Total liabilities and members' equity	$208,720,423	$200,216,256
The accompanying notes are an integral part of these consolidated financial statements.

Edge Autonomy Intermediate Holdings, LLC and Subsidiaries
Consolidated Statements of Comprehensive Income (Loss)
Years Ended December 31, 2024, 2023 and 2022

	2024	2023	2022
Revenue	$194,983,227	$151,645,425	$49,186,486
Cost of sales	100,113,077	84,131,257	23,714,707
Gross profit	94,870,150	67,514,168	25,471,779
Operating expenses
Selling, general and administrative expenses	47,550,034	31,244,621	17,453,669
Research and development expenses	14,952,495	6,699,212	3,669,484
Transaction expenses	3,132,171	82,810	1,994,131
Income from operations	29,235,450	29,487,525	2,354,495
Other expenses
Interest expense, net	6,295,699	6,087,930	2,743,266
Other expense, net	2,577,004	1,518,830	317,606
Gain on contingent consideration	—	—	2,900,000
Income before income taxes	20,362,747	21,880,765	2,193,623
Provision for income taxes	4,589,600	109,346	207,699
Net income	15,773,147	21,771,419	1,985,924
Other comprehensive income
Net foreign currency translation adjustment	(4,675,437)	1,771,606	(2,007,519)
Comprehensive income (loss)	$11,097,710	$23,543,025	$(21,595)
The accompanying notes are an integral part of these consolidated financial statements.

Edge Autonomy Intermediate Holdings, LLC and Subsidiaries
Consolidated Statements of Members’ Equity
Years Ended December 31, 2024, 2023 and 2022

	Units		Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Loss	Total Members' Equity
	Units	Amount
Balances at December 31, 2021	100	$38,798,793	$(8,575,028)	$(2,302,059)	$27,921,706
Net income	—	—	1,985,924	—	1,985,924
Capital contribution	—	1,912,353	—	—	1,912,353
Rollover equity	—	3,000,000	—	—	3,000,000
Foreign currency translation	—	—	—	(2,007,519)	(2,007,519)
Balances at December 31, 2022	100	43,711,146	(6,589,104)	(4,309,578)	32,812,464
Net income	—	—	21,771,419	—	21,771,419
Foreign currency translation	—	—	—	1,771,606	1,771,606
Balances at December 31, 2023	100	43,711,146	15,182,315	(2,537,972)	56,355,489
Net income	—	—	15,773,147	—	15,773,147
Share-based compensation	—	9,705,000	—	—	9,705,000
Foreign currency translation	—	—	—	(4,675,437)	(4,675,437)
Balances at December 31, 2024	100	$53,416,146	$30,955,462	$(7,213,409)	$77,158,199
The accompanying notes are an integral part of these consolidated financial statements.

Edge Autonomy Intermediate Holdings, LLC and Subsidiaries
Consolidated Statements of Cash Flows
Years Ended December 31, 2024, 2023 and 2022

	2024	2023	2022
Cash flows from operating activities
Net income	$15,773,147	$21,771,419	$1,985,924
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	6,118,971	5,275,328	4,359,132
Share-based compensation expense	9,705,000	—	—
Amortization of deferred financing costs	472,383	320,359	—
Inventory write-off	—	5,781,243	—
Loss on disposal of property and equipment	210,718	707,453	—
Gain on contingent consideration	—	—	(2,900,000)
Change in operating lease right-of-use assets	2,826,246	1,785,795	1,413,320
Deferred taxes	(5,340,520)	(1,755,792)	45,739
Paid-in-kind interest	2,806,572	3,268,428	—
Inventory obsolescence	940,431	(167,476)	333,605
Changes in operating assets and liabilities
Accounts receivable	(558,743)	(10,683,789)	493,631
Inventories	1,609,946	(18,000,391)	(13,736,459)
Prepaid expenses and other current assets	(7,921)	(3,665,742)	(695,114)
Operating lease liabilities	(2,490,410)	(1,823,369)	(1,102,866)
Accounts payable	(2,520,113)	3,148,357	1,103,109
Accrued expenses and other current liabilities	(1,303,367)	7,627,955	4,568,054
Other noncurrent liabilities	(59,805)	(24,725)	(4,407)
Deferred revenue	(16,521,911)	24,149,663	21,175,452
Other assets, net	16,855	279,975	(360,122)
Net cash provided by operating activities	11,677,479	37,994,691	16,678,998
Cash flows from investing activities
Purchases of property and equipment	(11,129,458)	(6,016,696)	(3,346,966)
Business acquisitions, net of cash received	—	—	(12,971,441)
Net cash used in investing activities	(11,129,458)	(6,016,696)	(16,318,407)
Cash flows from financing activities
Proceeds from Goldman Note	—	—	17,000,000
Proceeds from term loans	30,000,000	22,500,000	—
Proceeds from sale of common units	—	—	1,445,000
Parent contribution	—	—	467,353
Repayment of Goldman Note	(28,730,000)	(20,703,672)	—
Payment for deferred financing costs	(950,000)	(2,171,322)	—
(Payment for) proceeds from equipment financing	(278,895)	845,952	487,520
Net cash provided by financing activities	41,105	470,958	19,399,873
Effect of exchange rate changes on cash and restricted cash	(3,075,051)	(168,818)	(399,726)
Net (decrease) increase in cash and restricted cash	(2,485,925)	32,280,135	19,360,738
Cash and restricted cash
Beginning of year	58,426,639	26,146,504	6,785,766
End of year	$55,940,714	$58,426,639	$26,146,504
Supplemental disclosure of cash flow information
Cash paid during the year for interest	$3,619,506	$2,287,861	$2,453,746

Edge Autonomy Intermediate Holdings, LLC and Subsidiaries
Consolidated Statements of Cash Flows
Years Ended December 31, 2024, 2023 and 2022

	2024	2023	2022
Cash paid for income taxes	9,253,430	26,559	161,959
Restricted cash	5,529,866	—	—
Noncash financing and investing activities
Fair value of rollover units	—	—	3,000,000
The accompanying notes are an integral part of these consolidated financial statements.

Edge Autonomy Intermediate Holdings, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2024 and 2023 and for the Years Ended December 31, 2024, 2023 and 2022

1.    Organization and Nature of Operation
Edge Autonomy Intermediate Holdings, LLC and its subsidiaries (the “Company”), is a Delaware limited liability company that conducts business primarily in the aerospace and defense industry. The Company designs and manufactures highly engineered autonomous and un-crewed systems and related technologies for use in various military, civil, and academic applications. The Company’s principal place of business and headquarters is in San Luis Obispo, CA. The Company leverages its engineering expertise to develop innovative solutions spanning flight control, advanced sensors, and ground support systems, among other areas, supporting a diverse customer base that includes US government agencies, allied foreign governments, and commercial organizations.
2.    Basis of Presentation and Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements are prepared in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”).
The accompanying consolidated financial statements of Edge Autonomy Intermediate Holdings, LLC, include the accounts of its wholly-owned subsidiaries Edge Autonomy Intermediate II Holdings, LLC, Edge Autonomy Holdings, LLC, Edge Autonomy Operations, LLC, Edge Autonomy, LLC, Edge Autonomy SLO, LLC, Edge Autonomy Bend, LLC, Edge Autonomy Riga, SIA, Edge Autonomy Energy Systems, LLC, and Edge Autonomy Huntsville, LLC. The operating results of these wholly-owned subsidiaries are included in the consolidated financial statements from the effective date of their acquisition or formation if not acquired in a business acquisition, and all intercompany balances and transactions have been eliminated in the Company’s consolidated financial statements.
Use of Estimates
The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors that management believes to be reasonable under the circumstances, including the current economic environment. Management adjusts such estimates and assumptions when facts and circumstances dictate. Actual results may differ from those estimates. Accounting policies subject to estimates include but are not limited to, valuation of assets acquired and liabilities assumed in business combinations, incremental borrowing rates, the valuation of goodwill and intangible assets, variable consideration, estimates- at-completion and income taxes.
Concentration of Credit Risk
The Company does not believe it has significant exposure to credit risk, as the majority of accounts receivable are due from US and foreign government entities or their prime contractors. As a result, the allowance for credit losses was not material as of December 31, 2024, and 2023.
The following customers made up 10% or more of revenues during each of the following periods:

	2024	2023	2022
Revenue
Customer A**	37%	—	—
Customer B	19%	16%	38%
Customer D**	—	15%	—
Customer G**	—	22%	—
__________________
**While revenue may have been generated during each of the periods presented, amounts are only disclosed for the periods in which revenues represented 10% or more of total revenue.

Edge Autonomy Intermediate Holdings, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2024 and 2023 and for the Years Ended December 31, 2024, 2023 and 2022

The following customers made up 10% or more of accounts receivable, net during each of the following periods:

	2024	2023
Accounts receivable, net
Customer A	32%	25%
Customer C*	45%	—
Customer D*	—	16%
Customer E*	—	22%
__________________
*While accounts receivable, net may have been outstanding for each of the periods presented, amounts are only disclosed for the periods in which accounts receivable represented 10% or more of the total outstanding balance.
The following customers made up 10% or more of accounts payable during each of the following periods:

	2024	2023
Accounts payable
Vendor A*	—	16%
Vendor B	12%	11%
Vendor C*	12%	—
Vendor D*	10%	—
__________________
*While accounts payable may have been outstanding for each of the periods presented, amounts are only disclosed for the periods in which accounts payable represented 10% or more of the total outstanding balance.
Cash
The Company maintains cash in accounts with several high-credit quality financial institutions, including some outside the United States (US). At times, these balances may exceed the Federal Deposit Insurance Corporation’s (FDIC) federally insured limits. Similarly, the cash held outside the US may exceed the amount covered by insurance for those specific accounts. As of December 31, 2024, and 2023, cash on deposit with financial institutions in the US was $28,736,915 and $15,446,398, respectively, while cash on deposit with financial institutions outside the US was $21,673,933 and $42,980,241, respectively. The Company has not experienced losses in these accounts and does not believe it is exposed to significant risk of loss.
Restricted Cash
The Company classifies cash accounts that are not available for general use as restricted cash which is held at the Edge Autonomy Riga, SIA subsidiary in Riga, Latvia. Pursuant to contracts held with the Lithuania Ministry of Defense, effective in 2024, the Company maintains an escrow account for performance and advance payment guarantees which is legally restricted for withdrawal and usage. Amounts held in escrow may be subject to final price adjustments upon delivery and acceptance of the related performance obligations by the agency and are expected to be released from restriction in 2025.
The following table provides a reconciliation of cash and restricted cash reported on the consolidated balance sheets to the consolidated statements of cash flows for the following periods:

	December 31,
	2024	2023
Cash	$50,410,848	$58,426,639
Restricted cash	5,529,866	—
Total cash and restricted cash	$55,940,714	$58,426,639

Edge Autonomy Intermediate Holdings, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2024 and 2023 and for the Years Ended December 31, 2024, 2023 and 2022

Accounts Receivable, Net
The Company extends credit to customers in the normal course of business. Accounts receivable are recorded at invoiced amounts less an allowance for credit losses, which reflects the Company’s estimate of expected credit losses over the contractual life of the receivable in accordance with Accounting Standards Codification (ASC) 326, Financial Instruments – Credit Losses. Management evaluates the ability to collect accounts receivable based on a combination of factors. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions, the counterparties’ financial condition, the amount of receivables in dispute, and the current receivables aging and payment patterns. Past-due balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.
The Company’s accounts receivable primarily consist of balances due from US government agencies, allied foreign governments, and large government contracting companies. Receivables typically have payment terms ranging from 30 to 60 days from the invoice date.
Accounts receivables are recorded for amounts to which the Company is entitled and has invoiced to the customer. As of December 31, 2024, and 2023, the Company had no significant unbilled receivables. Substantially, all accounts receivable as of December 31, 2024, are expected to be collected in 2025.
Inventories
Inventories primarily consist of finished goods, work-in-progress, raw materials, and packaging materials, which are stated at a lower of cost or net realizable value. The cost of inventories is calculated using the weighted average or specific identification method which approximates actual cost.
The Company’s policy for the valuation of inventory, including the determination of obsolete or excess inventory, requires performing a detailed assessment of inventory at each balance sheet date, which includes a review of, among other factors, an estimate of future demand for products within specific time horizons, valuation of existing inventory, as well as product lifecycle and product development plans. Inventory reserves are also provided to cover risks arising from slow-moving items. The Company writes down inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated net realizable value based on assumptions about future demand and market conditions which is recognized within cost of sales. As of December 31, 2024, and 2023, the reserve was approximately $1,106,560 and $166,129, respectively.
Property and Equipment, Net
Property and equipment are stated at acquisition cost, less accumulated depreciation or accumulated amortization or at fair market value as of the date of a business combination. Maintenance and repairs are charged to expense as incurred while the cost of additions and betterments that increase the useful lives of assets are capitalized. Depreciation on property and equipment and amortization on leasehold improvements is calculated on a straight-line basis over the estimated useful lives of the related assets as follows:

Machinery and equipment	3-7 years
Computer equipment and purchased software	2-5 years
Furniture and fixtures	3-7 years
Other fixed assets	2-5 years
Leasehold improvements	Lesser of useful life or lease term
The Company records depreciation on property and equipment within cost of sales or selling, general and administrative expenses in the consolidated statements of comprehensive income (loss) based on the asset’s function. The Company reviews the carrying values of its long-lived assets for impairment when events or changes in circumstances indicate the carrying amount of the assets (or asset group) may not be recoverable. Impairment is measured by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from use of the assets and their ultimate disposition. In circumstances where impairment is

Edge Autonomy Intermediate Holdings, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2024 and 2023 and for the Years Ended December 31, 2024, 2023 and 2022

determined to exist, the Company will write down the asset to the fair value based on the present value of estimated expected future cash flows. The Company determined that no impairment of long-lived assets existed for any of the years presented.
Intangible Assets, Net
Intangible assets were acquired from the Company’s business combinations and are recorded at fair value as of the date of acquisition. The definite-lived intangible assets subject to amortization are amortized using the straight-line method over the estimated useful lives of the assets, which are as follows:

Useful Life
Intangible Asset	(Years)
Customer relationships	15-20
Technology	7-20
Patents	3-5
Trademark	1
The Company reviews intangible assets for impairment when events or circumstances indicate that the carrying value of the asset may not be recoverable. If the estimated undiscounted future cash flows related to the asset or asset group are less than the carrying value, the Company recognizes a loss equal to the difference between the carrying value and the estimated fair value within the consolidated statements of comprehensive income (loss). No indicators of impairment were noted during any of the years presented.
Goodwill
Goodwill represents the excess of the purchase price over the fair value of the identifiable net assets acquired. Goodwill is reviewed for impairment at least annually on December 31st or when events or circumstances change in a manner that indicates goodwill might be impaired. An entity is permitted to first assess qualitative factors to determine whether a quantitative impairment test is necessary. Further testing is only required if the entity determines, based on the qualitative assessment, that it is more-likely-than-not that the fair value is less than its carrying amount. If the Company determines that the fair value of its reporting unit is less than the carrying value, a goodwill impairment loss is recognized in the amount equal to the excess of the reporting unit’s carrying value over its fair value, up to the amount of goodwill allocated to the reporting unit. The Company estimates the fair value of goodwill for its reporting units using a discounted cash flow model as well as a market approach. The Company has four reporting units which are also operating segments. No indicators of impairment were noted during any of the years presented.
Leases
The Company leases office space, warehousing space, vehicles and manufacturing space under agreements that are classified as operating leases. The Company determined if a contract contains a lease at inception of the arrangement based on if there is a right to obtain substantially all of the economic benefits from the use of an identified asset and whether there is a right to direct the use of an identified asset in exchange for consideration, which relates to an asset which the Company does not own. Operating lease right-of-use assets represent the right to use an underlying asset for the lease term and operating lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease liabilities are recognized at the present value of the future lease payments at the lease commencement date. Lease payments may be fixed or variable; however, only fixed payments or in-substance fixed payments are included in the lease liability calculation. Some of the Company’s real estate lease agreements contain incentives for tenant improvements or rent holidays or rent escalation clauses. For tenant improvement incentives, if the incentive is determined to be a leasehold improvement owned by the lessee, the Company generally records incentive as a reduction to fixed lease payments thereby reducing rent expense. For rent holidays and rent escalation clauses during the lease term, the Company records rental expense on a straight-line basis over the term of the lease. For these lease incentives, the Company uses the date of initial possession as the commencement date, which is generally when the Company is given the right of access to the space and begins to make improvements in preparation for intended use.

Edge Autonomy Intermediate Holdings, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2024 and 2023 and for the Years Ended December 31, 2024, 2023 and 2022

The Company has elected the accounting policy to include both lease and nonlease components into a single component and account for it as a lease. The Company has also elected the short-term lease recognition exemption for all leases with a lease term of 12 months or less at the time of commencement.
The Company defines the initial lease term to include renewal options determined to be reasonably certain. If the Company determines the option to extend or terminate is reasonably certain, it is included in determining right-of-use assets and lease liabilities. The Company has no material restrictions or covenants in its lease agreements, sale-leaseback transactions, land easements, or residual value guarantees.
In determining the inputs to the incremental borrowing rate calculation, the Company makes judgments about the value of the leased asset, its credit rating and the lease term including the probability of its exercising options to extend or terminate the underlying lease.
Revenue Recognition
The Company generates revenues based on written contractual arrangements to manufacture products and perform certain services, including research and development, engineering and technical services, training services, and other services according to the customer specifications. The Company provides services primarily to government agencies, including the US Army, research organizations, and commercial customers, to conduct product development and prototype testing.
Consistent with ASC 606, the Company follows the five-step process to recognize revenue through:
•Identification of a contract with a customer;
•Identification of the performance obligations in the contract;
•Determination of the transaction price;
•Allocation of the transaction price to the performance obligations in the contract; and
•Recognition of revenue when or as the performance obligations are satisfied.
Performance Obligations
Under GAAP, a performance obligation is a promise in a contract to transfer a distinct service to the customer and is defined as the unit of account. At the inception of each contract with a customer, the Company determines the performance obligations under the contract and the contract’s transaction price. Some contracts could have more than one performance obligation. If there are multiple performance obligations bundled in a contract, the transaction price is allocated to each performance obligation based upon the relative standalone selling prices of the promised goods or services.
The Company records revenue at the transaction price which is measured as the amount of consideration the Company anticipates receiving in exchange for selling products or services to customers. Revenue is recognized as the net amount estimated to be received after deducting estimated or known amounts for variable consideration. Variable consideration is estimated using the expected value method based primarily on historical utilization and redemption rates.Estimates are reviewed regularly until product returns are realized and the result of any such adjustments are known.
Contract modifications are routine in the performance of the Company’s contracts. In most instances, contract modifications are for additional goods and services that are distinct and, therefore, accounted for as separate contracts.
The Company includes in its computation of remaining performance obligations customer orders for which it has accepted signed sales orders. As of December 31, 2024, the aggregate contract price allocated to remaining performance obligations was $99,410,527. The Company expects to recognize 100% of its remaining performance obligations as revenue within the next 12 months.

Edge Autonomy Intermediate Holdings, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2024 and 2023 and for the Years Ended December 31, 2024, 2023 and 2022

Product Sales
For standalone product sales, each product sold to a customer typically represents a distinct performance obligation. The revenues resulting from the sale of aircraft or aircraft parts are recognized at a point in time when control is transferred to the customer, which usually occurs when the products are shipped. The Company’s products are neither customized nor designed for a specific customer.
Service Contracts
The Company enters into service contracts, which are comprised of a single or multiple performance obligations. Revenues from service contracts are recognized when control of the promised service is transferred to the customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services.
The service contracts are typically fixed-price contracts, and revenue is recognized over time using an input method (i.e., costs incurred to date relative to total estimated costs at completion) to measure progress. The Company uses the cost-to-cost measure of progress as it best depicts the transfer of control to the customer, which occurs when the Company incurs costs in performing the service.
Subscription or membership-based services provided to product-buying customers comprise a single performance obligation, including software maintenance, updates, and telematics monitoring services. The subscription or membership-based services are short-term, generally one-year, and are recognized over time on a straight-line basis.
Deferred Revenue
Deferred revenue is an obligation to transfer products and services to a customer for which the Company has already received consideration. Upon receipt of a prepayment from a customer for all or a portion of the transaction price, the Company initially recognizes deferred revenue as a contract liability. The Company had deferred revenue of $34,267,158 and $50,789,069 on the consolidated balance sheets as of December 31, 2024, and 2023, respectively. As of December 31, 2024, approximately 80% of deferred revenue related to domestic customers, approximately 16% related to customers in Europe, and the remainder represented other regions. As of December 31, 2023, approximately 63% of deferred revenue related to domestic customers, approximately 36% related to customers in Europe, and the remainder represented other regions.
Revenue recognized in the year ended December 31, 2024, that was included in the deferred revenue balance as of December 31, 2023 was $47,435,128 while revenue recognized in the year ended December 31, 2023, that was included in the deferred revenue balance as of December 31, 2022 was $23,046,979.
Revenue by Category
The following tables represent a disaggregation of revenue from contracts with customers by business line and by geographic location for the years ended December 31, 2024, 2023, and 2022:

	2024	2023	2022
Business line
Products	$180,094,551	$148,389,558	$46,768,633
Services	14,888,676	3,255,867	2,417,853
Total	$194,983,227	$151,645,425	$49,186,486

Edge Autonomy Intermediate Holdings, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2024 and 2023 and for the Years Ended December 31, 2024, 2023 and 2022

	2024	2023	2022
Geography
U.S.	$124,894,511	$69,816,836	$30,742,830
Europe	64,237,841	79,758,983	14,662,763
Other	5,850,875	2,069,606	3,780,893
Total	$194,983,227	$151,645,425	$49,186,486
Cost of Sales
The Company includes direct labor, direct materials, subcontracts, other direct costs such as freight-in, warranty costs, and manufacturing overhead within the cost of sales. Manufacturing overhead comprises indirect labor, manufacturing plant operating costs, and other costs associated with manufacturing products and performing services for sale. Manufacturing overhead is allocated to the cost of sales and inventory based on the direct labor cost.
Share-Based Compensation
The Company follows the guidelines of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Stock Compensation (“ASC 718”), for the accounting of share-based compensation. Effective January 2021, Edge Autonomy Ultimate Holdings, LP (the “Parent” or the “Member”), the Parent who owns all of the outstanding Units of the Company, adopted a written compensatory benefit plan (the “Plan”) to provide incentives to existing or new employees, officer, managers, directors or other service providers of the Company or its subsidiaries in the form of the Parent’s Class B Units (the “Incentive Units”). The value of the Incentive Units is considered a capital contribution from the Parent and is recognized by the Company in the same income statement line item as the cash compensation paid to employees receiving the Incentive Units. For the year ended December 31, 2024, $9,705,000 of share-based compensation expense was recognized within selling, general and administrative expenses in the consolidated statements of comprehensive income (loss). No expense was recognized for the years ending December 31, 2023 or 2022. Forfeitures are recognized as they occur.
The Plan contains three tranches of Incentive Units, each subject to time, performance, and market based vesting conditions established at the inception of the Plan. Share-based compensation expense for Incentive Units is recognized when the Company concludes it is probable the performance condition will be met. The Incentive Units are intended to qualify and be treated as “profit interests” within the meaning of IRS Revenue Procedures 93-27 and 2001-43.
Fair Value of Financial Instruments
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The hierarchy for this standard requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.
The three levels of the hierarchy are as follows:

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2
Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets or other inputs that are observable or can be corroborated by observable market data.

Level 3
Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities, including certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs. A financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

Edge Autonomy Intermediate Holdings, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2024 and 2023 and for the Years Ended December 31, 2024, 2023 and 2022

A financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.
The Company’s financial instruments primarily include cash and restricted cash, accounts receivable, and accounts payable. The carrying amount of the Company’s financial instruments, including cash and restricted cash, accounts receivable, and accounts payable, approximates fair value due to the short-term maturity of the instruments.
The Company had no financial assets or liabilities that required measurement using this hierarchy except those recorded as a result of business combinations. These assets and liabilities were classified as Level 3 in the fair value hierarchy.
Income Taxes
The Company and its subsidiaries are organized as Limited Liability Companies (LLCs) but have elected to be taxed as a corporation and a provision for income taxes has been recognized in these consolidated financial statements. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company recognizes net deferred tax assets and liabilities, by jurisdiction, as noncurrent.
The measurement of a deferred tax asset is reduced, if necessary, by a valuation allowance if it is more-likely-than-not that some portion of the deferred tax asset will not be realized. In evaluating the Company’s ability to realize the deferred tax assets, management considered all available positive and negative evidence, including cumulative historic earnings, reversal of temporary differences, projected taxable income and tax planning strategies.
The Company recognizes the financial statement effect of a tax position when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. The Company periodically reviews assumptions and estimates of the Company’s probable tax obligations using informed judgment and historical experience. The Company recognizes interest and penalties related to uncertain tax positions as a component of provision for income taxes on the consolidated statements of comprehensive income (loss).
A current income tax receivable or payable is recognized for the estimated taxes refundable or payable on tax returns for each year presented.
Business Combinations
The Company includes the results of businesses acquired in a business combination in its consolidated financial statements starting from the date of the acquisition with assets acquired and liabilities assumed being recorded at their estimated fair values on acquisition date. The determination of the fair value requires the use of significant judgment and estimates including the selection of valuation methodologies, estimating future revenue, expenses, cash flows, and discount rates. Any excess after allocating the purchase price to the assets acquired and liabilities assumed is recognized as goodwill. When measurements are incomplete at the end of a reporting period, the Company will report provisional numbers and recognize measurement period adjustments in the reporting period in which the adjustment amount is determined. The measurement period does not exceed one year from acquisition date. Transaction costs are expensed as incurred.
Additionally, for acquired entities with contract assets and contract liabilities, the Company measures those contract assets and liabilities as if they had originated the contract and subsequently followed the guidance in ASC 606, Revenue from Contracts with Customers.

Edge Autonomy Intermediate Holdings, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2024 and 2023 and for the Years Ended December 31, 2024, 2023 and 2022

Foreign Currency
The Company’s sole foreign subsidiary, Edge Autonomy Riga, SIA, maintains its accounting records in Euro, which is also its functional currency. The Company’s reporting and functional currency is US Dollars (USD).
Foreign currency transaction gains and losses arising from fluctuations in currency exchange rates on transactions denominated in currencies other than the functional currency are charged or credited to earnings as incurred. Foreign currency transaction (gains)/losses included in other expenses in the accompanying consolidated statements of comprehensive income (loss) were approximately $108,835 of income, $188,046 of loss and $212,699 of income for the years ending December 31, 2024, 2023 and 2022, respectively.
The financial statements of the foreign subsidiary, Edge Autonomy Riga, SIA, are translated to USD using the period-end exchange rate for assets and liabilities and the average exchange rate of the reporting period for revenues and expenses. Equity accounts are translated at historical rates. Translation adjustments for the foreign subsidiary are recorded as a component of accumulated other comprehensive loss in equity.
Recently Issued Accounting Pronouncements
In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires qualitative disclosure about specific categories of reconciling items and individual jurisdictions that result in a significant difference between the statutory tax rate and effective tax rate. The new standard is effective for annual periods beginning after December 15, 2025. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial statements.
3.    Business Combinations
The Company utilizes the acquisition method of accounting for all transactions and events in which it obtains control over businesses to recognize the fair value of all assets acquired and liabilities assumed and to establish the acquisition date fair value as of the measurement date. The acquisition was accounted for in accordance with the Financial Accounting Standards Board (the “FASB”) guidance Accounting Standards Codification (“ASC”) 805, Business Combinations, which requires the Company to measure and record all the identifiable assets acquired and liabilities assumed at their fair value on the respective acquisition dates. The valuation of acquired property and equipment was derived using a combination of the market approach and the cost approach. Excess of the purchase price over the fair values of net assets was recognized as goodwill which related to synergies from product development for the Adaptive Energy acquisition. Goodwill consists of the Company’s expected future economic benefits from expected future product sales and operational synergies and is tax deductible for the Adaptive Energy acquisition.
Adaptive Energy Acquisition
On August 5, 2022, the Company acquired 100% of Adaptive Energy, (now “Edge Autonomy Energy Systems, LLC,”) a US company that offers research, development, and engineering services and manufactures solid oxide fuel cell systems for backup and portable power applications. The acquisition was primarily to support the Company’s development of products using the fuel cell systems.
The total consideration was $17,291,385, including $3,000,000 rollover equity from sellers and approximately $14,291,385 of cash, primarily funded by proceeds from a Goldman Sachs Guaranteed Note.

Edge Autonomy Intermediate Holdings, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2024 and 2023 and for the Years Ended December 31, 2024, 2023 and 2022

The following table summarizes the fair values of assets acquired and liabilities assumed as of the acquisition date:

Cash	$1,319,944
Accounts receivable	1,407,690
Inventory	2,452,742
Prepaid expenses	292,500
Property and equipment	458,110
Other assets	330
Goodwill	3,770,600
Customer relationships	4,900,000
Technology	4,000,000
Trademark	100,000
Total identifiable assets acquired	18,701,916
Accounts payable	1,161,163
Accrued expenses	114,040
Customer prepayments	135,328
Total liabilities assumed	1,410,531
Net assets acquired in business combination	$17,291,385
__________________
(1)Customer Relationships and Technology have a useful life of 20 years. Trademark has a useful life of 1 year.
4.    Inventories
Inventories, consist of the following at December 31:

	2024	2023
Raw materials	$25,814,386	$31,824,528
Work in process	9,829,473	5,636,327
Finished goods	1,188,408	981,358
	36,832,267	38,442,213
Less: Reserve for obsolete and excess inventory	(1,106,560)	(166,129)
	$35,725,707	$38,276,084
5.    Property and Equipment, Net
Property and equipment, net, consists of the following at December 31:

	2024	2023
Machinery and equipment	$12,994,026	$6,770,560
Leasehold improvements	2,331,289	1,753,301
Other fixed assets	1,386,610	938,977
Computer equipment and purchased software	976,605	677,549
Furniture and fixtures	738,821	631,687
Construction-in-process	4,530,338	1,749,456
	22,957,689	12,521,530
Less: Accumulated depreciation	(5,405,280)	(2,431,690)
Property and equipment, net	$17,552,409	$10,089,840

Edge Autonomy Intermediate Holdings, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2024 and 2023 and for the Years Ended December 31, 2024, 2023 and 2022

Depreciation expenses for the years ended December 31, 2024, 2023 and 2022 were $2,973,590, $1,782,164, and $1,122,588, respectively, of which $1,083,389, $1,013,942 and $284,684 were recorded in cost of sales in the accompanying statements of comprehensive income (loss).
6.    Leases
The Company leases manufacturing facilities, warehouses, office buildings, vehicles, and land. All leases are accounted as operating leases as of December 31, 2024 and 2023.
The following table summarizes the lease right-of-use assets and lease liabilities as of December 31:

	2024	2023
Right-of-use assets
Operating leases	$9,593,919	$4,927,838
Total right-of-use assets	$9,593,919	$4,927,838
Lease liabilities
Current operating lease liabilities	$1,142,963	$2,032,440
Long-term operating lease liabilities	8,824,680	3,168,279
Total lease liabilities	$9,967,643	$5,200,719
The following table represents the terms and discount rates:

	2024	2023
Weighted average remaining lease term - operating leases (in years)	6.42	2.59
Weight average discount rate - operating leases	6.85%	2.47%
The following presents the Company’s scheduled future minimum lease payments for the years ending after December 31, 2024:

Year ending December 31,	Third Party
2025	$1,359,860
2026	2,364,228
2027	1,300,174
2028	1,210,595
2029	1,036,541
Thereafter	6,452,813
Less: Imputed interest	3,756,568
Lease liability	$9,967,643
For the years ending December 31, 2024, 2023, and 2022, the Company incurred a lease expense of $2,909,405, $1,996,082, and $1,543,632, respectively. Variable and short-term lease expenses were immaterial for all applicable periods. There was no impairment recognized related to ROU assets during the years ending December 31, 2024, 2023, and 2022.
The following table includes supplemental cash flow information related to the leases for the year ended December 31:

	2024	2023	2022
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$7,260,751	$365,113	$3,861,758

Edge Autonomy Intermediate Holdings, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2024 and 2023 and for the Years Ended December 31, 2024, 2023 and 2022

7.    Commitments and Contingencies Litigation
The Company may, from time to time, become involved in legal disputes, litigation, claims, or assessments related to its routine business operations or regulatory oversight. As of December 31, 2024 and 2023, the Company was not party to any legal proceedings or threatened legal proceedings, the adverse outcome of which, individually or in the aggregate, it believes would have a material adverse effect on its business, financial conditions or results of operations.
8.    Goodwill and Intangible Assets, Net
Goodwill consists of the following at December 31:

	2024	2023
Beginning balance	$34,159,600	$34,159,600
Currency translation adjustment	(2,071,607)	(1,266,945)
Goodwill, net	$32,087,993	$32,892,655
Amounts related to intangible assets as of December 31, 2024, and 2023 were as follows:

	2024
	Gross Carrying Amount	Accumulated Amortization	Translation Adjustment	Net Carrying Amount
Amortized intangible assets
Customer Relationships	$25,581,000	$(4,926,123)	$(2,027,359)	$18,627,518
Technology	16,603,000	(6,524,198)	(464,823)	9,613,979
Patents	451,218	(285,554)	—	165,664
Total amortized intangible assets, net	42,635,218	(11,735,875)	(2,492,182)	28,407,161
Unamortized trademark	1,232,000	—	(178,791)	1,053,209
Total intangible assets, net	$43,867,218	$(11,735,875)	$(2,670,973)	$29,460,370

	2023
	Gross Carrying Amount	Accumulated Amortization	Translation Adjustment	Net Carrying Amount
Amortized intangible assets
Customer Relationships	$25,581,000	$(3,701,656)	$(1,241,477)	$20,637,867
Technology	16,603,000	(4,667,453)	(284,500)	11,651,047
Patents	434,281	(221,385)	—	212,896
Total amortized intangible assets, net	42,618,281	(8,590,494)	(1,525,977)	32,501,810
Unamortized trademark	1,232,000	—	(109,429)	1,122,571
Total intangible assets, net	$43,850,281	$(8,590,494)	$(1,635,406)	$33,624,381
Amortization expenses for intangibles were $3,145,381, $3,493,164, and $3,236,544 for the years ending December 31, 2024, 2023, and 2022, respectively.

Edge Autonomy Intermediate Holdings, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2024 and 2023 and for the Years Ended December 31, 2024, 2023 and 2022

Annual amortization expense related to intangible assets for each of the five succeeding fiscal years and thereafter is as follows:

Year ending December 31,
2025	$3,145,381
2026	3,145,381
2027	3,145,381
2028	2,555,711
2029	1,583,191
Thereafter	14,832,116
$28,407,161
9.    Income Taxes
Income tax expense consists of the following for the years ended December 31:

	2024	2023	2022
Current
US	$6,316,029	$1,787,105	$111,209
State	1,326,422	68,490	45,309
Foreign	2,287,669	9,544	5,442
Total current tax expense	9,930,120	1,865,139	161,960
Deferred
US	(3,850,877)	(1,282,060)	318,585
State	(1,489,643)	(473,733)	(272,846)
Foreign	—	—	—
Total deferred tax (benefit)	(5,340,520)	(1,755,793)	45,739
Total income tax expense	$4,589,600	$109,346	$207,699
The following table reconciles income tax expense based on US statutory rates to the Company’s income tax benefit for the years ended December 31:

	2024		2023		2022
	Amount	Rate	Amount	Rate	Amount	Rate
Income tax expense based on
Tax at statutory rate	$4,276,177	21.0%	$4,594,961	21.0%	$460,661	21.0%
Effect of foreign tax rates	(4,286,469)	(21.1)	(6,457,474)	(29.5)	(766,722)	(35.0)
Disallowed expenses	615,056	3.0	2,100	0.0	2,100	0.1
Foreign income inclusion	3,496,961	17.2	3,128,485	14.3	1,137,872	51.9
Share-based compensation	2,038,050	10.0	—	0.0	—	0.0
Other	(406,607)	(2.0)	9,544	0.0	(406)	(0.0)
State taxes	(450,048)	(2.2)	(419,625)	(1.9)	(237,053)	(10.8)
Tax credits	(693,520)	(3.4)	(748,645)	(3.4)	(388,753)	(17.7)
Income tax expense	$4,589,600	22.5%	$109,346	0.5%	$207,699	9.5%

Edge Autonomy Intermediate Holdings, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2024 and 2023 and for the Years Ended December 31, 2024, 2023 and 2022

The components of deferred income tax assets and liabilities are as follows at December 31:

	2024	2023
Deferred tax assets
Net operating losses & tax credits	$797,567	$650,545
Intangibles	167,212	11,005
Capitalized R&D expenditures	8,014,900	3,471,904
Transaction costs	813,438	847,935
Accrued expenses	419,379	320,314
Lease liability	2,630,581	1,312,215
Other	389,485	21,386
Total deferred tax assets	13,232,562	6,635,304
Deferred tax liabilities
Right of use assets	(2,524,338)	(1,241,326)
Fixed assets	(1,642,368)	(1,668,642)
Other	—	—
Total deferred tax liabilities	(4,166,706)	(2,909,968)
Less: Valuation allowance
Deferred tax asset, net	$9,065,856	$3,725,336
The Company has a foreign subsidiary to conduct or support business outside the United States. The Company has not provided foreign withholding taxes on the undistributed earnings of its foreign subsidiary as of December 31, 2024, 2023, and 2022, because it intends to reinvest such earnings outside of the US permanently.
In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends upon the generation of future taxable income during the periods in which those temporary differences are deductible. In this assessment, management considers the scheduled reversal of deferred tax liabilities, projected taxable income, and tax planning strategies. As of December 31, 2024, 2023, and 2022, the Company has developed a trend of continued profitability and has significant foreign income inclusions, which are projected to show full utilization of the Company’s deferred tax assets. The Company recorded no valuation allowance against the deferred tax assets because management believes that it is more likely than not that the attributes will be fully utilized.
As of December 31, 2024, 2023 and 2022, the Company has $747,269, $600,246 and $280,719, respectively, of tax-effected state net operating loss carryforwards. The state net operating loss carry forward generated prior to December 31, 2017, will expire between 2032 and 2041. For states that have adopted the new regulations under the Tax Cuts and Jobs Act of 2017, net operating losses generated after December 31, 2017, will carry forward indefinitely.
The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal, state and foreign jurisdictions. As of December 31, 2024, 2023 and 2022 the Company had no unrecognized tax benefits. Tax years 2021 through 2024 for federal tax and 2020 through 2024 for state remain open to statute. Tax years 2021 through 2024 remain open to statute in the foreign jurisdiction.

Edge Autonomy Intermediate Holdings, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2024 and 2023 and for the Years Ended December 31, 2024, 2023 and 2022

10.    Share-Based Compensation
Under the Plan, Incentive Units are divided into three tranches (“Tranche I,” “Tranche II,” and “Tranche III”): Tranche I, Tranche II, and Tranche III Incentive Units are subject to performance- based, service-based, and market-based conditions.
•The performance condition relates to the sale of the Parent (“Exit Sale”) or the occurrence of a Liquidity Event (defined as an Exit Sale, a public offering or the payment of an extraordinary cash dividend) for Tranche I, and an Exit Sale for Tranche II and Tranche III.
•The service condition relates to the five-year required service period of the grantee for Tranche I and continued employment of the grantee through the performance condition achievement date for Tranche II and Tranche III.
•The market-based condition relates to a target internal rate of return, as defined in the Class B Unit Incentive Plan.
The Incentive Units are measured at their grant date fair value. Share-based compensation for awards with performance conditions is based on the probable outcome of the related performance condition. The vesting for each tranche of the Incentive Units is contingent on the sale of the Parent. As such events are not considered probable until they occur and recognition of share- based compensation for the Incentive Units is deferred until the sale of the Parent or a liquidity event occurs. Once the event occurs, unrecognized compensation cost associated with the performance-vesting Incentive Units (based on their grant date fair value) will be recognized based on the portion of the requisite service period that has been rendered.
During the year ended December 31, 2024, the Company’s Parent modified the vesting conditions for a former employee. Under the original terms of the grant agreements, Incentive Units are forfeited upon separation. Due to the amended agreement, the Incentive Units held by the former employee are no longer contingent upon service and the performance and market conditions attached to the awards were removed. The amended Incentive Units are considered vested as of the amendment date. The result of the amended agreement is an accounting modification that resulted in 100% of the share-based compensation expense being recognized for the former employee based on the modification date fair value. The incremental compensation cost recognized as a result of the modification was $9,705,000 during the year ended December 31, 2024.
The remaining awards are not considered probable of vesting and therefore, no compensation expense has been recognized for the years ending December 31, 2024, 2023 and 2022.
The table below presents the activity of Incentive Units:

	Incentive Units Outstanding	Weighted Average Grant Date Fair Value	Aggregate Intrinsic Value
Nonvested as of December 31, 2022	5,025,000	$0.56	$1,560,000
Granted	2,025,000	4.88	—
Vested	—	—	—
Nonvested as of December 31, 2023	7,050,000	1.80	2,694,000
Granted	1,210,000	5.73	—
Vested	(2,055,000)	3.15	—
Nonvested as of December 31, 2024	6,205,000	$2.12	$36,472,000

Edge Autonomy Intermediate Holdings, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2024 and 2023 and for the Years Ended December 31, 2024, 2023 and 2022

The assumptions used in determining the fair value of the Incentive Units are as follows:

	2024	2023	2022
Volatility	50%	50.0%-60.0%	60.0%-70.0%
Risk-free rate	4.85%	4.85%-4.63%	4.63%-2.97%
Expected time to exit (years)	1.50	1.50-2.50	2.50-3.50
The volatility used in the determination of the fair value of the Incentive Units was based on analysis of the historical volatility of guideline public companies and factors specific to the Company.
As of December 31, 2024, there was approximately $13,173,850 of unrecognized share-based compensation costs related to the Incentive Units.
11.    Accrued Expenses
Accrued expenses consists of the following at December 31:

	2024	2023
Accrued legal and other professional fees	$2,740,205	$1,442,857
Accrued bonus	2,377,413	2,409,647
Accrued PTO/vacation	1,687,298	1,640,407
Warranty provision	1,593,823	832,397
Accrued interest	904,385	561,818
Riga fire incident accruals	813,437	1,877,886
Payroll related expenses	529,126	1,115,736
Other accrued expenses	177,764	569,197
Total accrued expenses	$10,823,451	$10,449,945
12.    Revolving Line of Credit and Long-Term Debt
The Company’s long-term debt consists of the following at December 31:

	2024	2023
Long-term debt, net
Goldman Sachs Guaranteed Note	$7,641,328	$33,564,756
Seller Note	11,250,000	11,250,000
Term Note A	17,500,000	11,250,000
Term Note B	17,500,000	11,250,000
Term Note C	17,500,000	—
Total debt	71,391,328	67,314,756
Less: Unamortized deferred financing costs	(2,328,580)	(1,850,963)
Total debt, net of unamortized deferred financing costs	$69,062,748	$65,463,793
Goldman Sachs Guaranteed Note (Goldman Sachs Note)
On June 3, 2022, the Company, as a borrower, and AE Industrial Partners, as guarantor, entered into a debt agreement with Goldman Sachs to refinance a $34,000,000 guaranteed term loan from Silicon Valley Bank. No gain or loss was recognized on extinguishment of the Silicon Valley Bank debt. In connection with the Adaptive Energy acquisition, on August 5, 2022, the Company borrowed an additional $17,000,000 under the Goldman Sachs Note.

Edge Autonomy Intermediate Holdings, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2024 and 2023 and for the Years Ended December 31, 2024, 2023 and 2022

Interest on the Goldman Sachs Note is based on the secured overnight financing rate (SOFR) plus a 3.5% base rate. Effective January 1, 2023, the paid-in-kind (PIK) interest method replaced the monthly interest payment requirement and was applied to the principal balance based on SOFR plus the base rate of 3.25%.
During 2023 and 2024, the Company made partial principal payments on the Goldman Sachs Guaranteed Note of $20,703,672 and $28,730,000, respectively. These payments were funded through term loans issued under the Capital Southwest Corporation Credit Facility. For further details on these term loans, refer to the Capital Southwest Corporation Credit Facility section. The Credit Agreement requires the Company to repay the aggregate principal amount of the Goldman Sachs Note upon maturity on April 21, 2028.
As of December 31, 2024, and 2023, the outstanding balance of the Goldman Sachs Note was $7,641,328 and $33,564,756, respectively, including accrued PIK interest of $2,806,572 and $3,268,428.
Seller Note
As part of the UAV Factory acquisition on January 27, 2021, a seller note with a principal amount of $11,250,000 was issued to multiple direct sellers as a component of the total purchase price consideration. The seller note carries an annual interest rate of 5.00%, payable quarterly, and matures on the earlier of January 27, 2026, or the date of sale of the Company. As of December 31, 2024 and 2023, the outstanding balance of the seller note was $11,250,000.
Capital Southwest Corporation Credit Facility
On April 21, 2023, the Company entered into a debt agreement with Capital Southwest Corporation, which includes term loans A and B, each of $11,250,000, and access to a revolving line of credit of $4,000,000. A portion of the proceeds from Term Loans A and B were used to pay down the outstanding balance on the Goldman Sachs Note. Interest on Term Loan A is calculated as the secured overnight financing rate (SOFR) plus a base rate that varies between 6.5% and 7% based on the Company’s consolidated senior net leverage ratio. Interest on Term Loan B is calculated as SOFR plus a base rate that varies between 8.5% and 9% based on the Company’s consolidated senior net leverage ratio. As of December 31, 2024, and 2023, the interest rate in effect on Term Loans A and B ranged between approximately 12% and 14%. No amount was drawn on the revolving line of credit for any of the years presented.
On October 31, 2024, the Company entered into the first amended credit agreement governing the term loans and revolving credit line to, among other things, (i) increase the borrowing capacity under Term Loan A and B by $6,250,000 each and (ii) borrow additional $17,500,000 under Term Loan C (new term loan) and incurred an additional $950,000 of debt issuance costs. $28,730,000 of the proceeds from the amended credit facility was used to pay down the Goldman Sachs Note. Interest on Term Loan C is calculated as SOFR) plus a base rate varies between 7.5% and 8% based on the Company’s consolidated senior net leverage ratio. As of December 31, 2024, the interest rate in effect on Term Loans C is approximately 12%.
The Credit Agreement and the first amendment require the Company to repay the aggregate principal amount of initial term loans A, B, and C upon maturity on April 21, 2028. The Credit Agreement and its first amendment require quarterly interest payments, calculated using the SOFR plus base rate effective as of the payment date. The Company’s term debt and revolving line of credit are collateralized by substantially all of the Company’s assets and secured by a first-priority security interest in the assets of the Company and its subsidiaries.
Under the credit agreement and the first amendment, the Company is subject to certain restrictive covenants common to such agreements. The Company was in compliance with its covenants for each of the years presented.

Edge Autonomy Intermediate Holdings, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2024 and 2023 and for the Years Ended December 31, 2024, 2023 and 2022

The following table presents the maturities of principal payments of the outstanding debt as of December 31, 2024:

Amount
Year ending December 31,
2025	$—
2026	11,250,000
2027	—
Thereafter	60,141,328
Total principal payments	$71,391,328
Interest expense on debt, including the amortization of debt issuance costs was $7,237,908, $6,111,528 and $2,368,020 for the years ended December 31, 2024, 2023 and 2022, respectively.
13.    Members’ Equity
The Company’s capital consists of 100 Units authorized, issued and outstanding, held by Edge Autonomy Ultimate Holdings, LP.
The Members’ interest in the Company, including such Members’ interest in profits, losses, and distributions of the Company, and the right to vote on certain matters, are represented by the units of limited liability company interest (“Unit”). All income, gains, losses and deductions of the Company are allocated among the Members.
The Board of Managers will determine the terms and conditions governing the issuance of additional Units, including the number and designation, the preference and any required contributions. Each Manager of the Company shall be entitled to one vote and any decisions require the approval of the majority of the Board of Managers.
14.    Subsequent Events
In accordance with ASC 855, Subsequent Events, management evaluated all subsequent events through April 2, 2025, the date the consolidated financial statements were issued and noted the following:
On January 20, 2025, the Company signed a definitive merger agreement (the “Merger”) to be acquired by Redwire Corporation for $925,000,000 less the amount of indebtedness outstanding immediately prior to closing plus cash on hand less any transaction expenses and subject to customary working capital adjustments. Following the Merger, the Company and its subsidiaries will become wholly-owned subsidiaries of Redwire Corporation. The transaction is subject to customary approvals and closing conditions, including a Redwire Corporation stockholders’ vote and regulatory approvals, and is expected to close in the second quarter of 2025.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Capitalized terms used but not defined in this section shall have the meanings ascribed to them in Redwire Corporation’s Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2025.
Introduction
On January 20, 2025, Redwire Corporation (“Acquirer” or “Redwire”) entered into an agreement and plan of merger (the “Merger Agreement”) by and among (i) Edge Autonomy Ultimate Holdings, LP, a Delaware limited partnership (f/k/a UAVF Ultimate Holdings, LP) ("Seller"), (ii) Edge Autonomy Intermediate Holdings, LLC, a Delaware limited liability company (f/k/a UAVF Intermediate Holdings, LLC) (“Edge Autonomy”), (iii) Redwire, (iv) Echelon Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Redwire (“Merger Sub”), and (v) Echelon Purchaser, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Redwire (“Purchaser”, together with Seller, the "Company", Redwire and Merger Sub, the “Parties”, and each, a “Party”), as amended on February 3, 2025, pursuant to which Merger Sub will cease to exist and the Company will become a wholly-owned subsidiary of Redwire (the “First Merger”), with Edge Autonomy being the surviving company (the “Initial Surviving Company”). Immediately following the First Merger, the Initial Surviving Company will merge with and into the Purchaser (“Second Merger” together with the First Merger, the “Merger”), whereupon the Initial Surviving Company will cease to exist and Purchaser will continue as a wholly-owned subsidiary of Redwire. Under the terms of the Merger Agreement, Redwire will acquire Edge Autonomy for $925 million, subject to working capital, cash, and debt adjustments. Stockholders of Edge Autonomy will receive $150 million in cash and $775 million in shares of Redwire common stock, based on the volume-weighted average trading price on the New York Stock Exchange for the 30 trading days ending on January 17, 2025 of $15.07. The estimated equity consideration, considering working capital, cash, and debt adjustments, is approximately 48.4 million shares of Redwire common stock, reflecting a fair value of approximately $401 million based on Redwire’s closing share price of $8.29 on March 31, 2025. Of the $150 million cash consideration, it is estimated that $99 million will be paid directly to Seller and $51 million will be paid to settle Seller expenses and indebtedness. The cash proceeds are expected to be funded through the issuance of $225 million of new term debt, approximately $25 million drawn from a new revolving credit facility, proceeds from the exercise of Redwire’s warrants after December 31, 2024, and existing cash balances.
The unaudited pro forma condensed combined financial information, which is derived from Redwire’s historical consolidated financial statements as included in our Annual Report Form 10-K, for the year ended December 31, 2024, filed with the SEC on March 11, 2025, which are incorporated by reference, and Edge Autonomy’s historical consolidated financial statements as included within Exhibit 99.1 of the Form 8-K, which is incorporated by reference, has been prepared in accordance with Article 8 and Article 11 of Regulation S-X, and is presented as follows:
•The unaudited pro forma condensed combined balance sheet as of December 31, 2024, was prepared based on (i) the audited consolidated balance sheet of Redwire as of December 31, 2024, and (ii) the audited consolidated balance sheet of Edge Autonomy as of December 31, 2024.
•The unaudited pro forma condensed combined statement of operations and comprehensive income (loss) for the year ended December 31, 2024, was prepared based on (i) the audited consolidated statement of operations and comprehensive income (loss) of Redwire for the year ended December 31, 2024, and (ii) the audited consolidated statement of operations and comprehensive income (loss) of Edge Autonomy for the year ended December 31, 2024.
The historical financial statements of Redwire and Edge Autonomy have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give pro forma effect to events which are necessary to account for the Merger, warrants exercise, new term debt, and revolving credit facility in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances.

The Merger will be treated as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with Redwire as the accounting acquirer and Edge Autonomy as the accounting acquiree. Per guidance from ASC 805, the total consideration will be allocated to Edge Autonomy’s assets acquired and liabilities assumed based upon their estimated fair values at the Merger date, which is expected to close during the second quarter of 2025. The process of valuing the net assets of Edge Autonomy at the expected acquisition date, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired, and liabilities assumed will be recorded as goodwill. Accordingly, the purchase consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and represents the best estimate of fair value, which is subject to revision based on a final determination of fair value at close of the Merger.
As a result of the foregoing, the unaudited pro forma condensed combined financial information is based on the preliminary information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. Redwire will finalize the accounting for the Merger as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one (1) year from the closing date of the Merger.
The unaudited pro forma condensed combined financial information and related notes are provided for illustrative purposes only and do not proport to represent what the combined company’s actual results of operations or financial position would have been had the Merger been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein.
The following unaudited pro forma condensed combined financial information gives effect to the Merger, warrants exercise, and debt financing, which includes the following specific adjustments:
•Certain reclassifications to conform Edge Autonomy’s historical financial statement presentation to Redwire’s presentation;
•Application of the acquisition method of accounting under the provisions of ASC 805 and to reflect estimated consideration of approximately $551 million;
•Proceeds from the exercise of Redwire’s warrants;
•Proceeds and uses of the debt financing entered into in connection with the Merger; and
•Non-recurring transaction costs in connection with the Merger.
Upon completion of the Merger, Redwire will perform a detailed review of Edge Autonomy’s accounting policies. As a result of that review, Redwire may identify differences between the accounting policies of Redwire and Edge Autonomy that, when conformed, could have a material impact on the consolidated financial statements of the combined company. At this time, Redwire is not aware of any significant accounting policy differences. The pro forma financial statements do not reflect any cost or growth synergies that the combined company may achieve as a result of the Merger, or the costs to combine the operations of Redwire and Edge Autonomy, or the costs necessary to achieve these cost or growth synergies.

REDWIRE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of December 31, 2024
(In thousands of U.S. dollars)

	Redwire (Historical)	Edge Autonomy (Historical Adjusted) (Note 3)	Debt Financing Adjustments	Notes	Warrants Exercise	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Assets
Current assets:
Cash, cash equivalents and restricted cash	$49,071	$55,941	$242,088	4(A)	$82,862	5(A)	$(150,000)	6(A)	$78,576
							(128,173)	6(B)
							(17,272)	6(C)
							(55,941)	6(D)
Contract assets	43,044	—	—		—		—		43,044
Accounts receivable, net	21,905	13,238	—		—		—		35,143
Inventory	2,239	35,726	—		—		—		37,965
Income tax receivable	666	—	—		—		—		666
Prepaid insurance	975	391	—		—		—		1,366
Prepaid expenses and other current assets	8,025	5,005	555	4(A)	—		(668)	6(B)	12,917
Total current assets	125,925	110,301	242,643		82,862		(352,054)		209,677
Property, plant and equipment, net	17,837	17,552	—		—		—		35,389
Right-of-use assets	15,277	9,594	—		—		—		24,871
Intangible assets, net	61,788	29,460	—		—		231,872	6(E)	323,120
Goodwill	71,161	32,088	—		—		551,397	6(A)	393,684
							(231,872)	6(E)
							(13,122)	6(D)
							61,191	6(F)
							(77,159)	6(G)
Deferred tax asset	72	9,066	—		—		—		9,138
Other non-current assets	557	660	2,225	4(A)	—		(557)	6(B)	2,885
Total assets	$292,617	$208,721	$244,868		$82,862		$169,696		$998,764

Liabilities, Convertible Preferred Stock and Equity (Deficit)
Current liabilities:
Accounts payable	$32,127	$3,972	$—		$—		$—		$36,099

REDWIRE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of December 31, 2024
(In thousands of U.S. dollars)

	Redwire (Historical)	Edge Autonomy (Historical Adjusted) (Note 3)	Debt Financing Adjustments	Notes	Warrants Exercise	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Short-term debt, including current portion of long-term debt	1,266	—	2,250	4(A)	—		(780)	6(B)	2,736
Short-term operating lease liabilities	4,354	1,143	—		—		—		5,497
Short-term finance lease liabilities	473	—	—		—		—		473
Accrued expenses	24,192	11,741	—		—		(2,074)	6(B)	33,859
Deferred revenue	67,201	34,267	—		—		—		101,468
Other current liabilities	19,730	1,502	—		—		—		21,232
Total current liabilities	149,343	52,625	2,250		—		(2,854)		201,364
Long-term debt, net	124,464	69,063	242,618	4(A)	—		(124,464)	6(B)	242,618
							(69,063)	6(D)
Long-term operating lease liabilities	13,444	8,825	—		—		—		22,269
Long-term finance lease liabilities	980	—	—		—		—		980
Warrant liabilities	55,285	—	—		—		—		55,285
Deferred tax liabilities	582	—	—		—		61,191	6(F)	61,773
Other non-current liabilities	428	1,049	—		—		—		1,477
Total liabilities	344,526	131,562	244,868		—		(135,190)		585,766
Convertible preferred stock, $0.0001 par value	136,805	—	—		—		—		136,805
Stockholders’ Equity (Deficit)
Preferred stock, $0.0001 par value	—	—	—		—		—		—
Common stock, $0.0001 par value	7	53,416	—		1	5(A)	5	6(A)	13
							(53,416)	6(G)
Treasury stock	(3,573)	—	—		—		—		(3,573)
Additional paid-in capital	161,619	—	—		82,861	5(A)	401,392	6(A)	645,872
Retained earnings (accumulated deficit)	(348,106)	30,956	—		—		(2,080)	6(B)	(367,458)
							(17,272)	6(C)
							(30,956)	6(G)
Accumulated other comprehensive income (loss)	1,339	(7,213)	—		—		7,213	6(G)	1,339
Total equity (deficit)	(188,714)	77,159	—		82,862		304,886		276,193
Total liabilities, convertible preferred stock and equity (deficit)	$292,617	$208,721	$244,868		$82,862		$169,696		$998,764
See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the Year Ended December 31, 2024
(In thousands of U.S. dollars, except share data)

	Redwire (Historical)	Edge Autonomy (historical Adjusted) (Note 3)	Debt Financing Adjustments	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues	$304,101	$194,983	$—		$—		$499,084
Cost of sales	259,646	100,113	—		—		359,759
Gross profit	44,455	94,870	—		—		139,325
Operating expenses:
Selling, general and administrative expenses	71,398	50,501	—		32,249	7(A)	154,148
Research and development	6,128	14,952	—		—		21,080
Transaction expenses	9,129	3,132	—		17,272	7(B)	29,533
Operating income (loss)	(42,200)	26,285	—		(49,521)		(65,436)
Interest expense, net	13,483	6,296	25,746	4(B)	(19,779)	7(C)	25,746
Other (income) expense, net	60,648	(374)	—		2,080	7(D)	62,354
Income (loss) before income taxes	(116,331)	20,363	(25,746)		(31,822)		(153,536)
Income tax expense (benefit)	(2,020)	4,590	(6,794)	4(C)	(8,075)	7(E)	(12,299)
Net income (loss)	(114,311)	15,773	(18,952)		(23,747)		(141,237)
Net income (loss) attributable to noncontrolling interests	4	—	—		—		4
Net income (loss) attributable to Redwire Corporation	$(114,315)	$15,773	$(18,952)		$(23,747)		$(141,241)
Dividends on Convertible Preferred Stock	41,052	—	—		—		41,052
Net income (loss) available to common stockholders	(155,367)	15,773	(18,952)		(23,747)		(182,293)
Foreign currency translation gain (loss), net of tax	(1,407)	(4,675)	—		—		(6,082)
Total comprehensive income (loss)	$(115,722)	$11,098	$(18,952)		$(23,747)		$(147,323)

Net income (loss) per share:
Basic and diluted	$(2.35)						$(1.50)
Weighted-average shares outstanding:
Basic and diluted	66,146,155						121,770,950
See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
Note 1 – Basis of Presentation
The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 8 and Article 11 of Regulation S-X.
Both Redwire and Edge Autonomy historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars.
The unaudited pro forma condensed combined financial information is prepared using the acquisition method of accounting in accordance with ASC 805, with Redwire treated as the accounting acquirer for the Merger. Under ASC 805, assets acquired, and liabilities assumed in a business combination are recognized and measured at their assumed merger closing date fair value, while transaction costs associated with a business combination are expensed as incurred. The excess of merger consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.
The unaudited pro forma condensed combined balance sheet is presented as if the Merger had occurred on December 31, 2024, and the unaudited pro forma condensed combined statement of operations and comprehensive income (loss) for the year ended December 31, 2024 are presented as if the Merger had occurred on January 1, 2024.
The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Merger and integration costs that may be incurred. The pro forma adjustments represent Redwire’s best estimates and are based upon currently available information and certain assumptions that Redwire believes are reasonable under the circumstances. Redwire is not aware of any material transactions between Redwire and Edge Autonomy during the period presented. Accordingly, adjustments to eliminate transactions between Redwire and Edge Autonomy have not been reflected in the unaudited pro forma condensed combined financial information.
Note 2 – Significant Accounting Policies
The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are those set out in Redwire’s audited financial statements as of and for the year ended December 31, 2024. Upon completion of the Merger, management will perform a comprehensive review of Edge Autonomy’s accounting policies. Management is currently not aware of any significant accounting policy differences and, therefore, has not made any adjustments to the pro forma condensed combined financial information related to these potential differences other than the adjustments described in Note 3 below. Upon completion of the Merger and management’s comprehensive review, management may identify differences in accounting policies between the two entities which, when conformed, could have a material impact on the consolidated financial statements of Redwire following the Merger.

Note 3 – Reclassification Adjustments
Certain reclassifications are reflected in the pro forma adjustments to conform Edge Autonomy’s financial statement presentation to Redwire’s in the unaudited pro forma condensed combined balance sheet and statement of operations and comprehensive income (loss). These reclassifications have no effect on previously reported stockholders’ equity or income of Redwire or Edge Autonomy. The pro forma financial information may not reflect all reclassifications necessary to conform Edge Autonomy’s presentation to that of Redwire due to limitations on the availability of information as of the date of the Form 8-K. Accounting policy differences and additional reclassification adjustments may be identified as more information becomes available.
The following reclassification adjustments were made to conform Edge Autonomy’s financial statement presentation to Redwire’s:

UNAUDITED CONDENSED COMBINED BALANCE SHEET
As of December 31, 2024
(In thousands of U.S. dollars)
Redwire presentation	Edge Autonomy presentation	Edge Autonomy (Historical)	Reclassification Adjustments	Notes	Edge Autonomy Historical Adjusted
Assets	Assets
Current assets:	Current assets:
Cash, cash equivalents and restricted cash	Cash	$50,411	$5,530	(A)	$55,941
	Restricted cash	5,530	(5,530)	(A)	—
Accounts receivable, net	Accounts receivable, net of allowance for credit losses	13,238	—		13,238
Inventory	Inventories	35,726	—		35,726
Prepaid insurance		—	391	(B)	391
Prepaid expenses and other current assets	Prepaid expenses and other current assets	5,396	(391)	(B)	5,005
Total current assets	Total current assets	110,301	—		110,301
Property, plant and equipment, net	Property and equipment, net	17,552	—		17,552
Right-of-use assets	Operating lease right-of-use assets	9,594	—		9,594
Intangible assets, net		—	29,460	(C)	29,460
	Customer relationships, net	18,628	(18,628)	(C)	—
	Technology, net	9,614	(9,614)	(C)	—
	Other intangible assets	1,218	(1,218)	(C)	—
Goodwill	Goodwill	32,088	—		32,088
Deferred tax assets	Deferred tax asset	9,066	—		9,066
Other non-current assets	Other non-current assets	660	—		660
Total assets	Total assets	$208,721	$—		$208,721
Liabilities, convertible preferred stock and equity (deficit)	Liabilities and Members' Equity

UNAUDITED CONDENSED COMBINED BALANCE SHEET
As of December 31, 2024
(In thousands of U.S. dollars)
Redwire presentation	Edge Autonomy presentation	Edge Autonomy (Historical)	Reclassification Adjustments	Notes	Edge Autonomy Historical Adjusted
Current liabilities:	Current liabilities:
Accounts payable	Accounts payable	$3,972	$—		$3,972
Short-term operating lease liabilities	Short-term operating lease liabilities	1,143	—		1,143
Accrued expenses	Accrued expenses	10,823	918	(D)	11,741
Deferred revenue	Deferred revenue	34,267	—		34,267
Other current liabilities	Other current liabilities	2,420	(918)	(D)	1,502
Total current liabilities	Total current liabilities	52,625	—		52,625
Long-term debt, net	Long-term debt, net	69,063	—		69,063
Long-term operating lease liabilities	Long-term operating lease liabilities	8,825	—		8,825
Other non-current liabilities	Other non-current liabilities	1,049	—		1,049
Total liabilities	Total liabilities	131,562	—		131,562
Stockholders’ Equity (Deficit)	Members' equity
Common stock, $0.0001 par value	Units	53,416	—		53,416
Accumulated deficit	Retained earnings	30,956	—		30,956
Accumulated other comprehensive income (loss)	Accumulated other comprehensive loss	(7,213)	—		(7,213)
Total equity (deficit)	Members' equity	77,159	—		77,159
Total liabilities, convertible preferred stock and equity (deficit)	Total liabilities and members' equity	$208,721	$—		$208,721
_________________
A.Reclassification of "Restricted cash" as reported by Edge Autonomy to "Cash, cash equivalents and restricted cash" as reported by Redwire.
B.Reclassification of prepaid insurance from "Prepaid expenses and other current assets"as reported by Edge Autonomy to "Prepaid insurance" as reported by Redwire.
C.Reclassification of "Customer relationships, net", "Technology, net", and "Other intangible assets" as reported by Edge Autonomy to "Intangible assets, net" as reported by Redwire.
D.Reclassification of certain payroll related liabilities reported as "Other current liabilities" by Edge Autonomy to "Accrued expenses" as reported by Redwire.

UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the year ended December 31, 2024
(In thousands of U.S. dollars)
Redwire presentation	Edge Autonomy presentation	Edge Autonomy (Historical)	Reclassification Adjustments	Notes	Edge Autonomy Historical Adjusted
Revenues	Revenue	$194,983	$—		$194,983
Cost of sales	Cost of sales	100,113	—		100,113
Gross profit	Gross profit	94,870	—		94,870
Operating expenses:	Operating expenses:
Selling, general and administrative expenses	Selling, general and administrative expenses	47,550	2,951	(E)	50,501
Research and development	Research and development expenses	14,952	—		14,952
Transaction expenses	Transaction expenses	3,132	—		3,132
Operating income (loss)	Income from operations	29,236	(2,951)		26,285
Interest expense, net	Interest expense, net	6,296	—		6,296
Other (income) expense, net	Other expense, net	2,577	(2,951)	(E)	(374)
Income (loss) before income taxes	Income before income taxes	20,363	—		20,363
Income tax expense (benefit)	Provision for income taxes	4,590	—		4,590
Net income (loss)	Net income	15,773	—		15,773
Foreign currency translation gain (loss), net of tax	Net foreign currency translation adjustment	(4,675)	—		(4,675)
Total comprehensive income (loss)	Comprehensive income	$11,098	$—		$11,098
_________________
E.Reclassification of board compensation and management fees paid to AE Industrial Partners presented as "Other (income) expense, net" by Edge Autonomy to "Selling, general and administrative expenses" as reported by Redwire. Upon consummation of the Merger, management fees will no longer be paid to AE Industrial Partners.

Note 4 – Debt Financing
A.Redwire currently plans to issue $225 million of term debt and secure a $100 million revolving credit facility. Based on current negotiations with potential lenders, the term debt and revolving credit facility will accrue interest at an annual rates based on Secured Overnight Financing Rate (“SOFR”) plus 5.50%. Principal repayments of the term debt amount to 1% of the face value and will be due annually, with the remaining balance due at maturity in 2031. Principal repayment of the revolving credit facility will be due at maturity in 2030. Proceeds from the term debt and approximately $25 million drawn from the revolving credit facility will be used to settle Redwire’s existing debt and fund the cash portion of the Merger consideration. The pro forma effects of the debt financing are as follows:

(In thousands of U.S. dollars)	Long-term debt, net	Short-term debt, including current portion of long-term debt	Prepaid expenses and other current assets	Other non-current assets	Cash, cash equivalents and restricted cash
Issuance of new debt:
Borrowings under the term loan credit agreement	$222,750	$2,250	$—	$—	$225,000
Debt issuance costs on term loan	(5,132)	—	—	—	(5,132)
Borrowings under the revolving credit facility	25,000	—	—	—	25,000
Debt issuance costs on revolving credit facility	—	—	555	2,225	(2,780)
Pro forma adjustments for new issuance(1)	$242,618	$2,250	$555	$2,225	$242,088
__________________
(1)Reflects the anticipated borrowings under the term loan with a total principal amount of $225.0 million and $25.0 million drawn from the revolving credit facility to fund the Merger and pay down its existing debt and Edge Autonomy’s existing debt as described in Note 6 and Note 7 below, and total debt issuance costs of $7.9 million.
B.Represents an increase to interest expense of $25.7 million for the year ended December 31, 2024, which includes the following:

(In thousands of U.S. dollars)	Year Ended December 31, 2024
Interest on borrowings under the term loan credit agreement(1)	$22,727
Interest on borrowings under the revolving credit facility(2)	3,019
Total pro forma interest expense adjustment	$25,746
__________________
(1) Represents additional interest expense and amortization of debt issuance costs on the $225 million of borrowings assumed under the term loan based on terms currently proposed by potential lenders. Interest expense is calculated using the effective interest rate method, with the weighted-average interest rate equal to 10.3%.
(2)Represents additional interest expense and amortization of debt issuance costs on the $25.0 million of borrowings assumed under the revolving credit facility. Interest expense is calculated using a rate of 9.9%. Debt issuance costs of $2.8 million are amortized on a straight-line over the period of 5 years of the revolving credit facility.

A sensitivity analysis on interest expense for the year ended December 31, 2024 has been performed to assess the effect of change of 12.5 basis points in the weighted-average interest rate. The following table shows this effect of change in interest expense for the debt financing:

(In thousands of U.S. dollars)	Year Ended December 31, 2024
Increase of 0.125%	$310
Decrease of 0.125%	$(310)
C.Represents the income tax effect of the debt financing adjustments calculated using an estimated tax rate of 26.39%. The effective tax rate of the combined company could be significantly different than what is presented in the pro forma financial information depending on post-Merger activities and the geographical mix of taxable income.
Note 5 – Warrants Exercise
A.Subsequent to December 31, 2024, 7,205,399 of Redwire's warrants were exercised and converted into 7,205,399 shares of Redwire's common stock at the exercise price of $11.50 per share for proceeds of $82.9 million. Proceeds from the exercise of these warrants were factored into management's estimates for debt financing needed to settle the cash consideration for the Merger. As such, an adjustment has been included to give effect to the exercise of the warrants as if they had occurred on December 31, 2024.
Note 6 – Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet
A.The unaudited pro forma condensed combined financial information reflects the acquisition of Edge Autonomy for an estimated preliminary purchase consideration of $551 million. The fair value of the purchase consideration expected to be transferred on the closing date includes:
•the estimated fair value of approximately 48.4 million shares of Redwire common stock, with a par value of $0.0001 per share, to be transferred, calculated by using the price per share of Redwire common stock as of March 31, 2025.
•the value of the estimated cash consideration; and
•settlement of Seller's pre-combination debt and transaction expenses.
The calculation of the purchase consideration is as follows:

(In thousands of U.S. dollars, except share price and shares)	Amount
Number of shares to be issued by Redwire	48,419
Share price as of March 31, 2025	$8.29
Estimated equity consideration	$401,397
Cash consideration	99,395
Total estimated purchase price	$500,792
Settlement of Seller's debt	15,450
Settlement of Seller's transaction expenses	35,155
Total estimated consideration transferred	$551,397
The actual value of Redwire common stock to be issued will depend on the per share price of Redwire common stock at the closing date of the Merger and, therefore, the actual purchase consideration will fluctuate with the market price of Redwire common stock until the Merger is completed. The following table shows the effect of changes in Redwire’s share price and the resulting impact on the estimated purchase consideration:

(In thousands of U.S. dollars, except share price)	Share Price	Estimated Purchase Consideration
Increase of 10%	$9.12	$591,537
Decrease of 10%	$7.46	$511,257
Preliminary Purchase Price Allocation
Under the acquisition method of accounting, Edge Autonomy’s identifiable assets acquired and liabilities assumed by Redwire will be recorded at the Merger date fair values. The excess purchase price over the fair value of identifiable assets and liabilities is recorded as goodwill. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and are prepared to illustrate the estimated effect of the Merger. The final determination of the purchase price allocation will be completed as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from the Merger, and will be based on the fair values of the assets acquired and liabilities assumed as of the closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial information. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in material changes to the estimates of fair value set forth below.
The following table sets forth a preliminary allocation of the estimated purchase consideration to Edge Autonomy’s identifiable tangible and intangible assets expected to be acquired and liabilities expected to be assumed by Redwire, as if the Merger has been completed on December 31, 2024, with the excess recorded as goodwill:

(In thousands of U.S. dollars)
Assets:
Accounts receivable, net	$13,238
Inventory	35,726
Prepaid insurance	391
Prepaid expenses and other current assets	5,005
Property, plant and equipment, net	17,552
Right-of-use assets	9,594
Intangible assets, net	261,332
Deferred tax asset	9,066
Other non-current assets	660
Total assets	352,564

Liabilities:
Accounts payable	3,972
Short-term operating lease liabilities	1,143
Accrued expenses	11,741
Deferred revenue	34,267
Other current liabilities	1,502
Long-term operating lease liabilities	8,825
Deferred tax liability	61,191
Other non-current liabilities	1,049
Total liabilities	123,690
Net assets acquired	228,874
Estimated purchase consideration	551,397
Estimated goodwill	$322,523
B.Represents the settlement of outstanding principal balance and accrued interest related to Redwire’s debt facilities, which will be refinanced concurrent with the closing of the Merger. The settlement of this debt would result in a loss on extinguishment. An adjustment for the loss on extinguishment has been reflected in Retained earnings (accumulated deficit). The pro forma effects of the settlement of Redwire's debt facilities are as follows:

(In thousands of U.S. dollars)	Long-term debt, net	Short-term debt, including current portion of long-term debt	Accrued expenses	Prepaid expenses and other current assets	Other non-current assets
Adams Street Term Loan	$29,902	$310	$—	$—	$—
Adams Street Delayed Draw Term Loan	14,469	150	—	—	—
Adams Street Incremental Term Loan	30,948	320	—	—	—
Adams Street Revolving Credit Facility	50,000	—	—	—	—
Accrued Interest	—	—	2,074	—	—
Unamortized discounts and issuance costs	(855)	—	—	668	557
Pro forma adjustments for settlement of Redwire debt	$124,464	$780	$2,074	$668	$557
C.Reflects the adjustment to cash and cash equivalents and Redwire’s retained earnings to record the estimated acquisition costs to be incurred by Redwire in connection with the Merger.
D.Represents the settlement of Edge Autonomy's outstanding indebtedness.
E.Represents the net adjustment to the estimated fair value of intangible assets acquired in the Merger. Preliminary identifiable intangible assets in the pro forma financial information are provided in the table below. The amortization related to these identifiable intangible assets is calculated on a straight-line basis over the estimated useful life and is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations and comprehensive income (loss). The identifiable intangible assets and related amortization are preliminary and are based on management’s estimates after consideration of similar transactions.

	Estimated Fair Value	Estimated Useful Life
	(In thousands of U.S. dollars)	(in years)
Trade name	$13,067	15
Customer relationships	91,466	6
Technology	156,799	8
Total	261,332
Eliminate historical Edge Autonomy intangible assets carrying value	29,460
Pro Forma Adjustment	$231,872
F.Represents the adjustment to the deferred tax asset and the deferred tax liability balances associated with the incremental differences in the book and tax basis created from the preliminary purchase price allocation, primarily resulting from the closing date value of intangible assets. Deferred taxes are established based on a statutory tax rate based on jurisdictions where income is generated. The effective tax rate of Redwire following the Merger could be significantly different (either higher or lower) depending on post-Merger activities, including repatriation decisions, cash needs and the geographical mix of income. This determination is preliminary and subject to change based upon the final determination of the fair value of the identifiable intangible assets and liabilities.
G.Represents the elimination of Edge Autonomy’s historical equity balances.

Note 7 – Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income (Loss)
A.Represents an adjustment to record amortization expense of $32 million based on the preliminary fair value of the identified intangible assets and the related assigned estimated useful life for the year ended December 31, 2024.
B.Represents Redwire's total estimated unrecorded transaction costs of $17 million that are expected to be incurred. This adjustment excludes $4 million in transaction costs which are recognized in Redwire's historical financial statements for the year ended December 31, 2024.
C.Represents the reversal of Redwire's and Edge Autonomy’s historical interest expense, including the amortization of debt issuance costs.
D.Represents the loss on extinguishment of Redwire's debt facilities upon settlement at close of the Merger.
E.Represents the income tax effect of the transaction accounting adjustments calculated using an estimated tax rate of 26.39%. The effective tax rate of the combined company could be significantly different than what is presented in the pro forma financial information depending on post-Merger activities and the geographical mix of taxable income.
Note 8 – Net Income (Loss) Per Share
The following table sets forth the computation of pro forma basic and diluted earnings (loss) per share for the year ended December 31, 2024.

Year Ended
(In thousands of U.S. dollars, except share and per share data)	December 31, 2024
Numerator:
Net income (loss) available to common shareholders—basic and diluted	$(182,293)

Denominator:
Weighted average common shares outstanding—basic and diluted	66,146,155
Pro forma adjustment for newly issued shares related to the Merger	48,419,396
Pro forma adjustment for newly issued shares related to the exercised warrants	7,205,399
Pro forma basic weighted average common shares—basic and diluted	121,770,950

Pro forma net income (loss) per common share—basic and diluted	$(1.50)

Annex A
EXECUTION VERSION
Agreement and Plan of Merger
by and among
Edge Autonomy Ultimate Holdings, LP (a Delaware Limited Partnership),
Edge Autonomy Intermediate Holdings, LLC (a Delaware Limited Liability Company),
Echelon Merger Sub, Inc. (a Delaware Corporation),
Echelon Purchaser, LLC (a Delaware Limited Liability Company)
and
Redwire Corporation (a Delaware Corporation),
dated as of
January 20, 2025,
as amended on
February 3, 2025
A-1

Execution Copy

AGREEMENT AND PLAN OF MERGER
BY AND AMONG
EDGE AUTONOMY ULTIMATE HOLDINGS, LP
(A DELAWARE LIMITED PARTNERSHIP),
EDGE AUTONOMY INTERMEDIATE HOLDINGS, LLC
(A DELAWARE LIMITED LIABILITY COMPANY),
ECHELON MERGER SUB, INC.
(A DELAWARE CORPORATION),
ECHELON PURCHASER, LLC
(A DELAWARE LIMITED LIABILITY COMPANY)
AND
REDWIRE CORPORATION
(A DELAWARE CORPORATION),
JANUARY 20, 2025

- i -

- ii -

- iii -

- iv -

SCHEDULES

Schedule 1.01(a)	Accounting Principles

Schedule 1.01(b)	Permitted Liens

Schedule 2.03(d)	Repaid Indebtedness

Schedule 2.03(f)	Transaction Expenses

Schedule 2.03(g)	Bonus Payments

Schedule 5.01(b)(i)	Trading or Doing Business Names

Schedule 5.01(b)(ii)	Predecessors

Schedule 5.02	Subsidiaries

Schedule 5.03(b)	Authorization; No Breach

Schedule 5.04	Governmental Consents

Schedule 5.06	Financial Statements

Schedule 5.06(c)	Exceptions Regarding Books and Records

Schedule 5.07	Accounts Receivable

Schedule 5.08	Absence of Undisclosed Liabilities

Schedule 5.09(b)	Absence of Certain Developments

Schedule 5.10(a)	Title to Properties

Schedule 5.10(c)	Leased Real Property

Schedule 5.11	Tax Matters

Schedule 5.11(j)	Tax Classifications of Subsidiaries

Schedule 5.12(a)	Material Contracts

Schedule 5.12(b)	Defaults Under Material Contracts

Schedule 5.12(c)	Work-In-Process

Schedule 5.13(a)	Company Intellectual Property

Schedule 5.13(g)	Security Incidents

- i -

Schedule 5.13(k)	Company Intellectual Property Funded by Governmental Bodies, Etc.

Schedule 5.14	Actions

Schedule 5.15(a)	Employee Benefit Plans

Schedule 5.15(l)	Severance, Vesting, Excess Parachute Payments, Etc.

Schedule 5.15(l)	Employee Census

Schedule 5.16(b)	Notices Received from Employees Intending to Terminate Employment

Schedule 5.16(i)	Collective Bargaining Agreements; Organized Labor

Schedule 5.17	Insurance

Schedule 5.18	Environmental Matters

Schedule 5.19	Affiliated Transactions

Schedule 5.20	Brokerage

Schedule 5.21(a)	Permits

Schedule 5.21(b)	Compliance with Laws

Schedule 5.21(c)	Aircraft and Pilot Licenses

Schedule 5.22(c)	International Trade Compliance

Schedule 5.22(e)	Trade Compliance Voluntary Disclosures

Schedule 5.23(a)	Material Customers and Material Suppliers

Schedule 5.23(b)	Changes in Relationships with Material Customers and Material Suppliers

Schedule 5.24(m)	Governmental Contracting Preferential Status

Schedule 5.24(r)	Governmental Contracting Intellectual Property

Schedule 5.24(s)	Security Clearances

Schedule 5.25	Surety Bonds

Schedule 5.26	Banking Facilities

Schedule 5.27(a)	Warranties; Indemnities

Schedule 5.27(c)	Product Liability Claims

- ii -

Schedule 6.12	Absence of Undisclosed Liabilities

Schedule 6.13	Tax Matters

Schedule 7.01(b)	Conduct of the Business

Schedule 7.06	Payoff Letters

Schedule 7.12	Third Party Consents

Schedule 7.13	Employment Agreements

Schedule 8.13	368(a) Reorganization

Schedule 11.03	Disclosed Liabilities

Schedule 12.08	Tax Refunds
EXHIBITS

Exhibit A	-	Form of Escrow Agreement
Exhibit B	-	R&W Insurance Policies
Exhibit C	-	Form of Consulting Termination Agreement
Exhibit D	-	Rules of Engagement for Firm
Exhibit E	-	Form of Company Closing Certificate
Exhibit F	-	Form of Seller Closing Certificate
Exhibit G	-	Form of Parent Closing Certificate
Exhibit H	-	Reference Balance Sheet
Exhibit I	-	Form of Amended and Restated Investor Rights Agreement
Exhibit J	-	Form of Restrictive Covenant Agreement
- iii -

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of January 20, 2025, is made by and among (i) Edge Autonomy Ultimate Holdings, LP, a Delaware limited partnership (f/k/a UAVF Ultimate Holdings, LP) (“Seller”), (ii) Edge Autonomy Intermediate Holdings, LLC, a Delaware limited liability company (f/k/a UAVF Intermediate Holdings, LLC) (the “Company”), (iii) Redwire Corporation, a Delaware corporation (“Parent”), (iv) Echelon Merger Sub, Inc., a Delaware corporation and a direct wholly-owned Subsidiary of Parent (“Merger Sub”) and (v) Echelon Purchaser, LLC, a Delaware limited liability company and a direct wholly-owned Subsidiary of Parent (“Purchaser”, together with Seller, the Company, Parent and Merger Sub, the “Parties”, and each, a “Party”). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article I.
WHEREAS, Seller owns all of the issued and outstanding units of the Company (the “Company Units”) and is the sole member of the Company;
WHEREAS, Parent, Merger Sub and the Company desire to effect a merger of Merger Sub with and into the Company in accordance with the terms and conditions of this Agreement, the DLLCA and the DGCL (the “First Merger”), whereupon Merger Sub will cease to exist and the Company will become a wholly-owned subsidiary of Parent (the “Initial Surviving Company”);
WHEREAS, immediately following the First Merger and the Indebtedness Repayment, Parent, Purchaser and the Initial Surviving Company desire to effect a merger of the Initial Surviving Company with and into Purchaser in accordance with the terms and conditions of this Agreement and the DLLCA (the “Second Merger”), whereupon the Initial Surviving Company will cease to exist and Purchaser will continue as a wholly-owned subsidiary of Parent;
WHEREAS, a special transaction committee (the “Special Committee”) of the board of directors of Parent (the “Board of Directors”) has approved this Agreement and the transactions contemplated hereby, and recommended that the Board of Directors approve this Agreement and the transactions contemplated hereby;
WHEREAS, the respective boards of directors and managers, as applicable, of Parent, Purchaser, Merger Sub and the Company have, on the terms and subject to the conditions set forth in this Agreement, each (i) determined, as applicable, that each of the First Merger and the Second Merger are advisable, and in the best interests of, their respective companies and their stockholders or members, as applicable, and (ii) adopted and approved this Agreement, the First Merger, the Second Merger and the consummation of the other transactions contemplated hereby and recommended the approval and ratification thereof to their respective stockholders and members, as applicable;
WHEREAS, Seller, by its execution hereof, is authorizing, approving, consenting to and ratifying the First Merger for all purposes under the DGCL, the DLLCA and the Governing Documents of the Company and adopting, authorizing, approving, consenting to and ratifying this Agreement; and
WHEREAS, for U.S. federal income tax purposes, (a) it is intended that the First Merger and the Second Merger, taken together, constitute an integrated plan and will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (b) this Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 368(a) of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
1.01    Definitions. For purposes hereof, the following terms when used herein shall have the respective meanings set forth below:
“A&R Investor Rights Agreement” means the Amended and Restated Investor Rights Agreement by and among (i) Parent; (ii) AE Red Holdings, LLC, a Delaware limited liability company (f/k/a Redwire, LLC), (iii) Genesis Park Holdings, a Cayman Islands limited liability company, (iv) Seller, (v) Jefferies, LLC, a Delaware limited liability company, and (vi) each other Person who executes a joinder as an “Other Holder” thereunder, to be effective as of the Closing (substantially in the form attached hereto as Exhibit I).
“Accounting Principles” means the methods, policies, practices, procedures and classifications set forth on Schedule 1.01(a).
“Accounts Receivable” means the aggregate amount of accounts, commissions and debts payable to the Company determined in accordance with GAAP.
“Action” means any claim, action, cause of action or suit (whether in contract, tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding to, from, by or before any Governmental Body.
“Adjusted Closing Per Share Price” means, if an Equity Financing is consummated prior to the First Effective Time, an amount equal to the Equity Financing Per Share Proceeds.
“AE Consultant” means, collectively, AE Industrial Operating Partners, LLC, a Delaware limited liability company, and AE Industrial Partners, LP, a Delaware limited partnership.
“AE Consulting Agreement” means that certain Consulting Agreement, dated as of January 27, 2021, by and between AE Consultant and Edge Autonomy Bend, as may be amended from time to time.
“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, Contractual Obligation or otherwise.
“Agreement” is defined in the Preamble.
“Aircraft” means an airframe and its associated elements (including communications links and the components that control the Aircraft) that are required for the safe operation of the Aircraft.
“Alternative Transaction” means any transaction relating to any direct or indirect acquisition of a material portion of the equity interests in Seller or the Company or all or substantially all of the assets of Seller or the Company, whether by merger, consolidation, asset sale, stock or unit purchase, joint venture, tender offer or other business combination (other than, in each case, the transactions contemplated by this Agreement).
“Ancillary Agreement” means the Escrow Agreement, Consulting Termination Agreement, Amended and Restated Investor Rights Agreement, Restrictive Covenant Agreement and the certificates delivered pursuant to Section 3.01(d), Section 3.01(e), and Section 3.02(e).
“Ann Arbor Landlord” is defined in Section 8.14.
“Anti-Corruption Laws” is defined in Section 5.22(a).
“Assets” is defined in Section 5.10(a).
“Assumption Conditions” is defined in Section 11.03(e)(ii).
“Audited Financial Statements” is defined in Section 5.06(a).
“Auditor” is defined in Section 7.09.
“Authorized Representative” is defined in Section 7.02.
“Aviation Authority” means the Federal Aviation Administration or any Governmental Body which under the Laws of the State of Registration from time to time has control over civil aviation or the registration, airworthiness or operation of aircraft in the State of Registration.
“Back Leverage” means the (i) incurrence of indebtedness (including by way of margin loan) by Seller (or an Affiliate thereof) to (a) finance a return of capital with respect to its investment in the Parent Shares, or (b) refinance or replace indebtedness described in this clause (i), and (ii) granting of Liens by Seller to secure payment of such indebtedness, including on the Parent Shares held by Seller.
“Board of Directors” is defined in the Recitals.
“Bonus Payments” means the aggregate amount of all “success fee”, severance, termination benefits, transaction, change in control, retention or similar bonuses or compensation payable to employees, officers, directors, independent contractors or consultants of the Company or any of its Subsidiaries triggered or otherwise due and payable prior to the Closing or arising solely from or otherwise triggered by the Closing (including any Incremental Employer Payroll Taxes arising as a result of such payments, but excluding any consideration payable to any employee due to actions or decisions made by Parent, Purchaser or Merger Sub at or after the Closing).
“Business” means the business conducted by the Company Group.
“Business Day” means any day other than a Saturday, Sunday, or a day on which all banking institutions of New York, New York are authorized or obligated by Law or executive order to close.
“Cash” means, as of a given time, without duplication, an amount equal to the aggregate amount of all cash and cash equivalents of the Company or any of its Subsidiaries, net of all drafts, wires, payments or checks written or issued by the Company or any of Subsidiaries, but not cleared, but only to the extent such amounts are not also included as liabilities in Working Capital, in each case calculated in accordance with the Accounting Principles, and increased for the amount of all Parent Fees and Expenses to the extent paid by the Company or any of its Subsidiaries prior to the Measurement Time; provided that Cash, including the components thereof, may be a negative number, and shall (a) exclude (i) credit card receivables, (ii) Restricted Cash and (iii) the Latvian Repatriation Amount, and (b) include all deposits in transit, demand deposits, money market accounts and short-term investments, but only to the extent such deposits, accounts and investments are not also included as assets in Working Capital.
“Change in Recommendation” is defined in Section 8.12(b).
“Clearance Date” is defined in Section 8.11.
“Closing” is defined in Section 2.02.
“Closing Balance Sheet” is defined in Section 2.04(b).
“Closing Date” is defined in Section 2.02.
“Closing Date Cash Payment Amount” means the aggregate amount of cash required to be paid or delivered by or on behalf of Parent pursuant to Section 2.03(d), Section 2.03(e), Section 2.03(f) and Section 2.03(g).
“Closing Date Cash Proceeds” means the sum of: (i) (x) the first one hundred fifty million dollars ($150,000,000) of Equity Financing Net Proceeds, less (y) the Closing Date Cash Shortfall Amount; plus (ii) zero dollars ($0) of the next twenty five million dollars ($25,000,000) of Equity Financing Net Proceeds, if any; plus (iii) fifty percent (50%) of any additional Equity Financing Net Proceeds; provided, that the Closing Date Cash Proceeds may not be an amount that is less than the difference between (A) one hundred fifty million dollars ($150,000,000), less (B) the Closing Date Cash Shortfall Amount.
“Closing Date Cash Shortfall Amount” means the difference between (A) the Closing Date Cash Payment Amount, less (B) the Cash of the Company Group (excluding for this purpose any Parent Fees and Expenses included in the definition of Cash); provided that if such difference is a negative number, then the Closing Date Cash Shortfall Amount shall be zero (0).
“Closing Equity Amount” means an amount equal to:
(a)    the Closing Purchase Price, minus
(b)    the amount of the Closing Date Cash Proceeds, minus
(c)    the aggregate amount of all cash deposited into the Purchase Price Adjustment Escrow Account in connection with the Closing.
“Closing Equity Consideration” means a number of Parent Shares equal to (a) the Closing Equity Amount divided by (b) the Closing Per Share Price. The Closing Equity Consideration shall be adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Shares), reorganization, recapitalization or other like change with respect to Parent Shares occurring (or for which a record date is established) after the date hereof and prior to the Second Effective Time.
“Closing Per Share Price” means the volume weighted average per share price for Parent Shares on the New York Stock Exchange during the thirty (30) trading days ending on the trading day immediately preceding the date of this Agreement; provided, however, that if the Equity Financing is consummated prior to the First Effective Time, then Closing Per Share Price shall mean the Adjusted Closing Per Share Price.
“Closing Purchase Price” means the Enterprise Value, minus, after giving effect to the Company Pre-Closing Payments (in each case, as applicable): (a) the amount of Indebtedness outstanding as of immediately prior to the Closing, plus (b) the amount of Cash as of the Measurement Time, minus (c) the absolute value of the amount (if any) by which Closing Working Capital is less than Target Working Capital, plus (d) the absolute value of the amount (if any) by which Closing Working Capital is greater than Target Working Capital, minus (e) all Transaction Expenses. For the avoidance of doubt, no items included in the definitions of Cash, Indebtedness, Transaction Expenses or Working Capital shall be double counted for purposes of calculating the Closing Purchase Price hereunder.
“Closing Statement” is defined in Section 2.04(b).
“Closing Working Capital” means Working Capital as of the Measurement Time.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” is defined in Section 6.03(a).
“Company” is defined in the Preamble.
“Company Counsel” is defined in Section 13.14.
“Company Documents” is defined in Section 5.03(a).
“Company Fundamental Representations” means the representations and warranties set forth in Section 4.01 (Organization and Power), Section 4.02 (Authorization), Section 4.03 (Title to Company Units), Section 4.07 (Brokerage), the first, third and fourth sentences of Section 5.01(a) (Organization and Power; Predecessors), the first two, fourth, and fifth sentences of Section 5.02 (Subsidiaries), Section 5.03(a) (Authorization; No Breach), Section 5.04 (Governmental Consents), Section 5.05 (Units) and Section 5.20 (Brokerage).
“Company Group” means the Company and its Subsidiaries.
“Company Intellectual Property” is defined in Section 5.13(a).
“Company Pre-Closing Payments” is defined in Section 7.14.
“Company Units” is defined in the Recitals.
“Competitive Transaction” is defined in Section 6.05.
“Confidential Information” means any information with respect to the Company Group regarding their clients, customers, suppliers, vendors, distributors, resellers, licensees, licensors, methods of operation, products, prices, costs, technology, inventions, trade secrets, know-how, software, marketing methods, plans, personnel or other specialized information or proprietary matters. “Confidential Information” does not include information that (i) is generally available to the public on the date of this Agreement, (ii) becomes generally available to the public after the date hereof other than as a result of a disclosure that is prohibited hereunder or under the Confidentiality Agreement or (iii) was or is independently developed by Seller or its Affiliates after the date hereof without reference to or use of the Confidential Information.
“Confidentiality Agreement” means that certain letter agreement, dated as of September 30, 2024, by and between Parent and the Company.
“Consulting Termination Agreement” means the Consulting Termination Agreement in the form of Exhibit C.
“Contractual Obligation” means, with respect to any Person, any contract, agreement, deed, mortgage, lease, license, commitment, promise, undertaking, arrangement, performance bond, warranty obligation or understanding, whether written or oral and whether express or implied, or other document or instrument (including any document or instrument evidencing or otherwise relating to any Indebtedness), to which or by which such Person is a party or otherwise subject or bound, or to which or by which any property, business, operation or right of such Person is subject or bound.
“Controlled Group” means any trade or business (whether or not incorporated) (a) under common control within the meaning of Section 4001(b)(1) of ERISA with the Company Group (b) that together with the Company Group is treated as a single employer under Section 414(t) of the Code.
“COVID-19” means SARS-CoV-2 or any disease or infections resulting therefrom, including COVID-19 and any mutations, evolutions, or variants thereof or related or associated epidemics, pandemics or disease outbreaks.
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Laws, directives, guidelines or recommendations by any Governmental Body in connection with or in response to COVID- 19, including (a) the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136) enacted March 27, 2020, as amended, supplemented or otherwise modified and including any successor or similar legislation, regulation, rule, interim final rule, FAQ or other guidance related thereto, including any programs or facilities established by the Board of Governors of the Federal Reserve System to which the U.S. Treasury Department has provided financing as contemplated by Title IV of such Coronavirus Aid, Relief and Economic Security Act, (b) the Families First Coronavirus Response Act (Pub. L. 116-127) and any administrative or other guidance published with respect thereto by any Governmental Body and (c) the American Rescue Plan Act of 2021.
“D&O Tail Policies” is defined in Section 8.03(a).
“Data Protection Laws” means applicable Laws governing the collection, processing, use, storage, security, transfer or disclosure (whether electronically or in any other form or medium) of any Personal Data.
“Data Protection Obligations” means, in each case to the extent relating to privacy, security, or Processing of Personal Data, all applicable: (1) Data Protection Laws; (2) Contractual Obligations (including for the avoidance of doubt DFARs or other government contracting cybersecurity requirements) to which the Company or any of its Subsidiaries is bound; (3) consents and authorizations granted to the Company or any of its Subsidiaries; (4) the Company’s and its Subsidiaries’ published privacy policies; and (5) self-regulatory standards to which the Company or any of its Subsidiaries is bound, including but not limited to the Payment Card Industry Data Security Standards.
“Data Room” is defined in Section 8.08(a).

“Debt Financing” means any arrangement pursuant to which financial institutions have committed to provide or extend debt financing to Parent or any of its Subsidiaries.
“Debt Financing Sources” means, to the extent that the Parent or any of its Subsidiaries enters into a commitment for Debt Financing or has been extended Debt Financing, the entities that have committed to provide such debt financing (including the parties to any joinder agreements, credit agreements or other definitive agreements relating thereto) and their respective Affiliates and such entities’ (and their respective Affiliates’), officers, directors, employees, attorneys, advisors, agents and representatives involved in such debt financing and their successors and permitted assigns.
“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.
“Disclosed Liabilities” means any Liabilities relating to or arising from those items set forth on Schedule 11.03.
“Disclosure Schedules” and each, a “Schedule”, means the schedules accompanying Article IV, Article V, Article VI, Article VII, Article VIII and Article XI.
“DLLCA” means the Limited Liability Company Act of the State of Delaware, as amended from time to time.
“DPA” is defined in Section 6.11.
“Edge Autonomy Bend” means Edge Autonomy Bend, LLC (f/k/a UAV Factory USA, LLC), a New York limited liability company.
“Edge Autonomy Riga” means Edge Autonomy Riga SIA (f/k/a SIA “UAVFactory”), a Latvian limited liability company.
“Electronic Delivery” is defined in Section 13.10.
“Enterprise Value” means $925,000,000.00.
“Environmental Claim” means any Action, Lien, Governmental Order, or directive by any Governmental Body, or any other Person, involving Liability or alleged Liability arising out of (i) actual or alleged non-compliance or violations of Environmental Laws, or (ii) the presence or Release of any Hazardous Substances.
“Environmental Laws” means all Laws as enacted and in effect concerning pollution or protection of the environment, including Laws related to exposure to, or Releases of, Hazardous Substances.
“Environmental Liabilities” means any Liabilities arising from or under any Environmental Law or Environmental Claim.
“Equity Financing” means, after the date hereof and prior to the First Effective Time, an offering of Parent Shares registered, or exempt from registration, under the Securities Act.
“Equity Financing Expenses” means the aggregate amount of all fees, costs and expenses incurred in connection with the Equity Financing, including underwriting, initial purchaser or placement agent discounts, commissions and fees, and other out-of-pocket offering expenses (including, legal, accounting, marketing, financial printer and advisory fees) of Parent, Seller and the Company Group related to the Offering.
“Equity Financing Gross Proceeds” means the amount equal to the gross proceeds paid by investors in the Equity Financing before any reduction for Equity Financing Expenses.
“Equity Financing Net Proceeds” means the amount equal to (A) the Equity Financing Gross Proceeds, less (B) the Equity Financing Expenses.
“Equity Financing Per Share Proceeds” means the amount equal to (i) the Equity Financing Gross Proceeds divided by (ii) the number of Parent Shares sold in the Equity Financing.
“Equity Financing Sources” means Persons which may commit, or otherwise enter into Contractual Obligations, to subscribe for or acquire Parent Shares in exchange for cash in connection with an Equity Financing, including, without limitation, underwriters and placement agents, and their respective Affiliates, and such Person’s (and their respective Affiliates’) officers, directors, employees, attorneys, advisors, agents and representatives involved in the Equity Financing, and, in each case, their respective successors and assigns.
“Equity Offering Document” means any Registration Statement, prospectus, offering memorandum and each amendment or supplement thereto, and all related definitive Contractual Obligations (including any underwriting agreement, placement agent agreement or purchase agreement), in any case related to an Equity Financing.
“Equity Security” of any Person means any (a) shares, capital stock, membership or partnership interest, unit, or other ownership interest of or in such Person, (b) securities directly or indirectly convertible into or exchangeable for any of the foregoing, (c) options, warrants, unit appreciation rights, or other rights directly or indirectly to purchase or subscribe for any of the foregoing or securities convertible into or exchangeable for any of the foregoing or (d) Contractual Obligations, calls or claims of any character whatsoever relating to purchase rights, subscription rights, the issuance of any of the foregoing in clauses (a), (b), or (c) or giving any Person the right to participate in or receive any payment based on the profits or performance of such Person, including phantom equity.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Escrow Agent” means Citibank, N.A., or its successor, in its capacity as such pursuant to the Escrow Agreement.
“Escrow Agreement” means an escrow agreement in the form of Exhibit A.
“Estimated Closing Purchase Price” is defined in Section 2.04(a).
“Event” means any event, inaccuracy, change, circumstance, result, condition, occurrence, state of facts, development or effect (in each case, whether foreseeable or not and whether covered by insurance or not).
“Exchange Act” means the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder).
“Financial Statements” is defined in Section 5.06.

“Financing Cooperation Expenses” is defined in Section 8.10(b).
“Firm” is defined in Section 2.04(e).
“First Merger” is defined in the Recitals.
“Fraud” means, with respect to a party hereto, the knowing and intentional fraud of such Person in such Person’s making of a representation or warranty contained in this Agreement (as qualified by the Disclosure Schedules in accordance with Section 13.06 of this Agreement) or contained in any certificate delivered by such Person at the Closing pursuant to this Agreement, with the actual (and not constructive) knowledge of such Person that such representation or warranty was false when made (as opposed to the making of a representation or warranty (affirmatively or by omissions) negligently, recklessly or without actual knowledge of its truthfulness) and which was made with the actual intent of such Person of deceiving and inducing the party hereto to whom such representation and warranty was made herein or in such certificate to enter into or consummate the transactions contemplated by this Agreement and upon which such party hereto reasonably and justifiably relied (subject, for the avoidance of doubt, to Section 8.08 and Section 10.01) to its material detriment; provided that, “Fraud” does and shall not include equitable fraud, constructive fraud, unfair dealings fraud, unjust enrichment, or any torts (including fraud) or other claim based on negligence or recklessness (including based on constructive knowledge or negligent misrepresentation) or any other equitable claim.
“GAAP” means U.S. generally accepted accounting principles, as in effect from time to time.
“Governing Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of incorporation, formation or organization and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of any such Person and (b) all bylaws, voting agreements, stockholder agreements, investor rights agreements and similar documents, instruments or agreements relating, in each case, to the organization or governance of such Person, or the transfer of securities of such Person, in each case, as amended, restated, supplemented or otherwise modified.
“Government Bid” means any quotation, bid, offer or proposal made by the Company prior to the Closing Date that, if accepted or awarded, would result in a Government Contract.
“Government Contract” means any Contractual Obligation obligating the Company or any of its Subsidiaries to furnish supplies or services, including all types of commitments that obligate any Government Body to an expenditure of appropriated funds; grants; cooperative agreements; assistance agreements; or cooperative research and development agreements; or other transaction agreements made under the authority of 10 U.S.C. 4021 and 4022; in performance or that has not been closed that is between the Company or any of its Subsidiaries and a Governmental Body or entered into by the Company or any of its Subsidiaries as a subcontractor at any tier in connection with a Contractual Obligation between another Person and a Governmental Body. In addition to bilateral instruments, Government Contracts include job orders or task letters issued under basic ordering agreements letter contracts; orders, such as purchase orders, under which the Contractual Obligation becomes effective by written acceptance or performance. Unless otherwise indicated, no task, purchase or delivery order issued under a Government Contract or any modification to such Government Contract will constitute a separate Government Contract, for purposes of this definition, but will be a part of the Government Contract under which it was issued.
“Governmental Body” means any (a) nation, tribe, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, or any political subdivision thereof, (b) United States federal, state, provincial, local, municipal, non-U.S., or other government or political subdivision thereof, or (c) governmental or quasi-governmental authority of any nature (including any division, bureau, multinational organization, department, agency, commission, instrumentality, official, organization, regulatory body, or other entity entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power and any court, arbitrator, arbitration panel, arbitral body, or other similar tribunal).
“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, directive, determination or award entered by or with any Governmental Body in a judicial or administrative proceeding.
“Hazardous Substances” means any material, substance or waste regulated or designated as hazardous, toxic, radioactive, dangerous, a pollutant or a contaminant or words of similar meaning or effect, or for which Liability or standards of conduct are imposed, under any Environmental Law, in each case due to its hazardous, toxic, or dangerous properties or characteristics, or petroleum or any fraction or product thereof, coal tar, and other hydrocarbons and any derivatives or by-products thereof, coal, coal combustion residuals, bottom ash, flue gas desulfurization material, explosive or radioactive materials or wastes, asbestos in any form, polychlorinated biphenyls, chlorofluorocarbons, toxic mold, urea formaldehyde insulation, and PFAS.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Income Tax Amount” means, without duplication, an amount equal to the unpaid Income Taxes of the Company Group for all Pre-Closing Tax Periods beginning on or after January 1, 2024 or other Income Taxes of the Company Group for all Pre-Closing Tax Periods as finally determined within the meaning of Section 1313 of the Code by any Governmental Body but not yet paid as of the Closing Date (in each case regardless of when such Income Taxes are due) calculated on a jurisdiction-by-jurisdiction basis and taxpayer by taxpayer basis (which shall not be less than zero dollars ($0) for a jurisdiction or any taxpayer) and taking into account any items of deduction or loss attributable to such Pre-Closing Tax Period. The Income Tax Amount shall be determined (i) based on the Company’s and its Subsidiaries’ historical practices and procedures (including any elections, methods of accounting, and other filing positions) and only in jurisdictions where the Company or any of its Subsidiaries, as the case may be, has historically filed Income Tax Returns or in which the Company or any of its Subsidiaries has commenced or materially increased operations since January 1, 2024, (ii) without regard to any Tax elections taken after the Closing that have the effect of accelerating income or Income Taxes or deferring deductions with respect to a taxable period (or portion thereof) ending on or before the Closing Date, (iii) by taking into account all Transaction Tax Deductions to the extent deductible in the applicable Pre-Closing Tax Period at a “more likely than not” (or greater level of comfort) under applicable Law, (iv) by excluding any reserves for contingent or uncertain Income Tax positions, (v) by taking into account all estimated Income Tax payments or overpayments made by the Company or any of its Subsidiaries prior to the Closing in a particular jurisdiction for the taxable period ending on the Closing Date or the immediately preceding taxable period to the extent such an estimated Income Tax payment is available to the Company or any of its Subsidiaries in such jurisdiction in such applicable Pre-Closing Tax Period to reduce (but not below zero) amounts that would otherwise be included in the Income Tax Amount with respect to such jurisdiction, (vi) by excluding any Income Taxes attributable to transactions outside the Ordinary Course of Business executed at the direction of Parent, Purchaser or Merger Sub on the Closing Date after the Closing or with respect to Parent, Purchaser or Merger Sub financing (vii) by including any Taxes that the Company, any of its Subsidiaries, Parent, the Purchaser or any of their Affiliates will be required to pay after the Closing Date with respect to any adjustments made pursuant to Section 481 of the Code (or any corresponding provision of state or local Law) that were not previously included in the taxable income by the Company or any of its

Subsidiaries, (viii) by including any Taxes that the Company, any of its Subsidiaries, Parent, the Purchaser or any of their Affiliates will be required to pay with respect to any amounts it will be required to include in income after the Closing Date as a result of the transactions contemplated by this Agreement triggering any “intercompany transaction” or any “excess loss account” (within the meaning of Treasury Regulations Sections 1.1502-13 and 1.1502-19, respectively) (or any corresponding or similar provisions of state, local or foreign Tax Law), (ix) by including any Taxes imposed on the Company, any of its Subsidiaries, Parent, the Purchaser or any of their Affiliates after the Closing under Sections 951 or 951A of the Code in respect of any income in respect of a Pre-Closing Tax Period of any member of the Company Group that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) prior to the Closing Date, for the avoidance of doubt, taking into account in such determination any foreign tax credits to the extent, if the Company or its applicable Subsidiary’s taxable year and the taxable year of the applicable member of the Company Group that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) actually ended on the Closing Date, such foreign tax credits would be available to reduce such income at a “more likely than not” (or greater level of comfort) standard under applicable Law and applying the principles of Section 12.01 to calculate the relevant income based on an interim closing of the books of the controlled foreign corporations at the close of business on the Closing Date, and (x) by applying the principles of Section 12.01 in the case of any Straddle Period and the principles of Section 12.06.
“Income Tax Return” means any Tax Return with respect to any Income Tax.
“Income Taxes” means the U.S. federal income Taxes and any U.S. state or local or non-U.S. net income Taxes.
“Incremental Employer Payroll Taxes” means, with respect to any particular compensatory payment, an amount equal to the sum of (a) the employer portion of any Medicare or other similar Taxes required to be paid with respect to such payment, plus (b) the employer portion of any social security or other similar Taxes required to be paid with respect to such payment to the extent that the employer’s share of social security or other similar Taxes required to be paid with respect to the recipient of such payment in the year that includes the Closing Date exceeds the aggregate amount of social security or other similar Taxes that would otherwise have been due with respect to such recipient had the relevant payment not been made. For the avoidance of doubt, the amount described in clause (b) shall be zero with respect to any Person whose total compensation that would be payable to them by the Company and its Subsidiaries during the year in which the Closing occurs (assuming such recipient remained employed by the Company or applicable Subsidiary for the entire year) is anticipated to be in excess of the social security wage base for the year in which the Closing occurs.
“Indebtedness” means with respect to the Company Group, without duplication, the outstanding principal amount of, accrued interest, and all other payment Liabilities (including prepayment premiums, penalties, breakage costs, credit fees, letter of credit fees, commitment fees and all other fees and expenses related thereto in each case currently owed or otherwise payable in connection with the Closing), in each case, if and as applicable, with respect to: (a) indebtedness for borrowed money or issued in substitution or exchange for indebtedness for borrowed money; (b) indebtedness evidenced by bonds, debentures or notes (other than, for the avoidance of doubt, any customs bonds, any licensing or bid bonds, any surety or performance bonds or similar instruments); (c) indebtedness or other amounts owed that is secured by a mortgage, pledge, or similar security interest existing on personal property or any asset owned or acquired and subject thereto; (d) banker’s acceptances or letters of credit to the extent drawn or called; (e) the unpaid balance of the purchase price for any property, business, asset or service (including the maximum amount payable for any earnout, purchase price adjustment, escrow, holdback, or similar payment regardless of whether such obligations have been earned, are due and payable or otherwise constitute a liability under GAAP), other than trade payables incurred in the Ordinary Course of Business, but only to the extent such trade payables are included in Closing Working Capital; (f) derivative financial instruments or arrangements, including hedges, interest rate and currency swap arrangements, caps, collars and other similar instruments or arrangements (whether interest rate or otherwise), foreign currency exchange agreements or other interest or similar arrangements, including all fees and expenses, in each case, in the amounts that would be owed if such arrangements were terminated at, or in connection with, the Closing, with the aggregate amount pursuant to this clause (f) determined after offsetting any positions which are balance sheet assets against any positions which are balance sheet liabilities, provided that this clause (f) cannot result in a negative number; (g) synthetic leases, leases required to be capitalized under GAAP and any other finance lease obligations; (h) unpaid management fees, unreimbursed expenses or any other Liabilities under the AE Consulting Agreement; (i) Liabilities to Seller or any direct or indirect holder of Equity Securities of Seller; (j) the Income Tax Amount; (k) an amount equal to all Accounts Receivable which have been factored, sold or otherwise transferred by any member of the Company Group that would otherwise be outstanding and owed to the Company Group based upon the customer payment terms but for such factoring, sale or transfer; (l) Liabilities arising from any transactions related to the assignment or securitization of receivables for financing, working capital or other purposes to any Person, including all Liabilities under factoring agreements and similar Contractual Obligations executed for the purpose of obtaining financing or otherwise; (m)(i) bonuses in respect of services performed in 2024 or other incentive compensation, commissions, employer 401(k) contributions, unfunded or underfunded deferred compensation obligations, unfunded or underfunded pension or retirement plan obligations, (ii) outstanding severance owed and payable to any employee or former employee of the Company or any Subsidiary and (iii) vacation, sick leave, personal holiday and other paid time off that each Retained Employee is entitled to use but has not used as of the Closing Date (in all cases with respect to this clause (m), including Incremental Employer Payroll Taxes and calculated assuming all such amounts are paid on the Closing Date); (n) Liabilities arising from cash or book overdrafts; (o) all customer pre-payments and deferred revenue minus Retained Deferred Revenue; (p) all Income Taxes arising from the Company’s amended U.S. federal and state Income Tax Returns for the taxable years ended December 31, 2022 and December 31, 2023, calculated taking into account all overpayments made by the Company or any of its Subsidiaries prior to the Closing in the relevant jurisdiction in the relevant taxable period or preceding taxable periods, to the extent such amounts are available to the Company or any of its Subsidiaries in such jurisdiction to reduce (but not below zero) such Taxes in such taxable period, (q) declared, but unpaid, dividends and distributions; (r) Liabilities for deferred rent or deferred lease inducements; (s) Liabilities for vendor advances; (t) Liabilities under conditional sale or other title retention agreements; and (u) guarantees of the types of Liabilities referred to in any of clauses (a) through (n) or (q) through (t) above; provided that, clause (p) shall be without duplication of any amounts included, including any overpayments taken into account, in the Income Tax Amount and “Indebtedness” shall not include any amounts included as Transaction Expenses or Closing Working Capital or any such Liabilities between or among the Company or any of its Subsidiaries, or any Liabilities with respect to an operating lease or a real property lease.
“Indebtedness Repayment” is defined in Section 2.03(d).
“Indemnification Amount” is defined in Section 11.03(f).
“Indemnity Determination” is defined in Section 11.03(g).
“Indemnity Payment Notice” is defined in Section 11.03(f).
“Initial Surviving Company” is defined in the Recitals.
“Insurance Policies” is defined in Section 5.17.

“Intellectual Property” means intellectual property rights in all of the following in any jurisdiction throughout the world whether registered, unregistered, or applied for: (a) patents, patent applications, including any reissues, divisionals, continuations, continuations-in-part and extensions and counterparts thereof; (b) trademarks, service marks, trade dress, corporate names, logos and slogans, together with all goodwill associated with each of the foregoing (collectively “Trademarks”); (c) copyrights and copyrightable works; (d) registrations and applications for any of the foregoing; (e) Trade Secrets, proprietary information, know-how and inventions; (f) Internet domain names; and (g) Software (including Source Code, executable code, data, and databases).
“Intended Tax Treatment” is defined in Section 12.09.
“Interim Financial Statements” is defined in Section 5.06.
“Intermediate II” means Edge Autonomy Intermediate II Holdings, LLC, a Delaware limited liability company.
“Intervening Event” means a material change of circumstances, event or development with respect to the business, assets, operations or financial position of Parent and its subsidiaries, taken as a whole, that first occurs or would reasonably be expected to occur after the date of this Agreement that was not known to the Board of Directors (or, if known, the consequences of which were not reasonably foreseeable to the Board of Directors), in either case, as of or prior to the date of this Agreement; provided, that in no event shall any of the following events, changes or developments constitute or be taken into account in determining an Intervening Event: (a) any change (in and of itself) in the price or trading volume of Parent’s equity securities, (b) any development or change in the industries in which Parent and its Subsidiaries operate unless it has a material and disproportionate effect on Parent and its Subsidiaries taken as a whole, or (c) the fact in and of itself that Parent or any of its Subsidiaries meets or exceeds internal or published projections; provided, that the underlying causes of any of the foregoing in clauses (a), (b) or (c) may be considered and taken into account in determining whether an Intervening Event has occurred or would reasonably be expected to occur.
“Investment” means (a) any direct or indirect ownership, purchase or other acquisition by a Person of any notes, obligations, instruments or Equity Securities (including joint venture interests) of any other Person; and (b) any capital contribution or similar obligation by a Person to any other Person.
“IRS” means the U.S. Internal Revenue Service.
“Issuer Agreement” is defined in Section 10.05.
“JAMS Rules” is defined in Section 13.12(a).
“K&E” means Kirkland & Ellis LLP.
“Knowledge” means, with respect to the Company, (a) the actual knowledge of Joshua Brungardt, Steve Adlich, Scott Kirk, Joshua Stinson, Allen Gardner, Sam Miller, Michael Edison, Aidas Kučys and Ryan Stafford and, (b) the constructive knowledge that each such Person would acquire after reasonable inquiry of such Person’s direct reports and had such Person conducted a reasonable investigation.
“Latest Balance Sheet” is defined in Section 5.06.

“Latvian Repatriation Amount” means an aggregate amount equal to (x) if the aggregate value (in dollars) of all cash held by Edge Autonomy Riga as of the Measurement Time (such amount, the “Riga Cash Balance”) is less than or equal to $7,500,000, then zero dollars ($0), or (y) to the extent the Riga Cash Balance is greater than $7,500,000, then one hundred percent (100%) of the amount of such excess over $7,500,000.
“Law” means any law, act, statute, ordinance, code, rule, constitution, treaty, regulation, Governmental Order or other pronouncement having the effect of law of any Governmental Body.
“Lease” or “Leases” is defined in Section 5.10(c).
“Leased Real Property” is defined in Section 5.10(c).
“Liability” means any Indebtedness, liability, claim, Action, loss, damage, deficiency, Contractual Obligation or judgment of any kind, character or description, known or unknown (whether asserted or unasserted, whether direct or indirect, whether absolute or contingent, whether accrued or unaccrued, whether secured or unsecured, whether liquidated or unliquidated, whether fixed or variable, whether disputed or undisputed, whether disclosed or undisclosed, whether incurred or consequential, whether joint or several, vested or unvested, whether choate or inchoate, whether perfected or unperfected, whether matured or unmatured, whether determinable or undeterminable and whether due or to become due), including any liability for Taxes or other governmental charges or Actions, in all cases whether or not of a kind required by GAAP to be set forth on a financial statement and regardless of whether immediately due and payable, and including all costs and expenses related thereto.
“Liens” means any mortgages, liens, pledges, charges, security interests, leases, licenses, conditional sale or other buy/sell Contractual Obligations or other title retention Contractual Obligations, options, rights of way, easements, charges, community or other marital property interests, equitable interests, hypothecations, encroachments, servitudes, rights of first offer or first refusal and any other encumbrance or restriction or covenant with respect to, or condition governing the use, construction, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership or encumbrances of any kind.
“LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 11, 2022, as amended from time to time in accordance with its terms.
“LMC” is defined in Schedule 5.13(a).
“Lookback Date” means January 27, 2021.
“Losses” is defined in Section 11.03(a).
“Material Adverse Change” means any Event that individually or in the aggregate with any other Events (i) does or would reasonably be expected to materially prevent, materially delay or materially impair the ability of Seller or the Company to consummate the transactions contemplated by this Agreement, or (ii) is or would reasonably be expected to be materially adverse to the condition (financial or otherwise), business, assets, properties, Liabilities, or results of operations of the Company Group, taken as a whole; provided, however, that solely for purposes of this clause (ii), no Event will be considered when determining whether a Material Adverse Change has occurred to the extent such Event resulted or arose from: (a) any change in any Law; (b) any change in interest rates, credit markets, currency exchange rates or general economic conditions (including changes in the price of gas, oil or other natural resources, commodities or chemicals); (c) any change that is generally applicable to the industries in which the Company or any of its Subsidiaries operates; (d) the entry into this Agreement or the announcement or consummation of the transactions contemplated by this Agreement and the other agreements referenced herein; (e) any action taken by or at the written request of Parent or any of its Affiliates; (f) any omission to act or action taken with the prior written consent of Parent (including those omissions to act or actions taken which are required by this Agreement) or omissions to act for which Parent withheld its consent required by this Agreement; (g) any national or international political event or occurrence, including acts of war or terrorism; (h) any natural or manmade disasters, hurricanes, floods, tornados, tsunamis, earthquakes or other acts of God; (i) any epidemic, pandemic or disease outbreak (including COVID-19 and monkeypox), or any Law issued by a Governmental Body, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, “sheltering- in-place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19 and monkeypox) or any worsening of such conditions; (j) any political, geopolitical or social conditions, civil unrest, protests, public demonstrations or the response of any Governmental Body thereto or any escalation or any worsening thereof; (k) any actual or potential sequester, stoppage, shutdown, default (including any default or delays in payments or delays or failures to act) or similar event or occurrence by the U.S. federal government or any other Governmental Body, including any shutdown or furlough of the U.S. federal government or any impact associated with the U.S. federal government’s “debt ceiling”; or (l) any failure by the Company or any Subsidiary thereof, in and of itself, to meet any projections, forecasts or estimates of revenue or earnings (it being understood that this clause (l) shall not prevent a determination that any Event underlying such failure to meet projections, forecasts or estimates has resulted in a Material Adverse Change (to the extent the effect(s) of such Event is not otherwise excluded from this definition of Material Adverse Change)); provided that, in the case of the foregoing clauses (a), (b), (c), (g), (h), (i), (j), and (k), to the extent such Event materially and disproportionately affects the Company Group, taken as a whole, as compared to other Persons or businesses that operate in the same industry or similar industries in which the Company Group operates, then such Event may be taken into account in determining whether a Material Adverse Change has occurred or will occur.
“Material Contracts” is defined in Section 5.12(b).
“Material Customers” is defined in Section 5.23(a).
“Material R&W Insurance Policy Exclusion” means any noncompliance with Sanctions with respect to the Company Group’s operations in Ukraine.
“Material Suppliers” is defined in Section 5.23(a).
“Materiality Qualifier” means any reference or qualification to a set of facts using the term “material,” “in all material respects,” “Material Adverse Change,” “material adverse effect” or any similar phrase, the inclusion of which would limit or potentially limit a claim or recovery for a breach included in the representations and warranties in Article IV, Article V or Article VII (only to the extent that Section 7.01(b) is incorporated by reference into Section 5.09(b)); in all cases other than (i) the term material for purposes of any defined term incorporating the word “Material” such as “Material Contracts,” “Material Customers,” “Material Suppliers” and the phrase “Material Adverse Change” and (ii) the use of the term “Material Adverse Change” in Section 5.09(a) and the term “material” in Section 5.12(a)(xxiv) will not be disregarded for purposes of a customary “Absence of Changes” representation.
“Measurement Time” means 12:00 a.m. prevailing Eastern Time on the Closing Date.

“Members of the Immediate Family” means, with respect to any individual, (a) such Person’s spouse or same sex partner, (b) each parent, brother, sister or natural or adopted child of such Person or such Person’s spouse, (c) the spouse or same sex partner of any Person described in clause (b) above, (d) each natural or adopted child of any Person described in clauses (a), (b) or (c) above, (e) each trust created solely for the benefit of one or more of the Persons described in clauses (a) through (d) above and (f) each custodian or guardian of any property of one or more of the Persons described in clauses (a) through (e) above in his or her capacity as such custodian or guardian.
“Mergers” means, collectively, the First Merger and the Second Merger.
“Minimum Cash Requirement” means that, as of immediately prior to the Closing and prior to the Company Pre-Closing Payments, Parent shall have an amount of freely usable cash, including the Equity Financing Gross Proceeds and the proceeds from any Debt Financing, of greater than or equal to $150,000,000.
“Multiemployer Plan” means each “multiemployer plan” (within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA) contributed to, or required to be contributed to, by the Company Group or to which the Company Group has any other Liability (including current or potential withdrawal Liability).
“Non-Recourse Party” means, with respect to a party, any of such party’s former, current and future equityholders, controlling Persons, directors, managers, officers, employees, advisors, agents, representatives, Affiliates, members, general or limited partners, or assignees (or any former, current or future equityholder, controlling Person, director, manager, officer, employee, advisor, agent, representative, Affiliate, member, general or limited partner, or assignee of any of the foregoing).
“Object Code” means computer software code in binary form that is intended to be directly executable by a computer after suitable processing and linking but without the intervening steps of compilation or assembly.
“Objection Notice” is defined in Section 2.04(e).
“OFAC” is defined in Section 5.22.
“Off-the-Shelf Software” means an item of off-the-shelf software or software provided as a service for which the annual fees or other aggregate consideration paid or payable by the Company or any of its Subsidiaries for such item in the aggregate with respect to the business is less than $150,000.
“Open-Source Licenses” is defined in Section 5.13(b).
“Ordinary Course of Business” means an action taken by any Person in the ordinary course of such Person’s day-to-day business which is consistent with the past customs and practices of such Person (including past practice with respect to quality, quantity, amount, magnitude and frequency, standard employment and payroll policies and past practice with respect to management of working capital which is taken in the ordinary course of the normal day-to-day operations of such Person and which does not require the consent of the shareholders, partners, members, or board of directors of such Person).
“Other Antitrust Regulations and FDI Regulations” means (a) the Sherman Act, the Clayton Act, the Federal Trade Commission Act (in each case, as amended), or any other federal, state, local or non-U.S. Law that is designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade and (b) any applicable national, non-U.S.

or multi-jurisdictional Laws that are designed to prohibit, restrict or regulate actions by foreigners, such as acquiring interests in, or control over, domestic equities, securities, entities, assets, land or interests, in each case, for compliance with public order or security or national security or similar considerations.
“Outside Date” is defined in Section 9.01(c).
“Parent Documents” is defined in Section 6.01.
“Parent Fees and Expenses” means all fees and expenses, which in accordance with this Agreement, are the responsibility of Parent, Merger Sub or Purchaser.
“Parent Fundamental Representations” means the representations and warranties set forth in Section 6.01 (Organization and Power), Section 6.02 (Authorization), Section 6.03(a) (Parent Capitalization), the first two sentences of Section 6.03(b) (Closing Equity Consideration) and Section 6.07 (Brokerage).
“Parent Indemnified Person” is defined in Section 11.03(a).
“Parent Latest Balance Sheet” is defined in Section 6.12.
“Parent Payments” is defined in Section 7.04(b).
“Parent Securities” is defined in Section 4.08(a).
“Parent Shares” means shares of common stock of Parent.
“Party-Appointed Arbitrators” is defined in Section 13.12(a).
“Payoff Letters” is defined in Section 7.06.
“Pension Plans” is defined in Section 5.15(a).
“Performing At-Risk” means incurring direct costs at the Company Group’s sole risk prior to or in anticipation of and without obligation of funding under a Government Contract.
“Permit” means any approvals, authorizations, consents, licenses, permits, registrations or certificates of a Governmental Body.
“Permitted Liens” means: (a) Liens securing liabilities which are reflected or reserved against in the Financial Statements to the extent so reflected or reserved; (b) Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves are included in the Financial Statements in accordance with GAAP; (c) landlord’s, mechanic’s, materialmen’s, and other similar statutory Liens arising by operation of law or incurred in the Ordinary Course of Business for amounts which are not delinquent; (d) Liens securing rental payments under capital lease arrangements; (e) Liens set forth on Schedule 1.01(b); (f) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Body which do not materially impair the ability of the Company Group to use or operate the real property to which they relate, (g) any imperfections of title, easements, rights (including rights of landlords), leasehold interests of Persons other than the Company Group, encroachments, covenants, conditions and restrictions and other similar matters affecting such real property which do not materially impair the ability of the Company Group to use or operate the real property to which they relate;

(h) Liens arising in the Ordinary Course of Business (including customer return rights, warranty claims, rebates, refunds and other discounts to customers), not incurred in connection with the borrowing of money and for which appropriate reserves have been established in the Financial Statements in accordance with GAAP; (i) Liens in the form of security deposits or otherwise collateralized with letters of credit or similar instruments for which appropriate reserves have been established in the Financial Statements in accordance with GAAP; (j) Liens that will be terminated at or prior to the Closing; and (k) licenses of Intellectual Property.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Body.
“Personal Data” means any data or information in any form that, alone or in combination with other information, can be used to specifically identify any individual, or that otherwise constitutes “personal data,” “personal information,” “personally identifiable information,” “sensitive personal data,” or any analogous term under applicable Laws; Contractual Obligations to which the Company or any of its Subsidiaries is bound; consents and authorizations granted to the Company or any of its Subsidiaries relating to privacy, security, or Processing of Personal Data; the Company’s and its Subsidiaries’ published privacy policies; and self-regulatory standards to which the Company or any of its Subsidiaries is legally or contractually bound, including but not limited to the Payment Card Industry Data Security Standards.
“PFAS” stands for per- and polyfluoroalkyl substances and means any substance which contains at least one fully fluorinated methyl or methylene carbon atom (without any hydrogen (H)/chlorine/bromine/iodine atom attached to it), and therefore, any substance with a perfluorinated methyl group (-CF3) or a perfluorinated methylene group (-CF2-) is a PFAS, including any acids, salts, precursors, polymers or derivatives thereof.
“Pilot” means a person tasked with manipulating the flight controls of an Aircraft and holds the appropriate category, class, and type rating, if appropriate, for the conduct of the flight.
“Plans” is defined in Section 5.15(a).
“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period through the end of the Closing Date.
“Predecessor” is defined in Section 5.01(b).
“Preferred Stock” is defined in Section 6.03(a).
“Privileged Materials” is defined in Section 13.14.
“Privileges” is defined in Section 13.14.
“Process” or “Processing” with regard to Personal Data means the collection, use, storage, maintenance, retention, transmission, access, processing, recording, distribution, transfer, import, export, protection (including security measures), deletion, disposal or disclosure or other activity regarding Personal Data (whether electronically or in any other form or medium).
“Proxy Statement” is defined in Section 8.11.

“Purchase Price Adjustment Escrow Account” is defined in Section 2.03(e).
“Purchase Price Adjustment Escrow Amount” means an amount equal to $5,000,000.
“Purchase Price Adjustment Escrow Funds” means the aggregate value of cash held from time to time by the Escrow Agent in the Purchase Price Adjustment Escrow Account pursuant to the Escrow Agreement.
“Purchaser” is defined in the Preamble.
“R&W Insurance Policies” means those certain representations and warranties insurance policies attached hereto as Exhibit B.
“Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any Subsidiary used in the Business.
“Receivables” is defined in Section 5.07.
“Recommendation” is defined in Section 6.02(b).
“Registration Statement” means any registration statement filed by Parent under the Securities Act and any amendment thereto.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Substance into the environment.
“Required Financial Statements” is defined in Section 7.09.
“Requisite Vote” is defined in Section 8.12(a).
“Restricted Cash” means any cash and cash equivalents of the Company or its Subsidiaries, but expressly excluding up to a maximum of $7,500,000 of the Riga Cash Balance, that is (a) subject to restrictions, limitations, or taxes on use or distribution by law, contract or otherwise, (b) held in a non- United States bank account or in a currency that is not U.S. dollars, (c) otherwise restricted for a particular use, purpose or event, and not available for corporate use or (d) held by Persons other than the Company Group, including landlords, such as a prepayment made by the Company or any of its Affiliates, security or any other deposits, escrows or holdbacks; provided, that notwithstanding the foregoing, no cash in respect of the following, in an aggregate amount not to exceed $5,000,000, shall be considered or treated as Restricted Cash: (i) that certain Performance Bond No. 24-016026-GF with expiry of May 21, 2029, provided by Edge Autonomy Riga SIA in favor of Defence Materiel Agency, Ministry of National Defence (Lithuania), (ii) that certain Advance Payment Bond No. IGR00512024, with expiry of January 31, 2025, provided by Edge Autonomy Riga SIA in favor of State Border Guard Service, Ministry of the Interior of the Republic of Lithuania, (iii) that certain Performance Bond No. IGR00512224 with expiry of January 31, 2025, provided by Edge Autonomy Riga SIA in favor of State Border Guard Service, Ministry of the Interior of the Republic of Lithuania, or (iv) that certain Advance Payment Bond No. IGR00260524, dated as of April 12, 2024, provided by Edge Autonomy Riga SIA in favor of Defence Materiel Agency, Ministry of National Defence (Lithuania), or (v) any other advance payment or performance bond provided in connection with any Government Contract with a customer in the Republic of Lithuania that any member of the Company Group may provide from time to time.

“Restrictive Covenant Agreement” means a restrictive covenant agreement, by and between Parent and AE Consultant, in the form of Exhibit J.
“Retained Deferred Revenue” means an amount equal to the product of (a) all customer pre-payments and deferred revenue of the Company Group multiplied by (b) 60.7% multiplied by (c) 15%.
“Retained Employees” is defined in Section 10.03(a).
“RICO” is defined in Section 10.01.
“Riga Cash Balance” has the definition set forth in the definition of “Latvian Repatriation Amount”.
“Riga Insurance Claim” means that certain insurance claim related to a fire-related incident which occurred on February 7, 2023 and resulted in damage to the Edge Autonomy Riga operating facility.
“Sanctioned Country” means any country or region that is, or has been in the last six (6) years, the subject or target of any comprehensive Sanctions (at the time of this Agreement, the Crimea, Luhansk and Donetsk regions of Ukraine, Cuba, Iran, North Korea, and Syria).
“Sanctioned Person” means (i) any Person that appears on a Sanctions-related list maintained by any Governmental Body with jurisdiction over the Company, including the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC)’s Specially Designated Nationals and Blocked Persons List, Sectoral Sanctions Identification List, and Foreign Sanctions Evaders List, the U.S. Department of Commerce’s Denied Persons List, Unverified List, and Entity List, and the U.S. Department of State’s Debarred Parties List; (ii) any Person located, organized, or resident in, or a Governmental Body or government instrumentality of, any Sanctioned Country; or (iii) any Person directly or indirectly 50% or more owned by any such Person or Persons in clauses (i) or (ii), either individually or in the aggregate; or (iv) otherwise a target of Sanctions (“target of Sanctions” signifying a Person with whom a U.S. Person would be prohibited or restricted by Law from engaging in trade, business, or other activities).
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control (OFAC) of the U.S. Department of the Treasury or the U.S. Department of State (including but not limited to the Laws implemented by OFAC at 31 C.F.R. Parts 500-599), or the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“Schedule” is defined in the definition of “Disclosure Schedules”.
“SEC” means the United States Securities and Exchange Commission.
“SEC Documents” is defined in Section 6.16(a).
“SEC Financial Statements” is defined in Section 6.16(b).
“Second Merger” is defined in the Recitals.
“Section 280G Payments” is defined in Section 7.04(a).

“Securities Act” means the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder).
“Security Incident” means any (i) unauthorized or unlawful acquisition of, access to, or loss of Sensitive Data of the Company or any of its Subsidiaries; (ii) unauthorized Processing, sale or rental of Personal Data by the Company or any of its Subsidiaries; (iii) ransomware, phishing or other cyberattack that resulted in a monetary loss or a business disruption to the Company’s or any of its Subsidiaries’ information technology systems; or (iv) other cyber or security incident that compromises the security, confidentiality or integrity, or availability of Sensitive Data of the Company or any of its Subsidiaries or the Company’s or any of its Subsidiaries’ information technology systems.
“Seller” is defined in the Preamble.
“Seller Adjustment Amount” is defined in Section 2.04(h)(ii).
“Seller Documents” is defined in Section 4.01.
“Sensitive Data” means non-public Personal Data, confidential Trade Secret information or other confidential or proprietary data of the Company or any of its Subsidiaries.
“Software” means any and all (i) computer programs, firmware, and software implementations of algorithms, models and methodologies, whether in Source Code or Object Code; (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; and (iii) all related documentation and materials, including Source Code, Object Code, code repositories, development tools, application programming interfaces, user interfaces, architecture, files, manuals, programmers’ notes, derivative works, foreign language versions, fixes, upgrades, updates, enhancements, current and prior versions and releases.
“Sorainen” means Sorainen ZAB SIA.
“Source Code” means computer software code, in form other than Object Code or machine readable form, including related programmer comments and annotations, help text, data and data structures, instructions and procedural, object-oriented and other code, which may be printed out or displayed in human readable form.
“Special Committee” is defined in the Recitals.
“State of Registration” means (i) the United States, or (ii) such other state of registration of the Aircraft owned by Seller.
“Stock Exchange” means, at any applicable time, the New York Stock Exchange or any other stock exchange on which the Parent Shares are then traded.
“Stock Issuance” is defined in Section 6.02(b).
“Stockholders Meeting” is defined in Section 8.12(a).
“Straddle Period” means a taxable period beginning on or before the Closing Date and ending after the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one (1) or more of the other Subsidiaries of such Person or a combination thereof, or any partnership, association or other business entity of which a majority of the partnership or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one (1) or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls the managing director or general partner of such partnership, association or other business entity.
“Target Working Capital” means $47,054,707.50.
“Tax” means (i) any federal, state, local, or municipal, or non-U.S. taxes, including income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, unclaimed property or abandoned property or escheat, value added, excise, natural resources, net investment income, severance, stamp, occupation, windfall or other profits, environmental, customs, duties, real property, personal property, capital stock, social security (or similar), unemployment, disability, payroll, license, employee, withholding, premium, ad valorem, intangible, recording, proceeds, lease, goods and services, interest equalization, turnover, healthcare, branch, capital gains, capital, net worth, production, employer health, or other tax, duty, fee, levy, impost or other governmental charge or assessment imposed by a Governmental Body in the nature of a Tax, including any interest, penalties or additions to tax in respect of the foregoing, in each case whether disputed or not and (ii) any Liability for the payment of any amounts of the type described in clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any tax sharing or tax allocation agreement or arrangement, or as a result of being liable for another Person’s taxes as a transferee or successor, by Contractual Obligation or otherwise.
“Tax Refund” is defined in Section 12.08.
“Tax Returns” means any return, declaration, report, claims for refund, information return, estimate or other document (including any supporting schedules, statements or information, and including any amendments thereto) filed or required to be filed with a Governmental Body in connection with the determination, assessment or collection of Taxes of any Person or the administration of any Laws relating to any Taxes.
“Tenant Improvement Project Reimbursements” is defined in Section 8.14.
“Termination Fee” is defined in Section 9.02(b).
“Third Party Claim” is defined in Section 11.03(d).
“Trade Compliance Laws” means any requirement of Law relating to the regulation of exports, re-exports, imports, transfers, releases, shipments, transmissions or any other provision of goods, technology, software or services, including without limitation: (a) Laws enforced by U.S. Customs and Border Protection; (b) the Arms Export Control Act (22 U.S.C. §§ 2778 et seq.), and the International Traffic in Arms Regulations (22 C.F.R. Parts 120-130); (c) the Export Control Reform Act of 2018 and the Export Administration Regulations (15 C.F.R. Parts 730-734.); (d) the U.S. anti-boycott Laws administered by the U.S. Department of Commerce’s BIS and the U.S. Department of the Treasury’s Internal Revenue Service; (e) any law, executive order or implementing regulations of the U.S. Department of the Treasury

Office of Foreign Assets Controls (31 C.F.R. Parts 500-599), and Sanctions; and (f) all other Laws concerning exports and imports.
“Trade Secrets” means all trade secrets or other proprietary and confidential information, formulations, unpatented inventions, invention disclosures, financial data, technical data, personal information, financial and marketing plans and information, customer lists, supplier lists, pricing and cost information, business plans, know-how, formulae, methods (whether or not patentable), specifications, designs, processes, procedures, source code, object code, and data collections.
“Transaction Expenses” means, without duplication, to the extent not paid prior to the Closing, and whether or not accrued, the aggregate amount of (a) all fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers, accounting and audit firms, or other representatives and consultants) incurred or otherwise payable or for which the Company Group has any Liability or to be payable by or on behalf of Seller, the Company or any of its Subsidiaries in connection with the negotiation of this Agreement and the transactions contemplated by this Agreement, or any related or Alternative Transactions, (b) all fees payable by the Company or any of its Subsidiaries to AE Consultant in connection with this Agreement or the transactions contemplated by this Agreement, (c) the aggregate amount of all Bonus Payments, (d) fifty percent (50%) of all costs and fees (including all filing fees incurred by the Parties) in connection with any HSR Act or Other Antitrust Regulations and FDI Regulations filing or any regulatory approval required by any Governmental Body in connection with the transactions contemplated by this Agreement, (e) fifty percent (50%) of costs of the D&O Tail Policies, (f) fifty percent (50%) of all costs related to the R&W Insurance Policies, (g) fifty percent (50%) of any Transfer Taxes, (h) fifty percent (50%) of any fees of the Escrow Agent, and (i) fifty percent (50%) of the first $900,000 of all fees, costs and expenses associated with preparing the Required Financial Statements, plus one hundred percent (100%) of such fees, costs and expenses in excess of $900,000. Notwithstanding the foregoing, “Transaction Expenses” will exclude (A) fifty percent (50%) of costs of the D&O Tail Policies, (B) fifty percent (50%) of all costs related to the R&W Insurance Policies, (C) fifty percent (50%) of all costs and fees (including all filing fees incurred by the Parties) in connection with any HSR Act or Other Antitrust Regulations and FDI Regulations filing or any regulatory approval required by any Governmental Body in connection with the transactions contemplated by this Agreement, (D) fifty percent (50%) of any Transfer Taxes, (E) fifty percent (50%) of any fees of the Escrow Agent, (F) fifty percent (50%) of the first $900,000 of all fees, costs and expenses associated with preparing the Required Financial Statements and (G) all costs, fees and expenses and payment obligations to the extent included in (i) Indebtedness or (ii) Closing Working Capital.
“Transaction Tax Deductions” means, without duplication, regardless of by whom or when paid, any Income Tax deductions or losses that are deductible by the Company or any of its Subsidiaries to the extent deductible in a Pre-Closing Tax Period at “a more likely than not” or higher standard of confidence resulting from or attributable to (a) the payment of the Transaction Expenses (including amounts that would have been Transaction Expenses but were in fact paid prior to the Closing), (b) any bonuses, change in control payments, other retention payments or other similar payments (including any Bonus Payments) made in connection with the transactions contemplated by this Agreement, (c) any costs, fees, expenses or other liabilities included in the calculation of Closing Working Capital or Indebtedness, any deduction for unamortized financing costs of the Company or any of its Subsidiaries and premium deductions arising from the repayment of indebtedness (including any previously capitalized expenses attributable thereto, interest, breakage fees or accelerated deferred financing fees and other fees associated with such prepayment), and (d) any other payments or amounts attributable to the transactions contemplated by this Agreement, in each case economically borne by Seller (or any beneficial owner thereof); provided that, the parties shall make any available elections under Revenue Procedure 2011-29, 2011-18 IRB to treat seventy percent (70%) of any success-based fees that were paid as an amount that did not facilitate the transactions contemplated by this Agreement, and therefore treat seventy percent (70%) of such costs as deductible in the taxable year that included the Closing Date for U.S. federal (and applicable state and local) Income Tax purposes.
“Transfer Taxes” is defined in Section 12.05.
“Treasury Regulations” means the U.S. Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.
“Triggering Notice” is defined in Section 8.12(b).
“unit” means a unit of limited liability company interest.
“Waived Benefits” is defined in Section 7.04(a).
“Welfare Plans” is defined in Section 5.15(a).
“Willful Breach” means a knowing and intentional breach of this Agreement in any material respect.
“Working Capital” means (a) the amount of only those specific line items designated as “current assets” in the calculation of Working Capital on Exhibit H, minus (b) the amount of only those specific line items designated as “current liabilities” in the calculation as Working Capital on Exhibit H, in each case, for the Company Group on a consolidated basis calculated in accordance with the Accounting Principles. For the avoidance of doubt, Working Capital shall exclude Cash, Indebtedness, Transaction Expenses, deferred Tax assets or liabilities, and any Income Tax assets or liabilities. Exhibit H sets forth an illustrative example of the calculation of Working Capital (including any such specific adjustments thereto for purposes of calculating Working Capital), as of September 30, 2024. Such calculation is included for reference purposes only, and notwithstanding anything to the contrary, neither the Company nor any other Person makes any representation or warranty in respect thereof. For the avoidance of doubt, in the event of a conflict between the Accounting Principles and Exhibit H, the Accounting Principles will prevail.
1.02    Other Definitional Provisions.
(a)    Accounting Terms. Accounting terms which are not otherwise defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of an accounting term defined in this Agreement (including any definitions set forth in the Accounting Principles) is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control (including any definitions set forth in the Accounting Principles).
(b)    Business Day. If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day.
(c)    Calendar Days. References to any period of days shall be deemed to be the relevant number of calendar days, unless otherwise specified.
(d)    Capacity. References herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity.

(e)    Contractual Obligations. References herein to any Contractual Obligation mean such Contractual Obligation as amended, supplemented or modified (including any waiver thereto).
(f)    Dollar, etc. The terms “dollars” or “$” mean dollars in the lawful currency of the United States of America and all payments made pursuant to this Agreement shall be in U.S. dollars.
(g)    Gender. References herein to any gender shall include each other gender.
(h)    Heirs, Executors, etc. References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02(h) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement.
(i)    Hereof, etc. The terms “hereof,” “herein” and “hereunder” and terms of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement.
(j)    Including, etc. The term “including,” “includes” and terms of similar import have the inclusive meaning frequently identified with the phrase “but not limited to” or “without limitation”.
(k)    Internal References. References herein to a specific article, section, subsection, clause, recital, schedule or exhibit shall refer, respectively, to articles, sections, subsections, clauses, recitals, schedules or exhibits of this Agreement, unless otherwise specified.
(l)    Or. The word “or” is not exclusive.
(m)    Singular and Plural Forms. Unless the context otherwise clearly indicates, each defined term used in this Agreement shall have a comparable meaning when used in its plural or in its singular form.
(n)    Statutes. Unless the context otherwise clearly indicates, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.
(o)    Successor Laws. Any reference to any particular section of the Code or any other Law will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.
(p)    Time Period. With respect to the determination of any period of time, the word “from” or “since” means “from and including” or “since and including,” as applicable, and the words “to” and “until” each means “to but excluding”.
(q)    To the extent. The phrase “to the extent” means the degree by which, and not “if.”
ARTICLE II
THE MERGERS
2.01    Mergers. On and subject to the terms and conditions of this Agreement, at the Closing:
(a)    First Merger.

(i)    The First Merger will be consummated by the filing of a certificate of merger in customary form with the Secretary of State of the State of Delaware (the “First Certificate of Merger”) in accordance with the DGCL and the DLLCA. The First Merger shall be effective at such time as the First Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such later time as the parties may specify in the First Certificate of Merger (the “First Effective Time”). Upon the First Effective Time, Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease and the Company shall continue as the Initial Surviving Company under the laws of the State of Delaware.
(ii)    At the First Effective Time, by virtue of the First Merger and without any further action by any other Person:
(A)    all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Initial Surviving Company and all debts, liabilities, obligations and duties of the Company and Merger Sub shall become debts, liabilities, obligations and duties of the Initial Surviving Company;
(B)    (1) the certificate of formation of the Company, as in effect immediately prior to the First Effective Time, shall be the certificate of formation of the Initial Surviving Company as of the First Effective Time and (2) the LLC Agreement, as in effect immediately prior to the First Effective Time, shall be the limited liability company agreement of the Initial Surviving Company as of the First Effective Time;
(C)    the directors and officers of Merger Sub at the First Effective Time shall be appointed as the managers and officers of the Initial Surviving Company, in each case until successors are duly elected or appointed in accordance with the certificate of formation and limited liability company agreement of the Initial Surviving Company and the DLLCA;
(D)    each share of common stock of Merger Sub issued and outstanding immediately prior to the First Effective Time will be converted into and become one validly issued, fully paid and non-assessable unit of the Initial Surviving Company and Parent will be admitted as the sole member of the Initial Surviving Company; and
(E)    all Company Units issued and outstanding immediately prior to the First Effective Time and all rights in respect thereof shall forthwith cease to exist and be converted into and represent solely the right to receive, in the aggregate and without interest, the Closing Equity Consideration and the Closing Date Cash Proceeds.
(b)    Second Merger.
(i)    Immediately following the First Merger and the Indebtedness Repayment, the Second Merger will be consummated by the filing of a certificate of merger in customary form with the Secretary of State of the State of Delaware (the “Second Certificate of Merger”) in accordance with the DLLCA. The Second Merger shall be effective at such time as the Second Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such later time as the parties may specify in the Second

Certificate of Merger but in any event as soon as practicable following the First Merger and the Indebtedness Repayment (the “Second Effective Time”). Upon the Second Effective Time, the Initial Surviving Company shall be merged with and into Purchaser, the separate existence of the Initial Surviving Company shall cease and Purchaser shall continue as the surviving limited liability company under the laws of the State of Delaware (the “Final Surviving Company”).
(ii)    At the Second Effective Time, by virtue of the Second Merger and without any further action by any other Person:
(A)    all the properties, rights, privileges, powers and franchises of the Initial Surviving Company and Purchaser shall vest in the Final Surviving Company and all debts, liabilities, obligations and duties of the Initial Surviving Company and Purchaser shall become debts, liabilities, obligations and duties of the Final Surviving Company;
(B)    (1) the certificate of formation of Purchaser, as in effect immediately prior to the Second Effective Time, shall be the certificate of formation of the Final Surviving Company as of the Second Effective Time, and
(2) the limited liability company agreement of Purchaser, as in effect immediately prior to the Second Effective Time, shall be the limited liability company agreement of the Final Surviving Company as of the Second Effective Time;
(C)    the managers and officers of Purchaser at the Second Effective Time shall be the managers and officers of the Final Surviving Company, in each case until successors are duly elected or appointed in accordance with the limited liability company agreement of the Final Surviving Company and the DLLCA;
(D)    each unit of the Initial Surviving Company issued and outstanding immediately prior to the Second Effective Time will be converted into and become one validly issued and fully paid unit of the Final Surviving Company and Parent will continue as the sole member of the Final Surviving Company; and
(E)    each unit of Purchaser issued and outstanding immediately prior to the Second Effective Time and all rights in respect thereof shall be cancelled and forthwith cease to exist.
2.02    Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the electronic exchange of documents and signature pages at 9:00 a.m. prevailing Eastern Time on the third (3rd) Business Day following full satisfaction or due waiver of all of the closing conditions set forth in Article III (other than those conditions to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at Closing), or on such other date as is mutually agreed to in writing by Parent and Seller. The date and time on which the Closing occurs is referred to herein as the “Closing Date”.
2.03    Closing Transactions. Subject to the terms and conditions set forth in this Agreement, the parties hereto shall consummate the following transactions on the Closing Date:
(a)    (i) the Company and Merger Sub shall cause the First Certificate of Merger to be duly executed and filed with the Secretary of State of the State of Delaware, and (ii) immediately following the First Merger and the Indebtedness Repayment, the Initial Surviving Company and the Purchaser shall cause the Second Certificate of Merger to be duly executed and filed with the Secretary of State of the State of Delaware;
(b)    Parent shall issue or transfer, or cause to be issued or transferred, to Seller the number of Parent Shares payable as the Closing Equity Consideration pursuant to the terms hereof, which may be represented by book-entry interests or one or more certificates issued to Seller at Parent’s election;
(c)    Parent shall pay, or cause to be paid, to Seller the Closing Date Cash Proceeds by wire transfer of immediately available funds to the account(s) designated by Seller;
(d)    Parent shall repay, or cause to be repaid, on behalf of the Company Group, as applicable, all amounts necessary to discharge fully the then-outstanding balance of all Indebtedness set forth on Schedule 2.03(d), if any, (for the avoidance of doubt, after giving effect to the Company Pre- Closing Payments) by wire transfer of immediately available funds in accordance with the Payoff Letters relating to the account(s) designated by the holders of such Indebtedness (the “Indebtedness Repayment”);
(e)    Parent shall deliver to the Escrow Agent for deposit into an escrow account (such account, the “Purchase Price Adjustment Escrow Account”), an aggregate amount of cash equal to the Purchase Price Adjustment Escrow Amount;
(f)    Parent shall pay, or cause to be paid, on behalf of the Company, all unpaid Transaction Expenses identified on Schedule 2.03(f) (other than the Bonus Payments, if any) (for the avoidance of doubt, after giving effect to the Company Pre-Closing Payments) to each Person who is owed a portion thereof;
(g)    Parent shall pay, or cause to be paid, to the Company, for further distribution to and by the Company’s and its Subsidiaries’ payroll provider in accordance with the Company’s payroll processes and procedures, an aggregate amount equal to all unpaid Bonus Payments that are set forth on Schedule 2.03(g) (for the avoidance of doubt, after giving effect to the Company Pre-Closing Payments), if any, for distribution by the Company to its applicable employees or other service providers through the payroll processing system of the Company;
(h)    the Company shall deliver, or cause to be delivered, to Parent the Consulting Termination Agreement, duly executed by AE Consultant and Edge Autonomy Bend;
(i)    Seller shall deliver to Parent an IRS Form W-9 duly executed by the Seller;
(j)    Seller and Parent shall each execute and deliver the A&R Investor Rights Agreement; and
(k)    the parties hereto shall make such other deliveries as are required to satisfy the conditions set forth in Article III.
2.04    Closing Purchase Price Adjustment.
(a)    At least three (3) Business Days prior to the Closing Date, the Company shall prepare and deliver to Parent (i) a good faith estimate of both (x) the Closing Purchase Price (the “Estimated Closing Purchase Price”), including each of the components thereof calculated in accordance with the definition thereof and, as applicable, the Accounting Principles, based on the Company’s and its Subsidiaries’ books and records and other information then available, and (y) the Closing Equity Consideration, and (ii) updates to Schedules 2.03(d), 2.03(f) and 2.03(g) which, respectively, will contain all Indebtedness, Transaction Expenses (other than Bonus Payments) and Bonus Payments which will all be included in the Estimated Closing Purchase Price. Following delivery of the Company’s calculation of the Estimated Closing Purchase Price and the Closing Equity Consideration, to the extent reasonably requested in writing by Parent, the Company shall make available to Parent supporting documentation (subject to execution of any customary work paper access letter to the extent applicable) used in, and Company personnel involved in, preparing the Estimated Closing Purchase Price and the Closing Equity Consideration (including making their chief financial officer(s) and accountants available to respond to reasonable written or oral inquiries of Parent or its representatives) and the Company shall (A) accept any reasonable comments provided by Parent in good faith based on Parent’s review of the Estimated Closing Purchase Price (or any components thereof) to the extent that the Company does not have reasonable and good faith disagreements with respect thereto, and (B) revise its calculation of the Estimated Purchase Price and the Closing Equity Consideration accordingly; provided that, if following the Parties’ mutual good faith efforts to agree upon the Estimated Closing Purchase Price or the Closing Equity Consideration there remains any good faith dispute over the Estimated Closing Purchase Price or the Closing Equity Consideration, any items subject to such good faith dispute shall be as set forth in the Estimated Closing Purchase Price and the Closing Equity Consideration delivered by the Company as modified by any agreement between the Parties in accordance with this Section 2.04(a) shall govern in all respects for purposes of Closing. For the avoidance of doubt, the obligation of the Company to consider in good faith the reasonable comments of Parent regarding the Estimated Closing Purchase Price and the Closing Equity Consideration shall in no event require the Closing be postponed or otherwise delayed. For the avoidance of doubt, Parent’s failure to object to the Company’s determination of the Estimated Closing Purchase Price and/or the Closing Equity Consideration shall not be deemed a waiver of any of its rights or remedies under this Section 2.04.
(b)    As promptly as practicable after the Closing, but in no event later than one-hundred and twenty (120) days after the Closing Date, Parent shall prepare and deliver to Seller a statement (the “Closing Statement”) setting forth with reasonable support, Parent’s good faith calculation of the Closing Purchase Price, including each of the components thereof, in each case in accordance with the definitions thereof and, as applicable, the Accounting Principles, and a consolidated balance sheet of the Company Group as of the Measurement Time (the “Closing Balance Sheet”).
(c)    The Closing Balance Sheet shall (i) be prepared in a format consistent with Exhibit H, and Indebtedness and the Closing Working Capital shall be determined, as applicable, in accordance with the Accounting Principles, and (ii) not include any changes in assets or liabilities as a result of purchase accounting adjustments, or changes arising from or resulting as a consequence of the transactions contemplated by this Agreement.
(d)    The post-Closing purchase price adjustment as set forth in this Section 2.04 is not intended to permit the introduction of different accounting methods, policies, practices, procedures, conventions, categorizations, definitions, principles, judgments, assumptions, techniques or estimation methods with respect to financial statements, their classification or presentation or otherwise (including with respect to the nature of accounts, level of reserves or level of accruals) from those used in the Accounting Principles.
(e)    Parent and its Subsidiaries (including the Company Group) shall (i) permit Seller and its representatives to have reasonable access to the books, records and other documents (including work papers, schedules, financial statements, memoranda, etc.) pertaining to or used in connection with the preparation of the Closing Statement or the Closing Balance Sheet and Parent’s calculation of the Closing Purchase Price and provide Seller with copies thereof (as reasonably requested by Seller) (in each case, subject to execution of any customary work paper access letter to the extent applicable) and (ii) provide Seller and its representatives reasonable access to Parent’s and its Subsidiaries’ (including the Company’s and its Subsidiaries’) employees and advisors who were involved in the preparation of the Closing Statement, the Closing Balance Sheet and Parent’s calculation of the Closing Purchase Price (including making their chief financial officer(s) and accountants available to respond to reasonable written or oral inquiries of Seller or its representatives). If Seller disagrees with any part of Parent’s calculation of the Closing Purchase Price as set forth on the Closing Statement or the Closing Balance Sheet, Seller shall, within thirty (30) days after Seller’s receipt of the Closing Statement and the Closing Balance Sheet, notify Parent in writing of such disagreement by setting forth in reasonable detail, the specific items in the Closing Statement that are being disputed by Seller, Seller’s calculation of the Closing Purchase Price, including each of the components thereof, and the basis for such disagreement (an “Objection Notice”). Any determination set forth in the Closing Statement, which is not specifically objected to in an Objection Notice delivered within such thirty (30)-day period, shall be conclusive, final and binding on all of the Parties for all purposes hereunder; provided, however, that if Seller objects (in whole or in part) to any item or amount set forth in the Closing Statement, then in resolving such objection Parent shall be entitled to propose adjustments to any other items or amounts affected by the Seller’s objection and Parent’s proposed adjustments shall be resolved in accordance with this Section 2.04(e). If an Objection Notice is timely delivered to Parent, then Parent and Seller shall negotiate in good faith to resolve their disagreements with respect to the computation of the disputed items in the Closing Purchase Price. Parent and Seller each acknowledge and agree that all discussions related to the Objection Notice are, without prejudice, communications made in confidence with the intent of attempting to resolve a litigious dispute and are subject to settlement privilege. In the event that Parent and Seller are unable to resolve all such disagreements within thirty (30) days after Parent’s receipt of such Objection Notice or such longer period as Parent and Seller may mutually agree in writing, Parent and Seller shall promptly submit such remaining disagreements to BDO USA, P.C., or, if such firm refuses or is otherwise unable to act in such capacity, to Stout Risius Ross, LLC, or if such firm also refuses or is otherwise unable to act in such capacity, an independent nationally-recognized accounting firm as is acceptable to Parent and Seller (the “Firm”); provided, however, if the parties cannot reach agreement on which entity will serve as the Firm (in the event the parties’ first and alternative firms refuse or are otherwise unable to serve in such capacity), within seven (7) days of either party declaring an impasse, Parent and Seller shall each appoint an independent nationally- recognized accounting firm to represent them, and the parties shall cause such firms to within fourteen (14) days appoint an independent nationally-recognized accounting firm to serve as the Firm. In the event that such impasse-dependent selection process is needed, if a party does not reasonably cooperate in such selection process, the cooperating party’s appointed independent nationally-recognized accounting firm shall serve as the Firm. In the event that the Firm is not selected pursuant to the aforementioned procedures set forth in this Section 2.04(e), the parties shall submit the dispute to JAMS arbitration, pursuant to the JAMS Rules. For the avoidance of doubt, disputes intended to be submitted to the Firm (or in the event the Firm cannot be selected, to arbitration pursuant to the JAMS Rules) relate only to the calculation of the Closing Purchase Price and whether this Section 2.04 was properly applied. Any and all other claims, including but not limited to breaches of representations and warranties, Fraud or other willful misconduct (even if such claims relate to or have an impact on the Closing Purchase Price) shall be subject to the dispute resolution requirements set forth in Section 13.11, Section 13.12 or Section 13.18, as applicable.
(f)    The Firm shall act as an expert and not as an arbitrator, and make a final and binding determination with respect to the computation of the Closing Purchase Price, including each of the components thereof, to the extent such amounts are in dispute, in accordance with the guidelines and procedures set forth in this Agreement and on Exhibit D. Parent and Seller shall cooperate with the Firm during the term of its engagement and shall use reasonable best efforts to cause the Firm to resolve all remaining disagreements with respect to the computation of the Closing Purchase Price, including each of the components thereof, as soon as practicable. The Firm shall consider only those items and amounts in Parent’s and Seller’s respective calculations of the Closing Purchase Price, including each of the components thereof, that in all cases are initially submitted by Parent and Seller to the Firm for resolution (which shall not include any categories of items that were not included in the Objection Notice) and identified as being items and amounts to which Parent and Seller have been unable to agree. In resolving any disputed item, the Firm may not assign a value to any item in dispute other than either (i) Parent’s proposed value for such disputed item as submitted by Parent in good faith after considering Seller’s proposed value therefor, or (ii) Seller’s proposed value for such disputed item as submitted by Seller in good faith after considering Parent’s proposed value therefor (i.e., a “baseball arbitration”), based on whether Parent’s or Seller’s proposed value of such disputed item is closer to the Firm’s own calculations for such disputed item. Except as permitted on Exhibit D hereto in order to clarify or understand any position or argument made by a party in a written submission, the Firm’s determination of the Closing Purchase Price, including each of the components thereof, shall be based solely on written presentations submitted by Parent and Seller which are in accordance with the guidelines and procedures (including the definitions of each of the components thereof) set forth in this Agreement (i.e., not on the basis of an independent review). The determination of the Firm shall be conclusive and binding upon the parties hereto and shall not be subject to appeal or further review absent clerical or mathematical manifest error, fraud or willful misconduct by Parent, the Company or the Seller.
(g)    The fees, costs and expenses of the Firm will be allocated to and borne by the non- prevailing party. If there are multiple items submitted to the Firm that have been identified as being items and amounts to which Parent and Seller have been unable to agree and a party prevailed with respect to some but not all of such disputed items, then the party whose non-prevailing positions in dollar terms exceeded, in the aggregate, such party’s prevailing positions, shall be the non-prevailing party, and in the event that a party’s prevailing and non-prevailing positions are equal, there shall be no non-prevailing party and the parties will equally bear the fees, costs and expenses of the Firm. Prior to the Firm’s determination of the Closing Purchase Price, (i) Parent, on the one hand, and Seller, on the other hand, shall retain the Firm and each pay fifty percent (50%) of any retainer paid to the Firm, and (ii) during the engagement of the Firm, the Firm will bill fifty percent (50%) of the total charges to each of Parent, on the one hand, and Seller, on the other hand. In connection with the Firm’s determination of the Closing Purchase Price, the Firm shall also determine, pursuant to the terms of the first and second sentences of this Section 2.04(g), and taking into account all fees, costs and expenses of the Firm already paid by each of Parent, on the one hand, and Seller, on the other hand, as of the date of such determination, the allocation of the Firm’s fees, costs and expenses between Parent and Seller, which such determination shall be conclusive and binding upon the parties hereto.
(h)    Within five (5) Business Days after the Closing Purchase Price, including each of the components thereof, is finally determined pursuant to this Section 2.04:
(i)    if the Closing Purchase Price as finally determined pursuant to this Section 2.04 is less than the Estimated Closing Purchase Price (the total amount of such shortfall, the “Parent Adjustment Amount”), then Parent and Seller shall cause the Escrow Agent to (A) deliver to Parent from the Purchase Price Adjustment Escrow Account an aggregate amount of cash equal to the Parent Adjustment Amount, provided, that if the Parent Adjustment Amount is greater than the Purchase Price Adjustment Escrow Amount, then Parent shall only be entitled to receive an amount equal to the Purchase Price Adjustment Escrow Amount, and (B) deliver to Seller the balance of any cash remaining in the Purchase Price Adjustment Escrow Funds; or
(ii)    if the Closing Purchase Price as finally determined pursuant to this Section 2.04 is greater than the Estimated Closing Purchase Price (the total amount of such excess, the “Seller Adjustment Amount”), then (A) Parent shall pay or cause to be paid to Seller an amount equal to the lesser of (x) the Seller Adjustment Amount and (y) the amount of the Purchase Price Adjustment Escrow Amount, and (B) Parent and Seller shall cause the Escrow Agent to deliver to Seller all cash in the Purchase Price Adjustment Escrow Account.
(i)    Unless otherwise required by applicable Law, any payment made pursuant to Section 2.04(h) shall (i) be treated by all parties for U.S. federal (and applicable state, local, and non-U.S.) Income Tax purposes as an adjustment to the Enterprise Value and (ii) be made by wire transfer of immediately available funds to the account(s) designated by Parent or Seller, as applicable. Notwithstanding anything to the contrary in this Section 2.04, absent manifest error, fraud or willful misconduct by the Company or the Seller with respect to the preparation of the Estimated Closing Purchase Price or the financial statements or books or records relating thereto, the payments described in Section 2.04(h)(i) shall be the sole and exclusive remedy of Parent for any and all claims arising under this Agreement with respect to this Section 2.04.
2.05    Certain Payments. The Company shall act as paying agent in effecting any payments that are compensatory for income Tax purposes and are made in connection with the transactions contemplated by this Agreement to any individual currently or formerly employed by the Company or any of its Subsidiaries. The Company (or any other Person that has any withholding obligation with respect to any payment made pursuant to this Section 2.05) shall be entitled to deduct and withhold from any payments to be made pursuant to this Section 2.05 any Taxes required to be deducted and withheld with respect to the making of such payments under the Code or any other applicable provision of Law and any amounts deducted or withheld hereunder shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
2.06    Withholding. Parent (and any other Person that has any withholding obligation with respect to any payment made pursuant to this Agreement) shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any Person in such amounts as Parent or such other Person is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable provision of Tax Law; provided that, except with respect to any payments that are compensatory for Income Tax purposes, subject to payroll Taxes and payable pursuant to Section 2.05, Parent or such other Person shall use commercially reasonable efforts to provide Seller with reasonable written notice at least five (5) Business Days prior to deducting or withholding any amounts pursuant to this Section 2.06 other than any deduction or withholding relating to a failure to deliver the form to Parent pursuant to Section 2.03(i), and shall provide an opportunity to Seller to mitigate, reduce or eliminate any such deduction or withholding. To the extent that amounts are so deducted or withheld and duly and timely paid over to the applicable Governmental Body in accordance with applicable Law, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
ARTICLE III
CONDITIONS TO CLOSING
3.01    Conditions to Parent’s, Purchaser’s and Merger Sub’s Obligation. The obligation of Parent, Purchaser and Merger Sub to consummate the Closing is subject to the satisfaction of the following conditions immediately prior to the Closing:
(a)    the representations and warranties set forth in Article IV, Article V or Article VII (only to the extent that Section 7.01(b) is incorporated by reference into Section 5.09(b)) of this Agreement (other than, in each case, the Company Fundamental Representations), as qualified by the Disclosure Schedules in accordance with Section 13.06 of this Agreement, shall be true and correct as of the Closing Date (without giving effect to any Materiality Qualifier) except (i) to the extent that the failure of such representations and warranties to be true and correct, individually or in the aggregate with all failures in clauses (i) and (ii), does not constitute a Material Adverse Change, and (ii) for those representations and warranties which expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct (without giving effect to any Materiality Qualifier) as of such earlier date except to the extent that the failure of such representations and warranties to have been true and correct as of such earlier date, individually and in the aggregate with all failures in clauses (i) and (ii), did not constitute a Material Adverse Change;
(b)    (i) the Company Fundamental Representations (other than the representations and warranties set forth in Section 5.04), as qualified by the Disclosure Schedules in accordance with Section 13.06 of this Agreement, shall be true and correct in all respects (other than any de minimis inaccuracies) as of the Closing Date as if made on and as of the Closing Date, except for those Company Fundamental Representations which expressly relate to an earlier date, in which case such Company Fundamental Representations shall have been true and correct in all respects (other than any de minimis inaccuracies) as of such earlier date; and (ii) the representations and warranties set forth in Section 5.04 (without giving effect to any Materiality Qualifier in Section 5.04) shall be true and correct in all material respects as of the Closing Date;
(c)    the Company and Seller shall (i) not be in breach in any material respect of any of the covenants and agreements required to be performed by them under this Agreement prior to the Closing (other than the covenant set forth in Section 7.01(b)(iv)), and (ii) not be in breach in any respect (other than any de minimis breaches) of the covenant set forth in Section 7.01(b)(iv);
(d)    the Company shall have delivered to Parent a certificate signed by an officer of the Company in the form of Exhibit E, dated as of the Closing Date, certifying that the conditions specified in Section 3.01(a), Section 3.01(b), and Section 3.01(c), in each case, solely with respect to the representations, warranties, covenants and agreements of the Company, have been satisfied;
(e)    Seller shall have delivered to Parent a certificate signed by an officer of Seller in the form of Exhibit F, dated as of the Closing Date, certifying that the conditions specified in Section 3.01(a), Section 3.01(b), and Section 3.01(c) in each case, solely with respect to the representations, warranties, covenants and agreements of Seller, have been satisfied;
(f)    the Escrow Agreement shall have been executed by the Escrow Agent and Seller and shall have been delivered to Parent;
(g)    the Company shall have delivered to Parent a certificate, dated as of the Closing Date and sworn under penalty of perjury, in the form of Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c), certifying that none of the Company Units is a “United States real property interest” as defined in Section 897(c)(1)(A) of the Code because the Company is not, and has not been at any time during the five (5) years preceding the date of such certification, a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code, together with a signed notice to be mailed by Parent (together with a copy of the certificate) to the IRS in accordance with Treasury Regulation Section 1.897-2(h)(2); provided that Parent, Purchaser and Merger Sub’s only remedy for the Company’s failure to provide such certificate is to withhold in accordance with Section 2.06, unless Seller provided an IRS Form W-9, e.g., pursuant to Section 2.03(a)(i), in which case there shall be no remedy for the Company’s failure to provide such certificate;
(h)    the Company shall have delivered the Payoff Letters to Parent no less than three (3) Business Days prior to Closing;

(i)    the Company shall have delivered resignation letters of all directors, managers and officers of the Company and each of its Subsidiaries, other than with respect to resignations that would require a member of the Company Group to obtain a consent, waiver or approval of, or provide a notice to, a Governmental Body;
(j)    [INTENTIONALLY OMITTED];
(k)    the Consulting Termination Agreement shall have been executed by AE Consultant and the Company and shall have been delivered to Parent;
(l)    the Restrictive Covenant Agreement shall have been executed by AE Consultant and delivered to Parent;
(m)    the gross receipts Taxes in States of Ohio and Washington for the Pre-Closing Tax Periods shall have been fully paid; and
(n)    no Material Adverse Change shall have occurred.
3.02    Conditions to the Company’s and Seller’s Obligations. The obligations of the Company and Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions immediately prior to the Closing:
(a)    the representations and warranties set forth in Article VI of this Agreement (other than, in each case, the Parent Fundamental Representations), as qualified by the Disclosure Schedules in accordance with Section 13.06 of this Agreement, shall be true and correct as of the Closing Date (without giving effect to any Materiality Qualifier), except (i) to the extent that the failure of such representations and warranties to be true and correct, individually or in the aggregate with all failures in clauses (i) and (ii), does not constitute a Material Adverse Change, and (ii) for those representations and warranties which expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct (without giving effect to any Materiality Qualifier) as of such earlier date except to the extent that the failure of such representations and warranties to have been true and correct as of such earlier date, individually and in the aggregate with all failures in clauses (i) and (ii), did not constitute a Material Adverse Change;
(b)    the Parent Fundamental Representations, as qualified by the Disclosure Schedules in accordance with Section 13.06 of this Agreement, shall be true and correct in all respects (other than any de minimis inaccuracies) as of the Closing Date as if made on and as of the Closing Date, except for those Parent Fundamental Representations which expressly relate to an earlier date, in which case such Parent Fundamental Representations shall have been true and correct in all respects (other than any de minimis inaccuracies) as of such earlier date;
(c)    Parent, Purchaser and Merger Sub shall not be in breach in any material respect of the covenants and agreements required to be performed by them under this Agreement prior to the Closing;
(d)    the fair market value of the Closing Equity Consideration, based on the volume weighted average price for Parent Shares on the day of the Closing, will equal an amount greater than 40% of the sum of (x) the fair market value of the Closing Equity Consideration, based on the volume weighted average price for Parent Shares on the day of the Closing, and (y) Closing Date Cash Proceeds;

(e)    Parent shall have delivered to the Company and Seller a certificate signed by an officer of Parent in the form of Exhibit G, dated as of the Closing Date, certifying that the conditions specified in Section 3.02(a) and Section 3.02(b) have been satisfied;
(f)    the Escrow Agreement shall have been executed by the Escrow Agent and Parent and shall have been delivered to the Company and Seller; and
(g)    the Minimum Cash Requirement shall be met.
3.03    Conditions to All Parties’ Obligations. The obligation of each of the Company, Seller, Parent, Merger Sub and Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of immediately prior to the Closing:
(a)    the approvals and waiting periods under the HSR Act and any Other Antitrust Regulations, FDI Regulations and any other applicable Law that are required for the consummation of the transactions contemplated by this Agreement and set forth on Schedule 5.04(A) shall have been received and remain in effect (in the case of approvals) or expired, waived or been terminated (in the case of waiting periods);
(b)    no final, binding and non-appealable injunction, order, judgment, decision, decree or ruling shall have been issued, promulgated, enacted or enforced by any Governmental Body enjoining or otherwise prohibiting the performance of this Agreement or the consummation of any of the transactions contemplated by this Agreement;
(c)    Parent shall have received the Requisite Vote at the Stockholders Meeting; and
(d)    this Agreement shall not have been terminated in accordance with Section 9.01.
3.04    Frustration of Closing Conditions. No party hereto may rely on the failure of any condition set forth in Section 3.01, Section 3.02 or Section 3.03, as the case may be, if such failure was caused by such party’s failure to comply with any provision of this Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER
Seller represents and warrants to each of Parent, Purchaser and Merger Sub that the statements in this Article IV are true and correct, except as set forth in the Disclosure Schedules in accordance with Section 13.06 of this Agreement.
4.01    Organization and Power. Seller is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full limited partnership power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to be executed by Seller in connection with the transactions contemplated by this Agreement (the “Seller Documents”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Seller has made available to Parent true and complete copies of the Governing Documents of the Seller as currently in effect. Seller is not in material default under or in material violation of any provision of its Governing Documents.
4.02    Authorization. The execution, delivery and performance of this Agreement and each of the Seller Documents by Seller and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all requisite limited partnership action, and no other limited partnership proceedings, except for the filing of the First Certificate of Merger pursuant to the DGCL and the DLLCA and Second Certificate of Merger pursuant to the DLLCA, are necessary to authorize the execution, delivery or performance of this Agreement by Seller. Seller, in its capacity as sole member of the Company, has approved this Agreement and the transactions contemplated hereby. This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by Seller, and assuming that each of this Agreement and the Seller Documents, as applicable, is a valid and binding obligation of the other parties hereto and thereto (to the extent applicable), this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity.
4.03    Title to Company Units. Seller legally and beneficially owns all of the Company Units. Other than the Company Units, there are no other Equity Securities of the Company, Seller is the sole member of the Company, and, at the Closing, Seller shall deliver good and valid title to the Company Units, free and clear of all Liens (other than Liens and any other transfer restrictions arising under applicable securities Laws), in accordance with the terms and conditions hereof.
4.04    No Violation. Except for the requirements of the HSR Act and Other Antitrust Regulations and FDI Regulations, and any other consents that are required for the consummation of the transactions contemplated by this Agreement and set forth on Schedule 5.04, Seller is not subject to or obligated under its Governing Documents, any applicable Law, or rule or regulation of any Governmental Body, or any material agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated in any material respect by Seller’s execution, delivery or performance of this Agreement.
4.05    Governmental Bodies; Consents. Except for the requirements of the HSR Act and any Other Antitrust Regulations and FDI Regulations that are required for the consummation of the transactions contemplated by this Agreement and set forth on Schedule 5.04, Seller is not required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by this Agreement. No consent, approval or authorization of any Governmental Body or any other party or Person is required to be obtained by Seller in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.
4.06    Actions. There are no Actions pending, threatened in writing or, to the knowledge of Seller, otherwise threatened, against Seller at law or in equity, or before or by any Governmental Body, which would adversely affect Seller’s performance under this Agreement or the consummation of the transactions contemplated by this Agreement.
4.07    Brokerage. There are no claims for, and no Person is entitled to any, brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller for which Parent or any of its Subsidiaries will be liable following the Closing.
4.08    Investment Representations.
(a)    Seller is acquiring the Parent Shares issued to it pursuant to this Agreement (the “Parent Securities”) for its own account and not with a view to distribution in violation of any securities Laws. Seller has been advised and understands and acknowledges that the Parent Securities have not been registered under the Securities Act or under the “blue sky” Laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by Law and, subject to the A&R Investor Rights Agreement, Parent is not required to register the Parent Securities. Seller will not sell, transfer or otherwise dispose of the Parent Securities or any interest therein except in a transaction registered pursuant to the provisions of the Securities Act or in a transaction exempt from or not subject to the registration requirements of the Securities Act. Seller has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act. The purchase of the Parent Securities by Seller has not been solicited by or through anyone other than Parent.
(b)    Seller is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act and is able to bear the risk of its investment in the Parent Securities for an indefinite period. Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Parent Securities. Seller is able to bear the economic risk of an investment in the Parent Securities and is able to afford a complete loss of such investment.
(c)    Seller or its representatives have been furnished with materials relating to the business, finances and operations of Parent and relating to the offer and sale of the Parent Securities that have been requested by Seller. Seller or its representatives have been afforded the opportunity to ask questions of Parent or its representatives and receive answers concerning the terms and conditions of the offering of the Parent Securities and to obtain any additional information which Parent possesses or can acquire without unreasonable effort or expense. Seller understands and acknowledges that its ownership of the Parent Securities involves a high degree of risk and uncertainty. Seller has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Parent Securities.
(d)    Seller understands and acknowledges that, until such time as the Parent Securities have been registered pursuant to the provisions of the Securities Act, or the Parent Securities are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the certificate or book entry position representing the Parent Securities will bear or reflect, as applicable, a restrictive legend or instructions the same or substantially similar to the following: “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT (WHICH MAY INCLUDE AN OPINION OF COUNSEL) THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.”
(e)    Seller understands and acknowledges that the Parent Securities are being offered and issued in reliance on a transactional exemption from the registration requirements of federal and state securities Laws, and that Parent is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Seller set forth in this Agreement in (i) concluding that the issuance and sale of the Parent Securities is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions and the suitability of Seller to purchase the Parent Securities.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to each of Parent, Purchaser and Merger Sub that the statements in this Article V are true and correct, except as set forth in the Disclosure Schedules in accordance with Section 13.06 of this Agreement. All references in this Article V to the Company and/or any of its Subsidiaries shall also include for all purposes all Predecessors of the Company Group.
5.01    Organization and Power; Predecessors.
(a)    The Company is a limited liability company duly formed and organized, validly existing and in good standing under Delaware Law, and the Company has all requisite limited liability company power and authority to own and operate its properties and to carry on its businesses as now conducted. The Company is qualified to do business and is in good standing (or the equivalent) in every jurisdiction in which its ownership of property or the conduct of business as now conducted requires the Company to qualify, except where the failure to be so qualified would not constitute a Material Adverse Change. The Company has made available to Parent true and complete copies of the Governing Documents of the Company as currently in effect. The Company is not in material default under or in material violation of any material provision of its Governing Documents. The minute books for the three (3) years preceding the date of this Agreement (or, if less, from the date of formation) of the Company have been made available to Parent and are in all material respects true, complete and correct.
(b)    Set forth on Schedule 5.01(b)(i) are all the names (i.e., “trading” or “doing business as” names) under which the Company Group is conducting business. Schedule 5.01(b)(ii) sets forth a true, accurate and complete list of, in each case in the last four (4) years, (a) any Person that has merged with or into, or converted into, the Company or any of its Subsidiaries, (b) any Person a majority of whose capital stock (or similar outstanding ownership interests) has been acquired by the Company or any of its Subsidiaries, (c) any Person all or substantially all of whose assets have been acquired by the Company or any of its Subsidiaries and (d) any prior names of the Company, any of its Subsidiaries or any Person described in clauses (a) through (c) (each such Person, a “Predecessor”).
5.02    Subsidiaries. Except as set forth on Schedule 5.02, the Company (a) does not have nor has it, in the past four (4) years, ever had any Subsidiaries or held any Investments or any obligation to make any Investments in any Person, and (b) owns, directly or indirectly, of record and beneficially, all Equity Securities in each of its Subsidiaries, free and clear of all Liens (other than Permitted Liens and Liens arising under applicable securities Laws), and all such Equity Securities are validly issued, fully paid and non-assessable (to the extent such concept is applicable to such equity interests). Each of the Subsidiaries of the Company is duly incorporated, formed or organized, as applicable, validly existing and in good standing (or its equivalent, if applicable) under the applicable Laws of its jurisdiction of incorporation, formation or organization, as applicable, and each of the Subsidiaries of the Company has all requisite limited liability company or corporate (or comparable entity) power and authority to own and operate its properties and to carry on its businesses as now conducted. Each of the Subsidiaries of the Company is qualified to do business and is in good standing (or its equivalent) in every jurisdiction in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified would not constitute a Material Adverse Change. The Company has made available to Parent true and complete copies of the Governing Documents of each of the Subsidiaries of the Company as currently in effect. None of the Subsidiaries of the Company is in material default under or in material violation of any provision of its Governing Documents. The minute books for the three (3) years preceding the date of this Agreement (or, if less, from the date of formation) of each of the Subsidiaries of the Company have been made available to Parent and are in all material respects true, complete and correct.

5.03    Authorization; No Breach.
(a)    The Company has full limited liability company power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to be executed by the Company in connection with the transactions contemplated by this Agreement (the “Company Documents”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Company Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all requisite limited liability company action, and no other limited liability company proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been, and each of the Company Documents will be at or prior to the Closing, duly and validly authorized, executed and delivered by the Company, and assuming that this Agreement and each of the Company Documents, as applicable, is a valid and binding obligation of the other parties hereto and thereto (to the extent applicable), this Agreement constitutes, and each of the Company Documents when so executed and delivered will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity.
(b)    Except for the requirements under the HSR Act and any Other Antitrust Regulations and FDI Regulations that are required for the consummation of the transactions contemplated by this Agreement and set forth on Schedule 5.04 and as set forth on Schedule 5.03(b), the execution, delivery and performance of this Agreement and each of the Company Documents by the Company and the consummation of the transactions contemplated hereby and thereby, or compliance by the Company Group with any of the provisions hereof or thereof, do not and will not conflict with, result in any material breach of, require any notice under, constitute a material default under (with or without notice or lapse of time or both), result in a material violation of, result in the creation of any Lien upon any material properties or assets of the Company or any of its Subsidiaries under, give rise to any right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or give rise to any obligation of the Company or any of its Subsidiaries to make any material payment under, any provision of (i) any of the Company’s or any of its Subsidiaries’ Governing Documents, (ii) any Contractual Obligation of the Company or any of its Subsidiaries required to be set forth on Schedule 5.12 or with respect to which potential Liabilities would reasonably be expected to exceed $100,000 as a result of any such conflict, breach, failure to deliver notice, default, violation or Lien, (iii) any outstanding Governmental Order applicable to the Company or any of its Subsidiaries or any of the material properties or assets of the Company or any of its Subsidiaries, or (iv) any applicable Law to which the Company or any of its Subsidiaries is subject.
5.04    Governmental Consents. Except for the requirements of the HSR Act and any Other Antitrust Regulations and FDI Regulations that are required for the consummation of the transactions contemplated by this Agreement and except as set forth on Schedule 5.04, no material authorization or approval or other action by, and no notice to or filing with, any Governmental Body is required in connection with any of the execution, delivery or performance of this Agreement or the other Company Documents by the Company or the consummation by the Company of any other transaction contemplated by this Agreement.
5.05    Units.
(a)    The Company Units consist of 1,000 units, all of which are owned and held of record by Seller free and clear of any Liens (other than Permitted Liens and liens arising under applicable securities Laws) and there are no other authorized or issued Equity Securities of the Company. None of the

Company Units are in certificated form. All of the issued and outstanding Company Units are duly authorized, fully paid, and validly issued and none of the issued and outstanding Company Units were issued in violation of any preemptive, subscription or similar rights or Contractual Obligations, in each case to which Seller or the Company is a party or by which it is bound, or applicable securities Law. There are no declared or authorized but unpaid dividends or distributions with regard to any Equity Security of the Company.
(b)    There are no Equity Securities or rights of the Company or any of its Subsidiaries, or Contractual Obligations by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to redeem or otherwise acquire any Equity Securities of the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for Equity Securities having the right to vote) with the equityholders of any of the Company or any of its Subsidiaries on any matter. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of Equity Securities of the Company or any of its Subsidiaries.
5.06    Financial Statements.
(a)    Attached to Schedule 5.06 are: (a) Intermediate II’s unaudited consolidated balance sheet as of September 30, 2024 (the “Latest Balance Sheet”) and the related statements of income and cash flows for the nine (9)-month period then ended (together with the Latest Balance Sheet, the “Interim Financial Statements”); and (b) Intermediate II’s audited consolidated balance sheet and statements of income and cash flows for the fiscal years ended December 31, 2022 and December 31, 2023 (the “Audited Financial Statements” and, collectively with the Interim Financial Statements, the “Financial Statements”). The Financial Statements have been prepared based upon the information contained in the Company’s and its Subsidiaries’ books and records and have been prepared in accordance with GAAP consistently applied throughout the periods involved, and fairly present in all material respects the consolidated financial position of Intermediate II and its consolidated Subsidiaries as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended, subject in the case of the unaudited financial statements to (i) the absence of footnote disclosures and other presentation items, (ii) changes resulting from normal year-end recurring audit adjustments none of which will be material individually or in the aggregate in amount or effect, and (iii) such other exceptions to GAAP as are set forth on Schedule 5.06.
(b)    Each of the Company and Intermediate II has never conducted and does not conduct any business or operations, nor have any Liabilities, other than (i) liabilities for Taxes, if any, and (ii) those that are incidental to (A) such entity’s ownership of its Subsidiaries and (B) the maintenance of its respective existence as an entity in good standing.
(c)    Except as set forth on Schedule 5.06(c), Intermediate II and its Subsidiaries’ books and records have been maintained in accordance with GAAP, sound business practices customary for its industry and all applicable requirements of Law. Intermediate II and each of its Subsidiaries has established, adhered at all times during the past three (3) years and maintains and adheres to a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed and the Business is operated, in all material respects, in accordance with management’s general or specific authorization and with applicable Law, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and (iii) access to properties and assets is permitted in accordance with management’s general or specific authorization. At no time during the past three (3) years has (A) any material deficiency or material weakness in any system or internal accounting controls used by Intermediate II or its Subsidiaries been identified, (B) to the Company’s Knowledge, any fraud or other wrongdoing that involves any of the management or other employees of the Company Group who have a role in the preparation of the Financial Statements or the internal accounting controls used by Intermediate II or its Subsidiaries occurred or (C) any credible claim or allegation regarding any of the foregoing been made. All financial and other reports regarding the Company or its Subsidiaries that Seller or the Company, as applicable, has made available in the Data Room are consistent in all material respects with the Company’s and its Subsidiaries’ books and records.
(d)    The Required Financial Statements, when delivered in accordance with Section 7.09, will not materially differ from the Financial Statements (other than any differences resulting from the applicable time periods during which such financial statements were measured and prepared). The Required Financial Statements, when delivered in accordance with Section 7.09, in each case, will be prepared in conformity with GAAP in all material respects (as modified by the rules and regulations of the SEC) and present fairly in all material respects the financial condition, results of operations and cash flows of the Intermediate II and its consolidated Subsidiaries as of the times and for the periods referred to therein, subject in the case of the unaudited financial statements to (x) the absence of footnote disclosures and other presentation items (which are not reasonably expected to be, individually or in the aggregate, material), and (y) changes resulting from normal year-end adjustments. None of the information supplied in writing by the Company or Seller for inclusion in the Proxy Statement, any Equity Offering Document or any amendment or supplement thereto includes a misstatement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
5.07    Accounts Receivable. All Accounts Receivable, unbilled invoices, costs in excess of billings, work in process, and other amounts (“Receivables”) reflected on the Latest Balance Sheet and in the records and books of account of Intermediate II and its Subsidiaries as being due to the Company represent legal, valid, undisputed, binding and enforceable obligations owed to the Company Group arising from bona fide, arm’s length sales actually made or services actually performed by the Company Group in the Ordinary Course of Business and are not subject to any contests, claims, counterclaims or setoffs. Except as set forth on Schedule 5.07, (i) no account debtor or note debtor is delinquent for payments in excess of Ten Thousand Dollars ($10,000) or for more than 90 days, (ii) no account debtor or note debtor has refused or threatened to refuse to pay its obligations to the Company or its Subsidiaries for any reason, or has otherwise made a claim to set-off or similar claim, (iii) no account debtor or note debtor is insolvent or bankrupt, (iv) all accrued fees are billable by the Company or its Subsidiaries, and (v) the books and records of the Company Group include all reserves required by GAAP with respect to the Receivables. Neither the Company nor any Subsidiary has factored, sold or transferred any Accounts Receivable that would otherwise be outstanding and owed to the Company or any of its Subsidiaries based upon the customer payment terms but for such factoring, sale or transfer.
5.08    Absence of Undisclosed Liabilities. Except as set forth on Schedule 5.08, the Company Group does not have any Liabilities other than those (i) that are taken into account in calculating the Closing Purchase Price as finally determined pursuant to Section 2.04, including Transaction Expenses, (ii) specifically set forth on the face of the Latest Balance Sheet, (iii) which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business (none of which is a Liability for, arises out of, or relates to a breach, default, or violation of a Contractual Obligation, Law, Governmental Order, warranty obligation, tort, infringement, misappropriation or is subject to an Action), (iv) arising under Material Contracts or under contracts and commitments entered into in the Ordinary Course of Business which are not required to be disclosed on Schedule 5.12(a) (none of which is a Liability for, arises out of, or relates to a breach, default, or violation of a Contractual Obligation, Law, Governmental Order, warranty obligation, tort, infringement, misappropriation or is subject to an Action), or (v) pursuant to this Agreement and the Company Documents or the transactions contemplated hereby or thereby. There is no transaction, arrangement or other relationship between the Company or any of the Company’s Subsidiaries, on the one

hand, and any unconsolidated or other off-balance sheet entity that is not considered part of the Company Group, on the other hand.
5.09    No Material Adverse Change; Absence of Certain Developments.
(a)    Since July 1, 2024, there has not been any Material Adverse Change.
(b)    Except (i) as set forth on Schedule 5.09(b) and (ii) in connection with the transactions contemplated by this Agreement, since July 1, 2024, neither the Company nor any of its direct and indirect Subsidiaries has engaged in any material transaction that was not in all material respects in the Ordinary Course of Business. Without limiting the generality of the foregoing, and except as set forth on Schedule 5.09(b) and except in connection with the transactions contemplated by this Agreement, since July 1, 2024, neither the Company nor any of its Subsidiaries has taken any action that would have been prohibited by Section 7.01(b) if it had been taken after the date hereof and prior to the Closing Date; provided, that for purposes of this Section 5.09(b) the words “or fail to make” in Section 7.01(b)(x) shall be deemed deleted.
5.10    Title to Properties.
(a)    The Company Group owns good and valid title to, or holds a valid leasehold interest in, all of the material tangible personal property used by them in the conduct of their business (the “Assets”), free and clear of all Liens, except for Permitted Liens. Except as disclosed on Schedule 5.10(a), the Assets, together with the Leased Real Property and Intellectual Property owned or licensed by the Company Group or used in or necessary for the Business, comprise all of the assets, properties and rights of every type and description, whether real or personal, tangible or intangible, that are necessary for the conduct of, or used in, the Business as currently conducted and include all of the operating assets of the Business and are sufficient to enable the Business to be conducted immediately after the Closing in the same manner as the Business has been conducted in the past two (2) years.
(b)    The material trade fixtures, improvements and tangible personal property included in the Assets have been maintained in the Ordinary Course of Business in accordance with customary industry practice, and are, in all material respects, adequate and suitable for their present uses and are in good working order and repair (ordinary wear and tear excepted), and are not in need of material maintenance or repairs (other than repairs in the Ordinary Course of Business that are not material in nature or cost, individually or in the aggregate). All Assets (other than those in transit) are located at the Leased Real Properties.
(c)    Schedule 5.10(c) contains a list of all material real property leased, by each of the entities in the Company Group (collectively, the “Leased Real Property”). The Company has delivered to Parent a true and complete copy of the underlying lease or Contractual Obligation with respect to each parcel of Leased Real Property (each, a “Lease” and collectively, the “Leases”). Except as set forth on Schedule 5.10(c), with respect to each of the Leases: (i) the Company Group has not received written notice or to the Company’s Knowledge, other notice, of any default, event or occurrence that has resulted or would result (with or without the giving of notice, the lapse of time, or both) in a default in any material respect by the Company or any of its Subsidiaries under any Lease, and to the Knowledge of the Company, no event has occurred which (with notice, lapse of time or both) would constitute a material breach or default thereunder by any of the entities in the Company Group (as applicable) or, to the Knowledge of the Company, any other party thereto, (ii) the Leases are in full force and effect and constitute valid and binding agreements of the Company Group, as applicable, enforceable against the parties thereto in accordance with its terms, in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and neither the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any counterparty to any Lease, is in breach or default of any of their respective material terms in any material respect, and (iii) the Company’s or its Subsidiaries’ possession and quiet enjoyment under each Lease has not been disturbed. All of the buildings, fixtures and other improvements located on each Leased Real Property were constructed and have been maintained in all material respects in accordance with all Laws and are in reasonably good condition and repair in all material respects, structurally sound and free of material defects and are sufficient for the operation of the Business (ordinary wear and tear excepted). To the Knowledge of the Company, none of the Leased Real Properties or the buildings, fixtures, and other improvements located thereon, nor their use, operation, or maintenance for the purpose of carrying on the Business, materially violate any restrictive covenant or any provision of any applicable Laws or materially encroach on any property owned by any other Person. To the Knowledge of the Company, no fact or condition exists that could reasonably be expected, in the ordinary course of events, to result in the termination or material impairment of presently available access from adjoining public or private streets or ways, or in the discontinuation of presently available sewer, water, electric, gas, telephone, or other utilities or services for any Leased Real Property. Except as set forth on Schedule 5.10(c), there are no leasehold interests, subleases, or other rights (whether written or oral) granted by the Company or any of its Subsidiaries to any other Person to use or occupy such Leased Real Property (or any portion thereof or interest therein). To the Knowledge of the Company, no condemnation or expropriation Action is pending or threatened against any Leased Real Property. None of the Company or any of its Subsidiaries has received any written, or to the Knowledge of the Company, other notice from any insurance company or board of fire underwriters of any defects or inadequacies that could adversely affect the insurability of the Leased Real Property or requesting the performance of any material work or alteration with respect to any Leased Real Property. None of the Company or any of its Subsidiaries owes, or has made any commitment to pay in the future, any brokerage commissions or finder’s fees with respect to any Leased Real Property. To the extent ordered, commissioned, or in the possession or control of the Company or any of its Subsidiaries, the Seller has provided Parent with true, correct and complete copies of any instruments evidencing Liens, commitments or policies of title insurance, surveys (as built or otherwise), title opinions, zoning reports, letters, approvals and ordinances, soil tests, geotechnical reports, architectural, engineering and other plans, appraisals, certificates of use or occupancy, or other material real property diligence documents with respect to any Leased Real Property.
(d)    The Company does not own any Real Property.
5.11    Tax Matters. Except as set forth on Schedule 5.11:
(a)    Each of the members of the Company Group has duly and timely filed all Income Tax and other material Tax Returns that are required to be filed by or with respect to it under applicable Laws and regulations (taking into account any extensions) and all such Tax Returns are accurate, correct and complete in all material respects.
(b)    All Income Tax and other material Taxes due and owing by each of the members of the Company Group have been fully and timely paid (whether or not such Taxes are shown on any Tax Return) or properly accrued, except to the extent of any reserve included in the Financial Statements in accordance with GAAP.
(c)    Each of the members of the Company Group has withheld or collected and timely paid over to the appropriate Governmental Body all material amounts required to be so withheld or collected and paid over under applicable Law in connection with any amounts paid or owing to any employee (current or former), independent contractor, creditor, equity holder, shareholder, or other Person. Each of the members of the Company Group has complied in all material respects with all reporting and record keeping requirements related thereto.
(d)    All material deficiencies asserted or material assessments made as a result of any examinations by any Governmental Body of the Tax Returns or Taxes of any member of the Company Group have been satisfied by payment or withdrawn.
(e)    Neither the Company nor any of its Subsidiaries has waived the statute of limitations with respect to material Taxes or consented to extend the time, or been the beneficiary of any extension of time, in which any material Tax may be assessed or collected by any Governmental Body, in each case, that remains in effect. Neither the Company nor any of its Subsidiaries currently is a beneficiary of any extension of time within which to file any Tax Return that remains in effect (other than automatic extensions).
(f)    There are no ongoing, pending, threatened in writing, or to the Company’s Knowledge, otherwise threatened Tax audits, assessments or other proceedings with respect to material Taxes or material Tax Returns by any Governmental Body against the Company or any of its Subsidiaries.
(g)    Neither the Company nor any of its Subsidiaries is a party to or bound by, or has any obligation under any material Tax allocation, sharing, or indemnity agreement or other similar Contractual Obligations (other than (i) any agreement solely among the Company Group or (ii) any commercial agreement entered into in the Ordinary Course of Business the primary purpose of which is not related to Taxes).
(h)    Neither the Company nor any of its Subsidiaries is or has been a member of a consolidated, combined, affiliated or unitary group filing a consolidated Tax Return for U.S. federal Income Tax purposes (or any similar group under state, local or non-U.S. Law) (other than a group the common parent of which is or was the Company or any of its Subsidiaries), and neither the Company nor any of its Subsidiaries has any liability for Taxes of any other Person (other than the Company Group) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee, successor, by Contractual Obligation.
(i)    Within the last two (2) years, neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.
(j)    The Company is, and has been since its inception, properly classified as an association taxable as a corporation for U.S. federal and applicable state and local Income Tax purposes. The U.S. Income Tax classification of each Subsidiary of the Company is set forth on Schedule 5.11(j) of the Disclosure Schedules.
(k)    Neither the Company nor any of its Subsidiaries is, or has been, a party to any “reportable transaction” as defined in Section 6707A(c) of the Code and Treasury Regulations Section 1.6011-4(b).
(l)    Neither the Company nor any of its Subsidiaries is an “investment company” within the meaning of Section 368(a)(2)(F)(iii) of the Code.
(m)    Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or has any reason to believe that any condition exists that could reasonably be expected to prevent or impede the First Merger and the Second Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
(n)    In the last three (3) years, no claim has been made by a Governmental Body in a jurisdiction where the Company or any of its Subsidiaries does not pay Taxes or file Tax Returns for a particular type of Tax that the Company or such Subsidiary, as applicable, is or may be subject to taxation in respect of such type of Tax by that jurisdiction.
(o)    Neither the Company nor any of its Subsidiaries has (i) executed or entered into a “closing agreement” as described in Section 7121 of the Code or any other similar agreement prior to the Closing Date with respect to Taxes of the Company Group that will bind the Company Group after the Closing Date, (ii) applied for a written ruling from a Governmental Body relating to any Taxes that is currently pending, (iii) commenced any voluntary disclosure proceeding or (iv) granted to any Person any power of attorney that is currently in force with respect to any Tax matter, other than in respect of the preparation of Tax Returns.
(p)    Neither the Company nor any of its Subsidiaries (i) has, or has ever had, a permanent establishment in any country other than the country (or political subdivision thereof) in which it was organized, (ii) is subject to Tax in any country other than the country (or political subdivision thereof) in which it was organized, or (iii) owns, or has ever owned, an interest in any controlled foreign corporation as defined in Section 957 of the Code (other than (A) Limited Liability Company “Edge Autonomy Ukraine”, (B) Edge Autonomy Riga SIA and (C) Edge Autonomy Ontario, Inc.), any specified foreign corporation (as defined in Section 965 of the Code), or any passive foreign investment company (as defined in Section 1297 of the Code).
(q)    There are no Liens (other than Taxes described in clause (b) of Permitted Liens) as a result of any unpaid Taxes upon any of the assets of any member of the Company Group.
(r)    Neither the Company nor any of its Subsidiaries (nor Parent, Purchaser nor any of their respective Affiliates) will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date: (i) as a result of any installment sale or open transaction disposition made on or prior to the Closing Date or any prepaid or deferred revenue received or realized on or prior to the Closing Date, other than in the Ordinary Course of Business, (ii) as a result of any “intercompany transaction” or any “excess loss account” (within the meaning of Treasury Regulations Sections 1.1502-13 and 1.1502-19, respectively) (or any corresponding or similar provisions of state, local or foreign Tax Law) with respect to a transaction consummated prior to the Closing, (iii) as a result of any change in method of accounting made on or prior to the Closing Date or use of an improper method of accounting on or prior to the Closing Date, or (iv) that is attributable to a Tax ruling or agreement entered into with a Governmental Body, including a “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. Tax Law) executed on or before the Closing Date. Neither the Company nor any of its Subsidiaries has ever used the cash receipts and disbursements method of accounting for federal or applicable state, local or non-U.S. Income Tax purposes. The Company has not made an election pursuant to Section 965(h) of the Code.
(s)    Each of the members of the Company Group has properly collected and remitted all material sales, use, value added and similar Taxes required to be collected and remitted with respect to sales made to its customers and, to the Knowledge of the Company, for all sales or provision of services that are exempt from sales and similar Taxes and that were made without charging or remitting sales or similar Taxes, each of the members of the Company Group has received and retained any required Tax exemption certificates or other documentation qualifying such sale or provision of services as exempt.

(t)    Neither the Company nor any of its Subsidiaries is a party to or a member of any joint venture, partnership, limited liability company or other Contractual Obligation which could reasonably be expected to be treated as a partnership for U.S. federal income tax purposes.
(u)    Neither the Company nor any of its Subsidiaries is subject to any Tax holiday or Tax incentive or grant in any jurisdiction that, based on applicable Law, could be subject to recapture at or following the Closing.
(v)    Neither the Company nor any of its Subsidiaries has made a claim under Section 2301 of the CARES Act (or any similar election under federal, state or local Law).
5.12    Material Contracts.
(a)    Except as set forth on Schedule 5.12(a), neither the Company nor any of its Subsidiaries is a party to any:
(i)    collective bargaining agreement or other labor-related Contractual Obligation with any labor union, works council or other similar labor organization representing any employee of the Company or any Subsidiary;
(ii)    profit sharing, employee equity purchase, profits interests, equity option or similar plan;
(iii)    any Contractual Obligation under which the Company or any of its Subsidiaries has advanced or loaned a material amount to any of its employees or any employee’s Affiliates or any officer or manager of the Company Group, in each case, other than travel allowances or other business expenses in the Ordinary Course of Business;
(iv)    Contractual Obligation for the employment of any individual employee on a full-time basis providing for base compensation in excess of $250,000 per annum or which cannot be terminated without liability;
(v)    Contractual Obligation or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien (other than a Permitted Lien) on any portion of the assets of the Company or any of its Subsidiaries (excluding, for the avoidance of doubt, in respect of any customs, licensing, bid, surety or performance bonds, or any similar instruments);
(vi)    Contractual Obligation related to Indebtedness;
(vii)    Contractual Obligation under which it is lessee of, or holds or operates any personal property owned by any other Person, for which the annual rental exceeds $150,000;
(viii)    Contractual Obligation under which it is lessor of or permits any third-Person to hold or operate any property, real or personal, for which the annual rental exceeds $150,000;
(ix)    other than purchase orders or statements of work entered into in the Ordinary Course of Business in an amount not to exceed $500,000, Contractual Obligation or group of related Contractual Obligations with any Material Customer;

(x)    other than purchase orders or statements of work entered into in the Ordinary Course of Business in an amount not to exceed $500,000, Contractual Obligation or group of related Contractual Obligations with any Material Supplier;
(xi)    Contractual Obligations for (i) the licensing of material Intellectual Property by the Company or any of its Subsidiaries to a third-Person or by a third-Person to the Company or any of its Subsidiaries or (ii) the creation or development of any material Intellectual Property, by or on behalf of the Company or any of its Subsidiaries, other than (A) licenses for Off-the-Shelf Software, open source or free software used by the Company or any of its Subsidiaries, (B) non-exclusive licenses of Intellectual Property, entered into by the Company or any of its Subsidiaries in the Ordinary Course of Business, (C) non- exclusive licenses of Intellectual Property that are merely incidental to the primary purpose of the applicable Contractual Obligation or (D) employee invention assignment or contractor agreements executed substantially on Company’s or its Subsidiaries’ standard form of agreement);
(xii)    Contractual Obligations relating to the acquisition or disposition (whether by merger, sale of equity, sale of assets or otherwise) of any Person, material asset, material property, or line of business entered into during the past three (3) years or the future acquisition or disposition (whether by merger, sale of equity, sale of assets or otherwise) of any Person or material line of business;
(xiii)    Contractual Obligation granting any Person a right of first refusal, right of first offer, or other preferential right to purchase or acquire any equity interests of the Company Group, or any of the assets, products, services, properties or businesses of the Company Group;
(xiv)    Contractual Obligation or purchase order for capital expenditures or the acquisition or construction of fixed assets requiring the payment by the Company or any of its Subsidiaries of an amount in excess of $500,000, other than in respect of the Company’s or any of its Subsidiaries’ role as general contractor on construction projects;
(xv)    settlement, conciliation or similar agreement, in each case, pursuant to which, following the Closing, the Company or any of its Subsidiaries has any executory payment obligation in excess of $150,000 or is subject to any material restriction on the operations of the Company or any of its Subsidiaries;
(xvi)    Contractual Obligation containing “most favored nation” or “best pricing” provisions, or other Contractual Obligation that contains exclusivity, rights of first refusal or rights of first negotiation granted by the Company or any of its Subsidiaries;
(xvii)    any obligation under which the Company or any of its Subsidiaries is, or may become, obligated to indemnity another Party, other than pursuant to an existing Contractual Obligation with a customer or supplier in the Ordinary Course of Business;
(xviii)    Contractual Obligation which provides for or otherwise includes a minimum volume or purchase requirement of the Company or any of its Subsidiaries;
(xix)    Contractual Obligation that limits or restricts the ability of the Company or any of its Subsidiaries to (A) solicit or hire any employee, independent contractor or customer, of any Person, or (B) compete or engage in any material respect in any line of business or with any Person or in any geographic area or during any period of time;
(xx)    Contractual Obligation required to be disclosed on Schedule 5.19;
(xxi)    Government Contract of $1,000,000 or more or any Contractual Obligation with a Governmental Body;
(xxii)    Contractual Obligation establishing any joint venture, partnership, strategic alliance or other collaboration;
(xxiii)    any agency, dealer, distributor, sales representative, marketing, handler, third-Person service provider or other similar agreement; or
(xxiv)    any Contractual Obligation not otherwise disclosed on Schedule 5.12(a) (and excluding any Plan) (i) pursuant to which the Company has an aggregate future Liability to any Person in excess of One Million Dollars ($1,000,000), (ii) entered into other than in the Ordinary Course of Business or other than on arm’s length terms (iii) that is material to the conduct or operation of the Business or (iv) the termination or failure to renew of which would be material.
(b)    Each of the Contractual Obligations listed or required to be listed on Schedule 5.12(a) (each, a “Material Contract”) is in full force and effect, and is a legal, valid and binding obligation of the Company or a Subsidiary of the Company which is party thereto, and, to the Knowledge of the Company, of the other parties thereto enforceable against each of them in accordance with its terms, in each case, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity. Except as set forth on Schedule 5.12(b), the Company Group has performed its obligations pursuant to the Material Contracts, and neither the Company nor any Subsidiary of the Company (as applicable) is in default under any Material Contract, and, to the Knowledge of the Company, the other party to each Material Contract is not in material default thereunder. Except as set forth on Schedule 5.12(b), no event has occurred that with the lapse of time or the giving of notice or both would constitute a material breach or default on the part of the Company, or any Subsidiary of the Company or, to the Knowledge of the Company, any other party under any Material Contract. No party to any Material Contract has exercised, threatened in writing or, to the Company’s Knowledge, otherwise threatened to exercise any termination rights with respect thereto, and (ii) no party has given written notice, or, to the Company’s Knowledge, other notice of any material dispute with respect to any Material Contract. No Material Contract is subject to any claims, charges, setoffs or defenses and to the Knowledge of the Company there do not exist any material disputes with respect to any Material Contract. The Company has made available to Parent true and correct copies of each Material Contract.
(c)    Work-In-Process. Except as set forth on Schedule 5.12(c), (i) all work-in-process (as such term is used in accordance with GAAP) with any Material Customer of the Company and each of its Subsidiaries currently underway (“Work-In-Process”) with a value in excess of One Hundred Thousand Dollars ($100,000) constitutes work performed in all material respects pursuant to fully executed written Contractual Obligations, sales orders taken in the Ordinary Course of Business or orders and change orders issued and approved by the applicable customer within the terms of the relationship pursuant to which such Work-In-Process is being conducted (collectively, the “WIP Authorizations”), (ii) none of the Company or its Subsidiaries or, to the Knowledge of the Company, any customer of the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any other party to such Contractual Obligations or the WIP Authorizations has been declared in writing by the applicable customer to be in default or in breach of the material terms of any material obligation thereunder, (iii) all Work-In-Process is, in all material respects, of a quality ordinarily produced in accordance with the requirements of the orders to which such Work-In-Process is identified, and will require no material rework with respect to services performed prior to Closing, and (iv) all Work-In-Process is being conducted, in all material respects, pursuant to (a) an enforceable oral agreement entered into in the Ordinary Course of Business or (b) a fully executed written Contractual Obligation, WIP Authorization or sales order entered into in the Ordinary Course of Business or orders and change orders issued with the terms of the relationship pursuant to which such Work-In- Process is being conducted.
5.13    Intellectual Property.
(a)    All registered Trademarks and applications to register Trademarks, patents and patent applications, material unregistered Trademarks, material Software, registered copyrights and copyright applications and material unregistered copyrights owned by, and Internet domain names registered to, the Company or any of its Subsidiaries are set forth on Schedule 5.13(a) (collectively, the “Company Intellectual Property”). Except as set forth on Schedule 5.13(a): (i) the Company and each of its Subsidiaries owns or are the registrant of all of the Company Intellectual Property indicated on Schedule 5.13(a) as being owned by such entity, free and clear of all Liens (other than Permitted Liens); (ii) neither the Company nor any of its Subsidiaries has received any written claims within the twenty-four (24) months prior to the date hereof alleging that the Company or any of its Subsidiaries has infringed or misappropriated the Intellectual Property of any other Person or offering to license any Intellectual Property to the Company or any of its Subsidiaries in exchange for avoiding the potential for a lawsuit; (iii) none of the Company nor any of its Subsidiaries is currently infringing or misappropriating the Intellectual Property of any other Person; and (iv) to the Knowledge of the Company, there is not currently any infringement or misappropriation by any other Person of any Company Intellectual Property and neither the Company nor any Subsidiary has sent any written notice, charge, complaint, claim or other assertion asserting or threatening to assert any Action against any Person involving or relating to any Company Intellectual Property during the last three (3) years prior to the Closing Date.
(b)    No current or former director, officer, employee, contractor or consultant of the Company or any of its Subsidiaries owns any rights in or to any Company Intellectual Property. Since the Lookback Date, the current and former directors, officers, employees, contractors and consultants of the Company Group who contributed to the discovery, creation or development of any material Company Intellectual Property did so pursuant to an executed, enforceable, valid written agreement that assigned all of his or her rights in such Company Intellectual Property to the Company Group or such rights vested in a member of the Company Group by applicable Law. No current or former directors, officers, employees, contractors or consultants of the Company or any of its Subsidiaries has made a written claim, or threatened in writing (or, to the Knowledge of the Company, otherwise threatened) to make any claim, of ownership or right, in whole or in part, to any Company Intellectual Property or to any remuneration in connection therewith.
(c)    No confidential Trade Secret included in any Company Intellectual Property has been authorized to be disclosed or, to the Knowledge of the Company, has been actually disclosed by the Company or one of its Subsidiaries to any Person other than pursuant to a written confidentiality contract restricting the disclosure and use thereof. To the Knowledge of the Company, there has been no unauthorized use, disclosure or misappropriation by any Person of any trade secrets owned by the Company Group. The Company Group takes commercially reasonable measures designed to protect the secrecy, confidentiality and value of all confidential Trade Secrets owned by the Company Group.
(d)    The Company or its applicable Subsidiaries own or have sufficient rights to use, all of the material Intellectual Property used or held for use in the operation of the business of the Company or one of its Subsidiaries as each is presently conducted and has been conducted during the two (2) years prior to Closing.
(e)    The information technology systems (including the software, firmware, and hardware) owned, leased or licensed by the Company or any of its Subsidiaries and used in the conduct of their respective businesses are sufficient in all material respects for the immediate needs of the businesses of each of the members of the Company Group. None of the Software included in the Company Intellectual Property is subject to any “open source” (including any “copyleft”) license (including any GPL, AGPL or other software license approved by the Open Source Initiative or any Creative Commons license) (collectively, “Open Source Licenses”) and used by the Company or any of its Subsidiaries in a manner which requires them to publicly distribute or disclose the Source Code for such Software included in the Company Intellectual Property. The Company and each of its Subsidiaries are in material compliance with all Open-Source Licenses applicable to its use of any Software governed by such licenses. The Company Group has not delivered, licensed or made available, or obligated itself (whether present, contingent, or otherwise) to deliver, license or make available, the Source Code for any Software included in the Company Intellectual Property to any escrow agent or other Person who is not a current or former employee, contractor or consultant of the Company or one of its Subsidiaries under a duty of confidentiality with respect to such Source Code. To the Knowledge of the Company, there has been no unauthorized use, reverse engineering, decompiling, disassembling, or other unauthorized disclosure of or access to any Source Code owned by the Company Group.
(f)    The Company and each of its Subsidiaries is compliant in all material respects with all Data Protection Obligations. The Company and each of its Subsidiaries has implemented controls, including policies and procedures, reasonably designed to ensure compliance with Data Protection Obligations. The Company and each of its Subsidiaries has adopted and published privacy policies on its website that accurately describe its privacy practices, including its collection, use, and disclosure of Personal Data. The Company and each of its Subsidiaries has implemented appropriate mechanisms to ensure that the transfer of Personal Data from the European Economic Area, the United Kingdom, and other jurisdictions whose Laws restrict the transfer of Personal Data to a third country or international organization complies with such Laws, as applicable, in all material respects.
(g)    The Company and each of its Subsidiaries has implemented and maintains a written information security program comprised of reasonable administrative, technical, and physical safeguards to protect the security, confidentiality, integrity, and availability of Sensitive Data and the Company’s or its Subsidiaries’ information technology systems, taking into account the risks to and sensitivity of the data Processed by the Company Group. This program requires, at minimum, encryption of Personal Data in transit and while in storage on portable devices, use of multi-factor authentication for remote access to the Company Group’s information technology systems, regular patching and updating of software, and deployed anti-virus and anti-malware protection on each endpoint. The Company Group’s information security program(s) comply with applicable Data Protection Obligations in all material respects. Except as otherwise set forth in Schedule 5.13(g), the Company Group has not in the last three (3) years experienced any known or reasonably suspected Security Incidents. The Company has not in the last three (3) years been (i) required under applicable Data Protection Obligations to notify any Person of any Security Incident or (ii) notified by any Person of any Security Incident impacting the Company’s or any Subsidiary’s Personal Data or information technology systems. The Company and each of its Subsidiaries maintains cybersecurity insurance as set forth on Schedule 5.17.
(h)    The Company and each of its Subsidiaries has and maintains commercially reasonable and appropriate backup and data recovery, disaster recovery, incident response, and business continuity plans and procedures, and tests such plans and procedures on a regular basis, and such plans and procedures have been effective in all material respects upon such testing. To the Knowledge of the

Company, the Company’s and its Subsidiaries’ information technology systems do not contain any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus,” malware or other Software routines or components (i) that are intentionally designed to significantly disrupt or adversely affect the functionality or integrity of any information or system, or (ii) that are intentionally designed to permit unauthorized access to, maliciously disable or maliciously encrypt or erase Software, hardware, or data.
(i)    The Company and each of its Subsidiaries has conducted commercially reasonable due diligence on all processors, outsourcers, and service providers that Process Sensitive Data on behalf of the Company Group, or with whom they otherwise provide access to Sensitive Data or provide access to the Company’s or Subsidiaries’ information technology systems, and have contractually obligated all such Persons that are Processing Personal Data on the Company Group’s behalf to (i) comply with applicable Data Protection Obligations in all material respects, (ii) implement reasonable safeguards to protect the security and confidentiality of Personal Data and Company Group information technology systems, and (iii) comply with any other material obligations expressly required by Data Protection Obligations to be included in such contracts.
(j)    There is no Action pending, asserted in writing or threatened in writing (or, to the Knowledge of the Company, otherwise asserted or threatened) against the Company or any of its Subsidiaries alleging a violation by the Company Group of any Data Protection Obligations or any Person’s right of privacy or publicity, and, to the Knowledge of the Company, no valid basis exists for any such Action. Neither the Company nor its Subsidiaries has (i) received any written communications from or (ii) to the Knowledge of the Company, been the subject of any investigation by a data protection authority or any other Governmental Body, in each of (i) and (ii), regarding data security or the Processing of Personal Data. The execution and performance of this Agreement and the other agreements contemplated hereby will not materially breach or otherwise cause any material violation on the part of the Company or any of its Subsidiaries of any applicable Data Protection Obligations. The Company Group does not sell, rent or otherwise make available any Personal Data to non-Affiliated Persons for such Persons’ own use.
(k)    Except as set forth on Schedule 5.13(k), no funding, facilities or personnel of any Governmental Body or any university, college, research institute or other educational institution was used, directly or indirectly, to create, in whole or in part, any material Company Intellectual Property, except for any such funding or use of facilities or personnel that does not (i) result in such Governmental Body or institution obtaining any ownership of such Intellectual Property or (ii) place any restriction or obligation on the ownership or use by the Company Group of such Intellectual Property.
5.14    Actions. Except as set forth on Schedule 5.14, there is no material Action, and since January 1, 2021, there has been no material Action, pending, asserted in writing or threatened in writing (or, to the Knowledge of the Company, otherwise threatened) against the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any officer, director, manager or employee thereof in their capacity as such, at law or in equity, or before or by any Governmental Body. Except as set forth on Schedule 5.14, neither the Company nor any of its Subsidiaries (a) is subject to any outstanding Governmental Order that imposes any material restriction on the Company or any of its Subsidiaries or (b) has, during the last five (5) years, entered into any settlement agreement that has resulted in or required a monetary payment by the Company or any of its Subsidiaries, or involved any restricting limitations, or obligations on the Company or any of its Subsidiaries.
5.15    Employee Benefit Plans.
(a)    Except as listed on Schedule 5.15(a), neither the Company nor any of its Subsidiaries maintains or contributes to or has any Liability with respect to, and no current or former employees, officers, managers, independent contractors, consultants, or directors of the Company or any of its Subsidiaries participate in or receive benefits under any material (i) nonqualified deferred compensation or retirement plans, (ii) qualified “defined contribution plans” (as such term is defined under Section 3(34) of ERISA, whether or not subject to ERISA), (iii) qualified “defined benefit plans” (as such term is defined under Section 3(35) of ERISA, whether or not subject to ERISA) (the plans described in the foregoing clauses (ii) and (iii) are collectively referred to herein as the “Pension Plans”), (iv) “welfare benefit plans” (as such term is defined under Section 3(1) of ERISA, whether or not subject to ERISA) (the “Welfare Plans”), or (v) other compensation, incentive, severance, equity or equity based, employment, or fringe or employee benefit plan, program, policy, contract or arrangement, in each case of the arrangements referenced in clause (v), maintained by a member of the Company Group or pursuant to which any member of the Company Group has any Liability (items (i) through (v), regardless of whether material or not, are collectively referred to herein as the “Plans”; provided, however, that the term “Plan” shall not include any plans, programs, policies, or Contractual Obligations maintained by any Governmental Body).
(b)    With respect to each material Plan, the Company has made available to Parent (i) a true and correct copy of each such Plan (including all amendments thereto) or a written description of such Plan to the extent there is no written plan document, (ii) the current summary plan description and any summary of material modifications thereto, and (iii) the most recent IRS opinion or determination letter with respect to each Pension Plan.
(c)    Each Pension Plan (other than any Multiemployer Plan) which is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code, has either received a favorable determination letter or opinion letter from the IRS that such Pension Plan is so qualified or has requested such a favorable determination letter within the remedial amendment period of Section 401(b) of the Code and to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to jeopardize the qualification of such Pension Plan. The Plans (other than any Multiemployer Plan) comply in form and in operation in all material respects with their terms and the requirements of the Code and ERISA and other applicable Law.
(d)    With respect to the Plans (other than any Multiemployer Plan), except as would not result in material liability to the Company Group, (i) all required contributions have been made or properly accrued, (ii) there are no Actions pending, threatened in writing, or, to the Knowledge of the Company, otherwise threatened, other than routine claims for benefits, (iii) to the Knowledge of the Company, there have been no “prohibited transactions” (as that term is defined in Section 406 of ERISA or Section 4975 of the Code), and (iv) all material reports, returns and similar documents required to be filed with any Governmental Body or distributed to any Plan participant have been timely filed or distributed.
(e)    Neither the Company nor any of its Subsidiaries has, nor, to the Knowledge of the Company, has any of their respective directors, officers or employees or any other “fiduciary,” as such term is defined in Section 3 of ERISA, committed any material breach of fiduciary responsibility imposed by ERISA or any other applicable Law with respect to the Plans which could subject the Company, Purchaser, any of their Subsidiaries or any of their respective directors, managers, officers or employees to any material liability under ERISA or any applicable Law.
(f)    Neither the Company nor any of its Subsidiaries has incurred any material Liability for any Tax or civil penalty imposed by Section 4975 of the Code or Section 502 of ERISA which has not been satisfied in full.
(g)    No member of the Company Group contributes to or has any Liability (including on account of a member of the Company’s Controlled Group) with respect to any Multiemployer Plan or any Pension Plan that is subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code. No Plan is a “multiple employer plan” within the meaning of Section 413(c) of the Code.
(h)    None of the Plans obligates the Company Group to provide a current or former employee, officer, director, independent contractor, consultant, or manager (or any dependent thereof) any life insurance or medical or health benefits after his or her termination of employment or service with the Company or any of its Subsidiaries, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any similar state Law without any material Liability to any member of the Company Group. No member of the Company Group has any material Liability with respect to any failure to comply with the requirements of Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.
(i)    In connection with the consummation of the transactions contemplated by this Agreement, no payments of money or property, acceleration of benefits, or provision of other rights have or may be made which, in the aggregate, would result in the imposition of a Tax under Section 4999 of the Code.
(j)    No Person is entitled to receive any additional payment (including any Tax gross- up or similar payment) as a result of the imposition of Taxes under Sections 4999 and 409A of the Code.
(k)    Each Plan that is a nonqualified deferred compensation plan subject to Section 409A of the Code has been operated and maintained in all material respects in compliance with Section 409A of the Code and the rules and regulations thereunder, such that the additional Tax described in Section 409A(a)(1)(B) of the Code would not be assessed.
(l)    Except as listed on Schedule 5.15(l), the consummation of the transactions contemplated by this Agreement will not (alone or in connection with any other event): (i) result in severance pay or any other payment or any increase in severance pay or any other payment to any current or former employee, officer, director, independent contractor, consultant, or manager of the Company or any of its Subsidiaries, (ii) accelerate the time of payment or vesting, result in any payment or funding of compensation or benefits, increase the amount payable, result in the forgiveness of indebtedness or result in any other obligation pursuant to, any Plan, (iii) limit or restrict the right of the Company or any of its Subsidiaries to amend or terminate any Plan, or (iv) result in any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) receiving any “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code).
5.16    Employees.
(a)    The Company Group has made available to Parent a complete and correct list of all employees of the Company Group as of January 11, 2025, showing for each: (i) start date, (ii) current job title, (iii) whether paid on a salary or, hourly status or other basis, (iv) exempt or non-exempt status (for U.S. employees), (v) base salary or hourly rate (if applicable), (vi) bonus target opportunities, (vii) work location (city, state (where applicable), and country), and (viii) full time or part time status.
(b)    Except as set forth in Schedule 5.16(b), neither any employee of the Company Group with annualized compensation at or above $150,000 nor employees of the Company Group with aggregate annualized compensation at or above $1,000,000 has given written notice to the Company or any Subsidiary of his, her or their intent to terminate employment with the Company or any Subsidiary prior to the one-year anniversary of the Closing Date.

(c)    The Company has made available to Parent complete and correct copies of (i) all employee trade secret, non-compete, non-solicit, non-disclosure, and invention assignment Contractual Obligations or a form of such Contractual Obligations entered into with current employees and (ii) all employment manuals and handbooks applicable to current employees of the Company and/or its Subsidiaries.
(d)    The Company Group is, and has been for the past three (3) years, in compliance in all material respects with (i) all applicable Laws relating to labor, employment and employment practices, including those Laws regarding terms and conditions of employment, hiring, background checks, disability rights or benefits, accommodations, privacy, compensation, wages and hours (including compliance with Laws relating to overtime pay, meal and rest periods, travel time, on-call, payment, working time, and piece rate pay), benefits, classification of employees and independent contractors, employment discrimination, harassment and retaliation, pay equity, equal opportunity, pay transparency, affirmative action, record retention, leaves of absence, workers’ compensation, unemployment insurance, whistleblowing, occupational health and safety, child labor, reductions in force, plant closures and layoffs (including under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §2109 et seq. or similar state or local laws (the “WARN Act”)), termination of employment, group terminations, wrongful termination, immigration and employment eligibility verification, collective bargaining, and the collection and payment of payroll Taxes, and (ii) all obligations of the Company Group under any employment Contractual Obligation, consulting Contractual Obligation, severance Contractual Obligation, labor Contractual Obligation, or any other employment or labor-related Contractual Obligation.
(e)    There are no, and in the past three (3) years there has been no, Action pending, or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries before the U.S. Equal Employment Opportunity Commission, the U.S. National Labor Relations Board, the U.S. Department of Labor or any other Governmental Body alleging material non-compliance with applicable Laws relating to labor, employment and employment practices. No Governmental Order imposes any material continuing obligations or otherwise limits, interferes, conflicts or affects the Company’s or its Subsidiaries business or any of their ability to manage employees or job applicants.
(f)    Except as would not result in material Liability to the Company Group, at all times during the past three (3) years, the Company Group has paid in full when due all wages, salaries, commissions, bonuses, benefits, overtime pay, wage premiums, payments, severance, fees, termination payments, and other compensation due to any of their employees, individual independent contractors, or consultants other than such compensation that is unpaid that will be paid on the next regular payroll date. Except as would not result in material Liability to the Company Group, there are no Actions with respect to the payment of wages, salary, or overtime pending, or, to the Company’s Knowledge, threatened in writing with respect to any current or former employee, individual independent contractor, or consultant of the Company Group.
(g)    Except as would not result in material Liability to the Company Group, to the Company’s Knowledge there is no current, pending, or ongoing investigation or audit relating to the labor or employment practices of the Company or any of its Subsidiaries by any Governmental Body, including, without limitation, the U.S. Department of Labor, the U.S. Occupational Safety & Health Administration, any state Occupational Safety & Health Commission, or the U.S. Immigration and Custom Enforcement.
(h)    Within the past three (3) years, (i) there has not been, threatened in writing or, to the Company’s Knowledge, otherwise threatened, any allegation of sexual harassment, sexual assault or sexual misconduct by or against any current or former director, manager, officer, supervisor, or executive employee of the Company or any of its Subsidiaries, and (ii) the Company Group has not entered into any settlement Contractual Obligation related to allegations of sexual harassment or sexual misconduct by any current or former director, manager, officer, supervisor, or executive employee of the Company Group. Within the past three (3) years, the Company Group has reasonably investigated all allegations of sexual harassment or sexual misconduct against any director, manager, officer, supervisor, or executive employee which has been reported to the Company or any of its Subsidiaries and with respect to each such allegation, (except those the Company or its applicable Subsidiary deemed to not have merit), the Company or its applicable Subsidiary has taken corrective actions reasonably calculated to prevent further discrimination and harassment. No such allegation of sexual harassment would reasonably be expected to result in any material Liability to the Company or any of its Subsidiaries and to the Company’s Knowledge there are no such allegations that, if known to the public, would reasonably be expected to bring the Company or any of its Subsidiaries into material disrepute.
(i)    Except as set forth on Schedule 5.16(i): (a) neither the Company nor any of its Subsidiaries is party to or bound by any collective bargaining agreement or other labor-related contract with any labor union, works council, or other similar labor organization representing any employee of the Company or any of its Subsidiaries; (b) to the Company’s Knowledge, there are no pending union organizing activities involving employees of the Company or any of its Subsidiaries; (c) there are no pending, or, to the Company’s Knowledge, threatened strikes, work stoppages, concerted walkouts, or lockouts against the Company or any of its Subsidiaries; and (d) there are no pending or, to the Company’s Knowledge, threatened, unfair labor practice charges or complaints against the Company or any of its Subsidiaries before the National Labor Relations Board.
5.17    Insurance. Except with respect to any Plan set forth on Schedule 5.15(a), Schedule 5.17 sets forth a true, correct and complete list of all insurance policies by which the Company Group or any of their assets, employees, officers, managers or directors or the Business have been insured (including fire, theft, casualty, comprehensive, general liability, worker’s compensation, business interruption, environmental, product liability, automobile, vehicle and equipment insurance policies), or otherwise have been the beneficiary of coverage of, since January 1, 2021 (the “Insurance Policies”). The list includes for each such Insurance Policy the type of policy, form of coverage, policy number, name of insurer, amount of any deductibles and expiration date. The Company has made available to Parent true, accurate and complete copies of all Insurance Policies, in each case, as amended or otherwise modified and in effect. Schedule 5.17 describes any self-insurance arrangements affecting the Company or any of its Subsidiaries. Since January 1, 2021, the Company Group has maintained in full force and effect, with financially sound and reputable insurers, insurance with respect to their assets and the Business, in such amounts and against such losses and risks as is customarily carried by Persons engaged in the same or similar business and as is required under the terms of any applicable Leases or other Contractual Obligations. Except as disclosed on Schedule 5.17, no insurer (a) has questioned, denied or disputed (or otherwise reserved its rights with respect to) the coverage of any claim pending under any Insurance Policy or (b) has provided any notice of cancellation or any other indication and neither the Company nor any Subsidiary has any reason to believe that any insurer plans to cancel any Insurance Policy or raise the premiums or alter the coverage under any Insurance Policy. All premiums due and payable under all Insurance Policies of the Company Group have been paid and none of the Company or its Subsidiaries is liable for any retroactive premium or similar adjustment. Schedule 5.17 identifies all claims asserted by the Company or any of its Subsidiaries pursuant to any Insurance Policy since the applicable policy effective date and describes the nature and status of each claim. Neither the Company nor any of its Subsidiaries is in material default with respect to any provision contained in any Insurance Policy or has failed to give any notice or present any material claim under any Insurance Policy as required by the terms thereof.

5.18    Environmental Matters. Except as set forth on Schedule 5.18:
(a)    The Company Group is in material compliance with all Environmental Laws applicable to their respective operations at all real property locations where the Company Group conducts business, including the Leased Real Property listed on Schedule 5.10(c).
(b)    Neither the Company nor any of its Subsidiaries has during the past three (3) years received written, or, to the Company’s Knowledge, other notice with respect to its business or any Leased Real Property from any Governmental Body or other Person alleging any material violation of, or material Liability (including asserting any investigatory, corrective or remedial obligation) under, any Environmental Laws.
(c)    Neither the Company nor any of its Subsidiaries is subject to any Environmental Claim, Environmental Claim threatened in writing or, to the Company’s Knowledge, otherwise threatened Environmental Claim asserting a material investigatory, corrective or remedial obligation or any material Environmental Liabilities under Environmental Laws.
(d)    Without limiting the generality of the foregoing, the Company Group holds and is in material compliance with all permits, licenses, and other authorizations that are required under Environmental Laws for the operations at and occupancy of all real property locations where the Company Group conducts business, including the Leased Real Property.
(e)    There have been no Releases, Releases threatened in writing, nor, to the Knowledge of the Company, any otherwise threatened Release, of any Hazardous Substances at any premises of the Company or any Subsidiary, including the Leased Real Property, or in the operation of the business that would reasonably be expected to result in material Environmental Liabilities or a material Environmental Claim.
(f)    For the past three (3) years, neither the Company nor any Subsidiary has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced, imported, exported, sold, distributed, processed or otherwise managed any Hazardous Substances, except in material compliance with all applicable Environmental Laws.
(g)    There are no underground storage tanks or aboveground storage tanks present at any real property location where the Company Group conducts business, including the Leased Real Property, that are reasonably likely to give rise to material Environmental Liabilities for the Company Group.
(h)    The Company Group has made available to Parent all material environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, and other similar documents with respect to the business or assets of the Company or any Subsidiary, or any currently or formerly owned, operated, or leased real property, including the Leased Real Property, which are in the possession or control of the Company Group.
5.19    Affiliated Transactions. Except for the AE Consulting Agreement and for transactions between or among the Company and any of its Subsidiaries, employment relationships, the provision of compensation and benefits to employees and powers of attorney and similar grants of authority made, in each case, in the Ordinary Course of Business, and except as set forth on Schedule 5.19, no officer, director, manager (or Member of the Immediate Family of any officer, director or manager) or Affiliate of the Company Group (a) is, directly or indirectly, or has a direct or indirect interest in, a consultant, competitor, creditor, debtor, customer, distributor, supplier or vendor of, or is a party to any Contractual Obligation with the Company Group, (b) has any direct or indirect ownership interest in any material property or asset or material right, tangible or intangible, that is owned or used by the Company or any of its Subsidiaries, or (c) is or at any time since January 1, 2021 is or has been directly or indirectly a party to any transaction with or provided any services, credit enhancements, guarantees, assets or rights to use assets as collateral or any other assistance to facilitate or support transactions or the business of the Company or any of its Subsidiaries. Each Contractual Obligation scheduled pursuant to this Schedule 5.19 is on commercially reasonable terms no more favorable to the counterparty than what any Person negotiating on an arm’s length basis would expect.
5.20    Brokerage. Except as set forth on Schedule 5.20, there are no claims for, and no Person is entitled to any, brokerage commissions, finders’ fees, financial advisory fees, investment banking fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding on the Company or any of its Subsidiaries.
5.21    Permits; Compliance with Laws.
(a)    Except as set forth on Schedule 5.21(a), the Company Group holds and is in compliance, in all material respects, with all material Permits which are required for the operation of the Business as presently conducted. Neither the Company nor any of its Subsidiaries is subject to any proceedings pending, threatened in writing or, to the Knowledge of the Company, otherwise threatened, relating to the suspension, revocation or modification of any material Permit which is required for the operation of the Business as presently conducted.
(b)    Except as set forth on Schedule 5.21(b), (i) the Company Group is in compliance, in all material respects, with all Laws applicable to their respective businesses, operations and assets, and (ii) neither the Company nor any of its Subsidiaries has, during the past three (3) years, received any written notice or, to the Knowledge of the Company, other notice of any Action against it alleging any material failure to comply with any applicable Law.
(c)    Except as set forth on Schedule 5.21(c), the Company Group and its employed Pilots, as applicable, hold all material Aircraft and Pilot licenses, registrations, certificates and permits from the Aviation Authority or any other Governmental Body which are required for the operation of the Aircraft of the Company Group as presently conducted.
5.22    International Trade Compliance.
(a)    Since the Lookback Date, neither the Company, nor any of its Subsidiaries, nor any of their respective directors, officers or managers, and to the Company’s Knowledge, none of the agents or employees of the Company or any of its Subsidiaries, or any other Person acting for or on behalf of the Company or any of its Subsidiaries, has, either directly or indirectly, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses, including any expenses related to political activity, (ii) unlawfully offered, promised, authorized, or conferred an improper benefit on any Person in order to influence their action(s) on behalf of the Company or any of its Subsidiaries, including, but not limited to, an offer, promise, authorization or the provision of anything of value to foreign government officials or a foreign political party, employees of a foreign political party or candidates for foreign political office, (iii) violated any applicable money laundering or anti-terrorism Law, or (iv) to the Company’s Knowledge, taken any action that would cause the Company or any of its Subsidiaries to be in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§ 78dd-1, et seq., or any applicable Law of similar effect (collectively, “Anti-Corruption Laws”). Since the Lookback Date, (i) no audit, inquiry, review, inspection, survey, examination, charge, proceeding or investigation by any Governmental Body with respect to a possible or actual violation of the Anti-Corruption Laws, nor any criminal or civil claims, nor factual allegations of non-compliance, with respect to the Anti-Corruption Laws, has been threatened in writing or, to the Knowledge of the Company, otherwise threatened against the Company or any of its Subsidiaries and (ii) neither the Company nor any of its Subsidiaries have made any voluntary, mandatory, or other disclosure to a Governmental Body with respect to a possible violation of the Anti- Corruption Laws.
(b)    Neither the Company, nor any of its Subsidiaries, nor any of their respective officers, managers, directors, or employees, nor to the Company’s Knowledge, any agent of the Company or any of its Subsidiaries has, since the Lookback Date: (i) been a Sanctioned Person or organized, resident or located in a Sanctioned Country, or (ii) engaged in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country in violation of Sanctions.
(c)    The Company and its Subsidiaries are, and since the Lookback Date have been, in compliance with all applicable Trade Compliance Laws. The Company and its Subsidiaries: (i) except as set forth on Schedule 5.22(c) have not directly or indirectly, imported, exported, re-exported, sold or otherwise transferred (including transfers to non-U.S. persons located in the United States) any supplies, software, technology or services in violation of applicable Trade Compliance Laws in any material respects; and (ii) have not engaged, directly or indirectly, in any other transactions involving a Sanctioned Country, or any Person with whom the Company and its Subsidiaries are prohibited from dealing under Trade Compliance Laws, including, for example, any Sanctioned Person, in violation of Trade Compliance Laws.
(d)    Without limiting the foregoing, since the Lookback Date: (a) the Company Group has obtained or completed all material registrations, reviews, Permits, licenses, license exceptions/exemptions, and other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, classifications and filings required in accordance with the Trade Compliance Laws for the conduct of the Business; and (b) the Company Group is and has been in compliance in all material respects with the terms of all such licenses that have been received since the Lookback Date or are currently in effect. No charge, proceeding, investigation, or inquiry by any Governmental Body with respect to a violation of any applicable Trade Compliance Laws is now pending or has since the Lookback Date been asserted or threatened in writing or, to the Company’s Knowledge, otherwise threatened with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has since the Lookback Date been the subject of any Action with respect to potential or actual violations of any Trade Compliance Laws.
(e)    Except as set forth on Schedule 5.22(e), neither the Company nor any of its Subsidiaries has, since the Lookback Date, made any voluntary disclosure with respect to a possible violation of Trade Compliance Laws to any Governmental Body. Neither the Company or any of its Subsidiaries has, since the Lookback Date, been subject to civil or criminal penalties imposed by any Governmental Body with respect to violations of any Trade Compliance Laws.
5.23    Customers and Suppliers.
(a)    Schedule 5.23(a) sets forth a complete and correct list of the top (i) ten (10) customers of the Company Group on a consolidated basis by volume of sales to such customers (collectively, the “Material Customers”) and (ii) ten (10) suppliers of the Company Group on a consolidated basis by dollar value of net purchases from such suppliers (collectively, the “Material Suppliers”), and the aggregate dollar amount of purchases from or sales to each such Material Customer or Material Supplier, in each case, for the ten (10)-month period ended on October 31, 2024 and for the fiscal year ended on December 31, 2023.

(b)    Except as set forth on Schedule 5.23(b), (i) no Material Customer or Material Supplier has cancelled, failed to renew, materially altered or reduced or otherwise terminated, threatened in writing or, to the Knowledge of the Company, otherwise threatened or indicated that it intends, to cancel, terminate, fail to renew or materially alter, the terms or existence of its relationship with the Company or any of its Subsidiaries and (ii) neither the Company nor any of its Subsidiaries has received any written, or to the Knowledge of the Company, oral, notice from any Material Customer or Material Supplier to the effect that any such Material Customer or Material Supplier will stop, materially decrease the rate of, or materially change the payment or price terms with respect to, buying products from or supplying products or services to the Company or any of its Subsidiaries. Except as set forth on Schedule 5.23(b), to the Knowledge of the Company, (x) there is no material dispute with any Material Customer or Material Supplier and (y) the transactions contemplated by this Agreement and the Ancillary Agreements will not adversely affect the relationship of the applicable Material Customer or Material Supplier with the Company or any of its Subsidiaries.
5.24    Government Contracts.
(a)    With respect to each Government Contract and Government Bid within the last three (3) years: (i) all representations and certifications and statements submitted by the Company, and its Subsidiaries were, accurate in all material respects as of their respective effective dates and made by an authorized representative of the Company, or its Subsidiaries, and (ii) the Company, and its Subsidiaries, fully expect and intend to fully perform all material obligations under each Government Contract it has or which it may be awarded.
(b)    The Company Group (i) has complied with all material terms and conditions of each Government Contract and Government Bid, (ii) have complied with all Laws and regulations applicable to each such Government Contract and Government Bid, including, without limitation, the Truth in Negotiations Act of 1962, as amended, the Service Contract Act of 1965, as amended, and the Federal Acquisition Regulation (“FAR”) and any applicable agency supplement thereto and (iii) neither a Governmental Body nor any prime contractor has provided written or, to the Company’s Knowledge, other notice to the Company or any of its Subsidiaries, that the Company or any of its Subsidiaries has materially breached or violated any Law applicable to any Government Contract.
(c)    Neither the Company nor any of its Subsidiaries, nor any of their respective principals, owners, officers, directors, employees, nor to the Company’s Knowledge any of their respective, consultants, agents, or representatives is, or within the last three (3) years has been, suspended or debarred from doing business with the United States Government or has been declared non-responsible or ineligible for United States Government contracting. To the Knowledge of the Company, there are no circumstances that would be reasonably expected to warrant the institution of debarment or suspension proceedings against the Company, nor any of its Subsidiaries, or any of their respective principals, owners, officers, directors, employees, consultants, agents or representatives.
(d)    To the Knowledge of the Company and since the Lookback Date, neither the Company nor any of its Subsidiaries nor any of their respective principals, owners, officers, directors, or employees is under or subject to any civil or criminal investigation involving or related to an alleged violation of a contract requirement or Law or regulation pertaining to any Government Contract or Government Bid. To the Knowledge of the Company, there are no material Actions, irregularities, misstatements, or omissions relating to any Government Contract or Government Bid that have a reasonable likelihood of leading to, (i) any administrative, civil, or criminal investigation, litigation, complaint or indictment of the Company Group, or any of its principals, owners, officers, directors, or employees; (ii) the recoupment of any material payments previously made to the Company, or its Subsidiaries, by a Governmental Body; or (iii) the assessment of any material penalties against the Company, or its

Subsidiaries, arising out of such Actions, irregularities, misstatements, or omissions. The Company, and its Subsidiaries, have not received any document requests, subpoenas, search warrants or civil investigative demands addressed to or requesting information involving the Company, or its Subsidiaries, or any of their respective principals, owners, officers, directors, or employees in connection with or related to any Government Contract or Government Bid.
(e)    Neither the Company, nor its Subsidiaries, nor any of their respective principals, owners, officers or directors, or to the Knowledge of the Company any employee, consultant, agent or representative of the Company Group has been convicted of, had a civil judgment rendered against them for, or is currently criminally charged or indicted for the commission of fraud or a criminal offense in connection with a Government Contract or Government Bid.
(f)    To the Knowledge of the Company, there exist (i) no outstanding material claims or disputes with the Company, or any of its Subsidiaries, either by a Governmental Body or by any prime contractor arising under or relating to any Government Contract or Government Bid, (ii) no facts that would be likely to form the basis for such a claim, (iii) no material disputes between the Company, or its Subsidiaries, and a Governmental Body or any prime contractor or subcontractor arising under any Government Contract, (iv) no facts over which such a material dispute would reasonably be expected to arise in the future, (v) no adverse contracting officer’s final decisions issued by a Governmental Body related to any Government Contract denying the Company Group’s request for a material payment, and (vi) no pending material requests for equitable adjustment against a Governmental Body or against any prime contractor or subcontractor arising under any Government Contract, except for routine demands for payment.
(g)    The Company Group has not undergone, and is not undergoing, any audit, or, to the Knowledge of the Company, investigation, or examination of records relating to the Government Contracts, other than in the Ordinary Course of Business, and to the Knowledge of the Company there is no basis for any such audit, investigation, or examination of records, other than in the Ordinary Course of Business.
(h)    To the Knowledge of the Company and since the Lookback Date, neither the Company, nor its Subsidiaries, nor any of their respective principals, owners, officers, directors, employees, consultants, agents, or representatives has made payment, directly or indirectly, to any Person in violation of applicable Laws, including (but not limited to) Laws relating to bribery, gratuities, kickbacks, lobbying expenditures, political contributions and contingent fee payments.
(i)    No written or, to the Knowledge of the Company, other termination for default, cure notice or show cause notice has been received with respect to any material Government Contract within the last three (3) years and, to the Knowledge of the Company, no facts or allegations exist that are reasonably likely to give rise to such a termination for default. Neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, other notice terminating or indicating an intention to terminate or seek the termination of any of the Government Contracts for convenience. No stop work order has been issued with respect to any Government Contract or Government Bid, nor is any such stop work order in effect.
(j)    Within the last three (3) years, neither the Company, nor any of its Subsidiaries, has made a mandatory disclosure under the FAR, or a voluntary disclosure to a Governmental Body in connection with any material noncompliance involving a Government Contract or Government Bid, and, to the Knowledge of the Company, no facts presently exist that would require the Company or any of its Subsidiaries to make a mandatory disclosure under the FAR.

(k)    Within the last three (3) years, neither the Company, nor any of its Subsidiaries, has been determined to be ineligible for award or received a negative determination of responsibility or an overall past performance evaluation or rating of less than satisfactory with respect to any Government Contract or Government Bid.
(l)    Neither the Company nor any of its Subsidiaries has received notice of an actual, apparent, or potential “organizational conflict of interest” as defined in FAR Subpart 9.5, and there are no facts that could reasonably be expected to result in an “organizational conflict of interest” as a result of or arising from execution of this Agreement.
(m)    Except as set forth on Schedule 5.24(m), no Government Contract was premised or awarded based on the Company’s or a Subsidiary’s representation that it is a small business, small disadvantaged business, service-disabled veteran-owned small business, woman-owned small business, participant in the SBA’s 8(a) Business Development program, protégé, or possesses other preferential status afforded by statute or regulation, nor did the Company or any Subsidiary represent itself at the time of submission of any Government Contract or Government Bid as a small business or eligible for any other preferential status under the size standard applicable to such Government Contract or Government Bid. Schedule 5.24(m) identifies the small business or other preferential status associated with each Government Contract or Government Bid listed therein.
(n)    Since the Lookback Date, neither the Company, nor any of its Subsidiaries, has made any assignment of a Government Contract or of any interest in any Government Contract in violation of the federal Assignment of Claims Act, 31 U.S.C. 3727.
(o)    Within the last three (3) years, neither a Governmental Body nor any prime contractor or subcontractor under a Government Contract has withheld or setoff or attempted to withhold or setoff, any material payments due to the Company Group under any Government Contract.
(p)    Within the last three (3) years, all invoices and claims for payment, reimbursement or adjustment, including without limitation requests for progress payments and provisional payments, submitted by or on behalf of the Company or any of its Subsidiaries, in connection with a Government Contract were current, accurate and complete in all material respects as of their applicable submission dates.
(q)    The Company Group is not Performing At-Risk under a Government Contract or for a prospective Government Contract.
(r)    Schedule 5.24(r) sets forth a list of all technical data, computer software, or Intellectual Property that was developed in whole or in part using funds from a Government Contract, and lists the applicable government use license for each. Except as set forth on Schedule 5.24(r), the Company Group has not provided technical data, computer software, or Intellectual Property to any Governmental Body or other Person, in connection with a Government Contract or Government Bid, in any manner that gives such Governmental Body or other Person any rights in such technical data, computer software, or Intellectual Property greater than or different from “restricted rights” or “limited rights,” as such terms are defined in the FAR and applicable agency FAR supplements. In each case in which the Company or any of its Subsidiaries has delivered or otherwise provided any technical data, computer software, or Intellectual Property to any Governmental Body or other Person in connection with any Government Contract or Government Bid, the Company Group has marked such technical data, computer software, or Intellectual Property with all markings and legends (including any “restricted rights” or “limited rights” legend) necessary (under the FAR or other applicable Laws) to preclude a Governmental Body or other Person from acquiring any unlimited rights with respect to such technical data, computer software or Intellectual Property.

(s)    Schedule 5.24(s) sets forth a true and correct list of all facility security clearances held or currently subject to a pending application by the Company, and its Subsidiaries, and all personnel security clearances held or currently subject to a pending application by any officer, director, or employee of the Company or any of its Subsidiaries by category. The clearances set forth on Schedule 5.24(s) are all of the facility and personnel security clearances reasonably necessary to conduct the businesses of the Company Group. To the Knowledge of the Company, neither the Company nor any Subsidiary has any reason to believe that that any pending facility security clearance eligibility determination will not be granted.
(t)    The Company Group is in compliance with all national security obligations, including, without limitation, those specified in the National Industrial Security Program Operating Manual, 32 CFR Part 117 (as amended) (“NISPOM”).
(u)    Other than routine audits by the Defense Counterintelligence and Security Agency of the United States Department of Defense, there has been no audit by a Governmental Body relating to the Company’s, or its Subsidiaries’, compliance with the requirements of the National Industrial Security Program or other national security obligation that resulted in adverse findings against the Company or any of its Subsidiaries.
(v)    There is no existing information, fact, condition or circumstance that would reasonably be expected to cause the Company or any of its Subsidiaries to lose any facility security clearance, or to lead to the revocation of any personnel security clearance of the Company’s or Subsidiaries’ officers, directors, or employees.
(w)    The Company Group has complied in all material respects with all applicable requirements under each Government Contract relating to the safeguarding of and access to classified information.
(x)    For purposes of this Section 5.24, if not otherwise defined in this Agreement, the terms and phrases in this Section 5.24 shall have the meaning set forth in the Federal Acquisition Regulation, codified at 48 C.F.R. 1.00, et seq.
5.25    Surety Bonds.
(a)    Schedule 5.25 contains a true and complete list of all deposits, letters of credit, trust funds, bid bonds, performance bonds, surety bonds and all such similar undertakings (collectively, “Surety Bonds”) required to be posted by or on behalf of the Company Group in connection with its operations, including the name of each surety and the amount secured by such Surety Bond.
(b)    Except as set forth on Schedule 5.25, the Company Group is in material compliance with all Surety Bonds currently posted and applicable to it. Except as set forth on Schedule 5.25, no member of the Company Group is in material default under any of its Surety Bonds and the Surety Bonds will remain in effect in accordance with their current terms immediately following the Closing.
5.26    Banking Facilities. Schedule 5.26 sets forth a true, correct and complete list of: (a) each bank, savings and loan or similar financial institution with or at which the Company or any of its Subsidiaries has an account or safety deposit box or other similar arrangement, and the type and numbers or other identifying codes of such accounts, or safety deposit boxes or other similar arrangements maintained by the Company or its Subsidiaries thereat or therewith; (b) the names of all Persons authorized to draw on any such account or to have access to any such safety deposit box facility or such other arrangement; and (c) any outstanding powers of attorney executed by or on behalf of the Company or any of its Subsidiaries in connection with such accounts, safety deposit boxes or other arrangements.
5.27    Warranties; Product Liability.
(a)    Schedule 5.27(a)(i) sets forth the terms of any warranties, indemnitees, or guaranties or similar items offered by the Company or any of its Subsidiaries for any products or services of the Company or any of its Subsidiaries, in each case, other than warranties, indemnities or guaranties included in Contracts made available in the Data Room. Except as set forth on Schedule 5.27(a)(ii), during the past three (3) years there have not been any, and there are no pending, threatened in writing, or to the Knowledge of the Company, otherwise threatened, material claims under or pursuant to any warranty, whether express or implied, on the products or services sold by the Business where such claim is not reserved against in the Financial Statements in accordance with GAAP. All of the services rendered and goods sold by the Company Group (whether directly or indirectly) have been performed in all material respects in conformity with all warranties of the Company Group and, in all material respects, with all applicable Contractual Obligations, and neither the Company nor any Subsidiary has any material Liability for replacement or repair or for other damages relating to or arising from any such services, except for amounts incurred in the Ordinary Course of Business which are reserved against in the Financial Statements in accordance with GAAP. Except as set forth on Schedule 5.27(a)(iii), no contract of the Company or its Subsidiaries with any customer and which has not been made available in the Data Room contains any warranty provisions not described on Schedule 5.27(a)(i) that would impose material Liability on the Company or any of its Subsidiaries. Set forth on Schedule 5.27(a)(iv) is the aggregate amount of warranty claims incurred by the Company Group during each of the last three (3) completed fiscal years. To the Knowledge of the Company, there is no reason to expect an increase in the amount of warranty claims of the Company Group as a percentage of revenue in the future.
(b)    None of the Company or its Subsidiaries, or any employee, representative or agent of the Company or its Subsidiaries, has made any marketing or advertising claims, statements or representations that any such Person knows or has reason to believe is or was false, and there is no basis for any claim to be made against the Company or its Subsidiaries that arises from or that relates to any marketing or advertising claims, statements or representations made by the Company or its Subsidiaries, or any of their respective employees, representatives or agents related to any products or services of the Company and its Subsidiaries.
(c)    Except as disclosed in Schedule 5.27(c), there is no claim pending, or, to the Knowledge of the Company, there is no basis for any claim, against any the Company or its Subsidiaries for injury to person or property suffered as a result of the manufacture, sale, or distribution of any product or the performance of any service by the Company or its Subsidiaries, including any claim arising out of the alleged defective or unsafe nature of the products or work product of the Company or its Subsidiaries.
5.28    Inventory. The inventory of the Company Group, net of reserves, reflected on the Latest Balance Sheet and arising subsequent to the date of the Latest Balance Sheet, consists of a quality and quantity generally usable and salable in the Ordinary Course of Business. The quantities of each item of inventory (other than inventory for which reserves are reflected on the Latest Balance Sheet): (a) are not in any material respect excessive, consistent with past practices and the expected needs of the Company Group, and (b) are in all material respects reasonable, consistent with past practices of the Company Group, to continue operations without creating backlogs in excess of customary levels for the business of the Company Group as currently conducted.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PARENT, PURCHASER AND MERGER SUB
Each of Parent, Purchaser and Merger Sub, as applicable, represents and warrants to the Company and Seller that the statements in this Article VI are true and correct:
6.01    Organization and Power. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Purchaser is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent, Purchaser and Merger Sub has the requisite corporate or limited liability company, as applicable, power and authority, to execute and deliver this Agreement and each of the Ancillary Agreements to be executed by Parent, Purchaser or Merger Sub, as applicable, in connection with the transactions contemplated by this Agreement (the “Parent Documents”) and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.
6.02    Authorization.
(a)    The execution, delivery and performance of this Agreement and each of the Parent Documents by Parent, Purchaser or Merger Sub, respectively, and, subject to the authorization of the Mergers by the Requisite Vote, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all requisite corporate or limited liability company, respectively, action, and no other corporate or limited liability company, respectively, proceedings on their part, except for the filing of the First Certificate of Merger pursuant to the DGCL and the DLLCA and Second Certificate of Merger pursuant to the DLLCA, are necessary to authorize the execution, delivery or performance of this Agreement, other than approval and adoption of this Agreement by Parent in its capacity as the sole stockholder of Merger Sub and the Initial Surviving Company. This Agreement has been, and each of the Parent Documents will be at or prior to the Closing, duly and validly authorized, executed and delivered by Parent, Purchaser or Merger Sub, respectively, and assuming that each of this Agreement and the Parent Documents, as applicable, is a valid and binding obligation of the other parties hereto and thereto (to the extent applicable), this Agreement constitutes, and each of the Parent Documents when so executed and delivered will constitute, a legal, valid and binding obligation of Parent, Purchaser or Merger Sub, as applicable, enforceable in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity.
(b)    As of the date of this Agreement, following the recommendation of the Special Committee, the Board of Directors has (x) (i) determined that the transactions contemplated hereby are advisable, and in the best interests of, Parent and its stockholders, (ii) approved the transactions contemplated hereby, including the Mergers and the issuance of the Parent Shares comprising the Closing Equity Consideration (the “Stock Issuance”) pursuant to the Mergers, (iii) approved and adopted this Agreement and the transactions contemplated hereby and (iv) resolved to recommend the approval of the Mergers, including the Stock Issuance pursuant to the Mergers, to the holders of Parent Shares (the “Recommendation”), and directed that the Mergers, including the Stock Issuance pursuant to the Mergers be submitted to the holders of Parent Shares for their approval.
6.03    Parent Shares.
(a)    As of January 15, 2025, the authorized capital stock of Parent consists of 600,000,000 shares of capital stock of which: (i) 500,000,000 shares are common stock (“Common Stock”),

of which 67,015,471 shares of Common Stock are issued and outstanding and (ii) 100,000,000 shares are preferred stock (“Preferred Stock”), of which 108,649.30 shares of Preferred Stock are issued and outstanding.
(b)    The Parent Shares comprising the Closing Equity Consideration have been duly authorized and, when issued pursuant to this Agreement, will be validly issued, fully paid and non- assessable, and no stockholder of Parent or any of its Subsidiaries will have any preemptive right of subscription or purchase in respect thereof. The Closing Equity Consideration will be issued to Seller with good and valid title, free and clear of all Liens other than Liens arising under applicable securities Laws and Parent’s Governing Documents. Assuming the accuracy of the representations made by Seller in Section 4.08, the issuance of the Closing Equity Consideration to Seller of the Parent Shares is intended to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) or Regulation D of the Securities Act.
6.04    No Violation. Neither Parent, Purchaser nor Merger Sub is subject to or obligated under its Governing Documents, any applicable Law, or rule or regulation of any Governmental Body, or any material agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated in any material respect by Parent’s, Purchaser’s or Merger Sub’s execution, delivery or performance of this Agreement and the Parent Documents.
6.05    Governmental Bodies; Consents. Except for the requirements of the HSR Act and any Other Antitrust Regulations and FDI Regulations, neither Parent, Purchaser nor Merger Sub is required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by this Agreement. No consent, approval or authorization of any Governmental Body or any other party or Person is required to be obtained by Parent, Purchaser or Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement. No fact or circumstance exists, including any possible other transaction under consideration by Parent (or its Affiliates), that would reasonably be expected to prevent or delay (a) the filings and the expiration or termination of the waiting period for such filings required under the HSR Act or (b) any filings or approvals required under Other Antitrust Regulations and FDI Regulations (a “Competitive Transaction”).
6.06    Litigation. There are no actions, suits or proceedings pending or, to Parent’s, Purchaser’s or Merger Sub’s knowledge, overtly threatened against or affecting Parent, Purchaser or Merger Sub at law or in equity, or before or by any Governmental Body, which would adversely affect Parent’s, Purchaser’s or Merger Sub’s performance under this Agreement or the consummation of the transactions contemplated by this Agreement.
6.07    Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Parent, Purchaser or Merger Sub.
6.08    Investment Representation. Parent is acquiring the securities of the Company pursuant to this Agreement for its own account with the present intention of holding such securities for investment purposes and not with a view to, or for sale in connection with, any distribution of such securities in violation of any securities Laws.
6.09    Solvency. Assuming (a) the representations and warranties of Seller and the Company contained in this Agreement and in any other agreement or certificate contemplated to be delivered hereby are correct in all material respects, (b) the performance in all material respects of all covenants and agreements of Seller and the Company required by this Agreement and (c) the satisfaction of the conditions to Parent’s obligations to consummate the Closing as set forth herein, then immediately after giving effect to the transactions contemplated by this Agreement, including the Mergers, the payment of the Closing Equity Consideration and the Closing Purchase Price and any other amounts required to be paid pursuant to Section 2.03, the Company and each of its Subsidiaries will be able to pay their respective debts as they become due and will own property which has a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated by this Agreement, the Company and each of its Subsidiaries will have adequate capital to carry on their respective businesses. No transfer of property is being made by Parent, Purchaser or Merger Sub and no obligation is being incurred Parent, Purchaser or Merger Sub in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company Group.
6.10    Interest in Competitors. None of Parent, Purchaser, Merger Sub or any of their respective Affiliates (a) owns any interest in any Person that derives a substantial portion of its revenues from products, services or lines of business within the Company’s principal products, services or lines of business or (b) is party to or otherwise bound by any agreement to acquire all or any portion of any such Person’s equity, assets or business that could reasonably be expected to adversely affect Parent’s, Purchaser’s or Merger Sub’s performance under this Agreement or the consummation of the transactions contemplated by this Agreement.
6.11    Foreign Person. Neither Parent, Purchaser nor Merger Sub is (a) a “foreign person,” as defined in Section 721 of the U.S. Defense Production Act of 1950, as amended, including any implementing regulations thereof (the “DPA”) or (b) under foreign ownership, control or influence as described in the NISPOM Rule at 32 C.F.R. 117.11(a)(1). None of the transactions contemplated by this Agreement will (i) constitute a “covered transaction” as defined in the DPA or (ii) require notification pursuant to 22 CFR § 122.4(b).
6.12    Absence of Undisclosed Liabilities. Except as set forth on Schedule 6.12, neither Parent nor Purchaser has any material Liabilities that would be required to be reflected or disclosed on a balance sheet prepared in accordance with GAAP other than those (i) specifically set forth on the face of the unaudited condensed consolidated balance sheets of Parent as of September 30, 2024 included in the SEC Documents (the “Parent Latest Balance Sheet”), (ii) which have arisen after the date of the Parent Latest Balance Sheet in the Ordinary Course of Business (none of which is a Liability for, arises out of, or relates to a breach, default, or violation of a Contractual Obligation, Law, Governmental Order, warranty obligation, tort, infringement, misappropriation or is subject to an Action), or (iii) pursuant to this Agreement and the Parent Documents or the transactions contemplated hereby or thereby.
6.13    Tax Matters. Except as set forth on Schedule 6.13:
(a)    Parent and each of its Subsidiaries has duly and timely filed all Income Tax and other material Tax Returns that are required to be filed by or with respect to it under applicable Laws and regulations (taking into account any extensions) and all such Tax Returns are accurate, correct and complete in all material respects.
(b)    All Income Tax and other material Taxes due and owing by Parent and each of its Subsidiaries have been fully and timely paid (whether or not such Taxes are shown on any Tax Return) or properly accrued, except to the extent of any reserve included in the Financial Statements in accordance with GAAP.

(c)    Parent and each of its Subsidiaries has withheld or collected and timely paid over to the appropriate Governmental Body all material amounts required to be so withheld or collected and paid over under applicable Law in connection with any amounts paid or owing to any employee (current or former), independent contractor, creditor, equity holder, shareholder, or other Person. Parent and each of its Subsidiaries has complied in all material respects with all reporting and record keeping requirements related thereto.
(d)    All material deficiencies asserted or material assessments made as a result of any examinations by any Governmental Body of the Tax Returns or Taxes of Parent or any of its Subsidiaries have been satisfied by payment or withdrawn.
(e)    Neither Parent nor any of its Subsidiaries has waived the statute of limitations with respect to material Taxes or consented to extend the time, or been the beneficiary of any extension of time, in which any material Tax may be assessed or collected by any Governmental Body, in each case, that remains in effect. Neither Parent nor any of its Subsidiaries currently is a beneficiary of any extension of time within which to file any Tax Return that remains in effect (other than automatic extensions).
(f)    There are no ongoing, pending, threatened in writing, or to Parent’s Knowledge, otherwise threatened Tax audits, assessments or other proceedings with respect to material Taxes or material Tax Returns by any Governmental Body against Parent or any of its Subsidiaries.
(g)    Neither Parent nor any of its Subsidiaries is a party to or bound by, or has any obligation under any material Tax allocation, sharing, or indemnity agreement or other similar Contractual Obligations (other than (i) any agreement solely among Parent and its Subsidiaries or (ii) any commercial agreement entered into in the Ordinary Course of Business the primary purpose of which is not related to Taxes).
(h)    Neither Parent nor any of its Subsidiaries is or has been a member of a consolidated, combined, affiliated or unitary group filing a consolidated Tax Return for U.S. federal Income Tax purposes (or any similar group under state, local or non-U.S. Law) (other than a group the common parent of which is or was Parent or any of its Subsidiaries), and neither Parent nor any of its Subsidiaries has any liability for Taxes of any other Person (other than Parent or any of its Subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee, successor, by Contractual Obligation, or otherwise by operation of Law.
(i)    Within the last two (2) years, neither Parent nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.
(j)    Parent is, and has been since its inception, properly classified as an association taxable as a corporation for U.S. federal and applicable state and local Income Tax purposes. Merger Sub is, and has been since its inception, a wholly owned subsidiary of Parent properly classified as an association taxable as a corporation for U.S. federal and applicable state and local Income Tax purposes. Purchaser is, and has been since its inception, a wholly owned subsidiary of Parent properly classified as an entity disregarded as separate from its owner for U.S. federal and applicable state and local Income Tax purposes.
(k)    Neither Parent nor any of its Subsidiaries is, or has been, a party to any “reportable transaction” as defined in Section 6707A(c) of the Code and Treasury Regulations Section 1.6011-4(b).
(l)    Neither Parent nor any of its Subsidiaries is an “investment company” within the meaning of Section 368(a)(2)(F)(iii) of the Code.

(m)    Neither Parent nor any of its Subsidiaries has taken or agreed to take any action or has any reason to believe that any condition exists that could reasonably be expected to prevent or impede the First Merger and the Second Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
(n)    In the last three (3) years, no claim has been made by a Governmental Body in a jurisdiction where Parent or any of its Subsidiaries does not pay Taxes or file Tax Returns for a particular type of Tax that Parent or such Subsidiary, as applicable, is or may be subject to taxation in respect of such type of Tax by that jurisdiction.
(o)    Neither Parent nor any of its Subsidiaries has (i) executed or entered into a “closing agreement” as described in Section 7121 of the Code or any other similar agreement prior to the Closing Date with respect to Taxes of Parent or any of its Subsidiaries that will bind Parent or any of its Subsidiaries after the Closing Date, (ii) applied for a written ruling from a Governmental Body relating to any Taxes that is currently pending, (iii) commenced any voluntary disclosure proceeding or (iv) granted to any Person any power of attorney that is currently in force with respect to any Tax matter, other than in respect of the preparation of Tax Returns.
(p)    Neither Parent nor any of its Subsidiaries (i) has, or has ever had, a permanent establishment in any country other than the country (or political subdivision thereof) in which it was organized or (ii) is subject to Tax in any country other than the country (or political subdivision thereof) in which it was organized.
(q)    There are no Liens (other than Taxes described in clause (b) of Permitted Liens) as a result of any unpaid Taxes upon any of the assets of Parent or any of its Subsidiaries.
(r)    Neither Parent nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date: (i) as a result of any installment sale or open transaction disposition made on or prior to the Closing Date or any prepaid or deferred revenue received or realized on or prior to the Closing Date, other than in the Ordinary Course of Business, (ii) as a result of any “intercompany transaction” or any “excess loss account” (within the meaning of Treasury Regulations Sections 1.1502-13 and 1.1502-19, respectively) (or any corresponding or similar provisions of state, local or foreign Tax Law) with respect to a transaction consummated prior to the Closing, (iii) as a result of any change in method of accounting made on or prior to the Closing Date or use of an improper method of accounting on or prior to the Closing Date, or (iv) that is attributable to a Tax ruling or agreement entered into with a Governmental Body, including a “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. Tax Law) executed on or before the Closing Date. Parent has not made an election pursuant to Section 965(h) of the Code.
(s)    Parent and each of its Subsidiaries has properly collected and remitted all material sales, use, value added and similar Taxes required to be collected and remitted with respect to sales made to its customers and, to the Knowledge of Parent, for all sales or provision of services that are exempt from sales and similar Taxes and that were made without charging or remitting sales or similar Taxes, Parent and each of its Subsidiaries has received and retained any required Tax exemption certificates or other documentation qualifying such sale or provision of services as exempt.
(t)    Neither Parent nor any of its Subsidiaries is a party to or a member of any joint venture, partnership, limited liability company or other Contractual Obligation which could reasonably be expected to be treated as a partnership for U.S. federal income tax purposes.

6.14    Proxy Statement. The Proxy Statement will not, at the time it is filed with the SEC, or at the time it is first mailed to the stockholders of Parent or at the time of the Stockholders Meeting, contain as to the Parent or any of its Subsidiaries, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
6.15    Issuance of Securities. Assuming the truth and accuracy of the representations and warranties set forth in Section 4.08, the issuance of the Parent Shares pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act. Without limiting the foregoing, neither Parent nor, to the knowledge of Parent, any other Person authorized by Parent to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Parent Shares, and neither Parent nor, to the knowledge of Parent, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Parent Shares under this Agreement to be integrated with prior offerings or issuances by Parent for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available.
6.16    SEC Documents.
(a)    Parent has filed with or furnished to the SEC all reports, schedules, forms, statements, registration statements, prospectuses and other documents (including all exhibits and financial statements required to be filed or furnished therewith and any other document or information required to be incorporated therein) required by the Securities Act or the Exchange Act to be filed or furnished by Parent with the SEC since January 1, 2023 (collectively, together with any documents filed with or furnished to the SEC during such period by Parent to the SEC on a voluntary basis, the “SEC Documents”). As of its respective date, or, if amended prior to the date hereof, as of the date of the last such amendment, each SEC Document complied when filed or furnished (or, if applicable, when amended) in all material respects with the Securities Act, the Exchange Act and the Sarbanes-Oxley Act and none of the SEC Documents when filed or furnished (or, in the case of a registration statement filed under the Securities Act, at the time it was declared effective or subsequently amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of Parent is required to file any forms, reports or documents with the SEC.
(b)    The consolidated financial statements of Parent and its Subsidiaries included in the SEC Documents (including, in each case, any notes or schedules thereto) and all related compilations, reviews and other reports issued by Parent’s accountants with respect thereto (the “SEC Financial Statements”) (i) have been prepared from the books and records of Parent and its Subsidiaries, which have been maintained in accordance with GAAP, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim financial statements, as may be permitted by Form 10-Q and Regulation S-X under the Securities Act) and (iii) present fairly, in all material respects, Parent’s, and its Subsidiaries’, consolidated financial position as at the respective dates thereof and Parent’s, and its Subsidiaries’, consolidated results of operations and, where included, consolidated stockholders’ equity and consolidated cash flows for the respective periods indicated, in each case, in conformity with GAAP (except as may be indicated in the notes thereto and except, in the case of the unaudited interim financial statements, (1) as may be permitted by Form 10-Q and Regulation S-X under the Securities Act and (2) normal year-end adjustments (none of which are material to Parent and its Subsidiaries, taken as a whole)). Except as permitted by GAAP and disclosed in the SEC Documents, between January 1, 2023 and the date hereof, Parent has not made or adopted any material change in its accounting methods, practices or policies. Except as have been described in the SEC Documents, there are no unconsolidated Subsidiaries of Parent or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.
(c)    Parent is, and since January 1, 2023 has been, in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange.
(d)    Parent has established and maintains, and has at all times since January 1, 2023 maintained, “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). Parent’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by Parent in the reports that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.
(e)    Parent has established and maintains, and at all times since January 1, 2023 has maintained, a system of internal accounting controls that are effective in all material respects in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Parent and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of Parent and its Subsidiaries are being made only in accordance with appropriate authorizations of Parent’s management and the Board of Directors; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of Parent and its Subsidiaries. Since January 1, 2023, neither Parent nor, to the knowledge of Parent, Parent’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness (each as defined in Rule 13a-15(f) of the Exchange Act) in the system of internal control over financial reporting utilized by Parent and its Subsidiaries that has not been subsequently remediated; or (B) any fraud, whether or not material, that involves Parent’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by Parent and its Subsidiaries. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SEC Documents.
ARTICLE VII
COVENANTS OF SELLER AND THE COMPANY
7.01    Conduct of the Business.
(a)    From the date hereof until the Closing or the earlier termination of this Agreement, the Company shall, and Seller and the Company shall cause the Company Group to, use their respective reasonable best efforts to conduct the Business in all material respects in the Ordinary Course of Business, except as otherwise contemplated by this Agreement or in connection with the transactions contemplated by this Agreement, as set forth on Schedule 7.01(b) or as consented to in writing by Parent (such consent not to be unreasonably withheld, delayed or conditioned).

(b)    From the date hereof until the Closing or the earlier termination of this Agreement, except as otherwise contemplated by this Agreement or in connection with the transactions contemplated by this Agreement, as set forth on Schedule 7.01(b) or as consented to in writing (email being sufficient) by Parent (such consent not to be unreasonably withheld, delayed or conditioned), the Company shall not, and shall cause each of its Subsidiaries not to do any of the following, in each case directly or indirectly, whether by merger, consolidation, division, conversion, transfer, domestication, continuance, operation of law or otherwise:
(i)    (A) amend or propose to amend the respective Governing Documents of the Company or any of its Subsidiaries in any manner or (B) split, adjust, subdivide, combine, exchange or reclassify the Equity Securities of the Company or any of its Subsidiaries;
(ii)    issue, sell, pledge, transfer, or dispose of, or agree to issue, sell pledge, transfer or dispose of, any Equity Securities of the Company or any of its Subsidiaries or issue any Equity Securities of any class or issue or become a party to any subscriptions, warrants, rights, options, convertible securities or other Contractual Obligations of any character relating to the issued or unissued shares, capital stock or other Equity Securities of the Company or any of its Subsidiaries (other than this Agreement and the agreements contemplated hereby), or grant any stock appreciation or similar rights;
(iii)    acquire any Equity Securities or a material portion of the assets of any business or Person;
(iv)    (A) redeem, purchase or otherwise acquire any outstanding shares, shares of capital stock or other Equity Securities of the Company or any of its Subsidiaries, in each case, other than redemptions, repurchases or other acquisitions from employees or service providers (including former employees or service providers) of the Company Group payable solely in cash and in the Ordinary Course of Business and consistent with past practice (B) declare or pay any dividend or make any other distribution to any Person other than the Company or one (1) or more of its Subsidiaries, (C) enter into or perform any transaction or Contractual Obligation with, or for the benefit of, the Seller, AE Consultant or any of their respective Affiliates, other than (x) with respect to performance in the Ordinary Course of Business of the AE Consulting Agreement pursuant to the terms thereof in effect as of the date of this Agreement or (y) commercial transactions entered into (including any agreements in connection therewith), or waivers of rights, amendments or modifications with respect to such commercial transactions, in each case, which are entered into (or which rights are waived or amendments or modifications are made) on arm’s length terms in the Ordinary Course of Business, or (D) pay any compensation, commissions, benefits or discretionary expenses to the Seller or any of its Affiliates (other than to any employees of the Company Group or pursuant to the AE Consulting Agreement);
(v)    (A) except for borrowings in the Ordinary Course of Business under the Company Group’s credit facilities existing as of the date hereof, create, incur or assume any Indebtedness for borrowed money or the type of Indebtedness described in clause (l) of the definition thereof; (B) except in the Ordinary Course of Business, grant, create, incur or suffer to exist any Liens, other than Permitted Liens, which did not exist on the date of this Agreement; (C) except in the Ordinary Course of Business, write off or release any material amounts of guarantees, checks, notes or Accounts Receivable; (D) write down the value of any asset on its books or records in any material manner, except for depreciation and amortization in the Ordinary Course of Business; or (E) cancel any material Indebtedness owed to the Company Group or waive any material claims or rights;
(vi)    other than to the extent required by the terms of any existing Plan as in effect on the date hereof or by applicable Laws: (A) increase or decrease the compensation or benefits payable or provided or to become payable or provided to any officer, employee, director or other individual service provider of any of the Company Group (or any dependent or beneficiary thereof); (B) grant any bonus or other discretionary or performance-based payment or benefit to any officer, employee, director or other Person; (C) materially increase the coverage or benefits available under any Plan; (D) materially amend, modify, or establish, enter into, adopt or terminate any material Plan (or any other benefit or compensation plan, policy, program, agreement or arrangement that would be a material Plan if in effect on the date hereof); or (E) accelerate the time of payment, vesting or funding of any compensation or benefits;
(vii)    sell, lease, transfer, or otherwise dispose of, any material property or material assets owned by the Company or any of its Subsidiaries, except for (A) the sale, lease, transfer or other disposition of inventory or obsolete machinery, equipment, or other assets in the Ordinary Course of Business; provided that any replacements needed to continue to operate in the Ordinary Course of Business have been purchased, (B) as to the Leased Real Property, the exercise of the Company’s or any of its Subsidiaries’ rights and remedies under any Lease, in the Ordinary Course of Business, including any expiration, termination, renewal, expansions, reductions or similar rights as to such Leased Real Property, and (C) the expiration of Intellectual Property in accordance with its statutory terms;
(viii)    enter into, amend or terminate (except for a termination resulting from the expiration of a contract in accordance with its terms), (i) any Material Contract other than in the Ordinary Course of Business or (ii) any Material Contract that contemplates payments by any party thereto in excess of $500,000;
(ix)    merge, consolidate, restructure, recapitalize or reorganize with any Person, or acquire any business or Person, by merger or consolidation, purchase of assets or Equity Securities, or by any other manner, in a single transaction or a series of related transactions;
(x)    except in accordance with the capital budget of the Company Group, purchase any material assets or commit or authorize any commitment to make any capital expenditures in excess of $1,000,000 in the aggregate, or fail to make material capital expenditures in accordance with such budget;
(xi)    make any material change in any method of financial accounting or auditing practice, including any working capital procedures or practices including any changes in accounting practices or procedures related to Working Capital, other than changes required as a result of changes in GAAP or applicable Law;
(xii)    make any material loans, advances or capital contributions to, or investments in, any other Person other than loans, advances or capital contributions by the Company or any of its Subsidiaries (A) to any Subsidiary of the Company, or (B) to any employee in connection with travel, entertainment or related business expenses or other customary out-of-pocket expenses in the Ordinary Course of Business;

(xiii)    (A) make (other than consistent with past practice), revoke or change any Income Tax or other material Tax election, (B) adopt or change any material method of Tax accounting, (C) enter into any “closing agreement” (as defined in Section 7121 of the Code) with any Governmental Body with respect to Taxes, (D) settle or compromise any Action in respect of Income Tax or other material Tax, (E) consent to any extension or waiver of any Tax statute of limitations period (other than automatically granted extensions or waivers), (F) file any amended Tax Return, (G) fail to pay any material Tax when due and payable (including any estimated Tax payments), (H) enter into any Tax allocation, sharing, or indemnity agreement or other similar Contractual Obligation (other than (i) any agreement solely among the Company Group or (ii) any commercial agreement entered into in the Ordinary Course of Business the primary purpose of which is not related to Taxes), (I) surrender any right to claim an Income Tax refund or other material Tax refund, or (J) prepare any Income Tax Return or other material Tax Returns in a manner materially inconsistent with past practice;
(xiv)    settle or compromise any material litigation or other disputes (other than in respect of Taxes) unless such settlement or compromise involves no admission of wrong doing or culpability on the part of any Company Group and does not provide for any remedy against the Company Group other than the payment of money (and agreements containing customary confidentiality) and the amount thereof is reflected in the Estimated Closing Purchase Price or paid prior to Closing;
(xv)    take any action or knowingly fail to take any action, which action or failure to act could reasonably be expected to prevent the First Merger and the Second Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;
(xvi)    waive or release any noncompetition, nonsolicitation, nondisclosure or other material restrictive covenant obligation of any current or former employee or individual independent contractor of any of the Company Group;
(xvii)    dissolve, wind-up or liquidate;
(xviii)    (A) enter into any Contractual Obligation with any labor union or (B) recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of any of the Company Group;
(xix)    hire, engage or terminate (other than for cause) the employment or engagement or, or promote, any employee, officer, consultant, director or other individual service provider with annualized base compensation at or above $150,000;
(xx)    terminate or close any facility or line of business (other than related to completed projects);
(xxi)    engage in hedging, shorting or other transactions involving Parent’s common stock or derivative securities related thereto;
(xxii)    enter into any transactions that would be required to be disclosed on Schedule 5.19 if in effect as of the date of this Agreement;

(xxiii)    enter into any agreement that restricts the ability of the Company Group to engage in or compete in any line of business, solicit or hire any Person or enter into any agreement that restricts the ability of the Company or any of its Subsidiaries to enter into a new line of business;
(xxiv)    disclose any material trade secrets included in the Company Intellectual Property to any Person (other than to Parent and its Affiliates or in the Ordinary Course of Business in circumstances in which it has imposed written confidentiality obligations or where a member of the Company Group elects to cease to protect such Company Intellectual Property as trade secrets in its reasonable business judgment);
(xxv)    terminate, suspend, amend or modify in any material respect, any Permit, except as required by applicable Law or a Governmental Body;
(xxvi)    fail to maintain or properly repair, in any material respect, any material assets of the Company Group consistent with past practice or commercially prudent practice; or
(xxvii)    authorize, or commit or agree to take, any action described in clauses (i) through (xxvi) of this Section 7.01(b).
(c)    Notwithstanding anything to the contrary in this Section 7.01(c), the Company and its Subsidiaries may use all available Cash to pay Transaction Expenses, Indebtedness, Bonus Payments, or spot bonuses in amounts consistent with the Company’s past practices, in each case of this clause (x), so long as (1) such use of Cash does not interfere with the operation of the Company and its Subsidiaries, and (2) the payment of such Cash is completed prior to the Closing transactions contemplated by Section 2.03 and reflected in full in the Estimated Closing Purchase Price and the components thereof.
7.02    Access to Properties, Books and Records. From the date hereof until the Closing or the earlier termination of this Agreement, the Company, consistent with applicable Law, shall provide Parent and its authorized representatives (including Parent’s Debt Financing Sources and Equity Financing Sources and their representatives) with reasonable access at all reasonable times and upon reasonable advance notice to the offices, properties, officers, employees, books and records of the Company Group in order for Parent to have the opportunity to make such investigation as it shall reasonably desire to make of the affairs of the Company Group, is permissible under applicable Law (after taking into account any applicable COVID-19 Measures) and does not jeopardize the health and safety of any employee of the Company Group; provided that, such access does not unreasonably interfere with the normal operations of the Company Group; provided, further, that all requests for access shall be directed to Scott Kirk (as representative for the Company) or such other person(s) as he may designate from time to time (each such person, an “Authorized Representative”); and provided, further, that such access shall not extend to any (a) environmental sampling or testing or invasive or subsurface investigation, (b) Trade Secrets or (c) any information that is subject to any applicable confidentiality restrictions or attorney-client, work product or other privilege (provided that, the Company shall use its reasonable best efforts to make alternative arrangements to disclose such privileged information in a manner that does not waive or violate such privilege). Neither the Company nor Seller makes any representation or warranty as to the accuracy of any information (if any) provided pursuant to this Section 7.02, and neither Parent, Purchaser, Merger Sub nor any other Person may rely on the accuracy of any such information, in each case, other than the representations and warranties of Seller and the Company set forth in Article IV, Article V and Article VII (only to the extent that Section 7.01(b) is incorporated by reference into Section 5.09(b)) as qualified by the Disclosure Schedules in accordance with Section 13.06 of this Agreement. The information provided pursuant to this Section 7.02 will be used solely for the purpose of effecting the transactions contemplated by this Agreement and will be governed by all the terms and conditions of the Confidentiality Agreement.
7.03    Efforts; Regulatory Filings; Consents; Cooperation. Subject to Section 10.04, the Seller and the Company shall use their respective reasonable best efforts to take and the Company shall cause its Subsidiaries to use their respective reasonable best efforts to take (or cause to be taken) all actions, and do (or cause to be done) all things necessary under this Agreement to consummate and make effective the Mergers and the other transactions contemplated by this Agreement (and refrain from taking any action that would reasonably be expected to have the effect of materially delaying, preventing or impeding the Closing), in no event later than the Outside Date, including by (a) satisfying the conditions to the obligations of Parent, Purchaser and Merger Sub to consummate the Mergers, (b) executing and delivering any reasonable additional instruments necessary to consummate the transactions contemplated hereby and to fully carry out the purposes of this Agreement, (c) making or causing to be made all filings and submissions under any Laws or regulations applicable to Seller, the Company or any of its Subsidiaries required for the consummation of the transactions contemplated by this Agreement, (d) promptly furnishing to Parent upon its reasonable request all information required by the Exchange Act, the Securities Act or applicable Law to be included in the Proxy Statement, any Equity Offering Document or other Parent filing with the SEC concerning the Mergers, the Seller and the Company Group, (e) promptly providing such other reasonable assistance as may be reasonably requested by Parent in connection with the preparation of information to be included in the Proxy Statement, any Equity Offering Document or other filing with the SEC, (f) otherwise reasonably assisting and cooperating with Parent in the preparation of the Proxy Statement, any Equity Offering Document or other filing with the SEC and the resolution of any comments received from the SEC, (g) coordinating and cooperating with Parent in exchanging such information and providing such assistance as Parent may reasonably request in connection with all of the foregoing, and (h) reasonably promptly providing any additional information and documentary material that may be reasonably requested in connection with any filings or the Proxy Statement or any Equity Offering Document, making any further filings pursuant thereto that may be necessary in connection therewith and taking all actions reasonably necessary to obtain all required clearances, including the effectiveness of any Registration Statement, including promptly notifying Parent if any information relating to Seller or the Company Group is discovered which is required to be set forth in an amendment or supplement to the Proxy Statement or any Equity Offering Document such that the Proxy Statement or Equity Offering Document would not (i) include any misstatement of material fact or (ii) omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly notifying Parent and providing Parent with any such information needed for an amendment or supplement. Notwithstanding the foregoing and without limiting any other covenant (including Section 7.01), agreement, remedy (including Section 13.18), representation or warranty in this Agreement, nothing in this Section 7.03 shall require Seller, the Company or any of its Subsidiaries, or any of their respective Affiliates to cure any (i) breach of, or inaccuracy in, any of the representations and warranties in Article IV, Article V or in any Ancillary Agreement or (ii) any Material Adverse Change.
7.04    Section 280G.
(a)    The Company and each of its Subsidiaries, as applicable, shall use reasonable best efforts to seek, prior to the initiation of the equityholder approval procedure described in Section 7.04(c), from each Person to whom any payment or benefit is required or proposed to be made that could constitute “parachute payments” under Section 280G(b)(2) of the Code and Treasury Regulations promulgated thereunder (“Section 280G Payments”), a written agreement waiving such Person’s right to receive some or all of such payment or benefit (the “Waived Benefits”), to the extent necessary so that all remaining payments and benefits applicable to such Person shall not be deemed a parachute payment, and accepting in substitution for the Waived Benefits the right to receive the Waived Benefits only if approved by the equityholders of any of the Company and its applicable Subsidiaries in a manner that complies with Section 280G(b)(5)(B) of the Code and the Treasury Regulations promulgated thereunder.
(b)    In connection with the foregoing, Parent shall provide Seller with all information and documents necessary to allow the Company and each of its Subsidiaries to determine whether any payments made or to be made or benefits granted or to be granted pursuant to any employment agreement or other agreement, arrangement or contract entered into or negotiated by Parent, Purchaser, Merger Sub or any of their respective Affiliates (“Parent Payments”), together with all Section 280G Payments, could reasonably be considered to be “parachute payments” within the meaning of Section 280G(b)(2) of the Code at least ten (10) Business Days prior to the Closing Date (and shall further provide any such updated information as is necessary prior to the Closing Date). Additionally, the Company shall provide Parent with a copy of its draft mathematical and legal analyses, Waived Benefit agreements, and equityholder disclosure and approval documents prepared pursuant to this Section 7.04 no later than three (3) Business Days prior to the distribution of the Waived Benefit agreements for Parent’s review and comment and shall consider all comments to such documents and analyses reasonably proposed by Parent.
(c)    Prior to the Closing, the Company and each of its Subsidiaries shall use its reasonable best efforts to obtain the approval by such number of equityholders of such entity in a manner that complies with the terms of Section 280G(b)(5)(B) of the Code and the Treasury Regulations promulgated thereunder, including Q-7 of Section 1.280G-1 of such Treasury Regulations, of the right of each Person described in Section 7.04(a) to receive or retain, as applicable, such Person’s Waived Benefits, provided that, in no event shall this Section 7.04 be construed to require the Company or any of its Subsidiaries to compel any Person to waive any existing rights under any contract or agreement that such Person has with the Company, such Subsidiary or any other Person, and in no event shall the Company or any of its Subsidiaries be deemed in breach of this Section 7.04 if any such Person refuses to waive any such rights or if the equityholders fail to approve any Waived Benefits.
(d)    Notwithstanding anything to the contrary in this Section 7.04 or otherwise in this Agreement, to the extent Parent has provided misinformation, or Parent’s omission of information has resulted in misinformation, with respect to any Parent Payments and, in either case, this has directly resulted in a “parachute payment” to a “disqualified individual” that otherwise would not have been a “parachute payment, then there shall be no breach of the representation contained in Section 5.15(l) or the covenant contained in this Section 7.04.
7.05    Exclusive Dealing. During the period from the execution and delivery of this Agreement by the parties hereto through the Closing or the earlier termination of this Agreement pursuant to Section 9.01, Seller and the Company will not, and will cause their respective Affiliates not to, and will direct their Affiliates’ respective officers, members, employees and managers (collectively, the “Company Parties”) not to, and will use reasonable best efforts to cause their respective partners, members, equityholders, agents, advisors, investment bankers, attorneys, accountants and other representatives (collectively with the Company Parties, “Representatives”) not to, directly or indirectly, (a) solicit, initiate or encourage or facilitate any inquiries or the making of any proposals or offers from any Person (other than Parent and its respective Representatives) that would constitute an Alternative Transaction, (b) engage in or continue discussions or negotiations with any person (other than Parent and its Representatives) with respect to any Alternative Transaction, (c) disclose to any person (other than Parent and its Representatives) any material nonpublic information relating to the Company or any of its Subsidiaries, or enter into, participate in, maintain or continue any communications or negotiations that would, in each case, reasonably be expected to lead to an Alternative Transaction, (d) agree to accept, recommend or endorse (or publicly propose or announce any intention or desire to agree to, accept, recommend or endorse) any Alternative Transaction or (e) enter into any letter of intent or other Contractual Obligation with respect to any Alternative Transaction. Notwithstanding the foregoing, for the avoidance of doubt, nothing in this

Section 7.05 shall prevent Seller or the Company or any of their respective Representatives from informing any person who contacts Seller or the Company that Seller and the Company cannot engage in any such discussions.
7.06    Payoff Letters. At least four (4) Business Days prior to the Closing, the Company shall deliver to Parent drafts of customary payoff letters in substantially final form from the holders of Indebtedness of the Company Group identified on Schedule 7.06 (the “Payoff Letters”) and shall make arrangements for such holders of such Indebtedness to deliver all related Lien released to Parent as soon as practicable after the Closing.
7.07    Company’s Financing Covenants.
(a)    From the date hereof until the Closing or the earlier termination of this Agreement, subject to the terms of Sections 8.10(b) and 8.10(c), the Company shall, and the Company shall cause each of its Subsidiaries to, at Parent’s sole cost and expense and at Parent’s reasonable request, use reasonable best efforts to cooperate with Parent in connection with the arrangement of the Debt Financing by (i) instructing the Company’s senior officers with appropriate expertise, at reasonable times and upon reasonable notice, to participate in (including by preparing for) a reasonable number of telephonic or virtual meetings (including road shows, bank meetings, drafting sessions, due diligence sessions and similar presentations) to and with prospective lenders, rating agencies and Equity Financing Sources, (ii) assisting with the preparation of customary materials for rating agency presentations, bank information memoranda, lender presentations and other customary marketing and syndication materials required in connection with the Debt Financing, (iii) assisting with the preparation of definitive financing documentation (including officer’s certificates) and the schedules and exhibits thereto, in each case, customarily required to be delivered under such definitive financing documentation for financings of the type contemplated by the applicable debt commitment letters, (iv) to the extent requested at least five (5) Business Days prior to the Closing Date, providing to Parent and its financing sources all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, (v) facilitating the pledging of collateral, provided that no pledge shall be operative until the Closing Date, (vi) obtaining customary and reasonable corporate resolutions as customarily required to be delivered under such definitive financing documentation for financings of the type contemplated by the applicable debt commitment letters (provided that in no event shall (i) the Company be required to provide any affidavits or indemnification agreements in connection therewith that would be effective prior to the Closing or (ii) Seller be required to provide any affidavits or indemnification agreements in connection therewith) and (vii) providing the Required Financial Statements, and such other financial information reasonably required by the Debt Financing Sources.
(b)    All information provided pursuant to this Section 7.07 shall constitute “confidential information” under the Confidentiality Agreement and shall be kept confidential in accordance with the terms of the Confidentiality Agreement, except that Parent shall be permitted to disclose such information to the Debt Financing Sources, rating agencies and other lenders or potential lenders in accordance with the terms of any debt commitment letters or otherwise, subject to customary confidentiality undertakings by the Debt Financing Sources, rating agencies and other lenders and potential lenders which are, in all material respects, the same as those in the Confidentiality Agreement; provided that, Parent shall be responsible for any acts or omissions of the Debt Financing Sources or other lenders or potential lenders with respect to such information. The Company, its Affiliates and Parent hereby consent to the use of the Company’s and its Affiliates logos solely in connection with the Debt Financing (but in no event to commercialize any product or service); provided, that such logos are used solely in a manner that does not and is not reasonably likely to harm or disparage the Company or any of its Subsidiaries or the value or goodwill of the Company’s or any of its Subsidiaries’ rights in any such logo.

(c)    Notwithstanding anything in this Agreement to the contrary, (i) none of the Company, its Affiliates, or any of their respective directors, officers, employees or agents shall be required to execute or enter into any certificate, instrument, agreement or other document in connection with the Debt Financing which will be effective prior to the Closing, (ii) nothing herein shall require cooperation or other actions or efforts on the part of the Company or any of its Affiliates, or any of their respective directors, officers, employees or agents in connection with the Debt Financing to the extent it would interfere materially with the business or operations of the Company or any of its Affiliates, (iii) none of the Company, its Affiliates, or any of their respective directors, officers, employees or agents will be required to pay any commitment or other similar fee, to incur any other liability or obligation or to enter into any agreement effective in connection with the Debt Financing prior to the Closing, unless such fees are reimbursed by Parent, and (iv) nothing herein shall require the board of directors or similar governing body of the Company, prior to the Closing, to adopt resolutions approving or to otherwise approve the agreements, documents or instruments pursuant to which the Debt Financing is made. Nothing in this Section 7.07 shall require the cooperation contemplated in Section 7.07(a) to the extent that it would (x) cause or be reasonably likely to cause any condition to Closing set forth in Article III to fail to be satisfied or otherwise cause any breach of this Agreement or (y) require the Company to take any action that will conflict with or violate the Company’s Governing Documents or any applicable Laws, or result in the material contravention of, or would reasonably be expected to result in a material violation of, or material default under, any material contract to which the Company or any of its Subsidiaries is a party as of the date hereof.
(d)    If Parent determines in its sole discretion to undertake an Equity Financing in connection with the Mergers, then the Company shall (i) provide the Required Financial Statements and such other financial and other information reasonably requested by the Parent or by the Equity Financing Sources or in connection with any Equity Offering Documents, (ii) take all corporate, partnership, limited liability company and other entity actions that are necessary or customary to market and obtain Equity Financing, (iii) provide or cause to be provided any customary opinions and other documents reasonably requested by the Equity Financing Sources, including comfort letters and consents to the inclusion of audit reports from the Company’s auditors and legal opinions and negative assurance letters from the Company’s outside counsel, (iv) consent to the use of all of the Company’s and its Subsidiaries’ logos solely in connection with the Equity Financing (but in no event to commercialize any product or service); provided, that such logos are used solely in a manner that does not and is not reasonably likely to harm or disparage the Company or any of its Subsidiaries or the value or goodwill of the Company’s or any of its Subsidiaries’ rights in any such logo, and (v) otherwise cooperate with Parent in the preparation of any Equity Offering Documents with respect to any Equity Financing, in accordance with Section 7.03.
7.08    Lock-Up. For a period of six (6) months following the Closing, without the prior written approval of Parent, Seller shall not sell, transfer, distribute or otherwise dispose of any Parent Shares issued as Closing Equity Consideration.
7.09    Financial Statements. As promptly as practicable following the date of this Agreement, the Company shall, or shall cause its Subsidiaries to, engage PricewaterhouseCoopers International Limited (the “Auditor”) in order to prepare and deliver to Parent (a) audited financial statements (including any related notes thereto) of the Company and its consolidated Subsidiaries as of and for the fiscal years ended December 31, 2024, 2023 and 2022, audited by the Auditor in accordance with the standards of the AICPA or other appropriate standards proposed by KPMG International Limited, the auditor of Parent, together with the Auditor’s report thereon, for inclusion in the Proxy Statement and the Equity Offering Documents, as applicable, (b) unaudited interim financial statements (including any related notes thereto) of the Company and its consolidated Subsidiaries as of and for each subsequent interim period as may be required by SEC Regulation S-X to be included in the Proxy Statement or the Equity Offering Documents, reviewed by the Auditor in accordance with the procedures specified by the AICPA or other appropriate procedures proposed by KPMG International Limited, and (c) financial information reasonably requested by Parent to prepare the pro forma financial statements required by SEC Regulation S-X, for inclusion in the Proxy Statement, the Equity Offering Documents and the Parent’s other filings with the SEC (collectively, the “Required Financial Statements”). The Required Financial Statements shall comply as to form in all material respects, shall be prepared in accordance with GAAP (as modified by the rules and regulations of the SEC) applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto), shall fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of complete footnotes) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of its operations, cash flows and stockholders’ equity for the respective periods then ended.
7.10    Access and Investigation; Non-Reliance. Seller and each of its Non-Recourse Parties have each conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of Parent and each of its Subsidiaries, and any of their respective joint ventures and businesses, and, in making its determination to proceed with the transactions contemplated by this Agreement, each of Seller and its Non-Recourse Parties (i) have relied solely on the results of such independent investigation and verification and on the representations and warranties of the Parent, Purchaser and Merger Sub set forth in Article VI, as qualified by the Disclosure Schedules in accordance with Section 13.06 of this Agreement, as well as the representations and warranties contained in any certificates tendered in accordance with this Agreement, and (ii) have not relied on any other representations, warranties or statements (including by omission) of any kind or nature, whether written or oral, expressed or implied, statutory or otherwise (including, for the avoidance of doubt, relating to quality, quantity, condition, merchantability, fitness for a particular purpose or conformity to samples) of Parent or any of its Non-Recourse Parties as to any matter concerning Parent, any of its Subsidiaries or any of its joint ventures (if any) or businesses or in connection with this Agreement or the transactions contemplated by this Agreement, or with respect to the accuracy or completeness of any information provided to (or otherwise acquired by) Seller, the Company or any of their respective Non- Recourse Parties in connection with this Agreement or the transactions contemplated by this Agreement (including, for the avoidance of doubt, any statements, information, documents, projections, forecasts or other materials made available to Seller, the Company or any of their respective Non-Recourse Parties in certain “data rooms” or presentations, including “management presentations”). In connection with the transactions contemplated by this Agreement, each of Seller and the Company has been represented by, and adequately consulted with, legal counsel of its choice and each of Seller, the Company and such counsel has carefully read this Agreement and has been given time to consider this Agreement, understands this Agreement and, after such consideration, and with such understanding, Seller and the Company have knowingly, freely and without coercion entered into this Agreement and, in particular, this Section 7.10, Section 11.02, and Section 13.15. Nothing in this Section 7.10 shall amend or limit the representations and warranties of the Parent, Purchaser and Merger Sub set forth in Article VI.
7.11    Confidentiality. Seller acknowledges that the success of the Company after the Closing Date depends in part upon the continued preservation of the confidentiality of certain information that may be possessed by Seller and its Affiliates, that the preservation of the confidentiality of any such information by Seller and its Affiliates is an essential premise of the bargain between the parties hereto, and that Parent would be unwilling to enter into this Agreement in the absence of this Section 7.11. Accordingly, for a period of five (5) years from and after the Closing Date, except as otherwise permitted by this Agreement, or with the consent of Parent, Seller shall not, and shall cause its Affiliates who have received, or who receive, Confidential Information from or on behalf of Seller, not to disclose, reveal or divulge to any Person, any Confidential Information (as defined below); provided, that Seller shall have no such obligation with respect to any Confidential Information if and to the extent (a) disclosure thereof is required by applicable Law or (b) disclosure of such Confidential Information is reasonably necessary to enforce or defend any of its rights, claims or causes of action under this Agreement or otherwise relating to the transactions contemplated thereby; provided, further, that in the case of the foregoing clause (a), in the event disclosure is required by applicable Law (including by request for information or documents in any legal proceeding, interrogatory, discovery requests, subpoena, civil investigative demand or similar process or otherwise), Seller shall, to the extent practicable and legally permissible, provide Parent with prompt written notice of such requirement prior to making any such disclosure so that Parent may, at Parent’s sole cost and expense, seek an appropriate protective order. Notwithstanding anything to the contrary contained herein, no such notice will be required with respect to disclosure to any bank, securities, tax or other regulatory authority having jurisdiction in the course of an examination of Seller’s books and records by such regulatory authority or in response to any request by a regulatory authority.
7.12    Third Party Consents. From the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Section 9.01, the Company shall use its reasonable best efforts to seek to obtain all consents, waivers, approvals and notices required under the Contractual Obligations set forth on Schedule 7.12 in connection with the transactions contemplated hereby. Executed counterparts of such consents, waivers and approvals shall be delivered to Parent promptly after receipt thereof, and copies of such notices shall be delivered to Parent promptly after the making thereof. For the avoidance of doubt, failure to obtain (in and of itself) any consent, waiver, approval or amendment contemplated by this Section 7.12 shall not be considered a breach of this Agreement or otherwise result in the failure of any of the conditions set forth in Article III to be satisfied.
7.13    Employment Agreements. From the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Section 9.01, the Company shall provide commercially reasonable cooperation to Parent in Parent’s efforts to obtain employment arrangements or restrictive covenant agreements with the employees of the Company Group set forth on Schedule 7.13. For the avoidance of doubt, failure to obtain (in and of itself) any such arrangement or agreement contemplated by this Section 7.13 shall not be considered a breach of this Agreement or otherwise result in the failure of any of the conditions set forth in Article III to be satisfied.
7.14    Company Pre-Closing Payments. On the Closing Date and prior to the Closing transactions contemplated by Section 2.03, if all of the conditions set forth in Article III have been satisfied or waived, the Company shall utilize all available Cash to make the following payments (in each case, to the fullest extent possible) (the aggregate amount of such payments, the “Company Pre-Closing Payments”):
(a)    First, the Company shall repay, or cause to be repaid, on behalf of the Company Group, as applicable, all amounts necessary to discharge fully the then-outstanding balance of all Indebtedness set forth on Schedule 2.03(d);
(b)    Second, the Company shall pay, or cause to be paid, all Transaction Expenses identified on Schedule 2.03(g) (other than the Bonus Payments, if any) to each Person who is owed a portion thereof; and
(c)    Third, the Company shall pay, or cause to be paid, an aggregate amount equal to all Bonus Payments that are set forth on Schedule 2.03(g), to its applicable employees or other service providers.

ARTICLE VIII
COVENANTS OF PARENT
8.01    Conduct of Parent’s Business. From the date hereof until the Closing or the earlier termination of this Agreement, Parent and Merger Sub shall, and Parent shall cause its other Subsidiaries to, use their respective reasonable best efforts to conduct their business in all material respects in the Ordinary Course of Business, except as otherwise contemplated by this Agreement or in connection with the transactions contemplated by this Agreement, as consented to in writing by Seller (such consent not to be unreasonably withheld, delayed or conditioned) or in connection with refinancing its Indebtedness for borrowed money.
8.02    Access to Books and Records. From and after the Closing, Parent shall, and shall cause each of the Company Group to, provide Seller and its agents and advisors with reasonable access (for the purpose of examining and copying at Seller’s cost and expense) to, during normal business hours and upon reasonable advance notice, (a) the books and records of the Company Group with respect to periods or occurrences prior to the Closing Date and (b) employees (if any) of each of Parent, the Company and the Company’s Subsidiaries, and each of their respective Affiliates for purposes of complying with any applicable Tax, financial reporting or regulatory requirements; provided that, such access does not unreasonably interfere with the normal operations of the Company or any of its Subsidiaries and is permissible under applicable Law. Unless otherwise consented to in writing by Seller, none of Parent, the Company or the Company’s Subsidiaries shall, for a period of seven (7) years following the Closing Date, destroy, alter or otherwise dispose of any of the books and records of the Company and each of its Subsidiaries for any period prior to the Closing Date without first offering to surrender to Seller such books and records or any portion thereof which Parent or the Company or any of its Subsidiaries may intend to destroy, alter or dispose of.
8.03    Director, Manager and Officer Liability and Indemnification.
(a)    Prior to or simultaneously with the Closing, the Company shall purchase from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’, managers’ and officers’ liability insurance a prepaid insurance policy(ies) (i.e., “tail coverage”) which provide “side A, B and C directors and officers” insurance coverage for each of the individuals who were officers, directors or managers (or the foreign equivalent thereof) of the Company or any of its Subsidiaries at or prior to the Closing on terms no less favorable (including with respect to both policy limit and scope) as the policy or policy(ies) maintained by the Company or any of the Company’s Subsidiaries immediately prior to the Closing for the benefit of such individuals for an aggregate period of not less than six (6) years with respect to claims arising from acts, events or omissions that occurred at or prior to the Closing, including with respect to the transactions contemplated by this Agreement (such policies, the “D&O Tail Policies”). The cost of the D&O Tail Policies shall not exceed two-hundred percent (200%) of the aggregate annual premium payable by the Company Group for its existing coverage under their insurance policy or policies in effect on the date of this Agreement. The cost of the D&O Tail Policies shall be borne fifty percent (50%) by Parent and fifty percent (50%) by Seller as Transaction Expenses. Notwithstanding anything to the contrary in this Section 8.03, none of Parent or Purchaser or any of their respective Affiliates shall have any obligation to indemnify Seller’s, or after the Closing, the Final Surviving Company’s and its Subsidiaries’ respective officers, directors, or managers pursuant to this Section 8.03 or otherwise for Liabilities relating to or arising from fraud.
(b)    The Parent shall cause the Governing Documents of the Final Surviving Company and its Subsidiaries to contain, except as prohibited by Law, provisions relating to exculpation and indemnification of the officers, directors, or managers of the Final Surviving Company and its Subsidiaries substantially identical to those set forth in the Company’s and its Subsidiaries’ Governing Documents as of the date hereof and for a period of six (6) years after the Closing, Parent shall not, and shall not permit the Final Surviving Company and its Subsidiaries to, amend, repeal or otherwise modify any such provisions in such Governing Documents (unless to provide for greater exculpation or indemnification or unless required by Law), it being the intent of the parties hereto that the current and former officers, directors and managers of the Company Group shall continue to be entitled to such exculpation and indemnification (including with respect to advancement of expenses) to the full extent of the Law. Parent agrees and acknowledges that this Section 8.03 shall be binding on Parent’s successors and assigns.
(c)    If the Final Surviving Company or its Subsidiaries or any of their respective successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Final Surviving Company and its Subsidiaries shall assume all of the obligations set forth in this Section 8.03.
(d)    Notwithstanding anything in this Agreement to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Closing Date) is made against any individual who was an officer, director, or manager of the Company Group at or prior to the Closing or any other party covered by directors’, managers’ and officers’ liability insurance, on or prior to the sixth (6th) anniversary of the Closing, the provisions of this Section 8.03 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.
(e)    From and after the Second Effective Time, the obligations under this Section 8.03 shall not be terminated or modified in such a manner as to affect adversely any indemnitee or exculpee to whom this Section 8.03 applies without the consent of such affected indemnitee or exculpee. From and after the Second Effective Time, the provisions of this Section 8.03 are intended for the benefit of, and will be enforceable by (as express third party beneficiaries), each current and former officer, director, or manager of each of the Final Surviving Company and its Subsidiaries and his or her heirs and representatives, successors and assigns and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have had by contract or otherwise.
8.04    Efforts. On the terms and subject to the conditions of this Agreement, Parent will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the conditions to the Closing (and refrain from taking any action that would reasonably be expected to have the effect of materially delaying, preventing or impeding the Closing). In furtherance of the foregoing but subject to and without limiting Section 10.04, Parent shall (a) use its reasonable best efforts to make or cause to be made all filings and submissions under any Laws or regulations applicable to Parent required for the consummation of the transactions contemplated by this Agreement, (b) reasonably coordinate and cooperate with the Company in exchanging such information and providing such assistance as the Company may reasonably request in connection with all of the foregoing and (c) supply promptly any additional information and documentary material that may be requested in connection with such filings, make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith, and take all actions necessary to obtain all required clearances. For the avoidance of doubt, nothing in this Section 8.04 shall limit the obligations of Parent and its Affiliates pursuant to Section 10.04 of this Agreement.
8.05    Edge Autonomy Riga Insurance Proceeds. Following the Closing, Seller shall be entitled to receive any and all proceeds received by the Final Surviving Company or any of its Subsidiaries paid out of or in connection with the Riga Insurance Claim (net of any related unreimbursed reasonable and documented out-of-pocket fees or expenses incurred by Parent, Purchaser, the Final Surviving Company or

any of its Subsidiaries not paid prior to the Closing) (such proceeds, the “Riga Insurance Proceeds”). In furtherance of the foregoing, following the Closing, to the extent Parent, Purchaser, the Final Surviving Company or any of its Subsidiaries receive communications with respect to the Riga Insurance Claim, Parent or Purchaser, as applicable, shall, and shall cause the Final Surviving Company and its Subsidiaries to, promptly deliver such communications to the Seller. Neither Parent nor Purchaser shall, and shall not permit the Final Surviving Company and its Subsidiaries to, participate in any communications, negotiations, settlements or dispute resolution proceedings regarding the Riga Insurance Claim without the prior consent of the Seller not to be unreasonably delayed, conditioned or withheld. Promptly (and in any event within fifteen (15) Business Days) after receipt by the Final Surviving Company or any of its Subsidiaries of any Riga Insurance Proceeds, the Final Surviving Company shall, or shall cause its applicable Subsidiary(ies) to (and Parent or Purchaser shall cause the Final Surviving Company or its applicable Subsidiary(ies) to) remit such Riga Insurance Proceeds to the Seller, by wire transfer of immediately available funds to the account(s) designated by Seller, net of any related unreimbursed reasonable and documented out-of-pocket fees or expenses incurred by Parent, Purchaser, the Final Surviving Company or any of its Subsidiaries in connection with the Riga Insurance Claim, including any Losses related thereto which are indemnifiable under Section 11.03(a) (subject to the limitations set forth therein). Notwithstanding the foregoing, if following the Closing and prior to payment to Seller of the Riga Insurance Proceeds, Parent or any of its Affiliates (including the Final Surviving Company and its Subsidiaries following the Closing) incurs and pays out any reasonable and documented out-of-pocket fees or expenses in connection with the Riga Insurance Proceeds or the collection thereof, then Seller shall promptly (and in any event within fifteen (15) Business Days) reimburse Parent or its applicable Affiliate(s) for such amount following written demand therefor (i) from time-to-time whenever the total amount owed is at least $100,000, and (ii) upon the final resolution of the Riga Insurance Claim.
8.06    Contact with Business Relations. Neither Parent, Purchaser nor Merger Sub is authorized to and shall not (and shall not permit any of their respective employees, agents, representatives or Affiliates to) contact any director, manager, officer, employee (in each case, other than an Authorized Representative), or, with respect to the businesses of the Company or any of its Subsidiaries or the transactions contemplated by this Agreement, any customer, supplier, distributor or other material business relation, of the Company or any of its Subsidiaries prior to the Closing without the prior written consent and coordination of an Authorized Representative (not to be unreasonably delayed, conditioned or withheld).
8.07    Continuing Confidentiality. Until the Closing, Parent shall remain bound by the Confidentiality Agreement, and it shall be responsible for any breaches of the Confidentiality Agreement by any of Parent’s representatives.
8.08    Access and Investigation; Non-Reliance.
(a)    Each of Parent, Purchaser, Merger Sub and their respective representatives (a) have had access to and the opportunity to review all of the documents in the Project Echelon virtual data room hosted by Datasite on behalf of the Company (the “Data Room”) as of 11:59 p.m. Eastern Time on the day two days prior to the date of this Agreement, and (b) have been afforded reasonable access to the books and records, facilities and officers, directors, employees and other representatives of the Company Group for purposes of conducting a due diligence investigation with respect thereto.
(b)    Parent and each of its Non-Recourse Parties have each conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company and each of its Subsidiaries, and any of their respective joint ventures and businesses, and, in making its determination to proceed with the transactions contemplated by this Agreement, each of Parent and its Non-Recourse Parties (i) have relied solely on the results of such independent investigation and verification and on the representations and warranties of the Seller and the Company set forth in Article IV, Article V and Article VII (only to the extent that Section 7.01(b) is incorporated by reference into Section 5.09(b)) as qualified by the Disclosure Schedules in accordance with Section 13.06 of this Agreement, as well as the representations and warranties contained in any certificates tendered in accordance with this Agreement, and (ii) have not relied on any other representations, warranties or statements (including by omission) of any kind or nature, whether written or oral, expressed or implied, statutory or otherwise (including, for the avoidance of doubt, relating to quality, quantity, condition, merchantability, fitness for a particular purpose or conformity to samples) of any of Seller, the Company or any of their respective Non-Recourse Parties as to any matter concerning the Company, any of its Subsidiaries or any of their respective joint ventures (if any) or businesses or in connection with this Agreement or the transactions contemplated by this Agreement, or with respect to the accuracy or completeness of any information provided to (or otherwise acquired by) Parent, Purchaser, Merger Sub or any of their respective Non-Recourse Parties in connection with this Agreement or the transactions contemplated by this Agreement (including, for the avoidance of doubt, any statements, information, documents, projections, forecasts or other materials made available to Parent, Purchaser, Merger Sub or any of their respective Non-Recourse Parties in certain “data rooms” or presentations, including “management presentations”). In connection with the transactions contemplated by this Agreement, each of Parent, Purchaser and Merger Sub has been represented by, and adequately consulted with, legal counsel of their choice and each of Parent, Purchaser, Merger Sub and such counsel has carefully read this Agreement and has been given time to consider this Agreement, understands this Agreement and, after such consideration, and with such understanding, Parent, Purchaser and Merger Sub have knowingly, freely and without coercion entered into this Agreement and, in particular, this Section 8.08, Section 10.01, Section 11.02, and Section 13.15. Nothing in this Section 8.08 shall amend or limit the representations and warranties of the Seller and the Company set forth in Article IV, Article V and Article VII (only to the extent that Section 7.01(b) is incorporated by reference into Section 5.09(b)).
8.09    R&W Insurance Policies. Parent shall ensure that the R&W Insurance Policies expressly waive any claims of subrogation (except in the case of Fraud (as defined in this Agreement)) against Seller and its Affiliates and their respective representatives and shall not amend, waive or otherwise modify the R&W Insurance Policies in any manner that would allow the applicable insurer thereunder or any other Person to subrogate or otherwise make or bring any action, suit or proceeding against Seller, its Affiliates or any of their respective representatives, based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement, or the negotiation, execution or performance of this Agreement, other than in the case of Fraud.
8.10    Parent’s Financing Covenants.
(a)    Parent may, but shall not be obligated, to arrange and consummate an Equity Financing in connection with the transactions contemplated by this Agreement, to be consummated not later than immediately prior to the First Effective Time.
(b)    Notwithstanding anything herein to the contrary, none of the arrangement, consummation or obtaining of the Debt Financing or any alternative financing by Parent is a condition to Closing and the obligations of Parent to consummate the transactions contemplated by this Agreement are not subject to the availability of the Debt Financing.
(c)    Parent shall indemnify and hold harmless Seller, the Company and each of their respective Affiliates, officers, directors, employees or agents from and against any and all losses suffered or incurred by any of them (other than such losses resulting primarily from breaches of this Agreement or such Person’s bad faith, gross negligence, fraud or willful misconduct) in connection with any of their cooperation or assistance with respect to the Debt Financing or the Equity Financing or the provision of any information utilized in connection therewith or otherwise arising from the Debt Financing or the Equity Financing. Parent shall from time to time, promptly upon request by Seller and in any event prior to the Closing, reimburse Seller, the Company and each of their respective Affiliates, officers, directors, employees or agents for any and all reasonable and documented out-of-pocket fees, costs or expenses (including fees, costs and expenses of counsel, accountants and other advisors, but excluding such costs or expenses incurred by or on behalf of the Company, its Subsidiaries, or their respective Affiliates in connection with their ordinary course financial reporting requirements) incurred by any of them in connection with any of their cooperation or assistance with respect to the Debt Financing or the Equity Financing or the provision of any information utilized in connection therewith or otherwise arising from the Debt Financing or the Equity Financing (such out-of-pocket fees, costs and expenses, the “Financing Cooperation Expenses”).
8.11    Preparation of Proxy Statement. Parent shall prepare (with the Company’s cooperation) and file with the SEC a preliminary proxy statement relating to the Stockholders Meeting (the “Proxy Statement”), as promptly as reasonably practicable (but in no event later than five (5) Business Days after Seller and the Company have provided all information reasonably requested by Parent for inclusion in the Proxy Statement, including the Required Financial Statements). Prior to the filing of the Proxy Statement (or any amendment or supplement thereto), or any dissemination thereof to the stockholders of Parent, or responding to any comments from the SEC with respect thereto, Parent shall provide the Company, Seller and their counsel with a reasonable opportunity to review such document or response (except made pursuant to any telephone call initiated by the SEC, in which case Parent shall promptly provide the Company and Seller with a summary of any such communication), and Parent shall consider in good faith any comments proposed by the Company and Seller thereto (which comments shall be provided to Parent as promptly as reasonably practicable). Parent shall (with the Company’s cooperation) respond promptly to any comments from the SEC or the staff of the SEC with respect to the Proxy Statement (or any amendment or supplement thereto). Parent shall notify the Company and Seller promptly of the receipt of any comments (whether written or oral) from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply the Company and Seller with copies of all correspondence between the Parent and any of its representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement. The Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act. If at any time prior to the Stockholders Meeting (or any adjournment or postponement thereof) any information relating to any of the parties hereto, or any of their respective Affiliates, officers or directors, is discovered by Parent, the Company or Seller (in the case of the Company and Seller, solely with respect to the information supplied by the Company or Seller, as applicable) that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed by Parent with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of Parent. Parent shall cause the definitive Proxy Statement to be mailed to Parent’s stockholders as promptly as reasonably practicable (and in any event no later than five (5) Business Days) after the date the SEC advises that it has no further comments thereon or that Parent may commence mailing the Proxy Statement (which advice will be deemed to have been received if the SEC has not affirmatively notified Parent prior to the eleventh (11th) calendar day after filing the preliminary Proxy Statement that the SEC will or will not be reviewing the Proxy Statement, the “Clearance Date”).

8.12    Stockholder Meeting; Fiduciary Exception to Recommendation.
(a)    Subject to the terms of this Section 8.12, Parent shall take all actions necessary in accordance with applicable Law and the Governing Documents of Parent to set a record date for, duly give notice of, convene and hold a meeting of its stockholders to consider and vote upon the approval of the Mergers, including the Stock Issuance pursuant to the Mergers and the Equity Financing (the “Stockholders Meeting”), as soon as reasonably practicable following the Clearance Date and, subject to the terms of this Section 8.12, in any event no later than twenty (20) Business Days following the mailing of the Proxy Statement and shall submit such proposal to such holders at the Stockholders Meeting and, without the prior written consent of the Company and the Seller, shall not submit any other proposal to such holders in connection with the Stockholders Meeting, a customary proposal regarding adjournment of the Stockholders Meeting and, at Parent’s option, the election of Directors of Parent, ratification of Parent’s auditor and any other matter required by the Exchange Act and the applicable rules and regulations of the SEC for inclusion in a proxy statement of Parent related to an annual meeting of stockholders or a special meeting in lieu thereof. Once filed in the definitive Proxy Statement, Parent shall not change the record date for the Stockholders Meeting without the prior written consent of the Company and Seller or as otherwise required by applicable Law (including any requirement of Law in connection with any rescheduling, postponement or adjournment of the Stockholders Meeting that is permitted hereunder) or the rules and regulations of the Stock Exchange. If the Special Committee has not made a Change in Recommendation in accordance with this Section 8.12, the Board of Directors shall make the Recommendation and shall include the Recommendation in the Proxy Statement and recommend at the Stockholders Meeting that the stockholders of Parent approve the Mergers, including the Stock Issuance pursuant to the Mergers, and Parent shall use its reasonable best efforts to obtain and solicit such approval (including by soliciting from its stockholders proxies in favor of the approval of the Mergers, including the Stock Issuance pursuant to the Mergers and the Equity Financing), and taking all other action reasonably necessary to secure the approval (the “Requisite Vote”) of the Mergers, including the Stock Issuance pursuant to the Mergers and, if effected, the Equity Financing, by (i) the holders of a majority of the votes cast at the Stockholders Meeting, in accordance with Sections 312.03 and 312.07 of the NYSE Listed Company Manual and (ii) the holders of a majority in voting power of the Parent capital stock issued and outstanding and held by Persons other than AE Industrial Partners, LP or any of its Affiliates. Parent shall not adjourn or otherwise postpone or delay the Stockholders Meeting without the prior written consent of the Company and Seller, which shall not be unreasonably withheld, delayed or conditioned; provided, that without the Company’s and the Seller’s prior written consent, Parent may adjourn or postpone the Stockholder Meeting (i) after consultation with the Company and the Seller, to the extent necessary to ensure that any supplement or amendment to the Proxy Statement is provided to the stockholders of Parent within a reasonable amount of time in advance of the Stockholders Meeting, (ii) to a date that is in the aggregate not more than thirty (30) days following the originally scheduled date (or the date rescheduled pursuant to clause (i) hereof) but at least two (2) Business Days prior to the Outside Date if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum at the Stockholders Meeting or to obtain the Requisite Vote, in order to allow reasonable additional time for solicitation of proxies for purposes of obtaining a quorum or the Requisite Vote, or (iii) if required by applicable Law.
(b)    Neither the Board of Directors nor the Special Committee shall (A) withdraw, qualify or modify in a manner adverse to the Company or Seller, or propose publicly to withdraw, qualify or modify in a manner adverse to the Company or Seller, the Recommendation or its declaration of advisability, or resolve or agree to take any such action or (B) fail to include the Recommendation in the Proxy Statement when disseminated to the stockholders of Parent (any actions in clauses (A) and (B) being referred to herein as a “Change in Recommendation”). Notwithstanding the immediately preceding sentence, prior to the time the Requisite Vote is obtained, the Board of Directors and the Special Committee may make a Change in Recommendation in response to, and in respect of, an Intervening Event if (but only if) the following conditions are collectively satisfied: (1) an Intervening Event has occurred; (2) in light of such Intervening Event, the Board of Directors and the Special Committee have determined in good faith, after consultation with outside legal counsel, that the failure to make a Change in Recommendation in response to such Intervening Event would be reasonably likely to be a violation of the directors’ fiduciary duties under applicable Law; (3) Parent has notified the Company and Seller in writing that the Board of Directors and the Special Committee intend to make a Change in Recommendation and the basis therefor (which notice shall include a reasonably detailed description of the Intervening Event in connection with which such notice has been given) (any such notice, a “Triggering Notice”); (4) at least four (4) Business Days pass following the Company’s and Seller’s receipt of the Triggering Notice (it being understood that any material change to the Intervening Event shall constitute a new Intervening Event and shall require Parent to provide a new Triggering Notice in respect of such Intervening Event and comply with this Section 8.12 in respect of such Intervening Event, except that, in such case, the four (4) Business Day period referred to in this clause (4) and in clauses (5) and (6) shall be reduced to two (2) Business Days following the giving of such new Triggering Notice); (5) after providing such Triggering Notice and prior to effecting such Change in Recommendation, (x) Parent shall, during such four (4) Business Day period, negotiate in good faith with the Company and Seller and their representatives, to the extent the Company and Seller wish to negotiate, with respect to any revisions to the terms of the transactions contemplated by this Agreement proposed by the Company and Seller, and (y) in determining whether it may still under the terms of this Agreement make a Change in Recommendation, the Board of Directors and the Special Committee shall take into account any changes to the terms of this Agreement proposed by the Company and Seller and any other information provided by the Company and Seller in response to such notice during such four (4) Business Day period; and (6) after taking into account any changes to the terms of this Agreement proposed by the Company and Seller and any other information provided by the Company and Seller in response to a Triggering Notice during such four (4) Business Day period, the Board of Directors and the Special Committee again determine in good faith, after consultation with outside counsel, that the failure to make a Change in Recommendation in response to such Intervening Event would be reasonably likely to be a violation of the directors’ fiduciary duties under applicable Law. Notwithstanding any Change in Recommendation, the proposal in respect of the Mergers, including the Stock Issuance pursuant to the Mergers shall be submitted to the Parent stockholders at the Stockholders Meeting for the purpose of obtaining the Requisite Vote, and nothing contained herein (unless this Agreement is otherwise terminated in accordance with its terms) shall relieve Parent of such obligation or any of Parent, Purchaser or Merger Sub of any of their respective obligations hereunder.
(c)    In the event that a Change in Recommendation occurs pursuant to, and in accordance, with this Section 8.12, the holders of a majority of the Parent Shares represented in person or by proxy at the Stockholders Meeting held by Persons other than AE Industrial Partners, LP and its Affiliates fail to vote in favor of the Mergers, including the Stock Issuance pursuant to the Mergers at the Stockholders Meeting, and this Agreement is terminated by the Company or the Seller in accordance with Article IX such that no Termination Fee is payable by Parent, then within two (2) Business Days after written demand by the Company or Seller, Parent shall pay to Seller an amount equal to Seller’s and its Affiliates’ (other than Parent and its Subsidiaries) reasonable and documented out-of-pocket fees and expenses of third parties (including legal fees and expenses of outside counsel) incurred by Seller and its Affiliates (but not, for the avoidance of doubt, Parent and its Subsidiaries) on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement in cash by wire transfer of immediately available funds to an account designated in writing by Seller.
8.13    368(a) Reorganization. From the date hereof until the Closing or the earlier termination of this Agreement, except as otherwise contemplated by this Agreement or in connection with the transactions contemplated by this Agreement, as set forth on Schedule 8.13 or as consented to in writing (email being sufficient) by Seller (such consent not to be unreasonably withheld, delayed or conditioned), Parent shall not, and shall cause each of its Subsidiaries not to, take any action or knowingly fail to take any action, which action or failure to act could reasonably be expected to prevent the First Merger and the Second

Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
8.14    Tenant Improvement Project Reimbursements. Following the Closing, upon receipt thereof by the Final Surviving Company or any of its Subsidiaries, Seller shall be entitled to receive (net of any related unreimbursed reasonable and documented out-of-pocket fees or expenses incurred by Parent, Purchaser, the Final Surviving Company or any of its Subsidiaries in connection with the Tenant Improvement Project Reimbursements (as defined below) not paid prior to the Closing) any and all reimbursements or other proceeds for amounts spent by the Company Group prior to Closing (or included as a Liability in Closing Working Capital or Indebtedness) (the “Tenant Improvement Project Reimbursements”) on a dollar for dollar basis up to the amount of funds received by the Final Surviving Company or any of its Subsidiaries following the Closing from the Ann Arbor Landlord with respect to that certain tenant improvement project contemplated by Exhibit D of that certain Industrial Lease Agreement, dated as of December 18, 2023, by and between 35700 Van Dyke Avenue, LLC (the “Ann Arbor Landlord”) and Edge Autonomy Energy Systems, LLC (f/k/a Adaptive Energy, LLC). In furtherance of the foregoing, following the Closing, to the extent Parent, Purchaser, the Final Surviving Company or any of its Subsidiaries receive communications with respect to the Tenant Improvement Project Reimbursements, Parent or Purchaser, as applicable, shall, and shall cause the Final Surviving Company and its Subsidiaries to, promptly deliver such communications to the Seller. Promptly (and in any event within fifteen (15) Business Days) after receipt by the Final Surviving Company or any of its Subsidiaries of any Tenant Improvement Project Reimbursements, the Final Surviving Company shall, or shall cause its applicable Subsidiary(ies) to (and Parent or Purchaser shall cause the Final Surviving Company or its applicable Subsidiary(ies) to) remit such Tenant Improvement Project Reimbursements to the Seller, by wire transfer of immediately available funds to the account(s) designated by Seller, net of any related unreimbursed reasonable and documented out-of-pocket fees or expenses incurred by Parent, Purchaser, the Final Surviving Company or any of its Subsidiaries in connection with the Tenant Improvement Project Reimbursements. Notwithstanding the foregoing, if following the Closing and prior to payment to Seller of the Tenant Improvement Project Reimbursements, Parent or any of its Affiliates (including the Final Surviving Company and its Subsidiaries following the Closing) incurs and pays out any reasonable and documented out-of-pocket fees or expenses in connection with the Tenant Improvement Project Reimbursements or the collection thereof, then Seller shall promptly (and in any event within fifteen (15) Business Days) reimburse Parent or its applicable Affiliate(s) for such amount following written demand therefor (i) from time-to-time whenever the total amount owed is at least $100,000, and (ii) upon the final resolution of the Tenant Improvement Project Reimbursements.
ARTICLE IX
TERMINATION
9.01    Termination. This Agreement may be terminated at any time prior to the Closing only as follows, and in no other manner:
(a)    by mutual written consent of Parent, on the one hand, and the Company and Seller, on the other hand;
(b)    by Parent, on the one hand, or by the Company or Seller, on the other hand, by written notice to the other, upon the issuance by any Governmental Body of an order, decree or ruling or its taking of any other action restraining, enjoining or otherwise prohibiting the performance of this Agreement or the consummation of the transactions contemplated by this Agreement, which order, decree, ruling or any other action shall have become final and non-appealable and which renders the condition set forth in Section 3.03(a) or Section 3.03(b) incapable of being satisfied; provided that, no termination may be made under this Section 9.01(b) if the issuance of such order, decree, ruling or such other action has been primarily caused by the action or inaction of the terminating party;
(c)    by Parent, on the one hand, or by the Company or Seller, on the other hand, by written notice to the other, if the Closing shall not have occurred on or before the date that is one hundred eighty (180) days following the date of this Agreement (the “Outside Date”); provided, however, that no termination may be made under this Section 9.01(c) if the failure to close shall have been caused by the action or inaction of the terminating party; and provided, further, that, if on the Outside Date the conditions to Closing set forth in Section 3.03(a) shall not have been satisfied or waived but all other conditions to Closing shall have been satisfied or waived (or, in the case of conditions that by their nature are to be satisfied at the Closing shall be capable of being satisfied on such date), then the Outside Date may be extended by either the Company or Seller to the date that is two hundred seventy (270) days following the date of this Agreement;
(d)    by Parent, Purchaser and Merger Sub, if neither Parent, Purchaser nor Merger Sub is then in material breach of this Agreement, by written notice to the Company, upon a breach of any covenant or agreement on the part of Seller or the Company set forth in this Agreement, or if any representation or warranty contained in Article IV, Article V or Article VII (only to the extent that Section 7.01(b) is incorporated by reference into Section 5.09(b)), as qualified by the Disclosure Schedules in accordance with Section 13.06 of this Agreement, shall be or have become untrue, in either case, such that any of the conditions set forth in Section 3.01(a), Section 3.01(b) or Section 3.01(c) would not be satisfied; provided, however, that, if such breach is curable, the right to terminate under this Section 9.01(d) will not be available to Parent, Purchaser or Merger Sub if Seller and the Company use reasonable best efforts to cure such breach or breaches or such failure to perform after notice thereof is delivered by Parent, Purchaser or Merger Sub to the Company or Seller, as applicable, and such breach or breaches or failure to perform, as applicable, is cured by the earlier of (x) thirty (30) days following receipt by the Company or Seller, as applicable, of written notice of such breach or failure to perform from Parent, Purchaser or Merger Sub and (y) the day which is the last Business Day prior to the Outside Date;
(e)    by the Company or Seller, if the Company and Seller, as applicable, are not then in material breach of this Agreement, by written notice to Parent, upon a breach of any covenant or agreement on the part of Parent, Purchaser or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent, Purchaser or Merger Sub shall be or have become untrue, in either case, such that any of the conditions set forth in Section 3.02(a) or Section 3.02(b) would not be satisfied; provided, however, that if such breach is curable, the right to terminate under this Section 9.01(e) will not be available to the Company or Seller if Parent, Purchaser and Merger Sub use reasonable best efforts to cure such breach or breaches or such failure to perform after notice thereof is delivered by the Company or Seller to Parent, Purchaser or Merger Sub, as applicable, and such breach or breaches or failure to perform, as applicable, is cured by the earlier of (x) thirty (30) days following receipt by Parent, Purchaser or Merger Sub, as applicable, of written notice of such breach or failure to perform from the Company or Seller and (y) the day which is the last Business Day prior to the Outside Date;
(f)    by Seller, if (i) the conditions provided for in Section 3.01 and Section 3.03 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which shall be capable of being satisfied if the Closing Date were the date that notice of termination is delivered by Seller to Parent), (ii) Parent, Purchaser and Merger Sub do not consummate the transactions contemplated by this Agreement by the day and time the Closing is required to occur pursuant to Section 2.02 and (iii) Seller has, at least two (2) Business Days prior to terminating this Agreement pursuant to this Section 9.01(f), irrevocably confirmed in a written notice delivered to Parent that Seller and the Company are ready, willing and able to consummate the Closing subject to conditions that by their terms or nature are to be satisfied at the Closing, and Parent, Purchaser and Merger Sub have not consummated the Closing by the end of such two (2)-Business Day period; or
(g)    by either Parent or Seller if Parent fails to obtain the Requisite Vote at the Stockholders Meeting at which a vote is taken on the Mergers.
9.02    Effect of Termination.
(a)    If this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and of no further force and effect (other than Article I, Section 7.10, Section 8.07, Section 8.08, this Section 9.02 (including, for the avoidance of doubt, Parent’s obligations for payment of the Termination Fee pursuant to Section 9.02(b)), Section 10.01, Section 13.02, Section 13.11, Section 13.13, Section 13.15, Section 13.17 and Section 13.18, which shall survive the termination of this Agreement) without any liability or obligation on the part of any party hereto, (i) other than liabilities and obligations under the Confidentiality Agreement and (ii) except that no such termination shall relieve any party hereto of any liability for damages resulting from Fraud or any Willful Breach of this Agreement by such party. In determining losses or damages that are recoverable in accordance with this Section 9.02 upon termination by a party hereto for another party’s breach, the parties hereto acknowledge and agree that such losses and damages shall not be limited to reimbursement of expenses or out-of-pocket costs, and shall include the benefit of the bargain lost by such party hereto, taking into consideration all relevant matters (including other opportunities and the time value of money), which shall be deemed to be damages of such party hereto.
(b)    In the event of a termination of this Agreement by Seller pursuant to Section 9.01(e) (other than with respect to a breach of any representation or warranty of Parent, Purchaser or Merger Sub) or Section 9.01(f), then Parent shall, as promptly as reasonably practicable (and, in any event, within two (2) Business Days) following such termination, pay or cause to be paid to Seller or its designee (as directed by Seller in writing) one million dollars ($1,000,000.00) (the “Termination Fee”) by wire transfer of immediately available funds to an account designated by Seller or such designee; it being understood that in no event shall (1) Parent be required to pay the Termination Fee on more than one (1) occasion, or (2) Parent’s, Purchaser’s and Merger Sub’s aggregate liability under this Agreement or any other agreement contemplated hereby, including the Confidentiality Agreement, with respect to remedies other than specific performance to cause the consummation of the Closing in accordance with Section 13.18 exceed an amount equal to the Termination Fee. The Termination Fee is inclusive of any Taxes. The agreements contained in this Section 9.02 are an integral part of the transactions contemplated by this Agreement and without these agreements, no Party would enter into this Agreement.
(c)    If Seller (or its designee(s)) receives full payment of the Termination Fee pursuant to Section 9.02(b), the receipt of the Termination Fee will be the sole and exclusive remedy (whether at law, in equity, in contract, in tort, through piercing of the corporate veil, by or through a claim by or on behalf of a party or another Person or otherwise) of the Seller, the Company Group, each of their Affiliates and each such Person’s and their respective Affiliates’ agents, successors and permitted assigns for any and all Liabilities (including all Liability(ies) of any of the such Persons for the benefit of the bargain, opportunity cost, loss of premium, time value of money or otherwise, or for any punitive, special, exemplary, indirect, consequential or incidental damages, or damages argued to be associated with lost profits or diminution in value) as a result of any breach of, or non-compliance with, any covenant, agreement, representation or warranty in this Agreement (including any Willful Breach) or any agreement contemplated hereby or the failure of the transactions contemplated by this Agreement to be consummated or otherwise related or connected to this Agreement or any Ancillary Agreement or the transactions contemplated by this Agreement (or the abandonment or termination thereof) suffered or incurred by Seller, the Company Group, any of their Affiliates and each such Person’s and their respective Affiliates’ agents, successors and permitted assigns in connection with this Agreement and the transactions contemplated by this Agreement, and none of the Seller, the Company, any of their respective Affiliates or any such Person’s or their respective Affiliates’ agents, successors and permitted assigns shall seek to recover any other damages or seek any other remedy, at law or in equity, in contract, tort or otherwise, with respect to any losses or damages suffered in connection with this Agreement or any debt commitment letter or the transactions contemplated hereby or thereby or any oral representation made or alleged to be made in connection herewith. If the Seller or the Company receives any payments from Parent in respect of any breach of this Agreement and thereafter the Seller or the Company receives the Termination Fee pursuant to Section 9.02(b), the amount of the Termination Fee shall be reduced by the aggregate amount of such prior payments received by Seller or the Company from Parent in respect of any such breaches, and in no event shall Parent or its Affiliates be subject to (nor shall the Seller, the Company or any of their Affiliates seek to recover) monetary damages in excess of an amount equal to the Termination Fee, in the aggregate, for any losses or other liabilities arising out of or in connection with breaches by Parent of its representations, warranties, covenants and agreements contained in this Agreement or arising from any claim or cause of action that the Seller, the Company or any of their Affiliates may have; for the avoidance of doubt, receipt of the full Termination Fee pursuant to Section 9.02(b) shall prohibit Seller from (i) seeking specific performance or other equitable relief as provided in Section 13.18 or (ii) being indemnified and reimbursed for losses or expenses in accordance with Section 8.10(c). The actual receipt by Seller (or its designee(s)) of the Termination Fee shall be deemed to be liquidated damages, which amounts constitute a reasonable estimate of the damages that will be suffered by reason of any such termination of this Agreement (and not a penalty).
(d)    Each of the Parties further acknowledges that the payment of the amounts by Parent specified in this Section 9.02 is not a penalty, but, in each case, is liquidated damages in a reasonable amount that will compensate the Company and Seller in the circumstances in which such fees are payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision. While the Seller and the Company may pursue each of (i) a grant of specific performance or other equitable relief under Section 13.18, and (ii) the payment of the Termination Fee under this Section 9.02, any recovery by the Seller or the Company shall be subject to the limitations set forth in this Section 9.02 and the Seller or the Company shall be permitted or entitled to receive only (A) a grant of specific performance to cause Parent to consummate the Closing, or (B) the Termination Fee; provided, however, that if the Termination Fee is paid, then Seller and the Company shall no longer have the right to initiate or maintain any action for any other remedy, including specific performance to consummate the Closing.
ARTICLE X
ADDITIONAL AGREEMENTS AND COVENANTS
10.01    No Other Representations or Warranties. The representations and warranties of the Parties set forth in Article IV, Article V, Article VI and Article VII (only to the extent that Section 7.01(b) is incorporated by reference into Section 5.09(b)), as qualified by the Disclosure Schedules in accordance with Section 13.06 of this Agreement, constitute the sole and exclusive representations, warranties, and statements (including by omission) of any kind or nature, whether written or oral, expressed or implied, statutory or otherwise (including, for the avoidance of doubt, relating to quality, quantity, condition, merchantability, fitness for a particular purpose or conformity to samples) of the Parties or any of their respective Non-Recourse Parties as to any matter concerning the Parties, and of their respective Subsidiaries or any of their respective joint ventures or businesses or in connection with this Agreement or the transactions contemplated by this Agreement, or with respect to the accuracy or completeness of any information provided to (or otherwise acquired by) the Parties or any of their respective Non-Recourse

Parties in connection with this Agreement or the transactions contemplated by this Agreement (including, for the avoidance of doubt, any statements, information, documents, projections, forecasts or other material made available to Parent, Purchaser, Merger Sub or any of their respective Non-Recourse Parties in certain “data rooms” or presentations including “management presentations”) and all other purported representations and warranties or statements (including by omission) (“Ex-Contractual Statements”) are hereby disclaimed by the Parties and each of their respective Non-Recourse Parties and (a)(i) each of Parent, Purchaser, Merger Sub and their respective Non-Recourse Parties has only relied, and will only rely, on the representations and warranties of Seller and the Company set forth in Article IV, Article V and Article VII (only to the extent that Section 7.01(b) is incorporated by reference into Section 5.09(b)) respectively, as qualified by the Disclosure Schedules in accordance with Section 13.06 of this Agreement, and (ii) each of Seller, the Company and their respective Non-Recourse Parties has only relied, and will only rely, on the representations and warranties of Parent, Purchaser and Merger Sub set forth in Article VI, as qualified by the Disclosure Schedules in accordance with Section 13.06 of this Agreement, (b) each of the Parties and their respective Non-Recourse Parties hereby expressly and irrevocably acknowledges and agrees that he, she or it has not relied and will not rely on any Ex-Contractual Statements, and (c) none of the Parties or any of their respective Non-Recourse Parties shall have any claim with respect to their purported use of, or reliance on, any Ex-Contractual Statement on any basis or legal theory whatsoever (whether sounding in contract or tort, at law or in equity, on public policy grounds, under any Law (including under securities Laws or the Racketeer Influence and Corrupt Organizations Act of 1970 (“RICO”)), on the basis of “unjust enrichment” or otherwise). Except with respect to the representations and warranties of the Parties set forth in Article IV, Article V, Article VI and Article VII (only to the extent that Section 7.01(b) is incorporated by reference into Section 5.09(b)) as applicable, the Parties are consummating the transactions contemplated by this Agreement on an “AS IS, WHERE IS” basis. Without in any way limiting the generality of the foregoing, the Parties acknowledge that there are uncertainties inherent in attempting to make projections, forward looking statements and other forecasts and estimates, and certain business plan information, that the Parties are familiar with such uncertainties, that except with respect to the applicable representations and warranties of set forth in Article IV, Article V, Article VI and Article VII (only to the extent that Section 7.01(b) is incorporated by reference into Section 5.09(b)), the Parties and their respective Non-Recourse Parties are taking full responsibility for making their own evaluation of the adequacy and accuracy of any such projections, forward looking statements, forecasts, estimates and business plan information provided to (or otherwise acquired by) any other Party and its Non-Recourse Parties in connection with the transactions contemplated by this Agreement (including the reasonableness of the assumptions underlying such projections, forward looking statements, forecasts, estimates and business plan information). Under no circumstances shall any of the representations and warranties of the Parties made herein be imputed to, or deemed to have been made by, any other Person. Nothing in this Section 10.01 shall amend or limit the representations and warranties set forth in Article IV, Article V, Article VI and Article VII (only to the extent that Section 7.01(b) is incorporated by reference into Section 5.09(b)).
10.02    Further Assurances. From time to time following the Closing, as and when requested in writing by any party hereto and at such requesting party’s expense, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such requesting party may reasonably deem necessary to evidence and effectuate the transactions contemplated by this Agreement.
10.03    Employees and Employee Benefits.
(a)    Salary and Wages. Parent will cause the Company Group to continue the employment effective immediately after the Closing Date of all employees of the Company Group, including each such employee on medical, disability, family or other leave of absence as of the Closing Date. All such employees of the Company Group who are employed by the Company Group immediately following the Closing Date are referred to as “Retained Employees”. Parent will cause the Company Group to provide each such Retained Employee who remains employed with base wages, annual base salary and annual target rate of cash bonus potential (determined as a percentage of annual base salary) (but excluding any equity plan, retention, transaction, change in control or similar program or arrangement), that is in the aggregate at least equal to such compensation provided to each such employee on the Closing Date for a period of at least one (1) year thereafter; provided, however, that nothing in this Section 10.03(a) shall obligate Parent or the Company or any of its Subsidiaries to continue the employment of any such Retained Employee for any specific period.
(b)    Employee Benefits. As of the Closing Date and for a period of at least one (1) year thereafter, Parent shall provide, or shall cause the Company Group to provide, each Retained Employee with employee benefits (other than any nonqualified deferred compensation benefits) that are substantially similar in the aggregate to the benefits provided to similarly situated employees of Parent.
(c)    Employee Service Credit. Parent (i) shall use commercially reasonable efforts to give, or cause the Company Group to give, each Retained Employee credit under all benefit plan or personnel policies that cover the Retained Employee after the Closing Date, including any vacation, sick leave and severance policies, for purposes of eligibility, vesting and entitlement to vacation, sick leave and severance benefits for the Retained Employee’s service with the Company Group prior to the Closing Date, to the same extent recognized by the Company Group as of the Closing Date, but not to the extent any such credit would result in a duplication of benefits, (ii) shall use commercially reasonable efforts to allow such Retained Employees to participate in each plan in which Retained Employees are eligible to participate following the Closing Date providing welfare benefits (including medical, dental, vision, prescription drug, life insurance, long-term disability insurance and long-term care insurance) without regard to preexisting condition limitations, waiting periods, evidence of insurability or other exclusions or limitations not imposed on the Retained Employee by the corresponding Plans immediately prior to the Closing Date, and (iii) if coverage for Retained Employees under any Welfare Plan is terminated prior to the end of the plan year that includes the Closing Date, shall use commercially reasonable efforts to credit the Retained Employee with any expenses that were covered by such Welfare Plan(s) during the plan year that includes the Closing Date for purposes of determining deductibles, co-pays and other applicable limits under any similar replacement plans.
(d)    Vacation Pay and Personal Holidays. Parent shall cause the Company Group to continue to credit to each Retained Employee to use all vacation, sick leave, personal holiday and other paid time off that the Retained Employee is entitled to use but has not used as of the Closing Date (including any such vacation, sick leave, personal holiday and other paid time off to be used in future years), and shall retain all liability for the payment of all such amounts, but only to the extent such Liabilities are included as Indebtedness in the determination of the Closing Purchase Price pursuant to Section 2.04.
(e)    No Third-Party Beneficiaries. The provisions of this Section 10.03 are solely for the benefit of the parties to this Agreement, and no current or former employee, officer, director, manager or consultant, or any other individual associated therewith, shall be regarded for any purpose as a third party beneficiary of this Section 10.03. In no event shall the terms of this Agreement be deemed to (i) establish, amend or modify any Plan or any other “employee benefit plan” as defined in Section 3(3) of ERISA, or any other benefit plan, program, or Contractual Obligation maintained or sponsored by the Company, Parent, the Company and their respective Subsidiaries or any of their respective Affiliates, (ii) alter or limit the ability of Parent or the Company and their respective Subsidiaries to amend, modify or terminate any Plan or any other benefit or employment plan, program or Contractual Obligation after the Closing Date, or (iii) confer upon any current or former employee, officer, director or consultant, any right to employment or continued employment or continued service with Parent or the Company or any of their respective Subsidiaries, or constitute or create an employment agreement with any employee.

10.04    Antitrust and Governmental Notifications.
(a)    The Company and Parent shall file, or cause to be filed, with the U.S. Federal Trade Commission and the U.S. Department of Justice, as promptly as practicable, but in no event later than ten (10) Business Days following the execution and delivery of this Agreement, the notification and report form (which shall request early termination) required for the transactions contemplated by this Agreement and any supplemental information requested in connection therewith pursuant to the HSR Act. Parent shall file with any other Governmental Body, as promptly as practicable and before the expiration of any relevant legal deadline, but in no event later than ten (10) Business Days following the execution and delivery of this Agreement, any other filings (including any pre-notification draft), reports, information and documentation as may be required for the transactions contemplated by this Agreement pursuant to any Other Antitrust Regulations and FDI Regulations. Each of the Company and Parent shall furnish to each other’s counsel such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act and any Other Antitrust Regulations and FDI Regulations. Parent and Seller shall each be responsible for fifty percent (50%) of all filing fees and local counsel fees payable in connection with the filings described in the first two (2) sentences of this Section 10.04(a). Neither Parent, the Company, or any of their respective Affiliates shall enter into any agreement with any Governmental Body to extend any waiting period under the HSR Act or any Other Antitrust Regulations and FDI Regulations without the consent of the other parties hereto (such consents shall not be unreasonably conditioned, delayed, or withheld).
(b)    The Company and Parent shall: (i) use their reasonable best efforts to promptly obtain any clearance required under the HSR Act or any Other Antitrust Regulations and FDI Regulations for the consummation of this Agreement and the transactions contemplated by this Agreement; (ii) keep each other apprised of the status of any material communications with, and any material inquiries or requests for additional information from any Governmental Body; and (iii) comply as promptly as practicable with any such material inquiry or request and supply to any Governmental Body without undue delay any additional information requested. Parent agrees to take (and cause its Affiliates to take) any and all steps necessary to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Body or any other Person so as to enable the parties hereto to expeditiously close the transactions contemplated by this Agreement (and for the avoidance of doubt, so as to avoid an in depth, second request or second phase review by the relevant Governmental Body) including consenting to any divestiture or other structural or conduct relief in order to obtain clearance from any Governmental Body and, at the reasonable request of the Company, Parent and its Affiliates shall be obligated to contest, administratively or in court, any ruling, order, or other action of any Governmental Body or any other Person respecting the transactions contemplated by this Agreement. Prior to the Closing, Parent shall not, and shall cause its Affiliates not to, undertake or consummate any Competitive Transaction. In addition to the foregoing, subject to the terms and conditions of this Agreement, Parent shall not (and shall cause its Affiliates not to) take or fail to take any action that is intended to or has (or would reasonably be expected to have) the effect of preventing, impairing, materially delaying or otherwise adversely affecting (A) the consummation of the transactions contemplated by this Agreement, including (w) imposing any material delay in the obtaining of, or materially increasing the risk of not obtaining, any authorization, consent, order, declaration or approval of any Governmental Body necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period, (x) materially increasing the risk of any Governmental Body entering an order prohibiting the consummation of the transactions contemplated by this Agreement, (y) materially increasing the risk of not being able to remove any such order on appeal or otherwise, or (z) materially delaying or preventing the consummation of the transactions contemplated by this Agreement or (B) the ability of such party to fully perform its obligations pursuant to this Agreement.

(c)    The parties hereto commit to instruct their respective counsel to cooperate with each other and use reasonable best efforts to facilitate and expedite the identification and resolution of any issues arising under the HSR Act or any Other Antitrust Regulations and FDI Regulations at the earliest practicable dates. Such reasonable best efforts and cooperation include counsel’s undertaking (i) to keep each other appropriately informed of material communications from and to personnel of the reviewing Governmental Bodies, and (ii) to confer with each other regarding appropriate contacts with and response to personnel of such Governmental Bodies and the content of any such contacts or presentations. Neither the Company nor Parent shall participate in any meeting or material discussion with any Governmental Body with respect to any such filings, applications, investigation, or other inquiry without giving the other party prior notice of the meeting or discussion and, to the extent permitted by the relevant Governmental Body, the opportunity to attend and participate in such meeting or discussion (which, at the request of either Parent or the Company, shall be limited to outside antitrust counsel only). The Company and Parent shall each approve the content of any filings (as contemplated by Section 10.04(a)), material communications, presentations, white papers or other written materials to be submitted to any Governmental Body in advance of any such submission, provided that, such materials may be redacted to (A) remove references to commercially or competitively-sensitive information, and (B) address reasonable attorney-client privilege or confidentiality concerns; provided, further, that copies of filings made under the HSR Act need not be shared.
(d)    Except as otherwise provided in this Agreement:
(i)    each of Parent, Purchaser and Merger Sub, with the reasonable cooperation of Seller and the Company, shall use its reasonable efforts to, as promptly as practicable following the execution of this Agreement, (i) take, or cause to be taken, all appropriate actions and do, or cause to be done, all things necessary, proper or advisable under any applicable Law, regulation or otherwise to consummate the transactions contemplated by this Agreement, (ii) obtain from or provide to any Governmental Body or any other Person all consents, licenses, permits, waivers, approvals, authorizations, notices, orders, or expirations or terminations of any relevant waiting period required to be obtained or made by Parent or any of its Affiliates or Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submission, with respect to this Agreement and the transactions contemplated by this Agreement, required under applicable Law or regulation; and
(ii)    each of Seller, the Company Group, with the reasonable cooperation of Parent, Purchaser and Merger Sub, shall use its reasonable efforts to, as promptly as practicable following the execution of this Agreement, (i) take, or cause to be taken, all appropriate actions and do, or cause to be done, all things necessary, proper or advisable under any applicable Law, regulation or otherwise to consummate the transactions contemplated by this Agreement, (ii) obtain from or provide to any Governmental Body or any other Person all consents, licenses, permits, waivers, approvals, authorizations, notices, orders, or expirations or terminations of any relevant waiting period required to be obtained or made by Seller or the Company Group in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, and (iii) make all necessary filings, and thereafter make any other required submission, with respect to this Agreement and the transactions contemplated by this Agreement, required under applicable Law or regulation.

10.05    Back Leverage Cooperation. Following the expiration of the lock-up set forth in Section 7.08, and subject to applicable limitations under the Securities Act, if requested by Seller or any stockholder, Parent will provide the following cooperation in connection with Seller obtaining any Back Leverage: (i) entering into an issuer agreement (an “Issuer Agreement”) with each lender or counterparty providing such Back Leverage in a mutually agreed upon form, (ii) if so requested by such lender or counterparty, as applicable, re-registering the pledged Parent Shares in the name of the relevant lender, counterparty, custodian or similar party to a Back Leverage, in certificated or restricted book-entry form on the books and records of Parent’s transfer agent, in each case, subject to appropriate transfer restrictions and related restrictive legends, (iii) entering into customary triparty agreements reasonably acceptable to Parent with each lender or counterparty and the applicable stockholder relating to the delivery of the Parent Shares, in certificated or restricted book-entry form on the books and records of Parent’s transfer agent, subject to appropriate transfer restrictions and related restrictive legends, to the relevant lender or counterparty for crediting to the relevant collateral accounts upon funding of any Back Leverage and payment of the purchase price, including a right for such lender or counterparty as a third-party beneficiary of Parent’s obligation under Article II to issue the Parent Shares in accordance with the terms of this Agreement and/or (iv) such other cooperation and assistance in connection with such Back Leverage as the applicable stockholder or such lender or counterparty may reasonably request.
ARTICLE XI
NO SURVIVAL OR CLAIMS FOR REPRESENTATIONS, WARRANTIES, OR PRE-CLOSING COVENANTS
11.01    Survival. None of the representations or warranties set forth in Article IV, Article V or Article VI, in any Ancillary Agreement, in any of the Company Documents, Parent Documents or Seller Documents, or in any other document, agreement, instrument or certificate delivered in connection herewith shall survive the Closing and each such representation and warranty shall terminate on and as of the Closing, and no claims may be brought with respect to such representations or warranties from or after the Closing. None of the covenants in this Agreement to the extent required to be performed prior to the Closing shall survive the Closing and each such covenant shall terminate on and as of the Closing, and no claims may be brought with respect to such covenants from or after the Closing. All other covenants which are to be performed at or after the Closing, whether in this Agreement or any Ancillary Agreement, shall survive for the time periods specified therein or, if no time period is specified, shall survive until such covenants are fully performed, and shall terminate immediately thereafter. Notwithstanding anything contained herein to the contrary, nothing in this Section 11.01 shall preclude any claims for Fraud.
11.02    Exclusive Remedy.
(a)    From and after (i) the date hereof until the Closing, Parent’s, Purchaser’s, Merger Sub’s and their respective Non-Recourse Parties’ sole and exclusive remedy against the Company and its Subsidiaries, Seller and each of their respective Non-Recourse Parties, whether in any individual, corporate or any other capacity, with respect to any and all claims relating (directly or indirectly) to the subject matter of this Agreement or the transactions contemplated by this Agreement, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise, shall be solely pursuant to (x) the provisions of Section 9.01 (subject to Section 9.02) or Section 13.18 in accordance with the terms hereof, or (y) the Confidentiality Agreement, and (ii) the Closing, Parent’s, Purchaser’s, Merger Sub’s and their respective Non-Recourse Parties’ sole and exclusive remedy against Seller and each of their respective Non-Recourse Parties, whether in any individual, corporate or any other capacity, with respect to any and all claims relating (directly or indirectly) to the subject matter of this Agreement or the transactions contemplated by this Agreement, regardless of the legal theory under which such liability or obligation may be sought to be imposed (whether sounding in contract or tort, or whether at law or in equity, on public policy grounds, under any Law (including under securities Laws or RICO), on the basis of “unjust enrichment” or otherwise), shall be solely and exclusively for breach of any agreement or covenant herein or any Ancillary Agreement expressly surviving, and requiring performance at or after, the Closing to the extent provided in Section 11.01 and the provisions of the Escrow Agreement, and in accordance with (and subject to the limitations set forth in) Section 11.03. In furtherance of the foregoing, Parent, Purchaser and Merger Sub hereby waive and release to the fullest extent permitted under applicable Law, the Company and its Subsidiaries, Seller and each of their respective Non-Recourse Parties, whether in any individual, corporate or any other capacity, from and against any and all other rights, claims and causes of action it may have against the Company and its Subsidiaries, Seller or their respective Non-Recourse Parties relating (directly or indirectly) to the subject matter of this Agreement or the transactions contemplated by this Agreement (including relating to any exhibit, Schedule or document delivered hereunder), regardless of the legal theory under which any such right, claim or cause of action may arise (whether sounding in contract or tort, or whether at law or in equity, on public policy grounds, under any Law (including under securities Laws or RICO, or the Comprehensive Environmental Response Compensation and Liability Act or any other Environmental Law), on the basis of “unjust enrichment” or otherwise) and including any rights to rescission of the transactions contemplated by this Agreement, other than claims for breach of any agreement or covenant herein or any Ancillary Agreement surviving, and requiring performance at or after, the Closing to the extent provided in Section 11.01 or the provisions of the Escrow Agreement, and in accordance with (and subject to the limitations set forth in) Section 11.03. For the avoidance of doubt, nothing herein shall constitute a waiver of any rights that AE Consultant or its affiliated investment funds may have as an equityholder of Parent or Seller.
(b)    From and after (i) the date hereof until the Closing, Seller’s, the Company’s and their respective Non-Recourse Parties’ sole and exclusive remedy against Parent, Purchaser, Merger Sub and each of their respective Non-Recourse Parties, whether in any individual, corporate or any other capacity, with respect to any and all claims relating (directly or indirectly) to the subject matter of this Agreement or the transactions contemplated by this Agreement, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise, shall be solely pursuant to (x) the provisions of Section 9.01 (subject to Section 9.02) or Section 13.18 in accordance with the terms hereof or (y) the Confidentiality Agreement, and (ii) the Closing, Seller’s and the Company’s and their respective Non-Recourse Parties’ sole and exclusive remedy against Parent, Purchaser, Merger Sub and each of their respective Non-Recourse Parties, whether in any individual, corporate or any other capacity, with respect to any and all claims relating (directly or indirectly) to the subject matter of this Agreement or the transactions contemplated by this Agreement, regardless of the legal theory under which such liability or obligation may be sought to be imposed (whether sounding in contract or tort, or whether at law or in equity, on public policy grounds, under any Law (including under securities Laws or RICO), on the basis of “unjust enrichment” or otherwise), shall be solely and exclusively for breach of any agreement or covenant herein or any Ancillary Agreement expressly surviving, and requiring performance at or after, the Closing to the extent provided in Section 11.01 and the provisions of the Escrow Agreement. In furtherance of the foregoing, Seller and the Company hereby waive and release to the fullest extent permitted under applicable Law, Parent, Purchaser, Merger Sub and each of their respective Non-Recourse Parties, whether in any individual, corporate or any other capacity, from and against any and all other rights, claims and causes of action it may have against Parent, Purchaser, Merger Sub or their respective Non-Recourse Parties relating (directly or indirectly) to the subject matter of this Agreement or the transactions contemplated by this Agreement (including relating to any exhibit, Schedule or document delivered hereunder), regardless of the legal theory under which any such right, claim or cause of action may arise (whether sounding in contract or tort, or whether at law or in equity, on public policy grounds, under any Law (including under securities Laws or RICO), on the basis of “unjust enrichment” or otherwise) and including any rights to rescission of the transactions contemplated by this Agreement, other than claims for breach of any agreement or covenant herein or any Ancillary

Agreement surviving, and requiring performance at or after, the Closing to the extent provided in Section 11.01 or the provisions of the Escrow Agreement. For the avoidance of doubt, nothing herein shall constitute a waiver of any rights that AE Consultant or its affiliated investment funds may have as an equityholder of Parent or Seller.
(c)    The limits imposed on each Party’s and its respective Non-Recourse Parties’ remedies with respect to this Agreement and the transactions contemplated by this Agreement (including this Section 11.02) were specifically bargained for between sophisticated parties and were specifically taken into account in the determination of the amounts to be paid to Seller hereunder. No Party or any of their respective Non-Recourse Parties may avoid the limitations on liability set forth in this Agreement by seeking damages for breach of contract, tort or pursuant to any other theory of liability. Notwithstanding anything to the contrary in this Section 11.02, each Party may (i) seek specific performance of this Agreement in accordance with Section 13.18, (ii) subject to the applicable limitations set forth in Article IX, if any, bring a claim (and, if successful, recover damages) for Fraud or (iii) subject to the limitations set forth therein, seek indemnification as set forth in Section 11.03, in each case, in accordance with the terms and conditions hereof.
11.03    Indemnification By Seller.
(a)    Subject to the limitations set forth in this Section 11.03, from and after the Closing until the first (1st) anniversary thereof, the Seller, without any right of indemnification (including in regard to the status of the Seller as a member or manager, of the Company) or contribution from the Company shall assume liability for and indemnify, defend, reimburse and hold harmless Parent and each of its Affiliates (including, following the Closing, the Company and its Subsidiaries), and the Representatives and Affiliates of each of the foregoing Persons (each, a “Parent Indemnified Person” and collectively, the “Parent Indemnified Persons”), from, against and in respect of any and all Actions, Liabilities, Governmental Orders, Liens, Environmental Liabilities, losses, damages, bonds, dues, assessments, fines, interest, penalties, Taxes, fees, costs (including costs of investigation, defense and enforcement of this Agreement), expenses or amounts paid in settlement (in each case, whether or not realized and including attorneys’, experts’ and paralegal fees and other expenses and court costs at the administrative, trial and appellate levels), threatened or actual, and whether or not involving a third party claim (collectively, “Losses”), accrued, incurred or suffered by Parent Indemnified Persons or any of them as a result of, arising out of or in connection with:
(i)    the Disclosed Liabilities; or
(ii)    the Material R&W Insurance Policy Exclusion;
provided, that with respect to items no. 7 and no. 8 on Schedule 5.14(a), the Parent Indemnified Parties shall only be entitled to indemnification under this Section 11.03 for Losses as a result of, arising out of or in connection with a claim by LMC or any of its Affiliates which has been made prior to the date hereof.
(b)    For the avoidance of doubt, Purchaser shall not be required to first seek recovery under and exhaust the R&W Insurance Policies before seeking recovery from Seller with respect to any such indemnity payment owed pursuant to this Section 11.03.
(c)    No claim may be made or suit instituted seeking indemnification pursuant to Section 11.03(a) unless a written notice describing the nature of the Losses related to the Disclosed Liabilities in reasonable detail in light of the circumstances then known to the Parent Indemnified Person, is provided to Seller at any time prior to 11:59 p.m. (Eastern Time) on the last day of the twelve (12) month period following the Closing Date. Notwithstanding the foregoing, if, at any time prior to 11:59 p.m.

(Eastern Time) on the last day of the twelve (12) month period following the Closing Date, any Parent Indemnified Person delivers to Seller a written notice alleging the existence or reasonably likely existence of Losses related to the Disclosed Liabilities and asserting a claim for Losses pursuant to Section 11.03 regardless of whether litigation is commenced or a complaint in litigation is filed at such time or otherwise, then all indemnity obligations under this Section 11.03 related thereto and the right to commence a proceeding in respect thereof shall survive until such claim is finally and fully resolved in accordance with this Agreement and the Losses for which a Parent Indemnified Person shall be entitled to recover under this Agreement in connection with any such claim shall include any Losses accrued, incurred, suffered or arising on or after the expiration of the applicable survival period until such claim is fully and finally resolved.
(d)    The maximum aggregate amount of Losses that Parent Indemnified Persons will be entitled to recover under Section 11.03(a) shall not exceed $20,000,000 (the “Cap”).
(e)    Claims made by a third party which may give rise to a claim against Parent Indemnified Persons under this Section 11.03 (a “Third Party Claim”) shall be conducted as follows:
(i)    If any third party notifies a Parent Indemnified Person with respect to a Third Party Claim, then Parent will promptly give written notice to the Seller with respect to such Third Party Claim; provided, however, that no delay on the part of Parent in notifying Seller will relieve Seller from any obligation under this Section 11.03, except to the extent that such delay shall have caused the Losses for which Seller is obligated to be greater than such damages would have been had Parent provided prompt notice hereunder.
(ii)    Seller will have the right to assume the defense of the Parent Indemnified Person against the Third Party Claim with counsel satisfactory to Parent so long as (a) Seller gives written notice to Parent within fifteen (15) days after Parent has given notice of the Third Party Claim that the Seller will indemnify the Parent Indemnified Persons from and against the entirety of any and all Losses the Parent Indemnified Persons may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim, (b) Seller provides Parent with evidence reasonably acceptable to Parent that the Seller will have adequate financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (c) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief against any Parent Indemnified Person, (d) Parent does not reasonably believe that such Third Party Claim could negatively impact the Parent Indemnified Persons’ businesses, relationships with customers, vendors or other third Persons or future business prospects, (e) no Parent Indemnified Person has been advised by counsel that an actual or potential conflict exists between any Parent Indemnified Person and Seller in connection with the defense of the Third Party Claim, (f) the Third Party Claim does not relate to or otherwise arise in connection with any criminal or regulatory enforcement Action, (g) such Third Party Claim does not involve potential Losses that, together with the potential Losses associated with all other pending Claims, are reasonably expected to exceed the Cap and (h) Seller conducts the defense of the Third Party Claim actively and diligently (the foregoing conditions to such assumption of defense, collectively, the “Assumption Conditions”). The Parent Indemnified Person may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; provided, however, that the Seller will pay the fees and expenses of separate co-counsel retained by the Parent Indemnified Person that are incurred prior to Seller’s assumption of control of the defense of the Third Party Claim.

(iii)    Seller will not consent to the entry of any judgment or enter into any compromise or settlement with respect to any Third Party Claim without the prior written consent of Parent, unless such judgment, compromise or settlement (a) provides for the payment by Seller of money as sole relief for the claimant, (b) results in the full and general release of all Parent Indemnified Persons from all Liabilities arising from, relating to or in connection with, the Third Party Claim and (c) involves no finding or admission of any violation of Legal Requirements or the rights of any Person and has no effect on any other claims that may be made against any Parent Indemnified Person.
(iv)    If (x) Seller with respect to a Third Party Claim does not deliver the notice contemplated by clause (a), or the evidence contemplated by clause (b), of Section 11.03(e)(ii) within fifteen (15) days after the Parent Indemnified Person has given notice of the Third Party Claim, (y) any of the Assumption Conditions ceases to be met at any time with respect to a Third Party Claim, or (z) Seller otherwise at any time fails to conduct the defense of the Third Party Claim actively and diligently, any of the Parent Indemnified Persons may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third Party Claim in any manner such Person(s) may deem appropriate (and the Parent Indemnified Persons need not consult with, or obtain any consent from, Seller in connection therewith). If such notice and evidence is given on a timely basis and Seller conducts the defense of the Third Party Claim actively and diligently but any of the other conditions in Section 11.03(e)(ii) is or becomes unsatisfied, the Parent Indemnified Persons may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third Party Claim with the consent of Seller, which consent shall not be unreasonably delayed, conditioned or withheld. In the event that the Parent Indemnified Persons conduct the defense of the Third Party Claim pursuant to this Section 11.03(e)(iv), Seller will (a) advance (whether in cash or pursuant to a sale of Parent Shares in accordance with the procedures set forth in Section 11.03(g)) the Parent Indemnified Persons promptly and periodically for the costs of defending against the Third Party Claim (including attorneys’ fees and expenses) and (b) remain responsible for any and all Losses that the Parent Indemnified Persons may incur or suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in this Section 11.03 (subject to the limitations set forth herein).
(v)    The party or parties not in control of the prosecution or defense of a Third Party Claim will reasonably cooperate with the other party or parties in the conduct of the prosecution or defense of such Third Party Claim.
(f)    The investigations and inquiries made by or on behalf of Parent and the information, materials and documents supplied to Parent or its Representatives in connection with their review of the Seller, the Company, its Subsidiaries and the Business were intended to provide Parent with the comfort necessary for it to enter into this Agreement but shall not (and were not intended to) limit or affect the representations and warranties of the Seller or the Company. The right of any Parent Indemnified Person to indemnification pursuant to this Section 11.03(f) will not be affected by any investigation conducted or knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy of any representation or warranty referred to in this Section 11.03(f) or otherwise.
(g)    Except as otherwise set forth in this Section 11.03, any amount owing by Seller pursuant to this Section 11.03 (the “Indemnification Amount”) shall be paid by Seller in immediately available funds within five (5) Business Days after final determination of such amount by a court or arbitral body of competent jurisdiction (an “Indemnity Determination”) or, at Seller’s election as set forth in writing delivered to Parent (email being sufficient) (an “Indemnity Payment Notice”):
(i)    within five (5) Business Days after an Indemnity Determination, and provided that a sufficient number of Seller’s Parent Shares (A) are registered for resale pursuant to an effective registration under the Securities Act or (B) may be resold pursuant to Rule 144 under the Securities Act, Seller shall cause to be sold for cash a number of Parent Shares sufficient to satisfy the full Indemnification Amount and deliver such cash to the applicable Parent Indemnified Person(s) by wire transfer to an account designated in writing in the Indemnity Payment Notice within five (5) Business Days following such sale; or
(ii)    within five (5) Business Days following an Indemnity Determination, Parent shall cause its transfer agent to cancel a number of Parent Shares, having a value based on the Closing Per Share Price of Parent Shares sufficient to satisfy the Indemnification Amount. If, however, Seller is not the record holder of such Parent Shares on the books of Parent’s transfer agent, then Seller shall cause such Parent Shares to be delivered to an account designated in writing by Parent within two (2) Business Days after delivery of an Indemnity Payment Notice and Seller shall execute and deliver such stock powers or other instruments of transfer and assignment as Parent may require to vest in Parent good and marketable title to such Parent Shares.
Payments (or the value thereof as determined above) received by any Parent Indemnified Person shall be treated by the parties as an adjustment to the Closing Date Purchase Price for Tax purposes to the extent permitted by applicable Law.
(h)    Notwithstanding anything to the contrary set forth herein, no Parent Indemnified Person shall be entitled to indemnification or reimbursement under this Section 11.03 for any amount to the extent that such Parent Indemnified Person has been indemnified or reimbursed for such amount by any applicable insurance (less all costs and expenses incurred to obtain any such recovery including, without limitation, any increase of premium related to any insurance policy). Except for payments owed pursuant to Section 2.04, notwithstanding anything to the contrary contained in this Agreement, no Parent Indemnified Person shall have any right to indemnification under this Section 11.03 with respect to any Loss or alleged Loss to the extent included as a Liability in the final determination of the Closing Purchase Price pursuant to Section 2.04 and Parent has received in such adjustment the full amount of indemnification it otherwise would have been entitled to receive pursuant to this Section 11.03.
(i)    The Seller hereby waives, acknowledges and agrees that it neither shall exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Company or any of its Affiliates in connection with any indemnification obligation or any other Liability to which it may become subject under this Section 11.03.
(j)    For the avoidance of doubt, and subject to the second sentence of Section 11.03(c), following the first (1st) anniversary of the Closing, Seller shall have no indemnification obligations under this Section 11.03.

ARTICLE XII
TAX MATTERS
12.01    Allocation of Certain Taxes. In the case of any Straddle Period, (a) the amount of any Taxes based on or measured by income, receipts, payments, or payroll of the Company Group for the portion of the Straddle Period ending on the Closing Date shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any controlled foreign corporation, partnership or other pass-through entity in which the Company or any of its Subsidiaries holds a beneficial interest shall be deemed to terminate at such time) and (b) the amount of other Taxes of the Company Group for the portion of the Straddle Period ending on the Closing Date shall be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the total number of days in such Straddle Period; provided that, exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions for property placed in service on or before the Closing Date) shall be allocated between the portion of the Straddle Period ending on the Closing Date and the portion of the Straddle Period beginning after the Closing Date in proportion to the number of days in each such period.
12.02    Pre-Closing Tax Returns. Parent shall prepare all Tax Returns of the Company Group that are due on or after the Closing Date, taking into account all valid extensions, with respect to any Pre-Closing Tax Periods. Each such Tax Return shall be true and correct in all respects and Parent shall prepare such Tax Returns on a basis consistent with the past customs, practices and accounting methods of prior similar Tax Returns of the Company Group (including applicable methods and elections) for the immediately preceding taxable period, unless otherwise required by applicable Law or this Agreement. Parent shall give a draft of each such Tax Return to Seller prior to filing for Seller’s review and comment at least thirty (30) days (or, in the case of non-income Tax Returns, such shorter period as is reasonably practicable under the circumstances) prior to the date on which such Tax Return is required to be filed (taking into account applicable extensions) and shall incorporate any reasonable comments provided by Seller in writing at least ten (10) days (or, in the case of non-income Tax Returns, such shorter period as is reasonably practicable under the circumstances) before the date on which such Tax Return is due to be filed (taking into account any extensions). Parent shall not file or submit any such Tax Return that reflects a material amount of Taxes that is inconsistent with amounts for such Taxes for the immediately prior period without Seller’s prior written consent (not to be unreasonably withheld, conditioned or delayed). The parties agree that the Transaction Tax Deductions shall, to the extent permitted by applicable Law, be reflected in the Pre-Closing Tax Period on all applicable Tax Returns. The provisions of this Section 12.02 shall not apply (i) following the final determination of the Closing Purchase Price pursuant to Section 2.04 or (ii) to the extent Seller (or any direct or indirect beneficial owner thereof) does not economically bear any Tax liability for Taxes arising from such Tax Returns under this Agreement.
12.03    Cooperation on Tax Matters. Following the Closing, Parent and the Final Surviving Company and its Subsidiaries, on the one hand, and Seller, on the other hand, and their respective Affiliates shall reasonably cooperate, at the requesting party’s cost, in the preparation and review of all Tax Returns for any Tax periods, the conduct of any Tax proceeding and to the extent relating to Tax matters of the Company Group or in connection with the Tax treatment of the transactions contemplated by this Agreement, in each case to the extent relating to the Company Group. Such cooperation shall include the retention and, upon the other party’s reasonable request, furnishing prior years’ Tax Returns of the Company or any of its Subsidiaries or return preparation packages containing information relevant to the preparation of such Tax Returns and making employees and representatives available for discussion of such Tax matters.

12.04    Amended Tax Returns; Tax Elections. Unless otherwise contemplated by this Agreement or required by applicable Law (provided that Parent and Seller must agree whether any such action is required by applicable Law or if they cannot agree submit such determination to a mutually agreeable tax expert for dispute resolution), following the Closing, Parent will not, and will cause each of the Final Surviving Company, any successor thereto and any of their respective Subsidiaries not to, without Seller’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed: (a) other than in accordance with Section 12.02, file, re-file, amend, or otherwise modify any Tax Return of the Company or any of its Subsidiaries relating to a Pre-Closing Tax Period, (b) make, revoke or change any election with respect to the Company or any of its Subsidiaries with respect to, or that has retroactive effect to, any Pre-Closing Tax Period, (c) voluntarily approach any Governmental Body with respect to any Tax Returns or Taxes of the Company or any of its Subsidiaries for any Pre-Closing Tax Period (including, for the avoidance of doubt, through any voluntary disclosure agreement process), (d) file any ruling or request with any Governmental Body that relates to Taxes or Tax Returns of the Company or any of its Subsidiaries with respect to any Pre-Closing Tax Period, or (e) compromise, concede or settle any Tax liability of the Company or any of its Subsidiaries in respect of a Pre-Closing Tax Period; in the case of each of clauses (a) through (e), to the extent such action would reasonably be expected to (i) increase the amount of Taxes included in the Income Tax Amount hereunder, (ii) increase the amount of Taxes included in Closing Working Capital hereunder, or (iii) increase the Tax liability of Seller (or any direct or indirect beneficial owner thereof); provided that following the final determination of the Closing Purchase Price pursuant to Section 2.04 this Section 12.04 shall only apply to the extent such action would result in a decrease to any Tax Refund to which Seller is entitled pursuant to Section 12.08.
12.05    Transfer Taxes. At Closing or, if due thereafter, promptly when due, all transfer, property, documentary, sales, use, stamp, registration and other similar taxes, and all conveyance fees, recording charges and other similar fees and charges (together with any penalties, interest, or additions with respect to any such Tax) applicable to, arising out of or imposed upon the transactions contemplated by this Agreement (“Transfer Taxes”) shall be paid by fifty percent (50%) by Parent and fifty percent (50%) by the Seller. The party required under applicable Law shall prepare and file any related Tax Return with respect to such Transfer Taxes and the other party shall cooperate reasonably in the preparation of such Tax Returns.
12.06    Section 336(e) and Section 338 of the Code. No party to this Agreement nor any Subsidiary or Affiliate thereof shall make an election under Section 336(e) or Section 338 of the Code (or any similar provision under state, local, or non-U.S. Law) with respect to the transactions contemplated by this Agreement.
12.07    Consolidated Group Matters. Parent covenants and agrees that Parent is a U.S. corporation, which corporation will be included in a consolidated return with the applicable Subsidiaries of the Company such that the taxable year of the Company and its applicable Subsidiaries will end on the Closing Date for U.S. federal income Tax purposes (and, to the maximum extent permitted by applicable Law, state and local income Tax purposes). All U.S. federal income Tax Returns (and, to the maximum extent permitted by applicable Law, applicable state and local income Tax Returns) including such Tax Returns of Parent, the Final Surviving Company, the Company and the applicable Subsidiaries of the Company, shall be filed in a manner consistent with the foregoing. Seller and Parent further agree that the U.S. federal income Tax Return of the Company for such taxable period ending on the Closing Date shall be prepared in accordance with Treasury Regulations Section 1.1502-76(b)(1)(ii) and that (a) none of Parent, the Final Surviving Company, the Company or any of their respective Affiliates shall make a ratable allocation election under Treasury Regulations Section 1.1502-76(b)(2) or any analogous provision of state, local or non-U.S. Law, and (b) in accordance with Treasury Regulations Section 1.1502-76 and any analogous provision of state, local or non-U.S. Law, any Taxes arising out of, relating to, or resulting from any transactions or actions engaged in by the Final Surviving Company or any applicable Subsidiary of the Company not in the

Ordinary Course of Business at the direction of Parent or any Affiliate thereof that occur on the Closing Date but after the Closing shall be allocable to the taxable period (or portion thereof) beginning after the Closing Date.
12.08    Tax Refunds. To the extent that, subsequent to the Closing Date, the Company Group receives on or before the second (2nd) anniversary of the Closing Date (a) any Tax refund attributable to any Pre-Closing Tax Period or (b) any credits against Taxes in lieu of refunds described in clause (a) that actually reduce cash Taxes otherwise payable by Parent, the Company Group or any of their respective Affiliates, in each case, described on Schedule 12.08, including any interest thereon (each, a “Tax Refund”), such Tax Refund shall be the property of Seller to the extent such Tax Refund is attributable to a Tax that was paid on or prior to the Closing Date by the Company Group; provided, however, that Seller shall not be entitled to a Tax Refund to the extent such Tax Refund (i) is attributable to the carryback of any loss, credit or other allowance arising in a post-Closing Tax period (or portion thereof), (ii) is required to be paid over by the Company Group or any of its Affiliates to any other Person under a provision of a Contract to which the Company Group or such Affiliate was a party prior to the Closing, or (iii) is included in the calculation of the Closing Purchase Price hereunder. Parent shall remit, and shall cause the Company Group to remit, such Tax Refund, net of any Taxes and documented out-of-pocket costs incurred by Parent, the Company Group or any of their respective Affiliates attributable to the obtaining and receipt of such Tax Refund, to Seller within thirty (30) days of, in the case of a refund, actual receipt of such refund in cash or, in case of a credit in lieu of a refund, the date on which the Tax Return claiming such credit is filed. To the extent any amount previously paid by Parent or the Company Group under this Section 12.08 is subsequently disallowed by a Governmental Body, Seller shall promptly pay such amount back to Parent or the Company Group, including penalties and interest in respect of such disallowed amount owed to any Governmental Body or other reasonable, documented and out-of-pocket costs of Parent, the Company Group, or any of their Affiliates, in connection with such disallowance.
12.09    Tax Treatment of Merger. For U.S. federal (and applicable state and local) income tax purposes, the parties hereto intend and agree that (i) the First Merger and the Second Merger, taken together, will constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder (the “Intended Tax Treatment”) and this Agreement is intended to be, and is hereby adopted as, a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) and 1.368-3(a) to which Parent, Purchaser, Merger Sub and the Company are parties under Section 368(b) of the Code. The parties will prepare and file all income Tax Returns consistent with the Intended Tax Treatment and will not take any inconsistent position on any income Tax Return or during the course of any audit, litigation or other proceeding with respect to income Taxes, except to the extent required pursuant to a determination within the meaning of Section 1313(a) of the Code (or a similar provision of applicable state or local Law) or a change in applicable Law. Each of the parties agrees to promptly notify all other parties in writing of any challenge to the Intended Tax Treatment by any Governmental Body (with such notice including a copy of any such challenge). No party hereto shall take or cause to be taken any action, or fail to take or cause to be taken any action, which action or failure to act would reasonably be expected to prevent the First Merger and Second Merger, taken together, from qualifying for the Intended Tax Treatment.
12.10 Tax Sharing Agreements. All Tax sharing, allocation, indemnification or similar Contractual Obligation (other than this Agreement) to which the Company Group, on the one hand, and Seller or any of its Affiliates (other than the Company Group), on the other hand, are parties shall be terminated as of the Closing Date and, after the Closing Date, neither the Company nor any of its Subsidiaries, nor Seller nor any of its Affiliates, will be bound thereby or have any liability thereunder.

ARTICLE XIII
MISCELLANEOUS
13.01    Press Releases and Communications. No press release or public announcement related to this Agreement or the transactions contemplated by this Agreement, or, prior to the Closing, any other announcement or communication (other than by the Company, any of its Subsidiaries or any of their respective officers, employees and agents in the Ordinary Course of Business) to the employees, customers, suppliers or other business relations of the Company or any of its Subsidiaries, shall be issued or made without the joint approval of Parent and Seller, unless required by Law (in the reasonable opinion of counsel) in which case Parent and Seller shall have the right to review and comment on such press release or announcement prior to publication (in which case, any such comments shall be provided promptly, and in any event, within forty-eight (48) hours after such communication); provided that, Seller shall be entitled to communicate with and may disclose the terms and the existence of this Agreement and the transactions contemplated by this Agreement to its direct and indirect equityholders, as applicable, in order that such Persons may provide information about the subject matter of this Agreement and the transactions contemplated by this Agreement to their respective investors and prospective investors in connection with their fundraising and reporting activities, and following the consummation of the transactions contemplated by this Agreement, Seller and its Affiliates shall retain the right to disclose the Company’s and its Subsidiaries’ historical sales and earnings information for the period during which the Company was owned by Seller; provided further, that Parent shall be entitled to make any press release or other public announcement or filing required under applicable Law or Stock Exchange regulations or rule, including applicable SEC regulations (in the reasonable opinion of counsel), in which case, to the extent practicable under applicable Law or Stock Exchange regulations or rule Seller shall have the right to review and comment on such press release or announcement prior to publication (in which case, any such comments shall be provided promptly, and in any event, within forty-eight (48) hours after such communication). For the avoidance of doubt, each party hereto may make announcements to their respective employees or other business relations that are not inconsistent in any material respects with the parties’ prior public disclosures regarding the transactions contemplated by this Agreement.
13.02    Expenses. Whether or not the Closing takes place, except as otherwise provided herein, all fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses, and travel, lodging, entertainment and associated expenses) incurred in connection with the negotiation and performance of this Agreement, the Seller Documents, the Company Documents, the Parent Documents, and the consummation of the transactions contemplated hereby and thereby (a) by the Company Group (including all fees payable by the Company or any of its Subsidiaries to AE Consultant in connection with this Agreement or the transactions contemplated by this Agreement) shall be paid by Seller or, prior to the Closing, by the Company Group, or (b) by Parent, Purchaser or Merger Sub shall be paid by Parent. Without limiting the generality of the foregoing and for the avoidance of doubt, (x) Parent shall pay fifty percent (50%), and the Company shall pay the other fifty percent (50%), of any and all expenses relating to (1) the R&W Insurance Policies, (2) all costs and fees (including all filing fees incurred by the Parties) in connection with any HSR Act or Other Antitrust Regulations and FDI Regulations filing or any regulatory approval required by any Governmental Body in connection with the transactions contemplated by this Agreement, (3) costs of the D&O Tail Policies, and (4) any Transfer Taxes, (y) Parent shall pay fifty percent (50%), and the Company shall pay the other fifty percent (50%) of the first $900,000 of any and all costs, fees and expenses associated with preparing the Required Financial Statements and the Company shall pay one hundred percent (100%) of any and all costs, fees and expenses associated with preparing the Required Financial Statements in excess of $900,000. For the avoidance of doubt, the expenses for which the Company (but not, for the avoidance of doubt, the Final Surviving Company) is responsible pursuant to this Section 13.02 are and shall be Transaction Expenses to the extent not paid prior to the Closing.

13.03    Notices. Except as otherwise expressly provided herein, all notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted by electronic mail (unless the sender receives a notice of failure of transmission in connection therewith), (c) the day following the day (except if not a Business Day, then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties hereto at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:
Notices to Parent, Purchaser, Merger Sub and the Final Surviving Company:
Redwire Corporation
8226 Philips Highway
Suite 102
Jacksonville, Florida 32256
Attention: Aaron Futch
Email:       aaron.futch@redwirespace.com
with a mandatory copy (which shall not constitute notice) to:
Holland & Knight LLP
701 Brickell Avenue
Suite 3300
Miami, Florida 33131
Attention:          David Barkus, Ibrahim Barakat, Ira Rosner and Ivan Colao
Email:                David.Barkus@hklaw.com
Ibrahim.Barakat@hklaw.com
Ira.Rosner@hklaw.com
Ivan.Colao@hklaw.com
Notices to Seller and the Company:
Edge Autonomy Ultimate Holdings, LP
c/o AE Industrial Partners, LP
6700 Broken Sound Pkwy NW
Boca Raton, Florida 33487
Attention:          Jeffrey Hart
Email:                jhart@areoequity.com
with mandatory copies (which shall not constitute notice) to:
Kirkland & Ellis LLP
Three Brickell City Centre
98 SE 7th St, Suite 700
Miami, Florida 33131
Attention:          Jeremy S. Liss, P.C., Matthew S. Arenson, P.C. and Jeffrey P. Swatzell, P.C.
Email:                jeremy.liss@kirkland.com
matthew.arenson@kirkland.com
jeffrey.swatzell@kirkland.com

13.04    Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by Parent, the Company or Seller without the prior written consent of the other parties hereto; provided that, substantially simultaneously with (but not prior to) the Closing, each of Parent and the Company (or, following the Closing, the Final Surviving Company) may assign, without the prior written consent of the other parties hereto, any or all of their respective rights under this Agreement to their lenders as collateral security for their obligations under any of their secured debt financing arrangements.
13.05    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and the remaining provisions should be effective to the greatest extent possible.
13.06    Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, no rule of strict construction shall be applied against any Person, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation. The parties hereto hereby agree that time is of the essence with respect to the performance of each of the parties’ obligations under this Agreement. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict, expand, or otherwise modify any of the terms or provisions hereof. The parties intend that each representation, warranty and covenant contained herein will have independent significance. If any party has breached or violated, or if there is an inaccuracy in, any representation, warranty or covenant contained herein, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached or violated, or in respect of which there is not an inaccuracy, will not detract from, be a defense against, or mitigate the fact that the party has breached or violated, or there is an inaccuracy in, the given representation, warranty or covenant. The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement, the Disclosure Schedules or exhibits is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the Ordinary Course of Business, and no party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement, the Disclosure Schedules, or exhibits in any dispute or controversy between the parties hereto as to whether any obligation, item or matter not set forth or included in this Agreement, the Disclosure Schedules, or exhibits is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the Ordinary Course of Business for purposes of this Agreement. In addition, matters reflected in the Disclosure Schedules are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Schedules. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. The Disclosure Schedules have been arranged in separate sections and subsections, with each section solely qualifying the corresponding section or subsection of Article I, Article IV, Article V and Article VII; provided that, information disclosed on one section or subsection of the Disclosure Schedules shall be deemed to be disclosed on another section or subsection of the Disclosure Schedules or be deemed to be an exception to another representation and warranty in Article IV, Article V or Article VII, in each case, only if the relevance of such information to such other section or subsection of the Disclosure Schedules is reasonably apparent on its face. Capitalized terms used in the Disclosure Schedules and not otherwise defined therein have the meanings given to them in this Agreement. The information contained in this Agreement, in the Disclosure Schedules, and exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including any violation of Law or breach of contract).
13.07    Amendment and Waiver. Except as provided herein, any provision of this Agreement or the Disclosure Schedules or exhibits hereto may be amended or waived only in a writing signed by a duly authorized officer of Seller, the Company (or, following the Closing, the Final Surviving Company) and Parent respectively. No waiver of any provision hereunder or any breach or default thereof, or any inaccuracy in any representation, warranty or covenant hereunder, shall extend to or affect in any way any rights arising by virtue of any prior or subsequent such occurrence or by virtue of any other provisions.
13.08    Complete Agreement. This Agreement, the Ancillary Agreements and the other agreements, instruments, and documents contemplated hereby or executed in connection herewith (including the Confidentiality Agreement) contain the complete agreement between the parties hereto and supersede any prior or contemporaneous understandings, agreements or representations by or between the parties hereto, written or oral, which may have related to the subject matter hereof in any way, including any letter of intent. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement, the terms and provisions of the execution version of this Agreement will control and prior drafts of this Agreement and the documents referenced herein will not be considered or analyzed for any purpose (including in support of parol evidence proffered by any Person in connection with this Agreement) and will be deemed not to provide any evidence as to the meaning of the provisions hereof or the intent of the parties hereto.
13.09    Third Party Beneficiaries. Section 8.03 shall be enforceable by each of the current and former officers, directors or similar functionaries of the Company Group and his or her heirs and representatives, and Section 13.14 shall be enforceable by K&E and Sorainen, and Section 13.20 shall be enforceable by the Debt Financing Sources. Except as otherwise expressly provided in this Section 13.09, nothing expressed or referred to in this Agreement will be construed to give any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement to any Person other than (a) the parties to this Agreement, (b) for purposes of Section 8.03, each of the current and former officers, directors or similar functionaries of the Company Group and his or her heirs and representatives, and (c) for purposes of Section 13.14, K&E and Sorainen.
13.10    Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in two (2) or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto or to any signed agreement or instrument entered into in connection with this Agreement, or any amendments hereto or thereto, shall re-execute the original form of this Agreement, or the applicable signed agreement, instrument or amendment, and deliver such form to all other parties hereto or thereto. Any request to re-execute this Agreement shall not alter the Agreement’s effective date. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, will be disregarded in determining a party’s intent or the effectiveness of such signature.

13.11    GOVERNING LAW; CHOICE OF LAW; VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
(a)    EXCEPT AS SET FORTH IN SECTION 13.20, ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEABILITY OF THIS AGREEMENT, THE DISCLOSURE SCHEDULES ATTACHED HERETO AND THE ANCILLARY AGREEMENTS, AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, INCLUDING ITS STATUTES OF LIMITATIONS (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT), WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OR STATUTE OF LIMITATIONS OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE. ANY AND ALL ACTIONS AND CAUSES OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DISCLOSURE SCHEDULES ATTACHED HERETO OR THE ANCILLARY AGREEMENTS, WHETHER SOUNDING IN CONTRACT, TORT OR STATUTE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, INCLUDING ITS STATUTES OF LIMITATIONS (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT), WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OR STATUTE OF LIMITATIONS OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE.
(b)    For the avoidance of doubt, the parties hereto intend the arbitration provision set forth in Section 13.12 to be binding and appliable to the broadest extent possible, and include this sub- paragraph (b) to address only matters that: (1) are permitted to be brought in court pursuant to Sections 13.12(d) and 13.18 and (2) in the event a court, arbitrator, arbitral society, or another person or body were to determine that a particular dispute is not arbitrable. Nothing in this subsection alters the parties’ rights under Section 13.12. In the event that certain disputes arising out of or relating to this Agreement or the Disclosure Schedules attached hereto are not required to be arbitrated pursuant to Section 13.12, the parties agree as follows:
(c)    Jurisdiction and Venue. Each party, by its execution hereof: (a) hereby irrevocably attorns and submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or the federal court sitting in the City of Wilmington, Delaware for the purpose of any of the litigation referenced in the immediately preceding sub-paragraph occurring between or among the parties (or any of them); (b) hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such litigation, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such litigation brought in one of the above- named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court; and (c) hereby agrees not to commence any such litigation (including for a declaratory judgment or the like) other than before one of the above-named courts. Notwithstanding the previous sentence, a party may commence litigation in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above- named courts. For the avoidance of doubt, because this provision addresses a court’s jurisdiction, as noted in the immediately preceding subparagraph, nothing herein alters the rights and obligations of the parties to arbitrate disputes pursuant to Section 13.12. Each party further waives any claim, and will not assert, that venue should properly lie in any other location within the selected jurisdiction or otherwise.

(d)    Service of Process. Each party hereby: (a) consents to service of process in any litigation in court between the parties arising out of or relating to this Agreement in any manner permitted by the Laws of the State of Delaware; (b) agrees that service of process made in accordance with clause (a) or made by registered or certified mail return receipt requested and with a simultaneous e-mail notification, at its physical and electronic addresses specified pursuant to Section 13.03, will constitute good and valid service of process in any such litigation; and (c) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such litigation any argument that service of process made in accordance with clause (a) or (b) does not constitute good and valid service of process.
(e)    WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, RESPONDENT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DISCLOSURE SCHEDULES ATTACHED THERETO OR THE ANCILLARY AGREEMENTS, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE (INCLUDING, FOR THE AVOIDANCE OF DOUBT, ANY EQUITABLE RELIEF). THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RIGHTS TO TRIAL BY JURY IN ANY ACTION WHATSOEVER BETWEEN OR AMONG THEM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DISCLOSURE SCHEDULES ATTACHED HERETO OR THE ANCILLARY AGREEMENTS, WHICH LITIGATION WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. FOR THE AVOIDANCE OF DOUBT, NOTHING IN THIS SECTION 13.11(e) PREJUDICES THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO ARBITRATE DISPUTES PURSUANT TO SECTION 13.12.
13.12    Arbitration.
(a)    Except for disputes, controversies or claims arising under Section 2.04 (which will be resolved in accordance with the dispute resolution provisions set forth therein, except that in the event a dispute arises over whether a party has failed to comply with Section 2.04, then this provision shall apply to resolve such dispute), for other claims seeking specific performance or injunctive relief (for which the provisions of Section 13.11, Section 13.18 and subsection (d) of this Section 13.12 will be applicable) or as otherwise explicitly set forth in an Ancillary Agreement, all disputes, controversies or claims arising out of or relating to this Agreement or the transactions contemplated by this Agreement (whether in contract, tort, equity or otherwise), including the arbitrability of any dispute or controversy that cannot be settled by mutual agreement will be finally settled by binding arbitration in accordance with the JAMS Comprehensive Arbitration Rules & Procedures (“JAMS Rules”) and this Section 13.12. Prior to submitting a dispute to arbitration, any party hereto aggrieved will deliver a notice to the other party setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice may, upon ten (10) days’ notice to the other party, be submitted to JAMS arbitration conducted before a panel of three (3) arbitrators in New York, New York (provided that, if the arbitrators unanimously determine in their reasonable discretion that an arbitration cannot be conducted in-person in such location without jeopardizing the health and safety of the parties or the arbitrators, then the arbitration may be conducted either in an alternative location or via video conference, as determined by the arbitrators in their reasonable discretion). Parent and Seller will each appoint one (1) arbitrator (the “Party-Appointed Arbitrators”) within fourteen (14) days of service of the claim, and the Party-Appointed Arbitrators will appoint the third and presiding arbitrator within fourteen (14) days of the appointment of the second arbitrator; provided that, any arbitrator not timely appointed herein will be appointed in accordance with the JAMS Rules upon the written demand of any party to the dispute. Anything in the JAMS Rules notwithstanding, if, for any reason, a Party-Appointed Arbitrator is unable to fulfill his or her arbitrator duties, the party that appointed that arbitrator shall select a replacement Party-Appointed Arbitrator, unless the Parties expressly agree to proceed with the remaining two arbitrators. In the event a party fails to participate in the arbitration proceedings, JAMS Rules addressing the absence of a party shall apply.
(b)    The decision of the arbitrators on the points in dispute will be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof. The arbitrators will only be authorized to interpret the provisions of this Agreement, and will not amend, change or add to any such provisions. The parties hereto agree that this provision has been adopted by the parties to rapidly and inexpensively resolve any disputes between them and that this provision will be grounds for dismissal of any court action commenced by any party with respect to this Agreement (other than disputes, controversies or claims arising under Section 2.04 (which will be resolved in accordance with the dispute resolution provisions set forth therein) or other claims seeking injunctive relief (for which the provisions of Section 13.18 will be applicable)).
(c)    The parties hereto and the arbitrators will keep confidential, and will not disclose to any person, except the parties’ advisors and legal representatives, or as may be required by Law (including to enforce, confirm or vacate an arbitral award (though the parties will attempt to submit all such court filings under seal, subject to the court’s approval)), the existence of any controversy under this Section 13.12, the referral of any such controversy to arbitration or the status or resolution thereof.
(d)    The parties hereto may seek any interim or conservatory relief, including an injunction or injunctions, to prevent breaches of this Agreement, at the moving party’s option, in arbitration pursuant to Section 13.12 or in the Court of Chancery of the State of Delaware; provided, however, that if such court does not have jurisdiction over any such action or proceeding, such action or proceeding will be heard and determined exclusively in any Delaware state or federal court sitting in the City of Wilmington, Delaware, this being in addition to any other substantive remedy to which such party is entitled at law or in equity. Any such litigation for such measures or for the implementation or enforcement of any such measures ordered by an arbitral tribunal will not be deemed to be an infringement or a waiver of this Section 13.12 and will not affect the relevant powers reserved to the arbitral tribunal. Any party seeking an injunction, a decree or order of specific performance shall not be required to provide any bond or other security in connection therewith and any such remedy shall be in addition and not in substitution for any other remedy to which such party is entitled at law or in equity.
13.13    Prevailing Party. Except with respect to disputes resolved according to Section 2.04, all other disputes (including, for the avoidance of doubt, any dispute arbitrated under Section 13.12 or any litigation or arbitration that relates to Section 2.04 that is not resolved pursuant to Section 2.04) arising out of or related to this Agreement, any of the exhibits or schedules hereto, or any agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Agreement, any of the exhibits or schedules hereto, or any agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage (between zero (0) percent to one hundred (100) percent, as deemed appropriate) of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Agreement, any of the exhibits or schedules hereto, or any agreement, document, instrument or certificate contemplated hereby or thereby; provided that, notwithstanding the foregoing, no prevailing party in any such action shall be entitled to an award of attorneys’ fees based on any contingent, “success fee” or similar arrangement.
13.14    Legal Representation. Following consummation of the transactions contemplated by this Agreement, the Company’s and its Subsidiaries’ current and former legal counsel (including K&E and Sorainen, each “Company Counsel”) may serve as counsel to each and any of Seller and its Non-Recourse Parties, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding such representation or any continued representation of any other Person (including Seller and its Affiliates), and each of the parties hereto (on behalf of itself and each of its Non-Recourse Parties) consents thereto and waives any conflict of interest arising therefrom. The decision to represent any of Seller and its Non-Recourse Parties shall be solely that of such Company Counsel. Any attorney-client privilege, work product protection or expectation of confidentiality arising out of or as a result of any Company Counsel’s representing of the Company or any of its Subsidiaries in any matter relating in any way to Seller, AE Industrial Partners, LP and their respective Affiliates or in connection with the transactions contemplated by this Agreement or any Ancillary Agreement (collectively, the “Privileges”) shall survive the Closing and shall remain in full force and effect; provided that, notwithstanding anything to the contrary in this Agreement or any Company Document, the Privileges and all information, data, documents or communications, in any format and by whomever possessed, covered by or subject to any of the Privileges (collectively, “Privileged Materials”) shall, from and after the Closing, automatically be assigned and exclusively belong to, and be controlled by, Seller. For the avoidance of doubt, as to any Privileged Materials, Parent and the Company (including, after the Closing, the Final Surviving Company), together with any of their respective Affiliates, successors or assigns, agree that no such party may, as a result of this Agreement or any Ancillary Agreement or otherwise (except as expressly provided below), assert that it has a right to use or rely on any of the Privileged Materials in any action or claim against or involving any of the parties hereto or any of their respective Non-Recourse Parties after the Closing, and Seller, AE Industrial Partners, LP and their respective Affiliates shall have the right to assert any of the Privileges against the Company (including, after the Closing, the Final Surviving Company) and its Subsidiaries, provided, however, that to the extent the common law or any applicable statute would waive privilege (by way of example only, and in no way limited to this example, via the crime-fraud exemption), Parent reserves the right to argue that any relevant privilege has been waived. Parent further agrees that, on its own behalf and on behalf of its Subsidiaries (including, following the Closing, the Final Surviving Company), any Company Counsel’s retention by the Final Surviving Company or any of its Subsidiaries shall be deemed completed and terminated without any further action by any Person effective as of the Closing, except that this provision shall not apply to Company Counsel in any ongoing litigation or arbitral proceedings filed prior to Closing for which Company Counsel had been engaged, provided, however, that such proceedings have no relation to this Agreement or any Ancillary Agreement. For the avoidance of further doubt, any attorney client privilege, work product protection or expectation of confidentiality arising out of or as a result of Company Counsel’s representation of the Company Group in any matter other than the transactions contemplated by this Agreement or any Ancillary Agreement, shall be deemed as having been held by the Company and shall pass to the Final Surviving Company. The Final Surviving Company shall cause each of its future direct and indirect Subsidiaries and its and their successors and assigns that are not signatories to this Agreement to fulfill and comply with the terms of this Section 13.14 and take any and all other steps necessary to effect the agreements in this Section 13.14.
13.15    Non-Recourse Parties. Notwithstanding any provision of this Agreement or otherwise, the Parties agree on their own behalf and on behalf of their Subsidiaries and Affiliates that no Non-Recourse Party of a Party shall have any liability relating to this Agreement or any of the transactions contemplated by this Agreement except to the extent agreed to in writing by such Non-Recourse Party.

13.16    Disclosures to Parent. The phrase “made available” in this Agreement means that such document or information has been uploaded for review and download to the Data Room as of 11:59 p.m. Eastern Time on the day that is two (2) days prior to the date of this Agreement.
13.17    Conflict Between Transaction Documents. The parties hereto agree and acknowledge that to the extent any terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of any other agreement, document or instrument contemplated hereby, this Agreement shall govern and control.
13.18    Specific Performance.
(a)    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or legal remedies would not be an adequate remedy for any such damages. Therefore, it is accordingly agreed that, subject to Section 9.02, Section 13.11 and Section 13.12(d), as applicable, each party shall be entitled to enforce specifically the terms and provisions of this Agreement, or to enforce compliance with, the covenants and obligations of any other party, and appropriate injunctive relief shall be granted in connection therewith, and no party shall assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, nor that a remedy of monetary damages (including any amounts payable pursuant to Section 9.02) would provide an adequate remedy or that the parties hereto otherwise have an adequate remedy at law. Any party seeking an injunction, a decree or order of specific performance shall not be required to provide any bond or other security in connection therewith and, subject to Section 9.02, any such remedy shall be in addition and not in substitution for any other remedy to which such party is entitled at law or in equity.
(b)    Notwithstanding the foregoing, it is expressly agreed that:
(i)    Seller will be entitled to specific performance of Parent’s, Purchaser’s and Merger Sub’s obligations to consummate the Closing only in the event that (i) all conditions set forth in Section 3.01 and Section 3.03 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which shall be capable of being satisfied by the date the Closing is required to have occurred pursuant to this Agreement) and Parent, Purchaser or Merger Sub fails to complete the Closing by the date the Closing is required to have occurred pursuant to this Agreement, (ii) funds in an amount sufficient to allow Parent to pay all cash amounts required to be paid by it pursuant to this Agreement are available to Parent from any Debt Financing or Equity Financing pursuant to the terms of the applicable agreements with respect thereto and (iii) Seller has irrevocably confirmed in a written notice delivered to Parent that Seller and the Company are ready, willing and able to consummate the Closing. Until such time as Parent pays the Termination Fee in accordance with Section 9.02, the remedies available to Seller pursuant to this Section 13.18 will be in addition to Seller’s and the Company’s right to seek payment of the Termination Fee in accordance with Section 9.02. Under no circumstances may Seller, the Company or any of the Non Recourse Parties seek or be entitled to any other remedy at law or in equity, and the election to pursue an injunction or specific performance will not restrict, impair or otherwise limit Seller from seeking to collect or collecting the Termination Fee pursuant to Section 9.02; provided, however, that if the Termination Fee is paid, then Seller and the Company shall no longer have the right to initiate or maintain any action for any other remedy, including specific performance to consummate the Closing.

(ii)    Parent shall be entitled to specific performance of Seller’s and the Company’s obligations to consummate the Closing only in the event that (i) all conditions set forth in Section 3.02 and Section 3.03 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which shall be capable of being satisfied by the date the Closing is required to have occurred pursuant to this Agreement) and Seller or the Company fails to complete the Closing by the date the Closing is required to have occurred pursuant to this Agreement, and (ii) Parent has irrevocably confirmed in a written notice delivered to Seller that if the Closing Equity Consideration, Closing Date Cash Payment Amount, if any, and Debt Financing, if any, are funded, then it shall consummate the Closing. The remedies available to Parent pursuant to this Section 13.18 will be in addition to any other remedy to which it or Purchaser is entitled at law or in equity.
(c)    If, before the Outside Date, any party hereto brings any action to enforce specifically the performance of the terms and provisions hereof by any other party, then the Outside Date will automatically be extended (i) for the period during which such action is pending and until such action has been finally resolved by a non-appealable ruling by an arbitrator or court of competent jurisdiction in accordance with the terms hereof, plus ten (10) Business Days, or (ii) by such greater time period established by the court or arbitrator presiding over such action, as the case may be.
13.19    Relationship of the Parties. Nothing in this Agreement shall be deemed to constitute the parties hereto as joint venturers, alter egos, partners or participants in an unincorporated business or other separate entity, nor in any manner create any principal-agent, fiduciary or other special relationship between the parties hereto. No party shall have any duties (including fiduciary duties) towards any other party hereto except as specifically set forth herein.
13.20    Debt Financing Sources. Notwithstanding anything herein to the contrary, each of the parties hereto, on behalf of itself and each of its Subsidiaries and other controlled Affiliates, agrees that:
(a)    no Debt Financing Source shall have any liability hereunder (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or losses arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance, or breach (provided that nothing in this Section 13.20 shall limit the liability or obligations of the Debt Financing Sources under the applicable debt commitment letters or any definitive agreements with respect to the Debt Financing); and
(b)    only Parent (including its permitted successors and assigns under the applicable debt commitment letters or the applicable definitive agreement with respect to the Debt Financing) shall be permitted to bring any claim against a Debt Financing Source for failing to satisfy any obligation to fund the Debt Financing pursuant to the terms of the applicable debt commitment letters or any definitive agreement with respect thereto.
(c)    No amendment or waiver of this Section 13.20 (or the definitions used herein) shall be effective to the extent such amendment is adverse to the Debt Financing Sources without the prior written consent of the Debt Financing Sources. In addition, in no event will any Debt Financing Source be liable for consequential, special, exemplary, punitive or indirect damages (including any loss of profits, business, or anticipated savings), or damages of a tortious nature in connection with the Debt Financing. If, notwithstanding the foregoing waivers, any claim is brought against the Debt Financing Sources, such claim will be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state) and subject to the jurisdiction limitations and waiver of jury trial provisions set forth in the applicable debt commitment letters as if fully set forth herein. The Debt Financing Sources are intended third-party beneficiaries of this Section 13.20. This Section 13.20 shall, with respect to the matters referenced herein, supersede any provision of this Agreement to the contrary.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger on the date first above written.

COMPANY:

EDGE AUTONOMY INTERMEDIATE HOLDINGS, LLC

By:	/s/ Scott Kirk
Name: Scott Kirk
Its: Chief Financial Officer & Secretary

SELLER:

EDGE AUTONOMY ULTIMATE HOLDINGS, LP

By:	/s/ Scott Kirk
Name: Scott Kirk
Its: Chief Financial Officer
Signature Page to Agreement and Plan of Merger

PARENT:

REDWIRE CORPORATION

By:	/s/ Peter Cannito
Name: Peter Cannito
Its: Chief Executive Officer and President

PURCHASER:

ECHELON PURCHASER, LLC

By:	/s/ Aaron Futch
Name: Aaron Futch
Its: Vice President and Secretary

MERGER SUB:

ECHELON MERGER SUB, INC.

By:	/s/ Aaron Futch
Name: Aaron Futch
Its: Vice President and Secretary
Signature Page to Agreement and Plan of Merger

Exhibit A
Form of Escrow Agreement
(See attached.)

Exhibit B
R&W Insurance Policies
(See attached.)

Exhibit C
Form of Consulting Termination Agreement
(See attached.)

Exhibit D
Rules of Engagement for Valuation Firm
(See attached.)

Exhibit E
Form of Company Closing Certificate
(See attached.)

Exhibit F
Form of Seller Closing Certificate
(See attached.)

Exhibit G
Form of Parent Closing Certificate
(See attached.)

Exhibit H
Reference Balance Sheet
(See attached.)

Exhibit I
Form of Amended and Restated Investor Rights Agreement
(See attached.)

Exhibit J
Form of Restrictive Covenant Agreement
(See attached.)

AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER
This AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into as of February 3, 2025, by and among (i) Edge Autonomy Ultimate Holdings, LP, a Delaware limited partnership (f/k/a UAVF Ultimate Holdings, LP) (“Seller”), (ii) Edge Autonomy Intermediate Holdings, LLC, a Delaware limited liability company (f/k/a UAVF Intermediate Holdings, LLC) (the “Company”), (iii) Redwire Corporation, a Delaware corporation (“Parent”), (iv) Echelon Merger Sub, Inc., a Delaware corporation and a direct wholly-owned Subsidiary of Parent (“Merger Sub”) and (v) Echelon Purchaser, LLC, a Delaware limited liability company and a direct wholly-owned Subsidiary of Parent (“Purchaser”, together with Seller, the Company, Parent and Merger Sub, the “Parties”, and each, a “Party”), and amends that certain Agreement and Plan of Merger, dated as of January 20, 2025, by and among the Parties (the “Merger Agreement”). Except as otherwise set forth herein, capitalized terms used herein have the meanings set forth in the Merger Agreement.
RECITALS
WHEREAS, Section 13.07 of the Merger Agreement provides for the amendment of the Merger Agreement in accordance with the terms set forth therein; and
WHEREAS, in furtherance of the consummation of the transactions contemplated by the Merger Agreement, the Parties have determined to amend the Merger Agreement as set forth below.
NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Amendment to the Merger Agreement. Section 10.04(a) of the Merger Agreement is hereby amended by deleting the words “ten (10) Business Days” and replacing them with “thirteen (13) Business Days” in each of the first sentence and second sentence of such Section 10.04(a).
2.No Further Amendment. Except as expressly amended hereby, the Merger Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Merger Agreement.
3.Effect of Amendment. This Amendment shall form a part of the Merger Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the Parties, any reference to the Merger Agreement shall be deemed a reference to the Merger Agreement as amended hereby.
4.Miscellaneous. Sections 13.03 (Notices), 13.05 (Severability), 13.06 (Construction), 13.07 (Amendment and Waiver), 13.08 (Complete Agreement), 13.10 (Counterparts), 13.11 (Governing Law; Choice of Law; Venue; Service of Process; Waiver of Jury Trial), 13.12 (Arbitration), 13.13 (Prevailing Party), and 13.17 (Conflict Between Transaction Documents) of the Merger Agreement shall apply to this Amendment mutatis mutandis.
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IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first above written.

COMPANY:

EDGE AUTONOMY INTERMEDIATE HOLDINGS, LLC

By:	/s/ Scott Kirk
Name:	Scott Kirk
Its:	Chief Financial Officer and Secretary

SELLER:

EDGE AUTONOMY ULTIMATE HOLDINGS, LP

By:	/s/ Scott Kirk
Name:	Scott Kirk
Its:	Chief Financial Officer

Signature Page to Amendment No. 1 to the Agreement and Plan of Merger

PARENT:

REDWIRE CORPORATION

By:	/s/ Aaron Futch
Name:	Aaron Futch
Its:	Executive Vice President, General Counsel and Secretary

PURCHASER:

ECHELON PURCHASER, LLC

By:	/s/ Aaron Futch
Name:	Aaron Futch
Its:	Vice President and Secretary

MERGER SUB:

ECHELON MERGER SUB, INC.

By:	/s/ Aaron Futch
Name:	Aaron Futch
Its:	Vice President and Secretary
Signature Page to Amendment No. 1 to the Agreement and Plan of Merger

Annex B
Voting Agreements
B-1

Execution Version
Confidential
VOTING AND SUPPORT AGREEMENT
THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of January 20, 2025, by and between Redwire Corporation, a Delaware corporation (“Parent”), and the holders of the Shares (as defined below) identified on the signature pages hereto (collectively, the “Stockholder”). Capitalized terms used but not defined in this Agreement shall have the respective meanings assigned thereto in the Merger Agreement (as defined below).
RECITALS
WHEREAS, as of the date hereof, Stockholder, directly or indirectly with its Affiliates, is a holder of record and/or the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of shares of common stock, $0.0001 par value per share (the “Common Stock”) and shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), which shares of Preferred Stock are convertible into shares of Common Stock and vote on as-converted basis with the holders of Common Stock, of the Parent, all as set forth on Schedule A hereto (the “Existing Shares”).
WHEREAS, Edge Autonomy Ultimate Holdings, LP, a Delaware limited partnership, (ii) Edge Autonomy Intermediate Holdings, LLC, a Delaware limited liability company (the “Company”), (iii) Parent, (iv) Echelon Merger Sub, Inc., a Delaware corporation and (v) Echelon Purchaser, LLC, a Delaware limited liability company, are entering into an Agreement and Plan of Merger on the date hereof (such agreement, as it may be amended, the “Merger Agreement”), which provides (subject to the conditions set forth therein) for, among other things, the acquisition of the Company through merger transactions set forth in the Merger Agreement (collectively, the “Merger”).
WHEREAS, Stockholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement and to cause the Merger to be consummated.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent and the Stockholder agree as follows:
ARTICLE I
AGREEMENT TO VOTE
Section 1.1.    Agreement to Vote.
(a)    From and after the date of this Agreement until the date that is the earliest of the following to occur: (a) the consummation of the Merger, (b) the termination of the Merger Agreement in accordance with its terms and (c) the written consent of the Stockholder and Parent (such earlier date, the “Expiration Date”), the Stockholder irrevocably and unconditionally agrees, subject to Section 5.1, that at any meeting (whether annual or special and each adjourned, rescheduled or postponed meeting) of the Parent’s stockholders, however called, or in connection with any written consent of the Parent’s stockholders, in each case, upon which a vote, consent or other approval (including a written consent) with respect to the Merger Agreement, the Merger or the Stock Issuance is sought, the Stockholder will (i) appear at such meeting (in person or by proxy) or otherwise cause all of the Stockholder’s Existing Shares and any other shares of Common Stock or Preferred Stock over which it has acquired record or beneficial ownership after the date of this Agreement (including, without limitation, any shares of Common Stock or Preferred Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options, warrants, restricted stock units or other rights to acquire Common Stock, Preferred Stock or the conversion of any convertible securities, the vesting of equity awards or otherwise) (collectively, the “New Shares,” and together with the Existing Shares, the “Subject Shares”), which it owns as of the applicable record date, to be counted as present thereat for purposes of determining a quorum, and respond to each request by Parent for written consent, if any, and (ii) unless the Parent shall have publicly announced and not rescinded a Change in Recommendation, vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) all such Subject Shares (A) in favor of the issuance of shares of Common Stock by Parent pursuant to the Merger as partial consideration for the acquisition of the Company pursuant to the Merger, including for purposes of Rule 312.03 of the New York Stock Exchange, (B) in favor of the Equity Financing, if any, (C) any proposal to adjourn or postpone such meeting of the Parent’s stockholders to a later date as may be requested by the Parent, and (D) against any action, proposal, transaction or agreement that would reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated by the Merger Agreement or the issuance of shares of Common Stock by Parent as partial consideration for the acquisition of the Company pursuant to the Merger or the Equity Financing, if any, including against any action, agreement or transaction that would reasonably be expected to result in (x) a material breach of or failure to perform any representation, warranty, covenant or agreement of the Parent under the Merger Agreement or (y) any of the conditions set forth in Article III of the Merger Agreement not being satisfied. The Stockholder shall retain at all times the right to vote the Stockholder’s Subject Shares in the Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Parent’s stockholders generally. The Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented by the Parent’s stockholders.
(b)    The Stockholder hereby revokes (and agrees to cause to be revoked and to promptly communicate in writing notice of such revocation to the relevant proxy holder) any proxies that the Stockholder has granted before the date hereof with respect to the Subject Shares. For the avoidance of doubt, nothing in this Section 1.1(b) shall revoke, cancel or in any way diminish the proxy and power of attorney set forth in Section 1.1(c).
(c)    The Stockholder hereby irrevocably grants to, and appoints, Parent, all officers of Parent, and any person or persons designated in writing by Parent, and each of them individually, as the Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote all its Subject Shares, or grant a consent or approval in respect of such Shares, or execute and deliver a proxy to vote such Shares, on the matters and in the manner specified in Section 1.1(a) (but not on any other matters); provided, that Parent shall only use such proxy in the event that the Stockholder breaches the terms of this Section
2

1.1. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1(c) is given in connection with, and in consideration of, the execution of the Merger Agreement by Parent, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement and that no such further written instrument or proxy shall be necessary. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest sufficient in law to support an irrevocable power and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all actions that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable until such time as this Agreement shall have been terminated in accordance with its terms.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER
The Stockholder represents and warrants to Parent that:
Section 2.1. Authorization; Binding Agreement. The Stockholder has the requisite legal capacity to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. The execution and delivery of this Agreement has been duly and validly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery hereof by the Parent, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).
Section 2.2. Non-Contravention. Neither the execution and delivery of this Agreement by the Stockholder nor the consummation of the transactions contemplated hereby nor compliance by the Stockholder with any provisions herein will (a) require any Permits of, action by, or filing with or notification to, any Governmental Body on the part of the Stockholder, except for such filings or notifications reasonably required in compliance with applicable securities Laws (including, without limitation, filings required under, and compliance with other applicable requirements of, the Exchange Act), (b) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in any breach or violation of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give rise to any right of termination, cancellation, amendment, or acceleration under any of the terms, conditions or provisions of, any contract, agreement or understanding to which the Stockholder is a party or by which the Stockholder or any of its assets may be bound, (c) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Lien on the Subject Shares, or (d) violate any Law or order applicable to the Stockholder or by which any of its assets are bound, except, in the case of clause (b), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of the Stockholder to perform its obligations hereunder.
Section 2.3. Ownership of Subject Shares; Total Shares. As of the date hereof, the Stockholder is, and at all times during the term of this Agreement will be, the owner of all of the Existing Shares and has good and marketable title to all such Existing Shares free and clear of any Liens, except for any such Liens that may be imposed pursuant to (a) this Agreement, (b) the
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Stockholder’s                    organizational                    documents,                    (c)                    the Investor Rights Agreement, dated as of March 25, 2021, by and among Genesis Park Acquisition Corp., Redwire, LLC, Genesis Park Holdings, Genesis Park II LP and Jefferies LLC (the “Investor Rights Agreement”) and (d) any applicable restrictions on transfer under the Securities Act or any state securities Law. Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon any such acquisition), the Subject Shares (as set forth on Schedule A opposite such Stockholder’s name) are the only equity interests in the Parent beneficially owned by such Stockholder and its Affiliates as of the date hereof. As of the date hereof, other than the Subject Shares, neither the Stockholder nor any of its Affiliates owns any Shares or any other interests in options to purchase or rights to subscribe for or otherwise acquire any securities of the Parent and has no interest in or voting rights with respect to any securities of the Parent.
Section 2.4. Voting Power. Subject to this Agreement, the Stockholder has full voting power (or the power to effect the full voting power), full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Subject Shares. Except for the Investor Rights Agreement, none of the Subject Shares are subject to any stockholders’ agreement, proxy, voting trust, or other agreement or arrangement with respect to the voting of such Subject Shares.
Section 2.5. Reliance and Merger Agreement. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement and upon the representations and warranties and covenants of the Stockholder contained in this Agreement. The Stockholder has reviewed and understands the terms of this Agreement and the Merger Agreement, and has had the opportunity to consult with his counsel in connection with this Agreement.
Section 2.6. Absence of Litigation. With respect to the Stockholder, there are no proceedings of any nature pending against, or, to the knowledge of the Stockholder, threatened in writing against the Stockholder or any of the Stockholder’s properties or assets (including any Subject Shares) before or by any Governmental Body that would reasonably be expected to have, individually or in the aggregate, a materially adverse effect (whether through prevention, delay, impairment or otherwise) on the Stockholder’s ability to timely perform its obligations under this Agreement.
Section 2.7. Stockholder Has Adequate Information. The Stockholder acknowledges that the Stockholder is a sophisticated investor with respect to the Subject Shares and has adequate information concerning the business and financial condition of the Parent, the Company and the transactions contemplated by the Merger Agreement to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon the Parent or any Affiliate of the Parent, and based on such information as the Stockholder has deemed appropriate, made the Stockholder’s own analysis and decision to enter into this Agreement. The Stockholder has received and reviewed a copy of this Agreement and the Merger Agreement and the Stockholder acknowledges that the Stockholder has had the opportunity to seek independent legal advice prior to executing this Agreement and fully understands and accepts all of the provisions hereof and of the Merger Agreement.
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Section 2.8. No Inconsistent Agreements. The Stockholder has not entered into any agreement or knowingly taken any action that would reasonably be expected to make any representation or warranty of the Stockholder contained herein untrue or incorrect with respect to any of the Subject Shares or is otherwise materially inconsistent with, or would materially interfere with, or prohibit or prevent the Stockholder from satisfying, its obligations pursuant to this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT
Parent represents and warrants to the Stockholder that:
Section 3.1. Organization and Qualification. Parent is duly organized and validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated.
Section 3.2. Authority for this Agreement. Parent has all necessary power and authority to (a) execute and deliver this Agreement, (b) perform its obligations hereunder and (c) consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent has been duly and validly authorized by all necessary corporate action of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization, execution and delivery hereof by the Stockholder, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity.
ARTICLE IV
ADDITIONAL COVENANTS OF THE STOCKHOLDER
The Stockholder hereby covenants and agrees that until the valid termination of this Agreement in accordance with Section 5.1:
Section 4.1. No Transfer; No Inconsistent Arrangements. Except as provided hereunder, from and after the date hereof and until this Agreement is validly terminated in accordance with Section 5.1, the Stockholder shall not, directly or indirectly, (a) create or permit to exist any Liens on any of the Subject Shares, (b) transfer, sell (including short sell), assign, gift, hedge, pledge, grant a participation interest in, hypothecate or otherwise dispose of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of the Subject Shares, or any right or interest therein (or consent to any of the foregoing), (c) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer of the Subject Shares or any interest therein, (d) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any of the Subject Shares, (e) deposit or permit the deposit of any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement (including any grant of any proxy or power of attorney) with respect to any of the Subject Shares or (f) take any other action that in any way would be reasonably expected to materially restrict, limit, impede, delay or interfere with the performance of such Stockholder’s obligations hereunder. Notwithstanding the foregoing, this Section 4.1 shall not prohibit a Transfer
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of the Subject Shares by the Stockholder (x) to any beneficial owner, shareholder, member or partner of the Stockholder or (y) to any Affiliate of the Stockholder, so long as, in the case of the foregoing clauses, the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder reasonably acceptable to Parent memorializing such agreement. If any involuntary Transfer of any of the Subject Shares occurs (including, but not limited to, a sale by the Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, includes any and all transferees and subsequent transferees of the initial transferee) will take and hold such Subject Shares subject to all of the restrictions, liabilities, and rights under this Agreement, which will continue in full force and effect until valid termination of this Agreement in accordance with Section 5.1 and the Stockholder will undertake best efforts to cause such transferee to execute a joinder to this Agreement. The Stockholder agrees that it shall not, and shall cause each of its Affiliates not to, become a member of a group (as defined for purposes of Section 13(d) under the Exchange Act) for the purpose of taking any actions inconsistent with the transactions contemplated by this Agreement.
Section 4.2. Documentation and Information. The Stockholder shall not make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of the Parent (such consent not to be unreasonably withheld or delayed), except as may be required by applicable Law, including, without limitation, applicable filings with the SEC (provided, that the Stockholder shall provide reasonable prior written notice (which may include email) of any such disclosure to the Parent and such notice shall include a copy of any such disclosure). The Stockholder consents to and hereby authorizes the Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Parent (as the case may be) reasonably determines to be necessary in connection with the Merger, and any transactions contemplated by the Merger Agreement, the Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement, and the nature of the Stockholder’s commitments and obligations under this Agreement and such other information pertaining to this Agreement or the Merger that the Parent (as the case may be) reasonably determines is required to be disclosed by Law, and the Stockholder acknowledges that the Parent may, in its sole discretion and with prior written notice to the Stockholder, file this Agreement or a form hereof with the SEC or any other applicable Governmental Body. The Stockholder agrees to provide the Parent as promptly as reasonably practicable with any information that either of the foregoing may reasonably require for the preparation of any such disclosure documents, and such Stockholder agrees to notify the Parent as promptly as reasonably practicable if it becomes aware of any required corrections with respect to any information regarding this Agreement supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.
Section 4.3.    Adjustments, etc.
(a)    In the event of any stock split, reverse stock split, stock distribution or dividend (including any dividend or other distribution of securities convertible into shares of Common Stock or Preferred Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Subject Shares, the terms of this Agreement will be equitably adjusted, including to apply to any resulting securities.
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(b)    The Stockholder agrees, while this Agreement is in effect, to notify the Parent as promptly as reasonably practicable in writing (which may include email) of the number of any additional shares of Common Stock or Preferred Stock, any additional options or rights to purchase shares of Common Stock, Preferred Stock or other voting capital stock of the Parent and any other securities convertible into or exercisable or exchangeable therefor acquired by the Stockholder or any of its Affiliates after the date hereof.
Section 4.4. Waiver of Certain Rights and Actions. The Stockholder shall not, and shall cause its representatives and affiliates not to, bring, institute, commence, voluntarily aid or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, appeal or proceeding against the Parent or any of its Affiliates, successors, directors or officers relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger or the other transactions contemplated by the Merger Agreement.
ARTICLE V
MISCELLANEOUS
Section 5.1. Termination. This Agreement shall automatically terminate without further action upon the earliest to occur of (A) the Effective Time, (B) the termination of the Merger Agreement in accordance with its terms, (C) the written agreement of the Stockholder and the Parent to terminate this Agreement; provided that any termination of this Agreement by Parent shall be approved by the Special Committee. Upon the valid termination of this Agreement in accordance with this Section 5.1, no party will have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 5.1 shall relieve any party of any liability or damages to any other party resulting from fraud or intentional breach of this Agreement prior to termination hereof and (y) the provisions of Section 4.2, Section 4.4 and this ARTICLE V will survive any termination of this Agreement.
Section 5.2. Notices. All notices and other communications given or made hereunder by one party to the other party shall, unless otherwise specified herein, be in writing (which may include email) and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. (New York time) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the party for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email; provided that any email transmission is promptly confirmed by a responsive electronic communication by the recipient thereof or receipt is otherwise clearly evidenced (excluding out-of-office replies or other automatically generated responses) or is followed up within one Business Day after such email by dispatch pursuant to one of the methods described in the foregoing clauses (a) and (b) of this Section 5.2). Such communications must be sent to the respective parties at the following street addresses or email addresses (or at such street address or email address previously made available or at such other street address or email address for a party as shall be specified for such purpose in a notice given in accordance with this Section 5.2):
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if to the Parent, to:
Redwire Corporation
8226 Philips Highway
Suite 102
Jacksonville, FL 32256
Attention: Aaron Futch
Email: aaron.futch@redwirespace.com
with a copy (which shall not constitute notice), to:
Holland & Knight LLP
701 Brickell Avenue
Miami, FL 33131
Attention: David Barkus and Ira Rosner
Email: david.barkus@hklaw.com
ira.rosner@hklaw.com
if to the Stockholder, to:
AE Industrial Partners, LP
6700 Broken Sound Pkwy NW
Boca Raton, Florida 33487
Attention:    Jeffrey Hart
Email:    jhart@areoequity.com
with a copy (which shall not constitute notice), to:
Kirkland & Ellis LLP
Three Brickell City Centre
98 SE 7th St, Suite 700
Miami, Florida 33131
Attention:    Jeremy S. Liss, P.C., Matthew S. Arenson, P.C. and Jeffrey P. Swatzell, P.C.
Email:    jeremy.liss@kirkland.com
matthew.arenson@kirkland.com
jeffrey.swatzell@kirkland.com
Section 5.3.    Expenses. Whether or not the transactions contemplated by this Agreement and the Merger Agreement are consummated, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement including all costs, fees and expenses of its representatives, shall be paid by the party incurring such cost, fee or expense, except as otherwise provided herein and therein.
Section 5.4.    Amendment or Other Modification. Waiver.
(a)    Subject to the provisions of applicable Law, this Agreement may be amended or otherwise modified only by a written instrument specifically designated as an amendment hereto,
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duly executed and delivered by the parties; provided that any amendment, modification or waiver of this Agreement by Parent shall be approved by the Special Committee.
(b)    The conditions to each of the respective parties’ obligations to consummate the transactions contemplated by this Agreement are for the sole benefit of such party and may be waived by such party. Any party may, to the extent permitted by applicable Law, waive any provision of this Agreement in whole or in part (including by extending the time for the performance of any of the obligations or other acts of the other parties); provided, however, that any such waiver shall only be effective if made in a written instrument duly executed and delivered by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
Section 5.5.    Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.
(a)    This Agreement and all Proceedings against any other party in connection with, arising out of or otherwise relating to this Agreement, shall be interpreted, construed, governed by and enforced in accordance with, the Laws of the state of Delaware, including, its statutes of limitations, without regard to the conflicts of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction.
(b)    Each of the parties agrees that except for actions seeking specific performance or injunctive relief, all disputes, controversies or claims arising out of or relating to this Agreement (whether in contract, tort, equity or otherwise), including the arbitrability of any dispute or controversy that cannot be settled by mutual agreement will be finally settled by binding arbitration in accordance with Section 13.12 of the Merger Agreement, mutatis mutandis. In all cases not subject to such arbitration, each party shall bring any proceeding against any other party in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement exclusively in the Court of Chancery of the State of Delaware; provided, however, that if such court does not have jurisdiction over any such action or proceeding, such action or proceeding will be heard and determined exclusively in any Delaware state or federal court sitting in the City of Wilmington, Delaware and solely in connection with such proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the such courts, (B) irrevocably waives any objection to the laying of venue in any such proceeding in such courts, (C) irrevocably waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, (D) agrees that mailing of process or other papers in connection with any such proceeding in the manner provided in Section 5.2 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 5.5(b) or that any order issued by such courts may not be enforced in or by such courts.
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(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY PROCEEDING AGAINST ANY OTHER PARTY WHICH MAY BE CONNECTED WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT IS EXPECTED TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUCH PROCEEDING. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES THAT (I) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE INSTRUMENTS OR OTHER DOCUMENTS DELIVERED PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS SET FORTH IN THIS SECTION 5.5(c).
Section 5.6.    Specific Performance.
(a)    Each of the parties acknowledges and agrees that the rights of each party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies a party may have in equity or at law, each party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, consistent with the provisions of Section 5.5(b), without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law.
Section 5.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and permitted assigns. No party may assign this Agreement, any right to damages for breach of this Agreement or any of its rights or interests or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law, by transfer or otherwise, without the prior written consent of the other parties not seeking to assign this Agreement, any right to damages for breach of this Agreement or any of its rights or interests or delegate any of its obligations and any attempted or purported assignment or delegation in violation of this Section 5.7 shall be null and void.
Section 5.8.    Entire Agreement.
(a)    This Agreement (together with Schedule A and the other documents, certificates and instruments referred to herein) constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all other prior and contemporaneous
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agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters.
(b)    In the event of any inconsistency between the statements in the body of this Agreement, on the one hand, and any other documents, certificates and instruments referred to herein, on the other hand, the statements in the body of this Agreement shall control.
(c)    Each party acknowledges and agrees that, except for the express representations and warranties set forth in this Agreement (i) no party has made or is making any other representations, warranties, statements, information or inducements, (ii) no party has relied on or is relying on any other representations, warranties, statements, information or inducements and (iii) each party hereby disclaims reliance on any other representations, warranties, statements, information or inducements, oral or written, express or implied, or as to the accuracy or completeness of any statements or other information, made by, or made available by, itself or any of its representatives, in each case with respect to, or in connection with, the negotiation, execution or delivery of this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement and notwithstanding the distribution, disclosure or other delivery to the other or the other’s representatives of any documentation or other information with respect to any one or more of the foregoing, and waives any claims or causes of action relating thereto.
Section 5.9. Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the parties, each acting reasonably and in good faith shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
Section 5.10. Counterparts; Effectiveness. This Agreement (a) may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and (b) shall become effective when each party shall have received one or more counterparts hereof signed by each of the other parties. An executed copy of this Agreement delivered by email or other means of electronic transmission (including DocuSign) shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.
Section 5.11. Third-Party Beneficiaries. The parties hereby agree that their respective representations, warranties, covenants and agreements set forth in this Agreement are solely for the benefit of the other, subject to the terms and conditions of this Agreement, and this Agreement is not intended to, and does not, confer upon any other Person any rights or remedies, express or implied, hereunder.
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Section 5.12. Further Assurances. The Stockholder, at the request of Parent, shall execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws, to perform its obligations under this Agreement.
Section 5.13. Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as the owner of Subject Shares. Notwithstanding anything to the contrary in this Agreement, nothing herein will in any way prevent, limit or otherwise restrict a director or officer of the Parent in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Parent, or in the exercise of his or her fiduciary duties as a director or officer of the Parent, or prevent or be construed to create any obligation on the part of any director or officer of the Parent from taking any action in his or her capacity as such director or officer, and no action taken in any such capacity as an officer or director of the Parent shall be deemed to constitute a breach of this Agreement.
Section 5.14. No Agreement Until Executed. This Agreement will not be effective unless and until the Merger Agreement and this Agreement are executed by all parties thereto and hereto.
[Signature Pages Follow]
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IN WITNESS WHEREOF, each of Parent and the Stockholder has caused this Agreement to be executed as of the date first written above.

Redwire Corporation

By:	/s/ Peter Cannito
Name: Peter Cannito
Title: Chief Executive Officer and President

AE Red Holdings, LLC

By:	/s/ Michael Greene
Name: Michael Greene
Title: Vice President and Assistant Treasurer

AE Industrial Partners Fund II GP, LP

By: AeroEquity GP, LLC
Its: General Partner

By:	/s/ Michael Greene
Name: Michael Greene
Title: Managing Member

AeroEquity GP, LLC

By:	/s/ Michael Greene
Name: Michael Greene
Title: Managing Member

AE Industrial Partners Fund II, LP

By: AE Industrial Partners Fund II GP, LP
Its: General Partner

By: AeroEquity GP, LLC
Its: General Partner

By:	/s/ Michael Greene
Name: Michael Greene
Title: Managing Member

AE Industrial Partners Fund II-A, LP

By: AE Industrial Partners Fund II GP, LP
Its: General Partner

By: AeroEquity GP, LLC
Its: General Partner

By:	/s/ Michael Greene
Name: Michael Greene
Title: Managing Member

AE Industrial Partners Fund II-B, LP

By: AE Industrial Partners Fund II GP, LP
Its: General Partner

By: AeroEquity GP, LLC
Its: General Partner

By:	/s/ Michael Greene
Name: Michael Greene
Title: Managing Member

AE Industrial Partners Structured Solutions I, L.P.

By: AE Industrial Partners Structured Solutions I GP, LP
Its: General Partner

By: AeroEquity GP, LLC
Its: General Partner

By:	/s/ Michael Greene
Name: Michael Greene
Title: Managing Member

AE Industrial Partners Structured Solutions I GP, L.P.

By: AeroEquity GP, LLC
Its: General Partner

By:	/s/ Michael Greene
Name: Michael Greene
Title: Managing Member

SCHEDULE A

Name of Direct Owner

AE Red Holdings, LLC	Common Shares	35,687,607

	Preferred Shares	0

AE Industrial Partners Fund II, LP	Common Shares	0

	Preferred Shares	16,300.11

AE Industrial Partners Fund II-A, LP	Common Shares	0

	Preferred Shares	10,436.09

AE Industrial Partners Fund II-B, LP	Common Shares	0

	Preferred Shares	40.16

AE Industrial Partners Structured Solutions I, L.P.	Common Shares	0

	Preferred Shares	13,388.18
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Execution Version
Confidential
VOTING AND SUPPORT AGREEMENT
THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of January 20, 2025, by and between Redwire Corporation, a Delaware corporation (“Parent”), and the holder of the Shares (as defined below) identified on the signature page hereto (the “Stockholder”). Capitalized terms used but not defined in this Agreement shall have the respective meanings assigned thereto in the Merger Agreement (as defined below).
RECITALS
WHEREAS, as of the date hereof, Stockholder is collectively a holder of record and/or the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of shares of common stock, $0.0001 par value per share (the “Common Stock”), and shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), which shares of Preferred Stock are convertible into shares of Common Stock, of the Parent, all as set forth on Schedule A hereto (the “Existing Shares”).
WHEREAS, Edge Autonomy Ultimate Holdings, LP, a Delaware limited partnership, (ii) Edge Autonomy Intermediate Holdings, LLC, a Delaware limited liability company (the “Company”), (iii) Parent, (iv) Echelon Merger Sub, Inc., a Delaware corporation and (v) Echelon Purchaser, LLC, a Delaware limited liability company, are entering into an Agreement and Plan of Merger on the date hereof in substantially the form attached as Exhibit A (such agreement, the “Merger Agreement”), which provides (subject to the conditions set forth therein) for, among other things, the acquisition of the Company through merger transactions set forth in the Merger Agreement (collectively, the “Merger”).
WHEREAS, concurrently herewith, other stockholders of the Parent, including AE Red Holdings, LLC, Genesis Park II LP and certain of their affiliates (collectively, the “Other Stockholders”), are entering into voting and support agreements in connection with Merger in the form previously provided to Stockholder (collectively, the “Other Voting Agreements”).
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent and the Stockholder agree as follows:
ARTICLE I
AGREEMENT TO VOTE
Section 1.1.    Agreement to Vote.
(a)    From and after the date of this Agreement until the date that is the earliest of the following to occur: (a) the consummation of the Merger, (b) the termination of this Agreement or the Merger Agreement in accordance with its terms and (c) 180 days following the date of execution of the Merger Agreement (such earlier date, the “Expiration Date”), the Stockholder irrevocably and unconditionally agrees, subject to the terms and conditions hereof, that at any meeting (whether annual or special and each adjourned, rescheduled or postponed meeting) of the Parent’s stockholders, however called, or in connection with any written consent of the Parent’s stockholders, the Stockholder will (i) appear at such meeting (in person or by proxy) or otherwise cause all of the Stockholder’s Existing Shares and any other shares of Common Stock or Preferred Stock over which it has acquired record or beneficial ownership after the date of this Agreement (including, without limitation, any shares of Common Stock or Preferred Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options, warrants, restricted stock units or other rights to acquire Common Stock, Preferred Stock or the conversion of any convertible securities, the vesting of equity awards or otherwise) (collectively, the “New Shares,” and together with the Existing Shares, the “Subject Shares”) which it owns and, in the case of the New Shares, has the right to vote as of the applicable record date (the “Covered Shares”), to be counted as present thereat for purposes of determining a quorum, and respond to each request by Parent for written consent, and (ii) unless the Board of Directors or the Special Committee shall have made a Change in Recommendation (as defined in the Merger Agreement), vote or cause to be voted (including by proxy or written consent, if applicable) all such Covered Shares (A) in favor of the Mergers, including the Stock Issuance pursuant to the Mergers, including for purposes of Rule 312.03 of the New York Stock Exchange, (B) in favor of any Equity Financing that has been approved by a committee of Parent’s board of directors composed solely of John S. Bolton, Joanne Isham and Michael Bevacqua (or in the case of the incapacity or resignation from Parent’s board of directors of any of the members thereof, an alternate independent and disinterested director of Parent reasonably acceptable to Stockholder) (the “Financing Committee”), or (C) in favor of any proposal to adjourn or postpone such meeting of the Parent’s stockholders to a later date as may be requested by the Parent. The Stockholder shall retain at all times the right to vote the Stockholder’s Subject Shares in the Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.1(a) (including in connection with any Equity Financing that has not been approved by the Financing Committee). The Financing Committee shall act by vote of a majority of its members.
(b)    The Stockholder hereby revokes (and agrees to cause to be revoked and to promptly communicate in writing notice of such revocation to the relevant proxy holder) any proxies that the Stockholder has granted before the date hereof with respect to the Subject Shares that cover the matters set forth in this Section 1.1(a).
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER
The Stockholder represents and warrants to Parent that, as of the date hereof:
Section 2.1.    Authorization; Binding Agreement. The Stockholder has the requisite legal capacity to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. The execution and delivery of this Agreement has been duly and validly executed and
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delivered by the Stockholder and, assuming due authorization, execution, and delivery hereof by the Parent, constitutes a legal, valid, and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity.
Section 2.2.    Non-Contravention. Neither the execution and delivery of this Agreement by the Stockholder nor the consummation of the transactions contemplated hereby nor compliance by the Stockholder with any provisions herein will (a) require any Permits of, action by, or filing with or notification to, any Governmental Body on the part of the Stockholder, except for such filings or notifications reasonably required in compliance with applicable securities Laws (including, without limitation, filings required under, and compliance with other applicable requirements of, the Exchange Act), (b) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in any breach or violation of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give rise to any right of termination, cancellation, amendment, or acceleration under any of the terms, conditions or provisions of, any contract, agreement or understanding to which the Stockholder is a party or by which the Stockholder or any of its assets may be bound, (c) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Lien on the Subject Shares, or (d) violate any Law or order applicable to the Stockholder or by which any of its assets are bound, in each case except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Stockholder’s ability to perform its obligations under this Agreement.
Section 2.3.    Ownership of Subject Shares; Total Shares. The Stockholder is the owner of all of the Existing Shares and has good and marketable title to all such Existing Shares free and clear of any Liens, except for any such Liens that may be imposed pursuant to (a) this Agreement, (b) the Stockholder’s organizational documents (including the certificate of designations in respect of the Preferred Stock (the “Certificate of Designations”) and (c) any applicable restrictions on transfer under the Securities Act or any state securities Law. The Existing Shares (as set forth on Schedule A opposite such Stockholder’s name) are the only equity interests in the Parent beneficially owned by such Stockholder and its controlled Affiliates. Other than the Subject Shares and as provided in that certain Investment Agreement, dated October 28, 2022, by and between Parent and BCC Redwire Aggregator, L.P., neither the Stockholder nor any of its controlled Affiliates owns any Shares or any other interests in options to purchase or rights to subscribe for or otherwise acquire any securities of the Parent and has no interest in or voting rights with respect to any securities of the Parent.
Section 2.4.    Voting Power. Subject to this Agreement, the Stockholder has full voting power (or the power to effect the full voting power), full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Existing Shares. Except for the Certificate of Designations, none of the Existing Shares are subject to any stockholders’ agreement, proxy, voting trust, or other agreement or arrangement with respect to the voting of such Subject Shares.
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Section 2.5.    [Reserved.]
Section 2.6.    Absence of Litigation. With respect to the Stockholder, as of the date hereof, there are no proceedings of any nature pending against, or, to the knowledge of the Stockholder, threatened in writing against the Stockholder or any of the Stockholder’s properties or assets (including any Subject Shares) before or by any Governmental Body that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Stockholder’s ability to perform its obligations under this Agreement.
Section 2.7.    Stockholder Has Adequate Information. The Stockholder acknowledges that the Stockholder is a sophisticated investor with respect to the Subject Shares and has adequate information concerning the business and financial condition of the Parent, the Company and the transactions contemplated by the Merger Agreement to make fully informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon the Parent or any Affiliate of the Parent (other than the representations and warranties contained herein), and based on such information as the Stockholder has deemed appropriate, made the Stockholder’s own analysis and decision to enter into this Agreement. The Stockholder has received and reviewed a copy of this Agreement and the Merger Agreement and the Stockholder acknowledges that the Stockholder has had the opportunity to seek independent legal advice prior to executing this Agreement and fully understands and accepts all of the provisions hereof.
Section 2.8.    No Inconsistent Agreements. The Stockholder has not entered into any agreement that would reasonably be expected to make any representation or warranty of the Stockholder contained herein untrue or incorrect with respect to any of the Existing Shares or that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Stockholder’s ability to perform its obligations under this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT
Parent represents and warrants to the Stockholder that:
Section 3.1.    Organization and Qualification. Parent is duly organized and validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated.
Section 3.2.    Authority for this Agreement. Parent has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent has been duly and validly authorized by all necessary corporate action of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization, execution, and delivery hereof by the Stockholder, constitutes a legal, valid, and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity.
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Section 3.3.    Non-Contravention. Neither the execution and delivery of this Agreement by Parent nor the consummation of the transactions contemplated hereby nor compliance by Parent with any provisions herein will (a) require any Permits of, action by, or filing with or notification to, any Governmental Body on the part of Parent or any of its Affiliates, except for such filings or notifications reasonably required in compliance with applicable securities Laws (including, without limitation, filings required under, and compliance with other applicable requirements of, the Exchange Act), (b) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in any breach or violation of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give rise to any right of termination, cancellation, amendment, or acceleration under any of the terms, conditions or provisions of, any contract, agreement or understanding to which Parent or any of its Affiliates is a party or by which Parent or any of its Affiliates or any of their respective assets may be bound, (c)    result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Lien on any of such assets, or (d) violate any Law or order applicable to Parent or any of its Affiliates or any of their respective assets, in each case except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Parent’s ability to perform its obligations under this Agreement.
ARTICLE IV
ADDITIONAL COVENANTS OF THE STOCKHOLDER
The Stockholder hereby covenants and agrees that until the valid termination of this Agreement in accordance with Section 5.1:
Section 4.1.    No Transfer; No Inconsistent Arrangements. Except as provided hereunder (including a Permitted Transfer), from and after the date hereof and until the earlier of the Expiration Date and the day following the record date for the Stockholders Meeting (which shall be set as soon as reasonably practicable) (the “Restricted Period”), the Stockholder shall not, directly or indirectly, (a) voluntarily transfer, sell (including short sell), assign, gift, hedge, pledge, grant a participation interest in, hypothecate or otherwise dispose of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of the Subject Shares, or any right or interest therein (or consent to any of the foregoing), (b) enter into any contract, option, or other agreement, arrangement or understanding with respect to any such Transfer of the Subject Shares or any interest therein that could be consummated during the Restricted Period, (c) grant or permit the grant of any proxy, power-of-attorney, or other authorization or consent in or with respect to any of the Subject Shares that cover the matters set forth in Section 1.1(a), or (d) deposit or permit the deposit of any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement (including any grant of any proxy or power of attorney) with respect to any of the Subject Shares that cover the matters set forth in Section 1.1(a). If any involuntary Transfer of any of the Subject Shares (other than a Permitted Transfer) occurs (including, but not limited to, a sale by the Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, includes any and all transferees and subsequent transferees of the initial transferee)
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will take and hold such Subject Shares subject to all of the restrictions, liabilities, and rights under this Agreement, which will continue in full force and effect until valid termination of this Agreement in accordance with Section 5.1 and the Stockholder will undertake good faith efforts to cause such transferee to execute a joinder to this Agreement. The Stockholder agrees that it shall not become a member of a group (as defined purposes of Section 13(d) under the Exchange Act) for the purpose of taking any actions prohibited by this Agreement. Notwithstanding anything to the contrary contained herein, the Stockholder shall be permitted to Transfer Subject Shares to an Affiliate provided that such Affiliate executes a joinder to this Agreement (a “Permitted Transfer”).
Section 4.2.    Documentation and Information. The Stockholder shall not make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of the Parent (such consent not to be unreasonably withheld or delayed), except as may be required by applicable Law, including, without limitation, applicable filings with the SEC (provided, that the Stockholder shall, to the extent practicable and permitted, provide reasonable prior written notice (which may include email) of any such disclosure to the Parent and such notice shall include a copy of any such disclosure). The Stockholder consents to and hereby authorizes the Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Parent reasonably determines to be necessary in connection with the Merger, and any transactions contemplated by the Merger Agreement, the Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement, and the nature of the Stockholder’s commitments and obligations under this Agreement and such other information pertaining to this Agreement or the Merger, in each case that the Parent (as the case may be) reasonably determines is required to be disclosed by Law, and the Stockholder acknowledges that the Parent may, in its sole discretion and with prior written notice to the Stockholder, file this Agreement or a form hereof with the SEC or any other applicable Governmental Body. The Stockholder agrees to provide the Parent as promptly as reasonably practicable with any information that Parent may reasonably request for the preparation of any such disclosure documents. Parent consents to and hereby authorizes the Stockholder to make any disclosures the Stockholder reasonably determines to be necessary in connection with the existence of this Agreement and the nature of the Stockholder’s commitments and obligations under this Agreement and such other information pertaining to this Agreement or the Merger that the Stockholder reasonably determines is required to be disclosed by Law, including any amendment to any Schedule 13D.
Section 4.3.    Adjustments, etc. In the event of any stock split, reverse stock split, stock distribution or dividend (including any dividend or other distribution of securities convertible into shares of Common Stock or Preferred Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Subject Shares, the terms of this Agreement will be equitably adjusted, including to apply to any resulting securities.
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ARTICLE V
MISCELLANEOUS
Section 5.1.    Termination. This Agreement shall automatically terminate without further action upon the earliest to occur of (A) the Effective Time, (B) the termination of the Merger Agreement in accordance with its terms, (C) the written agreement of the Stockholder and the Parent to terminate this Agreement; provided that any termination of this Agreement by Parent shall be approved by the Financing Committee, and (D) the receipt of the Requisite Vote. Stockholder may terminate the Agreement upon written notice to Parent upon any material amendment, modification or supplementation of (or material waiver with respect to) the Merger Agreement (as set forth in Exhibit A) which is, in whole or in part, adverse to Parent or the Stockholder, including any amendment, modification, supplement or waiver (x) to or of Sections 7.08, 8.10(a), Section 9.02 or 13.18 of the Merger Agreement, (y) that has the effect of increasing or changing the amount or form of the consideration or other material amounts payable by Parent thereunder or modifying or waiving any condition to Parent’s obligation to close the Merger (including the definition of Requisite Vote) or (z) to or of Section 4.1 (or the defined terms use therein) of the A&R Investor Rights Agreement or the transfer restrictions in any Other Voting Agreement, in the case of clause (z), in a manner favorable to the stockholders bound thereto (collectively, a “Covered Change” and the items described in clauses (x)-(z), a “Specified Amendment”). Upon the valid termination of this Agreement in accordance with this Section 5.1, no party will have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 5.1 shall relieve any party of any liability or damages to any other party resulting from actual and intentional fraud or a knowing and intentional breach of this Agreement prior to termination hereof and (y) the provisions of Section 4.2 and this ARTICLE V will survive any termination of this Agreement.
Section 5.2.    Notices. All notices and other communications given or made hereunder by one party to the other party shall, unless otherwise specified herein, be in writing (which may include e-mail) and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. (New York time) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the party for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email; provided that any email transmission is promptly confirmed by a responsive electronic communication by the recipient thereof or receipt is otherwise clearly evidenced (excluding out-of-office replies or other automatically generated responses) or is followed up within one Business Day after such email by dispatch pursuant to one of the methods described in the foregoing clauses (a) and (b) of this Section 5.2). Such communications must be sent to the respective parties at the following street addresses or email addresses (or at such street address or
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email address previously made available or at such other street address or email address for a party as shall be specified for such purpose in a notice given in accordance with this Section 5.2):
if to the Parent, to:
Redwire Corporation
8226 Philips Highway
Suite 102
Jacksonville, FL 32256
Attention: Aaron Futch
Email: aaron.futch@redwirespace.com
with a copy to (which shall not constitute notice), to:
Holland & Knight LLP
701 Brickell Avenue
Miami, FL 33131
Attention: David Barkus and Ira Rosner
Email: david.barkus@hklaw.com
ira.rosner@hklaw.com
if to the Stockholder, to:
Bain Capital Credit, LP
200 Clarendon Street
Boston, MA 02116
Attention: Michael Treisman
Email: mtreisman@baincapital.com
Cc: Document Control Team; baincapitalcreditdocs@baincapital.com with a copy to (which shall not constitute notice), to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Brian Wolfe
Email: brian.wolfe@davispolk.com
Section 5.3.    Expenses. Whether or not the transactions contemplated by this Agreement and the Merger Agreement are consummated, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement including all costs, fees and expenses of its representatives, shall be paid by the party incurring such cost, fee or expense, except as otherwise provided herein and therein.
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Section 5.4.    Amendment or Other Modification. Waiver.
(a)    Subject to the provisions of applicable Law, this Agreement may be amended or otherwise modified only by a written instrument duly executed and delivered by the parties; provided that any amendment, modification or waiver of this Agreement by Parent shall be approved by the Financing Committee.
(b)    The conditions to each of the respective parties’ obligations to consummate the transactions contemplated by this Agreement are for the sole benefit of such party and may be waived by such party. Any party may, to the extent permitted by applicable Law, waive any provision of this Agreement in whole or in part (including by extending the time for the performance of any of the obligations or other acts of the other parties); provided, however, that any such waiver shall only be effective if made in a written instrument duly executed and delivered by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
Section 5.5.    Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.
(a)    This Agreement and all Proceedings against any other party in connection with, arising out of or otherwise relating to this Agreement, shall be interpreted, construed, governed by, and enforced in accordance with, the Laws of the state of Delaware, including, its statutes of limitations, without regard to the conflicts of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction.
(b)    Each of the parties agrees that except for actions seeking specific performance or injunctive relief, all disputes, controversies or claims arising out of or relating to this Agreement (whether in contract, tort, equity or otherwise), including the arbitrability of any dispute or controversy that cannot be settled by mutual agreement will be finally settled by binding arbitration in accordance with Section 13.12 of the Merger Agreement, mutatis mutandis. In all cases not subject to such arbitration, each party shall bring any proceeding against any other party in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement exclusively in the Court of Chancery of the State of Delaware; provided, however, that if such court does not have jurisdiction over any such action or proceeding, such action or proceeding will be heard and determined exclusively in any Delaware state or federal court sitting in the City of Wilmington, Delaware and solely in connection with such proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the such courts, (B) irrevocably waives any objection to the laying of venue in any such proceeding in such courts, (C) irrevocably waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, (D) agrees that mailing of process or other papers in connection with
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any such proceeding in the manner provided in Section 5.2 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 5.5(b) or that any order issued by such courts may not be enforced in or by such courts.
(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY PROCEEDING AGAINST ANY OTHER PARTY WHICH MAY BE CONNECTED WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT IS EXPECTED TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUCH PROCEEDING. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES THAT (I) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE INSTRUMENTS OR OTHER DOCUMENTS DELIVERED PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS SET FORTH IN THIS SECTION 5.5(c).
Section 5.6.    Specific Performance.
(a)    Each of the parties acknowledges and agrees that the rights of each party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies a party may have in equity or at law, each party shall be entitled to enforce specifically the terms and provisions of this Agreement and to seek an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, consistent with the provisions of Section 5.5(b), without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law.
Section 5.7.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and permitted assigns. No party may assign this Agreement, any right to damages for breach of this Agreement or any of its rights or interests or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law, by transfer or otherwise, without the prior written consent of the other parties not seeking to assign this Agreement, any right to damages for breach of this
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Agreement or any of its rights or interests or delegate any of its obligations and any attempted or purported assignment or delegation in violation of this Section 5.7 shall be null and void.
Section 5.8.    Entire Agreement.
(a)    This Agreement (together with Schedule A and the other documents, certificates, and instruments referred to herein) constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all other prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters.
(b)    In the event of any inconsistency between the statements in the body of this Agreement, on the one hand, and any other documents, certificates, and instruments referred to herein, on the other hand, the statements in the body of this Agreement shall control.
(c)    Each party acknowledges and agrees that, except for the express representations and warranties set forth in this Agreement, (i) no party has made or is making any other representations, warranties, statements, information or inducements, (ii) no party has relied on or is relying on any other representations, warranties, statements, information or inducements and (iii) each party hereby disclaims reliance on any other representations, warranties, statements, information or inducements, oral or written, express or implied, or as to the accuracy or completeness of any statements or other information, made by, or made available by, itself or any of its representatives, in each case with respect to, or in connection with, the negotiation, execution or delivery of this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement and notwithstanding the distribution, disclosure or other delivery to the other or the other’s representatives of any documentation or other information with respect to any one or more of the foregoing, and waives any claims or causes of action relating thereto.
Section 5.9.    Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the parties, each acting reasonably and in good faith shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
Section 5.10.    Counterparts; Effectiveness. This Agreement (a) may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and (b) shall become effective when each party shall have received one or more counterparts hereof signed by each of the other
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parties. An executed copy of this Agreement delivered by email or other means of electronic transmission (including DocuSign) shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.
Section 5.11.    Third-Party Beneficiaries. The parties hereby agree that their respective representations, warranties, covenants and agreements set forth in this Agreement are solely for the benefit of the other, subject to the terms and conditions of this Agreement, and this Agreement is not intended to, and does not, confer upon any other Person any rights or remedies, express or implied, hereunder.
Section 5.12.    Further Assurances. The parties hereby shall execute and deliver, or cause to be executed and delivered, all further documents and instruments reasonably necessary to perform its obligations under this Agreement. Parent shall not (and shall cause its controlled Affiliates not to) (i) enter into any Covered Change without the approval of the Financing Committee or (ii) after the Requisite Vote is obtained, enter into any Specified Amendment without the prior written consent of the Stockholder (provided that Parent shall disclose prior to the Stockholders Meeting any Covered Change entered into prior to the Stockholders Meeting). The foregoing shall not be interpreted to limit Parent’s obligation to obtain any additional vote required under applicable stock exchange rules or applicable Law following receipt of the Requisite Vote. Any Equity Financing, Debt Financing or other financing arrangement entered into from and after the date hereof in whole or in part to facilitate Parent’s ability to make payments under the Merger Agreement shall be recommended and approved by, and Parent shall not commit to or consummate any such Equity Financing, Debt Financing or other financing without the approval of, the Financing Committee.
Section 5.13.    Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as the owner of Subject Shares. Notwithstanding anything to the contrary in this Agreement, nothing herein will in any way prevent, limit or otherwise restrict a director or officer of the Parent in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Parent, or in the exercise of his or her fiduciary duties as a director or officer of the Parent, or prevent or be construed to create any obligation on the part of any director or officer of the Parent from taking any action in his or her capacity as such director or officer, and no action taken in any such capacity as an officer or director of the Parent shall be deemed to constitute a breach of this Agreement.
Section 5.14.    No Agreement Until Executed. This Agreement will not be effective unless and until the Merger Agreement is executed by all parties thereto.
[Signature Pages Follow]
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IN WITNESS WHEREOF, each of Parent and the Stockholder has caused this Agreement to be executed as of the date first written above.

Redwire Corporation

By:	/s/ Peter Cannito
Name: Peter Cannito
Title: Chief Executive Officer and President

BCC Redwire Aggregator, L.P.

By:	Bain Capital Credit Member, LLC, its general partner

By:	/s/ Rohan Kapoor
Name: Rohan Kapoor
Title: Authorized Signatory
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SCHEDULE A

Name of Direct Owner

Preferred Shares	66,818.14	[1]	BCC Redwire Aggregator, L.P.
1 Plus any additional shares that may have accrued on such shares but are not already included in this number.

Execution Version
Confidential
VOTING AND SUPPORT AGREEMENT
THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of January 20, 2025, by and between Redwire Corporation., a Delaware corporation (“Parent”), and the holder of the Shares (as defined below) identified on the signature page hereto (the “Stockholder”). Capitalized terms used but not defined in this Agreement shall have the respective meanings assigned thereto in the Merger Agreement (as defined below).
RECITALS
WHEREAS, as of the date hereof, Stockholder, directly or indirectly with its Affiliates, is a holder of record and/or the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of shares of common stock, $0.0001 par value per share (the “Common Stock”) and shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), which shares of Preferred Stock are convertible into shares of Common Stock, of the Parent, all as set forth on Schedule A hereto (the “Existing Shares”).
WHEREAS, Edge Autonomy Ultimate Holdings, LP, a Delaware limited partnership, (ii) Edge Autonomy Intermediate Holdings, LLC, a Delaware limited liability company (the “Company”), (iii) Parent, (iv) Echelon Merger Sub, Inc., a Delaware corporation and (v) Echelon Purchaser, LLC, a Delaware limited liability company, are entering into an Agreement and Plan of Merger on the date hereof (such agreement, as it may be amended, the “Merger Agreement”), which provides (subject to the conditions set forth therein) for, among other things, the acquisition of the Company through merger transactions set forth in the Merger Agreement (collectively, the “Merger”).
WHEREAS, Stockholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement and to cause the Merger to be consummated.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent and the Stockholder agree as follows:
ARTICLE I
AGREEMENT TO VOTE
Section 1.1.  Agreement to Vote.
(a)    From and after the date of this Agreement until the date that is the earlier of the following to occur: (a) the consummation of the Merger and (b) the termination of the Merger Agreement in accordance with its terms (such earlier date, the “Expiration Date”), the Stockholder irrevocably and unconditionally agrees, subject to Section 1.4, that at any meeting (whether annual or special and each adjourned, rescheduled or postponed meeting) of the Parent’s stockholders, however called, or in connection with any written consent of the Parent’s stockholders, the

Stockholder will (i) appear at such meeting (in person or by proxy) or otherwise cause all of the Stockholder’s Existing Shares and any other shares of Common Stock or Preferred Stock over which it has acquired record or beneficial ownership after the date of this Agreement (including, without limitation, any shares of Common Stock or Preferred Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options, warrants, restricted stock units or other rights to acquire Common Stock, Preferred Stock or the conversion of any convertible securities, the vesting of equity awards or otherwise) (collectively, the “New Shares,” and together with the Existing Shares, the “Subject Shares”), which it owns as of the applicable record date, to be counted as present thereat for purposes of determining a quorum, and respond to each request by Parent for written consent, and (ii) unless the Parent shall have publicly announced and not rescinded a Change in Recommendation (as defined in the Merger Agreement, vote or cause to be voted (including by proxy or written consent, if applicable) all such Subject Shares (A) in favor of the issuance of shares of Common Stock by Parent pursuant to the Merger as partial consideration for the acquisition of the Company pursuant to the Merger, including for purposes of Rule 312.03 of the New York Stock Exchange, (B) in favor of the Equity Financing, if any, (C) in favor of any proposal to adjourn or postpone such meeting of the Parent’s stockholders to a later date as may be requested by the Parent, and (D) against any action, proposal, transaction or agreement that would reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated by the Merger Agreement or the issuance of shares of Common Stock by Parent as partial consideration for the acquisition of the Company pursuant to the Merger or the Equity Financing, if any, including against any action, agreement or transaction that would reasonably be expected to result in (x) a breach of or failure to perform any representation, warranty, covenant or agreement of the Parent under the Merger Agreement or (y) any of the conditions set forth in Article III of the Merger Agreement not being satisfied. The Stockholder shall retain at all times the right to vote the Stockholder’s Subject Shares in the Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Parent’s Stockholders generally.
(b)    The Stockholder hereby revokes (and agrees to cause to be revoked and to promptly communicate in writing notice of such revocation to the relevant proxy holder) any proxies that the Stockholder has granted before the date hereof with respect to the Subject Shares. For the avoidance of doubt, nothing in this Section 1.1(b) shall revoke, cancel or in any way diminish the proxy and power of attorney set forth in Section 1.1(c).
(c)    The Stockholder hereby irrevocably grants to, and appoints, Parent, all officers of Parent, and any person or persons designated in writing by Parent, and each of them individually, as the Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote all its Subject Shares, or grant a consent or approval in respect of such Shares, or execute and deliver a proxy to vote such Shares, on the matters and in the manner specified in Section 1.1(a) (but not on any other matters); provided, that Parent shall only use such proxy in the event that the Stockholder breaches the terms of this Section 1.1. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1(c) is given in connection with, and in consideration of, the execution of the Merger Agreement by Parent, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement and that no such further written instrument or proxy shall be necessary. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest sufficient
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in law to support an irrevocable power and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all actions that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable until such time as this Agreement shall have been terminated in accordance with its terms.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER
The Stockholder represents and warrants to Parent that:
Section 2.1.  Authorization; Binding Agreement. The Stockholder has the requisite legal capacity to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. The execution and delivery of this Agreement has been duly and validly executed and delivered by the Stockholder and, assuming due authorization, execution, and delivery hereof by the Parent, constitutes a legal, valid, and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity.
Section 2.2.  Non-Contravention. Neither the execution and delivery of this Agreement by the Stockholder nor the consummation of the transactions contemplated hereby nor compliance by the Stockholder with any provisions herein will (a) require any Permits of, action by, or filing with or notification to, any Governmental Body on the part of the Stockholder, except for such filings or notifications reasonably required in compliance with applicable securities Laws (including, without limitation, filings required under, and compliance with other applicable requirements of, the Exchange Act), (b) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in any breach or violation of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give rise to any right of termination, cancellation, amendment, or acceleration under any of the terms, conditions or provisions of, any contract, agreement or understanding to which the Stockholder is a party or by which the Stockholder or any of its assets may be bound, (c) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Lien on the Subject Shares, or (d) violate any Law or order applicable to the Stockholder or by which any of its assets are bound.
Section 2.3.  Ownership of Subject Shares; Total Shares. As of the date hereof, the Stockholder is, and at all times during the term of this Agreement will be, the owner of all of the Subject Shares and has good and marketable title to all such Subject Shares free and clear of any Liens, except for any such Liens that may be imposed pursuant to (a) the Investor Rights Agreement, dated as of March 25, 2021, by and among Genesis Park Acquisition Corp., Redwire, LLC, Genesis Park Holdings, Genesis Park II LP and Jefferies LLC (the “Investor Rights Agreement”), and (b) any applicable restrictions on transfer under the Securities Act or any state securities Law. Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon any such acquisition), the Subject Shares (as set forth
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on SCHEDULE A opposite such Stockholder’s name) are the only equity interests in the Parent beneficially owned by such Stockholder and its Affiliates as of the date hereof.
Section 2.4.  Voting Power. Subject to this Agreement, the Stockholder has full voting power (or the power to effect the full voting power), full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Subject Shares. Except for the Investor Rights Agreement, none of the Subject Shares are subject to any stockholders’ agreement, proxy, voting trust, or other agreement or arrangement with respect to the voting of such Subject Shares, except the proxy granted to Parent or its designee(s) under Section 1.1(b).
Section 2.5.  Reliance and Merger Agreement. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery, and performance of this Agreement and upon the representations and warranties and covenants of the Stockholder contained in this Agreement. The Stockholder has reviewed and understands the terms of this Agreement and the Merger Agreement, and has had the opportunity to consult with his counsel in connection with this Agreement.
Section 2.6.  Absence of Litigation. With respect to the Stockholder, there are no proceedings of any nature pending against, or, to the knowledge of the Stockholder, threatened in writing against the Stockholder or any of the Stockholder’s properties or assets (including any Subject Shares) before or by any Governmental Body that would reasonably be expected to have, individually or in the aggregate, an adverse effect (whether through prevention, delay, impairment or otherwise) on the Stockholder’s ability to timely perform its obligations under this Agreement.
Section 2.7.  Stockholder Has Adequate Information. The Stockholder acknowledges that the Stockholder is a sophisticated investor with respect to the Subject Shares and has adequate information concerning the business and financial condition of the Parent, the Company and the transactions contemplated by the Merger Agreement to make fully informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon the Parent or any Affiliate of the Parent, and based on such information as the Stockholder has deemed appropriate, made the Stockholder’s own analysis and decision to enter into this Agreement. The Stockholder has received and reviewed a copy of this Agreement and the Merger Agreement and the Stockholder acknowledges that the Stockholder has had the opportunity to seek independent legal advice prior to executing this Agreement and fully understands and accepts all of the provisions hereof and of the Merger Agreement.
Section 2.8.  No Inconsistent Agreements. The Stockholder has not entered into any agreement or knowingly taken any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect with respect to any of the Subject Shares or is otherwise inconsistent with, or would interfere with, or prohibit or prevent the Stockholder from satisfying, its obligations pursuant to this Agreement
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT
Parent represents and warrants to the Stockholder that:
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Section 3.1.  Organization and Qualification. Parent is duly organized and validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated.
Section 3.2.  Authority for this Agreement. Parent has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent has been duly and validly authorized by all necessary corporate action of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization, execution, and delivery hereof by the Stockholder, constitutes a legal, valid, and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity.
ARTICLE IV
ADDITIONAL COVENANTS OF THE STOCKHOLDER
The Stockholder hereby covenants and agrees that until the valid termination of this Agreement in accordance with Section 5.1:
Section 4.1.  No Transfer; No Inconsistent Arrangements. Except as provided hereunder, from and after the date hereof and until this Agreement is validly terminated in accordance with Section 5.1, the Stockholder shall not, directly or indirectly, (a) create or permit to exist any Liens on any of the Subject Shares, (b) grant or permit the grant of any proxy, power-of-attorney, or other authorization or consent in or with respect to any of the Subject Shares, (c) deposit or permit the deposit of any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement (including any grant of any proxy or power of attorney) with respect to any of the Subject Shares or (d) take any other action that in any way would be reasonably expected to restrict, limit, impede, delay or interfere with the performance of such Stockholder’s obligations hereunder. If any involuntary Transfer of any of the Subject Shares occurs (including, but not limited to, a sale by the Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, includes any and all transferees and subsequent transferees of the initial transferee) will take and hold such Subject Shares subject to all of the restrictions, liabilities, and rights under this Agreement, which will continue in full force and effect until valid termination of this Agreement in accordance with Section 5.1 and the Stockholder will undertake best efforts to cause such transferee to execute a joinder to this Agreement. The Stockholder agrees that it shall not, and shall cause each of its Affiliates not to, become a member of a group (as defined purposes of Section 13(d) under the Exchange Act) for the purpose of taking any actions inconsistent with the transactions contemplated by this Agreement. Notwithstanding the foregoing, Stockholder shall not be prohibited from effecting any sale of Subject Shares.
Section 4.2.  Documentation and Information. The Stockholder shall not make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of the Parent (such consent not to be unreasonably withheld or delayed), except as may be required by applicable Law, including, without limitation, applicable filings with the SEC (provided, that the Stockholder shall provide reasonable prior written notice of any such disclosure to the Parent and such notice shall include a
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copy of any such disclosure). The Stockholder consents to and hereby authorizes the Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Parent (as the case may be) reasonably determines to be necessary in connection with the Merger, and any transactions contemplated by the Merger Agreement, the Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement, and the nature of the Stockholder’s commitments and obligations under this Agreement and such other information pertaining to this Agreement or the Merger that the Parent (as the case may be) reasonably determines is required to be disclosed by Law, and the Stockholder acknowledges that the Parent may, in its sole discretion, file this Agreement or a form hereof with the SEC or any other applicable Governmental Body. The Stockholder agrees to promptly provide the Parent with any information that either of the foregoing may reasonably require for the preparation of any such disclosure documents, and such Stockholder agrees to promptly notify the Parent if it becomes aware of any required corrections with respect to any information regarding this Agreement supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.
Section 4.3.  Adjustments, etc.
(a)    In the event of any stock split, reverse stock split, stock distribution or dividend (including any dividend or other distribution of securities convertible into shares of Common Stock or Preferred Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Subject Shares, the terms of this Agreement will be equitably adjusted, including to apply to any resulting securities.
(b)    The Stockholder agrees, while this Agreement is in effect, to notify the Parent promptly in writing of the number of any additional shares of Common Stock or Preferred Stock, any additional options or rights to purchase shares of Common Stock, Preferred Stock or other voting capital stock of the Parent and any other securities convertible into or exercisable or exchangeable therefor acquired by the Stockholder or any of its Affiliates after the date hereof.
Section 4.4.  Waiver of Certain Rights and Actions. The Stockholder shall not, and shall cause its representatives and affiliates not to, bring, institute, commence, voluntarily aid or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, appeal or proceeding against the Parent or any of its Affiliates, successors, directors or officers relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger or the other transactions contemplated by the Merger Agreement.
ARTICLE V
MISCELLANEOUS
Section 5.1.  Termination. This Agreement shall automatically terminate without further action upon the earliest to occur of (A) the closing of the Merger, (B) the termination of the Merger Agreement in accordance with its terms and (C) the written agreement of the Stockholder and the Parent to terminate this Agreement; provided that any termination of this Agreement by Parent shall be approved by the Transaction Committee of the Board of Directors of Parent (the
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“Transaction Committee”). Upon the valid termination of this Agreement in accordance with this Section 5.1, no party will have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 5.1 shall relieve any party of any liability or damages to any other party resulting from fraud or intentional breach of this Agreement prior to termination hereof and (y) the provisions of Section 4.2, Section 4.4, and this ARTICLE V will survive any termination of this Agreement.
Section 5.2.  Notices. All notices and other communications given or made hereunder by one party to the other party shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. (New York time) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the party for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email; provided that any email transmission is promptly confirmed by a responsive electronic communication by the recipient thereof or receipt is otherwise clearly evidenced (excluding out-of-office replies or other automatically generated responses) or is followed up within one Business Day after such email by dispatch pursuant to one of the methods described in the foregoing clauses (a) and (b) of this Section 5.2). Such communications must be sent to the respective parties at the following street addresses or email addresses (or at such street address or email address previously made available or at such other street address or email address for a party as shall be specified for such purpose in a notice given in accordance with this Section 5.2):
if to the Parent, to:
Redwire Corporation
8226 Philips Highway
Suite 102
Jacksonville, FL 32256
Attention: Aaron Futch
Email: aaron.futch@redwirespace.com
with a copy to (which shall not constitute notice), to:
Holland & Knight LLP
701 Brickell Avenue
Miami, FL 33131
Attention: David Barkus and Ira Rosner
Email: david.barkus@hklaw.com
ira.rosner@hklaw.com
if to the Stockholder, to:
Genesis Park II LP
520 Post Oak Boulevard, Suite 850
Attention: Paul Hobby
Email: phobby@genesis-park.com
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Section 5.3.  Expenses. Whether or not the transactions contemplated by this Agreement and the Merger Agreement are consummated, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement including all costs, fees and expenses of its representatives, shall be paid by the party incurring such cost, fee or expense, except as otherwise provided herein and therein.
Section 5.4.   Amendment or Other Modification. Waiver.
(a)    Subject to the provisions of applicable Law, this Agreement may be amended or otherwise modified only by a written instrument duly executed and delivered by the parties; provided that any amendment, modification or waiver of this Agreement by Parent shall be approved by the Transaction Committee.
(b)    The conditions to each of the respective parties’ obligations to consummate the transactions contemplated by this Agreement are for the sole benefit of such party and may be waived by such party. Any party may, to the extent permitted by applicable Law, waive any provision of this Agreement in whole or in part (including by extending the time for the performance of any of the obligations or other acts of the other parties); provided, however, that any such waiver shall only be effective if made in a written instrument duly executed and delivered by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
Section 5.5.  Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.
(a)    This Agreement and all Proceedings against any other party in connection with, arising out of or otherwise relating to this Agreement, shall be interpreted, construed, governed by, and enforced in accordance with, the Laws of the state of Delaware, including, its statutes of limitations, without regard to the conflicts of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction.
(b)    Each of the parties agrees that except or actions seeking specific performance or injunctive relief, all disputes, controversies or claims arising out of or relating to this Agreement (whether in contract, tort, equity or otherwise), including the arbitrability of any dispute or controversy that cannot be settled by mutual agreement will be finally settled by binding arbitration in accordance with Section 13.12 of the Merger Agreement, mutatis mutandis. In all cases not subject to such arbitration, each party shall bring any proceeding against any other party in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement exclusively in the Court of Chancery of the State of Delaware; provided, however, that if such court does not have jurisdiction over any such action or proceeding, such action or proceeding will be heard and determined exclusively in any Delaware state or federal court sitting
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in the City of Wilmington, Delaware and solely in connection with such proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the such courts, (B) irrevocably waives any objection to the laying of venue in any such proceeding in such courts, (C) irrevocably waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, (D) agrees that mailing of process or other papers in connection with any such proceeding in the manner provided in Section 5.2 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 5.5(b) or that any order issued by such courts may not be enforced in or by such courts.
(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY PROCEEDING AGAINST ANY OTHER PARTY WHICH MAY BE CONNECTED WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT IS EXPECTED TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUCH PROCEEDING. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES THAT (I) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE INSTRUMENTS OR OTHER DOCUMENTS DELIVERED PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS SET FORTH IN THIS Section 5.5(c).
Section 5.6.   Specific Performance.
(a)    Each of the parties acknowledges and agrees that the rights of each party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies a party may have in equity or at law, each party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, consistent with the provisions of Section 5.5(b), without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law.
Section 5.7.  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and permitted assigns. No party may assign this Agreement, any right to damages for breach of this Agreement or any of its rights or interests or delegate any of its obligations under this Agreement, in whole or
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in part, by operation of Law, by transfer or otherwise, without the prior written consent of the other parties not seeking to assign this Agreement, any right to damages for breach of this Agreement or any of its rights or interests or delegate any of its obligations and any attempted or purported assignment or delegation in violation of this Section 5.7 shall be null and void.
Section 5.8.  Entire Agreement.
(a)    This Agreement (together with SCHEDULE A and the other documents, certificates, and instruments referred to herein) constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all other prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters.
(b)    In the event of any inconsistency between the statements in the body of this Agreement, on the one hand, and any other documents, certificates, and instruments referred to herein, on the other hand, the statements in the body of this Agreement shall control.
(c)    Each party acknowledges and agrees that, except for the express representations and warranties set forth in this Agreement (i) no party has made or is making any other representations, warranties, statements, information or inducements, (ii) no party has relied on or is relying on any other representations, warranties, statements, information or inducements and (iii) each party hereby disclaims reliance on any other representations, warranties, statements, information or inducements, oral or written, express or implied, or as to the accuracy or completeness of any statements or other information, made by, or made available by, itself or any of its representatives, in each case with respect to, or in connection with, the negotiation, execution or delivery of this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement and notwithstanding the distribution, disclosure or other delivery to the other or the other’s representatives of any documentation or other information with respect to any one or more of the foregoing, and waives any claims or causes of action relating thereto.
Section 5.9.  Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the parties, each acting reasonably and in good faith shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
Section 5.10.  Counterparts; Effectiveness. This Agreement (a) may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and (b) shall become effective when each party shall have received one or more counterparts hereof signed by each of the other parties.
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An executed copy of this Agreement delivered by email or other means of electronic transmission (including DocuSign) shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.
Section 5.11.  Third-Party Beneficiaries. The parties hereby agree that their respective representations, warranties, covenants and agreements set forth in this Agreement are solely for the benefit of the other, subject to the terms and conditions of this Agreement, and this Agreement is not intended to, and does not, confer upon any other Person any rights or remedies, express or implied, hereunder.
Section 5.12.  Further Assurances. The Stockholder shall execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws, to perform its obligations under this Agreement.
Section 5.13.  Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as the owner of Subject Shares. Notwithstanding anything to the contrary in this Agreement, nothing herein will in any way prevent, limit or otherwise restrict a director or officer of the Parent in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Parent, or in the exercise of his or her fiduciary duties as a director or officer of the Parent, or prevent or be construed to create any obligation on the part of any director or officer of the Parent from taking any action in his or her capacity as such director or officer, and no action taken in any such capacity as an officer or director of the Parent shall be deemed to constitute a breach of this Agreement.
Section 5.14.  No Agreement Until Executed. This Agreement will not be effective unless and until the Merger Agreement is executed by all parties thereto.
[Signature Pages Follow]

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IN WITNESS WHEREOF, each of Parent and the Stockholder has caused this Agreement to be executed as of the date first written above.

Redwire Corporation

By:	/s/ Peter Cannito
Name: Peter Cannito
Title: Chief Executive Officer and President

Genesis Park II LP

By:	/s/ Paul Hobby
Name: Paul Hobby
Title: Managing Partner
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SCHEDULE A

Name of Direct Owner

Common Shares	4,307,489	Genesis Park II LP

Warrants	5,131,799	Genesis Park II LP

Preferred Shares	0
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Annex C
Form of Amended & Restated Investor Rights Agreement
Exhibit I
AGREED FORM
AMENDED & RESTATED
INVESTOR RIGHTS AGREEMENT
THIS AMENDED & RESTATED INVESTOR RIGHTS AGREEMENT (as it may be amended, supplemented or restated from time to time in accordance with its terms, the “Investor Rights Agreement”), dated as of [   ], 2025 (the “Effective Date”), is made by and among (i) Redwire Corporation, a Delaware corporation (f/k/a Genesis Park Acquisition Corp.) (“PubCo”); (ii) AE Red Holdings, LLC, a Delaware limited liability company (f/k/a Redwire, LLC) (“AE Red”, and collectively with the other entities named on the signature pages as Partners, together with their Permitted Transferees (as defined herein) that have executed a joinder to this Investor Rights Agreement, the “Partners” and each a “Partner”), (iii) Genesis Park Holdings, a Cayman Islands limited liability company (together with any of its Permitted Transferees that are party to this Investor Rights Agreement or have executed a joinder to this Investor Rights Agreement, the “Sponsor”), (iv) Edge Autonomy Ultimate Holdings, LP, a Delaware limited partnership (collectively with any its Permitted Transferees that have executed a joinder to this Investor Rights Agreement, the “Rollover Seller”), and (vi) each other Person who executes a joinder as an “Other Holder” (collectively, the “Other Holders”). Each of PubCo, the Partners, the Sponsor, the Rollover Seller and the Other Holders may be referred to herein as a “Party” and collectively as the “Parties”.
RECITALS
WHEREAS, the Partners and the Sponsor previously entered into the original Investor Rights Agreement on March 25, 2021 (the “Original IRA”);
WHEREAS, PubCo entered into that certain Agreement and Plan of Merger, dated as of March 25, 2021 (as it may be amended, supplemented or restated from time to time in accordance with the terms of such agreement, the “Original Merger Agreement”), by and among PubCo, AE Red, Cosmos Intermediate, LLC (“Cosmos”), a Delaware limited liablity company and wholly owned subsidiary of AE Red, and Shepard Merger Sub Corporation, a Delaware corporation, in connection with the business combination (the “Original Business Combination”) set forth in the Original Merger Agreement;
WHEREAS, the closing of the Original Business Combination occurred on September 2, 2021 (the “Original Closing Date”);
WHEREAS, PubCo has entered into that certain Agreement and Plan of Merger, dated as of January 20, 2025 (as it may be amended, supplemented or restated from time to time in accordance with the terms of such agreement, the “New Merger Agreement”), by and among PubCo, the Rollover Seller, Edge Autonomy Intermediate Holdings, LLC, a Delaware limited liability company (“Edge Autonomy Intermediate”), Echelon Merger Sub, Inc., a Delaware

corporation and a direct wholly-owned subsidiary of PubCo (“Merger Sub”), and Echelon Purchaser, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of PubCo (“Purchaser”), in connection with the business combination (the “New Business Combination”) set forth in the New Merger Agreement;
WHEREAS, pursuant to the New Merger Agreement and as a result of the mergers contemplated thereby, Edge Autonomy Intermediate will become a wholly-owned subsidiary of PubCo;
WHEREAS, pursuant to the New Merger Agreement and on the Effective Date, the Rollover Seller will receive [   ] shares of Common Stock (the “Rollover Consideration Shares”) in exchange for equity interests in Edge Autonomy Intermediate; and
WHEREAS, on the Effective Date, the Parties desire to set forth their agreement with respect to governance, registration rights and certain other matters, in each case in accordance with the terms and conditions of this Investor Rights Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Investor Rights Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1 Definitions. As used in this Investor Rights Agreement, the following terms shall have the following meanings:
“Action” has the meaning set forth in Section 5.13(a).
“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith determination of the Board, after consultation with counsel to PubCo, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) PubCo determines that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by PubCo or any of its subsidiaries to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization, financing or other transaction involving PubCo and either (x) PubCo has a bona fide business purpose for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on PubCo or PubCo’s ability to consummate such transaction, or (z) such transaction renders PubCo unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause the registration statement (or such filings) to become effective or to promptly amend or supplement the registration statement on a post effective basis, as applicable.
“AE Red” has the meaning set forth in the Preamble.
“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise; provided, that no Party or affiliate thereof shall be deemed an Affiliate of PubCo or any of its subsidiaries for purposes of this Investor Rights Agreement.
“Automatic Shelf Registration Statement” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.
“B. Riley RRA” means that certain Registration Rights Agreement, dated as of April 14, 2022, by and between B. Riley Principal Capital, LLC, a Delaware limited liability company, and PubCo.
“Bain RRA” means that certain Registration Rights Agreement, dated as of October 28, 2022, by and between BCC Redwire Aggregator, L.P., a Delaware limited partnership, and PubCo.
“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.
“Board” means the board of directors of PubCo.
“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.
“Bylaws” means the bylaws of PubCo, as in effect on the Closing Date, as the same may be amended from time to time.
“Certificate of Incorporation” means the certificate of incorporation of PubCo, as in effect on the Closing Date, as the same may be amended from time to time.
“Charitable Distribution” means the distribution or similar Transfer of shares of Common Stock by a Holder that is a PE Fund to its partners, members, stockholders or other equityholders solely to effect charitable donations in connection with a Transfer of shares of Common Stock by such PE Fund that is otherwise permitted under this Investor Rights Agreement (other than, for the avoidance of doubt, a Transfer solely permitted pursuant to clause (iii) of Section 4.2); provided, that the aggregate amount of shares of Common Stock subject to the Charitable Distribution, together with such shares of Common Stock otherwise Transferred by such PE Fund in connection therewith, shall not exceed the aggregate amount of shares of Common Stock that such PE Fund would have been permitted to so Transfer.
“Closing” has the meaning given to such term in the New Merger Agreement.
“Closing Date” has the meaning given to such term in the New Merger Agreement.

“Common Stock” means shares of the Class A common stock, par value $0.0001 per share, of PubCo, including (i) any shares of such Class A common stock issuable upon the exercise of any warrant or other right to acquire shares of such Class A common stock and (ii) any Equity Securities of PubCo that may be issued or distributed or be issuable with respect to such Class A common stock by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction.
“Confidential Information” has the meaning set forth in Section 2.2.
“Cosmos” has the meaning set forth in the Recitals.
“Demand Delay” has the meaning set forth in Section 3.2(a)(ii).
“Demand Initiating Holders” has the meaning set forth in Section 3.2(a).
“Demand Period” has the meaning set forth in Section 3.2(c).
“Demand Registration” has the meaning set forth in Section 3.2(a).
“Distribution” means a distribution (other than a Charitable Distribution), however structured (including through dissolution), by any Holder of Equity Securities of PubCo to such Holder’s limited partners, members or equityholders (as applicable).
“Effective Date” has the meaning set forth in the Preamble.
“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, as the same shall be in effect from time to time.
“Family Member” means with respect to (a) any individual, a spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such individual or any trust created for the benefit of such individual or of which any of the foregoing is a beneficiary or (b) any trust, (i) any current or former employee of PubCo and its subsidiaries or prior to the (x) Original Closing Date, Cosmos and its subsidiaries, and (y) Closing Date, Edge Autonomy Intermediate and its subsidiaries, who is a trustee or beneficiary of such trust, and any spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such current or former employee or any other trust created for the benefit of such current or former employee or of which any of the foregoing is a beneficiary and (ii) to the extent such trust is a Partner or Rollover Seller (as applicable), any current or former employee of PubCo and its subsidiaries or prior to the (x) Original Closing Date, Cosmos and its subsidiaries or (y) Closing Date, Edge Autonomy Intermediate and its subsidiaries whose spouse, lineal descendant (whether natural or adopted) or lineal descendant’s spouse is a trustee or beneficiary of such trust, and any spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such current or former employee or any other trust created for the benefit of such current or former employee or of which any of the foregoing is a beneficiary.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“First Merger” has the meaning set forth in the Recitals.
“Governmental Entity” means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.
“Holder” means any holder of Registrable Securities who is a Party to, or who succeeds to rights under, this Investor Rights Agreement pursuant to Section 5.1; provided, that, a Party who does not hold Registrable Securities as of the Closing Date and who acquires Registrable Securities after the Closing Date will not be a Holder until such Party gives PubCo a representation in writing of the number of Registrable Securities it holds.
“Holder Indemnitees” has the meaning set forth in Section 5.13(a).
“In-Kind Distribution” means any Charitable Distribution or Distribution.
“Indemnification Sources” has the meaning set forth in Section 5.13(c).
“Indemnified Liabilities” has the meaning set forth in Section 5.13(a).
“Indemnified Party” has the meaning set forth in Section 3.6(c).
“Indemnitee-Related Entities” has the meaning set forth in Section 5.13(c).
“Institutional Partners” means the Rollover Seller and any Partner that is not a current or former employee of Cosmos, Pubco, Edge Autonomy Intermediate or any of their respective subsidiaries or an Affiliate or Family Member of such employee.
“Investor Rights Agreement” has the meaning set forth in the Preamble.
“Laws” means all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations, and rulings of a Governmental Entity, including common law. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.
“Lock-Up Period” means the period commencing on the Closing Date and ending on the date that is 180 days following the Closing Date.

“Lock-Up Shares” has the meaning set forth in Section 4.1.
“Market Stand-Off Period” has the meaning set forth in Section 3.9.
“Marketed” means an Underwritten Shelf Take-Down or other Underwritten Offering, as applicable, that involves the use or involvement of a customary “road show” (including an “electronic road show”) or other substantial marketing effort by Underwriters over a period of at least 48 hours.
“Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 3.1(d)(iii).
“Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such Party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that PubCo’s directors may have in such capacity) necessary to cause such result, including (a) calling special meetings of stockholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to shares of Common Stock, (c) causing the adoption of stockholders’ resolutions and amendments to the Organizational Documents, (d) executing agreements and instruments, (e) making, or causing to be made, with Governmental Entities, all filings, registrations or similar actions that are required to achieve such result and (f) nominating or appointing certain Persons (including to fill vacancies) and providing the highest level of support for election of such Persons to the Board in connection with the annual or special meeting of stockholders of PubCo.
“New Business Combination” has the meaning set forth in the Recitals.
“New Merger Agreement” has the meaning set forth in the Recitals.
“NYSE Rules” means the listing rules of the New York Stock Exchange.
“Non-Marketed” means an Underwritten Shelf Take-Down that is not a Marketed Underwritten Shelf Take-Down.
“Non-Marketed Underwritten Shelf Take-Down Selling Holders” has the meaning set forth in Section 3.1(d)(iv)(B).
“Non-Underwritten Shelf Take-Down” has the meaning set forth in Section 3.1(d)(iv)(A).
“Organizational Documents” means the Certificate of Incorporation and the Bylaws.
“Original Business Combination” has the meaning set forth in the Recitals.
“Original Closing Date” has the meaning set forth in the Recitals.
“Original IRA” has the meaning set forth in the Recitals.
“Original Merger Agreement” has the meaning set forth in the Recitals.
“Other Holders” has the meaning set forth in the Preamble.

“Partner” has the meaning set forth in the Preamble.
“Partner Director” has the meaning set forth in Section 2.1(a).
“Party” has the meaning set forth in the Preamble.
“PE Fund” means (a) a private equity investment fund that makes investments in multiple portfolio companies, or PubCo or any of its subsidiaries, together with any alternative investment vehicles related to that private equity investment fund and (b) any investment vehicle directly or indirectly wholly owned by any fund described in the foregoing clause (a).
“Permitted Transferee” means (i) with respect to AE Red, any direct holder of Equity Securities of AE Red (the “AE Red Holders”), (ii) with respect to the Sponsor, any direct holder of Equity Securities of the Sponsor (together with the Sponsor, the “Sponsor Holders”), and (iii) with respect to any other Person (including the AE Red Holders but excluding the Rollover Seller), (a) any Family Member of such Person, (b) any Affiliate of such Person, and (c) any Affiliate of any Family Member of such Person (excluding any Affiliate under this clause (c) who operates or engages in a business which competes with the business of PubCo and its subsidiaries).
“Person” means any natural person, sole proprietorship, partnership, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.
“Prospectus” means the prospectus included in any Registration Statement, all amendments (including post-effective amendments) and supplements to such prospectus, and all material incorporated by reference in such prospectus.
“PubCo” has the meaning set forth in the Preamble.
“Registrable Securities” means (a) any shares of Common Stock, (b) any Warrants or any shares of Common Stock issued or issuable upon the exercise thereof and (c) any Equity Securities of PubCo or any subsidiary of PubCo that may be issued or distributed or be issuable with respect to the securities referred to in clauses (a) or (b) by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case currently held directly or indirectly or subsequently acquired by a Partner, the Sponsor, the Rollover Seller or the Other Holders, or in each case, any of their respective Permitted Transferees; provided that, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by PubCo and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities have been sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the SEC); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction. Notwithstanding the foregoing, any Registrable Securities held by any Person that may be sold under Rule 144(b)(1)(i) without limitation under any of the other requirements of Rule 144 will be deemed not to be Registrable Securities.
“Registration” means a registration, including any related Shelf Take-Down, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and such registration statement becoming effective.
“Registration Expenses” means the expenses of a Registration or other Transfer pursuant to the terms of this Investor Rights Agreement, including (a) all SEC or stock exchange registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA (or any successor provision), and of its counsel), (b) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses, (d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and all rating agency fees, (e) the fees and disbursements of counsel for PubCo and of its independent public accountants, including the expenses of any special audits and/or comfort letters required by or incident to such performance and compliance, (f) any fees and disbursements of Underwriters customarily paid by the issuers or sellers of securities, including liability insurance if PubCo so desires or if the Underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, (g) the reasonable and documented fees and out-of-pocket expenses of one counsel for all of the Holders participating in such Registration or other Transfer, selected by such Holders that own a majority of the Registrable Securities participating in such Registration or other Transfer, (h) the costs and expenses of PubCo relating to analyst and investor presentations or any “road show” undertaken in connection with the Registration and/or marketing of the Registrable Securities (including the expenses of the Holders) and (i) any other fees and disbursements customarily paid by the issuers of securities.
“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Investor Rights Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.
“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person acting on behalf of such Person.
“Rollover Seller” has the meaning set forth in the Preamble.
“SEC” means the United States Securities and Exchange Commission.
“Second Merger” has the meaning set forth in the Recitals.
“Section 721” means Section 721 of the Defense Production Act of 1950, as amended, and all regulations issued and effective thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, as the same shall be in effect from time to time.
“Shared Representative” has the meaning set forth in Section 2.2.
“Shelf Holder” means any Holder that owns Registrable Securities that have been registered on a Shelf Registration Statement.
“Shelf Registration” means a registration of securities pursuant to a Registration Statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act.
“Shelf Registration Statement” means a Registration Statement of PubCo filed with the SEC on either (a) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (b) if PubCo is not permitted to file a Registration Statement on Form S-3, a Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act covering the Registrable Securities, as applicable.
“Shelf Suspension” has the meaning set forth in Section 3.1(c).
“Shelf Take-Down” means any offering or sale of Registrable Securities initiated by a Shelf Take-Down Initiating Holder pursuant to a Shelf Registration Statement.
“Shelf Take-Down Initiating Holders” means the Partners, Sponsor, Rollover Seller and, solely with respect to Non-Underwritten Shelf Take-Downs, the other Shelf Holders.
“Sponsor” has the meaning set forth in the Preamble.
“Subscription Agreements” has the meaning given to such term in the Original Merger Agreement.
“Subsequent Shelf Registration” has the meaning set forth in Section 3.1(b).
“Surviving Company” has the meaning set forth in the Recitals.
“Take-Down Participation Notice” has the meaning set forth in Section 3.1(d)(iv)(C).
“Take-Down Tagging Holder” has the meaning set forth in Section 3.1(d)(iv)(B).
“Transfer” means, when used as a noun, any voluntary or involuntary, direct or indirect, transfer, sale, pledge or hypothecation, distribution or other disposition by the Transferor (whether by operation of law or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, directly or indirectly, transfers, sells, pledges or hypothecates, distributes or otherwise disposes of (whether by operation of law or otherwise), including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership, any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; provided, that none of the following will be considered a Transfer: (A) a pledge of Equity Securities of PubCo as collateral for a PE Fund’s bona fide revolving credit facility that is also secured by other private equity investments of such PE Fund and where such collateral is not the sole recourse of the lenders under such facility and (B) a transfer of partnership interests in any PE Fund or in any Person that holds a direct or indirect interest in such PE Fund. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings. For avoidance of doubt, any In-Kind Distribution shall each be deemed a Transfer.
“Underwriter” means any investment banker(s) and manager(s) appointed to administer the offering of any Registrable Securities as principal in an Underwritten Offering.
“Underwritten Offering” means a Registration in which securities of PubCo are sold to an Underwriter for distribution to the public.
“Underwritten Shelf Take-Down” has the meaning set forth in Section 3.1(d)(ii)(A).
“Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 3.1(d)(ii)(A).
“Warrants” means the following outstanding warrants of PubCo, each exercisable for one share of Common Stock: (a) warrants to purchase                shares of Common Stock issued to the Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement, dated as of November 23, 2020, by and between the Sponsor and PubCo, for a purchase price of $1.00 per warrant; (b) warrants to purchase                shares of Common Stock issued to AE Red pursuant to the consummation of the Original Merger Agreement and that are designated Private Placement Warrants (as defined in that certain Warrant Agreement, dated as of November 23, 2020, by and between PubCo and Continental Stock Transfer & Trust Company, a New York corporation); and (c) any other warrants to purchase shares of Common Stock.
“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.
Section 1.2    Interpretive Provisions. For all purposes of this Investor Rights Agreement, except as otherwise provided in this Investor Rights Agreement or unless the context otherwise requires:
(a)the meanings of defined terms are applicable to the singular as well as the plural forms of such terms;
(b)the words “hereof”, “herein”, “hereunder” and words of similar import, when used in this Investor Rights Agreement, refer to this Investor Rights Agreement as a whole and not to any particular provision of this Investor Rights Agreement;
(c)references in this Investor Rights Agreement to any Law shall be deemed also to refer to such Law, and all rules and regulations promulgated thereunder;
(d)whenever the words “include”, “includes” or “including” are used in this Investor Rights Agreement, they shall mean “without limitation;”

(e)the captions and headings of this Investor Rights Agreement are for convenience of reference only and shall not affect the interpretation of this Investor Rights Agreement; and
(f)pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms.
ARTICLE II
GOVERNANCE
Section 2.1    Board of Directors.
(a)Composition of the Board. At and following the Closing, each of the Partners, Sponsor and Rollover Seller, severally and not jointly, agrees with PubCo to take all Necessary Action, for so long as any Party still has director nomination rights hereunder, to cause the full Board to be composed of at least nine (9) directors inclusive of the directors nominated by each of the Partners and Rollover Seller pursuant to their respective director nomination rights in accordance with this Article II. The Partners shall have the right to nominate such number of directors (each, a “Partner Director”) as determined pursuant to Section 2.1(b). The Rollover Seller shall have the right to designate such number of directors (each, a “Rollover Director”) as determined pursuant to Section 2.1(c); provided, that for so long as the Partners and Rollover Seller may nominate five (5) directors in the aggregate, then at least three (3) such directors shall meet the independence requirements under the NYSE Rules (with at least one (1) of such directors also meeting the independence requirements under Rule 10A-3 promulgated under the Exchange Act with respect to service on the audit committee of the Board). At any time that the Company is no longer considered a “controlled company” under the NYSE Rules, if the Partners and Rollover Seller are entitled to an aggregate of five (5) nominees, then all but one (1) of such nominees must be independent, and if the Partners and Rollover Seller are entitled to an aggregate of fewer than five (5) nominees, a majority of such nominees must be independent. At and following the Closing, but subject to Sections 2.1(b) and 2.1(c), each of the Partners and Rollover Seller, severally and not jointly, agrees with PubCo to take all Necessary Action to the extent permitted by Delaware General Corporation Law and the Organizational Documents, to apportion the directors into three (3) classes, with each class serving for staggered three (3)-year terms as follows, the terms of such directors to expire in accordance with the applicable provisions of the Delaware General Corporation Law and PubCo’s bylaws:
(i)the Class I directors shall include: two (2) Partner Directors;
(ii)the Class II directors shall include: one (1) Partner Director and one (1) Rollover Director; and
(iii)the Class III directors shall include: one (1) Partner Director.
(b)Partner Representation. PubCo shall take all Necessary Action to include in the slate of nominees recommended by PubCo for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected a number of individuals designated by the Partners that, if elected, will result in the Partners having a number of directors serving on the Board as shown below (it being understood that the number of directors shall be determined as of the record date for such annual or special meetings):

Common Stock Beneficially Owned by the Partners (excluding Common Stock Beneficially Owned by the Rollover Seller) as a Percentage of the Common Stock Beneficially Owned by the Partners (excluding Common Stock Beneficially Owned by the Rollover Seller) on the Closing Date	Number of Partner Directors
50% or greater	4
37.5% or greater, but less than 50%	3
25% or greater, but less than 37.5%	2
10% or greater, but less than 25%	1
For so long as the Board is divided into three classes, to the extent permitted by Delaware General Corporation Law and the Organizational Documents, PubCo agrees to take all Necessary Action to apportion the Partner Directors among such classes so as to maintain the proportion of the Partner Directors in each class as nearly as possible to the relative apportionment of the Partner Directors among the classes as contemplated in Section 2.1(a).
(c)Rollover Seller Representation. PubCo shall take all Necessary Action to include in the slate of nominees recommended by PubCo for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected a number of individuals designated by the Rollover Seller that, if elected, will result in the Rollover Seller having a number of directors serving on the Board as shown below:

Common Stock Beneficially Owned by the Rollover Seller (excluding Common Stock Beneficially Owned by the Partners) as a Percentage of the Common Stock Beneficially Owned by the Rollover Seller (excluding Common Stock Beneficially Owned by the Partners) on the Closing Date
Number of Rollover Directors
25% or greater	1
(d)Removal; Vacancies. The Partners or Rollover Seller, as applicable, shall have the exclusive right to (i) require PubCo to take all Necessary Action to submit to the Company’s stockholders the approval of the removal of any such nominee at the request of the applicable Party and (ii) designate directors for election or appointment, as applicable, to the Board to fill vacancies created by reason of death, removal or resignation of its nominees to the Board, and PubCo shall take all Necessary Action to nominate or cause the Board to appoint, as applicable, replacement directors designated by the applicable Party to fill any such vacancies created pursuant to clause (i) or (ii) above as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee). Notwithstanding anything to the contrary in this Section 2.1(d), no Party shall have the right to designate a replacement director, and PubCo shall not be required to take any action to cause any vacancy to be filled by any such designee, to the extent that election or appointment of such designee to the Board would result in a number of directors nominated or designated by such Party in excess of the number of directors that such Party is then entitled to nominate for membership on the Board pursuant to this Investor Rights Agreement. Each of the Partners and Rollover Seller agrees with PubCo not to take action to remove any director nominee of another Party from office unless such removal is for cause.
(e)Committees. In accordance with PubCo’s Organizational Documents, (i) the Board shall establish and maintain committees of the Board for (x) Audit, (y) Compensation and (z) Nominating and Corporate Governance, and (ii) the Board may from time to time by resolution establish and maintain other committees of the Board. Subject to applicable Laws and stock exchange regulations, and subject to requisite independence requirements applicable to such committee, for so long as (1) the Partners Beneficially Own (excluding Common Stock Beneficially Owned by the Rollover Seller) Common Stock representing at least 10% of the Common Stock Beneficially Owned by the Partners (excluding Common Stock Beneficially Owned by the Rollover Seller) on the Closing Date, PubCo shall take, and each of the Partners and Rollover Seller, severally and not jointly, agrees with PubCo to take, all Necessary Action to have at least one Partner Director appointed to serve on each committee of the Board and (2) the Rollover Seller (excluding Common Stock Beneficially Owned by the Partners) Beneficially Owns Common Stock representing at least 25% of the Common Stock Beneficially Owned by the Rollover Seller (excluding Common Stock Beneficially Owned by the Partners) on the Closing Date, PubCo shall take, and each of the Partners and Rollover Seller, severally and not jointly, agrees with PubCo to take, all Necessary Action to have one Rollover Director appointed to serve on each committee of the Board.
(f)Reimbursement of Expenses. PubCo shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including travel, lodging and meal expenses in accordance with PubCo’s documentation policies for expense reimbursements.
(g)Indemnification. PubCo shall provide each Partner Director and Rollover Director with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other directors of PubCo, and PubCo shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Partner Director or Rollover Director nominated pursuant to this Investor Rights Agreement as and to the extent consistent with applicable Law, the Certificate of Incorporation, the Bylaws and any indemnification agreements with directors (whether such right is contained in the Organizational Documents or another document) (except to the extent such amendment or alteration permits PubCo to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).
(h)Review of Nominees. Any nominee as a Partner Director or Rollover Director (or alternate thereof) shall be subject to PubCo’s customary due diligence process, including its review of a completed questionnaire and a background check. Based on the foregoing, PubCo may reasonably object to any such nominee within 15 days after receiving such completed questionnaire and background check authorization, (i) provided it does so in good faith and (ii) solely to the extent such objection is based upon any of the following: (1) such nominee was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (2) such nominee was the subject of any order, judgment or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining such proposed director from, or otherwise limiting, the following activities: (A) engaging in any type of business practice, or (B) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of federal or state securities Laws; (3) such nominee was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in clause (2)(B), or to be associated with persons engaged in such activity; (4) such nominee was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated; (5) such nominee was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to a violation of any federal or state securities laws or regulations, (6) such nominee, if elected to the Board, would cause the Partners or Rollover Seller, as applicable, to be in noncompliance with the independence requirements specified in Section 2.1(a), or (7) such nominee, if elected to the Board, would cause PubCo to be a “bad actor” under Rule 506(d) under the Securities Act or any equivalent state securities or blue sky law or regulation. In the event the Board reasonably finds any such nominee to be unsuitable based upon one or more of the foregoing clauses (1) through (7) and reasonably objects to such nominated director, the applicable Holder shall be entitled to propose a different nominee to the Board within thirty (30) days after PubCo’s notice to such Holder of its objection to such nominee and such replacement nominee shall be subject to the review process outlined in this Section 2.1(h).
(i)For so long as the Partners beneficially own greater than 50% of the Common Stock (excluding Common Stock Beneficially Owned by the Rollover Seller) beneficially owned by the Partners on the Closing Date, the Partners shall be entitled to designate one of their Partner Directors as the Chairman of the Board. In the event the Partners do not beneficially own greater than 50% of the Common Stock (excluding Common Stock Beneficially Owned by the Rollover Seller) beneficially owned by the Partners on the Closing Date, the Rollover Seller shall then be entitled to designate one of its Rollover Directors as the Chairman of the Board for so long as the Rollover Seller (excluding Common Stock Beneficially Owned by the Partners) beneficially owns greater than 50% of the Common Stock beneficially owned by the Rollover Seller (excluding Common Stock Beneficially Owned by the Partners) on the Closing Date.

Section 2.2    Sharing of Information. To the extent permitted by antitrust, competition or any other applicable Law, each of PubCo, the Partners and the Rollover Seller agrees and acknowledges that the directors designated by the Partners and Rollover Seller may share confidential, non-public information about PubCo and its subsidiaries (“Confidential Information”) with the Partners and Rollover Seller, as applicable. Each of the Partners and Rollover Seller recognizes that it, or its Affiliates and Representatives, has acquired or will acquire Confidential Information the use or disclosure of which could cause PubCo substantial loss and damages that could not be readily calculated and for which no remedy at Law would be adequate. Accordingly, each of the Partners and Rollover Seller covenants and agrees with PubCo that it will not (and will cause its respective controlled Affiliates and Representatives not to) at any time, except with the prior written consent of PubCo, directly or indirectly, disclose any Confidential Information known to it to any third party, unless (a) such information becomes known to the public through no fault of such Party, (b) disclosure is required by applicable Law (including any filing following the Closing Date with the SEC pursuant to applicable securities laws) or court of competent jurisdiction or requested by a Governmental Entity; provided, that (other than in the case of any required filing following the Closing Date with the SEC or in connection with any routine audit or examination as described below) such Party promptly notifies PubCo of such requirement or request and takes commercially reasonable steps, at the sole cost and expense of PubCo, to minimize the extent of any such required disclosure, (c) such information was available or becomes available to such Party before, on or after the Effective Date, without restriction, from a source (other than PubCo) without any breach of duty to PubCo or (d) such information was independently developed by such Party or its Representatives without the use of the Confidential Information. Notwithstanding the foregoing, nothing in this Investor Rights Agreement shall prohibit any of the Partners or Rollover Seller from disclosing Confidential Information (x) to any Affiliate, Representative, limited partner, member or shareholder of such Party, provided, that such Person shall be bound by an obligation of confidentiality with respect to such Confidential Information and such Party shall be responsible for any breach of this Section 2.2 by any such Person or (y) if such disclosure is made to a governmental or regulatory authority with jurisdiction over such Party in connection with a routine audit or examination that is not specifically directed at PubCo or the Confidential Information, provided, that such Party shall request that confidential treatment be accorded to any information so disclosed. No Confidential Information shall be deemed to be provided to any Person, including any Affiliate of the Partners or Rollover Seller, unless such Confidential Information is actually provided to such Person. Furthermore, receipt of Confidential Information shall not be imputed to any Affiliate of the Partners or Rollover Seller solely by virtue of the fact that the party serves in a similar capacity for such Affiliate (a “Shared Representative”) and has received Confidential Information unless a Shared Representative (x) conveys, shares or communicates, in any manner, Confidential Information to such Affiliate or (y) participates, directly or indirectly, on behalf of such Affiliate in activities prohibited by this Agreement.

ARTICLE III
REGISTRATION RIGHTS
Section 3.1    Shelf Registration.
(a)Filing. PubCo shall file, as soon as is reasonably practicable and in any event within 90 days after the Closing Date, a Shelf Registration Statement on Form S-3 (and if unavailable, on Form S-1) covering the resale of all Registrable Securities (except as determined by PubCo pursuant to Section 3.7 as of two Business Days prior to such filing) on a delayed or continuous basis. PubCo shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective under the Securities Act as soon as practicable after such filing, but in no event later than the earlier of (i) sixty (60) calendar days after the filing thereof (or, in the event the SEC reviews and has written comments to the Shelf Registration Statement, the ninetieth (90th) calendar day following the filing thereof) and (ii) the tenth (10th) Business Day after the date PubCo is notified (orally or in writing, whichever is earlier) by the SEC that the Shelf Registration Statement will not be “reviewed” or will not be subject to further review. PubCo shall maintain such Shelf Registration Statement in accordance with the terms of this Investor Rights Agreement, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as of which all Registrable Securities registered by such Shelf Registration Statement have been sold or cease to be Registrable Securities. In the event PubCo files a Shelf Registration Statement on Form S-1, PubCo shall use its commercially reasonable efforts to convert such Shelf Registration Statement (and any Subsequent Shelf Registration) to a Shelf Registration Statement on Form S-3 as soon as practicable after PubCo is eligible to use Form S-3. PubCo shall also use its reasonable best efforts to file any replacement or additional Shelf Registration Statement and use reasonable best efforts to cause such replacement or additional Shelf Registration Statement to become effective prior to the expiration of the initial Shelf Registration Statement filed pursuant to this Section 3.1(a).
(b)Subsequent Shelf Registration. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time while there remain any Registrable Securities registered by such Shelf Registration Statement, PubCo shall use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its reasonable best efforts to as promptly as is reasonably practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional Registration Statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all outstanding Registrable Securities registered by such prior Shelf Registration Statement. If a Subsequent Shelf Registration is filed, PubCo shall use its reasonable best efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if PubCo is a Well-Known Seasoned Issuer) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as of which all Registrable Securities registered by such Subsequent Shelf Registration have been sold or cease to be Registrable Securities.
(c)Suspension of Filing or Registration. If PubCo shall furnish to the Shelf Holders a certificate signed by the chief executive officer or equivalent senior executive of PubCo stating that the filing, effectiveness or continued use of any Shelf Registration Statement would require PubCo to make an Adverse Disclosure, then PubCo shall have a period of not more than sixty (60) days within which to delay the filing or effectiveness (but not the preparation) of such Shelf Registration Statement or, in the case of a Shelf Registration Statement that has been declared effective, to suspend the use by Shelf Holders of such Shelf Registration Statement (in each case, a “Shelf Suspension”); provided, however, that PubCo shall not be permitted to exercise in any twelve (12) month period (i) more than one (1) Shelf Suspension pursuant to this Section 3.1(c) and one (1) Demand Delay pursuant to Section 3.2(a)(ii) in the aggregate or (ii) aggregate Shelf Suspensions pursuant to this Section 3.1(c) and Demand Delays pursuant to Section 3.2(a)(ii) of more than ninety (90) days. Each Holder shall keep confidential the fact that a Shelf Suspension is in effect, the certificate referred to above and its contents for the permitted duration of the Shelf Suspension or until otherwise notified by PubCo, except (A) for disclosure to such Holder’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by Law. In the case of a Shelf Suspension that occurs after the effectiveness of the applicable Shelf Registration Statement, the Shelf Holders agree to suspend use of the applicable Prospectus for the permitted duration of such Shelf Suspension in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the certificate referred to above. PubCo shall immediately notify the Holders or Shelf Holders, as applicable, upon the termination of any Shelf Suspension, and (i) in the case of a Shelf Registration Statement that has not been declared effective, shall promptly thereafter file the Shelf Registration Statement and use its reasonable best efforts to have such Shelf Registration Statement declared effective under the Securities Act and (ii) in the case of an effective Shelf Registration Statement, shall amend or supplement the Prospectus, if necessary, so it does not contain any material misstatement or omission prior to the expiration of the Shelf Suspension and furnish to the Shelf Holders such numbers of copies of the Prospectus as so amended or supplemented as the Shelf Holders may reasonably request. PubCo agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by PubCo for the Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Shelf Holders Beneficially Owning a majority of the Registrable Securities then outstanding.
(d)Shelf Take-Downs.
(i)Generally. Subject to the terms and provisions of this Article III, following the Lock-Up Period, a Shelf Take-Down Initiating Holder may initiate a Shelf Take-Down that, at the option of such Shelf Take-Down Initiating Holder (A) is in the form of an Underwritten Shelf Take-Down or a Shelf Take-Down that is not an Underwritten Shelf Take-Down and (B) in the case of an Underwritten Shelf Take-Down, is Non-Marketed or Marketed, in each case, as shall be specified in the written demand delivered by the Shelf Take-Down Initiating Holder to PubCo pursuant to the provisions of this Section 3.1(d).
(ii)Underwritten Shelf Take-Downs.
(A)A Shelf Take-Down Initiating Holder may elect in a written demand delivered to PubCo (an “Underwritten Shelf Take-Down Notice”) for any Shelf Take-Down that it has initiated to be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”), and PubCo shall, if so requested, file and effect an amendment or supplement of the Shelf Registration Statement for such purpose as soon as practicable. The Shelf Holders that own a majority of the Registrable Securities to be offered for sale in such Underwritten Shelf Take-Down shall have the right to select the Underwriter or Underwriters to administer such Underwritten Shelf Take-Down; provided, that such Underwriter or Underwriters shall be reasonably acceptable to PubCo.
(B)With respect to any Underwritten Shelf Take-Down (including any Marketed Underwritten Shelf Take-Down), in the event that a Shelf Holder otherwise would be entitled to participate in such Underwritten Shelf Take-Down pursuant to this Section 3.1(d)(ii), Section 3.1(d)(iii) or Section 3.1(d)(iv), as the case may be, the right of such Shelf Holder to participate in such Underwritten Shelf Take-Down shall be conditioned upon such Shelf Holder’s participation in such underwriting and the inclusion of such Shelf Holder’s Registrable Securities in the Underwritten Offering to the extent provided herein. PubCo, together with all Shelf Holders proposing to distribute their securities through such Underwritten Shelf Take-Down, shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected in accordance with Section 3.1(d)(ii)(A). Notwithstanding any other provision of this Section 3.1, if the Underwriter shall advise PubCo that marketing factors (including an adverse effect on the per security offering price) require a limitation of the number of Registrable Securities to be underwritten in an Underwritten Shelf Take-Down, then PubCo shall so advise all Shelf Holders that have requested to participate in such Underwritten Shelf Take-Down, and the number of Registrable Securities that may be included in such Underwritten Shelf Take-Down shall be allocated pro rata among such Shelf Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Shelf Holders at the time of such Underwritten Shelf Take-Down; provided, that any Registrable Securities thereby allocated to a Shelf Holder that exceeds such Shelf Holder’s request shall be reallocated among the remaining Shelf Holders in like manner; and provided, further, that the number of Registrable Securities to be included in such Underwritten Shelf Take-Down shall not be reduced unless all other Equity Securities of PubCo are first entirely excluded from any contemporaneous Underwritten Offering. No Registrable Securities excluded from an Underwritten Shelf Take-Down by reason of the Underwriter’s marketing limitation shall be included in such underwritten offering.
(iii)Marketed Underwritten Shelf Take-Downs. The Shelf Take-Down Initiating Holder submitting an Underwritten Shelf Take-Down Notice shall indicate in such notice that it delivers to PubCo pursuant to Section 3.1(d)(ii) whether it intends for such Underwritten Shelf Take-Down to be Marketed (a “Marketed Underwritten Shelf Take-Down”). Upon receipt of an Underwritten Shelf Take-Down Notice indicating that such Underwritten Shelf Take-Down will be a Marketed Underwritten Shelf Take-Down, PubCo shall promptly (but in any event no later than ten (10) days prior to the expected date of such Marketed Underwritten Shelf Take-Down) give written notice of such Marketed Underwritten Shelf Take-Down to all other Shelf Holders under such Shelf Registration Statement and any such Shelf Holders requesting inclusion in such Marketed Underwritten Shelf Take-Down must respond in writing within five (5) days after the receipt of such notice. Each such Shelf Holder that timely delivers any such request shall be permitted to sell in such Marketed Underwritten Shelf Take-Down subject to the terms and conditions of Section 3.1(d)(ii).
(iv)Non-Marketed          Underwritten          Shelf          Take-Downs               and               Non- Underwritten Shelf Take-Downs.
(A)Any Shelf Take-Down Initiating Holder may initiate (x) an Underwritten Shelf Take-Down that is Non-Marketed (a “Non-Marketed Underwritten Shelf Take-Down”) or (y) a Shelf Take-Down that is not an Underwritten Shelf Take-Down (a “Non-Underwritten Shelf Take-Down”) by providing written notice thereof to PubCo and, to the extent required by Section 3.1(d)(iv)(B), PubCo shall provide written notice thereof to all other Shelf Holders. Any notice delivered pursuant to the immediately preceding sentence shall include (I) the total number of Registrable Securities expected to be offered and sold in such Shelf Take-Down and (II) the expected timing and plan of distribution of such Shelf Take-Down.

(B)With respect to each Non-Marketed Underwritten Shelf Take-Down, the Shelf Take-Down Initiating Holder initiating such Non- Marketed Underwritten Shelf Take-Down shall provide written notice (a “Non-Marketed Underwritten Shelf Take-Down Notice”) of such Non- Marketed Underwritten Shelf Take-Down to PubCo and PubCo shall provide written notice thereof to all other Shelf Holders at least forty-eight (48) hours prior to the expected time of the pricing of the applicable Non- Marketed Underwritten Shelf Take-Down, which Non-Marketed Underwritten Shelf Take-Down Notice shall set forth (I) the total number of Registrable Securities expected to be offered and sold in such Non- Marketed Underwritten Shelf Take-Down, (II) the expected timing and plan of distribution of such Non-Marketed Underwritten Shelf Take-Down, (III) other than in the case of a Distribution (if applicable), an invitation to each Shelf Holder to elect (such Shelf Holders who make such an election being “Take-Down Tagging Holders” and, together with the Shelf Take-Down Initiating Holders and all other Persons (other than any Affiliates of the Shelf Take-Down Initiating Holders) who otherwise are Transferring, or have exercised a contractual or other right to Transfer, Registrable Securities in connection with such Non-Marketed Underwritten Shelf Take- Down, the “Non-Marketed Underwritten Shelf Take-Down Selling Holders”) to include in the Non-Marketed Underwritten Shelf Take-Down Registrable Securities held by such Take-Down Tagging Holder (but subject to Section 3.1(d)(ii)(B)) and (IV) the action or actions required (including the timing thereof) in connection with such Non-Marketed Underwritten Shelf Take-Down with respect to each Shelf Holder that elects to exercise such right (including the delivery of one or more stock certificates representing Registrable Securities of such Shelf Holder to be sold in such Non-Marketed Underwritten Shelf Take-Down).
(C)Upon delivery of a Non-Marketed Underwritten Shelf Take- Down Notice, other than in the case of a Distribution, each Shelf Holder may elect to sell Registrable Securities in such Non-Marketed Underwritten Shelf Take-Down, at the same price per Registrable Security and pursuant to the same terms and conditions with respect to payment for the Registrable Securities as agreed to by the Shelf Take-Down Initiating Holders, by sending an irrevocable written notice (a “Take-Down Participation Notice”) to PubCo within the time period specified in such Non-Marketed Underwritten Shelf Take-Down Notice (which time period shall be at least twenty-four (24) hours prior to the expected time of the pricing of the applicable Non-Marketed Underwritten Shelf Take-Down), indicating its, his or her election to sell up to the number of Registrable Securities in the Non-Marketed Underwritten Shelf Take-Down specified by such Shelf Holder in such Take-Down Participation Notice (but, in all cases, subject to Section 3.1(d)(ii)(B)). Following the time period specified in such Non- Marketed Underwritten Shelf Take-Down Notice, each Take-Down Tagging Holder that has delivered a Take-Down Participation Notice shall be permitted to sell in such Non-Marketed Underwritten Shelf Take-Down on the terms and conditions set forth in the Non-Marketed Underwritten Shelf Take-Down Notice, concurrently with the Shelf Take-Down Initiating Holders and the other Non-Marketed Underwritten Shelf Take-Down Selling Holders, the number of Registrable Securities calculated pursuant to Section 3.1(d)(ii)(B). It is understood that in order to be entitled to exercise its, his or her right to sell Registrable Securities in a Non-Marketed Underwritten Shelf Take-Down pursuant to this Section 3.1(d)(iv), each Take-Down Tagging Holder must agree to make the same representations, warranties, covenants, indemnities and agreements, if any, as the Shelf Take-Down Initiating Holders agree to make in connection with the Non- Marketed Underwritten Shelf Take-Down, with such additions or changes as are required of such Take-Down Tagging Holder by the Underwriters (if applicable).
(D)Notwithstanding the delivery of any Non-Marketed Underwritten Shelf Take- Down Notice, all determinations as to whether to complete any Non-Marketed Underwritten Shelf Take-Down and as to the timing, manner, price and other terms and conditions of any Non-Marketed Underwritten Shelf Take-Down shall be at the sole discretion of the applicable Shelf Take-Down Initiating Holder, and PubCo agrees to cooperate in facilitating any Non-Marketed Underwritten Shelf Take-Down pursuant to Section 3.1(d). Each of the Shelf Holders agrees to reasonably cooperate with each of the other Shelf Holders and PubCo to establish notice, delivery and documentation procedures and measures to facilitate such other Shelf Holders’ participation in Non-Marketed Underwritten Shelf Take-Downs pursuant to this Section 3.1(d).
Section 3.2    Demand Registrations.
(a)Holders’ Demand for Registration. If, at a time when a Shelf Registration Statement is not effective pursuant to Section 3.1, PubCo shall receive from the Partners or the Rollover Seller, at any time following the Lock-up Period (in such capacity, the “Demand Initiating Holders”), a written demand that PubCo effect any Registration in connection with an Underwritten Offering other than a Shelf Registration or a Shelf Take- Down (a “Demand Registration”) of Registrable Securities held by such Holders, PubCo will:
(i)promptly (but in any event within ten (10) days prior to the date such Demand Registration becomes effective under the Securities Act) give written notice of the proposed Demand Registration to all other Holders; and
(ii)use its reasonable best efforts to effect such registration as soon as practicable as will permit or facilitate the sale and distribution of all or such portion of the Demand Initiating Holders’ Registrable Securities as are specified in such demand, together with all or such portion of the Registrable Securities of any other Holders joining in such demand as are specified in a written notice received by PubCo within five (5) days after the written notice set forth in Section 3.2(a)(i) is given; provided, that PubCo shall not be obligated to file any Registration Statement or other disclosure document pursuant to this Section 3.2 (but shall be obligated to continue to prepare such Registration Statement or other disclosure document) if PubCo shall furnish to the Demand Initiating Holders and any other participating Holders, a certificate signed by the chief executive officer or equivalent senior executive of PubCo, stating that the filing or effectiveness of such Registration Statement would require PubCo to make an Adverse Disclosure, in which case PubCo shall have an additional period (each, a “Demand Delay”) of not more than sixty (60) days within which to file such Registration Statement; provided, however, that PubCo shall not exercise, in any twelve (12) month period, (x) more than one (1) Demand Delay pursuant to this Section 3.2(a)(ii) and one (1) Shelf Suspension pursuant to Section 3.1(c) or (y) aggregate Demand Delays pursuant to this Section 3.2(a)(ii) and Shelf Suspensions pursuant to Section 3.1(c) of more than ninety (90) days. The Demand Initiating Holders and any other participating Holders shall keep confidential the fact that a Demand Delay is in effect, the certificate referred to above and its contents for the permitted duration of the Demand Delay or until otherwise notified by PubCo, except (A) for disclosure to the Demand Initiating Holders’ or other participating Holders’ employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by Law.
(b)Underwriting. If the Demand Initiating Holders intend to distribute the Registrable Securities covered by their demand by means of an Underwritten Offering, they shall so advise PubCo as part of their demand made pursuant to this Section 3.2, and PubCo shall include such information in the written notice referred to in Section 3.2(a)(ii). In such event, the right of any Holder to registration pursuant to this Section 3.2 shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in the Underwritten Offering to the extent provided herein. PubCo, together with all holders of Registrable Securities of PubCo proposing to distribute their securities through such Underwritten Offering, shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected by the Demand Initiating Holders and reasonably satisfactory to PubCo. Notwithstanding any other provision of this Section 3.2, if the Underwriter shall advise PubCo that marketing factors (including an adverse effect on the per security offering price) require a limitation of the number of Registrable Securities to be underwritten, then PubCo shall so advise the Demand Initiating Holders and all other Holders that have requested to participate in such offering and the number of Registrable Securities that may be included in the Demand Registration and Underwritten Offering shall be allocated pro rata among the Partners, the Rollover Seller, the other Holders that have requested to participate in such offering and other holders of Registrable Securities exercising a contractual or other right to dispose of Registrable Securities in such Underwritten Offering thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such persons at the time of filing the Registration Statement; provided, that any Registrable Securities thereby allocated to any such Person that exceed such Person’s request shall be reallocated among the Demand Initiating Holders, the other Holders that have requested to participate in such offering and other requesting holders of Registrable Securities in like manner; and provided, further, that the number of Registrable Securities to be included in such Underwritten Offering shall not be reduced unless all other Equity Securities of PubCo are first entirely excluded from the Underwritten Offering. No Registrable Securities excluded from the Underwritten Offering by reason of the Underwriter’s marketing limitation shall be included in such Demand Registration. If the Underwriter has not limited the number of Registrable Securities to be underwritten, PubCo may include securities for its own account (or for the account of any other Persons) in such Demand Registration if the Underwriter so agrees and if the number of Registrable Securities would not thereby be limited.
(c)Effective Registration. PubCo shall be deemed to have effected a Demand Registration if the Registration Statement pursuant to such registration is declared effective by the SEC and remains effective for not less than one hundred eighty (180) days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or, if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the Underwriters, a prospectus is required by Law to be delivered in connection with sales of Registrable Securities by an Underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a participating Holder.
Section 3.3    Piggyback Registration.
(a)If at any time or from time to time PubCo shall determine to register any of its Equity Securities, either for its own account or for the account of security holders (other than in (1) a registration relating solely to employee benefit plans, (2) a registration statement on Form S-4 or S-8 (or such other similar successor forms then in effect under the Securities Act), (3) a registration pursuant to which PubCo is offering to exchange its own securities for other securities, (4) a registration statement relating solely to dividend reinvestment or similar plans, (5) a Shelf Registration Statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of PubCo or any of its subsidiaries that are convertible for Common Stock and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provision) of the Securities Act may resell such notes and sell the Common Stock into which such notes may be converted, (6) a registration pursuant to Section 3.1 or Section 3.2 hereof or (7) a registration expressly contemplated by the Subscription Agreements) PubCo will:
(i)promptly (but in no event less than ten (10) days before the effective date of the relevant Registration Statement) give to each Holder written notice thereof; and
(ii)include in such Registration (and any related qualification under state securities Laws or other compliance), and in any Underwritten Offering involved therein, all the Registrable Securities specified in a written request or requests made within five (5) days after receipt of such written notice from PubCo by any Holder or Holders except as set forth in Section 3.3(b) below.
Notwithstanding anything herein to the contrary, this Section 3.3 shall not apply (i) to any Shelf Take-Down irrespective of whether such Shelf Take-Down is an Underwritten Shelf Take-Down or not an Underwritten Shelf Take-Down or (ii) to any Distribution (if applicable).
(b)Underwriting. If the Registration of which PubCo gives notice pursuant to Section 3.3(a) is for an Underwritten Offering, PubCo shall so advise the Holders as a part of the written notice given pursuant to Section 3.3(a)(i). In such event the right of any Holder to participate in such registration pursuant to this Section 3.3 shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in the Underwritten Offering to the extent provided herein. All Holders proposing to dispose of their Registrable Securities through such Underwritten Offering, together with PubCo and the other parties distributing their Equity Securities of PubCo through such Underwritten Offering, shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Underwritten Offering by PubCo. Notwithstanding any other provision of this Section 3.3, if the Underwriters shall advise PubCo that marketing factors (including, without limitation, an adverse effect on the per security offering price) require a limitation of the number of Registrable Securities to be underwritten, then PubCo may limit the number of Registrable Securities to be included in the Registration and Underwritten Offering as follows:
(i)If the Registration is initiated and undertaken for PubCo’s account, PubCo shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of Registrable Securities that may be included in the Registration and Underwritten Offering shall be allocated in the following manner: (A) first, to PubCo, (B) second, to the Holders of Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by such Holders and (C) third, to other holders of Equity Securities of PubCo exercising a contractual or other right to dispose of such Equity Securities in such Underwritten Offering on a pro rata basis based on the total number of Equity Securities of PubCo held by such Persons; provided, that any Registrable Securities or Equity Securities thereby allocated to any such Person that exceed such Person’s request shall be reallocated among the remaining requesting Holders or other requesting holders, as applicable, in like manner.
(ii)If the Registration is initiated and undertaken at the request of one or more holders of Equity Securities of PubCo who are not Holders, PubCo shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of Registrable Securities that may be included in the Registration and Underwritten Offering shall be allocated in the following manner: (A) first, to the initiating holders of Equity Securities of PubCo exercising a contractual or other right to dispose of such Equity Securities in such Underwritten Offering, on a pro rata basis based on the total number of Equity Securities of PubCo, (B) second, to the Holders of Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by such Holders, (C) third, to PubCo, (D) fourth, to other holders of Equity Securities of PubCo exercising a contractual or other right to dispose of such Equity Securities in such Underwritten Offering on a pro rata basis based on the total number of Equity Securities of PubCo held by such persons; provided, in the case of this foregoing clause (D) that any Registrable Securities or Equity Securities thereby allocated to any such Person that exceed such Person’s request shall be reallocated among the remaining requesting Holders or other requesting holders, as applicable, in like manner.
No such reduction pursuant to Section 3.3(b)(i) and Section 3.3(b)(ii) shall reduce the amount of Registrable Securities of the selling Holders included in the Registration below twenty-five percent (25%) of the total amount of Equity Securities included in such Registration. No securities excluded from the Underwritten Offering by reason of the Underwriter’s marketing limitation shall be included in such Registration.
(c)Right to Terminate Registration. PubCo shall have the right to terminate or withdraw any Registration initiated by it under this Section 3.3 prior to the effectiveness of such Registration whether or not any Holder has elected to include Registrable Securities in such Registration.
Section 3.4    Expenses of Registration. All Registration Expenses incurred in connection with all Registrations or other Transfers effected pursuant to or permitted by this Investor Rights Agreement (including any Distribution), shall be borne by PubCo. It is acknowledged by the Holders that the Holders selling or otherwise Transferring any Registrable Securities in any Registration or Transfer shall bear all incremental selling expenses relating to the sale or Transfer of such Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing such Holders, in each case pro rata based on the number of Registrable Securities that such Holders have sold or Transferred in such Registration.

Section 3.5    Obligations of PubCo. Whenever required under this Article III to effect the Registration of any Registrable Securities, PubCo shall, as expeditiously as reasonably possible:
(a)prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;
(b)prepare and file with the SEC such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended methods of disposition by sellers thereof set forth in such Registration Statement;
(c)permit any Holder that (in the good faith reasonable judgment of PubCo) might be deemed to be a controlling person of PubCo to participate in good faith in the preparation of such Registration Statement and to cooperate in good faith to include therein material, furnished to PubCo in writing, that in the reasonable judgment of such Holder and its counsel should be included;
(d)furnish to the Holders such numbers of copies of the Registration Statement and the related Prospectus, including all exhibits thereto and documents incorporated by reference therein and a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
(e)in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter(s) of such offering; each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;
(f)notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably possible after notice thereof is received by PubCo of any written comments by the SEC or any request by the SEC or any other federal or state Governmental Entity for amendments or supplements to such Registration Statement or such Prospectus or for additional information;
(g)notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h)notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably practicable after notice thereof is received by PubCo of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, or any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(i)use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary or final Prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;
(j)make available for inspection by each Holder including Registrable Securities in such Registration, any Underwriter participating in any distribution pursuant to such Registration, and any attorney, accountant or other agent retained by such Holder or Underwriter, all financial and other records, pertinent corporate documents and properties of PubCo, as such parties may reasonably request, and cause PubCo’s officers, directors and employees to supply all information reasonably requested by any such Holder, Underwriter, attorney, accountant or agent in connection with such Registration Statement;
(k)use its reasonable best efforts to register or qualify, and cooperate with the Holders of Registrable Securities covered by such Registration Statement, the Underwriters, if any, and their respective counsel, in connection with the Registration or qualification of such Registrable Securities for offer and sale under the “Blue Sky” or securities Laws of each state and other jurisdiction of the United States as any such Holder or Underwriters, if any, or their respective counsel reasonably request in writing, and do any and all other things reasonably necessary or advisable to keep such Registration or qualification in effect for such period as required by Section 3.1(b) and Section 3.2(c), as applicable; provided, that PubCo shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation or service of process in any such jurisdiction where it is not then so subject;
(l)in the case of an Underwritten Offering, obtain for delivery to the Holders of Registrable Securities covered by such Registration Statement and to the Underwriters an opinion or opinions from counsel for PubCo, dated the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or Underwriters, as the case may be, and their respective counsel;
(m)in the case of an Underwritten Offering, obtain for delivery to PubCo and the Underwriters, with copies to the Holders of Registrable Securities included in such Registration, a cold comfort letter from PubCo’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing Underwriter or Underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;
(n)use its reasonable best efforts to list the Registrable Securities that are covered by such Registration Statement with any securities exchange or automated quotation system on which the Common Stock or other Equity Securities of PubCo, as applicable, are then listed;
(o)provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;
(p)cooperate with Holders including Registrable Securities in such Registration and the managing Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the managing Underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities;
(q)use its reasonable best efforts to comply with all applicable securities Laws and make available to its Holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;
(r)in the case of an Underwritten Offering that is Marketed, cause the senior executive officers of PubCo to participate in the customary “road show” presentations that may be reasonably requested by the Underwriters and otherwise to facilitate, cooperate with and participate in each proposed offering contemplated herein and customary selling efforts related thereto; and
(s)otherwise, in good faith, reasonably cooperate with, and take such customary actions as may reasonably be requested by, the Holders, in connection with such Registration.
Section 3.6    Indemnification.
(a)PubCo will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities and each of such Holder’s officers, directors, trustees, employees, partners, managers, members, equityholders, beneficiaries, affiliates and agents and each Person, if any, who controls such Holder, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any Registration, qualification, compliance or sale effected pursuant to this Article III, and each Underwriter, if any, and each Person who controls any Underwriter, of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state Law arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, free writing prospectus or other similar document (including any related Registration Statement, notification, or the like) incident to any such Registration, qualification, compliance or sale effected pursuant to this Article III, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (B) any violation or alleged violation by PubCo of any Law applicable to PubCo in connection with any such Registration, qualification, compliance or sale, or (C) any failure to register or qualify Registrable Securities in any state where PubCo or its agents have affirmatively undertaken or agreed in writing (including pursuant to Section 3.5(k)) that PubCo (the undertaking of any Underwriter being attributed to PubCo) will undertake such Registration or qualification on behalf of the Holders of such Registrable Securities (provided, that in such instance PubCo shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, each such Holder, each such Underwriter and each such director, officer, trustee, employee, partner, manager, member, equityholder, beneficiary, affiliate, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that PubCo will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to PubCo by such Holder or Underwriter expressly for use therein.
(b)Each Holder (if Registrable Securities held by or issuable to such Holder are included in such Registration, qualification, compliance or sale pursuant to this Article III) does hereby undertake to indemnify and hold harmless, severally and not jointly, PubCo, each of its officers, directors, employees, affiliates and agents and each Person, if any, who controls PubCo within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Underwriter, if any, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, free writing prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, PubCo, each of its officers, directors, employees, affiliates and agents and each Person, if any, who controls PubCo within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Underwriter, if any, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, free writing prospectus or other document, in reliance upon and in conformity with written information that (i) relates to such Holder in its capacity as a selling security holder and (ii) was furnished to PubCo by such Holder expressly for use therein; provided, however, that the aggregate liability of each Holder hereunder shall be limited to the net proceeds after underwriting discounts and commissions received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. It is understood and agreed that the indemnification obligations of each Holder pursuant to any underwriting agreement entered into in connection with any Registration Statement shall be limited to the obligations contained in this Section 3.6(b).
(c)Each party entitled to indemnification under this Section 3.6 (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3.6, except to the extent that such failure to give notice materially prejudices the Indemnifying Party in the defense of any such claim or any such litigation. An Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Indemnified Party of an unconditional release from all liability with respect to such claim or litigation and (ii) does not include any recovery (including any statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party) other than monetary damages, and provided, that any sums payable in connection with such settlement are paid in full by the Indemnifying Party.
(d)In order to provide for just and equitable contribution in case indemnification is prohibited or limited by law, the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such actions; provided, however, that, in any case, (i) no Holder will be required to contribute any amount in excess of the net proceeds after

Underwriting discounts and commissions received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
(e)The indemnities provided in this Section 3.6 shall survive the Transfer of any Registrable Securities by such Holder.
Section 3.7 Information by Holder. The Holder or Holders of Registrable Securities included in any Registration shall furnish to PubCo such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as PubCo may reasonably request in writing and as shall be required in connection with any Registration, qualification or compliance referred to in this Article III. Each Holder agrees, if requested in writing by PubCo, to represent to PubCo the total number of Registrable Securities held by such Holder in order for PubCo to make determinations under this Investor Rights Agreement, including for purposes of Section 3.8 hereof. Notwithstanding anything to the contrary contained in this Investor Rights Agreement, if any Holder does not provide PubCo with information requested pursuant to this Section 3.7, PubCo may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if PubCo determines, based on the advice of outside counsel, that such information is necessary to effect the Registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering of Equity Securities of PubCo pursuant to a Registration under this Investor Rights Agreement unless such Person completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. Subject to the minimum thresholds set forth in Section 3.1(d)(ii) and Section 3.2(a) of this Investor Rights Agreement, the exclusion of a Holder’s Registrable Securities as a result of this Section 3.7 shall not affect the registration of the other Registrable Securities to be included in such Registration.
Section 3.8 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without Registration, PubCo agrees to use its reasonable best efforts to:
(a)make and keep current public information available, within the meaning of Rule 144 (or any similar or analogous rule) promulgated under the Securities Act, at all times;
(b)file with the SEC, in a timely manner, all reports and other documents required of PubCo under the Securities Act and Exchange Act; and
(c)so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by PubCo as to its compliance with the reporting requirements of said Rule 144 (at any time commencing after the Lock-Up Period), the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of PubCo and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without Registration.
Section 3.9   “Market Stand Off” Agreement. Each Holder hereby agrees with PubCo that, with respect to Underwritten Offerings initiated by a Holder only, during such period (which period shall in no event exceed 90 days) following the effective date of a Registration Statement of PubCo (or, in the case of an Underwritten Shelf Take-Down, the date of the filing of a preliminary Prospectus or Prospectus supplement relating to such Underwritten Offering (or if there is no such filing, the first contemporaneous press release announcing commencement of such Underwritten Offering)) as the Holders that own a majority of the Registrable Securities participating in such Underwritten Offering may agree to with the Underwriter or Underwriters of such Underwritten Offering (a “Market Stand-Off Period”), such Holder or its Affiliates shall not sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities held by it at any time during such period except Registrable Securities included in such Registration and shares of Common Stock subject to a Charitable Distribution in connection with such Underwritten Offering. In connection with any Underwritten Offering contemplated by this Section 3.9, PubCo shall use reasonable best efforts to cause each director and executive officer of PubCo to execute a customary lock-up for the Market Stand-Off Period. Each Holder agrees with PubCo that it shall deliver to the Underwriter or Underwriters for any such Underwritten Offering a customary agreement (with customary terms, conditions and exceptions) that is substantially similar to the agreement delivered to the Underwriter or Underwriters by the Holders that own a majority of the Registrable Securities participating in such Registration reflecting their agreement set forth in this Section 3.9; provided, that such agreement shall not be materially more restrictive than any similar agreement entered into by PubCo’s directors and executive officers participating in such Underwritten Offering; provided, further, that such agreement shall not be required unless all Holders are required to enter into similar agreements; provided, further, that such agreement shall provide that any early release of any Holder from the provisions of the terms of such agreement shall be on a pro rata basis among all Holders.
Section 3.10 Other Obligations. In connection with a Transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the Prospectus and pursuant to the Registration Statement of which such Prospectus forms a part, PubCo shall, subject to applicable Law, as interpreted by PubCo with the advice of counsel, and the receipt of any customary documentation required from the applicable Holders in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being Transferred and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under the foregoing clause (a). In addition, PubCo shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with the aforementioned Transfers; provided, however, that PubCo shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any Transfer of Registrable Securities in any transaction that does not constitute an Underwritten Offering.
Section 3.11 Other Registration Rights. Other than the registration rights set forth in the the B. Riley RRA, the Bain RRA and the Subscription Agreements, PubCo represents and warrants that no Person, other than a Holder of Registrable Securities pursuant to this Investor Rights Agreement, has any right to require PubCo to register any securities of PubCo for sale or to include such securities of PubCo in any Registration Statement filed by PubCo for the sale of securities for its own account or for the account of any other Person. Further, each of PubCo and the Sponsor represents and warrants that this Investor Rights Agreement supersedes any other registration rights agreement (including, for the avoidance of doubt, that certain Registration and Shareholder Rights Agreement, dated as of November 13, 2020) or agreement other than the B. Riley RRA, the Bain RRA and the Subscription Agreements. In the event of any conflict among the registration rights set forth in this Investor Rights Agreement, the B. Riley RRA, the Bain RRA and the Subscription Agreements, then the Parties shall cooperate in good faith to resolve any such conflict in such a manner so that none of PubCo and its Affiliates shall incur any liability in respect of such conflict.
Section 3.12 Term. Article III shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.6 shall survive any such termination with respect to such Holder.
ARTICLE IV
LOCK-UP
Section 4.1    Lock-Up.
(a)Each of the Partners and the Rollover Seller agrees with PubCo, not to effect any Transfer, or make a public announcement of any intention to effect such Transfer, of any Lock-Up Shares (as defined below) Beneficially Owned or otherwise held by the each of the Partners and Rollover Seller during the Lock-Up Period; provided, that such prohibition shall not apply to Transfers permitted pursuant to Section 4.2. For the avoidance of doubt, each of the Partners and the Rollover Seller agrees with PubCo not to effect a Distribution during the Lock-Up Period. The “Lock-Up Shares” means the Registrable Securities held by the Partners as of the Closing Date and the Rollover Consideration Shares held by the Rollover Seller as of the Closing Date.
(b)During the Lock-Up Period, any purported Transfer of Lock-Up Shares not in accordance with this Investor Rights Agreement shall be null and void, and PubCo shall refuse to recognize any such Transfer for any purpose.
(c)The Holders acknowledge and agree that, notwithstanding anything to the contrary contained in this Investor Rights Agreement, the Lock-Up Shares Beneficially Owned by such Person shall remain subject to any restrictions on Transfer under applicable securities Laws of any Governmental Entity, including all applicable holding periods under the Securities Act and other rules of the SEC.

Section 4.2    Permitted Transfers.
(a)Notwithstanding anything to the contrary contained in this Investor Rights Agreement, during the Lock-Up Period, each of the Partners and the Rollover Seller may, without the consent of PubCo:
(i)Transfer any of such Person’s Lock-Up Shares:
(A)to any of such Person’s Permitted Transferees, upon written notice to PubCo, the Partners, the Seller and the Sponsor, as applicable;
(B)(1) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (2) in the case of an individual, pursuant to a qualified domestic relations order; or (3) pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of PubCo’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the New Business Combination; provided, that in connection with any Transfer of such Lock-Up Shares pursuant to this Section 4.2(a)(i)(B), (x) the restrictions and obligations contained in Section 4.1 and this Section 4.2 will continue to apply to such Lock-Up Shares after any Transfer of such Lock-Up Shares and such Transferee shall agree to be bound by such restrictions and obligations in writing and acknowledged by PubCo, and (y) the Transferee of such Lock-Up Shares shall have no rights under this Investor Rights Agreement, unless, for the avoidance of doubt, such Transferee is a Permitted Transferee in accordance with this Investor Rights Agreement; or
(C)to a charitable organization through a Charitable Distribution; or
(ii)enter into any swap, forward exchange or other contract, transaction or series of transactions that hedges or Transfers to another Person, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any of such Person’s Lock-Up Shares; provided, that no such swap, forward exchange, contract, transaction or series of transactions may be settled by delivery of any of such Person’s Lock-Up Shares without the consent of PubCo except as otherwise provided pursuant to this Section 4.2.
(b)Any Transferee of Lock-Up Shares who is a Permitted Transferee of the Transferor pursuant to this Section 4.2 shall be required, at the time of and as a condition to such Transfer, to become a party to this Investor Rights Agreement by executing and delivering a joinder in the form attached to this Investor Rights Agreement as Exhibit A, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of this Investor Rights Agreement. Notwithstanding the foregoing provisions of this Section 4.2, a Holder may not make a Transfer to a Permitted Transferee if such Transfer has as a purpose the avoidance of or is otherwise undertaken in contemplation of avoiding the restrictions on Transfers in this Agreement (it being understood that the purpose of this provision includes prohibiting the Transfer to a Permitted Transferee (A) that has been formed to facilitate a material change with respect to who or which entities Beneficially Own the underlying Lock-Up Shares, or (B) followed by a change in the relationship between the Holder and the Permitted Transferee (or a change of control of such Holder or Permitted Transferee) after the Transfer with the result and effect that the Holder has indirectly made a Transfer of Lock-Up Shares by using a Permitted Transferee, which Transfer would not have been directly permitted under this Article IV had such change in such relationship occurred prior to such Transfer).
ARTICLE V
GENERAL PROVISIONS
Section 5.1    Assignment; Successors and Assigns; No Third Party Beneficiaries.
(a)Except as otherwise permitted pursuant to this Investor Rights Agreement, no Party may assign such Party’s rights and obligations under this Investor Rights Agreement, in whole or in part, without the prior written consent of the Partners, the Sponsor and the Rollover Seller; provided that the Sponsor is only entitled to such consent if it benecially owns at least 25% of the Common Stock of PubCo that it beneficially owned on the Original Closing Date. Any such assignee may not again assign those rights, other than in accordance with this Article V. Any attempted assignment of rights or obligations in violation of this Article V shall be null and void.
(b)Notwithstanding anything to the contrary contained in this Investor Rights Agreement (other than the succeeding sentence of this Section 5.1(b)), (i) prior to the expiration of the Lock-Up Period to the extent applicable to such Holder, no Holder may Transfer such Holder’s rights or obligations under this Investor Rights Agreement in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part, except in connection with a Transfer pursuant to Section 4.2; and (ii) after the expiration of the Lock-up Period to the extent applicable to such Holder, a Holder may Transfer such Holder’s rights or obligations under this Investor Rights Agreement in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part, (x) to any of such Holder’s Permitted Transferees (other than any charitable organization), (y) pursuant to a Distribution or (z) to any Person with the prior written consent of PubCo. In no event can the Partners or Rollover Seller assign any of such Person’s rights under Section 2.1. Any Transferee of Registrable Securities (other than pursuant to an effective registration statement under the Securities Act, pursuant to a Rule 144 transaction or pursuant to any In-Kind Distribution) shall, except as otherwise expressly stated herein, have all the rights and be subject to all of the obligations of the Transferor Holder under this Investor Rights Agreement and shall be required, at the time of and as a condition to such Transfer, to become a party to this Investor Rights Agreement by executing and delivering a joinder in the form attached to this Investor Rights Agreement as Exhibit A. No Transfer of Registrable Securities by a Holder shall be registered on PubCo’s books and records, and such Transfer of Registrable Securities shall be null and void and not otherwise effective, unless any such Transfer is made in accordance with the terms and conditions of this Investor Rights Agreement, and PubCo is hereby authorized by all of the Holders to enter appropriate stop transfer notations on its transfer records to give effect to this Investor Rights Agreement.
(c)All of the terms and provisions of this Investor Rights Agreement shall be binding upon the Parties and their respective successors, assigns, heirs and representatives, but shall inure to the benefit of and be enforceable by the successors, assigns, heirs and representatives of any Party only to the extent that they are permitted successors, assigns, heirs and representatives pursuant to the terms of this Investor Rights Agreement.
(d)Nothing in this Investor Rights Agreement, express or implied, is intended to confer upon any Person, other than the Parties and their respective permitted successors, assigns, heirs and representatives, any rights or remedies under this Investor Rights Agreement or otherwise create any third party beneficiary hereto.
Section 5.2    Termination. Except for Section 2.1(g) (which section shall terminate at such time as the Partners or the Rollover Seller and their Permitted Transferees, as applicable, are no longer entitled to any rights pursuant to such section), Article II shall terminate automatically (without any action by any Party) as to the Partners or the Rollover Seller at such time at which such Party no longer has the right to designate an individual for nomination to the Board under this Investor Rights Agreement. Except for Section 3.6 (which section shall terminate at such time as the Partners, the Sponsor, the Rollover Seller and their Permitted Transferees, as applicable, are no longer entitled to any rights pursuant to such section), Article III of this Investor Rights Agreement shall terminate as set forth in Section 3.12. The remainder of this Investor Rights Agreement shall terminate automatically (without any action by any Party) as to each Holder when such Holder, following the Closing Date, ceases to Beneficially Own any Registrable Securities; provided, that the provisions of Section 5.11, Section 5.12 and Section 5.13 shall survive any such termination with respect to such Holder. Notwithstanding anything herein to the contrary, in the event the New Merger Agreement terminates in accordance with its terms prior to the Closing, this Investor Rights Agreement shall automatically terminate and be of no further force or effect, without any further action required by the Parties.
Section 5.3    Severability. If any provision of this Investor Rights Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Investor Rights Agreement, to the extent permitted by Law shall remain in full force and effect.
Section 5.4    Entire Agreement; Amendments; No Waiver.
(a)This Investor Rights Agreement, together with Exhibit A to this Investor Rights Agreement, the Original Merger Agreement, the New Merger Agreement and all Transaction Agreements and Ancillary Agreements (as each term is defined in the Original Merger Agreement or the New Merger Agreement, as applicable), constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter in any way (including, for the avoidance of doubt, the Original IRA) and there are no warranties, representations or other agreements among the Parties in connection with such subject matter except as set forth in this Investor Rights Agreement and therein.
(b)No provision of this Investor Rights Agreement may be amended or modified in whole or in part at any time without the express written consent of (i) PubCo, (ii) for so long as the Partners (excluding Common Stock Beneficially Owned by the Rollover Seller) collectively Beneficially Own Common Stock representing 10% or more of the Common Stock Beneficially Owned by the Partners (excluding Common Stock Beneficially Owned by the Rollover Seller) on the Closing Date, the Partners, (iii) for so long as the Rollover Seller (excluding Common Stock Beneficially Owned by the Partners) Beneficially Owns Common Stock representing 25% or more of the Common Stock Beneficially Owned by the Rollover Seller (excluding Common Stock Beneficially Owned by the Partners) on the Closing Date, the Rollover Seller, and (iv) in any event, at least the Holders holding in the aggregate more than fifty percent (50%) of the Registrable Securities Beneficially Owned by the Holders; provided, that any such amendment or modification that adversely and disproportionately affects any Holder or Holders, as compared to any other Holder or Holders, shall require the prior written consent of such Holders who Beneficially Own a majority of the Registrable Securities Beneficially Owned by all such Holders so adversely and disproportionately affected; provided, further that any amendment or modification to Article II, Article III, Article IV or this Article V that adversely affects any right granted to the Partners, the Sponsor or the Rollover Seller shall require the consent of the Partners, the Sponsor or the Rollover Seller, as applicable; provided, further that a provision that has terminated with respect to a Party shall not require any consent of such Party (and such Party’s Common Stock shall not be considered in computing any percentages) with respect to amending or modifying such provision.
(c)No waiver of any provision or default under, nor consent to any exception to, the terms of this Investor Rights Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided.
Section 5.5    Counterparts; Electronic Delivery. This Investor Rights Agreement and any other agreements, certificates, instruments and documents delivered pursuant to this Investor Rights Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each Party forever waives any such defense. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Investor Rights Agreement or any document to be signed in connection with this Investor Rights Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the Parties consent to conduct the transactions contemplated hereunder by electronic means.
Section 5.6    Notices. All notices, demands and other communications to be given or delivered under this Investor Rights Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. Eastern Time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 5.6, notices, demands and other communications shall be sent to the addresses indicated below if to PubCo, to:
Redwire Corporation
8226 Philips Highway, Suite 102
Jacksonville, FL 32256
Attn:    Aaron Futch
E-mail:aaron.futch@redwirespace.com
with a copy (which shall not constitute notice) to:
Holland & Knight LLP
701 Brickell Avenue, Suite 3300
Miami, FL 33131
Attn:   David Barkus, Ira Rosner and Ivan Colao
Email: david.barkus@hklaw.com
ira.rosner@hklaw.com
ivan.colao@hklaw.com
and:
Kirkland & Ellis LLP
Three Brickell City Centre
98 SE 7th St, Suite 700
Miami, FL 33131
Attn:    Jeremy S. Liss, P.C.,
Matthew S. Arenson, P.C., and
Jeffrey P. Swatzell, P.C.
E-mail:jeremy.liss@kirkland.com
matthew.arenson@kirkland.com
jeffrey.swatzell@kirkland.com

and:
Kirkland & Ellis LLP
333 W Wolf Point Plaza
Chicago, IL 60654
Attn:    Alexander M. Schwartz
E-mail:alexander.schwartz@kirkland.com
if to the Partners, to:
AE Industrial Partners, LP
6700 Broken Sound Pkwy NW
Boca Raton, FL 33487
Attn:    Michael Greene and
Kirk Konert
E-mail:mgreene@aeroequity.com
kkonert@aeroequity.com
with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
Three Brickell City Centre
98 SE 7th St, Suite 700
Miami, FL 33131
Attn:    Jeremy S. Liss, P.C.,
Matthew S. Arenson, P.C., and
Jeffrey P. Swatzell, P.C.
E-mail:jeremy.liss@kirkland.com
matthew.arenson@kirkland.com
jeffrey.swatzell@kirkland.com
and:
Kirkland & Ellis LLP
333 W Wolf Point Plaza
Chicago, IL 60654
Attn:      Alexander M. Schwartz
E-mail:  alexander.schwartz@kirkland.com
if to the Sponsor, to:
Genesis Park Holdings
2000 Edwards Street, Suite B
Houston, TX 77007
Attn:    Jonathan Baliff
E-mail: jbaliff@genesis-park.com

with a copy (which shall not constitute notice) to:
Willkie Farr & Gallagher, LLP
787 Seventh Avenue
New York, NY 10019
Attn:    William H. Gump
Jesse P. Myers
E-mail:wgump@willkie.com
jmyers@willkie.com
if to the Rollover Seller, to:
Edge Autonomy Ultimate Holdings, LP
c/o AE Industrial Partners, LP
6700 Broken Sound Pkwy NW
Boca Raton, FL 33487
Attn:     Jeffrey Hart
E-mail: jhart@aeroequity.com
with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
Three Brickell City Centre
98 SE 7th St, Suite 700
Miami, FL 33131
Attn:    Jeremy S. Liss, P.C.,
Matthew S. Arenson, P.C., and
Jeffrey P. Swatzell, P.C.
E-mail:jeremy.liss@kirkland.com
matthew.arenson@kirkland.com
jeffrey.swatzell@kirkland.com
and:
Kirkland & Ellis LLP
333 W Wolf Point Plaza
Chicago, IL 60654
Attn:     Alexander M. Schwartz
E-mail: alexander.schwartz@kirkland.com
Section 5.7    Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of Delaware shall govern (a) all Actions, claims or matters related to or arising from this Investor Rights Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Investor Rights Agreement, and the performance of the obligations imposed by this Investor Rights Agreement, in each case without giving effect to any choice of law or conflict of law rules or provisions

(whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS INVESTOR RIGHTS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS INVESTOR RIGHTS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS INVESTOR RIGHTS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS INVESTOR RIGHTS AGREEMENT. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Action arising out of or relating to this Investor Rights Agreement, agrees that all claims in respect of the Action shall be heard and determined in any such court and agrees not to bring any Action arising out of or relating to this Investor Rights Agreement in any other courts. Each Party irrevocably consents to the service of process in any such Action by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party, at its address for notices as provided in Section 5.6 of this Investor Rights Agreement, such service to become effective ten (10) days after such mailing. Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any Action commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. Nothing in this Section 5.7, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity; provided, that each of the Parties hereby waives any right it may have under the Laws of any jurisdiction to commence by publication any Action with respect to this Investor Rights Agreement. To the fullest extent permitted by applicable Law, each of the Parties hereby irrevocably waives any objection it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Investor Rights Agreement in any of the courts referred to in this Section 5.7 and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such Action. Each Party agrees that a final judgment in any Action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity, in any jurisdiction.
Section 5.8     Specific Performance. Each Party hereby agrees and acknowledges that it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Investor Rights Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at Law. Any such Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at Law or in equity) to seek injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any Action should be brought in equity to enforce any of the provisions of this Investor Rights Agreement, none of the Parties shall raise the defense that there is an adequate remedy at Law.

Section 5.9    Subsequent Acquisition of Shares. Any Equity Securities of PubCo acquired subsequent to the Effective Date by a Holder shall be subject to the terms and conditions of this Investor Rights Agreement and such shares shall be considered to be “Registrable Securities” as such term is used in this Investor Rights Agreement.
Section 5.10    Consents, Approvals and Actions. If any consent, approval or action of the Partners or Sponsor is required or permitted at any time pursuant to this Investor Rights Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Equity Securities of PubCo held by the Partners or Sponsor, as applicable, at such time provide such consent, approval or action in writing at such time.
Section 5.11    Not a Group; Independent Nature of Holders’ Obligations and Rights. The Holders and PubCo agree that the arrangements contemplated by this Investor Rights Agreement are not intended to constitute the formation of a “group” (as defined in Section 13(d)(3) of the Exchange Act). Each Holder agrees that, for purposes of determining beneficial ownership of such Holder, it shall disclaim any beneficial ownership by virtue of this Investor Rights Agreement of PubCo’s Equity Securities owned by the other Holders, and PubCo agrees to recognize such disclaimer in its Exchange Act and Securities Act reports. The obligations of each Holder under this Investor Rights Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Investor Rights Agreement. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as, and PubCo acknowledges that the Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Investor Rights Agreement, and PubCo acknowledges that the Holders are not acting in concert or as a group, and PubCo shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Investor Rights Agreement. The decision of each Holder to enter into this Investor Rights Agreement has been made by such Holder independently of any other Holder. Each Holder acknowledges that no other Holder has acted as agent for such Holder in connection with such Holder making its investment in PubCo and that no other Holder will be acting as agent of such Holder in connection with monitoring such Holder’s investment in the Common Stock or enforcing its rights under this Investor Rights Agreement. PubCo and each Holder confirms that each Holder has had the opportunity to independently participate with PubCo and its subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Investor Rights Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the rights and obligations contemplated hereby was solely in the control of PubCo, not the action or decision of any Holder, and was done solely for the convenience of PubCo and its subsidiaries and not because it was required to do so by any Holder. It is expressly understood and agreed that each provision contained in this Investor Rights Agreement is between PubCo and a Holder, solely, and not between PubCo and the Holders collectively and not between and among the Holders.

Section 5.12    Other Business Opportunities.
(a)The Parties expressly acknowledge and agree that to the fullest extent permitted by applicable Law: (i) each of the Institutional Partners and the Sponsor (including (A) their respective Affiliates, (B) any portfolio company in which they or any of their respective investment fund Affiliates have made a debt or equity investment (and vice versa) and (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors) and the Partner Directors and the Rollover Directors has the right to, and shall have no duty (fiduciary, contractual or otherwise) not to, directly or indirectly engage in and possess interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business as PubCo or any of its subsidiaries or deemed to be competing with PubCo or any of its subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other Person, with no obligation to offer to PubCo or any of its subsidiaries, or any other Holder the right to participate therein; (ii) each of the Institutional Partners and the Sponsor (including (A) their respective Affiliates, (B) any portfolio company in which they or any of their respective investment fund Affiliates have made a debt or equity investment (and vice versa) and (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors) and the Partner Directors and the Rollover Directors may invest in, or provide services to, any Person that directly or indirectly competes with PubCo or any of its subsidiaries; and (iii) in the event that any of the Institutional Partners or the Sponsor (including (A) their respective Affiliates, (B) any portfolio company in which they or any of their respective investment fund Affiliates have made a debt or equity investment (and vice versa) and (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors) or any Partner Director or Rollover Director, respectively, acquires knowledge of a potential transaction or matter that may be a corporate or other business opportunity for PubCo or any of its subsidiaries, such Person shall have no duty (fiduciary, contractual or otherwise) to communicate or present such corporate opportunity to PubCo or any of its subsidiaries or any other Holder, as the case may be, and, notwithstanding any provision of this Investor Rights Agreement to the contrary, shall not be liable to PubCo or any of its subsidiaries or any other Holder (or its Affiliates) for breach of any duty (fiduciary, contractual or otherwise) by reason of the fact that such Person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not present such opportunity to PubCo or any of its subsidiaries or any other Holder (or its Affiliates). For the avoidance of doubt, the Parties acknowledge that this paragraph is intended to disclaim and renounce, to the fullest extent permitted by applicable law, any right of PubCo or any of its subsidiaries with respect to the matters set forth herein, and this paragraph shall be construed to effect such disclaimer and renunciation to the fullest extent permitted by Law.

(b)Each of the Parties hereby, to the fullest extent permitted by applicable Law:
(i)confirms that none of the Institutional Partners or the Sponsor or any of their respective Affiliates have any duty to PubCo or any of its subsidiaries or to any other Holder other than the specific covenants and agreements set forth in this Investor Rights Agreement;
(ii)acknowledges and agrees that (A) in the event of any conflict of interest between PubCo or any of its subsidiaries, on the one hand, and any of the Institutional Partners or any of their respective Affiliates (or any Partner Director or Rollover Director acting in his or her capacity as such), on the other hand, the Institutional Partners or Sponsor or applicable Affiliates (or any Partner Director or Rollover Director acting in his or her capacity as a director) may act in its best interest and (B) none of the Partners, the Sponsor or the Rollover Seller or any of their respective Affiliates or any Partner Director or Rollover Director acting in his or her capacity as a director, shall be obligated (1) to reveal to PubCo or any of its subsidiaries confidential information belonging to or relating to the business of such Person or any of its Affiliates or (2) to recommend or take any action in its capacity as a direct or indirect stockholder or director, as the case may be, that prefers the interest of PubCo or its subsidiaries over the interest of such Person; and
(iii)waives any claim or cause of action against any of the Institutional Partners or the Sponsor and any of their respective Affiliates, and any officer, employee, agent or Affiliate of any such Person that may from time to time arise in respect of a breach by any such person of any duty or obligation disclaimed under Section 5.12(b)(i) or Section 5.12(b)(ii).
(c)Each of the Parties agrees that the waivers, limitations, acknowledgments and agreements set forth in this Section 5.12 shall not apply to any alleged claim or cause of action against any of the Institutional Partners or the Sponsor based upon the breach or nonperformance by such Person of this Investor Rights Agreement or any other agreement to which such Person is a party.
(d)The provisions of this Section 5.12, to the extent that they restrict the duties and liabilities of any of the Institutional Partners, the Sponsor or any of their respective Affiliates or any Partner Director or Rollover Director otherwise existing at law or in equity, are agreed by the Parties to replace such other duties and liabilities of the Institutional Partners, the Sponsor or any of their respective Affiliates or any such Partner Director to the fullest extent permitted by applicable Law.
Section 5.13    Indemnification; Exculpation.
(a)PubCo will, and PubCo will cause each of its subsidiaries to, jointly and severally indemnify, exonerate and hold the Holders and each of their respective direct and indirect partners, equityholders, members, managers, Affiliates, directors, officers, shareholders, fiduciaries, managers, controlling Persons, employees, representatives and agents and each of the partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Holder Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of- pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Holder Indemnitees or any of them before or after the date of this Investor Rights Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, litigation, investigation, inquiry, arbitration or claim (each, an “Action”) arising directly or indirectly out of, or in any way relating to, (i) any Holder’s or its Affiliates’ ownership of Equity Securities of PubCo or control or ability to influence PubCo or any of its subsidiaries (other than any such Indemnified Liabilities (x) to the extent such Indemnified Liabilities arise out of any breach of this Investor Rights Agreement by such Holder Indemnitee or its Affiliates or other related Persons or the breach of any fiduciary or other duty or obligation of such Holder Indemnitee to its direct or indirect equity holders, creditors or Affiliates, (y) to the extent such control or the ability to control PubCo or any of its subsidiaries derives from such Holder’s or its Affiliates’ capacity as an officer or director of PubCo or any of its subsidiaries or (z) to the extent such Indemnified Liabilities are directly caused by such Person’s willful misconduct), (ii) the business, operations, properties, assets or other rights or liabilities of PubCo or any of its subsidiaries or (iii) any services provided prior to, on or after the date of this Investor Rights Agreement by any Holder or its Affiliates to PubCo or any of their respective subsidiaries; provided, however, that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, PubCo will, and will cause its subsidiaries to, make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For the purposes of this Section 5.13, none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non- appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Holder Indemnitee as to any previously advanced indemnity payments made by PubCo or any of its subsidiaries, then such payments shall be promptly repaid by such Holder Indemnitee to PubCo and its subsidiaries. The rights of any Holder Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Holder Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the organizational or governing documents of PubCo or its subsidiaries.
(b)PubCo will, and will cause each of its subsidiaries to, jointly and severally, reimburse any Holder Indemnitee for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any Action for which the Holder Indemnitee would be entitled to indemnification under the terms of this Section 5.13, or any action or proceeding arising therefrom, whether or not such Holder Indemnitee is a party thereto.

PubCo or its subsidiaries, in the defense of any Action for which a Holder Indemnitee would be entitled to indemnification under the terms of this Section 5.13, may, without the consent of such Holder Indemnitee, consent to entry of any judgment or enter into any settlement if and only if it (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Holder Indemnitee of an unconditional release from all liability with respect to such Action, (ii) does not impose any limitations (equitable or otherwise) on such Holder Indemnitee, and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Holder Indemnitee, and provided, that the only penalty imposed in connection with such settlement is a monetary payment that will be paid in full by PubCo or its subsidiaries.
(c)PubCo acknowledges and agrees that PubCo shall, and to the extent applicable shall cause its subsidiaries to, be fully and primarily responsible for the payment to any Holder Indemnitee in respect of Indemnified Liabilities in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of (i) the Delaware General Corporation Law and the Organizational Documents, each as amended, (ii) any director indemnification agreement, (iii) this Investor Rights Agreement, any other agreement between PubCo or any of its subsidiaries and such Holder Indemnitee (or its Affiliates) pursuant to which such Holder Indemnitee is indemnified, (iv) the laws of the jurisdiction of incorporation or organization of any subsidiary of PubCo and/or (v) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any subsidiary of PubCo ((i) through (v) collectively, the “Indemnification Sources”), irrespective of any right of recovery such Holder Indemnitee (or its Affiliates) may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than PubCo, any of its subsidiaries or the insurer under and pursuant to an insurance policy of PubCo or any of its subsidiaries) from whom such Holder Indemnitee may be entitled to indemnification with respect to which, in whole or in part, PubCo or any of its subsidiaries may also have an indemnification obligation (collectively, the “Indemnitee-Related Entities”). Under no circumstance shall PubCo or any of its subsidiaries be entitled to any right of subrogation or contribution by the Indemnitee- Related Entities and no right of advancement or recovery any Holder Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of such Holder Indemnitee or the obligations of PubCo or any of its subsidiaries under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to any Holder Indemnitee in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) PubCo shall, and to the extent applicable shall cause its subsidiaries to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (y) to the extent not previously and fully reimbursed by PubCo and/or any of its subsidiaries pursuant to clause (x), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Holder Indemnitee against PubCo and/or any of its subsidiaries, as applicable, and (z) such Holder Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Parties agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 5.13(c), entitled to enforce this Section 5.13(c) as though each such Indemnitee- Related Entity were a party to this Investor Rights Agreement. PubCo shall cause each of its subsidiaries to perform the terms and obligations of this Section 5.13(c) as though each such subsidiary were a party to this Investor Rights Agreement. For purposes of this Section 5.13(c), the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Indemnified Liabilities for which any Holder Indemnitee shall be entitled to indemnification from both (1) PubCo and/or any of its subsidiaries pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee- Related Entity and such Holder Indemnitee (or its Affiliates) pursuant to which such Holder Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.
(d)In no event shall any Holder Indemnitee be liable to PubCo or any of its subsidiaries for any act, alleged act, omission or alleged omission that does not constitute willful misconduct or fraud of such Holder Indemnitee as determined by a final, nonappealable determination of a court of competent jurisdiction.
(e)Notwithstanding anything to the contrary contained in this Investor Rights Agreement, for purposes of this Section 5.13, the term Holder Indemnitees shall not include any Holder or its any of its partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents or any of the partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of any of the foregoing who is an officer or director of PubCo or any of its subsidiaries in such capacity as officer or director. Such officers and directors are or will be subject to separate indemnification in such capacity through this Investor Rights Agreement and/or the certificate of incorporation or organization, bylaws or limited partnership agreements and other instruments of PubCo and its subsidiaries.
(f)The rights of any Holder Indemnitee to indemnification pursuant to this Section 5.13 will be in addition to any other rights any such Person may have under any other section of this Investor Rights Agreement or any other agreement or instrument to which such Holder Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the certificate of limited partnership, limited partnership agreement, certificate of incorporation or bylaws (or equivalent governing documents) of PubCo or any of its subsidiaries.

Section 5.14    Representations and Warranties of the Parties. Each of the Parties hereby represents and warrants to each of the other Parties as follows:
(a)Such Party, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite organizational power and authority to conduct its business as it is now being conducted and is proposed to be conducted.
(b)Such Party has the full organizational power, authority and legal right to execute, deliver and perform this Investor Rights Agreement. The execution, delivery and performance of this Investor Rights Agreement have been duly authorized by all necessary organizational action, corporate or otherwise, of such Party. This Investor Rights Agreement has been duly executed and delivered by such Party and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.
(c)The execution and delivery by such Party of this Investor Rights Agreement, the performance by such Party of its, his or her obligations hereunder by such Party does not and will not violate (i) in the case of Parties who are not individuals, any provision of its by-laws, charter, articles of association, partnership agreement or other similar organizational document, (ii) any provision of any material agreement to which it, he or she is a Party or by which it, he or she is bound or (iii) any Law to which it, he or she is subject.
(d)Such Party is not currently in violation of any Law, which violation could reasonably be expected at any time to have a material adverse effect upon such Party’s ability to enter into this Investor Rights Agreement or to perform its, his or her obligations hereunder.
(e)There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such Party to enter into this Investor Rights Agreement or to perform its, his or her obligations hereunder.
Section 5.15 No Third Party Liabilities. This Investor Rights Agreement may only be enforced against the named Parties. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to any of this Investor Rights Agreement, or the negotiation, execution or performance of this Investor Rights Agreement (including any representation or warranty made in or in connection with this Investor Rights Agreement or as an inducement to enter into this Investor Rights Agreement), may be made only against the Persons that are expressly identified as Parties, as applicable; and no past, present or future direct or indirect director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such Party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any Party (including any Person negotiating or executing this Investor Rights Agreement on behalf of a Party), unless a Party to this Investor Rights Agreement, shall have any liability or obligation with respect to this Investor Rights Agreement or with respect any claim or cause of action

(whether in contract or tort) that may arise out of or relate to this Investor Rights Agreement, or the negotiation, execution or performance of this Investor Rights Agreement (including a representation or warranty made in or in connection with this Investor Rights Agreement or as an inducement to enter into this Investor Rights Agreement).
Section 5.16 Legends. Without limiting the obligations of PubCo set forth in Section 3.10, each of the Holders acknowledges that (i) no Transfer, hypothecation or assignment of any Registrable Securities Beneficially Owned by such Holder may be made except in compliance with applicable federal and state securities Laws and (ii) PubCo shall (x) place customary restrictive legends on the certificates or book entries representing the Registrable Securities subject to this Investor Rights Agreement and (y) remove such restrictive legends at the time the applicable Transfer and other restrictions contemplated thereby are no longer applicable to the Registrable Securities represented by such certificates or book entries.
Section 5.17 Adjustments. If there are any changes in the Common Stock as a result of stock split, stock dividend, combination or reclassification, or through merger, consolidation, recapitalization or other similar event, appropriate adjustment shall be made in the provisions of this Investor Rights Agreement, as may be required, so that the rights, privileges, duties and obligations under this Investor Rights Agreement shall continue with respect to the Common Stock as so changed.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has duly executed this Investor Rights Agreement as of the Effective Date.

PUBCO:

REDWIRE CORPORATION

By:
Name:
Title:

[SPONSOR:

GENESIS PARK HOLDINGS]

By:
Name:
Title:
Signature Page to Amended & Restated Investor Rights Agreement

PARTNERS:

AE RED HOLDINGS, LLC

By:
Name:
Title:

AE Industrial Partners Fund II GP, LP

By: AeroEquity GP, LLC
Its: General Partner

By:
Name:
Title:

AeroEquity GP, LLC

By:
Name:
Title:

AE Industrial Partners Fund II, LP

By: AE Industrial Partners Fund II GP, LP
Its: General Partner

By: AeroEquity GP, LLC
Its: General Partner

By:
Name:
Title:
Signature Page to Amended & Restated Investor Rights Agreement

AE Industrial Partners Fund II-A, LP

By: AE Industrial Partners Fund II GP, LP
Its: General Partner

By: AeroEquity GP, LLC
Its: General Partner

By:
Name:
Title:

AE Industrial Partners Fund II-B, LP

By: AE Industrial Partners Fund II GP, LP
Its: General Partner

By: AeroEquity GP, LLC
Its: General Partner

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:
Signature Page to Amended & Restated Investor Rights Agreement

AE Industrial Partners Structured Solutions I, L.P.

By: AE Industrial Partners Structured Solutions I GP, LP
Its: General Partner

By: AeroEquity GP, LLC
Its: General Partner

By:
Name:
Title:

AE Industrial Partners Structured Solutions I GP, L.P.

By: AeroEquity GP, LLC
Its: General Partner

By:
Name:
Title:

ROLLOVER SELLER:

EDGE AUTONOMY ULTIMATE HOLDINGS, LP

By:
Name:
Title:
Signature Page to Amended & Restated Investor Rights Agreement

Exhibit A
Form of Joinder
This Joinder (this “Joinder”) to the Amended & Restated Investor Rights Agreement, made as of_______________, is between____________(“Transferor”) and_______________(“Transferee”).
WHEREAS, as of the date hereof, Transferee is acquiring ________ Registrable Securities (the “Acquired Interests”) from Transferor;
WHEREAS, Transferor is a party to that certain Amended & Restated Investor Rights Agreement, dated as of [●], 2025, among Redwire Corporation, a Delaware corporation (“PubCo”), and the other persons party thereto (the “Investor Rights Agreement”); and
WHEREAS, Transferee is required, at the time of and as a condition to such Transfer, to become a party to the Investor Rights Agreement by executing and delivering this Joinder, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Investor Rights Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:
Section 1.1    Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Investor Rights Agreement.
Section 1.2    Acquisition. The Transferor hereby Transfers to the Transferee all of the Acquired Interests.
Section 1.3    Joinder. Transferee hereby acknowledges and agrees that (a) such Transferee has received and read the Investor Rights Agreement, (b) such Transferee is acquiring the Acquired Interests in accordance with and subject to the terms and conditions of the Investor Rights Agreement and (c) such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Investor Rights Agreement.
Section 1.4    Notice. Any notice, demand or other communication under the Investor Rights Agreement to Transferee shall be given to Transferee at the address set forth on the signature page hereto in accordance with Section 5.6 of the Investor Rights Agreement.
Section 1.5    Governing Law. This Joinder shall be governed by and construed in accordance with the law of the State of Delaware.
Section 1.6    Counterparts; Electronic Delivery. This Joinder may be executed and delivered in one or more counterparts, by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import
1

in or relating to this Joinder or any document to be signed in connection with this Joinder shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
[Signature Pages Follow]
2

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the parties as of the date first above written.

[TRANSFEROR]

By:
Name:
Title:

[TRANSFEREE]

By:
Name:
Title:

Address for notices:
Signature Page to Joinder to Amended & Restated Investor Rights Agreement

Annex D
January 16, 2025
Special Committee of the Board of Directors of Redwire Corporation
8226 Philips Highway, Suite 101
Jacksonville, FL 32256
Members of the Special Committee:
Roth Capital Partners, LLC (“Roth, “us” or “we”) understands that Redwire Corporation, a Delaware corporation (the “Company” or “Redwire”), intends to enter into an Agreement and Plan of Merger (the “Merger Agreement”), in which Redwire will acquire Edge Autonomy Intermediate Holdings, LLC, a Delaware limited liability company (“Edge”), for an aggregate purchase price of $925 million as payable pursuant to the Merger Agreement (the foregoing, the “Transaction”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.
In the Transaction, the issued and outstanding units of Edge will be converted into the right to receive (collectively, the “Transaction Consideration”) (a) a number of shares of Redwire common stock equal to
(a) the Closing Equity Amount divided by (b) the Closing Per Share Price, plus (b) the Closing Date Cash Proceeds. The Merger Agreement provides that the Closing Per Share Price will equal the volume weighted average price of Redwire common stock over the 30 trading days ending on the day preceding the date of the Merger Agreement; provided that if Redwire completes an Equity Financing prior to the First Effective Time, the Closing Per Share Price will equal the Adjusted Closing Per Share Price.
You have asked us to render an opinion, as of the date hereof, as to the fairness, from a financial point of view, of the Transaction Consideration payable by Redwire pursuant to the Merger Agreement.
For purposes of the opinion set forth herein, we have reviewed among other things:
(i)reviewed the draft Merger Agreement provided to us on January 16, 2025;
(ii)reviewed certain information, including historic financial results and forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Edge that were furnished to us by management of the Company;
(iii)conducted discussions with members of senior management of the Company concerning the matters described in clause (ii);
(iv)reviewed publicly available information relating to the Company and Edge;
(v)reviewed the financial terms, to the extent publicly available, of certain acquisitions that we deemed relevant;
(vi)reviewed the financial terms, to the extent publicly available, of certain public companies that we deemed relevant;
(vii)performed a discounted cash flow analysis to obtain the net present value of Edge using a range of discount rates and terminal values based on projections of Edge provided by Company management; and
(viii)performed such other analyses, including detailed financial analyses, and considered such other factors as we deemed appropriate for the purpose of reviewing the proposed Transaction and arriving at our opinion.
D-1

Special Committee of the Board of Directors of Redwire Corporation
January 16, 2025

In conducting our review and arriving at our opinion, with your consent, we have not independently investigated or verified any of the foregoing information and we have assumed and relied upon such information as being accurate and complete in all material respects, and we have further relied upon verbal or written assurances of senior management of the Company that such information was accurate and complete in all material respects when given to us and that they are not aware of any facts or circumstances that would make or render any of such information inaccurate, incomplete or misleading in any material respect. With respect to Edge’s forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to its future financial performance. We have not been engaged to assess the achievability of any projections or the assumptions on which they were based, and we express no view as to such projections or assumptions. In addition, we have not assumed any responsibility for any independent valuation or appraisal of the assets, liabilities or business operations of Edge, nor have we been furnished with any such valuation or appraisal. In addition, we have not assumed any obligation to conduct, nor have we actually conducted any physical inspection of the properties or facilities of the Company or Edge in connection with the Merger Agreement.
We also have assumed, with your consent, that the Merger Agreement will be consummated substantially in accordance with its terms and in compliance with the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and all other applicable federal, state and local statutes, rules, regulations promulgated thereunder and the rules and regulations of The NYSE Stock Exchange, and any other applicable exchanges, that the representations and warranties of each party in the Merger Agreement are true and correct, that each party to the Merger Agreement will perform on a timely basis all covenants and agreements required to be performed by it under the Merger Agreement, and that all conditions to the consummation of the Merger Agreement will be satisfied without waiver thereof. We have further assumed that the final Merger Agreement when signed by all relevant parties will conform in all material respects to the near execution draft of the Merger Agreement dated January 16, 2025 provided to us. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Merger Agreement will be timely obtained and that, in the course of obtaining any of those consents and approvals, no modification, delay, limitation, restriction or condition will be imposed or waivers made that would have a material adverse effect on the Company, Edge, or the contemplated benefits of the Merger Agreement to the respective parties. We have also assumed that the Closing Per Share Price will equal the volume weighted average price of Redwire common stock over the 30 trading days ending on the day preceding the date of the Merger Agreement.
Our opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Transaction Consideration payable by Redwire pursuant to the Merger Agreement. Our opinion does not in any manner address any other aspect or implication of the Merger Agreement or any agreement, arrangement or understanding entered into in connection with the Merger Agreement or otherwise, including, without limitation, the fairness of the amount or nature of any compensation to any officers, directors or employees of any party to the Merger Agreement, or any class of such persons, relative to the consideration in the Merger Agreement. Our opinion also does not address the relative merits of the Merger Agreement as compared to any alternative business strategies that might exist for the Company, the underlying business decision of the Company to proceed with the Merger Agreement, or the effects of any other transaction in which the Company might engage. The issuance of this opinion was approved by an authorized internal fairness committee of Roth in accordance with our customary practice. Our opinion is necessarily based on the economic, monetary, market, financial and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof. We express no opinion as to the underlying valuation, future performance or long-term viability of the Company or Edge. Further, we express no opinion as to the actual value of the shares of the Company or the prices at which shares of the Company will trade at any time before or after the announcement of the Merger Agreement or during the time between its announcement and closing. It should be understood that, although subsequent developments or events may affect various assumptions used by us in preparing our opinion, we do not have any obligation to update, revise or reaffirm our opinion based on such developments, events or otherwise and we expressly disclaim any responsibility to do so. Our opinion does not address any legal, tax or accounting matters.
We note that, in connection with performing and rendering our services to the Company, we were not authorized to and did not solicit any expressions of interest from any other parties with respect to any acquisitions involving Edge.

Special Committee of the Board of Directors of Redwire Corporation
January 16, 2025

We have acted as financial advisor to the Special Committee in connection with the Merger Agreement and will receive a fee for our services payable following a request from such Special Committee that our opinion be so delivered and Roth indicating that it is prepared to issue the opinion. Our fairness opinion fee is not contingent upon our conclusion as to fairness or the consummation of the Merger Agreement. In addition, we will be reimbursed for our reasonable and documented out of pocket expenses incurred in rendering services to the Special Committee. Payment of such reimbursement is not contingent upon consummation of the Merger Agreement. The Company has agreed, pursuant and subject to the terms and conditions of the Advisory Engagement Agreement (the “Engagement Letter”) entered into by and between us, the Special Committee, and the Company, to indemnify us for certain losses, claims, damages and liabilities arising out of our performance of services pursuant to our engagement with the Special Committee. In the three years prior to the date hereof, we have not provided financing services and financial advisory services to the Company, Edge or AE Industrial Partners LP (“AEI”) or any of AEI’s known affiliates and we have not received fees from such parties.
Roth, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, and, accordingly, may at any time hold a long or a short position in such securities.
The Special Committee may (a) furnish copies of this letter to the Special Committee’s legal counsel, the Company’s board of directors (the “Board”), the Company and the legal counsel and other advisors of the Company, (b) produce this letter in response to any subpoena, court order, or similar legal demand, provided that, to the extent legally permissible, prompt prior written notice thereof shall be given to Roth so that Roth may seek a protective order or other appropriate remedy, and, if Roth fails to obtain such remedy, the Special Committee may disclose only that information which its counsel advises it is legally compelled to disclose, and (c) in connection with the Special Committee’s recommendation to the Board, deliver an information copy of this letter to the Board. In addition, the Company may include the text of this letter and a description thereof in any proxy statement, information statement, or other similar communication filed by the Company with the Securities and Exchange Commission in connection with the Transaction, provided that (a) if this letter is included in such materials, this letter will be reproduced therein only in its entirety, and (b) the content and context of any such inclusion or description (including, without limitation, any reference to Roth, the engagement of Roth, the services provided by Roth or this letter) shall be subject to Roth’s prior review and approval, which approval shall not be unreasonably withheld conditioned or delayed.
It is understood that this letter is solely for the information of the Special Committee of the Company in connection with its evaluation of the Merger Agreement and does not constitute a recommendation to any stockholder of the Company. Subject to the terms of the Engagement Letter, this opinion may not be relied upon by any other person, or used for any other purpose. Subject to the terms of the Engagement Letter, except as expressly contemplated by and subject to the limitations set forth in the Merger Agreement, this opinion may not be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent.
On the basis of and subject to the foregoing, we are of the opinion, as of the date hereof, that the Transaction Consideration payable by the Company pursuant to the Merger Agreement is fair from a financial point of view.
Very truly yours,
/s/ Roth Capital Partners
Roth Capital Partners, LLC

SCAN TO VIEW MATERIALS & VOTE
REDWIRE CORPORATION 8226 PHILIPS HIGHWAY, SUITE 101 JACKSONVILLE, FL 32256
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 8, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/RDW2025SM
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 8, 2025. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, which must be received prior to the commencement of the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:		KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REDWIRE CORPORATION

The Board of Directors of Redwire Corporation recommends you vote FOR proposals 1 and 2:				For	Against	Abstain

1.Merger Transactions Proposal: To approve the Mergers (as defined below), including the issuance of shares of common stock, par value $0.0001 per share, of Redwire Corporation (“Redwire”) pursuant to the Mergers (the “Stock Issuance”) set forth in the Agreement and Plan of Merger (the “Merger Agreement”) dated January 20, 2025 (as amended on February 3, 2025) by and among Redwire, Edge Autonomy Ultimate Holdings, LP, a Delaware limited partnership (f/k/a UAVF Ultimate Holdings, LP), Edge Autonomy Intermediate Holdings, LLC, a Delaware limited liability company (f/k/a UAVF Intermediate Holdings, LLC) (“Edge Autonomy,” and together with its subsidiaries, the “Edge Autonomy Group”), Echelon Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Redwire, and Echelon Purchaser, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Redwire, pursuant to which Redwire will, via the mergers set forth in the Merger Agreement (the “Mergers”), acquire the Edge Autonomy Group.
				☐	☐	☐

2.Adjournment Proposal: To approve one or more adjournments of the Special Meeting of Redwire Stockholders (the “Special Meeting of Stockholders”), if appropriate, to solicit additional proxies if there are insufficient votes to approve the Mergers and the Stock Issuance pursuant to the Mergers at the time of the Special Meeting of Stockholders.
				☐	☐	☐

NOTE: In the proxies’ discretion, in accordance with the recommendation of the Board of Directors, the proxies are authorized to vote on any other business that may properly be presented by the Board of Directors at the Special Meeting of Stockholders or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com

REDWIRE CORPORATION Special Meeting of Stockholders June 9, 2025 at 10:00 AM ET This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Peter Cannito and Jonathan E. Baliff, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of REDWIRE CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM ET on June 9, 2025, at www.virtualshareholdermeeting.com/RDW2025SM, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, the proxies will vote in their discretion.
Please refer to the Proxy Statement for a discussion of the Proposals.

Continued and to be signed on reverse side